No. 333 - [o]

      As filed with the Securities and Exchange Commission on June 9, 2006

     ----------------------------------------------------------------------
     ----------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       -----------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                       -----------------------------------
                             HOLMES FUNDING LIMITED
             (Exact name of Registrant as specified in its charter)

---------------------------------------  -------------------------------------  -----------------------------------
          England and Wales                             6189                                  [o]
   (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification
    incorporation or organization)          Classification Code Number)                     Number)
---------------------------------------  -------------------------------------  -----------------------------------

---------------------------------------  -------------------------------------  -----------------------------------
                  Abbey National House,                                     CT Corporation System
             2 Triton Square, Regents Place                                   111 Eighth Avenue
             London NW1 3AN, United Kingdom                               New York, New York 10011
                    +44 870 607-6000                                           (212) 894-8600
 (Address and telephone number of principal executive         (Name, address and phone number of agent for service)
                        offices)
----------------------------------------------------------  -------------------------------------------------------

                                          Copies to:

Robin Parker                           Christopher Bernard, Esq.                Marc Hutchinson, Esq.
Securitisation and Treasury Advisory   Allen & Overy LLP                        Slaughter and May
Group, Abbey National Bank plc         40 Bank Street, 32nd Floor               One Bunhill Row
2 Triton Square, Regents Place         Canary Wharf                             London EC1Y 8YY, United Kingdom
London NW1 3AN, United Kingdom         London E14 5NR, United Kingdom


      Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

     ----------------------------------------------------------------------
     ----------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                 Proposed            Proposed
                                                                  Maximum             Maximum          Amount of
Title of Securities Being                 Amount Being     Offering Price           Aggregate       Registration
   Registered                               Registered        Per Unit(1)   Offering Price(1)             Fee(3)
------------------------------------  -----------------  -----------------  -----------------  -----------------
Callable asset- backedfloating            $100,000,000               100%       $100,000,000         $10,700.00
   rate notes
Corresponding series term
   advances (2)
Funding interest in the mortgage
   trust (2)

----------

(1) Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2) These items are not being offered directly to investors. Holmes Trustee Limited is holding the Funding interest in the mortgages trust on behalf of Holmes Funding Limited. The Funding interest in the mortgages trust will be the primary source of payment on the corresponding term advances listed. Holmes Funding Limited is issuing those term advances to Holmes Financing (No. 10) PLC. Those corresponding term advances will be the primary source of payments on the notes being registered hereby. Holmes Financing (No. 10) PLC is the issuing entity for the notes being registered hereby.
(3) A registration fee of $10,700.00 is being paid concurrently with this registration statement.

                          ----------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS DATED [o], 2006
SUBJECT TO AMENDMENT AND COMPLETION

                $[o] HOLMES FINANCING (NO. 10) PLC CALLABLE NOTES
                          HOLMES FINANCING (NO. 10) PLC

    Issuing entity (incorporated in England and Wales with limited liability, registered number [o])

                    HOLMES FUNDING LIMITED                                       ABBEY NATIONAL plc
                         Depositor                            Sponsor, seller, servicer, cash manager and account bank

                                                        Initial
                                                       Principal                            Underwriters'
                                          Price       Amount and                              Management
                                            to        Proceeds to     Scheduled                  and        Underwriters
                                          Public    Issuing Entity    Redemption   Maturity  Underwriting     Selling
Class                Interest Rate(1)     per Note     per Class        Dates       Date         Fee        Commission
series 1 class      [o]% margin below       100%         $[o]            [o]          [o]
A callable notes  one-month USD - LIBOR
series 1 class       [o]% margin over       100%         $[o]             --          [o]
B callable notes    three-month USD -
                          LIBOR
series 1 class       [o]% margin over       100%         $[o]             --          [o]
C callable notes    three-month USD -
                          LIBOR
series 2 class       [o]% margin over       100%         $[o]            [o]          [o]
A callable notes    three-month USD -
                          LIBOR
series 2 class       [o]% margin over       100%         $[o]             --          [o]
B callable notes    three-month USD -
                          LIBOR
series 2 class       [o]% margin over       100%         $[o]             ---         [o]
C callable notes    three-month USD -
                          LIBOR
series 3 class       [o]% margin over       100%         $[o]          [o], [o]       [o]
A callable notes    three-month USD -                                  and [o]
                          LIBOR
series 3 class       [o]% margin over       100%         $[o]             --          [o]
B callable notes    three-month USD -
                          LIBOR
series 3 class       [o]% margin over       100%         $[o]             --          [o]
C callable notes    three-month USD -
                          LIBOR

(1) One-month USD - LIBOR and three-month USD - LIBOR will be determined as described under "Summary of prospectus--The Financing notes--Interest determination" and "Terms and conditions of the offered Financing notes--4. Interest" in this prospectus.

o The principal asset from which Holmes Financing (No. 10) PLC will make payments on the notes is an intercompany loan to an affiliated company called Holmes Funding Limited. The principal asset from which Holmes Funding Limited will make payments on the intercompany loan is its interest in a master trust over a pool of residential mortgage loans held by Holmes Trustees Limited.

o The residential mortgage loans were originated by Abbey National plc ("Abbey") and are secured over properties located in England, Wales and Scotland. The transaction documents are governed principally by the laws of England. Certain transaction documents are governed in part by Scottish law.

o Holmes Holdings Limited, the parent of Holmes Financing (No. 10) PLC and Holmes Funding Limited, is also the parent of nine previous issuing entities, which have previously issued notes as referred to in this document. Holmes Financing (No. 10) PLC and these previous issuing entities will share the security granted by Holmes Funding Limited to secure its obligations to all of them under their respective intercompany loans.

o Subject to conditions described further in this prospectus, Holmes Holdings Limited may establish new issuing entities which will issue new notes that are secured ultimately over the same property as the notes and may rank equally or ahead of the notes issued by the issuing entity.

      Interest on, and principal of (1) the series 1 class A callable notes will be paid monthly on the 15th day of each calendar month, beginning in [o], 2006 and (2) all other classes of Financing notes will be paid quarterly on the 15th day of each January, April, July and October of each calendar year beginning in [o], 2006.

      Subject to the detailed description and limits set out in "Credit structure", the Financing notes will have the benefit of the following credit enhancement or support: availability of excess portions of Funding's available revenue receipts and of Funding's available principal receipts; reserve funds that will be used in certain circumstances by Funding to meet any deficit in revenue or to repay amounts of principal; and subordination of junior classes of Financing notes. The Financing notes will also have the benefit of the derivatives instruments, namely the Funding swap provided by Abbey Financial Markets and the Financing currency and interest rate swaps provided by [o].

      Please consider carefully the risk factors beginning on page [o] in this prospectus.

      A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

      Currently, there is no public market for the notes.

      The notes offered in this prospectus will be obligations of the issuing entity only. The notes will not be obligations of, or any interest in, the sponsor, the depositor or any of their affiliates or any of the underwriters.

      Application has been made to (i) the Financial Services Authority (the "FSA") in its capacity as competent authority under the Financial Services and Markets Act 2000 (the "UK Listing Authority") for the notes offered by this prospectus to be admitted to the official list maintained by the UK Listing Authority and (ii) the London Stock Exchange plc for the notes offered by this prospectus to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market. This prospectus together with the offering circular for the notes offered under Regulation S under the Securities Act of 1933, as amended (but excluding the United Kingdom taxation section on pages [o] and [o], the United States taxation section on pages [o] and [o] and the risk factors section on page [o]) comprise a prospectus for the purposes of EU Directive 2003/71/EC.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

      The underwriters or affiliates of certain underwriters will pay and subscribe for the offered Financing notes at the price per note stated in the table above. The net proceeds to the issuing entity from the sale of the offered Financing notes is expected to be approximately $[o].

                                     Underwriters

CITIGROUP                       DEUTSCHE BANK SECURITIES                    HSBC
              Underwriters for the class A offered Financing notes

   [o]                                   [o]                                 [o]

                           Prospectus dated [o], 2006

                                Table of contents

Defined Terms..............................................................................................................    6
Forward-looking statements.................................................................................................    6
Summary of Prospectus......................................................................................................    8
Overview of the transaction................................................................................................    8
Structural diagram of the securitisation by the issuing entity.............................................................    9
Diagram of ownership structure of special purpose vehicle..................................................................   10
Summary of the Financing notes.............................................................................................   11
Classes of Financing notes.................................................................................................   12
The issuing entity.........................................................................................................   15
Funding ...................................................................................................................   15
The mortgages trustee .....................................................................................................   15
The sponsor, the seller, the servicer, the cash manager, the Financing cash
manager, the account bank, the Financing account banks and the originator .................................................   15
The note trustee ..........................................................................................................   16
The paying agents, agent bank, registrar and transfer agent ...............................................................   16
The security trustee ......................................................................................................   16
The Financing security trustee ............................................................................................   16
The closing date ..........................................................................................................   16
The Financing notes .......................................................................................................   16
Credit enhancement ........................................................................................................   22
Optional redemption of the Financing notes for tax and other reasons ......................................................   22
Withholding tax ...........................................................................................................   23
The reference date ........................................................................................................   23
The loans .................................................................................................................   23
Assignment of the loans ...................................................................................................   24
The mortgages trust .......................................................................................................   25
The Financing intercompany loan ...........................................................................................   27
Security granted by Funding and the issuing entity ........................................................................   29
Swap providers ............................................................................................................   30
Swap agreements ...........................................................................................................   30
Financing post-enforcement call option agreement ..........................................................................   31
Rating of the Financing notes .............................................................................................   32
Listing ...................................................................................................................   32
The previous issuing entities, new issuing entities and Funding 2 .........................................................   32
United Kingdom tax status .................................................................................................   35
United States tax status ..................................................................................................   35
Eligibility of notes for purchase by money market funds ...................................................................   35
ERISA considerations for investors ........................................................................................   36
Fees ......................................................................................................................   36
Risk Factors...............................................................................................................   38
US dollar presentation.....................................................................................................   70
The issuing entity.........................................................................................................   71
Introduction ..............................................................................................................   71
Directors and secretary ...................................................................................................   71
Capitalisation statement ..................................................................................................   72
Use of proceeds............................................................................................................   74
The Abbey group of companies...............................................................................................   75
The sponsor and the seller ................................................................................................   75
Abbey National Treasury Services PLC trading as Abbey Financial Markets or AFM
("AFM") ...................................................................................................................   76
Baker Street Risk and Insurance (Guernsey) Limited  ("Baker Street Risk") .................................................   76
Funding....................................................................................................................   77
Introduction ..............................................................................................................   77
Directors and secretary ...................................................................................................   77
The mortgages trustee......................................................................................................   79
Holdings...................................................................................................................   80
PECOH Limited..............................................................................................................   81
The note trustee and the Financing Security Trustee........................................................................   82
The Funding swap provider..................................................................................................   83
The Financing swap provider................................................................................................   84

Description of the previous issuing entities, the previous notes and the previous intercompany loans........................  85
The loans..................................................................................................................  108
Introduction ..............................................................................................................  108
Characteristics of the loans ..............................................................................................  109
Changes to the underwriting policies and the lending criteria .............................................................  118
Insurance policies ........................................................................................................  118
Statistical information on the portfolio ..................................................................................  120
Outstanding principal balances ............................................................................................  120
CPR rates .................................................................................................................  128
Repossession rate .........................................................................................................  130
House price to earnings ratio .............................................................................................  130
House price index .........................................................................................................  131
The servicer...............................................................................................................  134
The servicer ..............................................................................................................  134
Servicing of loans ........................................................................................................  134
Arrears and default procedures ............................................................................................  135
Arrears experience ........................................................................................................  136
The servicing agreement....................................................................................................  139
Introduction ..............................................................................................................  139
Powers ....................................................................................................................  139
Undertakings by the servicer ..............................................................................................  139
Compensation of the servicer ..............................................................................................  141
Removal or resignation of the servicer ....................................................................................  141
Right of delegation by the servicer .......................................................................................  142
Actual delegation by the servicer to EDS Credit Services Limited ..........................................................  142
Servicer compliance .......................................................................................................  142
Liability of the servicer .................................................................................................  143
Governing law .............................................................................................................  143
Assignments of the loans and their related security........................................................................  144
Introduction ..............................................................................................................  144
Assignment of the current portfolio of loans and their related security to the mortgages trustee .........................................................................................................  144
Assignment of new loans and their related security to the mortgages trustee ...............................................  145
Legal assignment of the loans to the mortgages trustee ....................................................................  147
Representations and warranties ............................................................................................  148
Repurchase of loans under a mortgage account ..............................................................................  149
Drawings under flexible loans .............................................................................................  150
Product switches and further advances .....................................................................................  150
Reasonable, prudent mortgage lender .......................................................................................  151
Governing law .............................................................................................................  151

The mortgages trust........................................................................................................  152
General legal structure ...................................................................................................  152
Fluctuation of the seller's share/Funding's share of the trust property ...................................................  152
Funding share of the trust property .......................................................................................  153
Seller share of the trust property ........................................................................................  154
Minimum seller share ......................................................................................................  155
Cash management of trust property - revenue receipts ......................................................................  155
Mortgages trust application of revenue receipts ...........................................................................  155
Cash management and allocation of trust property - principal receipts .....................................................  156
Mortgages trust allocation and distribution of principal receipts prior to the occurrence of a trigger event .............................................................................................  160
Mortgages trust allocation and distribution of principal receipts and retained principal receipts after the occurrence of a trigger event ................................................................  162
Losses ....................................................................................................................  162
Disposal of trust property ................................................................................................  162
Additions to the trust property ...........................................................................................  162
Acquisition by Funding of a further interest in the trust property ........................................................  162
Acquisition by the seller of a further interest in the trust property .....................................................  163
Payment by the seller to Funding of the amount outstanding under an intercompany loan ......................................................................................................................  163
Termination of mortgages trust ............................................................................................  164
Retirement of mortgages trustee ...........................................................................................  164
Governing law .............................................................................................................  164
The financing intercompany loan agreement..................................................................................  165
Conditions to drawdown ....................................................................................................  166
Representations and agreements ............................................................................................  166
Payments of interest ......................................................................................................  167
Repayment of principal on the Financing term advances .....................................................................  168
Deferral of payments on term BBB advances, term A advances and term AA advances when losses are recorded on respective principal deficiency ledgers and in other circumstances .............................................................................................................  168
Limited recourse ..........................................................................................................  169
Financing intercompany loan events of default .............................................................................  169
New intercompany loan agreements ..........................................................................................  169
Funding's bank accounts ...................................................................................................  170
Governing law .............................................................................................................  171
Security for Funding's obligations.........................................................................................  172
Covenants of Funding ......................................................................................................  172
Funding security ..........................................................................................................  172
Funding pre-enforcement priority of payments ..............................................................................  173
Following the creation of new intercompany loan agreements ................................................................  173
Enforcement ...............................................................................................................  174
Funding post-enforcement priority of payments .............................................................................  174
Following the creation of new intercompany loan agreements ................................................................  175
Appointment, powers, responsibilities and liabilities of the security trustee .............................................  175
The security trustee's fees and expenses ..................................................................................  175
Retirement and removal ....................................................................................................  175
Additional provisions of the Funding deed of charge .......................................................................  175
Governing law .............................................................................................................  176
Security for the issuing entity's obligations..............................................................................  177
Covenants of the issuing entity ...........................................................................................  177
Financing security ........................................................................................................  177
Enforcement ...............................................................................................................  178
Financing post-enforcement priority of payments ...........................................................................  179
Appointment, powers, responsibilities and liabilities of the Financing security trustee ...................................................................................................................  179
Financing security trustee's fees and expenses ............................................................................  179
Retirement and removal ....................................................................................................  180
Additional provisions of the Financing deed of charge .....................................................................  180
Trust Indenture Act prevails ..............................................................................................  181
Governing law .............................................................................................................  181
Cashflows..................................................................................................................  182
Distribution of Funding available revenue receipts ........................................................................  182
Distribution of Financing revenue receipts ................................................................................  184
Distribution of Financing revenue receipts after enforcement of the Financing security but prior to enforcement of the Funding security .................................................................  187
Distribution of Funding available principal receipts prior to enforcement of the
Funding security or the occurrence of a trigger event or enforcement of the
Financing security ........................................................................................................  188
Repayment schedule in relation to the Financing series 3 term AAA advance .................................................  194
Distribution of Financing principal receipts ..............................................................................  197
Collateral in the Financing post-enforcement priority of payments .........................................................  203
Credit structure...........................................................................................................  204
Credit support for the Financing notes provided by Funding available revenue receipts ..................................................................................................................  204
Use of Funding principal receipts to pay Funding income deficiency ........................................................  205
First reserve fund ........................................................................................................  205
Second reserve fund .......................................................................................................  206
Funding reserve fund ......................................................................................................  207
Principal deficiency ledger ...............................................................................................  208
Financing available funds.209
The class B Financing notes and the class C Financing notes ...............................................................  210
Mortgages trustee GIC account/Funding GIC account .........................................................................  210
Funding liquidity reserve fund ............................................................................................  210
The swap agreements........................................................................................................  212
General ...................................................................................................................  212

The Funding swap ..........................................................................................................  212
The Financing dollar currency swaps .......................................................................................  214
The Financing euro currency swap ..........................................................................................  215
The Financing interest rate swap ..........................................................................................  216
Ratings downgrade of swap providers .......................................................................................  216
Swap Collateral ...........................................................................................................  216
Termination of the swaps ..................................................................................................  216
Transfer of the swaps .....................................................................................................  217
Taxation ..................................................................................................................  218
Financial statements ......................................................................................................  218
Governing law .............................................................................................................  218
Cash management for the mortgages trustee and Funding......................................................................  219
Cash management services provided in relation to the mortgages trust ......................................................  219
Cash management services to be provided to Funding ........................................................................  220
Compensation of cash manager ..............................................................................................  220
Resignation of cash manager ...............................................................................................  220
Termination of appointment of cash manager ................................................................................  221
Governing law .............................................................................................................  221
Cash management for the issuing entity.....................................................................................  222
Cash management services to be provided to the issuing entity .............................................................  222
Issuing entity's bank accounts ............................................................................................  222
Compensation of Financing cash manager ....................................................................................  223
Resignation of Financing cash manager .....................................................................................  223
Termination of appointment of Financing cash manager ......................................................................  223
Governing law .............................................................................................................  223
Description of the Financing trust deed....................................................................................  224
General ...................................................................................................................  224
Trust Indenture Act prevails ..............................................................................................  225
Governing law .............................................................................................................  225
The financing notes and the global financing notes.........................................................................  226
Payment ...................................................................................................................  227
Clearance and settlement ..................................................................................................  227
Global clearance and settlement procedures ................................................................................  229
Terms and conditions of the offered financing notes........................................................................  231
Form, denomination and title ..............................................................................................  231
Status, security and priority .............................................................................................  232
Covenants .................................................................................................................  233
Interest ..................................................................................................................  234
Redemption, purchase and cancellation .....................................................................................  236
Payments ..................................................................................................................  238
Prescription ..............................................................................................................  239
Taxation ..................................................................................................................  239
Events of default .........................................................................................................  239
Enforcement of Financing notes ............................................................................................  241
Meetings of noteholders, modifications and waiver .........................................................................  424
Indemnification of the note trustee and the Financing security trustee ....................................................  244
Replacement of Financing notes ............................................................................................  244
Notice to noteholders .....................................................................................................  244
Governing law .............................................................................................................  244
Ratings of the financing notes.............................................................................................  245
Maturity and prepayment considerations.....................................................................................  246
Material legal aspects of the
loans......................................................................................................................  248
English loans .............................................................................................................  248
Taking security over land .................................................................................................  248
Scottish loans ............................................................................................................  249
United Kingdom taxation....................................................................................................  252
Taxation of US residents ..................................................................................................  252
Taxation of Funding, the issuing entity and the mortgages trustee .........................................................  252
Withholding tax ...........................................................................................................  253
Direct assessment of non-UK resident holders of Financing notes to UK tax on interest ..................................................................................................................  253
Taxation of returns: companies within the charge to UK corporation tax ....................................................  253

Taxation of returns: other noteholders ....................................................................................  253
Stamp duty and stamp duty reserve tax .....................................................................................  254
UK taxation of Funding and the issuing entity .............................................................................  254
UK taxation of the mortgages trustee ......................................................................................  254
United States taxation.....................................................................................................  255
General ...................................................................................................................  255
Tax status of the issuing entity, Funding, mortgages trustee and mortgages trust .....................................................................................................................  255
Characterisation of the US Financing notes ................................................................................  256
Taxation of US holders of the US Financing notes ..........................................................................  256
US Financing notes as debt of Funding .....................................................................................  256
Information reporting and backup withholding ..............................................................................  257
ERISA considerations.......................................................................................................  258
Enforcement of foreign judgments in England and Wales......................................................................  260
United States legal investments considerations.............................................................................  261
Legal matters..............................................................................................................  261
Underwriting...............................................................................................................  262
Listing and general information............................................................................................  268
Glossary...................................................................................................................  271
Annex A....................................................................................................................  315
Annex B....................................................................................................................  325

                                  Defined terms

      We define terms used in this prospectus in the glossary. Where terms first appear in the text, we also define them there or refer you to a definition elsewhere.

      References in this document (other than in the Appendices) to "we" and "us" and "our" mean the issuing entity and references to "you" mean potential investors in the Financing notes.

      References in this prospectus to "(pound)," "pounds" or "sterling" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

      References in this prospectus to "USD," "US$," "$," "US dollars" or "dollars" are to the lawful currency of the United States of America.

      References in this prospectus to "(euro)," "euro" or "Euro" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

      Because this transaction is connected, by virtue of its structure, with several previous transactions and because it may be connected with future transactions, it is necessary in this prospectus to refer to any or all of these transactions. In respect of notes, term advances, intercompany loans or other terms derived from or related to them, we use the word "previous" when referring to the previous transactions, "issuing entity" or "Financing" when referring to the present transaction, "current" when referring to both the previous transactions and the present transaction, "new" when referring to future transactions and "any" or "all" when referring to any or all of the previous transactions, the present transaction and future transactions. For example, the "Financing notes" are the callable notes issued by Holmes Financing (No. 10) PLC and the "previous notes" are the notes issued by Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC and Holmes Financing (No. 9) PLC.

      The "offered Financing notes" are the Financing notes offered by this prospectus, namely the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes. The "non-offered Financing notes" are the Financing notes not offered by this prospectus, namely the series 4 Financing notes.

      Each term advance carries a rating designation, which is the rating assigned on issuance by the rating agencies (Moody's Investors Service Limited, Standard & Poor's Rating Services and Fitch Ratings Ltd.) to the corresponding notes used to fund that term advance. These rating designations, from highest to lowest, are AAA, AA, A and BBB. References to higher or lower term advance rating designations should be construed accordingly.

      As noted above, each class of notes corresponds to a particular term advance. In the case of Financing, the relationship between the Financing notes and the Financing term advances is set out in a table under "The intercompany loan agreement" in this prospectus.

                           Forward-looking statements

      This prospectus includes forward-looking statements including, but not limited to, statements made under the captions "Risk factors", "The loans", "The servicer", "The servicing agreement" and "Maturity and prepayment considerations". These forward-looking statements can be identified by the use of forward looking terminology, such as the words "believes", "expects", "may", "intends", "should" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the Financing notes, Abbey or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest rate fluctuations; government, statutory, regulatory or administrative initiatives affecting Abbey; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "Risk factors", and you are encouraged to carefully consider those factors prior to making an investment decision.

      These forward-looking statements speak only as of the date of this prospectus. The issuing entity expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the issuing entity's expectations with regard thereto or any change in events, conditions or circumstances after the date of this prospectus on which any such statement is based. These statements reflect the issuing entity's current views with respect to such matters.

                              Summary of prospectus

      The information on pages [o] to [o], inclusive, is a summary of the principal features of the Financing notes, including the loans and the Financing transaction documents that will generate the income for the issuing entity to make payments on the Financing notes. This summary does not contain all of the information that you should consider before investing in the Financing notes. You should read the entire prospectus carefully, especially the risks of investing in the Financing notes discussed under "Risk factors".

Overview of the transaction

      The following is a brief overview of the transaction and is further illustrated by the "Structural diagram of the securitisation by the issuing entity" (the numbers in the diagram refer to the numbered paragraphs in this section).

      (1) On 26th July, 2000 and on several subsequent dates, the seller assigned the trust property to the mortgages trustee pursuant to a mortgage sale agreement and retained an interest for itself in the trust property, as further described in "- Assignment of the loans". The seller will assign additional loans and their related security, again forming part of the trust property, to the mortgages trustee pursuant to the mortgage sale agreement on the closing date. On the closing date, the trust property will consist of the portfolio, which will include the loans, their related security, any accrued interest on the loans and other amounts derived from the loans and their related security. The loans will be residential mortgage loans originated by Abbey and secured over properties located in England, Wales and Scotland.

      (2) The mortgages trustee holds the trust property on trust for the benefit of the seller and Holmes Funding Limited ("Funding") pursuant to a mortgages trust deed entered into on 25th July, 2000 (as subsequently amended). The seller and Funding each has a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

      (3) The mortgages trustee distributes interest payments on the loans and allocates losses in relation to the loans to the seller and Funding according to the share that each of them then has in the trust property, expressed as a percentage. These percentages may fluctuate as described in "The mortgages trust". The mortgages trustee distributes principal payments on the loans to the seller and Funding according to the shares that each of them has in the trust property and a series of rules as described in "The mortgages trust".

      (4) Funding will use the proceeds of a Financing intercompany loan on the closing date to pay the seller for an addition to Funding's existing share of the trust property, thereby increasing Funding's share of the trust property, resulting in a corresponding decrease in the seller's share of the trust property.

            Subsequently, on interest payment dates, if the cash manager determines that Funding has any excess income remaining after paying all amounts that it is required to pay under the terms of the transaction, then, subject to applicable rules, that extra income will be allocated and distributed to the seller.

      (5) Funding will use a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the issuing entity under the Financing intercompany loan. Funding's obligations to the issuing entity under the Financing intercompany loan will be secured under the Funding deed of charge by, among other things, Funding's share of the trust property.

      (6) The issuing entity's obligations to pay principal and interest on the Financing notes will be funded primarily from the payments of principal and interest received by it from Funding under the Financing intercompany loan. The issuing entity's primary asset will be its rights and interests under the Financing intercompany loan agreement. Neither the issuing entity nor the noteholders will have any direct interest in the trust property, although the issuing entity will have a shared security interest under the Funding deed of charge in respect of Funding's share of the trust property.

      (7) The issuing entity will sell the Financing notes to investors and then lend the proceeds to Funding under the Financing intercompany loan.

      (8) These items and their function in the transaction structure are described later in this prospectus. They are included in the following diagram so that investors can refer back to see where they fit into the structure.

Structural diagram of the securitisation by the issuing entity


                           Assignment of trust property (1)
 ---------------------------  (mortgage sale agreement)      ---------------------------              -------------
|                          |------------------------------->|                           |            |             |
|          SELLER          |                                |     MORTGAGES TRUSTEE     |            | Mortgages   |
|          Abbey           |Assignment of trust property (1)|  Holmes Trustees Limited  |------------| trustee GIC |
|(servicing agreement, cash|(2)(3)(mortgages trust deed)    |  (mortgages trust deed)   |            | account(8)  |
|  management agreement)   |<-------------------------------|                           |             -------------
 ---------------------------                                 ---------------------------
           ^                                                              |                           -------------
           |                                                              |                          |Funding GIC  |
           --------------------------------------------------             |                          |account      |
                                                             |            |                          |including the|
              Consideration for an addition to               |            |                          |first reserve|
              Funding's share of the trust property          |            | Funding share of the     |fund and the |
              (4)(mortgages trust deed)                      |            | trust property (2)(3)    |second       |
                                                             |            | (mortgages trust deed)   |reserve fund |
                                                             |            |                          |(8)          |
                                                             |            |                           -------------
 ----------------                                            |            v
|                |                                           --------------------------
|  Funding swap  |                                          |                          |
|     (8)        |------------------------------------------|         FUNDING          |
|                |                                          |  Holmes Funding Limited  |
  ---------------                                           |                          |
                                                             --------------------------
                                                               ^          |
                                                               |          |
                                                               |          | Principal and interest on Financing
                               Financing intercompany          |          | intercompany loan (5)(Financing
                               loan (7)(Financing              |          | intercompany loan agreement)
                               intercompany loan               |          |
                               agreement)                      |          V
                                                             --------------------------
                                                            |                          |
 ----------------                                           |     ISSUING ENTITY       |
| Financing swaps|----------------------------------------- | Holmes Financing (No. 10)|
|      (8)       |                                          |         PLC              |
 ----------------                                            --------------------------
                                                              ^           |
                                                              |           | Principal and
                                                              |           | interest on the
                                                 Note issue   |           | Financing notes
                                                 proceeds (7) |           | (6)
                                                              |           |
                                                              |           v
                                                             --------------------------
                                                            |                          |
                                                            |       THE NOTES          |
                                                            |                          |
                                                             --------------------------|

Diagram of ownership structure of special purpose company

                                                     --------------------------
                                                    |       SHARE TRUSTEE      |
                                                    |  SPV Management Limited  |
                                                    |                          |
                                                     --------------------------
                                                                 |
                                                                 |
                                                     --------------------------
                                                    |         HOLDINGS         |
                                                    | Holmes Holdings Limited  |
                                                    |                          |
                                                     --------------------------
                                                    |      |    |    |   |    |
            -------------------- -------------------- ---------------------- -------------------- ---------------------
           |                    |                    |                      |                    |                     |
 ------------------    ------------------    ------------------    ------------------    ------------------    ------------------
|     MORTGAGES    |  |      FUNDING     |  |     ISSUING      |  |     PREVIOUS     |  |       POST       |  |    NEW ISSUING   |
|      TRUSTEE     |  |  Holmes Funding  |  |     ENTITY       |  |     ISSUING      |  |   ENFORCEMENT    |  |     ENTITY OR    |
|  Holmes Trustees |  |     Limited      |  | Holmes Financing |  |     ENTITIES     |  |   CALL OPTION    |  |     ENTITIES     |
|      Limited     |  |                  |  |   (No.10) PLC    |  |   (see below)    |  |      HOLDER      |  |                  |
 ------------------    ------------------    ------------------    ------------------    ------------------    ------------------


      This diagram illustrates the ownership structure of the principal parties to the transaction, as follows:

      o Each of the mortgages trustee, Funding, the issuing entity, the previous issuing entities and the post-enforcement call option holder is a wholly owned subsidiary of Holmes Holdings Limited.

      o The entire issued share capital of Holdings is held on trust by a professional trust company, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. See "Holdings" in this prospectus.

      o Abbey (who as the sponsor organises and initiates this transaction, and was the sponsor for the transactions by the previous issuing entities) has no ownership interest in any of the entities in the diagram. This should ensure, among other things, that the ownership structure and its impact on investors are not linked to the credit of Abbey, and that Abbey has no obligation to support the transaction financially, although Abbey may still have a connection with the transaction for other reasons (such as acting as servicer of the loans and as a beneficiary under the mortgages trust).

      o The previous issuing entities are Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC and Holmes Financing (No. 9) PLC, all of which are wholly owned subsidiaries of Holdings. The previous issuing entities issued the previous notes to investors and loaned the proceeds of those issues to Funding pursuant to separate intercompany loan agreements in separate transactions between 26th July, 2000 and 8th December, 2005. See "- The previous issuing entities and new issuing entities". The Financing notes offered pursuant to this prospectus rank behind, equally or ahead of the previous notes, as further described under "- The previous issuing entities and new issuing entities". The issuing entity and the previous issuing entities will share in the security granted by Funding for its respective obligations to them under their respective intercompany loans.

      o Holdings may establish new issuing entities that issue new notes that may rank behind, equally or ahead of the Financing notes, depending on the ratings of the new notes as described under "- The previous issuing entities, new issuing entities and Funding 2". Any new issuing entity established after the closing date will be a wholly owned subsidiary of Holdings.

      o Holdings may establish a new entity ("Funding 2"), which may in the future issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property. Funding 2 would be a wholly owned subsidiary of Holdings as described in "- The previous issuing entities, new issuing entities and Funding 2".

      o In certain circumstances (including when new issuing entities are established or Funding 2 becomes a beneficiary under the mortgages trust) the security trustee may or will be obliged to consent to modifications being made to some of the Financing transaction documents. Your consent will not be obtained in relation to those modifications.

Summary of the Financing notes

      Some series of Financing notes will be paid ahead of others, regardless of the ranking of the Financing notes. In particular, some payments on some series of class B Financing notes and class C Financing notes will be paid before some series of class A Financing notes, as described in "- The Financing notes - Payment and ranking of the Financing notes".

      In addition, the occurrence of an asset trigger event or non-asset trigger event (which are briefly described below under "--Trigger events") will alter the distribution on the Financing notes.

Classes of Financing notes
                                                          Class of offered Financing notes

                       Series 1          Series 1         Series 1         Series 2         Series 2         Series 2
                       class A           class B          class C          class A          class B          class C
                       -------------     -------------    -----------      -------------    -------------    ------------
Principal amount:      $[o]              $[o]             $[o]             $[o]             $[o]             $[o]

Credit enhancement:    Subordination     Subordination    The reserve      Subordination    Subordination    The reserve
                       of the class B    of the class C   funds            of the class B   of the class C   funds
                       Financing         Financing                         Financing        Financing
                       notes, the        notes and the                     notes, the       notes and the
                       class C           reserve funds                     class C          reserve funds
                       Financing notes                                     Financing
                       and the reserve                                     notes and the
                       funds                                               reserve funds

Interest rate:         One-month         Three-month      Three-month      Three-month      Three-month      Three-month
                       USD-LIBOR +       USD-LIBOR +      USD-LIBOR +      USD-LIBOR +      USD-LIBOR +      USD-LIBOR +
                       margin(1)         margin           margin           margin           margin           margin

Margin:                [o]% p.a.         [o]% p.a.        [o]% p.a.        [o]% p.a.        [o]% p.a.        [o]% p.a.

Until interest         [o]               [o]              [o]              [o]              [o]              [o]
payment date falling
in:

And thereafter:        N/A               [o]% p.a.        [o]% p.a.        [o]% p.a.        [o]% p.a.        [o]% p.a.

Scheduled redemption   [o]               N/A              N/A              [o]              N/A              N/A
date(s) and amounts:

Designation of         Bullet            Pass-through     Pass-through     Bullet           Pass-through     Pass-through
corresponding
Financing term
advance:
                       See "--The Financing notes--Scheduled redemption" and "--The Financing intercompany loan" below for a description of the timing of principal payments on the Financing notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.

Interest accrual       Actual/360        Actual/360       Actual/360       Actual/360       Actual/360       Actual/360
method:

Interest payment       For the series 1 class A Financing notes, monthly in arrear starting with the interest payment date
dates:                 falling in [o] and then on the interest payment date falling in each consecutive month. For the other series 1 Financing notes and for all of the series 2 Financing notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the
                       Financing security is enforced prior to the interest payment date falling in [o], interest and principal due and payable on the series 1 class A Financing notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable.

First interest         [o]th [o], 2006   [o]th [o], 2006  [o]th [o], 2006  [o]th [o], 2006  [o]th [o], 2006  [o]th [o], 2006
payment date:

Final maturity date:   [o]               [o]              [o]              [o]              [o]              [o]

Tax treatment:         Debt for United   Debt for         Debt for         Debt for         Debt for         Debt for United
                       States federal    United States    United States    United States    United States    States federal
                       income tax        federal income   federal income   federal income   federal income   income tax
                       purposes,         tax purposes,    tax purposes,    tax purposes,    tax purposes,    purposes,
                       subject to the    subject to the   subject to the   subject to the   subject to the   subject to the
                       considerations    considerations   considerations   considerations   considerations   considerations
                       contained in      contained in     contained in     contained in     contained in     contained in
                       "United States    "United States   "United States   "United States   "United States   "United States
                       taxation"         taxation"        taxation"        taxation"        taxation"        taxation"

ERISA eligible:        Yes, subject to   Yes, subject     Yes, subject     Yes, subject     Yes, subject     Yes, subject to
                       the               to the           to the           to the           to the           the
                       considerations    considerations   considerations   considerations   considerations   considerations
                       in "ERISA         in "ERISA        in "ERISA        in "ERISA        in "ERISA        in "ERISA
                       considerations"   considerations"  considerations"  considerations"  considerations"  considerations"

Listing:               UK Listing        UK Listing       UK Listing       UK Listing       UK Listing       UK Listing
                       Authority and     Authority and    Authority and    Authority and    Authority and    Authority and
                       London Stock      London Stock     London Stock     London Stock     London Stock     London Stock
                       Exchange          Exchange         Exchange         Exchange         Exchange         Exchange

ISIN:                  [o]               [o]              [o]              [o]              [o]              [o]

Common code:           [o]               [o]              [o]              [o]              [o]              [o]

CUSIP number:          [o]               [o]              [o]              [o]              [o]              [o]

Expected ratings       A-1+/P-1/F1+      AA/Aa3/AA        BBB/Baa2/BBB     AAA/Aaa/AAA      AA/Aa3/AA        BBB/Baa2/BBB
(S&P/Moody's/Fitch):

      1 provided that where a trigger event occurs or the Financing security is enforced, the interest rate shall change to a quarterly rate based on three-month USD-LIBOR + margin

                                                                Class of offered Financing notes

                                      Series 3                  Series 3                       Series 3
                                      class A                   class B                        class C
                                      ------------------------  -------------------------      ---------------------------
Principal amount:                     $[o]                      $[o]                           $[o]

Credit enhancement:                   Subordination of the      Subordination of the class     The reserve funds
                                      class B Financing         C Financing notes and the
                                      notes, the class C        reserve funds
                                      Financing notes and the
                                      reserve funds-

Interest rate:                        Three-month USD - LIBOR   Three-month USD - LIBOR +      Three-month USD - LIBOR +
                                      + margin                  margin                         margin
Margin:                               [o]% p.a.                 [o]% p.a.                      [o]% p.a.

Until interest payment date falling   [o]                       [o]                            [o]
in:

And thereafter:                       [o]% p.a.                 [o]% p.a.                      [o]% p.a.

Scheduled redemption date(s) and      [o], [o] and [o]          N/A                            N/A
amounts:

Designation of corresponding          Scheduled amortisation    Pass-through                   Pass-through
Financing term advance:
                                      See "--The Financing notes--Scheduled redemption" and "--The Financing intercompany loan" below for a description of the timing of principal payments on the
                                      Financing notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.

Interest accrual method:              Actual/360                Actual/360                   Actual/360

Interest payment dates:               For all of the series 3 Financing notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:          [o]th [o], 2006           [o]th [o], 2006              [o]th [o], 2006

Final maturity date:                  [o]                       [o]                          [o]

Tax treatment:                        Debt for United States    Debt for United States       Debt for United States
                                      federal income tax        federal income tax           federal income tax
                                      purposes, subject to      purposes, subject to the     purposes, subject to the
                                      the considerations        considerations contained     considerations contained in
                                      contained in "United      in "United States            "United States taxation".
                                      States taxation".         taxation".

ERISA eligible:                       Yes, subject to the       Yes, subject to the          Yes, subject to the
                                      considerations in         considerations in "ERISA     considerations in "ERISA
                                      "ERISA considerations".   considerations".             considerations".

Listing:                              UK Listing Authority      UK Listing Authority and     UK Listing Authority and
                                      and London Stock          London Stock Exchange        London Stock Exchange
                                      Exchange

ISIN:                                 [o]                       [o]                          [o]

Common code:                          [o]                       [o]                          [o]

CUSIP number:                         [o]                       [o]                          [o]

Expected ratings                      AAA/Aaa/AAA               AA/Aa3/AA                    BBB/Baa2/BBB
(S&P/Moody's/Fitch):

                                                         Class of non-offered Financing notes

                             Series 4          Series 4           Series 4           Series 4          Series 4
                             class A1          class A2           class A3           class B           class C
                             ------------      ----------------   ----------------   ---------------   --------------------
Principal amount:            (pound)[o]        (pound)[o]         (euro)[o]          (pound)[o]        (pound)[o]

Credit enhancement:          Subordination     Subordination of   Subordination of   Subordination     The reserve funds
                             of the class B    the class B        the class B        of the class C
                             Financing         Financing notes,   Financing notes,   Financing notes
                             notes, the        the class C        the class C        and the reserve
                             class C           Financing notes    Financing notes    funds
                             Financing notes   and the reserve    and the reserve
                             and the reserve   funds              funds
                             funds
Interest rate:               Three-month       Three-month        [o]%(2)            Three-month       Three-month
                             sterling LIBOR    EURIBOR + margin                      sterling LIBOR    sterling LIBOR +
                             + margin                                                + margin          margin

Margin:                      [o]% p.a.         [o]% p.a.          N/A                [o]% p.a.         [o]% p.a.

Until interest payment       [o]               [o]                [o]                [o]               [o]
date falling in:

And thereafter:              [o]% p.a.         [o]% p.a.          Three-month        [o]% p.a.         [o]% p.a.
                                                                  Sterling LIBOR +
                                                                  [o]% p.a. until
                                                                  the interest
                                                                  payment date
                                                                  falling in [o]
                                                                  and thereafter
                                                                  three-month
                                                                  sterling LIBOR +
                                                                  [o]% p.a.

Scheduled redemption         [o]               [o]                [o]                N/A               N/A
date(s) and amounts:

Designation of               Scheduled         Scheduled          Pass-through       Pass-through      Pass-through
corresponding Financing      amortisation      amortisation
term advance:
                             See "--The Financing notes--Scheduled redemption" and "--The Financing intercompany loan" below for a description of the timing of principal payments on the Financing notes and cash accumulation periods relating to bullet term advances and scheduled
                             amortisation instalments.

Interest accrual method:     Actual/365        Actual/360         Actual/Actual      Actual/365        Actual/365
                                                                  until the
                                                                  payment date
                                                                  falling in [o]
                                                                  and thereafter
                                                                  actual/365

Interest payment dates:      For all the series 4 Financing notes other than the series 4 class A3 Financing notes, quarterly in arrear on the interest payment dates falling in January, April, July and
                             October of each year.  For the series 4 class A3 Financing notes, semi-annually in arrear on the interest payment dates falling in January and July of each year up to and including the interest payment date falling in [o] and thereafter, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
                             Similarly, if a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in [o], the series 4 class A3 Financing notes will be payable quarterly in arrear on such dates.

First interest payment       [o]th [o], 2006   [o]th [o], 2006    [o]th [o], 2006    [o]th [o], 2006   [o]th [o], 2006
date:

Final maturity date:         [o]               [o]                [o]                [o]               [o]

Tax treatment:               N/A (These        N/A (These         N/A (These         N/A (These        N/A (These
                             Financing notes   Financing notes    Financing notes    Financing notes   Financing notes
                             are not being     are not being      are not being      are not being     are not being
                             offered or sold   offered or sold    offered or sold    offered or sold   offered or sold
                             in the United     in the United      in the United      in the United     in the United
                             States)           States.)           States.)           States)           States)

ERISA eligible:              N/A (These         N/A (These        N/A (These         N/A (These        N/A (These
                             Financing notes   Financing notes    Financing notes    Financing notes   Financing notes
                             are not being     are not being      are not being      are not being     are not being
                             offered or sold   offered or sold    offered or sold    offered or sold   offered or sold
                             in the United     in the United      in the United      in the United     in the United
                             States)           States.)           States.)           States)           States)

Listing:                     UK Listing        UK Listing         UK Listing         UK Listing        UK Listing
                             Authority and     Authority and      Authority and      Authority and     Authority and
                             London Stock      London Stock       London Stock       London Stock      London Stock
                             Exchange          Exchange           Exchange           Exchange          Exchange

ISIN:                        [o]               [o]                [o]                [o]               [o]

Common code:                 [o]               [o]                [o]                [o]               [o]

CUSIP number:                N/A               N/A                N/A                N/A               N/A

Expected ratings             AAA/Aaa/AAA       AAA/Aaa/AAA        AAA/Aaa/AAA        AA/Aa3/AA         BBB/Baa2/BBB
(S&P/Moody's/Fitch):

(2) provided that where a trigger event occurs or the Financing security is enforced prior to the payment date falling in [o], the interest rate shall be a quarterly rate based on three-month sterling LIBOR + margin

      For a summary of characteristics of the previous notes, see "Description of the previous issuing entities, the previous notes and the previous intercompany loans" in this prospectus.

The issuing entity

      Holmes Financing (No. 10) PLC is a public limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 870 607 6000.

      The issuing entity is a special purpose company created at the direction of the sponsor. The purpose of the issuing entity is to issue the Financing notes which represent its asset-backed obligations and to lend an amount equal to the proceeds of the Financing notes to Funding. The issuing entity will not engage in any activities that are unrelated to this purpose.

Funding

      Holmes Funding Limited, referred to in this prospectus as Funding, is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 870 607 6000.

      Funding is a special purpose company. Funding will borrow money from us pursuant to the terms of the Financing intercompany loan agreement. Funding currently owns a share of the trust property that it acquired in relation to the previous notes issued by the previous issuing entities. Funding will use the money borrowed from us to pay the seller for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Together, Funding and the seller are beneficially entitled to all of the trust property. Funding 2 may also acquire a share of the trust property in the future.

The mortgages trustee

      Holmes Trustees Limited is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 870 607 6000.

      The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to hold the trust property. The mortgages trustee holds the trust property on trust for the seller and Funding and, if applicable, Funding 2, under the terms of the mortgages trust deed.

The sponsor, the seller, the servicer, the cash manager, the Financing cash manager, the account bank, the Financing account banks and the originator

      Abbey National plc, referred to in this prospectus as Abbey, is a bank incorporated in England and Wales as a public limited company. It is regulated by the FSA. Abbey's current rating for its long term senior debt is AA- by Standard & Poor's, Aa3 by Moody's and AA- by Fitch. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 870 607 6000.

      Abbey will act as sponsor, being the entity that is organising and initiating this asset-backed securities transaction, by transferring the assets to the mortgages trust, Funding's beneficial share of which backs the Financing notes to be issued by the issuing entity.

      The seller originated all of the loans in the portfolio according to the lending criteria applicable at the time of origination and has assigned those loans to the mortgages trustee under the mortgage sale agreement. The seller's current lending criteria are described later in this prospectus.

      Although the loans have been assigned to the mortgages trustee, the seller continues to perform administration and servicing functions in respect of the loans on behalf of the mortgages trustee and the beneficiaries, including collecting payments under the loans and taking steps to recover arrears. The seller may not resign as servicer unless a successor servicer has been appointed. In addition, the servicer may be replaced by a successor servicer if it defaults in its obligations under the servicing agreement. The seller has delegated some of the administration and servicing functions in respect of the loans. See "The servicer and the servicing agreement - The servicing agreement - Actual delegation by the servicer to EDS Credit Services Limited".

      The seller has also been appointed as the cash manager for the mortgages trustee and Funding to manage their bank accounts, determine the amounts of and arrange payments of monies to be made by them and keep certain records on their behalf.

      The seller will also be appointed as the Financing cash manager to manage our bank accounts, determine the amounts of and arrange payments of monies to be made by us and keep certain records on our behalf.

      Additionally, the seller will be appointed as a Financing account bank (the "sterling account bank") to provide banking services to us, and has been appointed as the account bank to Funding and the mortgages trustee. The other Financing account bank (the "non- sterling account bank") will be Citibank, N.A., London Branch.

      Citibank, N.A., London Branch, as a Financing account bank, acting through its London branch, is a national banking association organized under the National Bank Act of 1864. Its London branch is located at Citigroup Centre, Canada Square, London E14 5LB. Its telephone number is +44 20 7500 5000.

      Although the seller has assigned the loans to the mortgages trustee, the seller continues to have an interest in the loans as holder of the legal title to the loans and as one of the beneficiaries of the mortgages trust under the mortgages trust deed.

The note trustee

      The Bank of New York, London Branch, is the note trustee. Its address is One Canada Square, London E14 5AL. The note trustee will act as trustee for the noteholders under the Financing trust deed.

The paying agents, agent bank, registrar and transfer agent

      JPMorgan Chase Bank, N.A., London Branch is the principal paying agent. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT. JPMorgan Chase Bank, N.A., New York Branch is the US paying agent and its address is One State Street Plaza, New York, NY 10004. The paying agents will make payments on the Financing notes to noteholders.

      JPMorgan Chase Bank, N.A., London Branch is the agent bank. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT. The agent bank will calculate the interest rate on the Financing notes.

      J.P. Morgan Bank Luxembourg S.A. is the registrar and the transfer agent. Its address is 5 rue Plaetis, L-2338 Luxembourg, Grand Duchy of Luxembourg. The registrar will maintain a register in respect of the Financing notes.

The security trustee

      JPMorgan Chase Bank, N.A., London Branch, is the security trustee. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT.

The Financing security trustee

      The Bank of New York, London Branch, is the Financing security trustee. Its address is One Canada Square, London E14 5AL.

The closing date

      The Financing notes will be issued on or about [o], 2006.

The Financing notes

Classes of Financing notes

      In this prospectus, we are offering the following series 1 Financing notes, series 2 Financing notes and series 3 Financing notes:

      o     the $[o] floating rate series 1 class A Financing notes due [o];

      o     the $[o] floating rate series 1 class B Financing notes due [o];

      o     the $[o] floating rate series 1 class C Financing notes due [o];

      o     the $[o] floating rate series 2 class A Financing notes due [o];

      o     the $[o] floating rate series 2 class B Financing notes due [o];

      o     the $[o] floating rate series 2 class C Financing notes due [o];

      o     the $[o] floating rate series 3 class A Financing notes due [o];

      o     the $[o] floating rate series 3 class B Financing notes due [o]; and

      o     the $[o] floating rate series 3 class C Financing notes due [o].

      In addition, we are issuing the following series 4 Financing notes which are not being offered by this prospectus:

      o     the (pound)[o] floating rate series 4 class A1 Financing notes due
            [o];

      o     the (euro)[o] floating rate series 4 class A2 Financing notes due
            [o];

      o the (pound)[o] fixed-floating rate series 4 class A3 Financing notes due [o];

      o     the (pound)[o] floating rate series 4 class B Financing notes due
            [o]; and

      o     the (pound)[o] floating rate series 4 class C Financing notes due
            [o].

      The series 1 class A Financing notes, the series 1 class B Financing notes and the series 1 class C Financing notes are collectively referred to as the series 1 Financing notes, the series 2 class A Financing notes, the series 2 class B Financing notes and the series 2 class C Financing notes are collectively referred to as the series 2 Financing notes and the series 3 class A Financing notes, the series 3 class B Financing notes and the series 3 class C Financing notes are collectively referred to as the series 3 Financing notes. References to the series 4 Financing notes are to be construed in an analogous manner. The series 1 class A Financing notes, the series 2 class A Financing notes, the series 3 class A Financing notes, the series 4 class A1 Financing notes, the series 4 class A2 Financing notes and the series 4 class A3 Financing notes are also collectively referred to as the class A Financing notes and references to the class B Financing notes and the class C Financing notes are to be construed in an analogous manner.

      The series 4 Financing notes are not being offered to the public in the United States by this prospectus. Instead, they will be offered to institutional investors outside the United States only, in transactions exempt from the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act").

Interest determination

      Interest on the Financing notes will be paid on each monthly and quarterly interest payment date (as applicable) up to and including the final maturity date or early redemption date. All Financing notes will accrue interest from the closing at the annual rate and at the accrual method specified in the table under "--Summary of the Financing notes" above.

      On each interest determination date, the rate of interest payable in respect of each class of offered Financing notes will generally be determined by the agent bank on the following basis:

      (a) The agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in dollars for the relevant interest period. The USD-LIBOR for the first interest period shall be, in the case of the series 1 class A Financing notes, linear interpolation of the arithmetic mean of such offered quotations for two-weeks and one-month US dollar deposits and, in all other cases, the linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month US dollar deposits (rounded upwards, if necessary, to five decimal places).

      (b) This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuing entity with the approval of the note trustee will be used. In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date.

      For additional information on the determination of the interest rates of the offered Financing notes, see "Terms and conditions of the offered Financing notes--4. Interest" in this prospectus.

Denominations of the Financing notes

      The offered Financing notes will be issued in minimum denominations of $100,000 and increments of $1,000 thereabove. The non-offered Financing notes will be issued in minimum denominations of (pound)100,000 and increments of (pound)1,000 thereabove or in minimum denominations of (euro)100,000 and increments of (euro)1,000 thereabove, as applicable.

Relationship between the Financing notes and the Financing intercompany loan

      On the closing date we will make a Financing intercompany loan to Funding from the proceeds of the issue of the Financing notes. The Financing intercompany loan will consist of separate Financing term advances. There will be a total of fourteen Financing term advances - a Financing series 1 term AAA advance, a Financing series 1 term AA advance, a Financing series 1 term BBB advance, a Financing series 2 term AAA advance, a Financing series 2 term AA advance, a Financing series 2 term BBB advance, a Financing series 3 term AAA advance, a Financing series 3 term AA advance, a Financing series 3 term BBB advance, three Financing series 4 term AAA advances, a Financing series 4 term AA advance and a Financing series 4 term BBB advance. The proceeds of the six series of the class A Financing notes will be used to make the respective series of Financing term AAA advances to Funding, the proceeds of the four series of the class B Financing notes will be used to make the respective series of Financing term AA advances to Funding and the proceeds of the four series of the class C Financing notes will be used to make the respective series of Financing term BBB advances to Funding. For more information on the Financing intercompany loan, see "- The Financing intercompany loan".

      We will repay the class A Financing notes principally from payments made by Funding under the Financing term AAA advances, the class B Financing notes principally from payments made by Funding under the Financing term AA advances and the class C Financing notes principally from payments made by Funding under the Financing term BBB advances and, for Financing notes denominated in US dollars, from payments made by the Financing dollar currency swap providers and for Financing notes denominated in euro, from payments made by the Financing euro currency swap provider. If Funding does not have enough money to pay interest amounts on the Financing intercompany loan due to liquidity problems, then it may use money from the Funding liquidity reserve fund. For more information on the Funding liquidity reserve fund, see "Credit structure - Funding liquidity reserve fund". The ability of Funding to make payments on the Financing intercompany loan will depend to a large extent on (a) Funding receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the loans and the related security and (b) the allocation of monies between the previous intercompany loans, the Financing intercompany loan and any new intercompany loans. See "- The Financing intercompany loan".

      The following diagram illustrates in a general way the payment priorities for revenue receipts and principal receipts by the issuing entity before acceleration of the intercompany loans and also indicates the subordination relationship among the Financing notes. This diagram does not indicate the priority of payments by Funding, nor does it indicate the priority of payments by the issuing entity after acceleration of the intercompany loans. For the sake of simplicity, this diagram omits material details relating to the payment priorities. You should refer to "Cashflows" in this prospectus for a description of the priorities of payments by Funding and the issuing entity in all circumstances.

 -----------------------------------      ------------------------------------
|     Senior expenses (e.g., note   |    | before acceleration of the         |
|   trustee, security trustee, cash |    | Financing notes:                   |
|  manager, other service providers |    |                                    |
|          and any receiver)        |     ------------------------------------
|                                   |     ------------------------------------
 -----------------------------------     | redeem the corrresponding class of |
                  |                      | Financing notes with principal     |
 -----------------------------------     | amounts received from Funding in   |
|                                   |    | respect of each term advance       |
|                                   |    | without any other regard to class  |
|    class A Financing notes*       |    | designation*                       |
|                                   |     ------------------------------------
|                                   |
 -----------------------------------      ------------------------------------
                  |                      | After acceleration of the Financing|
 -----------------------------------     | notes but before acceleration of   |
|                                   |    | the intercompany loans:            |
|                                   |    |                                    |
|     class B Financing notes*      |     ------------------------------------
|                                   |                       |
|                                   |     ------------------------------------
 -----------------------------------     | redeem the corresponding class A   |
                  |                      | Financing notes of each series with|
 -----------------------------------     | principal amounts received from    |
|                                   |    | Funding in respect of each term    |
|                                   |    | AAA advance*                       |
|     class C Financing notes*      |    |                                    |
|                                   |     ------------------------------------
|                                   |                        |
 -----------------------------------      ------------------------------------
                  |                      | redeem the corresponding class B   |
 -----------------------------------     | Financing notes of each series with|
|  Other termination amounts on the |    | principal amounts received from    |
|  Financing swaps payable to swap  |    | Funding in respect of each term    |
| providers in default or subject to|    | AA advance*                        |
|          rating downgrade         |    |                                    |
|                                   |     ------------------------------------
 -----------------------------------                         |
                  |                       ------------------------------------
 -----------------------------------     | redeem the corresponding class C   |
|                                   |    | Financing notes of each series with|
|                                   |    | principal amounts received from    |
|           issuing entity          |    | Funding in respect of each term    |
|                                   |    | BBB advance*                       |
|                                   |    |                                    |
 -----------------------------------      ------------------------------------

      *Includes scheduled amounts and, provided that termination of a swap is not related to a default or rating downgrade of the swap provider, early termination amounts, payable to the swap providers for the Financing swaps entered into by the issuing entity corresponding to the relevant class of Financing notes. Amounts received by the issuing entity from such swap providers under the relevant Financing swap will be used to make payments of interest and principal on the corresponding class of Financing notes.

Operative documents concerning the Financing notes

      We will issue the Financing notes under the Financing trust deed. The Financing notes will also be subject to the Financing paying agent and agent bank agreement. The security for the Financing notes will be created under the Financing deed of charge between ourselves, the Financing security trustee and our other secured creditors. Operative legal provisions relating to the Financing notes will be included in the Financing trust deed, the Financing paying agent and agent bank agreement, the Financing deed of charge, the Financing cash management agreement and the Financing notes themselves, each of which will be governed by English law.

Payment and ranking of the Financing notes

      Payments of interest and principal on the class A Financing notes of each series will rank ahead of payments of interest and principal on the class B Financing notes of any series and the class C Financing notes of any series and payments of interest and principal on the class B Financing notes of each series will rank ahead of payments of interest and principal on the class C Financing notes of any series. For more information on the priority of payments to you, see "Cashflows" and see also "Risk factors - Subordination of other note classes may not protect you from all risk of loss".

      Payments of interest and principal on the class A Financing notes of each series rank equally (but subject to the scheduled redemption dates or permitted redemption dates of each series of class A Financing notes). Payments of interest and principal on the class B Financing notes of each series rank equally (but subject to the permitted redemption dates of each series of class B Financing notes). Payments of interest and principal on the class C Financing notes of each series rank equally (but subject to the permitted redemption dates of each series of class C Financing notes).

      Unless an asset trigger event or a non-asset trigger event (each as described in "The mortgages trust") has occurred or the Financing security or the Funding security has been enforced (see "- Security granted by Funding and the issuing entity"):

      o the series 1 class A Financing notes will be redeemed in full on the interest payment date falling in [o] (their final maturity date);

      o the series 1 class B Financing notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 1 class A Financing notes have been redeemed in full;

      o the series 1 class C Financing notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 1 class B Financing notes have been redeemed in full;

      o the series 2 class A Financing notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [o] (as described in "- Scheduled redemption");

      o the series 2 class B Financing notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 2 class A Financing notes have been redeemed in full;

      o the series 2 class C Financing notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 2 class B Financing notes have been redeemed in full;

      o the series 3 class A Financing notes will be redeemed in three equal payments starting with the interest payment date falling in [o] (as described in "- Scheduled redemption");

      o the series 3 class B Financing notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date falling in [o] (after any amounts which have fallen due in respect of the series 3 class A Financing notes have been paid in full);

      o the series 3 class C Financing notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date falling in [o] (after any amounts which have fallen due in respect of the series 3 class A Financing notes have been paid in full and provided that any amounts which have fallen due in respect of the series 3 class B Financing notes have been paid in full);

      o the series 4 class A Financing notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [o];

      o the series 4 class B Financing notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 4 class A Financing notes have been redeemed in full; and

      o the series 4 class C Financing notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 4 class B Financing notes have been redeemed in full.

      Investors should note that the principal repayment schedule outlined here could result in lower ranking Financing notes being repaid before higher ranking Financing notes. For example, the series 1 class B Financing notes and the series 1 class C Financing notes could be repaid in full prior to principal payments being made on the series 2 class A Financing notes. If on any interest payment date, however, amounts are due and payable on a series of the class A Financing notes and amounts are also due and payable on any series of the class B Financing notes and/or the class C Financing notes, then payments of principal on the class A Financing notes will rank ahead of payments of principal on the class B Financing notes and the class C Financing notes, and payments of principal on the class B Financing notes will rank ahead of payments of principal on the class C Financing notes.

Scheduled redemption

      If not redeemed earlier, the Financing notes will be redeemed by us on the final maturity date of each Financing note. However, Funding will seek to accumulate funds relating to payment of principal on the Financing series 1 term AAA advance over two cash accumulation periods and will set aside the Holmes Financing (No. 10) PLC cash amounts of (pound)[o] and (pound)[o] at the end of each of the two cash accumulation periods (recorded by the cash manager in the cash accumulation sub-ledger) on the interest payment dates falling in [o] and [o], respectively, in order to repay the Financing series 1 term AAA advance to us in full on the interest payment date falling in [o] so that we can redeem the series 1 class A Financing notes in full on that interest payment date. Funding will also seek to accumulate funds relating to payment of principal on the Financing series 2 term AAA advance over its cash accumulation period in order to repay that Financing term advance to us in full on the interest payment date falling in [o] so that we can redeem the series 2 class A Financing notes in full on that interest payment date and will also seek to accumulate funds relating to payment of principal on the Financing series 4 term AAA advances over their cash accumulation periods in order to repay the relevant Financing term advances to us in full on the interest payment date falling in [o] so that we can redeem the series 4 class A Financing notes in full on that interest payment date.

      A cash accumulation period is the period of time estimated to be the number of months prior to the relevant interest payment date necessary for Funding to accumulate enough payments of principal on the loans in order to (i) set aside the relevant Holmes Financing (No. 10) PLC cash amounts so as to be able to repay the Financing series 1 term AAA advance to us in full on the interest payment date falling in [o] so that we will be able to redeem the series 1 class A Financing notes in full on that interest payment date, (ii) repay the Financing series 2 term AAA advance to us in full on the interest payment date falling in [o] so that we will be able to redeem the series 2 class A Financing notes in full on that interest payment date, and (iii) repay the Financing series 4 term AAA advances to us in full on the interest payment date falling in [o] so that we will be able to redeem the series 4 class A Financing notes in full on that interest payment date. The cash accumulation period will be determined according to a formula described under "The mortgages trust". To the extent that there are insufficient funds to set aside sufficient Holmes Financing (No. 10) PLC cash amounts in relation to the Financing series 1 term AAA advance on the relevant interest payment date, the shortfall shall be set aside on the subsequent interest payment date on which a Holmes Financing (No.
10) PLC cash amount is due to be set aside (in addition to the Holmes Financing (No. 10) PLC cash amounts due to be set aside on that interest payment date) to the extent of principal receipts available to Funding. To the extent there are insufficient funds to redeem the series 1 class A Financing notes on the interest payment date falling in [o], this will result in an event of default under the series 1 class A notes. To the extent that there are insufficient funds to redeem the series 2 class A Financing notes on the interest payment date falling in [o], the shortfall will be repaid on subsequent interest payment dates to the extent of Financing principal receipts available to the issuing entity, until the series 2 class A Financing notes are fully redeemed. To the extent that there are insufficient funds to redeem the series 4 class A Financing notes on the interest payment date falling in [o], the shortfall will be repaid on subsequent interest payment dates to the extent of Financing principal receipts available to the issuing entity, until the series 4 class A Financing notes are fully redeemed.

      As set out in the schedule following this paragraph, we will seek to redeem the series 3 class A Financing notes in three equal payments beginning on the interest payment date falling in [o]. The transaction has been structured in the expectation that Funding will receive sufficient funds under the mortgages trust on each scheduled repayment date of the Financing series 3 term AAA advance in order to repay that Financing term advance to us, so that we can redeem the series 3 class A Financing notes on their scheduled redemption dates in three equal payments. Funding will seek to accumulate funds relating to principal payments on the Financing series 3 term AAA advance over its scheduled amortisation period in order to repay that term advance in the specified principal amount on its scheduled repayment dates. The scheduled amortisation period is three months. If there are insufficient funds on the first relevant interest payment date to redeem the series 3 class A Financing notes according to the redemption schedule, then the shortfall shall be redeemed on the subsequent interest payment date (in addition to the amount already scheduled for redemption on the series 3 class A Financing notes on that interest payment date) to the extent of principal receipts available to the issuing entity.

                                                    Scheduled
Class of Financing notes                     redemption dates            Amount
------------------------                     ----------------            ------
Series 3 class A Financing notes.........                 [o]              $[o]
                                                          [o]              $[o]
                                                          [o]              $[o]

      No assurance can be given that Funding will accumulate sufficient funds during the cash accumulation periods or, as applicable, the scheduled amortisation periods relating to the Financing series 1 term AAA advance, the Financing series 2 term AAA advance, the Financing series 3 term AAA advance or the Financing series 4 term AAA advances to enable it to repay the relevant Financing term advance to us so that the series 1 class A Financing notes, the series 2 class A Financing notes or the series 4 class A Financing notes will be redeemed in their entirety or, in the case of the series 3 class A Financing notes, in the amounts specified in the schedule above, on their respective scheduled redemption dates. See "Risk factors - The yield to maturity of the Financing notes may be adversely affected by prepayments or redemptions on the loans" and "Risk factors - Our ability to redeem the Financing notes on their scheduled redemption dates is affected by the rate of prepayment on the loans".

      For more information on the redemption of the Financing notes, including a description of asset trigger events and non-asset trigger events, see "The mortgages trust - Cash management of trust property - Principal receipts" and "Cashflows".

Credit enhancement

      Subject to the detailed description and limits set forth under the heading "Credit structure" in this prospectus, the Financing notes will have the benefit of the following credit enhancement or support:

      o availability of excess portions of Funding available revenue receipts (which consist of revenue receipts on the mortgage loans paid by the mortgages trustee to Funding and other amounts as set forth under the heading "Cashflows--Distribution of Funding available revenue receipts--Distribution of Funding available revenue receipts prior to enforcement of the Funding security" in this prospectus) and of Funding available principal receipts (which consist of principal receipts on the loans paid by the mortgages trustee to Funding and other amounts as set forth under the heading "Cashflows-- Distribution of Funding available revenue receipts--Distribution of Funding available revenue receipts prior to enforcement of the Funding security" in this prospectus);

      o reserve funds that will be used in certain circumstances by Funding to meet any deficit in revenue or to repay amounts of principal; and

      o     subordination of junior classes of notes.

      The Financing notes will also have the benefit of the Financing currency swaps provided by [o].

Optional redemption of the Financing notes for tax and other reasons

      We may redeem (unless otherwise provided) all, but not a portion, of the Financing notes at our option if we give not more than 60 nor less than 30 days' notice to noteholders and the note trustee in accordance with the terms and conditions of the Financing notes and if (a) on the interest payment date on which such notice expires, no Financing note enforcement notice has been served in respect of the Financing notes, and (b) we have, prior to giving such notice, certified to the note trustee and produced evidence acceptable to the note trustee (as specified in the Financing trust deed) that we will have the necessary funds to pay principal and interest due in respect of the Financing notes on the relevant interest payment date.

      If we exercise this option, then we may redeem the Financing notes at their principal amount outstanding on the following dates:

      o on any interest payment date in the event of particular tax changes affecting us or the Financing notes or the Financing intercompany loan (see number 5(E) under "Terms and conditions of the offered Financing notes" in this prospectus);

      o on any interest payment date in the event that it would be unlawful for us to make, fund or allow to remain outstanding a Financing term advance made by us under the Financing intercompany loan (see number 5(E) under "Terms and conditions of the offered Financing notes" in this prospectus);

      o in the case of all the Financing notes (other than the series 1 class A Financing notes), if the new Basel II framework (as described in the document "Basel II: International Convergence of Capital Measurement and Capital Standards: A Revised Framework" published in June 2004 by the Basel Committee on Banking Supervision) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practice or by any other regulation, provided that a Financing note enforcement notice has not been served, on the interest payment date falling in April 2007 and on any interest payment date thereafter (see number 5(E) under "Terms and conditions of the offered Financing notes" in this prospectus); or

      o in the case of all of the Financing notes (other than the series 1 class A Financing notes) on the interest payment date falling in [o] and on any interest payment date thereafter (see number 5(D) under "Terms and conditions of the offered Financing notes" in this prospectus).

      In addition, we may redeem in the same manner:

      o the series 1 Financing notes outstanding, on any interest payment date on which the aggregate principal amount of the series 1 Financing notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 1 Financing notes on the closing date;

      o the series 2 Financing notes outstanding, on any interest payment date on which the aggregate principal amount of the series 2 Financing notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 2 Financing notes on the closing date;

      o the series 3 Financing notes outstanding, on any interest payment date on which the aggregate principal amount of the series 3 Financing notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 3 Financing notes on the closing date; and

      o the series 4 Financing notes outstanding, on any interest payment date on which the aggregate principal amount of the series 4 Financing notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 4 Financing notes on the closing date.

      See number 5(D) under "Terms and conditions of the offered Financing notes" in this prospectus.

      Any Financing notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued but unpaid interest on that principal amount. If we exercise our option to redeem the notes as described in the preceding bulleted list, this will not cause the seller to repurchase any loans and their related security in the mortgages trust at that time.

Withholding tax

      Payments of interest and principal with respect to the Financing notes will be subject to any applicable withholding taxes and we will not (nor will any other person) be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "United Kingdom taxation".

The reference date

      The statistical and other information regarding the mortgage loans in this prospectus has been compiled by reference to the mortgage loans in the portfolio securing the Financing notes as of the reference date of [o], 2006.

The loans

      Each loan is a mortgage loan originated by the seller and secured by residential property located in England, Wales or Scotland.

      As of the reference date, the pool of mortgage loans consist of [o] fixed or variable rate, mortgage loans secured on United Kingdom property in the manner outlined below, with an aggregate outstanding principal balance of approximately (pound)[o], all of which have original terms to stated maturity of between [o] and [o] years.

      The pool of mortgage loans had the following characteristics as of the reference date:

Weighted average remaining term to stated maturity............       [o] years
Weighted average fixed interest rate..........................       [o]%
Maximum current loan-to-value ratio...........................       [o]%
Weighted average current loan-to-value ratio..................       [o]%

      See "The loans--Statistical information on the portfolio" in this prospectus.

      The loans in the portfolio as at the closing date will comprise:

      o loans which are subject to variable rates of interest set by the seller based on general interest rates and competitive forces in the United Kingdom mortgage market from time to time;

      o loans which track a variable rate of interest other than a variable rate set by the seller (for example, a rate set at a margin above sterling LIBOR or above rates set by the Bank of England);

      o loans which are subject to fixed rates of interest, including capped rate loans that are subject to the specified capped rate of interest, set by reference to a predetermined rate or series of rates for a fixed period or periods; and

      o     loans known as flexible loans.

      A flexible loan allows the borrower to, among other things, make larger repayments than are due on a given payment date (which may reduce the life of the loan) or draw further amounts under the loan. A flexible loan also allows the borrower to make under-payments or to take payment holidays. Any drawings under flexible loans will be funded solely by the seller. This means that the drawings under flexible loans will be added to the trust property and will be included in the seller's share of the trust property for the purposes of allocating interest and principal.

      Additional features of the loans in the current portfolio are described in "The loans - Characteristics of the loans".

      In addition to the loans in the portfolio as at the closing date, the trust property may be supplemented by the seller assigning new loans to the mortgages trustee after the closing date.

      New loans assigned to the mortgages trustee will be required to comply with specified criteria (see "Assignment of the loans and their related security
- Assignment of new loans and their related security to the mortgages trustee"). Any new loans assigned to the mortgages trustee will increase the total size of the trust property, and will increase the Funding share of the trust property to the extent only that Funding has paid for an increased share of the trust property. To the extent that Funding does not pay for an increased share, the seller share of the trust property will increase by a corresponding amount.

      All the loans in the portfolio as at the closing date are, and any new loans or drawings under flexible loans added to the trust property will be, secured by first legal charges over freehold or leasehold properties located in England or Wales or by first-ranking standard securities over heritable or long leasehold properties located in Scotland. Some flexible loans are secured by both a first and second legal charge or standard security in favour of the seller.

      The loans have been originated according to the seller's lending criteria for mortgage loans applicable at the time of origination. The seller's current lending criteria are described further in "The loans - Origination of the loans
- Lending criteria". The seller has given warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the loans have been originated in accordance with the seller's policy in effect at the time of origination. If a loan or its related security does not materially comply with these warranties, then the seller will have 20 days in which to cure the default. If the default cannot be or is not cured within 20 days, then at Funding's and the security trustee's direction the mortgage trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. If the seller does not repurchase those loans and their related security, then the trust property will be deemed to be reduced by an amount equal to the amount outstanding under those loans. The size of the seller's share of the trust property will reduce by that amount but the size of Funding's share of the trust property will not alter, and the respective percentage shares of the seller and Funding in the trust property will alter accordingly.

Assignment of the loans

      The seller assigned the portfolio to the mortgages trustee on 26th July, 2000 and on a number of subsequent dates and will, on or before the closing date, assign an additional portfolio of loans to the mortgages trustee, pursuant to the terms of the mortgage sale agreement. The seller may also assign further new loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller may increase the size of the trust property from time to time in relation to an issue of new notes by a new issuing entity, the proceeds of which are applied ultimately to fund the assignment of the new loans and their related security to the mortgages trustee, or to comply with its obligations under the mortgage sale agreement as described under "Assignment of the loans and their related security - Assignment of new loans and their related security to the mortgages trustee".

      Although the seller has sold or will sell the loans to the mortgages trustee, the seller continues to have an interest in the loans as one of the beneficiaries of the mortgages trust. The seller is the sponsor of the asset-backed securities transaction in connection with which the issuing entity is issuing the Financing notes.

      The seller may, from time to time, change its lending criteria and any other terms applicable to the new loans or their related security assigned to the mortgages trustee after the closing date so that all new loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new loans, those new loans and their related security may only be assigned to the mortgages trustee if those new loans comply with the warranties set out in the mortgage sale agreement.

      When new loans are assigned to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in either the seller's share of the trust property or Funding's share of the trust property. For a description of how adjustments are made to the seller's share and Funding's share of the trust property, see "The mortgages trust".

      Some fees payable by the mortgage borrowers, such as early repayment fees, will be given back to the seller and not included in the trust property. For more information on the mortgage sale agreement, see "Assignment of the loans and their related security".

The mortgages trust

      The mortgages trustee holds the trust property for both Funding and the seller. Funding and the seller each has a joint and undivided beneficial interest in the trust property. However, payments of interest and principal arising from the loans in the trust property are allocated to Funding and the seller according to Funding's share of the trust property and the seller's share of the trust property, calculated periodically as described later in this section. As at the date of this prospectus, the beneficiaries of the trust are Funding and the seller only. At a later date, Funding 2 may become a beneficiary of the trust (subject to the agreement of the seller and Funding).

      On the closing date, the trust property will be made up of the loans in the portfolio as at that date and their related security and any income generated by the loans or their related security. The trust property also includes any money in the mortgages trustee guaranteed investment contract, or GIC, account and in any other bank account or bank accounts held by the mortgages trustee (as agreed by the mortgages trustee, Funding, the seller and the security trustee) from time to time, called the alternative accounts. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries. The alternative accounts are accounts into which payments by some borrowers are paid initially. Amounts on deposit in the alternative accounts are swept into the mortgages trustee GIC account on a regular basis but in any event no later than the next London business day after they are deposited in the relevant alternative account.

      In addition, drawings under flexible loans, and any new loans and their related security that the seller assigns to the mortgages trustee after the closing date, will be part of the trust property, unless they are repurchased by the seller. The seller will be solely responsible for funding drawings under flexible loans. The composition of the trust property will fluctuate as drawings under flexible loans and new loans are added and as the loans that are already part of the trust property are repaid or mature or default or are repurchased by the seller.

      The aggregate outstanding principal balance of the loans in the trust property on the closing date will be approximately (pound)[o].

      Funding's share of the trust property will be recalculated on the closing date in accordance with the formula described in "The mortgages trust - Funding share of trust property" and "The mortgages trust - Seller share of trust property". Funding's share of the trust property on the previous distribution date ([o], 2006) was (pound)[o] and Funding will be acquiring a further interest in the trust property on the closing date in an amount equal to (pound)[o]. Funding's share of the trust property will be adjusted on the closing date to take account of principal receipts on the loans then due and payable to it and its share of any losses that have been incurred on the loans.

      The seller's share of trust property on the closing date will be an amount equal to the aggregate outstanding principal balance of the loans in the trust property less Funding's share of the trust property.

      The actual amounts of Funding's share and the seller's share of the trust property as at the closing date will not be determined until the day before the closing date which will be after the date of this prospectus.

      Income from the trust property is distributed at least monthly to Funding and the seller on each distribution date. A distribution date is the eighth day of each month after the closing date (or if not a London business day, the next succeeding London business day) and any other day during a month that Funding acquires a further interest in the trust property. On each of these distribution dates, Funding's share and the seller's share of the trust property, and the percentage of the total to which each relates, are recalculated to take into account:

      o principal payments on the loans distributed to Funding and/or the seller since the last distribution date (in general, a principal payment made to a party reduces that party's share of the trust property);

      o any drawings under flexible loans since the last distribution date (these will be funded by the seller and, in general, the seller's share of the trust property will increase accordingly);

      o any increase in Funding's share of the trust property acquired since the last distribution date and any corresponding decrease in the seller's share (which happens when Funding receives additional funds under a new intercompany loan from a new issuing entity and which, in general, increases Funding's share of the trust property);

      o the assignment of any new loans to the mortgages trustee which increases the total size of the trust property (and the Funding share and/or seller share of the trust property will increase depending on whether Funding has provided consideration for all or a portion of that assignment);

      o any decrease in the interest charging balance of a flexible loan due to a borrower making overpayments (which reduces the outstanding balance of the relevant flexible loan at that time) (see "The mortgages trust - Fluctuation of the seller's share/Funding's share of the trust property"); and

      o any increase in the interest charging balance of a flexible loan due to a borrower taking a payment holiday or making an underpayment (which increases the share of Funding and the seller in the trust property unless the seller has made a payment to Funding to increase its share of the trust property (see "The mortgages trust - Acquisition by the seller of a further interest in the trust property")).

      On each distribution date, income (but not principal) from the trust property is distributed to Funding and losses on the loans are allocated to Funding, in each case in proportion to Funding's percentage of the trust property calculated on the previous distribution date. Similarly, income (but not principal) and losses from the trust property are distributed or, in the case of losses, allocated to the seller in accordance with the seller's percentage of the trust property calculated on the previous distribution date.

      Whether the mortgages trustee distributes principal received on the loans to Funding depends on a number of factors. In general, Funding receives payment of principal in, inter alia, the following circumstances:

      o when Funding is accumulating principal during a cash accumulation period to (i) set aside the Holmes Financing (No. 10) PLC cash amounts in order to repay the Financing series 1 term AAA advance in full on the interest payment date falling in [o] so that we can redeem in full the series 1 class A Financing notes on that interest payment date, (ii) repay the Financing series 2 term AAA advance in full on the interest payment date falling in [o] so that we can redeem in full the series 2 class A Financing notes on that interest payment date and (iii) repay the Financing series 4 term AAA advances in full on the interest payment date falling in [o] so that we can redeem in full the series 4 class A Financing notes on that interest payment date;

      o when Funding is scheduled to make repayments on a Financing term advance (other than the Financing series 1 term AAA advance, the Financing series 2 term AAA advance and the Financing series 4 term AAA advances) or to accumulate funds in order to amortise the Financing series 3 term AAA advance (in which case principal receipts on the loans in general will be paid to Funding during the scheduled amortisation period based on the amounts required by Funding to pay the amounts that will fall due and payable in respect of the Financing series 3 term AAA advance on the next following interest payment date) (see "The mortgages trust - Mortgages trust allocation and distribution of principal receipts prior to the occurrence of a trigger event");

      o when Funding is required to pay any amounts which will fall due and payable in respect of any other Financing term advances;

      o when, in relation to previous term advances and any new term advances, Funding is either accumulating principal during a cash accumulation period or a scheduled amortisation period or is scheduled to make principal repayments (in which case principal receipts will be paid to Funding based on the nature of those previous term advances and/or new term advances and the terms of the mortgages trust deed);

      o when a non-asset trigger event has occurred and an asset trigger event has not occurred (in which case principal receipts on the loans will be allocated and paid to Funding first); or

      o when an asset trigger event has occurred or the security granted by Funding to the security trustee has been enforced (in which case principal receipts on the loans will be paid to Funding in proportion to its share of the trust property).

      For more information on the mortgages trust, the cash accumulation period, the scheduled amortisation period and the distribution of principal receipts on the loans, including a description of when a non-asset trigger event or an asset trigger event will occur, see "The mortgages trust".

The Financing intercompany loan

      On the closing date, we will lend to Funding an amount in sterling equal to the proceeds of the issue of the Financing notes. Funding will pay the proceeds of this Financing intercompany loan to the seller as consideration for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's existing share of the trust property).

      As described in "- The Financing notes - Relationship between the Financing notes and the Financing intercompany loan", the Financing intercompany loan will be split into separate term advances to match the underlying series and classes of Financing notes: the Financing term AAA advances, matching the issue of the class A Financing notes of each series; the Financing term AA advances, matching the issue of the class B Financing notes of each series; and the Financing term BBB advances, matching the issue of the class C Financing notes of each series. Together these advances are referred to in this prospectus as the Financing term advances.

      The Financing term AAA advances reflect the rating expected to be assigned to the class A Financing notes by the rating agencies (being, in the case of the series 1 class A Financing notes, A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch and, in the case of the series 2 class A Financing notes, the series 3 class A Financing notes and the series 4 class A Financing notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The Financing term AA advances reflect the rating expected to be assigned to the class B Financing notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch). The Financing term BBB advances reflect the rating expected to be assigned to the class C Financing notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch).

      Funding will repay the Financing intercompany loan from payments received from Funding's share of the trust property. We will make payments of interest and principal on the Financing notes primarily from payments of interest and principal made by Funding under the Financing intercompany loan. As further described in "The mortgages trust", under the terms of the Financing intercompany loan agreement, prior to the occurrence of a trigger event or enforcement of the security granted by Funding, Funding is required to:

      o repay the Financing series 1 term AAA advance in full on the interest payment date falling in [o];

      o repay the Financing series 1 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the Financing series 1 term AAA advance has been fully repaid;

      o repay the Financing series 1 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the Financing series 1 term AA advance has been fully repaid;

      o repay the Financing series 2 term AAA advance in full on the interest payment date falling in [o] but to the extent there are insufficient funds to repay the Financing series 2 term AAA advance on that interest payment date, the shortfall shall be repaid on the subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the Financing series 2 term AAA advance has been fully repaid;

      o repay the Financing series 2 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the Financing series 2 term AAA advance has been fully repaid;

      o repay the Financing series 2 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the Financing series 2 term AA advance has been fully repaid;

      o repay the Financing series 3 term AAA advance in an amount equal to the scheduled amortisation amount due on each of the interest payment dates falling in [o], [o] and [o], but to the extent that there are insufficient funds to repay a scheduled amortisation amount according to the repayment schedule on the relevant interest payment date, the shortfall shall be repaid on subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the Financing series 3 term AAA advance has been fully repaid;

      o repay the Financing series 3 term AA advance up to the applicable Financing series 3 term AA advance repayment amount to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the Financing series 3 term AAA advance has been fully repaid;

      o repay the Financing series 3 term BBB advance up to the applicable Financing series 3 term BBB advance repayment amount to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the Financing series 3 term AAA advance has been fully paid and provided that the Financing series 3 term AA advance has been repaid up to the applicable Financing series 3 term AA advance repayment amount;

      o repay the Financing series 4 term AAA advances in full on the interest payment date falling in [o] but to the extent that there are insufficient funds to repay the Financing series 4 term AAA advances on that interest payment date, the shortfall shall be repaid on the subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the Financing series 4 term AAA advances have been fully repaid;

      o repay the Financing series 4 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the Financing series 4 term AAA advances have been fully repaid; and

      o repay the Financing series 4 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the Financing series 4 term AA advance has been fully repaid.

      The repayment schedule for the Financing series 1 term AAA advance, the Financing series 2 term AAA advance, the Financing series 3 term AAA advance and the Financing series 4 term AAA advances is as follows:

                                                                      Scheduled
Financing term advance                                          repayment dates            Amount
----------------------                                         ----------------       -----------
Financing series 1 term AAA advance.....................                    [o]        (pound)[o]
Financing series 2 term AAA advance.....................                    [o]        (pound)[o]
Financing series 3 term AAA advance.....................       [o], [o] and [o]        (pound)[o]
Financing series 4 term AAA advances....................                    [o]        (pound)[o]

      During the cash accumulation period for (i) each of the Holmes Financing (No. 10) PLC cash amounts to be set aside in respect of the Financing series 1 term AAA advance, (ii) the Financing series 2 term AAA advance and (iii) the Financing series 4 term AAA advances, no principal repayments will be made in respect of any of the Financing term AA advances or any of the Financing term BBB advances. If, however, Funding is in a cash accumulation period for a previous bullet term advance under a previous intercompany loan agreement or for a new bullet term advance under a new intercompany loan agreement, then Funding will continue to set aside Holmes Financing (No. 10) PLC cash amounts in respect of the Financing series 1 term AAA advance and accumulate amounts for the Financing series 2 term AAA advance and the Financing series 4 term AAA advances and make principal repayments in respect of the Financing series 3 term AAA advances, the Financing term AA advances and the Financing term BBB advances (or other pass- through term advances of the issuing entity) of each series due and payable under the Financing intercompany loan based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the share of those which is allocable to the Financing intercompany loan (see "Cashflows - Rules for application of Funding available principal receipts and Funding principal receipts"). This means that payments on the Financing term AAA advances, the Financing term AA advances and the Financing term BBB advances under the Financing intercompany loan, even though they may have a lower term advance rating than the relevant bullet term advance under another intercompany loan, should not be affected by the cash accumulation period under the previous intercompany loans or under a new intercompany loan.

      During the cash accumulation period for (i) each of the Holmes Financing (No. 10) PLC cash amounts to be set aside in respect of the Financing series 1 term AAA advance, (ii) the Financing series 2 term AAA advance and (iii) the Financing series 4 term AAA advances, Funding will continue to make principal repayments on the term advances made under the previous intercompany loans and/or any new intercompany loans if those term advances are then due and payable.

      When principal amounts are due and payable on the Financing series 1 term AAA advance, the Financing series 2 term AAA advance and the Financing series 4 term AAA advances, and principal amounts are also due and payable on any of the previous term AA advances, the previous term A advances or the previous term BBB advances, then Funding will continue to make principal repayments on those previous term AA advances, the previous term A advances, or previous term BBB advances, based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the portion thereof which is allocable to the previous intercompany loans. The same rule will apply analogously in respect of any new term AAA advance which is not a new bullet term advance, the Financing term AA advances and the Financing term BBB advances (see "Cashflows - Rules for application of Funding available principal receipts and Funding principal receipts").

      Whether Funding will have sufficient funds to repay the Financing series 1 term AAA advance, the Financing series 2 term AAA advance, the Financing series 3 term AAA advance and the Financing series 4 term AAA advances on the dates described in this section will depend on a number of factors (see "Risk factors
- The yield to maturity of the Financing notes may be adversely affected by prepayments or redemptions on the loans" and "Our ability to redeem the Financing notes on their scheduled redemption dates is affected by the rate of prepayment on the loans").

      The circumstances under which we can take action against Funding if it does not make a repayment under the Financing intercompany loan are limited. In particular, it will not be an event of default in respect of the Financing intercompany loan if Funding does not repay amounts due in respect of the Financing intercompany loan where Funding does not have the money to make the relevant repayment. For more information on the Financing intercompany loan, see "The Financing intercompany loan agreement".

Security granted by Funding and the issuing entity

      To secure its obligations to us under the Financing intercompany loan and to Funding's other secured creditors, Funding entered into a deed of charge on 26th July, 2000. On 29th November, 2000, Funding entered into a first deed of accession to the Funding deed of charge with Holmes Financing (No. 2) PLC and the other parties who entered into the original deed of charge on 26th July, 2000. On 23rd May, 2001, Funding entered into a second deed of accession with Holmes Financing (No. 3) PLC and the other parties who entered into the first deed of accession on 29th November, 2000. On 5th July, 2001, Funding entered into a third deed of accession with Holmes Financing (No. 4) PLC and the other parties who entered into the second deed of accession on 23rd May, 2001. On 8th November, 2001, Funding entered into a fourth deed of accession with Holmes Financing (No. 5) PLC and the other parties who entered into the third deed of accession on 5th July, 2001. On 7th November, 2002, Funding entered into an amended and restated Funding deed of charge with Holmes Financing (No. 6) PLC and the other parties who entered into the previous deeds of accession. On 26th March, 2003, Funding entered into a first deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 7) PLC and the other parties who entered into the amended and restated Funding deed of charge. On 1st April, 2004, Funding entered into a second deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 8) PLC and the other parties who entered into the first deed of accession to the amended and restated Funding deed of charge on 26th March, 2003. On 8th December, 2005, Funding entered into a third deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 9) PLC and the other parties who entered into the second deed of accession to the amended and restated Funding deed of charge on 1st April, 2004. On the closing date, Funding will enter into a fourth deed of accession with us and the parties who entered into the third deed of accession to the amended and restated Funding deed of charge. Together, the amended and restated Funding deed of charge and the first, second, third and fourth deeds of accession to the amended and restated Funding deed of charge are referred to as the "Funding deed of charge." Pursuant to the Funding deed of charge, Funding grants security over all of its assets in favour of the security trustee. Besides ourselves, Funding's secured creditors on the closing date are the previous issuing entities (in relation to the previous intercompany loans), the Funding swap provider, the cash manager, the account bank, the corporate services provider, the security trustee, Abbey National plc (as the start-up loan provider) and the seller. On the closing date, the security trustee will hold that security for the benefit of the secured creditors of Funding, including us. This means that Funding's obligations to us under the Financing intercompany loan and to the other secured creditors will be secured over the same assets. Except in very limited circumstances, only the security trustee is entitled to enforce the security granted by Funding. For more information on the security granted by Funding, see "Security for Funding's obligations". For details of post-enforcement priority of payments, see "Cashflows".

      To secure our obligations to the noteholders and to our other secured creditors, we will grant security over all of our assets in favour of the Financing security trustee. Our secured creditors are the Financing security trustee, the note trustee, the noteholders, the agent bank, the Financing cash manager, the Financing account banks, the paying agents, the Financing dollar currency swap providers, the Financing euro currency swap provider and the corporate services provider. The Financing security trustee will hold that security for the benefit of our secured creditors, including the noteholders. This means that our obligations to our other secured creditors will be secured over the same assets that secure our obligations under the Financing notes. Except in very limited circumstances, only the Financing security trustee will be entitled to enforce the security granted by us. For more information on the security granted by us, see "Security for the issuing entity's obligations". For details of post- enforcement priority of payments, see "Cashflows".

Swap providers

      The Funding swap provider is Abbey Financial Markets. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The Financing dollar currency swap provider for the series 1 Financing notes is [o] and its office is at [o]; for the series 2 Financing notes is [o] and its office is at [o] and for the series 3 Financing notes is [o] and its office is at [o]. The Financing euro currency swap provider for the series 4 class A2 Financing notes is [o] and its office is at [o]. The Financing interest rate swap provider for the series 4 class A3 Financing notes is [o] and its office is at [o].

      The Funding swap provider has entered into the Funding swap agreement with Funding, which is a master agreement (including a schedule and a confirmation) under which the Funding swap has been documented. The Financing dollar currency swap providers will enter into the Financing dollar currency swap agreements, which are master agreements (each including a schedule and a confirmation) with us. The Financing euro currency swap provider will enter into the Financing euro currency swap agreement, which is a master agreement (including a schedule and a confirmation) with us.

Swap agreements

      Borrowers make payments under the loans in pounds sterling. Some of the loans carry variable rates of interest, some of the loans pay interest at a fixed or capped rate or rates of interest and some of the loans pay interest which tracks an interest rate other than the variable rate set by Abbey or the mortgages trustee (for example the interest rate may be set at a margin above sterling LIBOR or above rates set by the Bank of England). These interest rates do not necessarily match the floating rate of interest payable on the Financing intercompany loan and accordingly, Funding has entered into the Funding swap agreement with the Funding swap provider.

      Under the Funding swap agreement, Funding makes quarterly payments to the Funding swap provider based on the weighted average of the average variable rate from several UK mortgage lenders and the different rates of interest payable on the tracker rate loans and fixed rate loans (including capped rate loans that are subject to the specified capped rate of interest) and the Funding swap provider makes quarterly payments to Funding based on the floating rates of interest payable on the intercompany loans outstanding at that time.

      In relation to those Financing term advances which relate to the dollar Financing notes and the euro Financing notes (together the "non-sterling Financing notes"), the Financing intercompany loan will pay quarterly interest equivalent to the weighted average of the floating rate of interest in sterling calculated by reference to the London inter-bank offer rate for one-month sterling deposits (also called sterling LIBOR) in effect on each of the relevant interest payment date and the two immediately preceding interest determination dates, plus a margin for each Financing term advance. In relation to those Financing term advances which relate to the series 4 class A1 Financing notes, the series 4 class A3 Financing notes, the series 4 class B Financing notes and the series 4 class C Financing notes (the "sterling Financing notes"), the Financing intercompany loans will pay quarterly interest at a floating rate of interest in sterling calculated by reference to the London inter-bank offer rate for three-month sterling deposits (also called sterling LIBOR) on the relevant interest determination date, plus a margin for each Financing term advance.

      Payments made by the mortgages trustee to Funding under the mortgages trust deed, payments made by Funding to us under the Financing intercompany loan and any drawings under the Funding liquidity reserve fund will be made in pounds sterling. To enable us to make payments on the interest payment dates in respect of each of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes (the "dollar Financing notes") in US dollars, we will enter into the Financing dollar currency swap agreements with the Financing dollar currency swap providers. Under the Financing dollar currency swaps, we will pay to the Financing dollar currency swap providers the sterling amounts received on the Financing series 1 term AAA advance, the Financing series 1 term AA advance, the Financing series 1 term BBB advance, the Financing series 2 term AAA advance, the Financing series 2 term AA advance, the Financing series 2 term BBB advance, the Financing series 3 term AAA advance, the Financing series 3 term AA advance and the Financing series 3 term BBB advance and the Financing dollar currency swap providers will pay to us amounts in US dollars that are equal to the amounts to be paid on the relevant classes of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes. No repayment of the series 1 class A Financing notes will be made prior to the interest payment date falling in [o] unless there has been a trigger event or the Financing security has been enforced.

      To enable us to make payments on the series 4 class A2 Financing notes (the "euro Financing notes") in euro, we will enter into the Financing euro currency swap agreement with the Financing euro currency swap provider. Under the Financing euro currency swap, we will pay to the Financing euro currency swap provider the sterling amounts received on the Financing series 4A2 term AAA advance and the Financing euro currency swap provider will pay to us amounts in euro that are equal to the amounts to be paid on the euro Financing notes.

      In addition, Funding will pay to us in sterling a LIBOR-based rate of interest for three-month sterling deposits on the advances we will make to it under the Financing intercompany loan. However, until the interest payment date falling in [o] (or, if earlier, the occurrence of a trigger event or enforcement of the Financing security) we will pay a fixed rate of interest in sterling on the series 4 class A3 Financing notes. To provide a hedge against possible adverse interest rate movements, we will enter into an interest rate swap agreement with the series 4 class A3 Financing interest rate swap provider. Under this interest rate swap, up to and including the interest payment date falling in [o] (or, if earlier, the occurrence of a trigger event or enforcement of the Financing security), we will pay to the series 4 class A3 Financing interest rate swap provider the LIBOR-based floating rate of interest we receive on the Financing series 4A3 term AAA advance and the series 4 class A3 Financing interest rate swap provider will pay to us an amount that is equal to the amount to be paid on the series 4 class A3 Financing notes on the applicable interest payment date.

      The terms of the swaps are described in greater detail below in "The swap agreements".

Financing post-enforcement call option agreement

      The Financing post-enforcement call option agreement will be entered into between the Financing security trustee, as agent for the class B noteholders and the class C noteholders, the issuing entity and a subsidiary of Holdings called PECOH Limited. The terms of the option will require, upon exercise of the option by PECOH Limited, the transfer to PECOH Limited of all of the class B Financing notes and/or all of the class C Financing notes, as the case may be. The class B noteholders and the class C noteholders will be bound by the terms of the class B Financing notes and the class C Financing notes, respectively, to transfer the Financing notes to PECOH Limited in these circumstances. Neither the class B noteholders nor the class C noteholders will be paid for that transfer.

      However, as the post-enforcement call option can be exercised only after the Financing security trustee has enforced the security granted by us under the Financing deed of charge and determined that there are no further assets available to pay amounts due and owing to the class B noteholders and/or the class C noteholders, as the case may be, the exercise of the post-enforcement call option will not further disadvantage the economic position of those noteholders. In addition, exercise of the post-enforcement call option and delivery by the class B noteholders and/or the class C noteholders of the class B Financing notes and/or the class C Financing notes, respectively, to PECOH Limited will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the class B Financing notes and/or the class C Financing notes that such class B noteholders and/or class C noteholders may have against us.

Rating of the Financing notes

      The issuance of the Financing notes is conditioned on the assignment of the following minimum ratings by Standard & Poor's, Moody's and Fitch on the closing date.

Class of Financing notes          Moody's       Standard & Poor's       Fitch
------------------------          -------       -----------------       -----
series 1 class A                    P-1                A-1+              F1+

series 2 class A                    Aaa                AAA               AAA

series 3 class A                    Aaa                AAA               AAA

series 4 class A                    Aaa                AAA               AAA

series 1 class B                    Aa3                 AA                AA

series 2 class B                    Aa3                 AA                AA

series 3 class B                    Aa3                 AA                AA

series 4 class B                    Aa3                 AA                AA

series 1 class C                    Baa2               BBB               BBB

series 2 class C                    Baa2               BBB               BBB

series 3 class C                    Baa2               BBB               BBB

series 4 class C                    Baa2               BBB               BBB

      A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances in the future so warrant.

      Together Standard & Poor's, Moody's and Fitch comprise the rating agencies, which is to be understood to include any further or replacement rating agency appointed by us with the approval of the note trustee to give a credit rating to the Financing notes or any class of the Financing notes.

      The issuing entity (or Funding, if the issuing entity is unable to pay) has agreed to pay ongoing surveillance fees to the rating agencies, in exchange for which each rating agency will monitor the ratings it has assigned to the Financing notes while they are outstanding.

Listing

      Application has been made to the UK Listing Authority for each class of the Financing notes to be admitted to the official list of the UK Listing Authority. Application will also be made to the London Stock Exchange for each class of the Financing notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

The previous issuing entities, new issuing entities and Funding 2

      The previous issuing entities, each of which is a wholly owned subsidiary of Holdings, issued the previous notes and from those issue proceeds made the previous intercompany loans to Funding as follows:

      o     Holmes Financing (No. 1) PLC, on 26th July, 2000;

      o     Holmes Financing (No. 2) PLC, on 29th November, 2000;

      o     Holmes Financing (No. 3) PLC, on 23rd May, 2001;

      o     Holmes Financing (No. 4) PLC, on 5th July, 2001;

      o     Holmes Financing (No. 5) PLC, on 8th November, 2001;

      o     Holmes Financing (No. 6) PLC, on 7th November, 2002;

      o     Holmes Financing (No. 7) PLC, on 26th March, 2003;

      o     Holmes Financing (No. 8) PLC, on 1st April, 2004; and

      o     Holmes Financing (No. 9) PLC on 8th December, 2005.

      It is not necessary to obtain your approval for any issuance of new notes, nor is it necessary to provide you notice of any such issuance. However, Funding will report on its periodic distribution reports on Form 10-D and periodic reports on Form 8-K to be filed with the Securities and Exchange Commission any issue of new notes backed by the loans in the portfolio.

      Funding's obligations under these previous intercompany loans are secured by the same security that secures the Financing intercompany loan. In addition, it is expected that in the future, subject to satisfaction of certain conditions, Holdings may establish additional wholly owned subsidiary companies to issue new notes to investors. One of these conditions is that the ratings of your Financing notes will not be adversely affected at the time a new issuing entity issues new notes. As set forth in detail in this prospectus under "The Financing intercompany loan agreement--New intercompany loan agreements", any new issuing entities will loan the proceeds of any issue of new notes to Funding pursuant to the terms of a new intercompany loan agreement. Funding will use the proceeds of a new intercompany loan to do one or more of the following:

      o pay the seller for new loans and their related security to be assigned to the mortgages trustee, which will result in an increase in Funding's share of the trust property;

      o pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property);

      o refinance an intercompany loan or intercompany loans outstanding at that time, which will not result in a change in the size of Funding's share of the trust property. In these circumstances, Funding will use the proceeds of the new intercompany loan to repay an intercompany loan outstanding at that time, which the relevant issuing entity will, provided that the terms of the relevant notes then permit such optional redemption, use to repay the relevant noteholders. If our Financing intercompany loan to Funding is refinanced in these circumstances, you could be repaid early; and/or

      o     make a deposit in one or more of the reserve funds.

      Regardless of which of these uses of proceeds is selected, the previous notes, your Financing notes and any new notes will all be secured ultimately over Funding's share of the trust property and will be subject to the ranking described in the following paragraphs.

      Funding will apply amounts it receives from the trust property to pay amounts it owes under the previous term advances, the Financing term advances and new term advances without distinguishing when the share in the trust property was acquired or when the relevant term advance was made. Funding's obligations to pay interest and principal to us on the Financing term advances and to the previous issuing entities or new issuing entities on their respective previous term advances or new term advances will rank either equal with, ahead of or after each other, primarily depending on the relative designated rating of each previous term advance, Financing term advance and new term advance. The rating of a previous term advance, Financing term advance or new term advance will be the rating assigned by the rating agencies to the previous notes, the Financing notes or the new notes, which are used to fund the relevant term advance, on their date of issue. Funding will pay interest and (subject to their respective scheduled repayment dates and the rules for application of principal receipts described in "Cashflows - Rules for application of Funding available principal receipts and Funding principal receipts") principal first on the previous term advances, the Financing term advances and the new term advances with the highest rating, and thereafter on the previous term advances, the Financing term advances and the new term advances with the next highest rating, and so on down to the previous term advances, the Financing term advances and the new term advances with the lowest rating. Accordingly, any term advance in relation to previous notes or new notes that have an AAA rating will rank equally with Funding's payments of interest and (subject to their respective scheduled repayment dates and the rules referred to in this paragraph) principal on the Financing term AAA advances and will rank ahead of Funding's payments of interest and principal on the Financing term AA advances and the Financing term BBB advances.

      It should be noted, however, that although a previous term advance, Financing term advance and any new term advance may rank equally, principal payments may be made earlier on the previous term advances, new term advances or the Financing term advances, as the case may be, depending on their scheduled repayment and final repayment dates. Further, as described in "Cashflows - Rules for application of Funding available principal receipts and Funding principal receipts", in some circumstances, Funding will continue to make payments on term advances due and payable under each of the Financing intercompany loan and the previous intercompany loans, irrespective of term advance rating. More specifically, if amounts are due and payable on any of the pass-through term advances made under the previous intercompany loans which have a term advance rating of AA, A or BBB, and at the same time amounts are due and payable on the pass-through term advance made under the Financing intercompany loan which has a term advance rating of AAA, then Funding will allocate principal receipts available to it to each of the previous issuing entities and the issuing entity based on the outstanding principal balance of each of their respective intercompany loans.

      You should also note that during a cash accumulation period to set aside any Holmes Financing (No. 10) PLC cash amounts in respect of the Financing series 1 term AAA advance and for any bullet term advance under an intercompany loan (for example, the Financing intercompany loan), Funding will continue to make principal repayments in respect of amounts due and payable in respect of pass-through term advances and scheduled amortisation term advances under other intercompany loans (for example, one of the previous intercompany loans), based on the outstanding principal balance of each of those intercompany loans.

      If Funding enters into a new intercompany loan agreement the terms of the Funding swap agreement provide that the notional amount of the Funding swap will be increased in order to address the potential mismatch between variable, tracker and fixed rates of interest paid by borrowers on the loans and the floating rate of interest paid by Funding on the intercompany loans outstanding at that time (including the new intercompany loan), as described further in "The swap agreements". The various margins on the fixed, floating and tracker elements of the Funding swap will vary depending on the nature of the loans constituting the trust property from time to time.

      As Funding enters into new intercompany loan agreements, it will, if required, simultaneously enter into new start-up loan agreements with a new start-up loan provider which will provide for the costs and expenses of the issue of the new notes and, if required by the rating agencies, for extra amounts to be credited to one or both reserve funds. However no start-up loan is required in relation to the Financing notes as the costs and expenses associated with the issue of the Financing notes will be met from amounts in the Funding reserve fund.

      The terms of the Funding transaction documents may be amended upon a new issue and that your consent will not be required to such amendments, notwithstanding that these changes may affect the cashflow from the mortgages trust and/or Funding that is available to pay amounts due on the Financing notes.

      Pursuant to its obligations under the Listing Rules of the UK Listing Authority, if a new issuing entity is established to issue new notes, then the issuing entity will notify or procure that notice is given of that new issue.

      Holdings may establish a new entity, Funding 2, which may, in the future, issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding. Funding 2 would be a wholly owned subsidiary of Holdings and would be organised as a special purpose company in compliance with Standard & Poor's bankruptcy remoteness criteria and its proposed establishment would be notified to Standard & Poor's. In that event, Funding 2 would become a beneficiary of the mortgages trust subject to the satisfaction of certain conditions (see "Risk factors - Holdings may establish another company, Funding 2, which may become an additional beneficiary under the mortgages trust").

United Kingdom tax status

      Subject to important qualifications and conditions set out under "United Kingdom taxation", including as to final documentation and assumptions, Slaughter and May, our UK tax advisers, are of the opinion that:

      o no UK withholding tax will be required on interest payments to any holder of the Financing notes provided that the Financing notes are, and remain at all times, listed on a recognised stock exchange (the London Stock Exchange is a recognised stock exchange for such purposes);

      o US persons who are not and have never been either resident or ordinarily resident in the UK for UK tax purposes and who are not carrying on a trade, profession or vocation in the UK through a branch or agency in the UK in connection with which the payments are received or to which the Financing notes are attributable (or, in the case of a US person who is a company, provided that company does not carry on a trade in the UK through a permanent establishment in connection with which the payments on the Financing notes are received or to which the Financing notes are attributable) will not be subject to UK taxation by direct assessment in respect of payment of principal and interest on the Financing notes;

      o no UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the global Financing notes or on the issue or transfer of a Financing note in definitive form;

      o Funding and the issuing entity will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective applicable profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non-deductible expenses and losses include general provisions for bad debts. In respect of Funding, the seller has confirmed to Slaughter and May that the profit in Funding's applicable profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts. In respect of the issuing entity, the seller has confirmed to Slaughter and May that the profit in the issuing entity's applicable profit and loss account will not exceed 0.02 per cent. of the interest on the Financing term advances under the Financing intercompany loan. The comments made in this sub-paragraph are subject to those set out i the risk factor "Tax payable by Funding or the issuing entity may adversely affect our ability to make payments on the Financing notes", in particular in the section dealing with the interim regime and the new regime that H.M. Revenue & Customs are proposing to establish for securitisation companies as a consequence of their compliance with International Financial Reporting Standards ("IFRS") (or new UK Financial Reporting Standards which reflect IFRS); and

      o the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements apart from a liability to UK corporation tax on amounts, such as trustee fees and expenses, which are paid to the mortgages trustee for its own benefit. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

United States tax status

      In the opinion of Cleary, Gottlieb, Steen & Hamilton LLP, our US tax advisers, the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes will be treated as debt for US federal income tax purposes. We intend to treat these classes of Financing notes as debt of the issuing entity. The US Internal Revenue Service could seek to recharacterise these classes of Financing notes as an ownership interest in the related debt of Funding. In that case, a US holder of a class of Financing notes generally would be treated as holding Funding debt and a currency swap, which may be integrated as a synthetic debt instrument having the characteristics of the applicable class of Financing notes and substantially the same tax treatment as if the class of Financing notes were characterised as debt of the issuing entity. See "United States taxation - US Financing notes as debt of Funding".

      Our US tax advisers have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding and the issuing entity will not be subject to US federal income tax.

Eligibility of notes for purchase by money market funds

      The series 1 class A Financing notes will be "Eligible Securities" within the meaning of Rule 2a-7 under the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

ERISA considerations for investors

      The series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes are eligible for purchase by employee benefit and other plans subject to section 406 of the US Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the US Internal Revenue Code of 1986, as amended (the "Code") and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to section 406 of ERISA or section 4975 of the Code, subject to consideration of the issues described herein under "ERISA considerations". Each purchaser of any such Financing notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such Financing notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the Financing notes satisfies the prudence, investment diversification and other applicable requirements of those provisions.

Fees

      The following table sets out the on-going fees to be paid by the issuing entity, the nine previous issuing entities, Funding and the mortgages trustee to transaction parties.

Type of fee                                 Amount of fee             Priority in cashflow       Frequency
-----------                                 -------------             --------------------       ---------
Servicing fee                               0.12 per cent. per year   Ahead of all revenue       Each distribution date
                                            of Funding's share of     amounts payable to
                                            trust property            Funding by the mortgages
                                                                      trustee

Funding cash management fee                 (pound)117,500 each year  Ahead of all senior        Each interest payment
                                                                      Financing term advances    date

Holmes Financing (No. 1) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 1) PLC

Holmes Financing (No. 2) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 2) PLC

Holmes Financing (No. 3) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 3) PLC

Holmes Financing (No. 4) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 4) PLC

Holmes Financing (No. 5) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 5) PLC

Holmes Financing (No. 6) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 6) PLC

Holmes Financing (No. 7) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 7) PLC

Holmes Financing (No. 8) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 8) PLC

Holmes Financing (No. 9) PLC cash           Estimated (pound)170,000  Ahead of all senior        Each interest payment
management fee and corporate expenses       each year                 outstanding previous       date
                                                                      notes of Holmes
                                                                      Financing (No. 9) PLC

Financing cash management fee               Estimated (pound)117,500  Ahead of all senior        Each interest payment
                                            each year                 outstanding Financing      date
                                                                      notes

Corporate expenses of the mortgages         Estimated (pound)20,000   Ahead of all revenue       Each distribution date
trustee                                     each year                 amounts payable to
                                                                      Funding by the mortgages
                                                                      trustee

Corporate expenses of Funding               Estimated (pound)52,500   Ahead of all senior        Each interest payment
                                            each year                 Financing term advances    date

Corporate expenses of the issuing entity    Estimated (pound)52,500   Ahead of all senior        Each interest payment
                                            each year                 outstanding Financing      date
                                                                      notes

Fee payable by Funding to the security      $5,000 per annum          Ahead of all senior        Each interest payment
trustee                                                               Financing term advances    date

Fee payable by the issuing entity to the    $6,000 per annum          Ahead of all senior        Each interest payment
Financing security trustee and the note                               outstanding Financing      date
trustee                                                               notes

      Each of the fees set out in the preceding table is, where applicable, inclusive of VAT, which is currently assessed at 17.5 per cent. The fees will be subject to adjustment if the applicable rate of VAT changes.

                                  Risk factors

      This section describes the principal risk factors associated with an investment in the Financing notes. If you are considering purchasing our Financing notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.

The structure of the transaction in which you are investing is subject to change without your consent

      The Financing notes represent an indirect investment in a portfolio of mortgages held under a master mortgages trust.

      The underlying structure of the mortgages trust and the characteristics of the trust property are subject to change. However, your consent may not be required in relation to such changes. In particular (but without limitation), we would draw your attention to the risk factors described in the following sections set out below:-

      o "Holdings may establish another company, Funding 2, which may become an additional beneficiary under the mortgages trust";

      o "If Funding enters into new intercompany loan agreements, then the new term advances may rank ahead of Financing term advances as to payment, and accordingly new notes may rank ahead of Financing notes as to payment";

      o "As new loans are assigned to the mortgages trustee, the characteristics of the trust property may change from those existing at the closing date, and those changes may adversely affect payments on the Financing notes"; and

      o "The seller may change the lending criteria relating to loans that are subsequently assigned to the mortgages trustee, which could affect the characteristics of the trust property and which may adversely affect payments on the Financing notes."

      In addition, you should also be aware that the terms of the Funding transaction documents may be amended upon a new issue and that your consent will not be required to such amendments, notwithstanding that these changes may affect the cashflow from the mortgages trust and/or Funding that is available to pay amounts due on the Financing notes.

      This risk factor is without prejudice to those additional risk factors outside the control of Funding, Holdings, the mortgages trustee, the issuing entity and/or the seller, including but not limited to those listed below on pages [o] to [o], [o], [o] to [o].

If certain parties to the transaction documents cease to satisfy various criteria then the rights and obligations of such party pursuant to the relevant transaction document may have to be transferred to a replacement entity under terms that may not be as favourable as those currently offered under the relevant transaction document

      Those parties to the transaction documents who receive and hold monies pursuant to the terms of such documents are required to satisfy certain criteria in order that they can continue to receive and hold monies.

      These criteria include FSA requirements and/or provisions as well as requirements in relation to the short-term, unguaranteed and unsecured ratings ascribed to each such party by Standard & Poor's, Fitch and Moody's. The table below, sets out more particularly such rating requirements.

Party                           Transaction Documents           Requisite Rating               Remedy for Breach of
                                                                                               Rating Requirement\
Abbey (in its capacity as       Bank account agreement          The short-term,                Within 30 days of the
account bank)                                                   unsubordinated, unguaranteed   date on which the
                                                                and unsecured ratings of the   downgrade in the rating
                                                                account Bank are at least F1   is announced publicly,
                                                                by Fitch, P-1 by Moody's or    the account bank:
                                                                A-1+ by S&P, provided always
                                                                that where the relevant
                                                                deposit amount is less than    (i) transfers all of its
                                                                30 per cent. of the amount     rights and obligations to
                                                                of the Funding share, then     another entity whose
                                                                the short-term,                short-term, unsecured,
                                                                unsubordinated, unguaranteed   unsubordinated and
                                                                and unsecured rating of the    unguaranteed debt
                                                                account bank required by S&P   obligations have a rating
                                                                shall be at least A-1          of at least the required
                                                                                               rating;

                                                                                               (ii) procures that an
                                                                                               entity with the required
                                                                                               rating becomes a
                                                                                               co-obligor in respect of
                                                                                               the obligations of the
                                                                                               account bank;

                                                                                               (iii) procures that an
                                                                                               entity with the required
                                                                                               rating provides a
                                                                                               guarantee of the
                                                                                               obligations of the
                                                                                               account bank; or

                                                                                               (iv) takes such other
                                                                                               actions to ensure that
                                                                                               the rating assigned to
                                                                                               the notes is not
                                                                                               adversely affected by the
                                                                                               ratings downgrade

                                                                                               and in each case provided
                                                                                               that the then current
                                                                                               ratings of the notes
                                                                                               shall not be adversely
                                                                                               affected by each or any
                                                                                               of the above actions

Abbey (in its capacity as       Funding guaranteed investment   As detailed in the             As detailed in the
Funding GIC provider)           contract                        provisions set out in the      provisions set out in the
                                                                row above                      row above

Abbey (in its capacity as       Mortgages trustee guaranteed    As detailed in the             As detailed in the
mortgages trustee GIC           investment contract             provisions set out in the      provisions set out in the
provider)                                                       row above                      row above

Abbey (in its capacity as       Financing bank account          As detailed in the             As detailed in the
account bank)                   agreement                       provisions set out in the      provisions set out in the
                                                                row above                      row above
Citibank N.A., London Branch
(in its capacity as the
non-sterling account bank)

Series 1 class A Financing      Series 1 class A Financing      The short-term, unsecured      See section headed
dollar currency swap provider   dollar currency swap            and unsubordinated debt        "The swap agreements--Ratings
                                                                obligations are rated at       downgrade of swap
                                                                least A-1+ by S&P, P-1 by      providers" on page [o] of
                                                                Moody's and F-1 by Fitch and   this prospectus
                                                                the long-term, unsecured and
                                                                unsubordinated debt
                                                                obligations are rated at
                                                                least A-1 by Moody's and A+
                                                                by Fitch

Series 2 class A Financing      Series 2 class A Financing      As detailed in the             As detailed in the
dollar currency swap provider   dollar currency swap            provisions set out in the      provisions set out in the
                                                                row above                      row above

Series 3 class A Financing      Series 3 class A Financing      As detailed in the             As detailed in the
dollar currency swap provider   dollar currency swap            provisions set out in the      provisions set out in the
                                                                row above                      row above

Series 4 class A2 Financing     Series 4 class A2 Financing     As detailed in the             As detailed in the
euro currency swap provider     euro currency swap              provisions set out in the      provisions set out in the
                                                                row above                      row above

Series 4 class A3 Financing     Series 4 class A3 Financing     As detailed in the             As detailed in the
interest rate swap provider     interest rate swap              provisions set out in the      provisions set out in the
                                                                row above                      row above

Abbey (in its capacity as       Funding swap                    The short-term unsecured and   As detailed in the
guarantor of the obligations                                    unsubordinated debt            provisions set out in the
of Abbey Financial Markets as                                   obligations of Abbey are to    row above
Funding swap provider)                                          be rated at least A-1 by S&P
                                                                and the long-term unsecured
                                                                and unsubordinated debt
                                                                obligations of Abbey are to
                                                                be rated at least Aa3 by
                                                                Moody's and AA- by Fitch

      If the party concerned ceases to satisfy the applicable criteria, including the rating criteria detailed above, then the rights and obligations of that party (including the right and/or obligation to receive monies) may need to be transferred to another entity which does satisfy the applicable criteria. In these circumstances, the terms agreed with the replacement entity may not be as favourable as those provided by the original party pursuant to the relevant transaction document.

      In addition, you should also be aware that, should the applicable criteria cease to be satisfied as detailed above, then the parties to the relevant transaction document may agree to amend or waive certain of the terms of such documents and the applicable criteria in order to avoid the need for a replacement entity to be appointed. Your consent may not be required in relation to such amendments and/or waivers.

You cannot rely on any person other than us to make payments on the Financing notes

      The Financing notes will not represent an obligation or be the responsibility of any of Abbey National plc or any of its affiliates, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or HSBC Securities (USA) Inc., or any of their respective affiliates, the other underwriters, the previous issuing entities, any new issuing entity, the mortgages trustee, the security trustee, the Financing security trustee, the note trustee or any other party to the transaction other than us.

We have a limited set of resources available to us to make payments on the Financing notes

      Our ability to make payments of principal and interest on the Financing notes and to pay our operating and administrative expenses will depend primarily on the funds being received under the Financing intercompany loan. In addition, we will rely on the Financing dollar currency swaps and the Financing euro currency swap to hedge the currency exposure with respect to the Financing notes denominated in US dollars and euro, respectively. We will also rely on the series 4 class A3 Financing interest rate swap to provide payments on the series 4 class A3 Financing notes up to and including the interest payment date falling in [o] (or, if earlier, the occurrence of a trigger event or enforcement of the Financing security).

      If Funding is unable to pay in full on any interest payment date (a) the interest on any term advance, (b) the operating and administrative expenses and/or (c) the principal payments in respect of the Funding liquidity reserve fund term advances, and in the event that the seller suffers a certain ratings downgrade, Funding may draw money from the Funding liquidity reserve fund (see "Credit Structure"). We will not have any other significant sources of funds available to meet our obligations under the Financing notes and/or any other payments ranking in priority to the Financing notes. Funding is not obliged to make payments on the Financing term advances if it does not have enough money to do so, which could adversely affect payments on the Financing notes.

Funding's ability to pay amounts due on the Financing term advances will depend upon:

      o Funding receiving enough funds from the Funding share percentage of the revenue and principal receipts on the loans included in the mortgages trust on or before each interest payment date;

      o     Funding receiving the required funds from the Funding swap provider;

      o the amount of funds credited to the reserve funds (as described in "Credit structure - First reserve fund", "Credit structure - Second reserve fund" and "Credit Structure - Funding liquidity reserve fund"); and

      o the allocation of funds between the previous term advances, the Financing term advances and any new term advances (as described in "Cashflows").

      According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding the Funding share percentage of revenue receipts on the loans by crediting those amounts to the Funding GIC account on each distribution date. The mortgages trustee is obliged to pay to Funding principal receipts on the loans by crediting those amounts to the Funding GIC account as and when required pursuant to the terms of the mortgages trust deed.

      Funding will be obliged to pay revenue receipts due to us under the Financing intercompany loan only to the extent that it has revenue receipts left over after making payments ranking in priority to us, such as payments of certain fees and expenses of Funding and payments on certain higher ranking previous term advances under the previous intercompany loans.

      Funding will be obliged to pay principal receipts due to us under the Financing intercompany loan only to the extent that it has principal receipts available for that purpose after repaying amounts ranking in priority to us (including repaying certain higher ranking previous term advances), as described in "Cashflows - Distribution of Funding available principal receipts prior to enforcement of the Funding security or the occurrence of a trigger event or enforcement of the Financing security - Rules for application of Funding available principal receipts and Funding principal receipts" and "Description of the previous issuing entities, the previous notes and the previous intercompany loans".

      If there is a shortfall between the amounts payable by Funding to us under the Financing intercompany loan agreement and the amounts payable by us on the Financing notes, you may, depending on what other sources of funds are available to us and to Funding, not receive the full amount of interest and/or principal which would otherwise be due and payable on the Financing notes.

Failure by Funding to meet its obligations under the Financing intercompany loan agreement would adversely affect payments on the Financing notes

      If Funding does not make payments due and payable on the Financing intercompany loan, then we may not have enough money to make payments on the Financing notes, and in addition we will have only limited recourse to the assets of Funding. If Funding does not pay amounts under the Financing intercompany loan because it does not have enough money available, those amounts will be deemed not to be due and payable, so there will not be an event of default under the Financing intercompany loan, and we will not have recourse to the assets of Funding in that instance.

      On the final repayment date of the Financing intercompany loan any outstanding amounts in respect of the Financing term AA advances and the Financing term BBB advances will be extinguished, which would cause a loss on any class B Financing notes and any class C Financing notes still outstanding

      The transaction has been structured in the expectation that on the final repayment date of the Financing intercompany loan in [o], the interest and principal due and payable on the Financing term AA advances and the Financing term BBB advances will be in an amount equal to the sum available to pay all outstanding interest and/or principal (including interest and/or principal deferred and unpaid) on the Financing term AA advances and the Financing term BBB advances (after paying amounts of a higher order of priority as required by the Funding priority of payments).

      If there is a shortfall between the amount available to pay such interest and/or principal and the amount required to pay all outstanding interest and/or principal on the Financing term AA advances and the Financing term BBB advances, then the shortfall will be deemed to be not due and payable under the Financing intercompany loan agreement and we will not have any claim against Funding for the shortfall.

      If there is such a shortfall in interest and/or principal payments under the Financing intercompany loan agreement, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on the class B Financing notes or the class C Financing notes outstanding.

Although enforcement of the Financing security will be possible following the occurrence of an event of default in the issuing entity's obligations, the proceeds of that enforcement may not be enough to make all payments due on the Financing notes

      We have no recourse to the assets of Funding unless Funding has also defaulted on its obligations under the Financing intercompany loan and the Funding security has been enforced.

      If the security created as required by the Financing deed of charge is enforced, the proceeds of enforcement may be insufficient to pay all principal and interest due on the Financing notes. The noteholders may still have an unsecured claim against us for the shortfall, but there is no guarantee that we will have sufficient (or any) funds to pay that shortfall.

There is no assurance that the subordination rules will protect the holders of class A Financing notes or the holders of class B Financing notes from all risk of loss

      The transaction has been structured in the expectation that:

      o the series 1 Financing notes will be redeemed in full prior to the redemption of the series 2 Financing notes, the series 3 Financing notes and the series 4 Financing notes;

      o the series 2 Financing notes will be redeemed in full prior to the redemption of the series 3 Financing notes and the series 4 Financing notes; and

      o the series 3 Financing notes will be redeemed in full prior to the redemption of the series 4 Financing notes.

      This means, among other things, that the series 1 class B Financing notes and the series 1 class C Financing notes are expected to be redeemed before the series 2 class A Financing notes, the series 3 class A Financing notes and the series 4 class A Financing notes, even though the series 2 class A Financing notes, the series 3 class A Financing notes and the series 4 class A Financing notes have a higher rating than the series 1 class B Financing notes and the series 1 class C Financing notes.

      However, there is no assurance that the series 1 Financing notes will be redeemed in full before the series 2 Financing notes, the series 3 Financing notes and the series 4 Financing notes or that the series 2 Financing notes will be redeemed in full before the series 3 Financing notes and the series 4 Financing notes or that the series 3 Financing notes will be redeemed in full before the series 4 Financing notes. In particular, following the occurrence of a non-asset trigger event (but prior to enforcement), or if the issuing entity does not exercise its option to redeem the Financing notes (other than the series 1 class A Financing notes) on the interest payment date falling in [o], the Financing notes will be redeemed by reference to their final maturity date and, as such, the series 4 class A notes will be redeemed in full before the series 3 class A Financing notes. Additionally, both following the occurrence of an asset trigger event (but prior to enforcement) and following enforcement of the Financing security, the Financing notes of each series will be repaid according to their respective classes and pro rata within each class.

      In each case, redemption of the Financing notes is ultimately dependent on, among other things, repayment and redemptions on the loans and on the term advance rating of the Financing term advances. Further, if on any interest payment date, amounts are due and payable in respect of the class A Financing notes of any series and amounts are due and payable in respect of the class B Financing notes of any series and/or the class C Financing notes of any series, then payments of principal will be made on the class A Financing notes in priority to payments of principal on the class B Financing notes and the class C Financing notes. Similarly, if on any interest payment date, amounts are payable in respect of the class B Financing notes of any series and the class C Financing notes of any series, then payments of principal will be made on the class B Financing notes in priority to payments of principal on the class C Financing notes. See "- Subordination of other note classes may not protect you from all risk of loss".

There may be conflicts between your interests and the interests of any of Financing's other secured creditors (including more senior noteholders), and the interests of those secured creditors may prevail over your interests

      The Financing deed of charge requires the Financing security trustee to consider the interests of each of the Financing secured creditors in the exercise of all of its powers, trusts, authorities, duties and discretions, but requires the Financing security trustee, in the event of a conflict between your interests and the interests of any of the other Financing secured creditors, to consider only your interests, except in the event of a proposed waiver of any breach of the provisions of the Financing transaction documents or a proposed modification to any of the Financing transaction documents. In these circumstances, the Financing security trustee is required to consider whether the proposed waiver or modification would be materially prejudicial to the interests of a Financing swap provider and, if so, it is required to get its or their written consent to the proposed waiver or modification.

There may be a conflict between the interests of the holders of class A Financing notes, the holders of class B Financing notes and the holders of class C Financing notes and the interests of other classes of noteholders may prevail over your interests

      The Financing trust deed and the terms of the Financing notes will provide that the note trustee and the Financing security trustee are to have regard to the interests of the holders of all the classes of Financing notes. There may be circumstances, however, where the interests of one class of the noteholders conflicts with the interests of another class or classes of the noteholders. The Financing trust deed and the terms of the Financing notes will provide that where, in the opinion of the note trustee or the Financing security trustee, there is such a conflict, then:

      o the note trustee or the Financing security trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and the class C noteholders on the other hand; and

      o the note trustee or the Financing security trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class C noteholders on the other hand.

There may be a conflict between the interests of the holders of each series of the class A Financing notes, the holders of each series of the class B Financing notes and the holders of each series of the class C Financing notes, and the interests of other series of noteholders may prevail over your interests

      There may also be circumstances where the interests of the class A noteholders of one series of the Financing notes conflict with the interests of the class A noteholders of another series of the Financing notes or there may be circumstances where the interests of the class B noteholders of one series of the Financing notes conflict with the interests of the class B noteholders of another series of the Financing notes or where the interests of the class C noteholders of one series of the Financing notes conflict with the interests of the class C noteholders of another series of the Financing notes.

      The Financing trust deed and the terms of the Financing notes will provide that where, in the opinion of the note trustee or the Financing security trustee, there is such a conflict, then a resolution directing the note trustee or, as applicable, the Financing security trustee to take any action must be passed at separate meetings of the holders of each series of the class A Financing notes, or, as applicable, each series of the class B Financing notes and each series of the class C Financing notes. A resolution may only be passed at a single meeting of the noteholders of each series of the relevant class if the note trustee or, as applicable, the Financing security trustee is satisfied that there is no conflict between them.

      Similar provisions will apply in relation to requests in writing from holders of a specified percentage of the principal amount outstanding of the Financing notes of each class within each series (the principal amount outstanding being converted into sterling for the purposes of making the calculation). You should note that as a result of repayments of principal first to the series 1 Financing notes, then to the series 2 Financing notes, then to the series 3 Financing notes and then to the series 4 Financing notes, the principal amount outstanding of each series of the Financing notes will change after the closing date.

Holdings may establish another company, Funding 2, which may become an additional beneficiary under the mortgages trust

      Holdings may establish a new entity, Funding 2, which may issue new notes from time to time and use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding, subject to the agreement of the seller and Funding, as existing beneficiaries of the mortgages trust. If Funding 2 becomes a beneficiary of the mortgages trust then the percentage shares of Funding and the seller in the trust property may decrease. The introduction of Funding 2 will not cause a reduction in the principal amount of assets backing the Financing notes. The security trustee will only be entitled to consent to any modifications to the transaction documents caused by the introduction of Funding 2, if it is satisfied that such modifications would not adversely affect the then current ratings of the notes.

      If Funding 2 becomes a beneficiary of the mortgages trust then the seller, Funding and Funding 2 would each have a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property would be in proportion to their respective shares of the trust property. On each distribution date the mortgages trustee would distribute interest and principal receipts to one, two or all three beneficiaries, depending on the terms of the mortgages trust.

      It is anticipated that Funding 2 would issue notes directly to investors from time to time backed by its share of the trust property. You would not have a direct or indirect interest in Funding 2's share of the trust property.

      Amendments would be made to a number of the Financing transaction documents as a result of the inclusion of Funding 2 as a beneficiary of the mortgages trust. In particular (but without limitation), amendments would be made to:

      o the mortgage sale agreement to enable the purchase by Funding 2 of interests in the trust property;

      o the mortgages trust deed (i) to establish Funding 2 as a beneficiary of the trust, (ii) to enable changes in Funding 2's share of the trust property from time to time and (iii) to regulate the distribution of interest and principal receipts in the trust property to Funding 2 and the other beneficiaries; and

      o the cash management agreement to regulate the application of monies to Funding 2.

      There may be conflicts of interest between Funding and Funding 2, in which case it is expected that the mortgages trustee would follow the directions given by the relevant beneficiary that has the largest share of the trust property at that time. The interests of Funding may not prevail, which may adversely affect your interests.

If Funding enters into new intercompany loan agreements, then the new term advances may rank ahead of Financing term advances as to payment, and accordingly new notes may rank ahead of Financing notes as to payment

      It is likely that Holdings will establish new issuing entities to issue new notes to investors. The proceeds of each new issue will be used by the new issuing entity to make a new intercompany loan to Funding. Funding will use the proceeds of the new intercompany loan to:

      o pay the seller for new loans and their related security to be assigned to the mortgages trustee;

      o pay the seller for a part of the seller's share of the trust property to be assigned to Funding;

      o refinance an intercompany loan or intercompany loans outstanding at that time (and if our Financing intercompany loan to Funding is refinanced, you could be repaid early); and/or

      o     deposit some of those proceeds in one or more of the reserve funds.

      The order in which Funding pays principal and interest to us on the Financing term advances and to any new issuing entity on the new term advances will depend primarily on the designated ratings of those term advances. In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances, subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the Financing term AAA advances proportionally and equally with the interest due on any new term AAA advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any Financing term AA advance and any Financing term BBB advance). Similarly, Funding will, in general, repay principal amounts due on the Financing term advances and any new term advances in accordance with their respective term advance ratings, subject to their relative scheduled repayment dates. For example, principal repayments due on a Financing term AAA advance generally will be made before principal repayments due on a new term AA advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on the Financing term advances will not materially affect payments of principal on the previous term advances and in turn would not be materially affected by payments of principal on any new term advances. These exceptions are described in "Cashflows
- Distribution of Funding available principal receipts prior to enforcement of the Funding security or the occurrence of a trigger event or enforcement of the Financing security - Rules for application of Funding available principal receipts and Funding principal receipts".

      The term advance ratings designated to the Financing term advances on the closing date will not change even if the ratings assigned to the corresponding classes of Financing notes change.

      The current payment and security priorities of the Financing notes relative to each other as set out in the Financing deed of charge and the Financing cash management agreement will not be affected as a result of an issue of new notes by a new issuing entity, because the new issue will be constituted by separate documents which do not affect the Financing deed of charge or the Financing cash management agreement. However, Funding may be required to repay to a new issuing entity amounts owing under a new term advance ahead of or in the same order of priority as amounts owing to us on the Financing term advances, depending on the term advance rating, the scheduled repayment date of that new term advance and other rules regarding the repayment of principal by Funding, as described in "Cashflows - Distribution of Funding available principal receipts prior to enforcement of the Funding security or the occurrence of a trigger event or enforcement of the Financing security - Rules for application of Funding available principal receipts and Funding principal receipts". If this is the case, then the relevant new noteholders will be paid before you.

      If Holdings establishes new issuing entities to make new intercompany loans to Funding, you will not have any right of prior review or consent with respect to those new intercompany loans or the corresponding issuance by new issuing entities of new notes. Similarly, the terms of the Funding transaction documents (including the mortgage sale agreement, the mortgages trust deed, the Funding deed of charge, the definitions of the trigger events and the criteria for the assignment of new loans to the mortgages trustee) may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect cashflow available to pay amounts due on your Financing notes.

      Before issuing new notes, however, a new issuing entity will be required to satisfy a number of conditions, including:

      o obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time, and the implicit ratings of the term advances outstanding at that time, will not be adversely affected because of the new issue;

      o that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of the issue of the new notes; and

      o that no principal deficiency is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time.

Funding has entered into the previous intercompany loan agreements with the previous issuing entities, and some of the previous term advances in those previous intercompany loans rank ahead of some of the Financing term advances in the Financing intercompany loan as to payment, and accordingly some of the notes issued by the previous issuing entities rank ahead of some of the Financing notes as to payment

      The previous issuing entities issued previous notes to investors, the proceeds of which were used by the previous issuing entities to make the previous intercompany loans to Funding. Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 7) PLC and Holmes Financing (No. 9) PLC to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 3) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No. 8) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an increase in Funding's existing share of the trust property.

      The order in which Funding pays principal and interest to us on the Financing term advances and to the previous issuing entities on the previous term advances depends primarily on the designated ratings of those term advances. See "Description of the previous issuing entities, the previous notes and the previous intercompany loans". In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the Financing term AAA advances proportionally and equally with the interest due on any previous term AAA advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any term AA advance, term A advance, term BBB advance or term BB advance). Similarly, Funding will, in general, repay principal amounts due on the Financing term advances and the previous term advances in accordance with their respective term advance ratings. For example, principal repayments due on a Financing term AAA advance generally will be made before principal repayments due on a previous term AA advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on the Financing term advances will not materially affect payments of principal on the previous term advances and on new term advances and in turn would not be materially affected by payments of principal on the previous term advances and any new term advances. These exceptions are described in "Cashflows - Distribution of Funding available principal receipts prior to enforcement of the Funding security or the occurrence of a trigger event or enforcement of the Financing security - Rules for application of Funding available principal receipts and Funding principal receipts".

      The term advance ratings designated to the previous term advances on the previous closing dates will not change even if the ratings assigned to the corresponding classes of previous notes change.

      The current payment and security priorities of the Financing notes relative to each other as set out in the Financing deed of charge and the Financing cash management agreement are not affected as a result of the issues of previous notes by the previous issuing entities, because the previous issues were separately documented. However, Funding may be required to repay to the previous issuing entities amounts which are owing under one or more previous term advances ahead of or in the same order of priority as amounts owing to us on the Financing term advances, depending on the term advance rating, the scheduled repayment date of that previous term advance and other rules regarding the repayment of principal by Funding, as described in "Cashflows - Distribution of Funding available principal receipts prior to enforcement of the Funding security or the occurrence of a trigger event or enforcement of the Financing security - Rules for application of Funding available principal receipts and Funding principal receipts". If this is the case, then the relevant previous noteholders will be paid before you.

New issuing entities and new start-up loan providers will share in the same security granted by Funding to the issuing entity, and this may adversely affect payments on the Financing notes

      If Funding enters into any new intercompany loan agreements, then if required it will also enter into new start-up loan agreements with new start-up loan providers and the security trustee. If Funding is required by the rating agencies to further fund one or more of the existing reserve funds, Funding may use part of the proceeds of the new start-up loans.

      Any new issuing entities and any new start-up loan providers will become parties to the Funding deed of charge and will be entitled to share in the security granted by Funding for our benefit (and the benefit of the other Funding secured creditors) under the Funding deed of charge. In addition, the liabilities owed to the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your Financing notes.

The previous issuing entities, the Funding swap provider and the start-up loan provider already share in the security being granted by Funding to the issuing entity, which may adversely affect payments on the Financing notes

      Funding has entered into the previous intercompany loan agreements and it has also entered into nine start-up loan agreements with the start-up loan provider and the security trustee. Funding used part of the proceeds of these start-up loans to fund the first reserve fund.

      The previous issuing entities and the start-up loan provider are parties to the Funding deed of charge and are entitled to share in the security granted by Funding for the benefit of the Funding secured creditors (including, as from the closing date, us) under the Funding deed of charge. In addition, the liabilities owed to the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your Financing notes.

There may be conflicts between us, the previous issuing entities and any new issuing entities, and our interests may not prevail, which may adversely affect payments on the Financing notes

      The security trustee will exercise its rights under the Funding deed of charge only in accordance with directions given by the issuing entities (which could be one or more of us, the previous issuing entities and, if Funding enters into new intercompany loans, any new issuing entity) that have the highest-ranking outstanding term advances at that time, provided that the security trustee is indemnified to its satisfaction.

      If the security trustee receives conflicting directions, it will follow the directions given by the relevant issuing entities representing the largest principal amount outstanding of relevant term advances. If we are not in the group representing that largest principal amount, then our interests may not prevail. This could ultimately cause a reduction in the payments you receive on your Financing notes. For example, if the term advances with the highest designated term advance rating at the time of a direction are the term AAA advances, then, in the event of conflicting directions being given by issuing entities with outstanding term AAA advances, the Financing security trustee will follow the direction given by those issuing entities owed the largest principal amount outstanding of term AAA advances.

As new loans are assigned to the mortgages trustee, the characteristics of the trust property may change from those existing at the closing date, and those changes may adversely affect payments on the Financing notes

      There is no guarantee that any new loans assigned to the mortgages trustee will have the same characteristics as the loans in the portfolio as at the closing date. In particular, new loans may have different payment characteristics from the loans in the portfolio as at the closing date. The ultimate effect of this could be to delay or reduce the payments you receive on the Financing notes. However, the new loans will be required to meet the criteria described in "Assignment of the loans and their related security". These criteria may be modified after the closing date and your consent to such modifications will not be obtained provided that the security trustee is satisfied that the then current ratings of the Financing notes will not be adversely affected by the proposed modifications.

The yield to maturity of the Financing notes may be adversely affected by prepayments or redemptions on the loans

      The yield to maturity of the Financing notes of each class will depend mostly on (a) the amount and timing of payment of principal on the loans and (b) the price paid by the noteholders of each class of Financing notes.

      The yield to maturity of the Financing notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The factors affecting the rate of prepayment on the loans are described in "- Our ability to redeem the Financing notes on their scheduled redemption dates is affected by the rate of prepayment on the loans" and "-The occurrence of trigger events and enforcement of the Financing security may adversely affect the scheduled redemption dates of the series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or the series 4 class A Financing notes".

      No assurance can be given that Funding will accumulate sufficient funds during the scheduled amortisation period relating to the Financing series 3 term AAA advance to enable it to repay that Financing term advance to us so that the series 3 class A Financing notes are amortised and redeemed in full on their scheduled redemption dates. However the transaction has been structured in expectation that the series 3 class A Financing notes will be redeemed by their final maturity date on the interest payment date falling in [o].

      No assurance can be given that Funding will accumulate sufficient funds during the cash accumulation periods relating to the Financing series 1 term AAA advance, the Financing series 2 term AAA advance and/or the Financing series 4 term AAA advances to enable it to repay those Financing term advances to us so that the corresponding classes of the Financing notes will be redeemed in their entirety on their scheduled redemption dates.

      During the relevant cash accumulation periods for (i) each of the Holmes Financing (No. 10) PLC cash amounts to be set aside in respect of the Financing series 1 term AAA advance, (ii) the Financing series 2 term AAA advance and
(iii) the Financing series 4 term AAA advances, no repayments of principal will be made on the Financing term AA advances or the Financing term BBB advances. This means that there will be no corresponding repayments of principal on the class B Financing notes or the class C Financing notes. The extent to which sufficient funds are saved by Funding during a cash accumulation period or a scheduled amortisation period or received by it from its share in the mortgages trust on a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate. If Funding is not able to save enough money during a cash accumulation period or a scheduled amortisation period or does not receive enough money from its share in the mortgages trust on a scheduled repayment date to repay the relevant Financing term AAA advance (and if it is unable to utilise amounts standing to the credit of the first reserve fund to make good the shortfall) so that we can redeem the class A Financing notes of the corresponding series on their respective scheduled redemption date(s), then Funding will be required to pay to us on those scheduled redemption dates only the amount that it has actually saved or received. Any shortfall will be deferred and paid on subsequent interest payment dates when Funding has money available to make the payment (other than in the case of the amount payable on the scheduled repayment date for the series 1 class A Financing notes, in respect of which there will be no deferring of any shortfall to a subsequent interest payment date). In these circumstances, there may be a variation in the yield to maturity of the relevant class of Financing notes.

Our ability to redeem the Financing notes on their scheduled redemption dates is affected by the rate of prepayment on the loans

      The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programs, local and regional economic conditions and homeowner mobility. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans under a mortgage account and their related security because, for example, one of the loans does not comply with the loan warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under the mortgage account. Because these factors are not within our control or the control of Funding or the mortgages trustee, we cannot give any assurances as to the level of prepayments that the portfolio may experience.

      Variation in the rate of prepayments of principal on the loans may affect each class of Financing notes differently depending upon amounts already repaid by Funding to us under the Financing intercompany loan and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the security granted by us under the Financing deed of charge has been enforced.

      The class A Financing notes of each series have scheduled redemption dates, while the other classes of Financing notes are repaid on a pass-through basis. Because it is anticipated that, unless an asset trigger event or a non-asset trigger event occurs or the Financing security or the Funding security is enforced, the class A Financing notes of a series will be redeemed prior to the other classes of Financing notes of that series, our ability to redeem the class A Financing notes of any series on their scheduled redemption dates is dependent on the receipt of prepayments on the loans at anticipated levels. If prepayments on the loans occur less frequently than anticipated, then there may not be sufficient funds available to redeem the class A Financing notes of any series in full on their respective scheduled redemption dates.

The seller may change the lending criteria relating to loans that are subsequently assigned to the mortgages trustee, which could affect the characteristics of the trust property and which may adversely affect payments on the Financing notes

      Each of the loans was originated in accordance with the seller's lending criteria at the time of origination. The current lending criteria are set out in the section "The loans - Characteristics of the loans - Lending criteria". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new loans and new related security to the mortgages trustee, the seller will warrant that those new loans and new related security were originated in accordance with the seller's lending criteria at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any loan at the time of its origination may not be or have been the same as those set out in the section "The loans - Characteristics of the loans - Lending criteria".

      If new loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on the Financing notes.

The seller has introduced procedures relating to investigations and searches for remortgages which could affect the characteristics of the trust property and which may adversely affect payments on the Financing notes

      The seller no longer requires a solicitor or licensed or qualified conveyancer to conduct a full investigation of the title to a property in all cases. Where the borrower is remortgaging there will be a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on the Land Registry's register) and confirming such other matters as are required by a reasonable, prudent mortgage lender. Properties which have undergone such a limited investigation may be subject to matters which would have been revealed by a full investigation of title and which may have been remedied or, if incapable of remedy, may have resulted in the properties not being accepted as security for a loan had such matters been revealed. The introduction of loans secured by such properties into the trust property could result in a change of the characteristics of the trust property. This could lead to a delay or a reduction in the payments received on the Financing notes.

The timing and amount of payments on the loans could be affected by various factors which may adversely affect payments on the Financing notes

      The loans are affected by credit, liquidity and interest rate risks. Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and principal, such as changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' individual, personal or financial circumstances may affect the ability of borrowers to repay loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay loans.

      If a borrower fails to repay its loan and the related property is repossessed, the likelihood of there being a net loss on disposition of the property is adversely affected by a higher loan-to-value ratio. In addition, the ability of a borrower to sell a property given as security for a loan at a price sufficient to repay the amounts outstanding under the loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values in general at the time. As of the reference date, approximately [o] per cent. of the loans had a loan-to-value ratio of at least 90 per cent. For information on the distribution of the loan-to-value ratios of the loans, see "The loans--Statistical information on the portfolio" in this prospectus.

      The portfolio may also be subject to geographic concentration risks. To the extent that specific geographic regions within the United Kingdom have experienced or may experience in the future weaker regional economic conditions and housing markets than other regions, a concentration of the loans in such a region may be expected to exacerbate all risks relating to the loans described in this section. The economy of each geographic region within the United Kingdom is dependent on different mixtures of industries. Any downturn in a local economy or particular industry may adversely affect the regional employment levels and consequently the repayment ability of the borrowers in that region or the region that relies most heavily on that industry. Any natural disasters in a particular region may reduce the value of affected mortgaged properties. This may result in a loss being incurred upon sale of the mortgaged property. These circumstances could affect receipts on the loans and ultimately result in losses on the Financing notes. For an overview of the geographical distribution of the loans, see "The loans--Statistical information on the portfolio" in this prospectus.

      The principal source of income for repayment of the Financing notes by us is the Financing intercompany loan. The principal source of income for repayment by Funding of the Financing intercompany loan is its interest in the loans held on trust by the mortgages trustee for Funding and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the Financing notes could be reduced or delayed.

The occurrence of trigger events and enforcement of the Financing security may adversely affect the timing of the scheduled redemption of the series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or the series 4 class A Financing notes

      If no trigger event has occurred and the Financing security has not been enforced, then payments of principal will not occur on the series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or series 4 class A Financing notes before their respective scheduled redemption dates.

      If a trigger event occurs or the Financing security is enforced prior to the scheduled redemption dates for the series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or series 4 class A Financing notes then the relevant classes of Financing notes outstanding will not be repaid on their scheduled redemption dates but will be repaid on each interest payment date from monies received from Funding on the Financing term AAA advances of the corresponding series as described in the following three risk factors.

      If an asset trigger event occurs, any series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or series 4 class A Financing notes then outstanding will not be repaid on their scheduled redemption dates.

      When an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the loans to Funding and the seller proportionally and equally based on their percentage shares of the trust property (that is, the Funding share percentage and the seller share percentage). When an asset trigger event has occurred, Funding will repay:

      first, the Financing term AAA advances and the previous term AAA advances of each series proportionally and equally, until all of those term AAA advances are fully repaid;

      then, the Financing term AA advances and the previous term AA advances of each series proportionally and equally, until all of those term AA advances are fully repaid;

      then, the previous term A advances of each series proportionally and equally, until all of those term A advances are fully repaid; and

      then, the Financing term BBB advances and the previous term BBB advances of each series proportionally and equally, until all of those term BBB advances are fully repaid.

      This order of priority of payments may change if Funding enters into new intercompany loan agreements. If an asset trigger event occurs, any series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or series 4 class A Financing notes then outstanding will not be repaid on their scheduled redemption dates, and there is also a risk that they will not be repaid by their final maturity dates.

      If a non-asset trigger event occurs, any series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or series 4 class A Financing notes then outstanding will not be repaid on their scheduled redemption dates

      If a non-asset trigger event has occurred, the mortgages trustee will distribute all principal receipts to Funding until the Funding share percentage of the trust property is zero. When a non-asset trigger event has occurred, Funding will repay:

      first, the previous series 1 term AAA advance made by Holmes Financing (No. 9) PLC until that previous series 1 term AAA advance is fully repaid;

      then, the Financing series 1 term AAA advance until that Financing series 1 term AAA advance is fully repaid;

      then, the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC until that previous series 3A1 term AAA advance is fully repaid;

      then, in no order of priority between them but in proportion to the respective amounts due, the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC and the previous series 3 term advance and previous series 4 term AAA advances made by Holmes Financing (No. 6) PLC, until all of those term AAA advances are fully repaid;

      then, the previous series 3 term AAA advance made by Holmes Financing (No.
      1) PLC until that previous series 3 term AAA advance is fully repaid;

      then, the previous series 2 term AAA advance made by Holmes Financing (No.
      8) PLC until that previous series 2 term AAA advance is fully repaid;

      then, in no order of priority between them but in proportion to the respective amounts due, the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the previous series 2 term AAA advance made by Holmes Financing (No. 9) PLC and the Financing series 2 term AAA advance, until all of those term AAA advances are fully repaid;

      then, the previous series 4 term AAA advance made by Holmes Financing (No.
      9) PLC until that previous series 4 term AAA advance is fully repaid;

      then, in no order of priority between them but in proportion to the respective amounts due, the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC and the previous series 3 term AAA advances made by Holmes Financing (No. 8) PLC, until all of those term AAA advances are fully repaid;

      then, in no order of priority between them but in proportion to the respective amounts due, the previous series 3A1 term AAA advances made by Holmes Financing (No. 9) PLC, the previous series 3A2 term AAA advances made by Holmes Financing (No. 9) PLC and the Financing series 3 term AAA advance, until all of those term AAA advances are fully repaid;

      then, in no order of priority between them but in proportion to the respective amounts due, the previous series 4A term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 3A2 term AAA advance made by Holmes Financing (No. 5) PLC, the previous series 5 term AAA advance made by Holmes Financing (No. 6) PLC, the previous series 4 term AAA advance made by Holmes Financing (No. 7) PLC, the previous series 4 term AAA advance made by Holmes Financing (No. 8) PLC, and the Financing series 4 term AAA advances, until all of those term AAA advances are fully repaid;

      then, the previous term AA advances and the Financing term AA advances, in no order of priority between them but in proportion to the respective amounts due, until all of those term AA advances are fully repaid;

      then, the previous series 3 term A advances and the previous series 4 term advances made by Holmes Financing (No. 6) PLC, in no order of priority between them but in proportion to the respective amounts due, until all of those term A advances are fully repaid; and

      finally, the previous term BBB advances and the Financing term BBB advances, in no order of priority between them but in proportion to the respective amounts due, until all of those term BBB advances are fully repaid.

      This order of priority of payments will change if Funding enters into new intercompany loan agreements. If a non-asset trigger event occurs, any series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or series 4 class A Financing notes then outstanding will not be repaid on their scheduled redemption dates.

If the Financing security is enforced, any series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or series 4 class A Financing notes then outstanding will not be repaid on their scheduled redemption dates

      If the Financing security is enforced, then the mortgages trustee will distribute funds in the manner described in "Cashflows". In these circumstances, any series 1 class A Financing notes, series 2 class A Financing notes, series 3 class A Financing notes and/or series 4 class A Financing notes then outstanding will not be repaid on their scheduled redemption dates and there is also a risk that those class A Financing notes may not be repaid by their final maturity dates.

Loans subject to product switches and further advances will be repurchased by the seller from the mortgages trustee, which will affect the prepayment rate of the loans, and this may affect the yield to maturity of the Financing notes

      If a loan is subject to a product switch or a further advance, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with any arrears of interest and accrued and unpaid interest and expenses to the date of purchase.

      A loan will be subject to a product switch if the borrower and the seller agree on or the servicer issues an offer for, and the borrower accepts, a variation in the financial terms and conditions applicable to the relevant borrower's loan, other than:

      o any variation agreed with a borrower to control or manage arrears on the loan;

      o any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

      o     any variation imposed by statute;

      o any variation of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans comprised in the trust property in any interest period; or

      o any variation in the frequency with which the interest payable in respect of the loan is charged.

      A loan will be subject to a further advance if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the seller has a discretion to, and does, grant that request. A drawing under a flexible loan will not constitute a further advance.

      The yield to maturity of the Financing notes may be affected by the repurchase of loans subject to product switches and further advances.

Ratings assigned to the Financing notes may be lowered or withdrawn after you purchase the Financing notes, which may lower the market value of the Financing notes

      The ratings assigned to each class of Financing notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of Financing notes. The ratings also address the likelihood of (in the case of Standard & Poor's and Fitch) "timely", or (in the case of Moody's) "ultimate", payment of principal on the final maturity date of each class of Financing notes. The expected ratings of each class of Financing notes on the closing date are set out in "Ratings of the Financing notes". Any rating agency may lower its rating or withdraw its rating if, in the sole judgment of the rating agency, the credit quality of the Financing notes has declined or is in question. If any rating assigned to the Financing notes is lowered or withdrawn, the market value of the Financing notes may be reduced and, in the case of the series 1 class A Financing notes, such Financing notes may no longer be eligible for investment by money market funds. See "- Certain events may affect the eligibility of the series 1 class A Financing notes for investment by money market funds".

      A change to the ratings assigned to each class of Financing notes will not affect the term advance ratings assigned to each Financing term advance under the Financing intercompany loan.

Subordination of other note classes may not protect you from all risk of loss

      The class B Financing notes and the class C Financing notes are subordinated in right of payment of interest to the class A Financing notes. The class C Financing notes are subordinated in right of payment of interest to the class B Financing notes. However, as described in "- The transaction has been structured in the expectation that the series 1 Financing notes will be redeemed before the series 2 Financing notes", the transaction has been structured in the expectation that the series 1 Financing notes will be repaid in full prior to the redemption of the series 2 Financing notes, the series 2 Financing notes will be repaid in full prior to the redemption of the series 3 Financing notes and the series 3 Financing notes will be repaid in full prior to the redemption of the series 4 Financing notes provided that, following the occurrence of a non-asset trigger event (but prior to enforcement), the Financing notes will be redeemed by reference to their final maturity date and as such, the series 4 class A Financing notes will be redeemed in full before the series 3 class A Financing notes; and provided further that, both following the occurrence of an asset trigger event (but prior to enforcement) and following enforcement of the Financing security, the Financing notes of each series will be repaid according to their respective classes and pro rata within each class.

      If on the scheduled redemption date (or, if not fully repaid on the scheduled redemption date, on the subsequent interest payment dates) of the series 4 class A Financing notes there are amounts outstanding under the series 2 class A Financing notes or the series 3 class A Financing notes then the issuing entity will apply principal receipts to repay the series 2 class A Financing notes or, as the case may be, the series 3 class A Financing notes prior to making payments on the series 4 class A Financing notes.

      Accordingly, there is no assurance that these subordination rules will protect the holders of class A Financing notes, the holders of class B Financing notes or the holders of class C Financing notes (where applicable) from all risk of loss.

Principal payments on the class B Financing notes and the class C Financing notes will be deferred in some circumstances

      Principal repayments on the Financing term AA advances and/or the Financing term BBB advances will be deferred in the following circumstances:

      o if a principal loss has been recorded on the principal deficiency ledger in respect of any term AA advances or any term A advances or any term BBB advances; or

      o if the first reserve fund has been debited on or prior to the relevant interest payment date for the purposes of curing a principal deficiency in respect of any term AA advances or any term A advances or any term BBB advances and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

      o if, as at the relevant interest payment date, the total outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than five per cent. of the total outstanding principal balance of loans in the mortgages trust.

      In these circumstances, the Financing term BBB advances and, as applicable, the Financing term AA advances will not be entitled to principal repayments: (i) until the relevant circumstance as described in this risk factor has been remedied (if ever); or (ii) during such times that there are any term AAA advances outstanding.

      This means that payments of principal on the class C Financing notes of all series and, as applicable, the class B Financing notes of all series will be deferred until the earlier of the time when the relevant circumstance described in this risk factor has been remedied (if ever), the date on which the term AAA advances are repaid in full and the maturity date of the relevant Financing notes.

Series 2 Financing notes, series 3 Financing notes and series 4 Financing notes may be subject to risk if the trust property deteriorates after repayment of the series 1 Financing notes

      If the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 1 Financing notes, then the series 2 Financing notes, the series 3 Financing notes and/or the series 4 Financing notes may not be repaid in full. Similarly, if the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 2 Financing notes, then the series 3 Financing notes and/or the series 4 Financing notes may not be repaid in full. Similarly, if the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 3 Financing notes, then the series 4 Financing notes may not be repaid in full; provided that, following the occurrence of a non-asset trigger event (but prior to enforcement), the Financing notes will be redeemed by reference to their final maturity date and, as such, the series 4 class A Financing notes will be redeemed in full before the series 3 class A Financing notes; and provided further that both following the occurrence of an asset trigger event (but prior to enforcement) and following enforcement of the Financing security, the Financing notes of each series will be repaid according to their respective classes and pro rata within each class, following the occurrence of a non-asset trigger event (but prior to enforcement), the Financing notes will be redeemed by reference to their final maturity date; and provided further that both following the occurrence of an asset trigger event (but prior to enforcement) and following enforcement of the Financing security, the Financing notes of each series will be repaid according to their respective classes and pro rata within each class.

      This risk will not affect the series 1 noteholders.

You may not be able to sell the Financing notes

      There currently is no secondary market for the Financing notes. The underwriters expect, but are not obliged, to make a market in the Financing notes. If no secondary market develops, you may not be able to sell the Financing notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue.

You may be subject to risks relating to exchange rates on the Financing notes

      Investors will pay for the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes in US dollars, but the Financing term advances to be made by us to Funding and repayments of principal and payments of interest by Funding to us under the Financing intercompany loan will be in sterling.

      To hedge our currency exchange rate exposure, including the interest rate exposure connected with that currency exposure, and to address the difference in periodicity between the interest payment dates in relation to the series 1 class A Financing notes which occur monthly (except for the first interest period in relation to the series 1 class A Financing notes which will be the period from (and including) the closing date to (but excluding) the interest payment date falling in [o]) until the occurrence of a trigger event or the enforcement of the Financing security and the interest payment dates in relation to the Financing series 1 term AAA advance which occur quarterly, on the closing date we will enter into the Financing dollar currency swaps for the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes with the Financing dollar currency swap providers (see "The swap agreements - The Financing dollar currency swaps").

      If we fail to make timely payments of amounts due under a Financing dollar currency swap, then we will have defaulted under that Financing dollar currency swap. The Financing dollar currency swap providers are obliged only to make payments under the Financing dollar currency swaps as long as we make payments under them. If the Financing dollar currency swap providers are not obliged to make payments, or if a Financing dollar currency swap provider defaults in its obligations to make payments of amounts in US dollars equal to the full amount to be paid by it on the payment dates under the relevant Financing dollar currency swap (which are the same dates as the interest payment dates in respect of the Financing notes), we will be exposed to changes in US dollar/sterling currency exchange rates and in the associated interest rates on these currencies. Unless a replacement Financing dollar currency swap is entered into, we may have insufficient funds to make payments due on the Financing notes of any class and any series that are then outstanding.

You may be subject to risks relating to interest rates on the Financing notes

      To the extent that it has funds available, on each quarterly interest payment date Funding will pay to us interest and, if applicable, principal due on the Financing series 4A3 term AAA advance. On each quarterly interest payment date up to and including the interest payment date falling in [o] (or, if earlier, the occurrence of a trigger event or enforcement of the Financing security), in relation to our obligations under the series 4 class A3 Financing interest rate swap, we will pay the amount so received to the series 4 class A3 Financing interest rate swap provider.

      If we fail to make timely payments of amounts due under the series 4 class A3 Financing interest rate swap, then we will have defaulted under the Financing interest rate swap. The series 4 class A3 Financing interest rate swap provider is obliged only to make payments under the series 4 class A3 Financing interest rate swap if and for so long as we make payments under it. If the Financing interest rate swap provider is not obliged to make payments, or if it defaults in its obligations to make payments of amounts equal to the full amount to be paid by it on the payment dates under the series 4 class A3 Financing interest rate swap, we will be exposed to any difference between the floating amount payable to us by Funding under the Financing series 4A3 term AAA advance and the fixed interest amounts payable by us to investors on the series 4 class A3 Financing notes. Unless a replacement series 4 class A3 Financing interest rate swap is entered into, we may have insufficient funds to make payments of interest due on the Financing notes of any class and any series that are then outstanding.

      Additionally the series 4 class A3 Financing interest rate swap provider will not be obliged to make any corresponding swap payments to us until the interest payment date in respect of the series 4 class A3 Financing notes. This interest payment date occurs semi-annually up to and including the earliest to occur of (i) the interest payment date falling in [o], (ii) the occurrence of a trigger event and (iii) enforcement of the Financing security, and thereafter (when the series 4 class A3 Financing notes shall bear interest at a floating rate) it occurs quarterly on the interest payment dates falling, as applicable, in January, April, July and October. Therefore, under the series 4 class A3 Financing interest rate swap, the date on which the series 4 class A3 Financing interest rate swap provider pays amounts due to us may be as long as three months after a date on which we pay amounts due to it.

There may be a delay in payment of interest on series 1 class A Financing notes on the occurrence of a trigger event or enforcement of the Financing security

      After the occurrence of a trigger event or enforcement of the Financing security, the interest payments on the series 1 class A Financing notes will no longer be payable monthly, but will be payable quarterly. In these circumstances a noteholder will not receive interest under the series 1 class A Financing notes on the expected payment dates.

Termination payments on the Financing swaps may adversely affect the funds available to make payments on the Financing notes

      If any of the Financing swaps terminates, we may as a result be obliged to pay a termination payment to the relevant Financing swap provider. The amount of the termination payment will be based on the cost of entering into a replacement Financing swap. Under the Financing intercompany loan agreement, Funding will be required to pay us an amount equal to any termination payment due from us to the relevant Financing swap provider. Funding will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

      We cannot give you any assurance that Funding will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under any of our Financing swaps or to make subsequent payments to you in respect of the relevant series and class of Financing notes. Nor can we give you any assurance that we will be able to enter into a replacement swap or, if one is entered into, that the credit rating of the replacement Financing swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the Financing notes by the rating agencies.

      Except where the relevant Financing swap provider has caused the relevant Financing swap to terminate by its own default or following a downgrade termination event, any termination payment due from us will rank equally not only with payments due to the holders of the series and class of Financing notes to which the relevant swap relates but also with payments due to the holders of any other series and class of Financing notes which rank equally with the series and class of Financing notes to which the relevant swap relates. Any additional amounts required to be paid by us following termination of the relevant Financing swap (including any extra costs incurred (for example, from entering into "spot" currency or interest rate swaps) if we cannot immediately enter into a replacement swap) will also rank equally not only with payments due to the holders of the series and class of Financing notes to which the relevant Financing swap relates but also with payments due to the holder of any other series and class of Financing notes which rank equally with the series and class of Financing notes to which the relevant Financing swap relates. Furthermore, any termination payment or additional payment or additional amounts required to be paid by us following termination of a Financing swap will rank ahead of payments due to the holders of any series and class of Financing notes which ranks below the series and class of Financing notes to which the relevant Financing swap relates. Therefore, if we are obliged to make a termination payment to the relevant Financing swap provider or to pay any other additional amount as a result of the termination of the relevant Financing swap, this may affect the funds which we have available to make payments on the Financing notes of any class and any series.

Payments by Funding to third parties in relation to the previous issuing entities may affect payments due to us and accordingly our ability to make payments on the Financing notes

      Under the previous intercompany loan agreements, Funding is required to make payments to the previous issuing entities in respect of the previous issuing entities' obligations to make payments to their respective own security trustee, note trustee, agent bank, paying agents, cash manager, corporate services provider and account bank and to other third parties to whom the previous issuing entities owe money. These payments rank in priority to amounts due by Funding to us on the Financing term advances. For further information regarding Funding's payment obligations to the previous issuing entities, see "Cashflows".

      Funding's obligations to make the payments described in the preceding paragraph to the previous issuing entities may affect Funding's ability to make payments to us under the Financing intercompany loan agreement. This in turn may affect our ability to make payments on the Financing notes.

      We rely on third parties to perform services in relation to the Financing notes, and you may be adversely affected if they fail to perform their obligations.

      We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the Financing notes. For example, the Financing swap providers have agreed to provide their respective Financing swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the Financing notes. In the event that any of these parties were to fail to perform their obligations under the respective agreements to which they are a party, you may be adversely affected.

We may be unable to pay, in full or at all, interest due on the Financing notes if there is an income or principal deficiency

      If, on any interest payment date, revenue receipts available to Funding (including the reserve funds) are insufficient to enable Funding to pay interest on previous term advances, Financing term advances and any new term advances and other expenses of Funding ranking higher in seniority to interest due on these term advances, then Funding may use principal receipts on the loans received by it in the mortgages trust to make up the shortfall.

      Funding will use principal receipts that would have been applied to repay the term advances with the lowest term advance rating to pay interest on those other term advances and senior expenses described in the preceding paragraph where there is a shortfall of monies to pay those amounts. At the closing date, the relevant term advances with the lowest term advance rating include the Financing term BBB advances. If Funding uses principal to repay interest and senior expenses in this manner, there will be less principal available to repay the Financing term BBB advances.

      Funding will be obliged to keep a ledger that records any principal applied to pay interest and senior expenses. When the amount recorded on the ledger is equal to the principal amount outstanding of the term BBB advances, then Funding will use principal receipts that would have been applied to repay the term advance with the next lowest ranking term advance rating to pay interest on the term advances and senior expenses where there is a shortfall of money to pay those amounts. At the closing date, the term advances with the next lowest term advance rating include the Financing term AA advances. When the amount recorded on the principal deficiency ledger exceeds the principal amount outstanding on the term AA advances, Funding will use principal receipts that would have been applied to repay the term AAA advances to pay those amounts. During the term of the transaction, however, it is expected that any principal deficiencies of this sort will be recouped from subsequent excess revenue receipts and amounts standing to the credit of the first reserve fund. The revenue receipts and the first reserve fund monies will be applied first to cover any principal deficiency in respect of the term advances with the highest term advance rating (at the closing date, these include the Financing term AAA advances), and then the term advances with the next highest-ranking term advance rating (at the closing date, these include the Financing term AA advances), and so on down to the term advances with the lowest term advance rating.

      If there are insufficient funds available because of income or principal deficiencies, then one or more of the following consequences may occur:

      o the interest and other net income of Funding may not be sufficient, after making the payments to be made in priority, to pay, in full or at all, interest due on the Financing term BBB advances and the Financing term AA advances;

      o there may be insufficient funds to repay any of the Financing term BBB advances and the Financing term AA advances prior to their final repayment dates unless the other net income of Funding is sufficient, after making other prior ranking payments, to reduce any principal deficiency in respect of the Financing term BBB advances and Financing term AA advances;

      o if the amount of principal deficiencies exceeds the principal amount outstanding of any of the term advances (and the principal deficiencies cannot be covered by the other income of Funding), then we may not receive the full principal amount of any or all of the Financing term advances and, accordingly, you may not receive the full face value of the class C Financing notes, the class B Financing notes and the class A Financing notes, as the case may be; and/or

      o we may be unable to pay, in full or at all, interest or principal due on your Financing notes.

      For more information on principal deficiencies, see "Credit structure - Principal deficiency ledger".

The seller share of the trust property does not provide credit enhancement for the Financing notes

      Any losses from loans included in the trust property will be allocated proportionately between Funding and the seller on each distribution date depending on their respective shares of the trust property. The seller's share of the trust property therefore does not provide credit enhancement for the Funding share of the trust property or the Financing notes.

We will only have recourse to the seller if there is a breach of warranty or other obligation by the seller, but otherwise the seller's assets will not be available to us as a source of funds to make payments on the Financing notes

      After a Financing intercompany loan enforcement notice under the Financing intercompany loan is given (as described in "Security for Funding's obligations"), the security trustee may sell the Funding share of the trust property. There is no assurance that a buyer would be found or that such a sale would realise enough money to repay amounts due and payable under the Financing intercompany loan agreement.

      We will not, and Funding and the mortgages trustee will not, have any recourse to the seller of the loans, other than in respect of a breach of warranty or other obligation under the mortgage sale agreement.

      We will not, and the mortgages trustee, Funding and the security trustee will not, undertake any investigations, searches or other actions on any loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

      If any of the warranties made by the seller (a) in the case of each loan in the portfolio, was materially untrue on the date that loan was assigned to the mortgages trustee or (b) in the case of each new loan, is materially untrue on the date that new loan is assigned to the mortgages trustee, then the seller may be required by the mortgages trustee to remedy the breach within twenty days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

      If the seller fails to remedy the breach within twenty days, the mortgages trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security together with any arrears of interest and accrued and unpaid interest and expenses. There can be no assurance that the seller will have the financial resources to repurchase the loan or loans under the relevant mortgage account and their related security. However, if the seller does not repurchase those loans and their related security when required, then the seller's share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those loans together with any arrears of interest and accrued and unpaid interest and expenses.

      Other than as described here, neither you nor we will have any recourse to the assets of the seller.

There can be no assurance that a borrower will repay principal at the end of the term on an interest only loan, which may adversely affect repayments on the Financing notes

      Each loan in the current portfolio is repayable either on a principal repayment basis or an interest only basis. Of the loans in the available portfolio as at [o], approximately [o] per cent. are interest only loans. For interest only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism such as an investment plan in place to help ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms. The borrower is also recommended to take out a life insurance policy in relation to the loan but, as with repayment mechanisms, the seller does not take security over these life insurance policies.

      The ability of a borrower to repay the principal on an interest only loan at maturity depends on the borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time. There can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the loan and a loss occurs on the loan, then this may affect repayments of principal on the Financing notes if that loss cannot be cured by amounts standing to the credit of the first reserve fund or the application of excess Funding available revenue receipts.

Set-off risks in relation to flexible loans, delayed cashbacks and reward cashbacks may adversely affect the funds available to the issuing entity to repay the Financing notes

      As described in "- There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgages, which may adversely affect payments on the Financing notes", the seller has made, and in the future may make, an equitable assignment of the mortgages, or in the case of Scottish mortgages a transfer of the beneficial interest in the Scottish mortgages, to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgages. These set-off rights may occur if the seller fails to advance to a borrower a drawing under a flexible loan when the borrower is entitled to draw additional amounts under a flexible loan or if the seller fails to pay to a borrower any delayed cashback or reward cashback which the seller had agreed to pay to that borrower after completion of the relevant loan.

      If the seller fails to advance the drawing or pay the delayed cashback or reward cashback, then the relevant borrower may set off any damages claim (or analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as assignee of the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the loan as and when it becomes due. These set-off claims will constitute transaction set-off as described in the risk factor entitled "Independent set-off risks which a borrower has against the seller may adversely affect the funds available to the issuing entity to repay the Financing notes" below.

      The amount of the claim in respect of a drawing will, in many cases, be the cost to the borrower of finding an alternative source of finance (although, in the case of flexible loan drawing, a delayed cashback or reward cashback in respect of a Scottish loan, it is possible, though regarded as unlikely, that the borrower's right of set-off could extend to the whole amount of the additional drawing). The borrower may obtain a loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the mortgage was taken out.

      In respect of a delayed cashback or reward cashback, the claim is likely to be in an amount equal to the amount due under the delayed cashback or reward cashback together with interest and expenses and consequential losses (if any).

      A borrower may also attempt to set off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or analogous rights in Scotland). In that case, the servicer will be entitled to take enforcement proceedings against the borrower, although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

      The exercise of set-off rights by borrowers would reduce the incoming cashflow to the mortgages trustee during the exercise. However, the amounts set off will be applied to reduce the seller share of the trust property only.

      The minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect, then there is a risk that you may not receive all amounts due on your Financing notes.

There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgages, which may adversely affect payments on the Financing notes

      The sale by the seller to the mortgages trustee of the English mortgages has taken effect (and any sale of English mortgages in the future will take effect) in equity only. The sale by the seller to the mortgages trustee of the Scottish mortgages has taken effect by declarations of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust) by which the beneficial interest in the Scottish mortgages is transferred to the mortgages trustee. In each case this means that legal title to the loans in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each loan and its related security (which rights and benefits are subject to the trust in favour of the beneficiaries). The mortgages trustee has the right to demand that the seller give it legal title to the loans and the related security in the circumstances described in "Assignment of the loans and their related security - Legal assignment of the loans to the mortgages trustee". Until then the mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgages see "The loans - Scottish loans" and "Material legal aspects of the loans - Scottish loans".

      Because the mortgages trustee has not obtained legal title to the loans or their related security, there are risks, as follows:

      o firstly, if the seller wrongly sold a loan to another person which has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the loan, then she or he might obtain good title to the loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected loan and its related security and it would not be entitled to payments by a borrower in respect of that loan. This may affect the ability of the issuing entity to repay the Financing notes; and

      o secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of set-off (see in particular "- Set-off risks in relation to flexible loans, delayed cashbacks and reward cashbacks may adversely affect the funds available to the issuing entity to repay the Financing notes") which occur in relation to transactions or deposits made between some borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the loans, which may affect the ability of the issuing entity to repay the Financing notes.

      However, if a borrower exercises any set-off rights, then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only, and the minimum seller share has been sized in an amount expected to cover this risk (although there is no assurance that it will).

Independent set-off risks which a borrower has against the seller may adversely affect the funds available to the issuing entity to repay the Financing notes

      Once notice has been given to borrowers of the transfer of the loans and their related security to the mortgages trustee, independent set-off rights which a borrower has against the seller will crystallise and further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the loan (for example, a savings account maintained by a borrower pursuant to the terms of a flexible plus loan)) will not be affected by that notice.

If the servicer is removed, there is no guarantee that a substitute servicer would be found, which could delay collection of payments on the loans and ultimately could adversely affect payments on the Financing notes

      The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the loans. If the servicer breaches the terms of the servicing agreement, then the mortgages trustee and the beneficiaries will be entitled to terminate the appointment of the servicer and appoint a new servicer in its place.

      There can be no assurance that a substitute servicer would be found who would be willing and able to service the loans on the terms of the servicing agreement. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute servicer may affect payments on the loans and hence our ability to make payments when due on the Financing notes.

      You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

      Neither the security trustee nor the note trustee is obliged in any circumstances to act as a servicer or to monitor the performance by the servicer of its obligations.

Funding may not receive the benefit of any claims made on the buildings insurance which could adversely affect payments on the Financing notes

      The practice of the seller in relation to buildings insurance is described under "The loans - Insurance policies". As described in that section, no assurance can be given that Funding will always receive the benefit of any claims made under any applicable insurance contracts. This could reduce the principal receipts received by Funding according to the Funding share percentage and could adversely affect our ability to redeem the Financing notes. You should note that buildings insurance is renewed annually.

Failure by the seller or the servicer to hold relevant authorisations and permission under FMSA in relation to regulated mortgage contracts may have an adverse effect on enforcement of mortgage contracts

      In the UK, regulation of residential mortgage business by the FSA under the Financial Services and Markets Act 2000 ("FSMA") came into force on 31st October, 2004, the date known as "N(M)". Entering into, arranging or advising in respect of, and administering, regulated mortgage contracts, and agreeing to do any of these things, are (subject to certain exemptions) regulated activities under FSMA.

      A regulated mortgage contract under FSMA is one where, at the time it is entered into on or after N(M): (i) the borrower is an individual or trustee;
(ii) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage or, in Scotland, a first-ranking standard security on land (other than timeshare accommodation) in the UK; and (iii) at least 40 per cent. of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in the case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person. No person may carry on a regulated activity in the UK unless that person is an authorised person. Breach of this prohibition is a criminal offence.

      The main effects are that, on or after N(M), unless an exclusion or exemption applies: (a) each entity carrying on a regulated mortgage activity by way of business has to hold authorisation and permission from the FSA to carry on that activity; and (b) generally, each financial promotion in respect of an agreement relating to qualifying credit has to be issued or approved by a person holding authorisation and permission from the FSA. If requirements as to authorisation and permission of lenders and brokers or as to issue and approval of financial promotions are not complied with, a regulated mortgage contract will be unenforceable against the borrower except with the approval of a court. An unauthorised person who administers a regulated mortgage contract entered into on or after N(M) may commit a criminal offence, but this will not render the contract unenforceable against the borrower.

      Any credit agreement intended to be a regulated mortgage contract under FSMA might instead be wholly or partly regulated by the Consumer Credit Act 1974 ("CCA") or treated as such or unregulated by the CCA, and any credit agreement intended to be regulated by the CCA or unregulated by the CCA might instead be a regulated mortgage contract under FSMA, because of technical rules on: (a) determining whether the credit agreement or any part of it falls within the definition of "regulated mortgage contract"; and (b) changes to credit agreements.

      The seller is required to hold, and holds, authorisation and permission to enter into and to administer and, where applicable, to advise in respect of regulated mortgage contracts. Subject to any exemption, brokers will be required to hold authorisation and permission to arrange and, where applicable, to advise in respect of regulated mortgage contracts.

      The issuing entity and the mortgages trustee are not and do not propose to be authorised persons under FSMA. The issuing entity and the mortgages trustee do not require authorisation in order to acquire legal or beneficial title to a regulated mortgage contract. The issuing entity and the mortgages trustee do not carry on the regulated activity of administering in relation to regulated mortgage contracts by having them administered pursuant to an administration agreement by an entity having the required FSA authorisation and permission. If such administration agreement terminates, however, the issuing entity and the mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required FSA authorisation and permission. In addition, on and after N(M) no variation has been or will be made to the loans and no further advance or product switch has been or will be made in relation to a loan, where it would result in the issuing entity, Funding or the mortgages trustee arranging or advising in respect of, administering or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if the issuing entity, Funding or the mortgages trustee would be required to be authorised under FSMA to do so.

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If a significant number of borrowers attempt to set off claims for damage based on contravention of an FSA rule against the amount owing by the borrower under a loan, there could be a material decrease in receipts to the issuing entity from the mortgages trust

      The FSA Mortgages: Conduct of Business Sourcebook ("MCOB"), which sets out its rules for regulated mortgage activities, came into force on 31st October, 2004. These rules cover, among other things, certain pre-origination matters such as financial promotion and pre-application illustrations, pre-contract and start of-contract and post-contract disclosure, contract changes, charges, and arrears and repossessions. FSA rules for prudential and authorisation requirements for mortgage firms and for extending the appointed representatives regime to mortgages, came into force on 31st October, 2004.

      A borrower who is a private person is entitled to claim damages for loss suffered as a result of any contravention by an authorised person of an FSA rule, and may set off the amount of the claim against the amount owing by the borrower under a loan or any other loan that the borrower has taken (or exercise analogous rights in Scotland). Any such set-off may adversely affect the our ability to make payments on the Financing notes.

      So as to avoid dual regulation, it is intended that regulated mortgage contracts will not be regulated by the CCA. This exemption only affects credit agreements made on or after N(M), and credit agreements made before N(M) but subsequently changed such that a new contract is entered into on or after N(M) and constitutes a regulated mortgage contract. A court order under section 126 of the CCA is, however, necessary to enforce a land mortgage securing a regulated mortgage contract to the extent that it would, apart from this exemption, be regulated by the CCA or be treated as such.

      No assurance can be given that additional regulatory changes by the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the UK generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments or compliance costs may have a material adverse effect on the seller, the issuing entity, the servicer, the mortgages trustee, Funding and their respective businesses and operations. This may adversely affect the issuing entity's ability to make payments in full on the Financing notes when due.

      The seller has given or, as applicable, will give warranties to the mortgages trustee in the mortgage sale agreement that, among other things, each loan and its related security is enforceable (subject to certain exceptions). If a loan or its related security does not comply with these warranties, and if the default (if capable of being cured) cannot be or is not cured within 20 London business days, then the seller, upon receipt of notice from the mortgages trustee, will be required to repurchase the loan and its related security from the mortgages trustee.

If our interpretation of certain technical rules under the CCA were held to be incorrect by a court or the Ombudsman or was challenged by a significant number of borrowers, or borrowers were to exercise rights of set-off to the extent available under the CCA, there could be material disruption to the income flow from the mortgages trust

      In the UK, the Office of Fair Trading (the "OFT") is responsible for the issue of licences under, and the superintendence of the working and the enforcement of, the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the consumer credit and mortgage markets in the UK.

      Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual; (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is (pound)25,000 for credit agreements made on or after 1st May, 1998, or lower amounts for credit agreements made before that date; and (c) the credit agreement is not an exempt agreement as defined in the CCA (for example, it is intended that a regulated mortgage contract under FSMA is an exempt agreement under the CCA).

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

      Any credit agreement that is wholly or partly regulated by the CCA or treated as such has to comply with the requirements under the CCA as to licensing of lenders and brokers, documentation and procedures of credit agreements, and (in so far as applicable) pre-contract disclosure. If it does not comply with those requirements, then to the extent that the credit agreement is regulated by the CCA or treated as such, it is unenforceable against the borrower: (a) without an order of the OFT, if the lender or any broker does not hold the required licence at the relevant time; (b) totally, if the form to be signed by the borrower is not signed by the borrower personally or omits or mis-states a "prescribed term"; or (c) without a court order in other cases and, in exercising its discretion whether to make the order, the court would take into account any prejudice suffered by the borrower and any culpability by the lender.

      Any credit agreement intended to be a regulated mortgage contract under FSMA or unregulated under FSMA might instead be wholly or partly regulated by the CCA or treated as such because of technical rules on: (a) determining whether any credit under the CCA arises, or whether the financial limit of the CCA is exceeded; (b) determining whether the credit agreement is an exempt agreement under the CCA; and (c) changes to credit agreements.

      A court order under Section 126 of the CCA is necessary to enforce a land mortgage securing a credit agreement to the extent that the credit agreement is regulated by the CCA or treated as such. In dealing with such application, the court has the power, if it appears just to do so, to amend a credit agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared).

      Under Section 75 of the CCA in certain circumstances: (a) the lender is liable to the borrower in relation to misrepresentation and breach of contract by a supplier in a transaction financed by the lender, where the related credit agreement is or is treated as entered into under pre-existing arrangements, or in contemplation of future arrangements, between the lender and the supplier; and (b) the lender has a statutory indemnity from the supplier against such liability, subject to any agreement between the lender and the supplier.

      The borrower may set off the amount of the claim against the lender against the amount owing by the borrower under the loan or under any other loan that the borrower has taken. Any such set-off may adversely affect our ability to make payments in full on the Financing notes when due.

      The Consumer Credit Act 2006 (the "CCA 2006") received the Royal Assent on 30th March, 2006. Once implemented, the new Act updates and augments the CCA.

      It is currently expected that, from April 2007, the extortionate credit regime will be replaced by the unfair relationship test. In applying the new unfair relationship test, the courts will be able to consider a wider range of circumstances surrounding the transaction, including the creditor's conduct before and after making the agreement. There is no statutory definition of the word "unfair" as the intention is for the test to be flexible and subject to judicial discretion. However the word "unfair" is not an unfamiliar term in UK law due to the Unfair Contract Terms Act 1977 and the Unfair Terms in Consumer Contracts Regulations 1999 (SI 1999/2083). The courts may look to the above legislation for guidance. The FSA principles are also relevant and apply to the way contract terms are used in practice and not just the way they are drafted. The test has retrospective application after a transitional period. Once the debtor alleges that an unfair relationship exists, the burden of proof is on the creditor to prove the contrary.

      An alternative dispute resolution scheme for consumer credit matters is to be run by the Ombusdman. It is currently expected that, from April 2007, the scheme will be mandatory for all businesses licensed under the CCA. The CCA 2006 also introduces an Independent Consumer Appeals Tribunal.

      It is currently expected that, from April 2008, the statutory upper financial limit of (pound)25,000 for CCA regulation will be removed.

      The OFT are to be given far broader powers under the CCA 2006: for instance they can apply intermediate sanctions, have far greater powers of investigation and can issue indefinite standard licences. The CCA 2006 obliges creditors to comply with more stringent information requirements. It is currently expected that, from 2008, lenders will be obliged to give customers clearer and more regular information on their credit accounts.

      The seller has interpreted certain technical rules under the CCA in a way common with many other lenders in the mortgage market. If such interpretation were held to be incorrect by a court or the Ombudsman, then a credit agreement, to the extent that it is regulated by the CCA or treated as such, would be unenforceable as described above. If such interpretation were challenged by a significant number of borrowers, then this could lead to significant disruption and shortfall in the income of the mortgages trustee. Court decisions have been made on technical rules under the CCA against certain mortgage lenders, but such decisions are very few and are generally county court decisions which are not binding on other courts.

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

      The seller has given or, as applicable, will give warranties to the mortgages trustee in the mortgage sale agreement that, among other things, each loan and its related security is enforceable (subject to certain exceptions). If a loan or its related security does not comply with these warranties, and if the default cannot be or is not cured within 20 days, then the seller will be required to repurchase the loans under the relevant mortgage account and their related security from the mortgages trustee.

Under new distance marketing regulations, some of the loans may be cancellable, which may have an adverse effect on the issuing entity's ability to make payments on the Financing notes

      In the UK, the Financial Services (Distance Marketing) Regulations 2004 apply, among other things, to credit agreements entered into on or after 31st October, 2004 by means of distance communication (i.e. without any substantive simultaneous physical presence of the originator and the borrower). A regulated mortgage contract under FSMA, if originated by a UK lender from an establishment in the UK, will not be cancellable under these regulations. Certain other credit agreements will be cancellable under these regulations, if the borrower does not receive prescribed information at the prescribed time. Where the credit agreement is cancellable under these regulations, the borrower may send notice of cancellation at any time before the end of the fourteenth day after the day on which the cancellable agreement is made, where all the prescribed information has been received, or, if later, the borrower receives the last of the prescribed information.

      If the borrower cancels the credit agreement under these regulations, then: (a) the borrower is liable to repay the principal and any other sums paid by the originator to the borrower under or in relation to the cancelled agreement, within 30 days beginning with the day of the borrower sending notice of cancellation or, if later, the originator receiving notice of cancellation;
(b) the borrower is liable to pay interest, or any early repayment charge or other charge for credit under the cancelled agreement, only if the borrower received certain prescribed information at the prescribed time and if other conditions are met; and (c) any security is to be treated as never having had effect for the cancelled agreement.

A new European Commission directive concerning consumer credit may, if adopted and implemented, have an adverse effect on enforceability of the loans

      In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on consumer credit. In its original form, the proposal applied to certain mortgage loan products. This proposal, and an amended proposal published in October 2004, met with significant opposition. In July 2005, the European Commission published a Green Paper on mortgage credit, in which it announced its intention that loans secured by a mortgage on land will be excluded from the proposed Directive but will be covered by any initiatives resulting from the Green Paper process. In October 2005, the European Commission published a further amended form of the proposed Directive, which provides that (subject to certain exceptions) loans not exceeding (euro)50,000 will be regulated, but that loans secured by a land mortgage will be excluded from the proposed Directive. The proposed Directive, which may be further substantially amended before it is brought into effect, is unlikely to be adopted before mid-2006, and member states will then have a further two years in which to bring national implementing legislation into force. In March 2006, the DTI released a further consultation paper, the deadline for responses to which was 10th May, 2006.

      Until the final text of the Directive and of any initiatives resulting from the Green Paper process are decided and the details of the United Kingdom implementing legislation are published, it is not certain what effect the adoption and implementation of the Directive or initiatives would have on the seller, the issuing entity, the mortgages trustee, Funding and their respective businesses and operations. This may adversely affect our ability to make payments in full on the Financing notes when due.

Regulations in the United Kingdom could lead to some terms of the loans being unenforceable, which may adversely affect payments on the Financing notes

      In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1999, as amended (the "1999 Regulations") and (in so far as applicable) the Unfair Terms in Consumer Contracts Regulations 1994 (together with the 1999 Regulations, the "UTCCR") apply to agreements entered into on or after 1st July, 1995 and affect all of the loans. The Regulations provide that:

      o a consumer may challenge a standard term in an agreement on the basis that it is an "unfair" term within the UTCCR and therefore not binding on the consumer; and

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

      o the OFT, the FSA and any other "qualifying body" (as defined in the 1999 Regulations) may seek to enjoin (or in Scotland, interdict) a business from using or recommending the use of unfair terms.

      The UTCCR will not generally affect "core terms" which set out the main subject-matter of the contract, such as the borrower's obligation to repay the principal. However, they may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate.

      For example, if a term permitting a lender to vary the interest rate (as the seller is permitted to do) is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that she or he has paid it, will be able, as against the lender, or any assignee such as the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of the claim against the amount owing by the borrower under the loan or under any other loan that the borrower has taken. Any such non-recovery, claim or set-off may adversely affect our ability to make payments on the Financing notes.

      The FSA has agreed with the OFT to take responsibility for the enforcement of the UTCCR in mortgage agreements. In May 2005, the FSA issued a statement of good practice on fairness of terms in consumer contracts, which is relevant to firms authorised and regulated by the FSA in relation to products and services within the FSA's regulatory scope. This statement considers, among other things, borrowers who are locked in, for example by an early repayment charge that is considered to be a penalty. This statement provides that, for locked-in borrowers, a firm may consider drafting the contract to permit a change in the contract to be made only where any lock-in clause is not exercised.

      In August 2002, the Law Commission for England and Wales and the Scottish Law Commission issued a joint consultation LCCP No. 166/SLCDP 119 on proposals to rationalise the Unfair Contract Terms Act 1977 and the 1999 Regulations into a single piece of legislation and a final report, together with a draft bill on unfair terms, was published in February 2005. The Law Commissions have a duty under section 3 of the Law Commissions Act 1965 to keep the law under review for a number of purposes, including its simplification. The proposals are primarily to simplify the legislation on unfair terms. It is not proposed that there should be any significant increase in the extent of controls over terms in consumer contracts. Some changes are proposed, however, such as that (a) a consumer may also challenge a negotiated term in an agreement on the basis that it is "unfair" and "unreasonable" within the legislation and therefore not binding on the consumer; and (b) in any challenge by a consumer (but not by the OFT or a qualifying body) of a standard term or a negotiated term, the burden of proof lies on the business to show that the term is fair and reasonable. However, it is not obligatory for any of the Law Commissions' reports to be considered for enactment as legislation by the UK government. It is therefore too early to tell how the proposals, if enacted, would affect the loans.

      No assurance can be given that changes in the 1999 Regulations, if enacted, or changes to guidance on interest variation terms, if adopted, will not have a material adverse effect on the seller, the issuing entity, the mortgages trustee, Funding and their respective businesses and operations. This may adversely affect our ability to make payments in full on the Financing notes when due.

Decisions of the Ombudsman could lead to some terms of the loans being varied, which may adversely affect payments on the Financing notes

      Under FSMA, the Financial Ombudsman Service (the "Ombudsman") is required to make decisions on, among other things, complaints relating to activities and transactions under its jurisdiction, including the loans, on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account, among other things, law and guidance. By transitional provisions, the Ombudsman is also required to deal with certain complaints relating to breach of the Mortgage Code, which was a voluntary code issued by the Council of Mortgage Lenders and in force until N(M). Complaints brought before the Ombudsman for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case is first adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman.

      No Ombudsman decision against the seller has had a material adverse effect on our ability to make payments on the Financing notes. As, however, the Ombudsman is required to make decisions on the basis of, among other things, the principles of fairness, and may make a money award to the borrower, it is not possible to predict how any future decision of the Ombudsman would affect our ability to make payments in full on the Financing notes when due.

European Directive 2005/29/EC on Unfair Commercial Practices may adversely affect the loans and payments on the Financing notes

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

      On 11 May, 2005 the European Parliament and the Council adopted a Directive (2005/29/EC) regarding unfair business-to-consumer commercial practices (the "Unfair Practices Directive"). Generally, this Directive applies full harmonisation, which means that member states may not impose more stringent provisions in the fields to which full harmonisation applies. By way of exception, this Directive permits member states to impose more stringent provisions in the fields of financial services and immovable property, such as mortgage loans.

      The Unfair Practices Directive provides that enforcement bodies may take administrative action or legal proceedings in relation to a commercial practice on the basis that it is "unfair" within the Directive. This Directive is intended to protect only collective interests of consumers, and so is not intended to give any claim, defence or right of set-off to an individual consumer.

      The DTI published a consultation paper on implementing the Unfair Practices Directive into UK law on 14th December, 2005. Member states have until 12th December 2007, in which to bring national implementing legislation into force, subject to a transitional period until 12th June, 2013 for applying full harmonisation in the fields to which it applies. It is too early to predict what effect the implementation of the Unfair Practices Directive would have on the loans.

Tax payable by Funding or the issuing entity may adversely affect our ability to make payments on the Financing notes

      As explained in "United Kingdom taxation," and as set forth below, Funding and the issuing entity will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective applicable profit and loss accounts as increased by the amount of any non-deductible expenses or losses. If the tax payable by Funding or the issuing entity is greater than expected because, for example, non-deductible expenses or losses are greater than expected, the funds available to make payments on the Financing notes will be reduced and this may adversely affect the issuing entity's ability to make payments on the Financing notes.

      The UK corporation tax position of the issuing entity and Funding, however, also depends to a significant extent on the accounting treatment applicable to it. From 1st January, 2005, the accounts of the issuing entity are required to comply with International Financial Reporting Standards ("IFRS") or with new UK Financial Reporting Standards reflecting IFRS ("new UK GAAP"). Funding may also choose to comply with IFRS. There is a concern that companies such as the issuing entity and Funding might, under either IFRS or new UK GAAP, suffer timing differences that could result in profits or losses for accounting purposes, and accordingly for tax purposes (unless tax legislation provides otherwise), which bear little or no relationship to the company's cash position. However, the Finance Act 2005 requires "securitisation companies" to prepare tax computations for accounting periods beginning on or after 1st January, 2005 and ending before 1st January, 2007 on the basis of UK GAAP as applicable up to 31st December, 2004, notwithstanding the requirement to prepare statutory accounts under IFRS or new UK GAAP. The UK government announced in the budget on 22nd March, 2006 that the interim regime is to be extended for a further year to 31st December, 2007 and draft legislation has been included in the Finance (No. 2) Bill 2006 to reflect this. On the basis of the definition of "securitisation company" as currently drafted for these purposes, the issuing entity and Funding will each qualify as such a company.

      The stated policy of H.M. Revenue & Customs is that the tax neutrality of securitisation special purpose companies in general should not be disrupted as a result of the transition to IFRS or new UK GAAP and that they are working with participants in the securitisation industry to identify appropriate means of preventing any such disruption through a permanent regime. The Finance Act 2005 enables regulations to be made to establish such a regime. It is not clear what the provisions of such a regime will entail, although current indications from H.M. Revenue & Customs are that a securitisation company will have to satisfy various conditions in order to be able to benefit from the regime. If, however (for whatever reason), measures are not introduced to deal with the corporate tax position of such companies in respect of accounting periods ending on or after 1st January, 2008 (on the assumption the Finance (No. 2) Bill 2006 is enacted without material amendment), then profits or losses could arise in the issuing entity and/or Funding as a result of the application of IFRS or new UK GAAP which could have tax effects not contemplated in the cashflows for the transaction and as such adversely affect the issuing entity and/or Funding and consequently payments on the Notes.

European Directive 2003/48/EC on the Taxation of Savings Income may adversely affect your interests

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

      On 1st July, 2005 a European Union Directive (2003/48/EC) regarding the taxation of savings income came into force. Under the Directive, member states are required to provide to the tax authorities of other member states details of payments of, from 1st July, 2005, interest and other similar income paid by a person within a member state's jurisdiction to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period, unless during such period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland) with effect from the same date.

      Payments of interest on the Financing notes which are made or collected through a member state or any other relevant country may be subject to withholding tax which would prevent holders of the Financing notes from receiving interest on their Financing notes in full.

Your interests may be adversely affected if the United Kingdom joins the European Monetary Union

      It is possible that prior to the maturity of the Notes, the United Kingdom may become a participating member state in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event (a) all amounts payable in respect of the Financing notes denominated in pounds sterling may become payable in euro, (b) applicable provisions of law may require or allow us to redenominate such Financing notes into euro and take additional measures in respect of such Financing notes and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in sterling used to determine the rates of interest on such Financing notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the Financing notes.

Changes of law may adversely affect your interests

      The structure of the issue of the Financing notes and the ratings which are to be assigned to them are based on English law and Scots law in relation to the Scottish loans in effect as at the date of this prospectus. No assurance can be given as to the impact of any possible change to English law or Scots law or administrative practice in the United Kingdom after the date of this prospectus.

Insolvency Act 2000

      Significant changes to the insolvency regime in England and Wales and Scotland have recently been enacted, including the Insolvency Act 2000. The Insolvency Act 2000 allows certain "small" companies to seek protection from their creditors for a period of 28 days, for the purposes of putting together a company voluntary arrangement, with the option for creditors to extend the moratorium for a further two months. A "small" company is defined as one which satisfies, in any financial year, two or more of the following criteria: (i) its turnover is not more than (pound)5.6 million, (ii) its balance sheet total is not more than (pound)2.8 million and (iii) the number of employees is not more than 50. Whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that the issuing entity, the mortgages trustee or Funding will not, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and has the power to make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

      Secondary legislation has now been enacted which excludes certain special purpose companies in relation to capital markets transactions from the optional moratorium provisions. Such exceptions include (amongst other matters): (i) a company which is a party to an agreement which is or forms part of a capital market arrangement (as defined in the secondary legislation) under which (a) a party has incurred or when the agreement was entered into was expected to incur a debt of at least (pound)10 million under the arrangement and (b) the arrangement involves the issue of a capital market investment (also defined, but generally, a rated, listed or traded bond) and (ii) a company which has incurred a liability (including a present, future or contingent liability) of at least (pound)10 million. While the issuing entity, the mortgages trustee and Funding should fall within the exceptions, there is no guidance as to how the legislation will be interpreted by a court and the Secretary of State for Trade and Industry may by regulation modify the exception. No assurance may be given that any modification of the eligibility requirements for "small" companies and/or the exceptions will not be detrimental to the interests of noteholders.

      If the issuing entity and/or the mortgages trustee and/or Funding is determined to be a "small" company and determined not to fall within one of the exceptions (by reason of modification of the exceptions or otherwise), then the enforcement of the Financing security by the security trustee may, for a period, be prohibited by the imposition of a moratorium.

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

Enterprise Act 2002

      On 15th September, 2003, the corporate insolvency provisions of the Enterprise Act 2002 (the "Enterprise Act") came into force, amending certain provisions of the Insolvency Act 1986 as amended ( the "Insolvency Act"). These provisions introduced significant reforms to corporate insolvency law. In particular the reforms restrict the right of the holder of a floating charge created after 15th September, 2003 to appoint an administrative receiver (unless an exception applies) and instead gives primacy to collective insolvency procedures (in particular, administration).

      The holder of a floating charge created before 15th September, 2003 over the whole or substantially the whole of the assets of a company (such as the security trustee under the Funding deed of charge) retains the ability to block the appointment of an administrator by appointing an administrative receiver, who has a duty to act primarily in the interests of the floating charge holder.

      The Insolvency Act contains provisions which continue to allow for the appointment of an administrative receiver in relation to certain transactions in the capital markets. The right to appoint an administrative receiver is retained for certain types of security (such as the Financing security) that form part of a capital markets arrangement (as defined in the Insolvency Act) that involves
(i) indebtedness of at least (pound)50,000,000 (or, when the relevant security document was entered into (being in respect of the transactions described in this prospectus, the Financing deed of charge), a party to the relevant transaction (such as the issuing entity) was expected to incur a debt of at least (pound)50,000,000) and (ii) the issue of a capital markets investment (also defined but generally a rated, listed or traded bond). The Secretary of State for Trade and Industry may, by secondary legislation, modify this exception and/or provide that the exception shall cease to have effect. No assurance can be given that any such modification or provision in respect of the capital market exception, or its ceasing to be applicable to the transactions described in this document, will not adversely affect payments on the Financing notes. While the Financing security should fall within the relevant exception, as the provisions of the Enterprise Act have never been considered judicially, no assurance can be given as to whether the Enterprise Act could have a detrimental effect on the transaction described in this prospectus or on the interests of noteholders.

      The Insolvency Act also contains a new out-of-court route into administration for a qualifying floating charge holder, the directors or the company itself. The relevant provisions provide for a notice period during which the holder of the floating charge can either agree to the administrator proposed by the directors of the company or appoint an alternative administrator, although the moratorium will take effect immediately after notice is given. If the qualifying floating charge holder does not respond to the directors' notice of intention to appoint, the directors', or as the case may be, the company's appointee will automatically take office after the notice period has elapsed. Where the holder of a qualifying floating charge within the context of a capital market transaction retains the power to appoint an administrative receiver, such holder may prevent the appointment of an administrator (either by the new out-of-court route or by the court based procedure), by appointing an administrative receiver prior to the appointment of the administrator being completed.

      The new provisions of the Insolvency Act give primary emphasis to the rescue of the company as a going concern. The purpose of realising property to make a distribution to one or more secured creditors is subordinated to the primary purposes of rescuing the company as a going concern or achieving a better result for the creditors as a whole than would be likely if the company were wound up. No assurance can be given that the primary purposes of the new provisions will not conflict with the interests of noteholders were the issuing entity ever subject to administration.

      In addition to the introduction of a prohibition on the appointment of an administrative receiver as set out above, section 176A of the Insolvency Act provides that in relation to floating charges created after 15th September, 2003 any receiver (including an administrative receiver), liquidator or administrator of a company is required to make a "prescribed part" of the company's "net property" available for the satisfaction of unsecured debts in priority to the claims of the floating charge holder. The company's "net property" is defined as the amount of the chargor's property which would be available for satisfaction of debts due to the holder(s) of any debentures secured by a floating charge and so refers to any floating charge realisations less any amounts payable to the preferential creditors or in respect of the fees or expenses of administration. The "prescribed part" is defined in the Insolvency Act 1986 (Prescribed Part) Order 2003 (SI 2003/2097) to be an amount equal to 50 per cent. of the first (pound)10,000 of floating charge realisations plus 20 per cent. of the floating charge realisations thereafter, provided that such amount may not exceed (pound)600,000.

      This obligation does not apply if the net property is less than a prescribed minimum and the relevant officeholder is of the view that the cost of making a distribution to unsecured creditors would be disproportionate to the benefits. The relevant officeholder may also apply to court for an order that the provisions of section 176A of the Insolvency Act should not apply on the basis that the cost of making a distribution would be disproportionate to the benefits.

      Floating charge realisations upon the enforcement of the Financing security may be reduced by the operation of the "ring fencing" provisions described above.

You will not receive Financing notes in physical form, which may cause delays in distributions and hamper your ability to pledge or resell the Financing notes

      Unless the global Financing notes are exchanged for definitive Financing notes, which will only occur under a limited set of circumstances, your beneficial ownership of the Financing notes will only be recorded in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of Financing notes in physical form could, among other things:

      o result in payment delays on the Financing notes because the issuing entity will be sending distributions on the Financing notes to DTC, Euroclear or Clearstream, Luxembourg instead of directly to you;

      o make it difficult for you to pledge the Financing notes if Financing notes in physical form are required by the party demanding the pledge; and

      o hinder your ability to resell the Financing notes because some investors may be unwilling to buy Financing notes that are not in physical form.

If you have a claim against us it may be necessary for you to bring suit against us in England and Wales to enforce your rights

      We have agreed to submit to the non-exclusive jurisdiction of the courts of England and Wales, and it may be necessary for you to bring a suit in England and Wales to enforce your rights against us.

Implementation of the Basel II risk-weighted asset framework may result in changes to the risk-weighting of the Financing notes

      On 14th November, 2005, the Basel Committee on Banking Supervision published an updated version of the text of new capital adequacy standards for international banks, under the title "Basel II: International Convergence of Capital Measurement and Capital Standards: a Revised Framework." This new framework (the "Basel II Framework") substantially revises and expands the existing Basel I Capital Accord first issued in 1988, includes more sophisticated approaches to applying capital requirements based on risk, addresses more types of risk including operational risk, and places enhanced emphasis on market discipline and banks' internal systems and controls. The Basel II framework is not self-implementing, but rather forms the basis for national rule-making and approval processes in participating countries. The Basel Committee has released numerous discussion papers, impact studies and guidance for banking organisations in their preparations for implementing the revised capital standards. The Committee has also formed an Accord Implementation Group of bank supervisors to share information and to promote consistency as participating countries move forward with implementation of Basel II.

      Within the European Union and the EEA, the Basel II Framework will be implemented through the EU Capital Requirements Directive, which makes some modifications to the Framework. It is currently intended that the various approaches under the Basel II Framework and the EU Capital Requirements Directive will be implemented in stages, some from year-end 2006, the most advanced at year-end 2007.

      In the United States, the federal banking regulators have proposed to require about the 20 largest US banking organisations to use the most advanced approaches of Basel II; other US banks with sophisticated systems may voluntarily elect to adopt Basel II advanced approaches subject to regulatory approval. Most US banks initially would not be subject to Basel II and would continue to follow existing US risk-based capital rules with certain modifications to be determined (a proposal known as "Basel I-A."). The US is not adopting Basel II's simpler approaches, as the existing US framework based on Basel I is not equivalent to Basel II. Implementation of Basel II in the United States is also targeted to begin on 1st January, 2009, one year later than in Europe. This one year "gap" and other differences in the application or interpretation between the US, the EU and other jurisdictions in which the Abbey group has operations could represent challenges for the bank in implementing Basel II.

      As and when implemented, the Basel II Framework could affect the risk-based capital treatment of the Financing notes for investors who are subject to bank capital adequacy requirements that follow the Framework. Consequently, investors should consult their own advisers as to the consequences to and effect on them of the proposed implementation of the Basel II Framework. Proposals and guidelines for implementing Basel II in participating jurisdictions are still in development, and no predictions can be made as to the precise effects of potential changes on the Abbey group, the Financing notes or any investor.

      Under certain circumstances relating to the statutory implementation of the Basel II Framework in the United Kingdom, as described in number 5(F) (Redemption or purchase following a regulatory event) under "Terms and conditions of the offered Financing notes" in this prospectus, the issuing entity may require holders of class B and/or class C Financing notes to sell such notes to the issuing entity or redeem the Financing notes.

Certain events may affect the eligibility of the series 1 class A Financing notes for investment by money market funds

      The series 1 class A Financing notes are "Eligible Securities" within the meaning of Rule 2a-7 under the Investment Company Act. However, under Rule 2a-7, a money market fund may be required to dispose of the series 1 class A Financing notes upon the occurrence of any of the following events:

      o the rating currently assigned to the series 1 class A Financing notes is lowered or withdrawn;

      o a material default occurs with respect to the series 1 class A Financing notes;

      o the money market fund determines that the series 1 class A Financing notes no longer present minimal credit risk;

      o upon certain events of insolvency with respect to the issuing entity; or

      o the series 1 class A Financing notes otherwise cease to meet the eligibility criteria under Rule 2a-7.

Fixed charges subsequently re-characterised as floating charges may adversely affect payments on the Financing notes

      Fixed charges over bank accounts may take effect under English law as floating charges. Under the terms of the Financing deed of charge and the Funding deed of charge respectively, the issuing entity and Funding will purport to grant, among other things, fixed charges in favour of the Financing security trustee over, in the case of the issuing entity, the issuing entity's interest in the Financing transaction account and, in the case of Funding, Funding's interest in the Funding transaction account.

      The law in England and Wales relating to the re-characterisation of fixed charges is unsettled. The fixed charges purported to be granted by the issuing entity and Funding (other than by way of assignment in security) will take effect under English law only as floating charges if it is determined that the Financing security trustee does not exert sufficient control over the relevant account, or the proceeds thereof, for the security to be said to "fix" over those assets. As the issuing entity and Funding are signatories to the accounts, there is a risk that a court will consider that the Financing security trustee does not exert a sufficient degree of control to ensure that the charges over those accounts are held to be fixed charges. If the charges take effect as floating charges instead of fixed charges, then certain matters, which are given priority over floating charges by law, will be given priority over the claims of the floating chargeholder.

      In addition, if assets in respect of which the issuing entity or Funding has granted a fixed charge are paid into a bank account the charge over which is subsequently re-characterised as a floating charge, the original fixed charge in relation to the assets may also be re-characterised as a floating charge.

The minimum denominations on the Financing notes may adversely affect payments on the Financing notes if issued in definitive form

      The Financing notes are issued in the denomination of $100,000 per dollar Financing note, (pound)50,000 per sterling Financing note and (euro)50,000 per euro Financing note. However, for so long as the Financing notes are represented by a global Financing note, and DTC, Euroclear and Clearstream, Luxembourg so permit, the Financing notes will be tradeable in minimum nominal amounts of $100,000 and increments of $1,000 thereabove (in the case of the dollar Financing notes), in minimum nominal amounts of (pound)50,000 and increments of (pound)1,000 thereabove (in the case of sterling Financing notes) and in minimum nominal amounts of (euro)50,000 and increments of (euro)1,000 thereabove (in the case of the euro Financing notes). However if definitive Financing notes are required to be issued in respect of the Financing notes represented by global Financing notes, they will only be printed and issued in denominations of $100,000, (pound)50,000 or (euro)50,000, as the case may be. Accordingly, if definitive Financing notes are required to be issued in respect of such

Financing notes, a noteholder holding Financing notes having a nominal amount which cannot be represented by a definitive Financing note in the denomination of $100,000, (pound)50,000 or (euro)50,000, as the case may be, will not be able to receive a definitive Financing note in respect of such Financing notes and will not be able to receive interest or principal in respect of such Financing note. Furthermore, at any meeting of noteholders while the Financing notes are represented by a global Financing note, any vote cast shall only be valid if it is in respect of $100,000, (pound)50,000 or (euro)50,000, as the case may be, in nominal amount.

                             US dollar presentation

      Unless otherwise stated in this prospectus, any translations of pounds sterling into US dollars have been made at the rate of (pound)1.00 = US$[o], which was the noon buying rate in the City of New York for cable transfers in US dollars per (pound)1.00 as certified for customs purposes by the Federal Reserve Bank of New York on [o], 2006. Use of this rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

      References in this prospectus to "(pound)", "pounds" or "sterling" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland. References in this prospectus to "USD", "US$", "$", "US dollars" or "dollars" are to the lawful currency of the United States of America.

      References to "(euro)", "euro" or "Euro" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

Sterling/US dollar exchange rate history(1)

                  Year to [o],   Years ended 31st December
                  2006           2005           2004           2003           2002           2001

Last(2)           [o]            [o]            1.9181         1.7842         1.6095         1.4543

Average(3)        [o]            [o]            1.8334         1.6347         1.5025         1.4396

High              [o]            [o]            1.9467         1.7842         1.6095         1.5045

Low               [o]            [o]            1.7559         1.5500         1.4074         1.3730

Notes:

(1)   Source: Bloomberg page USCFBPS Crncy.

(2) Last is the closing exchange rate on the last operating business day of each of the periods indicated, years commencing from 1st January or the next operating business day.

(3)   Average is the average daily exchange rate during the period.

                               The issuing entity

Introduction

      The issuing entity was incorporated in England and Wales on [o]th April, 2006 (registered number [o]) and is a public limited company under the Companies Act 1985. The authorised share capital of the issuing entity comprises 100,000 ordinary shares of (pound)1 each. The issued share capital of the issuing entity comprises 50,000 ordinary shares of (pound)1 each, 49,998 of which are partly paid to (pound)0.25 each and two of which are fully paid and all of which are beneficially owned by Holdings (see "Holdings"). The registered office of the issuing entity is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 870 607 6000.

      The issuing entity is organised as a special purpose company. The issuing entity has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the issuing entity. The seller has contributed to Holdings the funds required by Holdings to subscribe for the shares in the issuing entity.

      The principal objects of the issuing entity are set out in its memorandum of association and include among other things:

      o     lending money and giving credit, secured or unsecured;

      o     borrowing or raising money and securing the payment of money;

      o granting security over its property for the performance of its obligations or the payment of money; and

      o to acquire or enter into financial instruments including derivative instruments.

      The issuing entity was established to issue the Financing notes and to make the Financing term AAA advances, the Financing term AA advances and the Financing term BBB advances to Funding. The activities of the issuing entity are limited to passively owning or holding the Financing intercompany loan, issuing the Financing notes and other activities incidental thereto.

      The issuing entity has not engaged, since its incorporation, in any material activities other than those incidental to its registration as a public company under the Companies Act 1985, to the proposed issue of the Financing notes and making of the Financing term advances to Funding and to the authorisation of entering into the other Financing transaction documents referred to in this prospectus.

      Under the Companies Act 1985, the issuing entity's constitutional documents, including the principal objects of the issuing entity, may be altered by a special resolution of the shareholders.

      The activities of the issuing entity will be restricted by the terms and conditions of the Financing notes and will be limited to the issue of the Financing notes, making the Financing term advances to Funding, the exercise of related rights and powers, and other activities referred to in this prospectus or incidental to those activities.

      There is no intention to accumulate surplus cash in the issuing entity except in the circumstances set out in "Security for the issuing entity's obligations".

      The accounting reference date of the issuing entity is the last day of December.

Directors and secretary

The following table sets out the directors of the issuing entity and their respective business addresses and occupations.

Name                    Business address           Business occupation        Age        Term of office
----                    ----------------           -------------------        ---        --------------
Martin McDermott        Tower 42                   Executive Director of      [o]        [o]
                        Limited International      Wilmington Trust SP
                        Financial Centre           Services (London)
                        25 Old Broad Street
                        London EC2N 1HQ

Wilmington Trust SP     Tower 42                   Management of Special      -          [o]
Services (London)       International Financial    Purpose Companies
Limited                 Centre
                        25 Old Broad Street
                        London EC2N 1HQ

David Green             Abbey National House       Finance Director,          [o]        [o]
                        2 Triton Square            Banking Entities
                        Regent's Place
                        London NW1 3AN

      The sponsor has caused David Green, an employee of the seller, to be a director of the issuing entity. David Green does not receive any compensation for acting as director.

      The sponsor has caused Wilmington Trust SP Services (London) Limited, a company specialising in acting as directors of special purpose companies, to be directors of the issuing entity.

      The directors of Wilmington Trust SP Services (London) Limited are set out under the section "Holdings" in this prospectus.

      The directors' principal activities include the provision of directors and corporate management services to structured finance transactions as directors on the board of Wilmington Trust SP Services (London) Limited.

      The company secretary of the issuing entity is:

      Abbey National Secretariat Services Limited
      Abbey National House
      2 Triton Square
      Regent's Place
      London NW1 3AN

      In accordance with the Financing corporate services agreement, Wilmington Trust SP Services (London) Limited will provide to the directors of the issuing entity a registered and administrative office, the service of a company secretary, the arrangement of meetings of directors and shareholders and the procurement of book-keeping services and preparation of accounts. No other remuneration is paid by the issuing entity to or in respect of any director or officer of the issuing entity for acting as such.

      Under the Financing corporate services agreement, Holdings has agreed to comply with all requests of the Financing security trustee in relation to the appointment and/or removal by Holdings of any of the directors of the issuing entity.

Capitalisation statement

      The following table shows the capitalisation of the issuing entity as at [o], 2006:

                                                                         As at
                                                                          [o],
                                                                         2006
                                                                        (pound)
                                                                      ----------
Authorised share capital
Ordinary shares of (pound)1 each .................................       100,000
Issued share capital .............................................
2 ordinary shares of (pound)1 each fully paid ....................          2.00
49,998 ordinary shares each one quarter paid .....................     12,499.50
                                                                      ----------
                                                                       12,501.50
                                                                      ==========

      The issuing entity has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at [o], 2006.

      It is not intended that there be any further payment of the issued share capital.

      There has been no material change in the capitalisation, indebtedness, guarantees or contingent liabilities of the issuing entity since [o], 2006.

      On the closing date, the issuing entity will advance a loan of (pound)[o] to Funding with the proceeds of the Financing notes pursuant to the Financing intercompany loan agreement.

                                 Use of proceeds

      The gross proceeds of the issuance of the Financing notes will equal approximately $[o] and will be applied (after exchanging the gross US dollar proceeds of the offered Financing notes for sterling proceeds calculated by reference to the relevant Financing dollar currency swap rates and the gross euro proceeds of the series 4 class A2 Financing notes for sterling proceeds calculated by reference to the Financing euro currency swap rate), in accordance with the Financing intercompany loan, to make the Financing term advances to Funding. The net proceeds of the issuance of the offered Financing notes will equal the gross proceeds of the offered Financing notes as (1) the management and underwriting fees and selling commissions otherwise payable by the issuing entity will be paid to the underwriters by Funding from the Funding reserve fund, and (2) the additional offering expenses otherwise payable by the issuing entity in connection with the issuance of the offered Financing notes will be partly paid by the underwriters and partly paid by Funding on the issuing entity's behalf, see "Underwriting".

                          The Abbey group of companies

The sponsor and the seller

Background

      The sponsor and the seller, a public limited company, was incorporated in England and Wales on 12th September, 1988 with registered number 2294747. The registered office of Abbey is at Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN. The telephone number of Abbey's registered office is 0870 607 6000. The seller and its subsidiaries (the "Abbey group") provides over 18 million customers in the United Kingdom with a comprehensive range of personal financial services, including savings and investments, mortgages, unsecured lending, banking, pensions, life and general insurance products. The Abbey group also has offshore operations in Jersey and the Isle of Man and in the USA and Hong Kong. The group is regulated by the Financial Services Authority.

      On 12th November, 2004, Banco Santander Central Hispano, S.A. ("Banco Santander") completed the acquisition of the entire issued share capital of the seller, implemented by means of a scheme of arrangement under Section 425 of the Companies Act 1985, making the seller a wholly-owned subsidiary of Banco Santander. Grupo Santander is the largest bank in the euro zone and the ninth largest worldwide by market capitalization. Banco Santander can (subject to any regulatory constraints or considerations) control the seller by exercising its votes in a general meeting.

      In addition to being the sponsor of the asset-backed securities transaction in connection with which the Financing notes are being issued, Abbey is also the seller, the servicer, the cash manager, the Financing cash manager and the Funding swap provider in the transaction.

      There are currently no legal or arbitration proceedings pending (or known by Abbey to be contemplated by governmental authorities) against Abbey or in which any property of Abbey is the subject that is material to holders of the Financing notes.

Corporate Purpose and Strategy

      The seller's purpose and goal is to maximise value for its shareholder, Banco Santander, by focusing on the provision of personal financial services in the UK. The Abbey group is already a leading player in its core mortgage and savings market and management continues to target consolidation of these positions and growth in personal banking, insurance and long-term savings. Over the last two years, the Abbey group has made good progress in restructuring the business, disposing of and exiting the large majority of (pound)60 billion of assets and businesses that were deemed non-core and investing in the ongoing Personal Financial Services operations. As part of the Banco Santander group of companies, it is currently intended that this programme will be accelerated.

Organisational Structure

      The Abbey group's operations were re-organised following the acquisition of Abbey by Banco Santander in November 2004.

      Six main components (as described below) comprise the new structure. The first three components are customer-facing operations, while the next three provide business support functions.

      (1) Retail Banking, which is responsible for all channel delivery (branches, telephone, internet banking) and marketing strategies for both direct and intermediary customers.

      (2) Insurance and Asset Management has been created to signal the importance of these markets to the Abbey group.

      (3) Manufacturing, which is responsible for all operations activity (including service centres) and for meeting all of the Abbey group's information technology needs as well as IT procurement and security.

      (4) Finance and Markets, which comprises Abbey Financial Markets, Finance and the Portfolio Business Unit, which consists of those businesses selected for exit.

      (5) Human Resources, which is responsible for the Abbey group human resources strategy and personnel support.

      (6) Risk Management, which focuses on the Abbey group's risk policy and control framework.

      A further four units sit outside these main divisions. These are Communications, Compliance, Strategy & Planning and Legal, Secretariat, Tax & Regulatory Affairs.

Mortgage business

      Abbey has been engaged in the origination and servicing of residential mortgage loans since 1989, when as the successor company to the Abbey National Building Society, it took a transfer of the latter's business, the core of which had always been the origination and servicing of residential mortgage loans. For over [o] years it has been the [o] largest provider of mortgage loans in the United Kingdom. Statistical information regarding the recent size and growth of the portfolio of residential mortgage loans serviced by Abbey (all of which were originated by Abbey) may be found in this prospectus under "The servicer".

      The total value of the Abbey group's mortgage stock as at 31st December, 2005 was (pound)[o] billion (2004: (pound)90.9 billion). The group achieved net mortgage lending of (pound)[o] billion in 2005, equating to a net mortgage lending market share of [o] per cent. The Abbey group is the UK's second largest residential mortgage lender.

Securitisation

      Abbey became engaged in the securitisation of residential mortgage loans in 1997. To date, it has completed [o] residential mortgage securitisation transactions in which an aggregate initial principal amount of [o] of notes has been issued. No prior securitisation organised by Abbey has experienced an event of default to date.

      In general, Abbey is responsible for the selection of the pool of loans to be securitised and for ongoing servicing, reporting and cash management in accordance with the transaction documents. Abbey also acts as arranger of these securitisations and is responsible for structuring of the transaction, cash flow modelling, arranging distribution and marketing of the securities and arranging currency, interest rate and other hedge providers. Abbey is responsible for liaising with rating agencies, engaging various third party service providers and advisors as well as overall transaction management. From time to time, Abbey may also underwrite particular classes of asset backed securities issued in Abbey's securitisation program.

      For further information on the loans, see "The loans" in this prospectus. For further information on the portfolio, see "Static pool data" in Annex B to this prospectus.

Abbey National Treasury Services PLC trading as Abbey Financial Markets or AFM ("AFM")

      AFM is a wholly-owned subsidiary of the seller and is an authorised person with permission to accept deposits under FSMA. AFM was incorporated in England and Wales on 24th January, 1989 with registered number 2338548.

      AFM comprises:

      (i) Short Term Markets (previously known as Short-term Funding, Liquidity and Trading);

      (ii) Asset and Liability Management (previously known as Group Treasury and International); and

      (iii) Derivatives and Structured Products (previously known as Abbey National Financial Products).

      AFM manages the Abbey group's funding, liquidity and balance sheet requirements. In addition, AFM provides structured products, underpinned by its derivatives trading activities, to the Abbey group and other UK financial services companies. It is also active in securities financing and in the International Money Markets and Capital Markets. AFM has ceased its international treasury operations other than those in Stamford, Connecticut, USA. The obligations of AFM are guaranteed by a deed poll made by the seller and dated 26th January, 2004.

Baker Street Risk and Insurance (Guernsey) Limited ("Baker Street Risk")

      Baker Street Risk was incorporated in Guernsey on 12th March, 1993. Baker Street Risk is a wholly owned subsidiary of the seller and its registered office is at PO Box 384, The Albany, South Esplanade, St Peter Port, Guernsey GY1 4NF. The principal business activity of Baker Street Risk is that of an insurer.

                                     Funding

Introduction

      Funding was incorporated in England and Wales on 28th April, 2000 (registered number 3982428) as a private limited company under the Companies Act 1985. The authorised share capital of Funding comprises 100 ordinary shares of (pound)1 each. The issued share capital of Funding comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Holdings (see "Holdings"). The registered office of Funding is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. Its contact telephone number is +44 870 607 6000.

      Funding was established to act as a depositor for the securitisation of residential mortgages originated by the seller, and it has acted as such for each securitisation by the previous issuing entities. Funding is organised as a special purpose company. Funding has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding.

      The principal objects of Funding are set out in its memorandum of association and are, among other things, to:

      o carry on the business of a property investment company and an investment holding company;

      o     acquire trust property and enter into loan arrangements;

      o invest, buy, sell and otherwise acquire and dispose of mortgage loans, advances and other investments and all forms of security;

      o     carry on business as a money lender, financier and investor;

      o     enter into financial instruments, including derivative instruments;

      o undertake and carry on all kinds of loan, financial and other operations.

      Since its incorporation, Funding has not engaged in any material activities, other than those relating to the previous issues by the previous issuing entities and those incidental to the authorisation of the Financing transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. Funding has no employees.

      At the date of this prospectus, Funding has not failed to meet its payment obligations under any intercompany loan agreement.

      After the issuance of the Financing notes, Funding will have no continuing duties with respect to the Financing notes but will receive payments in respect of the Funding share of the trust property and distribute such receipts as payments on the intercompany loans in accordance with the priorities of payment set forth under "Cashflows" in this prospectus.

      The accounting reference date of Funding is the last day of December.

Directors and secretary

      The following table sets out the directors of Funding and their respective business addresses and occupations.

Name                                  Business address                          Business occupation
----                                  ----------------                          -------------------
Martin McDermott                      Tower 42                                  Executive Director of Wilmington Trust
                                      International Financial Centre            SP Services (London) Limited
                                      25 Old Broad Street
                                      London EC2N 1HQ

Wilmington Trust SP Services          Tower 42                                  Management of Special Purpose Companies
(London) Limited                      International Financial Centre
                                      25 Old Broad Street
                                      London EC2N 1HQ

David Green                           Abbey National House                      Finance Director, Banking Entities
                                      2 Triton Square Regent's Place
                                      London NW1 3AN

      David Green is an employee of the seller.

      The directors of Wilmington Trust SP Services (London) Limited are set out under the section "Holdings" in this prospectus.

      The company secretary of Funding is:

      Abbey National Secretariat Services Limited
      Abbey National House
      2 Triton Square
      Regent's Place
      London NW1 3AN

      In accordance with the corporate services agreement, the corporate services provider will provide to Funding directors a registered and administrative office, the service of a company secretary, the arrangement of meetings of directors and shareholders and the procurement of book-keeping services and preparation of accounts. No other remuneration is paid by Funding to or in respect of any director or officer of Funding for acting as such.

                              The mortgages trustee

      The mortgages trustee was incorporated in England and Wales on 28th April, 2000 (registered number 3982431) as a private limited company under the Companies Act 1985. The authorised share capital of the mortgages trustee comprises 100 ordinary shares of (pound)1 each. The issued share capital of the mortgages trustee comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Holdings (see "Holdings"). The registered office of the mortgages trustee is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

      The mortgages trustee is organised as a special purpose company. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

      Any profits received by the mortgages trustee, after payment of the costs and expenses of the mortgages trustee, will be paid for the benefit of charities and charitable purposes selected at the discretion of Wilmington Trust SP Services (London) Limited. The payments on the Financing notes will not be affected by this arrangement.

      The mortgages trustee was established to act as trustee of the mortgages trust, and it has acted as such in connection with each securitisation by the previous issuing entities.

      The principal objects of the mortgages trustee are set out in its memorandum of association and are, among other things, to:

      o invest and deal in mortgage loans secured on residential or other properties within England, Wales and Scotland;

      o invest in, buy, sell and otherwise acquire and dispose of mortgage loans, advances, other similar investments and all forms of security;

      o     carry on business as a money lender, financier and investor;

      o undertake and carry on all kinds of loan, financial and other operations; and

      o     act as trustee in respect of carrying on any of these objects.

      The mortgages trustee has not engaged, since its incorporation, in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of previous notes by the previous issuing entities, changing its name from Trushelfco (No. 2655) Ltd. on 6th June, 2000, the authorisation of the Financing transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental or ancillary to the foregoing. The mortgages trustee has no employees.

      The accounting reference date of the mortgages trustee is the last day of December.

                                    Holdings

      Holdings was incorporated in England and Wales on 29th December, 1998 (registered number 3689577) as a private limited company under the Companies Act 1985. The registered office of Holdings is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

      Holdings has an authorised share capital of (pound)100 divided into 100 ordinary shares of (pound)1 each, of which two shares of (pound)1 each have been issued. Limited recourse loans were made by Wilmington Trust SP Services (London) Limited to Holdings in order for Holdings to acquire all of the issued share capital of the previous issuing entities, Funding, the mortgages trustee and PECOH Limited. A further limited loan has been made by Wilmington Trust SP Services (London) Limited to Holdings in order for Holdings to acquire all of the issued share capital of the issuing entity. Wilmington Trust SP Services (London) Limited, a professional trust company, holds all of the beneficial interest in the issued shares in Holdings on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes. The payments on the Financing notes will not be affected by this arrangement.

      Any profits received by Holdings, after payment of the costs and expenses of Holdings, will, following the payment of dividends to the share trustee, be paid for the benefit of persons employed as nurses in the United Kingdom and for other charitable purposes selected at the discretion of Wilmington Trust SP Services (London) Limited. The payments on your Financing notes will not be affected by this arrangement.

      Holdings is organised as a special purpose company.

      The principal objects of Holdings are set out in its memorandum of association and are, among other things, to:

      o     acquire and hold, by way of investments or otherwise; and

      o deal in or exploit in such manner as may from time to time be considered expedient,

all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company (including the previous issuing entities, the issuing entity, the mortgages trustee, Funding, and the post-enforcement call option holder).

      Holdings has not engaged in any other activities since its incorporation other than those incidental to the authorising of the previous transaction documents and the Financing transaction documents and other matters which are incidental to those activities. Holdings has no employees.

      The accounting reference date of Holdings is the last day of December.

                                  PECOH Limited

      The post-enforcement call option holder was incorporated in England and Wales on 28th April, 2000 (registered number 3982397) as a private limited company under the Companies Act 1985. The registered office of the post-enforcement call option holder is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

      The authorised share capital of the post-enforcement call option holder comprises 100 ordinary shares of (pound)1 each. The issued share capital of the post-enforcement call option holder comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Holdings.

      The post-enforcement call option holder is organised as a special purpose company. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

      The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among others, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them. The post-enforcement call option holder has not engaged since its incorporation in any material activities other than changing its name from Trushelfco (No. 2657) Ltd. on 6th June, 2000 and those activities relating to the previous issues by the previous issuing entities and those incidental to the authorising of the Financing transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

      The accounting reference date of the post-enforcement call option holder is the last day of December.

      Pursuant to the terms of an option granted to the post-enforcement call option holder under the post-enforcement call option agreement, following the enforcement of the Financing security granted by the issuing entity pursuant to the Financing deed of charge, the post-enforcement call option holder can require the transfer to it of all of the class B Financing notes and/or all of the class C Financing notes, as the case may be, for a nominal amount.

      As the post-enforcement call option granted pursuant to the post-enforcement call option agreement can be exercised only after the Financing security trustee has enforced the Financing security granted by the issuing entity under the Financing deed of charge and has determined that there are no further assets available to pay amounts due and owing to the class B Financing noteholders and/or the class C Financing noteholders, as the case may be, the exercise of the post-enforcement call option and delivery by the class B Financing noteholders and/or the class C Financing noteholders of the class B Financing notes and/or the class C Financing notes to the post-enforcement call option holder will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the class B Financing notes and/or the class C Financing notes that such class B Financing noteholders and/or class C Financing noteholders, as the case may be, may have against the issuing entity.

               The note trustee and the Financing security trustee

      The note trustee and the Financing security trustee, The Bank of New York, London Branch, is a [type of organization], located at One Canada Square, London, E14 5AL.

      The Bank of New York, London Branch, has served and is currently serving as trustee for numerous securitisation transactions and programmes involving pools of mortgage loans.

      Pursuant to the Financing trust deed, the note trustee is required to take certain actions as described under "Terms and conditions of the notes" in this prospectus. Pursuant to the Financing trust deed and the Financing deed of charge, the Financing security trustee is required to take certain actions as described under "Terms and conditions of the notes" in this prospectus.

      The limitations on liability of the note trustee and the Financing security trustee are described under "Terms and conditions of the notes" in this prospectus.

      The indemnifications available to the note trustee and the Financing security trustee are described in condition 12 of the Financing notes.

      Provisions for the removal of the Financing security trustee are described under "[o]" in this prospectus.

                            The Funding swap provider

      Information in respect of the Funding swap is provided in this prospectus under the heading "The swap agreements."

      The sponsor has determined that the significance percentage for the Funding swap in respect of the offered Financing notes is [less than 10%] [10% but less than 20%][20% or more].

      The significance percentage of the Funding swap in respect of the offered Financing notes is the percentage equivalent of (1) the amount of a reasonable good-faith estimate of maximum probable exposure (made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar derivative instruments) divided by (2) the aggregate principal amount of such classes of offered Financing notes.

      The Funding swap provider is Abbey Financial Markets. [A description of the Funding swap provider is included in this prospectus under the heading "The Abbey group of companies".]

                          The Financing swap providers

      Information in respect of the Financing currency swaps is provided in this prospectus under the heading "The swap agreements."

      The sponsor has determined that the significance percentage for the Financing currency swaps in respect of the offered Financing notes is [less than 10%] [10% but less than 20%][20% or more].

      The significance percentage of the Financing currency swaps in respect of the offered Financing notes is the percentage equivalent of (1) the amount of a reasonable good-faith estimate of maximum probable exposure (made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar derivative instruments) divided by (2) the aggregate principal amount of such classes of offered Financing notes.

      [Description of Swap Providers]

        Description of the previous issuing entities, the previous notes and the previous intercompany loans

      The previous issuing entities, Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC and Holmes Financing (No. 9) PLC, are each a public limited company incorporated in England and Wales. The registered office of each previous issuing entity is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number for the previous issuing entities is +44 870 607 6000. The previous issuing entities are each a special purpose company whose purpose is to have issued the previous notes that represent their respective asset-backed obligations and to have lent an amount equal to the proceeds of the previous notes to Funding under their respective previous intercompany loans. Each of the previous issuing entities does not engage in any activities that are unrelated to these purposes.

      The seller has been appointed as the cash manager for each of the previous issuing entities to manage its bank accounts, to determine the amounts of and arrange payments of monies to be made by it and keep certain records on its behalf. The seller has also been appointed as an account bank for each of the previous issuing entities to provide banking services to it.

      The following tables summarise the principal features of the previous notes. In each table, references to "previous notes" are references to the previous notes issued by the relevant previous issuing entity, the notes of which previous issuing entity are described in that table.

                                         Class of previous notes issued by Holmes Financing (No. 1) PLC
                        --------------------------------------------------------------------------------------------------
                        Series 1       Series 1        Series 1         Series 2        Series 2         Series 2
                        class A        class B         class C          class A         class B          class C
                        -------------- --------------- ---------------- --------------- ---------------- -----------------
Principal amount:       $900,000,000   $31,500,000     $42,000,000      $975,000,000    $34,500,000      $45,000,000

Credit enhancement:     Subordination  Subordination   The reserve      Subordination   Subordination    The reserve
                        of the class   of the class    funds            of the class    of the class C   funds
                        B previous     C previous                       B previous      previous notes
                        notes and      notes and the                    notes and the   and the
                        the class C    reserve funds                    class C         reserve funds
                        previous                                        previous
                        notes and                                       notes and the
                        the reserve                                     reserve funds
                        funds

Interest rate:          Three-month    Three-month     Three-month      Three-month     Three-month      Three-month
                        USD-LIBOR +    USD-LIBOR +     USD-LIBOR +      USD-LIBOR +     USD-LIBOR +      USD- LIBOR +
                        margin         margin          margin           margin          margin           margin

Margin:                 0.14% p.a.     0.38% p.a.      1.03% p.a.       0.19% p.a.      0.41% p.a.       1.15% p.a.

Until interest          July 2010      July 2010       July 2010        July 2010       July 2010        July 2010
payment date falling
in:

And thereafter:         N/A            1.38% p.a.      2.03% p.a.       N/A             1.41% p.a.       2.15% p.a.
Scheduled redemption    July 2003      N/A             N/A              July 2005       N/A              N/A
date:

Outstanding balance     Nil            Nil             Nil              Nil             Nil              Nil
at last payment date:

Interest accrual        Actual/360     Actual/360      Actual/360       Actual/360      Actual/360       Actual/360
method:

Interest payment        Quarterly in arrear on the interest payment dates falling in January, April, July and October of
dates:                  each year

First interest          October 2000   October 2000    October 2000     October 2000    October 2000     October 2000
payment date:

Final maturity date:    July 2005      July 2040       July 2040        July 2007       July 2040        July 2040

Listing:                UK Listing     UK Listing      UK Listing       UK Listing      UK Listing       UK Listing
                        Authority      Authority and   Authority and    Authority and   Authority and    Authority and
                        and London     London Stock    London Stock     London Stock    London Stock     London Stock
                        Stock          Exchange        Exchange         Exchange        Exchange         Exchange
                        Exchange

Ratings as at date of   AAA/Aaa /AAA   AA/Aa3/AA       BBB/Baa2/BBB     AAA/Aaa/AAA     AA/Aa3/AA        BBB/Baa2/BBB
issue (S&P/Moody's/
Fitch):

Current ratings         N/A            N/A             N/A              N/A             N/A              N/A
(where relevant)
(S&P/Moody's/ Fitch):

                                        Class of previous notes issued by Holmes Financing (No. 1) PLC
                      ----------------------------------------------------------------------------------------------------
                      Series 3       Series 3       Series 3       Series 3      Series 4       Series 4      Series 4
                      class A1       class A2       class B        class C       class A        class B       class C
                      -------------- -------------- -------------- ------------- -------------- ------------- ------------
                      (pound)        (euro)         (pound)        (pound)       (pound)        (pound)       (pound)
Principal amount:      375,000,000    320,000,000    24,000,000     30,000,000    250,000,000    11,000,000    14,000,000

Credit enhancement:   Subordination  Subordination  Subordination  The reserve   Subordination  Subordination The
                      of the class   of the class   of the class   funds         of the class   of the        reserve
                      B previous     B previous     C previous                   B previous     class C       funds
                      notes and      notes and      notes and                    notes and      previous
                      the class C    the class C    the reserve                  the class C    notes and
                      previous       previous       funds                        previous       the reserve
                      notes and      notes and                                   notes and      funds
                      the reserve    the reserve                                 the reserve
                      funds          funds                                       funds

Interest rate:        Three-month    Three-month    Three-month    Three-month   6.62% p.a.     Three-month   Three-month
                      sterling       EURIBOR        sterling       sterling      until the      sterling      sterling
                      LIBOR +        + margin       LIBOR          LIBOR +       interest       LIBOR +       LIBOR
                      margin                        + margin       margin        payment date   margin        + margin
                                                                                 in July 2010
                                                                                 and then
                                                                                 three-month
                                                                                 sterling
                                                                                 LIBOR +
                                                                                 margin

Margin:               0.26% p.a.     0.26% p.a.     0.45% p.a.     1.60% p.a.    N/A            0.62% p.a.    1.75% p.a.

Until interest        July 2010      July 2010      July 2010      July 2010     July 2010      July 2010     July 2010
payment date
falling in:

And thereafter:       N/A            N/A            1.45% p.a.     2.60% p.a.    1.25% p.a.     1.62% p.a.    2.75% p.a.

Scheduled             July 2007      July 2007      N/A            N/A           July 2010      N/A           N/A
redemption date:
                      (pound)        (euro)         (pound)        (pound)       (pound)        (pound)       (pound)
Outstanding balance    375,000,000    320,000,000    24,000,000     30,000,000    250,000,000    11,000,000    14,000,000
at last payment
date:

Interest accrual      Actual/365     Actual/360     Actual/365     Actual/365    Actual/365     Actual/365    Actual/365
method:

Interest payment      For the series 3 previous notes, the series 4 class B previous notes and the series 4 class C
dates:                previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For the series 4 class A previous notes, until (and including) the interest payment in July 2010, interest will be paid semi-annually in arrear on the 15th day in January and July of each year
                      (subject to payment being made on business days). If a trigger event occurs or the Financing security is enforced prior to the interest payment date in July, 2010, principal amounts due and payable on the series
                      4 class A previous notes will be paid quarterly on the interest payment dates falling in January, April, July and October of each year. After the interest payment date in July, 2010 interest and principal on the series
                      4 class A previous notes will be paid quarterly in arrear on the interest payment dates falling in January,
                      April, July and October of each year.

First interest        October 2000     October 2000  October 2000  October 2000    January      October 2000  October
payment date:                                                                      2001                       2000

Final maturity date:  July 2010        July 2010     July 2040     July 2040       July 2013    July 2040     July 2040
Listing:              UK Listing       UK Listing    UK Listing    UK Listing      UK Listing   UK Listing    UK Listing
                      Authority and    Authority     Authority     Authority and   Authority    Authority     Authority
                      London Stock     and London    and London    London Stock    and London   and London    and London
                      Exchange         Stock         Stock         Exchange        Stock        Stock         Stock
                                       Exchange      Exchange                      Exchange     Exchange      Exchange

Ratings as at date    AAA/Aaa/AAA      AAA/Aaa/AAA   AA/Aa3/AA     BBB/Baa2/BBB    AAA/Aaa/AAA  AA/Aa3/AA     BBB/Baa2/
of issue                                                                                                      BBB
(S&P/
Moody's/Fitch):

Current ratings       AAA/Aaa/AAA      AAA/Aaa/AAA   AA/Aa3/AA     BBB/Baa2/BBB    AAA/Aaa/AAA  AA/Aa3/AA     BBB/Baa2/
(where relevant)                                                                                              BBB
(S&P/Moody's/
Fitch):

                                         Class of previous notes issued by Holmes Financing (No. 2) PLC
                        --------------------------------------------------------------------------------------------------
                        Series          Series         Series            Series          Series            Series
                        1 class A       1 class B      1 class C         2 class A       2 class B         2 class C
                        --------------- -------------- ----------------- --------------- ----------------- ---------------
Principal amount:       $1,000,000,000  $37,000,000    $49,000,000       $1,000,000,000  $37,000,000       $49,000,000

Credit enhancement:     Subordination   Subordination  The reserve       Subordination   Subordination     The reserve
                        of the class    of the class   funds             of the class    of the class C    funds
                        B previous      C previous                       B previous      previous notes
                        notes and the   notes and                        notes and the   and the reserve
                        class  C        the reserve                      class C         funds
                        previous        funds                            previous
                        notes and the                                    notes and the
                        reserve funds                                    reserve funds

Interest rate:          Three-month     Three-month    Three-month       Three-month     Three-month       Three-month
                        USD-LIBOR +     USD-LIBOR +    USD-LIBOR +       USD-LIBOR +     USD-LIBOR +       USD-LIBOR +
                        margin          margin         margin            margin          margin            margin

Margin:                 0.09% p.a.      0.35% p.a.     1.20% p.a.        0.18% p.a.      0.44% p.a.        1.35% p.a.

Until interest          October 2007    October 2007   October 2007      October 2007    October 2007      October 2007
payment date falling
in:

And thereafter:         N/A             1.35% p.a.     2.20% p.a.        0.36% p.a.      1.44% p.a.        2.35% p.a.

Scheduled redemption    July 2002       N/A            N/A               October 2003,   N/A               N/A
date:                                                                    January 2004,
                                                                         April 2004
                                                                         and July 2004

Outstanding balance     Nil             Nil            Nil               Nil             Nil               Nil
at last payment date:

Interest accrual        Actual/360      Actual/360     Actual/360        Actual/360      Actual/360        Actual/360
method:

Interest payment        Quarterly in arrear on the interest payment dates falling in January, April, July and October of
dates:                  each year

First interest          16th January,   16th           16th January,     16th January,   16th January,     16th January,
payment date:           2001            January, 2001  2001              2001            2001              2001

Final maturity date:    July 2004       July 2040      July 2040         July 2017       July 2040         July 2040

Listing:                UK Listing      UK Listing     UK Listing        UK Listing      UK Listing        UK Listing
                        Authority and   Authority      Authority and     Authority and   Authority and     Authority and
                        London Stock    and London     London Stock      London Stock    London Stock      London Stock
                        Exchange        Stock          Exchange          Exchange        Exchange          Exchange
                                        Exchange

Ratings as at date of   AAA/Aaa/AAA     AA/Aa3/AA      BBB/Baa2/BBB      AAA/Aaa/AAA     AA/Aa3/AA         BBB/Baa2/BBB
issue
(S&P/Moody's/Fitch):

Current ratings         N/A             N/A            N/A               N/A             N/A               N/A
(where relevant)
(S&P/Moody's/pp
84-103 Fitch):

                                         Class of previous notes issued by Holmes Financing (No. 2) PLC
                       ---------------------------------------------------------------------------------------------------
                       Series 3 class   Series 3       Series 3 class   Series 4 class   Series 4 class B  Series 4
                       A                class B        C                A                                  class C
                       ---------------- -------------- ---------------- ---------------- ----------------- ---------------
                       (pound)          (pound)        (pound)          (euro)           (euro)            (euro)
Principal amount:       500,000,000      19,000,000     25,000,000       500,000,000      21,000,000        35,000,000

Credit enhancement:    Subordination    Subordination  The reserve      Subordination    Subordination     The reserve
                       of the class B   of the class   funds            of the class B   of the class C    funds
                       previous notes   C previous                      previous notes   previous notes
                       and the class    notes and                       and the class    and the reserve
                       C previous       the reserve                     C previous       funds
                       notes and the    funds                           notes and the
                       reserve funds                                    reserve funds

Interest rate:         Three-month      Three-month    Three-month      Three-month      Three-month       Three-month
                       sterling LIBOR   sterling       sterling LIBOR   EURIBOR +        EURIBOR + margin  EURIBOR +
                       + margin         LIBOR +        + margin         margin                             margin
                                        margin

Margin:                0.24% p.a.       0.45% p.a.     1.50% p.a.       0.27% p.a.       0.50% p.a.        1.60% p.a.

Until interest         October 2007     October 2007   October 2007     October 2007     October 2007      October 2007
payment date falling
in:

And thereafter:        0.48% p.a.       1.45% p.a.     2.50% p.a.       0.54% p.a.       1.50% p.a.        2.60% p.a.
Scheduled redemption   October 2005,    N/A            N/A              N/A              N/A               N/A
date:                  January 2006,
                       April 2006 and
                       July 2006
                       (pound)          (pound)        (pound)         (euro)           (euro)            (euro)

Outstanding balance     375,000,000      19,000,000     25,000,000      500,000,000      21,000,000        35,000,000
at last payment date:

Interest accrual       Actual/365       Actual/365     Actual/365       Actual/360       Actual/360        Actual/360
method:

Interest payment       Quarterly in arrear on the interest payment dates falling in January, April, July and October of
dates:                 each year

First interest         16th January,    16th           16th January,    16th January,    16th January,     16th January,
payment date:          2001             January, 2001  2001             2001             2001              2001

Final maturity date:   July 2023        July 2040      July 2040        July 2040        July 2040         July 2040

Listing:               UK Listing       UK Listing     UK Listing       UK Listing       UK Listing        UK Listing
                       Authority and    Authority      Authority and    Authority and    Authority and     Authority and
                       London Stock     and London     London Stock     London Stock     London Stock      London Stock
                       Exchange         Stock          Exchange         Exchange         Exchange          Exchange
                                        Exchange

Ratings as at date     AAA/Aaa/AAA      AA/AAS/AA      BBB/Aaa/AAA      AAA/Aaa/AA       AA/AO3/AA         BBB/Baa2/BBB
of issue
(S&P/Moody's/Fitch)

Current ratings        AAA/Aaa/AAA      AA/AAS/AA      BBB/Aaa/AAA      AAA/Aaa/AA       AA/AO3/AA         BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):

                                         Class of previous notes issued by Holmes Financing (No. 3) PLC
                       ---------------------------------------------------------------------------------------------------
                       Series 1        Series 1        Series 1         Series 2         Series 2         Series 2
                       class A         class B         class C          class A          class B          class C
                       --------------- --------------- ---------------- ---------------- ---------------- ----------------
Principal amount:      $1,060,000,000  $32,500,000     $53,000,000      $1,060,000,000   $32,500,000      $53,000,000

Credit enhancement:    Subordination   Subordination   The reserve      Subordination    Subordination    The reserve
                       of the class    of the class    funds            of the class B   of the class C   funds
                       B previous      C previous                       previous notes   previous notes
                       notes and the   notes and the                    and the class    and the
                       class C         reserve funds                    C previous       reserve funds
                       previous                                         notes and the
                       notes and the                                    reserve funds
                       reserve funds

Interest rate:         Three-month     Three-month     Three-month      Three-month      Three-month      Three-month
                       USD-LIBOR +     USD-LIBOR +     USD-LIBOR +      USD-LIBOR +      USD-LIBOR +      USD-LIBOR +
                       margin          margin          margin           margin           margin           margin

Margin:                0.12% p.a.      0.35% p.a.      1.20% p.a.       0.16% p.a.       0.40% p.a.       1.27% p.a.

Until interest         July 2006       July 2006       July 2006        July 2006        July 2006        July 2006
payment date falling
in:

And thereafter:        N/A             0.70% p.a.      2.20% p.a.       0.16% p.a.       0.80% p.a.       2.27% p.a.
Scheduled redemption   January 2003    N/A             N/A              January 2005     N/A              N/A
date:

Outstanding balance    Nil             Nil             Nil              Nil              Nil              Nil
at last payment date:

Interest accrual       Actual/360      Actual/360      Actual/360       Actual/360       Actual/360       Actual/360
method:

Interest payment       Quarterly in arrear on the interest payment dates falling in January, April, July and October of
dates:                 each year

First interest         16th July,      16th July,      16th July, 2001  16th July, 2001  16th July, 2001  16th July, 2001
payment date:          2001            2001

Final maturity date:   January 2005    July 2040       July 2040        January 2007     July 2040        July 2040

Listing:               UK Listing      UK Listing      UK Listing       UK Listing       UK Listing       UK Listing
                       Authority and   Authority and   Authority and    Authority and    Authority and    Authority and
                       London Stock    London Stock    London Stock     London Stock     London Stock     London Stock
                       Exchange        Exchange        Exchange         Exchange         Exchange         Exchange
Ratings as at date     AAA/Aaa/AAA     AA/Aa3/AA       BBB/Baa2/BBB     AAA/Aaa/AAA      AA/Aa3/AA        BBB/Baa2/BBB
of issue (S&P/
Moody's/Fitch):

Current ratings        N/A             N/A             N/A              N/A              N/A              N/A
(where relevant)
(S&P/Moody's/ Fitch):

                                                  Class of previous notes issued by Holmes Financing (No. 3) PLC
                                         ---------------------------------------------------------------------------------
                                         Series 3                   Series 3                   Series 3
                                         class A                    class B                    class C
                                         -------------------------- -------------------------- ---------------------------

Principal amount:                        (euro)805,000,000          (euro)24,000,000           (euro)50,000,000

Credit enhancement:                      Subordination of the       Subordination of the       The reserve funds
                                         class B previous notes     class C previous notes
                                         and the class C previous   and the reserve funds
                                         notes and the reserve
                                         funds

Interest rate:                           Three-month EURIBOR +      Three-month EURIBOR +      Three-month EURIBOR +
                                         margin                     margin                     margin

Margin:                                  0.24% p.a.                 0.40% p.a.                 1.50% p.a.
Until interest payment date falling in:  July 2006                  July 2006                  July 2006
And thereafter:                          0.48% p.a.                 0.80% p.a.                 2.50% p.a.

Scheduled redemption date:               N/A                        N/A                        N/A
Outstanding balance at last payment      (euro)805,000,000          (euro)24,000,000           (euro)50,000,000
date:

Interest accrual method:                 Actual/360                 Actual/360                 Actual/360

Interest payment dates:                  Quarterly in arrear on the interest payment dates falling in January, April,
                                         July and October of each year

First interest payment date:             16th July, 2001            16th July, 2001            16th July, 2001

Final maturity date:                     July 2040                  July 2040                  July 2040

Listing:                                 UK Listing Authority and   UK Listing Authority and   UK Listing Authority and
                                         London Stock Exchange      London Stock Exchange      London Stock Exchange
Ratings as at date of issue              AAA/Aaa/AAA                AA/Aa3/AA                  BBB/Baa2/BBB
(S&P/Moody's/Fitch):

Current ratings                          AAA/Aaa/AAA                AA/Aa3/AA                  BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):

                                          Class of previous notes issued by Holmes Financing (No. 4) PLC
                          ------------------------------------------------------------------------------------------------
                          Series 1        Series 1        Series 1        Series 2        Series 2         Series 2
                          class A         class B         class C         class A         class B          class C
                          --------------- --------------- --------------- --------------- ---------------- ---------------
                                                                          (euro)         (euro)           (euro)
Principal amount:         $1,050,000,000  $36,500,000     $54,500,000      800,000,000    35,800,000       53,800,000

Credit enhancement:       Subordination   Subordination   Subordination   Subordination   Subordination    Subordination
                          of the class    of the class    of the class    of the class    of the class C   of the class
                          B previous      C previous      D previous      B previous      previous notes   D previous
                          notes, the      notes and the   notes and the   notes, the      and the class    notes and the
                          class C         class D         reserve funds   class C         D previous       reserve funds
                          previous        previous                        previous        notes and the
                          notes and the   notes and the                   notes and the   reserve funds
                          class D         reserve funds                   class D
                          previous                                        previous
                          notes and the                                   notes and the
                          reserve funds                                   reserve funds

Interest rate:            Three-month     Three-month     Three-month     5.05% until     Three-month      Three-month
                          USD- LIBOR +    USD- LIBOR +    USD- LIBOR +    the interest    EURIBOR +        EURIBOR +
                          margin          margin          margin          payment date    margin           margin
                                                                          in July 2006
                                                                          and then
                                                                          three-month
                                                                          EURIBOR +
                                                                          margin

Margin:                   0.19% p.a.      0.39% p.a.      1.20% p.a.      N/A             0.40% p.a.       1.45% p.a.

Until interest payment    July 2006       July 2006       July 2006       July 2006       July 2006        July 2006
date falling in:

And thereafter:           0.38% p.a.      0.78% p.a.      2.20% p.a.      0.48% p.a.      0.80% p.a.       2.45% p.a.

Scheduled redemption      October 2003,   N/A             N/A             July 2006       N/A              N/A
date(s):                  January 2004,
                          April 2004,
                          July 2004

                                                                          (euro)         (euro)           (euro)
Outstanding balance at    Nil             Nil             Nil              800,000,000     35,800,000       53,800,000
last payment date:

Interest accrual method:  Actual/360      Actual/360      Actual/360      Actual/Actual   Actual/360       Actual/360
                                                                          (ISMA) until
                                                                          the interest
                                                                          payment date
                                                                          in July 2006
                                                                          and then
                                                                          Actual/360

Interest payment dates:   For all of these previous notes (other than the series 2 class A previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
                          For the series 2 class A previous notes, until (and including) the interest payment date falling in July 2006, interest will be payable annually in arrear on the 15th day in July of each year (subject to payment being made on business days). If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date falling in July
                          2006, principal and interest amounts due and payable on the series 2 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April,
                          July and October of each year. After the interest payment date falling in July 2006, interest and principal on the series 2 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment    15th October,   15th October,   15th October,   15th July,      15th October,    15th October,
date:                     2001            2001            2001            2002            2001             2001

Final maturity date:      July 2015       July 2040       July 2040       July 2008       July 2040        July 2040
Listing:                  UK Listing      UK Listing      UK Listing      UK Listing      UK Listing       UK Listing
                          Authority and   Authority and   Authority and   Authority and   Authority and    Authority and
                          London Stock    London Stock    London Stock    London Stock    London Stock     London Stock
                          Exchange        Exchange        Exchange        Exchange        Exchange         Exchange

Ratings as at date of     AAA/Aaa/AAA     AA/Aa3/AA       BBB/Baa2/BBB    AAA/Aaa/AAA     AA/Aa3/AA        BBB/Baa2/BBB
issue
(S&P/Moody's/Fitch):

Current ratings           N/A             N/A             N/A             AAA/Aaa/AAA     AA/Aa3/AA        BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):

                                          Class of previous notes issued by Holmes Financing (No. 4) PLC
                         -------------------------------------------------------------------------------------------------
                         Series 3       Series 3       Series 3      Series 3       Series 3     Series 3    Series 3
                         class A1       class A2       class B       class C        class D1     class D2    class D3
                         -------------  -------------  ------------  -------------  -----------  ----------- -------------
                         (pound)                                                    (pound)      (euro)
Principal amount:         550,000,000   $410,000,000   $34,500,000   $49,500,000     30,000,000   27,000,000 $5,000,000

Credit enhancement:      Subordination  Subordination  Subordination Subordination
                         of the class   of the class   of the class  of the class
                         B previous     B previous     C previous    D previous
                         notes, the     notes, the     notes and     notes and the
                         class C        class C        the class D   reserve funds
                         previous       previous       previous
                         notes and the  notes and the  notes and
                         class D        class D        the reserve
                         previous       previous       funds
                         notes and the  notes and
                         reserve funds  the reserve
                                        funds

Interest rate:           Three-month    Three-month    Three-month   Three-month    Three-month  Three-month Three-month
                         sterling       USD-LIBOR +    USD-LIBOR +   USD-LIBOR +    sterling     EURIBOR +   USD-LIBOR +
                         LIBOR + margin margin         margin        margin         LIBOR +      margin      margin
                                                                                    margin

Margin:                  0.23% p.a.     0.23% p.a.     0.44% p.a.    1.30% p.a.     4.75% p.a.   4.50% p.a.  4.50% p.a.

Until interest payment   July 2006      July 2006      July 2006     July 2006      July 2006    July 2006   July 2006
date falling in:

And thereafter:          0.46% p.a.     0.46% p.a.     0.88% p.a.    2.30% p.a.     5.75% p.a.   5.50% p.a.  5.50% p.a.

Scheduled redemption     N/A            N/A            N/A           N/A            N/A          N/A         N/A
date:

                         (pound)
Outstanding balance at    550,000,000   $410,000,000   $34,500,000   $49,500,000    Nil          Nil         Nil
last payment date:

Interest accrual method: Actual/365     Actual/360     Actual/360    Actual/360     Actual/365   Actual/360  Actual/360

Interest payment dates:  For all of these previous notes, quarterly in arrear on the interest payment dates falling in January,
                         April, July and October of each year

First interest payment   15th October,  15th          15th October,  15th October,  15th         15th        15th
date:                    2001           October, 2001 2001           2001           October,     October,    October,
                                                                                    2001         2001        2001
Final maturity date:     July 2040      July 2040     July 2040      July 2040      July 2040    July 2040   July 2040

Listing:                 UK Listing     UK Listing    UK Listing     UK Listing     UK Listing   UK Listing  UK Listing
                         Authority and  Authority     Authority and  Authority and  Authority    Authority   Authority
                         London Stock   and London    London Stock   London Stock   and London   and London  and London
                         Exchange       Stock         Exchange       Exchange       Stock        Stock       Stock
                                        Exchange                                    Exchange     Exchange    Exchange
Ratings as at date       AAA/Aaa/AAA    AAA/Aaa/AAA    AA/Aa3/AA     BBB/Baa2/BBB   BB/Ba2/BB    BB/Ba2/BB   BB/Ba2/BB
of issue
(S&P/Moody's/Fitch):

Current ratings          AAA/Aaa/AAA    AAA/Aaa/AAA   AA/Aa3/AA      BBB/Baa2/BBB   N/A          N/A         N/A
(where relevant)
(S&P/Moody's/ Fitch):

                                             Class of previous notes issued by Holmes Financing (No. 4) PLC
                               -------------------------------------------------------------------------------------------
                               Series 4                        Series 4                      Series 4
                               class A                         class B                       class C
                               ------------------------------- ----------------------------- -----------------------------
Principal amount:              CHF850,000,000                  (pound)11,000,000             (pound)19,000,000

Credit enhancement:            Subordination of the class B    Subordination of the class    Subordination of the class
                               previous notes, the class C     C previous notes and the      D previous notes and the
                               previous notes and the class    class D previous notes and    reserve funds
                               D previous notes and the        the reserve funds
                               reserve funds

Interest rate:                 3.50% until the interest        Three-month sterling LIBOR    Three-month sterling LIBOR
                               payment date in October 2006    + margin                      + margin
                               and then three-month
                               CHF-LIBOR + margin

Margin:                        N/A                             0.43% p.a.                    1.50% p.a.

Until interest payment date    October 2006                    October 2006                  October 2006
falling in:

And thereafter:                0.36% p.a.                      0.86% p.a.                    2.50% p.a.

Scheduled redemption date:     October 2006                    N/A                           N/A

Outstanding balance at last    CHF850,000,000                  (pound)11,000,000             (pound)19,000,000
payment date:

Interest accrual method:       30/360 until the interest       Actual/365                    Actual/365
                               payment date in October 2006
                               and then Actual/360

Interest payment dates:        For all of these previous notes (other than the series 4 class A previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and
                               October of each year. For the series 4 class A previous notes, until (and including) the interest payment date falling in October 2006, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in October 2006, principal and interest amounts due and payable on the series 4 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in October 2006, interest and principal on the series 4 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:   15th October, 2001              15th October, 2001            15th October, 2001

Final maturity date:           October 2009                    July 2040                     July 2040

Listing:                       SWX Swiss Exchange              UK Listing Authority and      UK Listing Authority and
                                                               London Stock Exchange         London Stock Exchange

Ratings as at date of issue    AAA/Aaa/AAA                     AA/Aa3/AA                     BBB/Baa2/BBB
(S&P/Moody's/Fitch):

Current ratings                AAA/Aaa/AAA                     AA/Aa3/AA                     BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):

                                         Class of previous notes issued by Holmes Financing (No. 5) PLC
                         ------------------------------------------------------------------------------------------------
                            Series 1        Series 1        Series 1        Series 2         Series 2        Series 2
                            class A         class B         class C         class A1         class A2         class B
                         --------------- --------------- --------------- ---------------- ---------------- --------------
Principal amount:        $1,000,000,000  $35,000,000     $52,000,000     $750,000,000     CHF400,000,000   $35,000,000

Credit enhancement:      Subordination   Subordination   The reserve     Subordination    Subordination    Subordination
                         of the class    of the class    funds           of the class B   of the class B   of the class
                         B previous      C previous                      previous notes   previous notes   C previous
                         notes and the   notes and the                   and the class    and the class    notes and
                         class C         reserve funds                   C previous       C previous       the reserve
                         previous                                        notes and the    notes and the    funds
                         notes and the                                   reserve funds    reserve funds
                         reserve funds

Interest rate:           One-month       Three-month     Three-month     Three-month      2.5% p.a.        Three-month
                         USD-LIBOR +     USD-LIBOR +     USD-LIBOR +     USD-LIBOR +      until the        USD-LIBOR +
                         margin          margin          margin          margin           interest         margin
                                                                                          payment date
                                                                                          in October
                                                                                          2004 and then
                                                                                          three-month
                                                                                          CHF LIBOR +
                                                                                          margin

Margin:                  0.01% p.a.      0.35% p.a.      1.35% p.a.      0.20% p.a.       N/A              0.43% p.a.

Until interest payment   October 2002    October 2006    October 2006    October 2006     October 2004     October 2006
date falling in:

And thereafter:          N/A             0.70% p.a.      2.35% p.a.      N/A              0.22% p.a.       0.86% p.a.

Scheduled redemption     July 2002 and   N/A             N/A             October 2004     October 2004     N/A
date(s):                 October 2002

Outstanding balance at   Nil             Nil             Nil             Nil              Nil              Nil
last payment date:

Interest accrual         Actual/360      Actual/360      Actual/360      Actual/360       30/360 until     Actual/360
method:                                                                                   the interest
                                                                                          payment date
                                                                                          in October
                                                                                          2004 and then
                                                                                          Actual/360

Interest payment dates:  For the series 1 class A previous notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 previous notes and for all of the series 2 previous notes (other than the series 2 class A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For the series
                         2 class A2 previous notes, until (and including) the interest payment date falling in October
                         2004, interest will be payable annually in arrear on the 15th day in October of each year
                         (subject to payment being made on business days). If a trigger event occurs or the previous
                         Financing security is enforced prior to the interest payment date falling in October 2002, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October in
                         2002, as applicable. If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date falling in October 2004, interest and principal due and payable on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in October 2004, interest and principal on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in
                         January, April, July and October of each year.

First interest payment   17thDecember,   15th January,   15th January,   15th January,    15th October,    15th January,
date:                    2001            2002            2002            2002             2002             2002

Final maturity date:     October 2002    July 2040       July 2040       October 2006     October 2006     July 2040

Listing:                 UK Listing      UK Listing      UK Listing      UK Listing       SWX Swiss        UK Listing
                         Authority and   Authority and   Authority and   Authority and    Exchange         Authority
                         London Stock    London Stock    London Stock    London Stock                      and London
                         Exchange        Exchange        Exchange        Exchange                          Stock
                                                                                                           Exchange

Ratings as at date of    A-1+/P-1/F1+    AA/Aa3/AA       BBB/Baa2/BBB    AAA/Aaa/AAA      AAA/Aaa/AAA      AA/Aa3/AA
issue
(S&P/Moody's/Fitch):

Current ratings (where   N/A             N/A             N/A             N/A              N/A              N/A
relevant)
(S&P/Moody's/ Fitch):

                                         Class of previous notes issued by Holmes Financing (No. 5) PLC
                       ---------------------------------------------------------------------------------------------------
                       Series 2            Series 3            Series 3            Series 3            Series 3
                       class C             class A1            class A2            class B             class C
                       ------------------- ------------------- ------------------- ------------------- -------------------
                                           (euro)              (pound)             (euro)              (euro)
Principal amount:      $52,000,000          600,000,000         500,000,000         53,000,000          76,000,000

Credit enhancement:    The reserve funds   Subordination of    Subordination of    Subordination of    The reserve funds
                                           the class B         the class B         the class C
                                           previous notes      previous notes      previous notes
                                           and the class C     and the class C     and the reserve
                                           previous notes      previous notes      funds
                                           and the reserve     and the reserve
                                           funds               funds

Interest rate:         Three-month         4.25% p.a. until    Three-month         Three-month         Three-month
                       USD-LIBOR + margin  the interest        sterling LIBOR +    EURIBOR + margin    EURIBOR + margin
                                           payment date in     margin
                                           October 2006 and
                                           then three-month
                                           EURIBOR + margin

Margin:                1.45% p.a.          N/A                 0.23% p.a.          0.40% p.a.          1.47% p.a.

Until interest         October 2006        October 2006        October 2006        October 2006        October 2006
payment date falling
in:

And thereafter:        2.45% p.a.          0.42% p.a.          0.46% p.a.          0.80% p.a.          2.47% p.a.

Scheduled redemption   N/A                 October 2006        N/A                 N/A                 N/A
date(s):

                                           (euro)              (pound)             (euro)              (euro)
Outstanding balance    Nil                  600,000,000         500,000,000         53,000,000          76,000,000
at last payment date:

Interest accrual       Actual/360          Actual/Actual       Actual/365          Actual/360          Actual/360
method:                                    (ISMA) until the
                                           interest payment
                                           date in October
                                           2006 and then
                                           Actual/360

Interest payment       For all of the series 3 previous notes (other than the series 3 class A1 previous notes), quarterly in
dates:                 arrear on the interest payment dates falling in January, April, July and October of each year. For the series 3 class A1 previous notes, until (and including) the interest payment date in October 2006, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date in October 2006, interest and principal due and payable on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in
                       October 2006, interest and principal on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest         15th January, 2002  15th October, 2002  15th January, 2002  15th January, 2002  15th January, 2002
payment date:

Final maturity date:   July 2040           October 2008        July 2040           July 2040           July 2040

Listing:               UK Listing          UK Listing          UK Listing          UK Listing          UK Listing
                       Authority and       Authority and       Authority and       Authority and       Authority and
                       London Stock        London Stock        London Stock        London Stock        London Stock
                       Exchange            Exchange            Exchange            Exchange            Exchange

Ratings as at date     BBB/Baa2/BBB        AAA/Aaa/AAA         AAA/Aaa/AAA         AA/Aa3/AA           BBB/Baa2/BBB
of issue
(S&P/Moody's/Fitch):

Current ratings        N/A                 AAA/Aaa/AAA         AAA/Aaa/AAA         AA/Aa3/AA           BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):

                                         Class of previous notes issued by Holmes Financing (No. 6) PLC
                       ---------------------------------------------------------------------------------------------------
                       Series 1        Series 1         Series 1         Series 2        Series 2         Series 2
                       class A         class B          class C          class A         class B          class C
                       --------------- ---------------- ---------------- --------------- ---------------- ----------------
Principal amount:      $1,500,000,000  $50,000,000      $86,000,000      $1,250,000,000  $42,000,000      $71,000,000

Credit enhancement:    Subordination   Subordination    The reserve      Subordination   Subordination    The reserve
                       of the class    of the class C   funds            of the class    of the class C   funds
                       B previous      previous notes                    B previous      previous notes
                       notes and the   and the                           notes and the   and the
                       class C         reserve funds                     class C         reserve funds
                       previous                                          previous
                       notes and the                                     notes and the
                       reserve funds                                     reserve funds

Interest rate:         One-month       Three-month      Three-month      Three-month     Three-month      Three-month
                       USD-LIBOR +     USD-LIBOR +      USD-LIBOR +      USD-LIBOR +     USD-LIBOR +      USD-LIBOR +
                       margin          margin           margin           margin          margin           margin

Margin:                0.00% p.a.      0.375% p.a.      1.35% p.a.       0.17% p.a.      0.41% p.a.       1.45% p.a.

Until interest         October 2003    April 2008       April 2008       April 2008      April 2008       April 2008
payment date falling
in:

And thereafter:        N/A             0.75% p.a.       2.35% p.a.       N/A             0.82% p.a.       2.45% p.a.
Scheduled redemption   July 2003 and   N/A              N/A              April 2005      N/A              N/A
date(s):               October 2003

Outstanding balance    Nil             Nil              Nil              Nil             Nil              Nil
at last payment date:

Interest accrual       Actual/360      Actual/360       Actual/360       Actual/360      Actual/360       Actual/360
method:

Interest payment       For the series 1 class A previous notes, monthly in arrear on the interest payment date falling
dates:                 in each consecutive month. For the other series 1 Financing notes and for all of the series 2 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in October 2003, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable.

First interest         15th           15th January,    15th January,    15th January,    15th January,    15th January,
payment date:          December,      2003             2003             2003             2003             2003
                       2002

Final maturity date:   October 2003   July 2040        July 2040        April 2008       July 2040        July 2040
Listing:               UK Listing     UK Listing       UK Listing       UK Listing       UK Listing       UK Listing
                       Authority      Authority and    Authority and    Authority and    Authority and    Authority and
                       and London     London Stock     London Stock     London Stock     London Stock     London Stock
                       Stock          Exchange         Exchange         Exchange         Exchange         Exchange
                       Exchange

Ratings as at date     A-1+/P-1/F1+   AA/Aa3/AA        BBB/Baa2/BBB     AAA/Aaa/AAA      AA/Aa3/AA        BBB/Baa2/BBB
of issue
(S&P/Moody's/Fitch):

Current ratings        N/A            N/A              N/A              N/A              N/A              N/A
(where relevant)
(S&P/Moody's/ Fitch):

                                              Class of previous notes issued by Holmes Financing (No. 6) PLC
                                 -----------------------------------------------------------------------------------------
                                 Series 3                      Series 3                      Series 3
                                 class A                       class B                       class C
                                 ----------------------------- ----------------------------- -----------------------------
Principal amount:                (euro)1,000,000,000           (euro)34,000,000              (euro)57,000,000

Credit enhancement:              Subordination of the class    Subordination of the class    The reserve funds
                                 B previous notes and the      C previous notes and the
                                 class C previous notes and    reserve funds
                                 the reserve funds

Interest rate:                   Three-month EURIBOR + margin  Three-month EURIBOR + margin  Three-month EURIBOR + margin

Margin:                          0.24% p.a.                    0.50% p.a.                    1.50% p.a.
Until interest payment date      April 2008                    April 2008                    April 2008
falling in:

And thereafter:                  0.48% p.a.                    1.00% p.a.                    2.50% p.a.

Scheduled redemption date(s):    April 2007                    N/A                           N/A

Outstanding balance at last      (euro)1,000,000,000           (euro)34,000,000              (euro)57,000,000
payment date:

Interest accrual method:         Actual/360                    Actual/360                    Actual/360

Interest payment dates:          For all of the series 3 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:     15th January 2003             15th January, 2003            15th January, 2003

Final maturity date:             October 2009                  July 2040                     July 2040

Listing:                         UK Listing Authority and      UK Listing Authority and      UK Listing Authority and
                                 London Stock Exchange         London Stock Exchange         London Stock Exchange

Ratings as at date of issue      AAA/Aaa/AAA                   AA/Aa3/AA                     BBB/Baa2/BBB
(S&P/Moody's/Fitch):

Current ratings (where           AAA/Aaa/AAA                   AA/Aa3/AA                     BBB/Baa2/BBB
relevant) (S&P/Moody's/ Fitch):

                                           Class of previous notes issued by Holmes Financing (No. 6) PLC
                           -----------------------------------------------------------------------------------------------
                           Series 4                Series 4                Series 4                Series 4
                           class A1                class A2                class B                 class C
                           ----------------------- ----------------------- ----------------------- -----------------------
Principal amount:          $1,000,000,000          CHF300,000,000          $40,000,000             $69,000,000

Credit enhancement:        Subordination of the    Subordination of the    Subordination of the    The reserve funds
                           class B previous and    class B previous notes  class C previous notes
                           the class C previous    and the class C         and the reserve funds
                           previous notes and      previous notes and
                           the reserve funds       the reserve funds

Interest rate:             Three-month USD-        2.50% p.a. until the    Three-month USD-LIBOR   Three-month USD-LIBOR
                           LIBOR + margin          interest payment date   + margin                + margin
                                                   in October 2007 and
                                                   then three-month
                                                   CHF-LIBOR + margin

Margin:                    0.24% p.a.              N/A                     0.52% p.a.              1.55% p.a.

Until interest payment     April 2008              October 2007            April 2008              April 2008
date falling in:

And thereafter:            0.48% p.a.              0.35% p.a.              1.04% p.a.              2.55% p.a.

Scheduled redemption       October 2007            October 2007            N/A                     N/A
date(s):

Outstanding balance at     $1,000,000,000          CHF300,000,000          $40,000,000             $69,000,000
last payment date:

Interest accrual method:   Actual/360              30/360 until the        Actual/360              Actual/360
                                                   interest payment date
                                                   in October 2007 and
                                                   then Actual/360

Interest payment dates:    For the series 4 previous notes (other than the series 4 class A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For the series 4 class A2 previous notes, until (and including) the interest payment date falling in October 2007 interest will be payable annually in arrear on the 15th day in
                           October of each year (subject to payment being made on business days). If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in
                           October 2007, interest and principal due and payable on the series 4 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April,
                           July and October of each year. After the interest payment date falling in October 2007 interest and principal on the series 4 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment     15th January, 2003      15th October, 2003      15th January, 2003      15th January, 2003
date:

Final maturity date:       October 2009            October 2009            July 2040               July 2040

Listing:                   UK Listing Authority    SWX Swiss Exchange      UK Listing Authority    UK Listing Authority
                           and London Stock                                and London Stock        and London Stock
                           Exchange                                        Exchange                Exchange

Ratings as at date of      AAA/Aaa/AAA             AAA/Aaa/AAA             AA/Aa3/AA               BBB/Baa2/BBB
issue (S&P/Moody's/
Fitch):

Current ratings (where     AAA/Aaa/AAA             AAA/Aaa/AAA             AA/Aa3/AA               BBB/Baa2/BBB
relevant)
(S&P/Moody's/Fitch):

                                              Class of previous notes issued by Holmes Financing (No. 6) PLC
                                 -----------------------------------------------------------------------------------------
                                 Series 5                      Series 5                      Series 5
                                 class A                       class B                       class C
                                 ----------------------------- ----------------------------- -----------------------------
Principal amount:                (pound)500,000,000            (pound)17,000,000             (pound)29,000,000

Credit enhancement:              Subordination of the class    Subordination of the class    The reserve funds
                                 B previous notes and the      C previous notes and the
                                 class C previous notes and    reserve funds
                                 the reserve funds

Interest rate:                   Three-month sterling-LIBOR    Three-month sterling-LIBOR    Three-month sterling-LIBOR
                                 + margin                      + margin                      + margin

Margin:                          0.24% p.a.                    0.52% p.a.                    1.55% p.a.

Until interest payment date      April 2008                    April 2008                    April 2008
falling in:

And thereafter:                  0.48% p.a.                    1.04% p.a.                    2.55% p.a.

Scheduled redemption date(s):    N/A                           N/A                           N/A
Outstanding balance at last      (pound)500,000,000            (pound)17,000,000             (pound)29,000,000
payment date:

Interest accrual method:         Actual/365                    Actual/365                    Actual/365

Interest payment dates:          For all of the series 5 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:     15th January, 2003            15th January, 2003            15th January, 2003

Final maturity date:             July 2040                     July 2040                     July 2040

Listing:                         UK Listing Authority and      UK Listing Authority and      UK Listing Authority and
                                 London Stock Exchange         London Stock Exchange         London Stock Exchange

Ratings as at date of issue      AAA/Aaa/AAA                   AA/Aa3/AA                     BBB/Baa2/BBB
(S&P/Moody's/Fitch):

Current ratings (where           AAA/Aaa/AAA                   AA/Aa3/AA                     BBB/Baa2/BBB
relevant) (S&P/Moody's/ Fitch):

                                         Class of previous notes issued by Holmes Financing (No. 7) PLC
                        -------------------------------------------------------------------------------------------------
                        Series 1        Series 1         Series 1        Series 2        Series 2         Series 2
                        class A         class B          class M         class A         class B          class M
                        --------------- ---------------- --------------- --------------- ---------------- ---------------
Principal amount:       $750,000,000    $22,500,000      $38,250,000     $1,250,000,000  $37,500,000      $63,750,000

Credit enhancement:     Subordination   Subordination    The reserve     Subordination   Subordination    The reserve
                        of the class    of the class M   funds           of the class    of the class M   funds
                        B notes, the    notes and the                    B notes, the    notes and the
                        class M notes   reserve funds                    class M notes   reserve funds
                        and the                                          and the
                        reserve funds                                    reserve funds

Interest rate:          One-month       Three-month      Three-month     Three-month     Three-month      Three-month
                        USD-LIBOR +     USD-LIBOR +      USD-LIBOR +     USD-LIBOR +     USD-LIBOR +      USD-LIBOR +
                        margin          margin           margin          margin          margin           margin

Margin:                 -0.04% p.a.     0.23% p.a.       0.75% p.a.      0.15% p.a.      0.35% p.a.       0.80% p.a.

Until interest          April 2004      April 2008       April 2008      January 2008    April 2008       April 2008
payment date falling
in:

And thereafter:         N/A             0.46% p.a.       1.50% p.a.      N/A             0.70% p.a.       1.60% p.a.
Scheduled redemption    January 2004    N/A              N/A             January 2006    N/A              N/A
date(s):                and April 2004

Outstanding balance     Nil             Nil              Nil             $1,250,000,000  $37,500,000      $63,750,000
at last payment date:

Interest accrual        Actual/360      Actual/360       Actual/360      Actual/360      Actual/360       Actual/360
method:

Interest payment        For the series 1 class A notes, monthly in arrear on the interest payment date falling in each
dates:                  consecutive month. For the other series 1 notes and for all of the series 2 notes, quarterly in arrear on the interest payment dates falling in January,
                        April, July and October of each year. If a trigger event
                        occurs or the Financing security is enforced prior to
                        the interest payment date falling in April 2004,
                        interest and principal due and payable on the series 1
                        class A notes will be payable quarterly in arrear on the
                        interest payment dates falling in January, April, July
                        and October, as applicable.

First interest          15th April,    15th July, 2003   15th July,      15th July,      15th July, 2003  15th July,
payment date:           2003                             2003            2003                             2003

Final maturity date:    April 2004     July 2040         July 2040       January 2008    July 2040        July 2040

Listing:                UK Listing     UK Listing        UK Listing      UK Listing      UK Listing       UK Listing
                        Authority      Authority and     Authority and   Authority and   Authority and    Authority and
                        and London     London Stock      London Stock    London Stock    London Stock     London Stock
                        Stock          Exchange          Exchange        Exchange        Exchange         Exchange
                        Exchange

Ratings as at date of   A-1+/P-1/F1+   AA/Aa3/AA         A/A2/A          AAA/Aaa/AAA     AA/Aa3/AA        A/A2/A
issue
(S&P/Moody's/Fitch):

Current ratings         N/A            N/A               N/A             AAA/Aaa/AAA     AA/Aa3/AA        A/A2/A
(where relevant)
(S&P/Moody's/ Fitch):

                                             Class of previous notes issued by Holmes Financing (No. 7) PLC
                                -----------------------------------------------------------------------------------------
                                Series 3                      Series 3                      Series 3
                                class A                       class B                       class M
                                ----------------------------- ----------------------------- -----------------------------
Principal amount:               $500,000,000                  (pound)15,000,000             (pound)20,000,000

Credit enhancement:             Subordination of the class    Subordination of the class    The reserve funds
                                B notes, the class M notes    M notes and the reserve
                                and the reserve funds         funds

Interest rate:                  Three-month USD-LIBOR +       Three-month sterling-LIBOR    Three-month sterling-LIBOR
                                margin                        + margin                      + margin
Margin:                         0.23% p.a.                    0.50% p.a.                    0.80% p.a.

Until interest payment date     April 2008                    April 2008                    April 2008
falling in:

And thereafter:                 0.46% p.a.                    1.00% p.a.                    1.60% p.a.

Scheduled redemption date(s):   January 2007 and April 2007   N/A                           N/A

Outstanding balance at last     $500,000,000                  (pound)15,000,000             (pound)20,000,000
payment date:

Interest accrual method:        Actual/360                    Actual/365                    Actual/365

Interest payment dates:         For all of the series 3 notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:    15th July, 2003               15th July, 2003               15th July, 2003

Final maturity date:            July 2020                     July 2040                     July 2040

Listing:                        UK Listing Authority and      UK Listing Authority and      UK Listing Authority and
                                London Stock Exchange         London Stock Exchange         London Stock Exchange

Ratings as at date of issue     AAA/Aaa/AAA                   AA/Aa3/AA                     A/A2/A
(S&P/Moody's/Fitch):

Current ratings                 AAA/Aaa/AAA                   AA/Aa3/AA                     A/A2/A
(where relevant)
(S&P/Moody's/ Fitch):

                                          Class of previous notes issued by Holmes Financing (No. 7) PLC
                          -----------------------------------------------------------------------------------------------
                          Series 4                 Series 4               Series 4                  Series 4
                          class A1                 class A2               class B                   class M
                          ------------------------ ---------------------- ------------------------- ---------------------
Principal amount:         (euro)500,000,000        (pound)250,000,000     (euro)41,000,000          (euro)56,000,000

Credit enhancement:       Subordination of the     Subordination of the   Subordination of the      The reserve funds
                          class B notes, the       class B notes, the     class M notes and the
                          class M notes and the    class M notes and      reserve funds
                          reserve funds            the reserve funds

Interest rate:            Three-month EURIBOR +    Three-month            Three-month EURIBOR +     Three-month EURIBOR
                          margin                   sterling- LIBOR +      margin                    + margin
                                                   margin

Margin:                   0.26% p.a.               0.26% p.a.             0.53% p.a.                0.80% p.a.

Until interest payment    April 2008               April 2008             April 2008                April 2008
date falling in:

And thereafter:           0.52% p.a.               0.52% p.a.             1.06% p.a.                1.60% p.a.

Scheduled redemption      N/A                      N/A                    N/A                       N/A
date(s):

Outstanding balance at    (euro)500,000,000        (pound)250,000,000     (euro)41,000,000          (euro)56,000,000
last payment date:

Interest accrual method:  Actual/360               Actual/365             Actual/360                Actual/360

Interest payment dates:   For all of the series 4 notes, quarterly in arrear on the interest payment dates falling in January,
                          April, July and October of each year.

First interest payment    15th July, 2003          15th July, 2003       15th July, 2003            15th July, 2003
date:

Final maturity date:      July 2040                July 2040             July 2040                  July 2040

Listing:                  UK Listing Authority     UK Listing            UK Listing Authority and   UK Listing
                          and London Stock         Authority and         London Stock Exchange      Authority and
                          Exchange                 London Stock                                     London Stock
                                                   Exchange                                         Exchange

Ratings as at date of     AAA/Aaa/AAA              AAA/Aaa/AAA           AA/Aa3/AA                  A/A2/A
issue (S&P/Moody's/
Fitch):

Current ratings (where    AAA/Aaa/AAA              AAA/Aaa/AAA           AA/Aa3/AA                  A/A2/A
relevant) (S&P/Moody's/
Fitch):

                                          Class of previous notes issued by Holmes Financing (No. 8) PLC
                         -------------------------------------------------------------------------------------------------
                         Series 1         Series 1       Series 1         Series 2         Series 2       Series 2
                         class A          class B        class C          class A          class B        class C
                         ---------------- -------------- ---------------- ---------------- -------------- ----------------
Principal amount:        $1,850,000,000   $62,900,000    $107,300,000     $1,500,000,000   $51,000,000    $87,000,000

Credit enhancement:      Subordination    Subordination  The reserve      Subordination    Subordination   the reserve
                         of the class B   of the class   funds            of the class B   of the class   funds
                         notes, the       C notes and                     notes, the       C notes and
                         class C notes    the reserve                     class C notes    the reserve
                         and the          funds                           and the          funds
                         reserve funds                                    reserve funds

Interest rate:           One-month USD-   Three-month    Three-month      Three-month      Three-month    Three-month
                         LIBOR + margin   USD-LIBOR +    USD-LIBOR +      USD-LIBOR +      USD-LIBOR +    USD-LIBOR +
                                          margin         margin           margin           margin         margin

Margin:                  -0.05% p.a.      0.13% p.a.     0.62% p.a.       0.08% p.a.       0.17% p.a.     0.72% p.a.

Until interest payment   April 2005       January 2009   January 2009     January 2009     January 2009   January 2009
date falling in:

And thereafter:          N/A              0.26% p.a.     1.62% p.a.       0.16% p.a.       0.34% p.a.     1.72% p.a.

Scheduled redemption     April 2005       N/A            N/A              January 2007     N/A            N/A
date(s):

Outstanding balance at   Nil              Nil            Nil              $1,500,000,000   $51,000,000    $87,000,000
last payment date:

Interest accrual         Actual/360       Actual/360     Actual/360       Actual/360       Actual/360     Actual/360
method:

Interest payment dates:  For the series 1 class A notes, monthly in arrear starting with the interest payment date falling in May 2004 and then on the interest payment date falling in each consecutive month. For the other series 1 notes and for all of the series 2 notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in April 2005, interest and principal due and payable on the series 1 class A notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable.

First interest payment   17th May, 2004   15th July,     15th July, 2004  15th July, 2004  15th July,     15th July, 2004
date:                                     2004                                             2004

Final maturity date:     April 2005       July 2040      July 2040        April 2011       July 2040      July 2040

Listing:                 UK Listing       UK Listing     UK Listing       UK Listing       UK Listing     UK Listing
                         Authority and    Authority      Authority and    Authority and    Authority      Authority and
                         London Stock     and London     London Stock     London Stock     and London     London Stock
                         Exchange         Stock          Exchange         Exchange         Stock          Exchange
                                          Exchange                                         Exchange

Ratings as at date of    A-1+/P-1/F1+     AA/Aa3/AA      BBB/Baa2/BBB     AAA/Aaa/AAA      AA/Aa3/AA      BBB/Baa2/BBB
issue
(S&P/Moody's/Fitch):

Current ratings          N/A              N/A            N/A              AAA/Aaa/AAA      AA/Aa3/AA      BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):

                                              Class of previous notes issued by Holmes Financing (No. 8) PLC
                                 -----------------------------------------------------------------------------------------
                                 Series 3                      Series 3                      Series 3
                                 class A                       class B                       class C
                                 ----------------------------- ----------------------------- -----------------------------
Principal amount:                (euro)990,000,000              (euro)34,000,000             (euro)57,500,000

Credit enhancement:              Subordination of the class    Subordination of the class    The reserve funds
                                 B  notes, the class C notes   C notes and the reserve
                                 and the reserve funds         funds

Interest rate:                   Three-month EURIBOR + margin  Three-month EURIBOR + margin  Three-month EURIBOR + margin

Margin:                          0.15% p.a.                    0.27% p.a.                    0.85% p.a.

Until interest payment date      January 2009                  January 2009                  January 2009
falling in:

And thereafter:                  0.30% p.a.                    0.54% p.a.                    1.85% p.a.

Scheduled redemption date(s):    April 2008, July 2008 and
October 2008                     N/A                           N/A

Outstanding balance at last      (euro)990,000,000             (euro)34,000,000              (euro)57,500,000
payment date:

Interest accrual method:         Actual/360                    Actual/360                    Actual/360

Interest payment dates:          For all of the series 3 notes, quarterly in arrear on the interest payment dates falling in
                                 January, April, July and October of each year.

First interest payment date:     15th July, 2004               15th July, 2004               15th July, 2004

Final maturity date:             April 2020                    July 2040                     July 2040

Listing:                         UK Listing Authority and      UK Listing Authority and      UK Listing Authority and
                                 London Stock Exchange         London Stock Exchange         London Stock Exchange

Ratings as at date of issue      AAA/Aaa/AAA                   AA/Aa3/AA                     BBB/Baa2/BBB
(S&P/Moody's/Fitch):

Current ratings                  AAA/Aaa/AAA                   AA/Aa3/AA                      BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):

                                           Class of previous notes issued by Holmes Financing (No. 8) PLC
                           -----------------------------------------------------------------------------------------------
Class of Financing notes   Series 4                Series 4                Series 4                Series 4
                           class A1                class A2                class B                 class C
                           ----------------------- ----------------------- ----------------------- -----------------------
Principal amount:          (pound)900,000,000      $500,000,0000           (pound)39,900,000       (pound)68,000,000

Credit enhancement:        Subordination of the    Subordination of the     Subordination of the    The reserve funds
                           class B notes, the      class B notes, the       class C notes and the
                           class C notes and the   class C notes and the    reserve funds
                           reserve funds           reserve funds

Interest rate:             Three-month             Three-month USD-LIBOR   Three-month sterling    Three-month sterling
                           sterling-LIBOR +        + margin                -LIBOR + margin         -LIBOR + margin
                           margin

Margin:                    0.15% p.a.              0.14% p.a.              0.30% p.a.              0.90% p.a.

Until interest payment     January 2009            January 2009            January 2009            January 2009
date falling in:

And thereafter:            0.30% p.a.              0.28% p.a.              0.60% p.a.              1.90% p.a.

Scheduled redemption       N/A                     N/A                     N/A                     N/A
date(s):

Outstanding balance at     (pound)900,000,000      $500,000,000            (pound)39,900,000       (pound)68,000,000
last payment date:

Interest accrual method:   Actual/365              Actual/360              Actual/365              Actual/365

Interest payment dates:    For all of the series 4 notes, quarterly in arrear on the interest payment dates falling in
                           January, April, July and October of each year.

First interest payment     15th July, 2004         15th July, 2004         15th July, 2004         15th July, 2004
date:

Final maturity date:       July 2040               July 2040               July 2040               July 2040

Listing:                   UK Listing Authority    UK Listing Authority    UK Listing Authority    UK Listing Authority
                           and London Stock        and London Stock        and London Stock        and London Stock
                           Exchange                Exchange                Exchange                Exchange

Ratings as at date of      AAA/Aaa/AAA             AAA/Aaa/AAA             AA/Aa3/AA               BBB/Baa2/BBB
issue
(S&P/Moody's/Fitch):

Current ratings            AAA/Aaa/AAA             AAA/Aaa/AAA             AA/Aa3/AA               BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/ Fitch):

                                         Class of previous notes issued by Holmes Financing (No. 9) PLC
                       ---------------------------------------------------------------------------------------------------
                       Series 1            Series 2            Series 3            Series 3            Series 4
                       class A              class A            class A1            class A2            class A
                       ------------------- ------------------- ------------------- ------------------- -------------------
Principal amount:      $1,740,000,000      $175,000,000        (euro)740,000,000   (pound)400,000,000  (pound)600,000,000

Credit enhancement:    The reserve funds   The reserve funds    The reserve funds   The reserve funds   The reserve funds

Interest rate:         One-month USD-      Three-month         Three-month         Three-month         Three-month
                       LIBOR + margin      USD-LIBOR + margin  EURIBOR + margin    sterling LIBOR +    sterling LIBOR +
                                                                                   margin              margin

Margin:                -0.03% p.a.         0.06% p.a.          0.10% p.a.          0.09% p.a.          0.09% p.a.

Until interest         December 2006       October 2010        October 2010        October 2010        October 2010
payment date falling
in:

And thereafter:        N/A                 0.12% p.a.          0.20% p.a.          0.18% p.a.          0.18% p.a.

Scheduled redemption   December 2006       October 2008        January 2010 and    January 2010 and    July 2010
date(s):                                                       April 2010          April 2010

Outstanding balance    $[o]                $[o]                (euro)[o]           (pound)[o]          (pound)[o]
at last payment date:

Interest accrual       Actual/360          Actual/360          Actual/360          Actual/365          Actual/365
method:

Interest payment       For the series 1 class A Financing notes, monthly in arrear starting with the interest payment
dates:                 date falling in January 2006 and then on the interest payment date falling in each consecutive month. For the series 2 class A Financing notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in December 2006, interest and principal due and payable on the series 1 Financing notes will be payable in arrear on the interest payment dates falling in April, July, October and December 2006 as applicable.

First interest         17th January 2006   18th April 2006     18th April 2006     18th April 2006     18th April 2006
payment date:

Final maturity date:   December 2006       July 2013           January 2021        January 2021        January 2016

Listing:               UK Listing          UK Listing          UK Listing          UK Listing          UK Listing
                       Authority and       Authority and       Authority and       Authority and       Authority and
                       London Stock        London Stock        London Stock        London Stock        London Stock
                       Exchange            Exchange            Exchange            Exchange            Exchange

Ratings as at date     A-1 +/P 1/F1 +      AAA/Aaa/AAA         AAA/Aaa/AAA         AAA/Aaa/AAA         AAA/Aaa/AAA
of issue (S&P/
Moody's/Fitch):

Current ratings        A-1 +/P 1/F1 +      AAA/Aaa/AAA         AAA/Aaa/AAA         AAA/Aaa/AAA         AAA/Aaa/AAA
(where relevant)
(S&P/Moody's/ Fitch):

      Each of the previous issuing entities' obligations to pay principal and interest on its previous notes are funded primarily from the payments of principal and interest received by it from Funding under the relevant previous intercompany loan. Each of the previous issuing entities' primary asset is the relevant previous intercompany loan. None of the previous issuing entities nor the previous noteholders have any direct interest in the trust property, although the previous issuing entities share the security interest under the Funding deed of charge in Funding's share of the trust property.

      Each of the previous intercompany loans is split into separate previous term advances to match the underlying series and classes of previous notes (for this purpose, the series 3 class A1 previous notes and the series 3 class A2 previous notes issued by each of Holmes Financing (No. 1) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC and Holmes Financing (No. 9) PLC are treated as one class of series 3 previous notes; and the series 4 class A1 previous notes and the series 4 class A2 previous notes issued by Holmes Financing (No. 6) PLC, Holmes Financing (No.7) PLC and Holmes Financing (No. 8) PLC are treated as one class of series 4 previous notes of Holmes Financing (No.
6) PLC, Holmes Financing (No. 7) PLC and Holmes Financing (No. 8) PLC respectively); the previous term AAA advances, matching the issue of the class A previous notes of each series; the previous term AA advances, matching the issue of the class B previous notes of each series; the previous term A advances, matching the issue of the class M previous notes of each series; the previous term BBB advances, matching the issue of the class C previous notes of each series. Together these advances are referred to in this prospectus as the previous term advances. The principal amounts of the previous term advances outstanding as at [o], 2006 are listed under "Funding".

      The previous term AAA advances reflect the rating assigned to the class A previous notes by the rating agencies (being, in the case of the series 1 class A previous notes issued by Holmes Financing (No. 8) PLC, A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch and, in the case of all other class A previous notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The previous term AA advances reflect the rating assigned to the class B previous notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch), the previous term A advances reflect the rating assigned to the class M previous notes by the rating agencies (being A by Standard & Poor's, A2 by Moody's and A by Fitch), the previous term BBB advances reflect the rating assigned to the class C previous notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch) and the previous term BB advance reflected the rating assigned to the Class D previous notes by the rating agencies (being BB by Standard's and Poor's, Ba2 by Moody's and BB by Fitch).

      Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 7) PLC and Holmes Financing (No. 9) PLC to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 3) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No. 8) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an addition to Funding's existing share of the trust property.

                                    The loans

Introduction

      The UK housing market is primarily one of owner-occupied housing. Owner-occupation has been over 60 per cent. since 1984 and reached approximately [o] per cent. in 2005. The mortgage market, whereby loans are provided for financing or re-financing the purchase of a property and secured on that property, is the major source of household borrowings in the UK. At the end of 2005, mortgage loans outstanding amounted to (pound)[o] billion. Outstanding mortgage debt grew at an annual average rate of approximately [o] per cent. between 1994 and 2005. At the end of 2005, approximately [o] per cent. of outstanding mortgage debt was held with banks and approximately [o] per cent. with building societies. The statistics in this paragraph have been sourced from the Department for Communities and Local Government, The Council of Mortgage Lenders and the Bank of England.

      The following is a description of some of the characteristics of the loans currently or previously offered by the seller including details of loan types, the underwriting process, lending criteria and selected statistical information.

      The seller will assign a new portfolio of new loans and their related security to the mortgages trustee on or before the closing date. The portfolio of loans currently making up the trust property and the portfolio of new loans to be assigned by the seller to the mortgages trustee by the closing date, together with their related security, accrued interest and other amounts derived from the loans as they make up the trust property on the closing date, are called the current portfolio. These items as they make up the trust property at other times are referred to simply as the portfolio.

      The statistics presented later in this section describe, as at [o], 2006 (the "reference date") the ensemble of (i) the portfolio of loans making up the trust property as at the reference date and (ii) the portfolio of new loans, again as at the reference date, from which the new loans to be assigned by the seller to the mortgages trustee on or before the closing date will be drawn, in each case together with their related security, accrued interest and other amounts derived from such loans. This ensemble described by the statistical information set out later in this section is called the expected portfolio. The expected portfolio as at the reference date and the portfolio as at the closing date will differ due to, among other things, amortisation of loans in the portfolio and replenishment of the portfolio by the addition of further new loans.

      Each loan in the current portfolio may incorporate one or more of the features referred to in this section but each loan will have only one method of repayment. Each borrower may have more than one loan incorporating different features (including different repayment methods), but all loans secured on the same property will be incorporated in a single account with the seller which is called the mortgage account. A mortgage account may therefore be part interest only and part repayment if it consists of two or more loans with different methods of repayment. Each loan is secured by a first legal charge over a residential property in England or Wales or a first-ranking standard security over a residential property in Scotland. Some flexible loans are secured by both a first and a second legal charge or standard security in favour of the seller. As at the reference date, approximately [o] per cent. of the mortgages securing the loans in the expected portfolio were on freehold properties or the Scottish equivalent, approximately [o] per cent. were on leasehold properties and [o] per cent. were unknown.

      Unless otherwise indicated, the description that follows relates to types of loans that have been or could be assigned to the mortgages trustee, either as part of the current portfolio or as a new loan assigned to the mortgages trustee at a later date.

      The expected portfolio as at the reference date comprised [o] mortgage accounts having an aggregate outstanding principal balance of (pound)[o] as at that date. The loans in the expected portfolio at that date were originated by the seller between [o] and [o]. No loan in the expected portfolio which was already part of the portfolio on the reference date was delinquent or non-performing at the time it was assigned to the mortgages trustee and no loan in the expected portfolio which is to be assigned into the portfolio by the closing date will be delinquent or non- performing at the time of the assignment.

      After the closing date, the seller may assign new loans and their related security to the mortgages trustee. The seller reserves the right to amend its lending criteria and to assign to the mortgages trustee new loans which are based upon mortgage terms (as defined in the glossary) different from those upon which loans forming the expected portfolio as at the reference date are based. Those new loans may include loans which are currently being offered to borrowers which may or may not have some of the characteristics described here, but may also include loans with other characteristics that are not currently being offered to borrowers or that have not yet been developed. All new loans will be required to comply with the warranties set out in the mortgage sale agreement and all the material warranties in the mortgage sale agreement are described in this prospectus. See "Assignment of the loans and their related security".

Characteristics of the loans

      The following is a description of some of the characteristics of the loans currently or previously originated by the seller, including details of loan types, the underwriting process, lending criteria and selected statistical information. We believe the loans have characteristics that demonstrate the capacity to produce funds to service any payments due and payable on the Financing notes.

Repayment terms

      Loans are typically repayable on one of the following bases:

      o "repayment": the borrower makes monthly payments of both interest and principal so that, when the loan matures, the full amount of the principal of the loan will have been repaid; and

      o "interest-only": the borrower makes monthly payments of interest but not of principal; when the loan matures, the entire principal amount of the loan is still outstanding and is payable in one lump sum.

      In the case of either repayment loans or interest-only loans, the required monthly payment may alter from month to month for various reasons, including changes in interest rates.

      As at the reference date, approximately [o] per cent. of the loans in the expected portfolio had an active direct debit instruction, the servicer, as agent of the mortgages trustee, having specifically agreed to another specific form of payment for the balance of the loans.

      As at the reference date, approximately [o] per cent. of the loans in the expected portfolio were repayment loans and approximately [o] per cent. were interest-only loans.

      For interest-only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) in place to help ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms.

      Principal prepayments may be made in whole or in part at any time during the term of a loan. A prepayment of the entire outstanding balance of all loans under a mortgage account discharges the mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid expenses and any early repayment fee(s).

      Each of the English loans is governed by English law and each of the Scottish loans is governed by Scots law.

Payment methods

      Various methods are available to borrowers for making payments on the loans, including:

      o internal transfer from an Abbey current account or other account the borrower may have with Abbey;

      o direct debit instruction from another bank or building society account;

      o external standing order from another bank or building society account;

      o     internal standing order from an account at Abbey; and

      o     payments made at an Abbey branch.

      See "--Statistical information on the portfolio--Payment methods" below.

Early repayment fees

      Borrowers who have received the benefit of some of the interest rates and/or features referred to in this section may in certain circumstances be required to pay an early repayment fee if they repay all or part of their loans, or if they make a product switch, before a date specified in the offer conditions. The right to receive such early repayment fees is retained by the seller. The seller also retains discretion to waive or enforce early repayment fees in accordance with the seller's policy from time to time (unless it is necessary to waive such fees in order to effect a change in the interest rate and the seller has not complied with its obligations to buy back the affected loan, in which case the mortgages trustee is authorised to waive early repayment fees on behalf of the seller). For example, the seller's current policy is to waive early repayment fees in circumstances where the amount of the principal repayment in any calendar year (other than scheduled repayments of principal on a repayment loan) is less than ten per cent. of the sum of the principal balance of the loan at the beginning of that calendar year and the principal balance on any further advance completed during that year. The mortgages trustee has not agreed to purchase any early repayment fees from the seller and so any sums received will be for the seller's account and not for the account of the mortgages trustee.

Cashbacks

      Certain loans offered by the seller include a cashback feature under which a borrower is offered a sum of money that is paid (i) on completion of the loan, known as a "completion cashback", or (ii) after the loan has been advanced for a specific period, called a "delayed cashback", or (iii) at periodic intervals whilst the loan is outstanding, known as a "reward cashback". Where any loan is subject to a completion cashback or a delayed cashback, if there is an unscheduled principal repayment or a product switch (as described in "Product Switches"), in either case before a date specified in the offer conditions, then all or some of the cashback must be repaid to the seller. This repayment request may, however, be waived at the discretion of the seller.

      For relevant loans originated before N(M), the seller offered a reward cashback, equal to one per cent. of the then outstanding principal balance of the relevant loan, paid for every two completed years of its life, and which is not subject to the repayment requirement described above. For loans originated on and after N(M), the seller has not offered any reward cashback. For any future new reward cashback mortgage product, the amount and payment frequency of any reward cashback, and whether it is subject to any repayment requirement, may differ from the reward cashback for relevant loans originated before N(M).

      Borrowers may request that a reward cashback is paid in cash and/or is applied by the seller in partial repayment of the related reward loan, in each case after deduction of any amounts that are overdue on their mortgage account.

      The obligation to pay any delayed cashback or reward cashback remains an obligation of the seller and will not pass to the mortgages trustee. See "Risk factors - set off risks in relation to flexible loans, delayed cashbacks and reward cashbacks may adversely affect the funds available to the issuing entity to repay the Financing notes".

Interest payments and interest rate setting

      Interest on each loan is payable monthly in arrear. Interest on loans is computed daily on balances which are recalculated on a daily, monthly or annual basis.

      The basic rate of interest set by the seller for loans beneficially owned by the seller outside the mortgages trust is either the Abbey SVR or a rate directly linked to a rate set from time to time by the Bank of England. The Abbey SVR is as a result of the 2002 mortgage conditions and the 2004 mortgage conditions subject to a cap which is currently set at a margin of 2.5 per cent. above the Bank of England's base rate. This cap may be varied as set out below. As at [o], 2006, the Abbey SVR was [o] per cent. per annum.

      Loans may combine one or more of the features listed in this section. In respect of the interest rates which last for a period of time specified in the offer conditions, after the expiration of that period a loan associated with that interest rate may (a) move to some other interest rate type or (b) become a tracker loan (as described in the following bulleted list) with a variable rate of interest linked to a rate set from time to time by the Bank of England or (c) revert to, or remain at, the SVR. The features that apply to a particular loan are specified in the offer conditions (as varied from time to time). The features are as follows:

      o "large loan discounts" allows some borrowers to pay interest at a discretionary discount to the SVR, based on the aggregate size of the loans under the mortgage account (i) at origination or (ii) when a further advance is made;

      o "discounted variable rate loans" allow the borrower to pay interest at a specified discount to the SVR;

      o "capped rate loans" are subject to a maximum rate of interest and charge interest at the lesser of the SVR (or, as the case may be, the tracker rate) or the specified capped rate;

      o "tracker loans" are subject to a variable rate of interest that is linked to an interest rate other than the SVR - for example the rate may be set at a fixed or variable margin above or below sterling LIBOR or above or below rates set from time to time by the Bank of England;

      o "minimum rate loans" are subject to an interest rate that is the greater of the SVR (or, as the case may be, the tracker rate) or a specified minimum rate;

      o "higher variable rate loans" are subject to an interest rate that is set at a margin above the SVR; and

      o     "fixed rate loans" are subject to a fixed rate of interest.

      As at the reference date, approximately [o] per cent. of the loans in the portfolio were fixed rate loans and approximately [o] per cent. were tracker loans. The remaining (approximately) [o] per cent. of the loans in the expected portfolio were SVR loans, higher variable rate loans, large loan discounts, minimum rate loans or discounted variable rate loans. None of the loans were capped rate loans.

      Except in limited circumstances as set out in "The servicing agreement - Undertakings by the servicer", the servicer is responsible for setting the mortgages trustee SVR on the loans in the current portfolio as well as on any new loans that are assigned to the mortgages trustee. The 1995 mortgage conditions applicable to SVR loans provide that the SVR may only be varied for certain reasons, which are specified in those mortgage conditions. These reasons include:

      o to maintain the competitiveness of the seller's business as a whole, taking into account actual or expected changes in market conditions;

      o to reflect actual or expected changes in the cost of funds used by the seller in its mortgage lending business;

      o     to ensure that the seller's business is run prudently;

      o     to reflect a change in the general practice of mortgage lenders;

      o to reflect any regulatory requirements or guidance or any change in the law or decision or recommendation by a court or an ombudsman; or

      o to reflect a change which the seller reasonably believes has occurred or is likely to occur in the risk it runs in connection with its security or the recovery of the sums due from the borrower.

      The term "seller" in these six bullet points means Abbey and its successors and assigns.

      In respect of the loans with these 1995 mortgage conditions, the servicer may also change the mortgages trustee SVR for any other reason which is valid.

      The 2002 mortgage conditions and the 2004 mortgage conditions applicable to SVR loans provide that the SVR may be varied for one or more of the following reasons, which are specified in those mortgage conditions:

      o to maintain the competitiveness of the seller's personal banking business, taking account of actual or anticipated changes in the interest rates which other financial institutions charge to personal mortgage borrowers;

      o to reflect actual or expected changes in the cost of funds used by the seller in making loans to its personal mortgage borrowers;

      o to ensure that the seller's business is run in a way which complies with the requirements of its regulator or of any central bank or other monetary authority; or

      o     to enable the seller to ensure that the SVR does not exceed the cap.

      The term "seller" in these four bullet points means Abbey and its successors and assigns.

      In respect of the loans with these 2002 mortgage conditions or the 2004 mortgage conditions, the servicer may also:

      o     change the mortgages trustee SVR for any reason which is valid; or

      o increase or reduce the margin creating the cap on the SVR, provided that in each case not less than 30 days' notice of an increase is given and not less than seven days' notice of a reduction is given. If, in the case of loans under the 2002 mortgage conditions or the 2004 mortgage conditions, the mortgages trustee SVR is increased for a valid reason or if the margin creating the cap on the SVR is increased, then an affected borrower will be entitled to repay all the sums due from that borrower under the mortgage terms within three months from the date on which the increase takes effect without paying any early repayment fee that would otherwise apply.

      In maintaining, determining or setting the mortgages trustee SVR, the servicer will apply the factors set out here and, except in limited circumstances as set out in "The servicing agreement - Undertakings by the servicer", has undertaken to maintain, determine or set the mortgages trustee SVR at a rate which is not higher than the Abbey SVR from time to time.

      The servicer is also responsible for setting any variable margins in respect of tracker loans in the current portfolio as well as on any new tracker loans that are assigned to the mortgages trustee. However, in maintaining, determining or setting these variable margins, except in the limited circumstances as set out in "The servicing agreement - Undertakings by the servicer", the servicer has undertaken to maintain, determine or set the variable margins at a level which is not higher than the variable margins set in accordance with the seller's policy from time to time.

Further advances

      If a borrower wishes to take out a further loan secured by the same mortgage (but excluding a drawdown under a flexible loan as described under "- Flexible loans"), the borrower will need to make a further application and the seller will use the lending criteria applicable to further advances at that time in determining whether to approve the application. All further advances will be funded solely by the seller. The seller will also reassess the value of the property by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "The servicing agreement - Undertakings by the servicer") and which has been approved by the Director of Group Property and Survey of the seller. A new loan-to-value ratio will be calculated by dividing the aggregate of the outstanding amount and the further advance by the reassessed valuation. The aggregate of the outstanding amount of the loan and the further advance may be greater than the original amount of the loan. However, no loans will be assigned to the mortgages trust where the LTV ratio at the time of origination or further advance is in excess of 95 per cent.

      As at the reference date, none of the loans in the expected portfolio obliged the seller to make further advances (other than drawdowns under flexible loans as described under "- Flexible loans"). However, some loans in the expected portfolio at that time may have had further advances made on them prior to their assignment to the mortgages trustee, and new loans added to the portfolio, may have had further advances made on them in the past. If a loan becomes subject to a further advance after that loan has been assigned to the mortgages trustee, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "Risk factors - Loans subject to product switches and further advances will be repurchased by the seller from the mortgages trustee, which will affect the prepayment rate of the loans, and this may affect the yield to maturity of the Financing notes" and "Assignment of the loans and their related security".

Flexible loans

General

      A flexible loan typically incorporates features that give the borrower options to make further drawings on the loan account and/or to overpay or to underpay principal and interest in a given month. The seller offers flexible loans to its borrowers, and it has the right to assign to the mortgages trustee new loans that may be flexible loans. In addition to the flexible loans offered to date, the seller may offer flexible loans in the future (that may be assigned to the mortgages trustee) that have different features from those described here. See "The mortgages trust - Additions to trust property". The seller has also offered loans to its borrowers which may, after the expiry of a period of time specified in the offer conditions, acquire features of flexible loans other than the ability to make further drawings.

      Currently the total amount outstanding at any time on a flexible loan as described below cannot exceed an LTV ratio of 95 per cent., or exceed an LTV ratio of 90 per cent. if an available funds facility exists. The loan and, where applicable, the available funds facility are secured by a first legal charge over a property in England and Wales or a first-ranking standard security over a property in Scotland. Some of the flexible loans are secured by both a first and second charge or standard security in favour of the seller.

Flexible loans - offer dated on or before 2nd July, 2002

      In respect of flexible loans where the seller's offer to lend is dated on or before 2nd July, 2002, there are three basic elements: the initial loan, the available funds facility and the overpaid funds account. The amount of the initial loan is agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the available funds facility on request to the seller, up to the amount available and subject to the mortgage conditions.

      The agreement for the available funds facility is regulated by the CCA, which prescribes the form and procedure and (insofar as will be applicable) pre-contract disclosure for making an agreement regulated by the Act.

      Subject to the provisions for underpayments and payment holidays, borrowers are required to make a monthly payment on the initial loan and (if a drawdown has been made) on the available funds facility. A borrower may make an overpayment at any time. If a borrower makes an overpayment, it is used for the following purposes and in the following order:

      o     to reduce any part of the initial loan which is then overdue;

      o to reduce any part of the drawdown debt in the available funds facility which is then overdue;

      o to reduce the remainder of the drawdown debt in the available funds facility, if specifically requested by the borrower, or if the overpaid funds account has been closed; and

      o to create or to increase a credit balance in the overpaid funds account.

      The credit balance in the overpaid funds account can be used by the borrower to fund an underpayment or a payment holiday or it can be used to reduce the balance owing on the initial loan. If the overpaid funds account has been closed, which will occur when the initial loan is repaid, the balance of any overpayment which would otherwise have been credited to the overpaid funds account will be repaid to the borrower.

      Borrowers may make an underpayment or miss a monthly payment entirely if there is a credit balance on the overpaid funds account that is equal to or greater than the amount to be underpaid or the missed monthly payment. Alternatively, a borrower may make an underpayment or miss a monthly payment if there is an amount available for drawdown in the available funds facility that is at least as much as the amount to be underpaid or the missed monthly payment.

      The "repayment" basis (as set out in "- Repayment terms") applies to the whole of the drawdown debt under the available funds facility.

      The seller may increase or reduce the credit limit for the available funds facility for one of the reasons specified in the credit agreement for the available funds facility.

Flexible loans - offer dated on or after 3rd July, 2002

      In respect of flexible loans where the seller's offer to lend is dated on or after 3rd July, 2002, there is a flexible loan facility with a credit limit. The amount of the credit limit and the "amount available" (that is, the credit limit less the monies owing to the seller) are agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the flexible loan facility on request to the seller, up to the amount available and subject to the mortgage conditions.

      The agreement for the flexible loan facility has been designed by the seller with the intention that it is not regulated by the CCA.

      Subject to the provisions for underpayments and payment holidays, borrowers are required to make monthly payments on the flexible loan facility. A borrower may make an overpayment at any time. Any such overpayment will immediately reduce the balance owing on the flexible loan facility.

      The "amount available" can be used by the borrower to fund an underpayment or a payment holiday or a further drawdown, subject to the mortgage conditions.

      In respect of further drawdowns, unless the borrower gives the seller instructions to the contrary (as set out below):

      o if the offer conditions specify that the "repayment" basis (as set out in "- Repayment terms") applies to the whole of the first drawdown, then the "repayment" basis will also apply to the whole of each further drawdown made under that flexible loan facility;

      o if the offer conditions specify that the "interest-only" basis (as set out in "- Repayment terms") applies to the whole of the first drawdown, then the "interest-only" basis will also apply to the whole of each further drawdown made under that flexible loan facility; and

      o if the offer conditions specify that the "interest-only" basis (as set out in "- Repayment terms") applies to part only of the first drawdown, then the "repayment" basis will apply to the whole of each further drawdown made under that flexible loan facility.

      A borrower's request to the seller for a further drawdown may include instructions to the seller that, as from the date when the borrower makes the further drawdown:

      o the "repayment" basis is to apply to the whole or a specified part of the balance owing in place of the "interest-only" basis; or

      o the "interest-only" basis is to apply to the whole or a specified part of the balance owing in place of the "repayment" basis.

      The seller may increase the credit limit if:

      o the borrower writes to the seller asking the seller to exercise its power to increase the credit limit;

      o     the borrower pays any credit limit review charge; and

      o if requested to do so, the borrower pays for a new valuation report on the property and provides the seller with further information in relation to the borrower's financial position.

      The seller may reduce the credit limit:

      o to ensure that the monies owing to the seller under the flexible loan facility and the amount available do not together exceed 90 per cent. of the current market value of the property;

      o to ensure that the amount available at any time does not exceed the amount available as at the date of completion of the flexible loan facility;

      o     if the borrower is in breach of the mortgage terms;

      o if the seller is reasonably of the opinion that, because of a change in the borrower's financial position, the borrower could not afford to repay present or future drawdowns up to the existing credit limit; or

      o to ensure that the seller's business is run in a way that complies with the requirements of the seller's regulator or of any central bank or other monetary authority.

      If a reduction in the credit limit means that the monies owing to the seller exceed the reduced credit limit for the flexible loan facility, then the borrower must pay off the excess within three months after the date on which the seller gives the borrower notice of the reduction.

Flexible loans - flexible plus loans

      Flexible loans include flexible plus loans, which are documented under the flexible plus loan conditions 2003. These conditions mirror those for other flexible loans where the seller's offer to lend is dated on or after 3rd July, 2002, save for the following material differences in relation to the borrower's savings account, overpayments, payment holidays and underpayments, the interest rate tracking differential and further drawdowns:

      o Flexible plus loans contain a savings account element. No interest is paid by the seller on the savings. Instead, interest is charged each day on the amount which, at the end of the day, represents the capital owing on the mortgage account, less any savings in the savings account. As a result, when the borrower has savings in the savings account, the amount of interest charged on the mortgage account will be reduced.

      o Any savings held in the savings account do not affect the amount of the borrower's monthly payment. As a result, when there are savings, the monthly payment the borrower makes will exceed the amount actually charged to the mortgage account and the seller will treat this excess as an overpayment.

      o The seller will use these overpayments to reduce or pay off any part of the mortgage balance which is overdue at that date. The remainder will be credited to the savings account. The borrower may also opt to make a series of regular overpayments with the borrower's monthly payment, and these overpayments will be used by the seller in the same way.

      o The borrower may also make one-off overpayments in the form of a deposit. The seller will, on instructions from the borrower, credit this deposit to the mortgage account in order to reduce the mortgage balance. In the absence of such instructions, the deposit will be used to reduce or pay off any part of the mortgage balance which is overdue at that date and the remainder will be credited to the savings account.

      o The borrower may withdraw money from the savings account or instruct the seller to use some or all of the money in the savings account to reduce the mortgage balance. The borrower may also instruct the seller to use the savings to fund a payment holiday or make up a shortfall on an underpayment.

      o The savings in the savings account must not exceed the mortgage balance.

      o The borrower must not overdraw on the savings account. If the savings account becomes overdrawn, the seller will add the amount overdrawn to the mortgage balance.

      o The seller may use the savings at any time to pay off any of the following items which the borrower has failed to pay when they have become due: a monthly payment, an administration charge, a credit limit review charge, other items of costs and the mortgage balance if it becomes immediately payable.

      o The borrower may continue to make drawdowns until the end of the mortgage repayment period, even if the mortgage balance has been repaid. The mortgage will remain in force during the repayment period as security for money which may become owing under the borrower's facility to make drawdowns up to the credit limit.

Product switches

      From time to time, borrowers may request or the seller may offer, and the borrowers may accept, a variation in the financial terms and conditions applicable to the borrower's loan. If a loan is subject to a product switch, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "Risk factors - Loans subject to product switches and further advances will be repurchased by the seller from the mortgages trustee, which will affect the prepayment rate of the loans, and this may affect the yield to maturity of the Financing notes" and "Assignment of the loans and their related security".

Origination of the loans

      The seller currently derives its mortgage-lending business from the following sources: through a branch network throughout the United Kingdom, through intermediaries incorporating electronic commerce channels, and from telephone sales. In terms of value of mortgage-lending business generated, the current principal intermediaries are Bankhall (Premier Mortgage Service), Countrywide Assured Group (CAG), Legal and General, Openwork, SESAME, and The Mortgage Alliance. Of the loans in the expected portfolio as at the reference date, approximately [o] per cent. were originated through the branch network, approximately [o] per cent. through intermediaries and approximately [o] per cent. through telephone sales.

      The seller is subject to the Financial Ombudsman Service and follows the Code of Banking Practice and followed the Council of Mortgage Lenders' Mortgage Code, which was in force until N(M).

Underwriting

      The decision to offer a loan to a potential borrower is made either pursuant to an automated process or by underwriters located in branches, head office sites, telephone operations centres or business development units, who liaise with the intermediaries.

      Each underwriter must pass a formal training programme conducted by the seller to gain the authority to approve loans. The seller has established various levels of authority for its underwriters who approve loan applications. The levels are differentiated by, among other things, degree of risk and the ratio of the loan amount to the value of the property in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.

      The seller introduced the automated process in May 2005. The automated process reduces the manual assessment of loans by underwriters in relation to those segments of the seller's mortgages business that have historically performed well and that meet the relevant lending criteria. The introduction of the automated process has not affected the substance of the decisioning process.

      The seller is continually reviewing the way in which it conducts its mortgage origination business, in order to ensure that it remains up-to-date and cost effective in a competitive market.

      Furthermore, notwithstanding any of the changes described in this section, the seller will continue to retain exclusive control over the underwriting policies and lending criteria to be applied to the origination of each loan.

Lending criteria

      Each loan in the expected portfolio as at the reference date was originated according to the seller's lending criteria applicable at the time the loan was offered, which included some or all of the criteria set out in this section. New loans may only be included in the portfolio if they are originated in accordance with the lending criteria applicable at the time the loan is offered and if the conditions contained in "Assignment of the loans and their related security - Assignment of new loans and their related security to the mortgages trustee" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time and so the criteria applicable to new loans may not be the same as those currently used. Some of the factors currently used in making a lending decision are as follows:

(1) Type of property

      Properties may be either freehold or leasehold or the Scottish equivalents. In the case of leasehold properties, the unexpired portion of the lease must in most cases not expire earlier than 30 years after the term of the loan.

      All properties have been valued by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "The servicing agreement - Undertakings by the servicer"). Such methodology may involve a form of valuation which is less comprehensive than the traditional full valuation and may involve an external viewing only by the valuer or a desktop valuation. All valuations are carried out in a manner which has been approved by the Chief Surveyor of the seller.

(2) Term of loan

      There is a minimum term of 5 years on the loans and the maximum term is normally 35 years. For interest-only loans where the borrower is using a pension plan as the relevant repayment mechanism to repay the loan at maturity, the maximum term is extended to 57 years to reflect the long-term nature of pension plans. For these "pension-linked loans", if the property is a leasehold and the lease has 55 or fewer years unexpired as at the date of completion of the mortgage, the maximum term is 25 years. Otherwise, the maximum term of a loan secured on a leasehold property may not exceed the unexpired residue of the term of the relevant lease.

(3) Age of applicant

      All borrowers must be aged 18 or over. There is no maximum age limit unless the loan is a pension-linked loan, in which case the loan must mature no later than the time when the borrower reaches 75 years of age.

(4) Loan-to-value (or "LTV") ratio

      The maximum original LTV ratio of loans in the current portfolio is 95 per cent., excluding any capitalised (as defined in the glossary) high loan-to-value fee and/or booking fee and/or valuation fee (these fees are also defined in the glossary).

      Value is determined, in the case of a remortgage, on the basis of the valuer's valuation only and, in the case of a property which is being purchased, on the lower of the valuer's valuation and the purchase price and, in the case of a further advance, on the basis of the valuer's valuation or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender and which has been approved by the Chief Surveyor of the seller (or his successors or predecessors).

(5) Status of applicant(s)

      The maximum amount of the aggregate loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary as primary income and also the following which it considers to be regular: overtime, bonus, performance/profit related pay, allowances, mortgage subsidies, pensions, annuities and commission (for self-employed applicants income is derived from the net profit of the business). If these payments are not considered regular, they are treated as secondary income.

      In the case of low credit risk loans with an LTV ratio of equal to or less than 75 per cent. borrowers (whether employed or self-employed) may certify as to their own income. For loans with an LTV of more than 75 per cent., self-employed applicants must provide one of the following to certify as to their own income: an accountant's letter; minimum 2 years' signed accounts; or minimum 2 years' self-assessment returns and tax calculation forms. Employed borrowers must submit documentation (such as pay slips or bank statements) to certify as to their own income.

      The amount available to a borrower is initially calculated as follows:

------------------- --------------------------------- --------------------------------- ----------------------------------
Total gross           LTV less than or equal to 75%    75% less than LTV less than 90%   LTV greater than or equal to 90%
primary income

(pound)000's

------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -----------------
                    Single           Joint            Single           Joint            Single           Joint
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -----------------
<=20                3.6              3.0              3.3              2.8              3.0              2.5

------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -----------------
>20,<=25            4.2              3.4              3.8              3.0              3.4              2.8

------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -----------------
>25,<=35            4.2              3.7              4.1              3.4              3.6              3.0

------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -----------------
>35,<=60            4.2              4.2              4.2              4.2              3.6              3.6

------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -----------------
>60                 4.5              4.5              4.5              4.5              3.6              3.6

------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -----------------

      The seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the loan(s). Accordingly, these parameters may vary for some loans.

(6) Credit history

      (a)   Credit search

            With the exception, in some circumstances, of then existing Abbey mortgage loan borrowers, a credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment (or the Scottish equivalent), default or bankruptcy notice) is revealed.

      (b)   Existing lender's reference

            The seller may also seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists.

      (c)   First time buyers/applicants in rented accommodation

            Where applicants currently reside in rented accommodation, a landlord's reference may be sought by the seller. In addition, if connection with any other property rented by the applicant( connection with any other property rented by the applicant(s) within the three preceding years.

      (d)   Bank reference

            A bank reference may be sought or the applicant may be required to provide bank statements in support of his or her application.

(7) Scorecard

      With the exception of some additional loans made to existing borrowers, the seller uses some of the criteria described here and various other criteria to produce an overall score for the application which reflects a statistical analysis of the risk of advancing the loan.

Changes to the underwriting policies and the lending criteria

      The seller's underwriting policies and lending criteria are subject to change within the seller's sole discretion. New loans and further advances that are originated under lending criteria that are different from the criteria set out here may be assigned to the mortgages trustee.

Insurance policies

Insurance on the property

      A borrower is required to provide for insurance on the mortgaged property for an amount equal to the estimated rebuilding cost of the property. The borrower may either purchase the insurance through the seller or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower- or landlord-arranged insurance fails without the knowledge of the seller, a properties in possession policy issued in favour of the seller by Baker Street Risk and Insurance (Guernsey) Limited, a wholly owned insurance subsidiary of the seller, provides cover for the seller (but not the borrower) for any losses or costs which the insured is unable to recover, and the seller can claim under the properties in possession policy once the relevant property has been repossessed by the seller.

Abbey policies

      If a borrower asks the seller to arrange insurance on their behalf, a policy will be issued by an insurance underwriter in favour of that borrower. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost subject to the valuation. Standard policy conditions apply, which are renegotiated periodically by the seller with the insurance underwriter(s) selected from time to time by the seller to provide the insurance. Generally the seller is named as an insured in a schedule to the policy, but successors in title and assigns, including the mortgages trustee, are not covered. However, the insurer has confirmed or will confirm to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by Abbey policies to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the mortgage sale agreement not been entered into. Amounts paid under the insurance policy are generally utilised to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the loan(s).

      In the mortgage sale agreement, the seller has agreed to transfer the proceeds of all relevant claims made under the Abbey policies (but not the right to make and enforce claims) to the mortgages trustee. The seller has also agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct. In the servicing agreement, the seller, acting in its capacity as servicer, has also agreed to deal with claims under the Abbey policies in accordance with its normal procedures. If the seller, acting in its capacity as servicer, receives any claim proceeds relating to a loan which has been assigned to the mortgages trustee, these will be required to be paid into the mortgages trustee's, rather than the seller's, accounts.

Seller-introduced insurance

      If the Abbey insurer is unwilling to provide insurance to a borrower, the seller has ad hoc arrangements with other insurers who may provide the borrower with insurance. If it transpires that the property thought to be covered by seller-introduced insurance is not so covered, and the property is damaged while uninsured, the seller is entitled (once the property has gone into possession) to make a claim under the properties in possession policy (described later in this section).

Borrower or landlord-arranged insurance

      If a borrower elects not to take up an Abbey policy, or if a borrower who originally had an Abbey policy confirms that the borrower no longer requires that insurance, that borrower is either sent an "alternative insurance requirements - new business" form or an "alternative insurance requirements" form, whichever is appropriate. This varies the insurance provisions of the mortgage conditions, the most significant variation being the fact that they do not stipulate a level of insurance cover. Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements.

The properties in possession policies

      If it transpires that a borrower has not complied with the borrower- or landlord-arranged insurance requirements set out in the alternative insurance requirements and if the property is damaged while uninsured, the seller is entitled (once the property is in possession) to make a claim under the properties in possession policy. The properties in possession policy is an insurance policy provided to the seller by Baker Street Risk and Insurance (Guernsey) Limited that insures the seller against loss relating to properties after those properties have been repossessed by the seller. It is not possible for the properties in possession policy from Baker Street Risk and Insurance (Guernsey) Limited to provide cover for any company outside the Abbey group, including for the mortgages trustee. However, the insurer has confirmed to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by the properties in possession policy to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the mortgage sale agreement not been entered into. The servicer will make claims in accordance with the seller's policy and pay proceeds relating to the loans into the mortgages trustee's accounts.

      In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "General Instructions to Solicitors" or the "CML's Lenders' Handbook for England & Wales" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the properties in possession policy once the property has been repossessed by the seller.

      If a borrower who originally had Abbey-arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the borrower requires Abbey-arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is added to the balance of the relevant loan.

      As with its interest in the Abbey policies, the seller has agreed to assign the proceeds of any claims under any borrower or landlord-arranged insurance to the mortgages trustee and, to the extent that any proceeds are received by the servicer, it has agreed to pay these into the mortgages trustee's accounts.

      In the mortgage sale agreement the seller has agreed to make and enforce claims under the relevant policies and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

MIG policies

      A MIG policy is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage account which exceeds a certain LTV ratio. Until and including 31st December, 2001, Abbey required MIG policies for all mortgaged properties with an LTV ratio of more than 75 per cent. (with the exception of some flexible loans). These MIG policies were underwritten by Carfax Insurance Limited, or Carfax, a wholly owned subsidiary of the seller.

      However, on 14th October, 2005, Abbey exercised its right to cancel all relevant MIG policies and, as at the date of this prospectus, none of the mortgage loans in the available portfolio is covered by a MIG policy. The seller may choose at some point in the future to reintroduce MIG cover (underwritten by Carfax or otherwise) for some or all of its mortgage loans but has no obligation to do so.

      If MIG cover were reintroduced, the seller would retain the right to cancel the MIG policies at any time. If the seller exercised its right to cancel any such reintroduced MIG policies, the trust property would not then have the benefit of such MIG policies.

Scottish loans

      A proportion of the loans in the current portfolio is secured over properties in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to Scottish loans, references in this prospectus to a "mortgage" are to be read as references to such a standard security and references to a "mortgagee" are to be read as references to the security holder (termed in Scots law the "heritable creditor").

      In practice, the seller has advanced and intends to advance loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realisation of Scottish mortgages the seller does not consider that these differences make Scottish mortgages significantly different or less effective than those secured over properties in England and Wales. For more information on the Scottish loans, see "Material legal aspects of the loans - Scottish loans".

Statistical information on the portfolio

      The statistical and other information contained in this prospectus has been compiled by reference to the loans and mortgage accounts in the expected portfolio as at the reference date. Columns stating percentage amounts may not add up to 100 per cent. due to rounding. A loan will be removed from the expected portfolio if in the period from the reference date up to (and including) the closing date the loan is repaid in full or if the loan does not comply with the terms of the mortgage sale agreement on the closing date. Except as otherwise indicated, these tables have been prepared using the current balance as at the reference date, which includes all principal and accrued interest for the loans in the expected portfolio. For further statistical information on the portfolio between [o] and [o], see Annex A.

Outstanding principal balances

      The following table shows the range of outstanding principal balances (including capitalised high loan-to-value fees and/or booking fees and/or valuation fees).

Range of outstanding principal balances         Current
(including capitalised high loan-to-value     principal                    Number of
fees and/or booking fees and/or valuation       balance      % of total     mortgage
fees)                                           (pound)         balance     accounts     % of total
-------------------------------------------   ---------      ----------    ---------     ----------
Less than or equal to (pound)24,999........
(pound)25,000 - (pound)49,999..............
(pound)50,000 - (pound)74,999..............
(pound)75,000 - (pound)99,999..............
(pound)100,000 - (pound)124,999............
(pound)125,000 - (pound)149,999............
(pound)150,000 - (pound)174,999............
(pound)175,000 - (pound)199,999............
(pound)200,000 - (pound)224,999............
(pound)225,000 - (pound)249,999............
(pound)250,000 - (pound)350,000............
                                              ---------      ----------    ---------     ----------
Total......................................
                                              =========      ==========    =========     ==========

      The largest mortgage account has an outstanding principal balance of (pound)[o] and the smallest mortgage account has an outstanding principal balance of minus (pound)[o]. The average outstanding principal balance is approximately (pound)[o].

      [There are a small number of mortgage accounts in the portfolio with a negative balance. In these cases, this is due to overpayment of the amount required to redeem the mortgage account. The account status is set to "redeemed" when the balance is zero and the overpaid amount has been refunded which normally happens within two to three days of that overpayment.]

Loan-to-value ratios at origination

      The following table shows the range of loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage loan origination divided by the value of the property securing that mortgage loan at the same date.


Range of loan-to-value ratios at origination    Current
(excluding capitalised high loan-to-value     principal                    Number of
fees and/or booking fees and/or valuation       balance      % of total     mortgage
fees)                                           (pound)         balance     accounts     % of total
-------------------------------------------   ---------      ----------    ---------     ----------
00.00% - 24.99%............................
25.00% - 49.99%............................
50.00% - 74.99%............................
75.00% - 79.99%............................
80.00% - 84.99%............................
85.00% - 89.99%............................
90.00% - 95.00%............................
                                              ---------      ----------    ---------     ----------
Total......................................
                                              =========      ==========    =========     ==========

      The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was approximately [o] per cent. The highest loan-to-value ratio of any mortgage account (excluding any capitalised high loan-to-value fees and/or any capitalised booking fees and/or capitalised valuation fees) at origination was [o] per cent. and the lowest was [o] per cent. The average value of capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees at origination was approximately (pound)[o].

      There has been no revaluation of any of the properties for the purposes of the issue of the Financing notes.

LTV ratios at origination indexed according to the Nationwide House Price Index

      The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at the reference date, based on the Nationwide House Price Index.

Range of loan-to-value ratios at                Current
origination (excluding capitalised high       principal                    Number of
loan-to-value fees and/or booking fees          balance      % of total     mortgage
and/or valuation fees)                          (pound)         balance     accounts     % of total
-------------------------------------------   ---------      ----------    ---------     ----------
00.00% - 24.99%............................
25.00% - 49.99%............................
50.00% - 74.99%............................
75.00% - 79.99%............................
80.00% - 84.99%............................
85.00% - 89.99%............................
90.00% - 95.00%............................
                                              ---------      ----------    ---------     ----------
Total......................................
                                              =========      ==========    =========     ==========

      The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was approximately [o] per cent.

LTV ratios at origination indexed according to the Halifax House Price Index

      The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at the reference date, based on the Halifax House Price Index.

Range of loan-to-value ratios at                Current
origination (excluding capitalised high       principal                    Number of
loan-to-value fees and/or booking fees          balance      % of total     mortgage
and/or valuation fees)                          (pound)         balance     accounts     % of total
-------------------------------------------   ---------      ----------    ---------     ----------
00.00% - 24.99%............................
25.00% - 49.99%............................
50.00% - 74.99%............................
75.00% - 79.99%............................
80.00% - 84.99%............................
85.00% - 89.99%............................
90.00% - 95.00%............................
                                                  ---------      ----------    ---------     ----------
Total......................................
                                                  =========      ==========    =========     ==========

      The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was approximately [o] per cent.

Geographical distribution

      The following table shows the distribution of properties throughout England, Wales and Scotland. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.

                                                Current
                                              principal                    Number of
                                                balance      % of total     mortgage
Region                                          (pound)         balance     accounts     % of total
----------------------------------------      ---------      ----------    ---------     ----------
East Anglia..............................
East Midlands............................
London...................................
North....................................
Northwest................................
Scotland.................................
Southeast (excluding London).............
Southwest................................
Unknown..................................
Wales....................................
West Midlands............................
Yorkshire and Humberside.................
                                                  ---------      ----------    ---------     ----------
Total....................................
                                                  =========      ==========    =========     ==========

      The table below summarises the major industries for each region. For a discussion of geographic concentration risks, see "Risk factors--The timing and amount of payments on the loans could be affected by various factors which may adversely affect payments on the Financing notes" in this prospectus.

Regions                                 Major industries                                        % of UK population
-------------------------------------   ----------------                                        ------------------
East Anglia...........................  Agriculture and food processing; micro technology                     9.43
East Midlands.........................  Automotives;.footwear and clothing                                    7.32
London................................  Financial and commercial centre                                      12.78
North.................................  Traditional heavy industry; service industry                          4.37
Northwest.............................  Heavy engineering; textiles                                          11.77
Scotland..............................  North sea oil; agriculture                                            8.80
Southeast (excluding London)..........  Technological; light engineering                                     13.95
Southwest.............................  Agriculture and food processing; aerospace; tobacco                   8.62
Wales.................................  Coal; iron; steel; agriculture                                        5.08
West Midlands.........................  Mechanical and electrical engineering                                 9.22
Yorkshire and Humberside..............  Iron; steel; textiles; coal; fishing                                  8.65

Source: Office for National Statistics; bized.ac.uk

      House prices and incomes vary throughout England, Wales and Scotland. The table below summarises the average house price and the average income for each region for the period from [o] to [o] in order to produce a house price to earnings ratio for each region.

                                               Average                  Average earnings
Regions                                     price (pound))              (pound) per annum)       Price/earnings ratio
---------------------------------------     --------------             --------------------      --------------------
East Anglia............................        150,910                    33,977                      4.44
East Midlands..........................        117,687                    30,886                      3.81
London.................................        211,416                    42,080                      5.02
North..................................        110,404                    26,644                      4.14
Northwest..............................        114,821                    28,895                      3.97
Scotland...............................         92,840                    25,662                      3.62
Southeast (excluding London)...........        163,957                    35,440                      4.63
Southwest..............................        138,236                    31,101                      4.44
Wales..................................        117,045                    28,863                      4.06
West Midlands..........................        122,939                    31,161                      3.62
Yorkshire and Humberside...............        108,521                    30,521                      3.56

Source: Office for National Statistics; bized.ac.uk

Seasoning of loans

      The following table shows the time elapsed since the date of origination of the loans. The ages (but not the balances) of the loans in this table have been forecast forward to the expected closing date of [o], 2006 for the purpose of calculating the seasoning.

                                                 Current
                                               principal                   Number of
                                                 balance   % of total       mortgage
Age of loans in months                           (pound)     balance        accounts      % of total
-----------------------------------------      ---------   ----------      ----------      ----------
0 to <6..................................
6 to <12.................................
12 to <18................................
18 to <24................................
24 to <30................................
30 to <36................................
36 to <42................................
42 to <48................................
48 to <54................................
54 to <60................................
60 to <66................................
66 to <72................................
72 to <78................................
78 to <84................................
84 to <90................................
90 to <96................................
96 to <102...............................
102 > =..................................

                                               ---------   ----------      ----------      ----------
Total....................................
                                               =========   ==========      ==========      ==========

      The weighted average seasoning of loans was approximately [o] months and the maximum seasoning of loans was [o] months. The minimum seasoning of loans was [o] months.

Years to maturity of loans

      The following table shows the number of years of the mortgage term which remain unexpired:

                                                 Current
                                               principal                   Number of
                                                 balance   % of total       mortgage
Years to maturity                                (pound)      balance        accounts      % of total
-----------------------------------------      ---------   ----------      ----------      ----------
0 to <5..................................
5 to <10.................................
10 to <15................................
15 to <20................................
20 to <25................................
25 to <30................................
30 to <38................................
38>=.....................................
                                               ---------   ----------      ----------      ----------
Total....................................
                                               =========   ==========      ==========      ==========

      The weighted average remaining term of loans was approximately [o] years and the maximum remaining term was [o] years. The minimum remaining term was [o] years.

Purpose of loan

      The following table shows the purpose of the loans on origination:

                                                 Current
                                               principal                   Number of
                                                 balance   % of total       mortgage
Use of proceeds                                  (pound)      balance        accounts      % of total
-----------------------------------------      ---------   ----------      ----------      ----------
Purchase.................................
Remortgage...............................

                                               ---------   ----------      ----------      ----------
Total....................................
                                               =========   ==========      ==========      ==========

      As at the reference date, the weighted average balance of loans used to finance the purchase of a new property was (pound)[o] and the weighted average balance of loans used to remortgage a property already owned by the borrower was (pound)[o].

Property type

      Descriptions of the terms used in these property types are contained in the glossary.

                                                  Current
                                                principal
                                                  balance   % of total       Number of
Property type                                     (pound)      balance      properties      % of total
-----------------------------------------       ---------   ----------      ----------      ----------
Converted flat/maisonette................
Detached house...........................
Detached or chalet bungalow..............
Purpose-built flat/maisonette............
Semi-detached bungalow...................
Semi-detached/link-detached house
Terraced house/bungalow..................
Other/unknown............................

                                               ---------   ----------      ----------      ----------
Total....................................
                                               =========   ==========      ==========      ==========

      As at the reference date, the weighted average balance of loans secured by [detached, semi-detached and terraced] Properties was (pound)[o], (pound)[o] and (pound)[o], respectively.

Origination channel

      The following table shows the origination channel for the initial loan in a mortgage account.

                                                 Current
                                               principal
                                                 balance   % of total       Number of
Origination channel                              (pound)      balance      properties      % of total
-------------------------------------          ---------   ----------      ----------      ----------
Direct origination...................
Intermediaries.......................
Other channels.......................

                                               ---------   ----------      ----------      ----------
Total................................
                                               =========   ==========      ==========      ==========

      As at the reference date, the weighted average balance of loans originated through direct origination, intermediaries and other channels was (pound)[o], (pound)[o] and (pound)[o], respectively.

Repayment terms

      The following table shows the repayment terms for [the loans in the mortgage accounts] as at the reference date. [Where any loan in a mortgage account is interest-only, then that entire mortgage account is classified as interest-only.]

                                                 Current
                                               principal
                                                 balance   % of total        Number of
Repayment terms                                  (pound)      balance       properties      % of total
------------------------------------           ---------   ----------       ----------      ----------
Interest only........................
Part and part........................
Repayment............................

                                               ---------   ----------      ----------      ----------
Total................................
                                               =========   ==========      ==========      ==========

      As at the reference date, the weighted average balance of repayment loans, interest-only loans and part and part loans in the expected portfolio was (pound)[o], (pound)[o] and (pound)[o], respectively.

Product type

The following table shows the distribution of product type as at the reference date.

                                                 Current
                                               principal
                                                 balance   % of total       Number of
Product type                                     (pound)      balance      properties      % of total
-------------------------------------          ---------   ----------      ----------      ----------
Non-flexible loans...................
      Variable loans.................
      Fixed loans....................
      Tracker loans..................
Flexible Loans.......................
      Variable loans.................
      Fixed loans....................
      Tracker loans..................

                                               ---------   ----------      ----------      ----------
Total....................................
                                               =========   ==========      ==========      ==========

Payment methods

The following table shows the payment methods for the mortgage accounts as at the reference date.

                                                 Current
                                               principal
                                                 balance   % of total       Number of
Payment methods                                  (pound)      balance      properties      % of total
-------------------------------------          ---------   ----------      ----------      ----------
Abbey internal payment plan..........
Direct debit.........................
Other *..............................

                                               ---------   ----------      ----------      ----------
Total....................................
                                               =========   ==========      ==========      ==========


* External standing orders, internal standing orders and payments made at Abbey branches.

Distribution of fixed rate loans

      As at the reference date, approximately [o] per cent. of the loans in the expected portfolio were fixed rate loans. Fixed rate loans remain at the relevant fixed rate for a period of time as specified in the offer conditions, after which they move to the SVR or some other rate as specified in the offer conditions.

                                                 Current
                                               principal                    Number of      % of total
                                                 balance   % of total        mortgage      fixed rate
Fixed rate %                                     (pound)      balance        accounts           loans
-------------------------------------          ---------   ----------      ----------      ----------
3.00 - 3.99..............................
4.00 - 4.99..............................
5.00 - 5.99..............................
6.00 - 6.99..............................
7.00 - 7.99..............................
8.00 - 8.99..............................

                                               ---------   ----------      ----------      ----------
Total....................................
                                               =========   ==========      ==========      ==========

                                                 Current
                                               principal                    Number of      % of total
                                                 balance   % of total        mortgage      fixed rate
Year in which fixed rate period ends             (pound)      balance        accounts           loans
-----------------------------------------      ---------   ----------      ----------      ----------
2005.....................................
2006.....................................
2007.....................................
2008.....................................
2009.....................................
2010.....................................
2011.....................................
2012.....................................
2013.....................................
2014.....................................
2015.....................................
2016.....................................
2017.....................................
2018.....................................
2019.....................................

                                               ---------   ----------      ----------      ----------
Total....................................
                                               =========   ==========      ==========      ==========

Payment Rate Analysis

      The following table shows the annualised payment rate for the most recent 1-, 3- and 12-month period for the loans in the expected portfolio.

--------------------------- --------------- ----------------- ----------------

                                   1-month           3-month         12-month
As of month-end                 annualised        annualised       annualised
--------------------------- --------------- ----------------- ----------------

o 2006...................
--------------------------- --------------- ----------------- ----------------


In the table above,

o     1-month annualised CPR is calculated as 1 - ((1 - R) ^ 12),

o 3-month annualised CPR is calculated as the average of the 1-month annualised CPR for the most recent 3 months, and

o 12-month annualised CPR is calculated the average of the 1-month annualised CPR for the most recent 12 months,

where R is (i) total principal receipts received plus the principal balance of loans repurchased by the seller (primarily due to further advances) during the relevant period, divided by (ii) the aggregate outstanding principal balance of the loans in the expected portfolio as at the start of that period.

Delinquency and loss experience of the expected portfolio

As at [o], 2006, the total outstanding balance of loans that were at least 30 days in arrears was (pound)[o], representing [o] per cent. of the outstanding balance of loans in the expected portfolio as at such date.

Since the establishment of the mortgages trust, total losses on loans the mortgages trust were (pound)[o], representing [o] per cent. of the outstanding balance of loans in the expected portfolio as at [o], 2006.

Characteristics of United Kingdom residential mortgage market

The housing market in the UK is primarily one of owner-occupied housing. At the end of 2005, owner- occupation and privately rented accommodation accounted for approximately [o] per cent. and approximately [o] per cent. of the housing stock respectively, according to the Office of the Deputy Prime Minister. The remainder were in some form of public/social ownership.

According to the Council of Mortgage Lenders, at the end of 2005, mortgage loans outstanding amounted to (pound)[o] billion, with banks and building societies holding approximately [o] per cent. and approximately [o] per cent. of the total respectively, and in 2005 outstanding mortgage debt grew by approximately [o] per cent., [above/below] the long-term average of approximately [o] per cent. during 1994-2005.

Set out in the following tables are a number of characteristics of the United Kingdom mortgage market.

CPR rates

      In the following tables, quarterly constant prepayment rate (CPR) data was calculated by dividing the amount of scheduled and unscheduled repayments of mortgages made by building societies in a quarter by the quarterly balance of mortgages outstanding owed to building societies in the United Kingdom These quarterly repayment rates were then annualised using standard methodology.

                        Aggregate                    Aggregate                    Aggregate                     Aggregate
CPR              quarters over 42        CPR     quarters over       CPR   quarters over 42       CPR    quarters over 42
(%)                         years        (%)          42 years       (%)              years       (%)               years
--------------   ----------------      -----     -------------     -----   ----------------     -----    ----------------
7.0                             0       11.0                18      15.0                  3      19.0                   2
7.5                             0       11.5                16      15.5                  2      19.5                   2
8.0                             4       12.0                20      16.0                  4      20.0                   3
8.5                             1       12.5                13      16.5                  2      20.5                   2
9.0                             6       13.0                11      17.0                  1      21.0                   0
9.5                             9       13.5                 5      17.5                  1      21.5                   2
10.0                           10       14.0                 6      18.0                  3      22.0                   2
10.5                           18       14.5                 2      18.5                  1      22.5                   2

--------------

Source: Council of Mortgage Lenders

      Over the past 42 years, the highest single quarter CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.41 per cent. The lowest level was 7.94 per cent. in March and June of 1974.

      The highest 12-month rolling average CPR over the same 42-year period was
21.13 per cent. The lowest was 8.75 per cent.

                                   CPR rate for      12-month                                    CPR rate        12-month
                                    the quarter       rolling                                     for the         rolling
Quarter                                     (%)   average (%)  Quarter                        quarter (%)     average (%)
-------                            ------------   -----------  -------                        -----------     -----------
March 1964....................            11.29         12.27  June 1964...................         12.30           12.41
September 1964................            12.68         12.41  December 1964...............         12.82           12.27
March 1965....................            11.12         12.23  June 1965...................         10.80           11.86
September 1965................            10.66         11.35  December 1965...............         11.51           11.02
March 1966....................            10.45         10.85  June 1966...................         11.39           11.00
September 1966................            11.71         11.27  December 1966...............         10.60           11.04
March 1967....................             9.49         10.80  June 1967...................         10.95           10.69
September 1967................            11.65         10.67  December 1967...............         11.51           10.90
March 1968....................            10.18         11.07  June 1968...................         10.57           10.98
September 1968................            10.91         10.79  December 1968...............         10.24           10.48
March 1969....................             9.15         10.22  June 1969...................         10.23           10.13
September 1969................            10.65         10.07  December 1969...............         10.01           10.01
March 1970....................             8.92          9.95  June 1970...................         10.68           10.06
September 1970................            11.60         10.30  December 1970...............         11.46           10.66
March 1971....................             9.33         10.76  June 1971...................         11.44           10.96
September 1971................            12.17         11.10  December 1971...............         12.30           11.31
March 1972....................            10.72         11.66  June 1972...................         11.81           11.75
September 1972................            12.24         11.77  December 1972...............         11.74           11.63

                                   CPR rate for      12-month                                    CPR rate        12-month
                                    the quarter       rolling                                     for the         rolling
Quarter                                     (%)   average (%)  Quarter                        quarter (%)     average (%)
-------                            ------------   -----------  -------                        -----------     -----------
March 1973....................            10.11         11.48  June 1973...................         10.54           11.16
September 1973................            11.06         10.86  December 1973...............         10.55           10.56
March 1974....................             7.94         10.02  June 1974...................          7.94            9.37
September 1974................             9.58          9.01  December 1974...............         10.83            9.07
March 1975....................             9.96          9.58  June 1975...................         12.23           10.65
September 1975................            12.76         11.44  December 1975...............         12.21           11.79
March 1976....................            10.10         11.82  June 1976...................         11.48           11.64
September 1976................            11.86         11.41  December 1976...............         11.70           11.28
September 1977................            12.13         10.42  December 1977...............         12.66           10.66
March 1978....................            11.30         11.48  June 1978...................         12.19           12.07
September 1978................            11.71         11.97  December 1978...............         11.19           11.60
March 1979....................             9.33         11.11  June 1979...................         10.12           10.59
September 1979................            11.36         10.50  December 1979...............         11.07           10.47
March 1980....................             8.03         10.15  June 1980...................          8.66            9.78
September 1980................             9.87          9.41  December 1980...............         10.48            9.26
March 1981....................             9.97          9.74  June 1981...................         11.78           10.52
September 1981................            12.53         11.19  December 1981...............         11.82           11.53
March 1982....................             9.63         11.44  June 1982...................         12.91           11.72
September 1982................            13.96         12.08  December 1982...............         14.20           12.68
March 1983....................            12.55         13.41  June 1983...................         12.76           13.37
September 1983................            12.48         13.00  December 1983...............         11.86           12.41
March 1984....................            10.40         11.88  June 1984...................         12.13           11.72
September 1984................            12.40         11.70  December 1984...............         11.87           11.70
March 1985....................            10.02         11.61  June 1985...................         11.67           11.49
September 1985................            13.46         11.76  December 1985...............         13.68           12.21
March 1986....................            11.06         12.47  June 1986...................         15.53           13.43
September 1986................            17.52         14.45  December 1986...............         15.60           14.92
March 1987....................            10.57         14.80  June 1987...................         14.89           14.64
September 1987................            16.79         14.46  December 1987...............         16.18           14.61
March 1988....................            13.55         15.35  June 1988...................         16.03           15.64
September 1988................            18.23         16.00  December 1988...............         12.60           15.10
March 1989....................             8.85         13.93  June 1989...................         13.04           13.18
September 1989................            11.53         11.51  December 1989...............         10.38           10.95
March 1990....................             8.91         10.96  June 1990...................          9.37           10.05
September 1990................             9.66          9.58  December 1990...............         10.58            9.63
March 1991....................             9.07          9.67  June 1991...................         10.69           10.00
September 1991................            11.57         10.48  December 1991...............         10.24           10.39
March 1992....................             9.14         10.41  June 1992...................          9.12           10.02
September 1992................             9.75          9.56  December 1992...............          7.96            8.99
March 1993....................             8.53          8.84  June 1993...................          9.97            9.05
September 1993................            10.65          9.28  December 1993...............         10.01            9.79
March 1994....................             8.97          9.90  June 1994...................         10.48           10.03
September 1994................            11.05         10.13  December 1994...............         10.68           10.29
March 1995....................             9.15         10.34  June 1995...................         10.51           10.35
September 1995................            11.76         10.53  December 1995...............         11.61           10.76
March 1996....................            10.14         11.00  June 1996...................         11.32           11.21
September 1996................            13.20         11.57  December 1996...............         12.58           11.81
March 1997....................             9.75         11.71  June 1997...................         15.05           12.65
September 1997................            12.18         12.39  December 1997...............         11.17           12.04
March 1998....................            10.16         12.14  June 1998...................         12.05           11.39
September 1998................            13.79         11.79  December 1998...............         13.43           12.36
March 1999....................            11.14         12.60  June 1999...................         14.27           13.16
September 1999................            15.60         13.61  December 1999...............         14.94           13.99
March 2000....................            13.82         14.66  June 2000...................         13.87           14.56
September 2000................            14.89         14.38  December 2000...............         15.57           14.54
March 2001....................            15.48         14.95  June 2001...................         17.39           15.83
September 2001................            19.17         16.90  December 2001...............         19.03           17.77

                                   CPR rate for      12-month                                    CPR rate        12-month
                                    the quarter       rolling                                     for the         rolling
Quarter                                     (%)   average (%)  Quarter                        quarter (%)     average (%)
-------                            ------------   -----------  -------                        -----------     -----------
March 2002....................            18.70         18.57  June 2002...................         19.91           19.21
September 2002................            22.41         20.01  December 2002...............         22.16           20.80
March 2003....................            19.52         21.00  June 2003...................         20.19           21.07
September 2003................            21.66         20.88  December 2003...............         21.34           20.67
March 2004....................            20.00         20.80  June 2004...................         21.50           21.13
September 2004................            21.49         21.08  December 2004...............         18.78           20.45
March 2005....................            17.80         19.90  June 2005...................         17.79           18.97
September 2005................            20.28         18.66  December 2005...............           [o]             [o]
March 2006....................              [o]           [o]  June 2006...................           [o]             [o]

------------------
Source of repayment and outstanding mortgage information: Council of Mortgage Lenders

      The CPR table above presents the historical CPR experience only of building societies in the United Kingdom. During the late 1990s, a number of former building societies converted to stock form UK banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data. According to the Council of Mortgage Lenders, the 12 month rolling average CPR experience of banks during each of the years 1999 through 2005 was 16.08 per cent., 15.34 per cent., 18.69 per cent., 21.81 per cent.,
23.81 per cent., 22.88 per cent. and 22.84 per cent., respectively.

Repossession rate

      Following 13 years of almost continuous decline in the number of mortgage possessions, possessions rose in the first quarter of 2006. No assurance can be given as to whether, or for how long, this level of repossessions will continue.

Year    Repossessions (%)  Year    Repossessions (%)  Year   Repossessions (%)
----    -----------------  ----    -----------------  ----   -----------------

1982                 0.11  1989                 0.17  1996                0.40
1983                 0.12  1990                 0.47  1997                0.31
1984                 0.17  1991                 0.77  1998                0.31
1985                 0.25  1992                 0.69  1999                0.27
1986                 0.30  1993                 0.58  2000                0.21
1987                 0.32  1994                 0.47  2001                0.15
1988                 0.22  1995                 0.47  2002                0.11
                                                      2003                0.07
                                                      2004                0.05
                                                      2005                 [o]

------------------
Source: Council of Mortgage Lenders

House price to earnings ratio

      The following table shows the ratio for any one year of the average annual value of houses (sourced prior to and including 1993 from the "Department of the Environment, Transport and the Regions/Building Societies Association Five per cent. Sample Survey of Building Society Mortgage Completions" and sourced from and including 1994 from the "Department of the Environment, Transport and the Regions/Council of Mortgage Lenders Survey of Mortgage Lenders") compared to the average annual salary in the United Kingdom as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the Department for Education and Employment). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

               House price to                         House price to
Year           earnings ratio      Year               earnings ratio
-------------  --------------      ----               --------------
1988                     4.56      1997                         3.62
1989                     5.05      1998                         3.86
1990                     4.54      1999                         4.09
1991                     4.17      2000                         4.44
1992                     3.79      2001                         4.52
1993                     3.58      2002                         5.10
1994                     3.43      2003                         5.64
1995                     3.37      2004                         6.00
1996                     3.41      2005                          [o]

-------------

Source: Council of Mortgage Lenders

House price index

      UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "Housing Indices"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

      The UK housing market has been through various economic cycles in the recent past, with large year-to-year increases in the Housing Indices occurring in the late 1980s and large decreases occurring in the early 1990s.

      The housing indices have generally increased since 1996.

                                                                         Nationwide House              Halifax House
                                         Retail Price Index                 Price Index                 Price Index
                                       -----------------------        ----------------------     -------------------------
                                                      % annual                      % annual                     % annual
Quarter                                Index         change(1)        Index        change(1)      Index         change(1)
-------                                -----         ---------        -----        ---------      -----         ---------

March 1981...............               72.0              11.9         47.3              4.5         NA                NA
June 1981................               75.0              10.7         48.1              3.2         NA                NA
September 1981...........               76.3              10.8         48.3              2.5         NA                NA
December 1981............               78.3              11.4         47.5              1.3         NA                NA
March 1982...............               79.4               9.8         48.2              1.9         NA                NA
June 1982................               81.9               8.8         49.2              2.3         NA                NA
September 1982...........               81.9               7.0         49.8              3.1         NA                NA
December 1982............               82.5               5.3         51.0              7.1         NA                NA
March 1983...............               83.1               4.5         52.5              8.5       97.1                NA
June 1983................               84.8               3.6         54.6             10.4       99.4                NA
September 1983...........               86.1               5.0         56.2             12.1      101.5                NA
December 1983............               86.9               5.2         57.1             11.3      102.3                NA
March 1984...............               87.5               5.1         59.2             12.0      104.1               7.0
June 1984................               89.2               5.0         61.5             11.9      106.0               6.4
September 1984...........               90.1               4.6         62.3             10.3      108.4               6.6
December 1984............               90.9               4.5         64.9             12.8      111.0               8.2
March 1985...............               92.8               5.9         66.2             11.2      113.5               8.6
June 1985................               95.4               6.7         68.2             10.3      115.4               8.5
September 1985...........               95.4               5.7         69.2             10.5      116.8               7.5
December 1985............               96.1               5.5         70.7              8.6      120.6               8.3
March 1986...............               96.7               4.1         71.1              7.1      124.0               8.8
June 1986................               97.8               2.5         73.8              7.9      128.1              10.4
September 1986...........               98.3               2.9         76.3              9.8      132.2              12.4
December 1986............               99.6               3.6         79.0             11.1      136.8              12.6
March 1987...............              100.6               3.9         81.6             13.8      142.3              13.8
June 1987................              101.9               4.1         85.8             15.1      146.7              13.6
September 1987...........              102.4               4.1         88.6             15.0      151.5              13.6
December 1987............              103.3               3.6         88.5             11.4      158.0              14.4
March 1988...............              104.1               3.4         90.0              9.8      167.0              16.0
June 1988................              106.6               4.5         97.6             12.9      179.4              20.1
September 1988...........              108.4               5.7        108.4             20.2      197.4              26.5

                                                                         Nationwide House              Halifax House
                                         Retail Price Index                 Price Index                 Price Index
                                       -----------------------        ----------------------     -------------------------
                                                      % annual                      % annual                     % annual
Quarter                                Index         change(1)        Index        change(1)      Index         change(1)
-------                                -----         ---------        -----        ---------      -----         ---------

December 1988............              110.3               6.6        114.2             25.5      211.8              29.3
March 1989...............              112.3               7.6        118.8             27.8      220.7              27.9
June 1989................              115.4               7.9        124.2             24.1      226.1              23.1
September 1989...........              116.6               7.3        125.2             14.4      225.5              13.3
December 1989............              118.8               7.4        122.7              7.2      222.5               4.9
March 1990...............              121.4               7.8        118.9              0.1      223.7               1.3
June 1990................              126.7               9.3        117.7            (5.4)      223.3             (1.2)
September 1990...........              129.3              10.3        114.2            (9.2)      222.7             (1.2)
December 1990............              129.9               8.9        109.6           (11.3)      223.0               0.2
March 1991...............              131.4               7.9        108.8            (8.9)      223.1             (0.3)
June 1991................              134.1               5.7        110.6            (6.2)      221.9             (0.6)
September 1991...........              134.6               4.0        109.5            (4.2)      219.5             (1.4)
December 1991............              135.7               4.4        107.0            (2.4)      217.7             (2.4)
March 1992...............              136.7               3.9        104.1            (4.4)      213.2             (4.5)
June 1992................              139.3               3.8        105.1            (5.1)      208.8             (6.1)
September 1992...........              139.4               3.5        104.2            (5.0)      206.9             (5.9)
December 1992............              139.2               2.5        100.1            (6.7)      199.5             (8.7)
March 1993...............              139.3               1.9        100.0            (4.0)      199.6             (6.6)
June 1993................              141.0               1.2        103.6            (1.4)      201.7             (3.5)
September 1993...........              141.9               1.8        103.2            (1.0)      202.6             (2.1)
December 1993............              141.9               1.9        101.8              1.7      203.5               2.0
March 1994...............              142.5               2.3        102.4              2.4      204.6               2.5
June 1994................              144.7               2.6        102.5            (1.1)      202.9               0.6
September 1994...........              145.0               2.2        103.2              0.0      202.7               0.0
December 1994............              146.0               2.8        104.0              2.1      201.9             (0.8)
March 1995...............              147.5               3.4        101.9            (0.5)      201.8             (1.4)
June 1995................              149.8               3.5        103.0              0.5      199.3             (1.8)
September 1995...........              150.6               3.8        102.4            (0.8)      197.8             (2.4)
December 1995............              150.7               3.2        101.6            (2.3)      199.2             (1.3)
March 1996...............              151.5               2.7        102.5              0.6      202.1               0.1
June 1996................              153.0               2.1        105.8              2.7      206.7               3.6
September 1996...........              153.8               2.1        107.7              5.0      208.8               5.4
December 1996............              154.4               2.4        110.1              8.0      213.9               7.1
March 1997...............              155.4               2.5        111.3              8.3      216.7               7.0
June 1997................              157.5               2.9        116.5              9.6      220.2               6.3
September 1997...........              159.3               3.5        121.2             11.8      222.6               6.4
December 1997............              160.0               3.6        123.3             11.4      225.4               5.2
March 1998...............              160.8               3.4        125.5             12.0      228.4               5.3
September 1998...........              164.4               3.2        132.4              8.8      234.8               5.3
June 1998................              163.4               3.7        130.1             11.0      232.1               5.3
December 1998............              164.4               2.7        132.3              7.0      237.2               5.1
March 1999...............              164.1               2.0        134.6              7.0      238.6               4.4
June 1999................              165.6               1.3        139.7              7.1      245.5               5.6
September 1999...........              166.2               1.1        144.4              8.6      255.5               8.4
December 1999............              167.3               1.7        148.9             11.8      264.1              10.7
March 2000...............              168.4               2.6        155.0             14.1      273.1              13.5
June 2000................              171.1               3.3        162.0             14.8      272.8              10.5
September 2000...........              171.7               3.3        161.5             11.2      275.9               7.7
December 2000............              172.2               2.9        162.8              8.9      278.6               5.3
March 2001...............              172.2               2.2        167.5              7.8      281.7               3.1
June 2001................              174.4               1.9        174.8              7.6      293.2               7.2
September 2001...........              174.6               1.7        181.6             11.7      302.4               9.2
December 2001............              173.4               0.7        184.6             12.6      312.1              11.4
March 2002...............              174.5               1.3        190.2             12.7      329.1              15.6
June 2002................              176.2               1.0        206.5             16.7      343.8              15.9

                                                                         Nationwide House              Halifax House
                                         Retail Price Index                 Price Index                 Price Index
                                       -----------------------        ----------------------     -------------------------
                                                      % annual                      % annual                     % annual
Quarter                                Index         change(1)        Index        change(1)      Index         change(1)
-------                                -----         ---------        -----        ---------      -----         ---------

September 2002...........              177.6               1.7        221.1             19.7      365.8              19.0
December 2002............              178.5               2.9        231.3             22.6      394.0              23.4
March 2003...............              179.2               3.0        239.3             25.8      405.6              23.9
June 2003................              181.3               3.0        250.1             21.1      419.8              22.1
September 2003...........              181.8               2.9        258.9             17.1      435.3              18.9
December 2003............              182.9               2.6        267.1             15.5      452.2              15.3
March 2004...............              183.8               2.6        279.7             16.9      478.3              17.9
June 2004................              186.3               2.8        298.7             19.4      508.4              21.3
September 2004...........              187.4               3.1        308.8             19.3      522.0              20.1
December 2004............              189.2               3.4        306.8             14.8      524.4              15.2
March 2005...............              189.7               3.2        307.4              9.9      527.1               9.7
June 2005................              191.9               3.0        316.9              6.1      528.0               3.9
September 2005...........              192.6               2.8        317.2              2.7      537.5               3.0
December 2005............                [o]               [o]          [o]              [o]        [o]               [o]
March 2006...............                [o]               [o]          [o]              [o]        [o]               [o]
June 2006................                [o]               [o]          [o]              [o]        [o]               [o]

------------------
Source: Datastream, Nationwide Building Society and Halifax Plc, respectively. "NA" indicates that the relevant figure is not available.
1 The percentage annual change is calculated in accordance with the following formula:
      In (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index value of the previous year's corresponding quarter.

      All information contained in this prospectus in respect of the Nationwide House Price Index has been reproduced from information published by Nationwide Building Society. All information contained in this prospectus in respect of the Halifax House Price Index has been reproduced from information published by HBOS plc.

      The issuing entity has not participated in the preparation of that information nor made any enquiry with respect to that information. Neither the issuing entity nor Nationwide Building Society nor HBOS plc makes any representation as to the accuracy of the information or has any liability whatsoever to you in connection with that information. Anyone relying on the information does so at their own risk.

                                  The servicer

The servicer

      Under the servicing agreement, Abbey has been appointed as the initial servicer of the loans. The day-to-day servicing of the loans is performed by the servicer through the servicer's retail branches, telephone and electronic banking centres and operations centres which are subject to the arrangements described in "The servicing agreement - Actual delegation by the servicer to EDS Credit Services Limited". The servicer's registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

      This section describes the servicer's procedures in relation to mortgage loans generally. A description of the servicer's obligations under the servicing agreement follows in the next section.

      Abbey is continually reviewing the way in which it conducts its mortgage loan servicing business in order to ensure that it remains up-to-date and cost effective in a competitive market, and the servicer may therefore change any of its servicing processes and arrangements from time to time. However, Abbey will retain exclusive control over the underwriting policies and lending criteria and will agree the servicing standards to be applied in the course of servicing mortgage loans. It will also seek to ensure that any changes to its servicing arrangements are made with the minimum level of business interruption.

Servicing of loans

      Servicing procedures include responding to customer enquiries, monitoring compliance with and servicing the loan features and facilities applicable to the loans and management of loans in arrears. See "The servicing agreement".

      Pursuant to the terms and conditions of the loans, borrowers must pay the monthly amount required under the terms and conditions of the loans on or before each monthly instalment due date. Interest accrues in accordance with the terms and conditions of each loan and is collected from borrowers monthly.

      In the case of variable rate loans, the servicer sets the mortgages trustee SVR and any variable margin applicable to any tracker loan on behalf of the mortgages trustee and the beneficiaries, except in the limited circumstances as set out in the servicing agreement. In the case of some loans that are not payable at the mortgages trustee SVR, for example loans at a fixed rate, the borrower will continue to pay interest at the relevant fixed rate until the relevant period ends in accordance with the borrower's offer conditions. After that period ends, and unless the seller issues an offer, which the borrower accepts, of another option with an incentive, interest will be payable at the mortgages trustee SVR. In addition, some other types of loans are payable or may change so as to become payable by reference to other rates not under the control of the servicer such as LIBOR or rates set by the Bank of England, which rates may also include a fixed or variable rate margin set by the servicer.

      The servicer will take all steps necessary under the mortgage terms to notify borrowers of any change in the interest rates applicable to the loans, whether due to a change in the mortgages trustee SVR or any variable margin or as a consequence of any provisions of those terms.

      Payments of interest and, in the case of repayment loans, principal, are payable in arrear monthly. The servicer is responsible for collecting all payments made by the relevant borrower either directly to the mortgages trustee GIC account held in the name of the mortgages trustee or to the relevant alternative account or cleared through the relevant Abbey account and credited to the mortgages trustee GIC account, as appropriate. All payments from borrowers are made by direct debits unless the servicer, as agent of the mortgages trustee, has specifically agreed to another form of payment with that borrower. The servicer initially credits the mortgages trustee GIC account and the alternative accounts with the full amount of the direct debit requests. However, a few days after the due date for payment the unpaid direct debits begin to be returned, at which time the servicer is permitted to reclaim from the mortgages trustee GIC account or the relevant alternative account, as appropriate, the corresponding amounts previously credited. In these circumstances the usual arrears procedures described in " - Arrears and default procedures" will be taken.

      All amounts which are credited and paid to an alternative account are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account. Any amounts which are due to be paid to the mortgages trustee GIC account but which are credited in error to an account of the seller will initially be held on trust by the seller for the mortgages trustee. The seller will then transfer those amounts to the mortgages trustee GIC account as soon as reasonably practicable.

      A borrower of a reward loan may request that a reward cashback is paid in cash and/or is applied by the seller in partial repayment of the related reward loan. If a borrower of a reward loan that forms part of the trust property requests that a reward cashback (or a proportion of it) should be so applied against the relevant reward loan, the seller will transfer an amount equal to the relevant reward cashback (or the relevant proportion thereof) to the mortgages trustee GIC account as soon as reasonably practicable after it falls due for payment and, pending such transfer, will hold such amount on trust for the mortgages trustee. Any such reward cashback shall be applied first against any overdue amounts on the relevant mortgage account and then against the principal amount of the relevant reward loan.

Arrears and default procedures

      The servicer regularly gives to the mortgages trustee and the beneficiaries written details of loans that are in arrears. A loan is identified as being "in arrears" when the aggregate of all amounts overdue is at least equal to the monthly payment then due. In general, the servicer attempts to collect all payments due under or in connection with the loans, having regard to the circumstances of the borrower in each case.

      The arrears are reported between 1 and 14 days after the amount has been identified unless the arrears have been reduced in the meantime to an amount less than the monthly payment then due. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The servicer then continues to contact the borrower asking for payment of the arrears.

      Where considered appropriate, the servicer may enter into arrangements with the borrower regarding the arrears, including:

      o arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

      o arrangements to pay only a portion of each monthly payment as it falls due; and

      o a deferment for a period of time of all payments, including interest and principal or parts of any of them.

      Any arrangements may be varied from time to time at the discretion of the servicer, the primary aim being to rehabilitate the borrower and recover the situation.

      Legal proceedings do not usually commence until the arrears become equivalent to at least three times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the servicer may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The servicer may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may apply to the court to adjourn a court hearing. If a court order is made for payment and the borrower subsequently defaults in making the payment, then the servicer may take action as it considers appropriate, including entering into an arrangement with the borrower. If the servicer applies to the court for an order for possession, the court has discretion as to whether it will grant the order.

      The servicer has discretion to deviate from these procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

      After possession, the servicer may take action as it considers appropriate, including to:

      o secure, maintain or protect the property and put it into a suitable condition for sale;

      o create (other than in Scotland) any estate or interest on the property, including a leasehold;

      o dispose of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and

      o     let the property for any period of time.

      The servicer has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.

      It should also be noted that the servicer's ability to exercise its power of sale in respect of the property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the control of the servicer, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the decision of the servicer to exercise its power of sale and final completion of the sale.

      The net proceeds of sale of the property are applied against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. At this point the account is closed. However, the borrower is still liable for any deficit left over after the property is sold. The servicer attempts to recover as much of this deficit as possible from the borrower.

      These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practices or legislative and regulatory changes.

Arrears experience

      The following table summarises loans in arrears and repossession experience for loans serviced by Abbey, including the loans that are contained in the trust property. The table includes mortgage assets which were not originated by Abbey, but which were acquired by Abbey after their origination. These mortgages are administered in accordance with Abbey's policies, but do not form any part of the assets sold, or to be sold, to the mortgages trustee. For arrears and repossession experience specific to the portfolio during the period [o] to [o], see Annex A.

                                                     31st Dec      31st Dec     31st Dec     31st Dec     31st Dec     31st Mar
                                                       2001          2002         2003         2004         2005         2006
                                                     --------      --------     --------     --------     --------     --------
Outstanding balance ((pound) millions) ............

Number of loans outstanding (thousands) ...........

Outstanding balance of loans in arrears ...........
((pound) millions)

30-59 days in arrears .............................

60-89 days in arrears .............................

90-179 days in arrears ............................

180-365 days in arrears ...........................

366 or more days in arrears .......................
                                                     --------      --------     --------     --------     --------     --------

Total outstanding balance of loans in arrears .....
                                                     ========      ========     ========     ========     ========     ========

Total outstanding balance of loans in arrears
as % of the outstanding balance ..................
                                                     ========      ========     ========     ========     ========     ========

Outstanding balance of loans relating to
properties in possession .........................
                                                     ========      ========     ========     ========     ========     ========

Outstanding balance of loans relating to
properties sold during the year (2) ..............
                                                     ========      ========     ========     ========     ========     ========

Net loss on sales of all repossessed
properties (3) ...................................
                                                     ========      ========     ========     ========     ========     ========
Ratio of aggregate net losses to average
aggregate outstanding balance of loans (4) .......
                                                     ========      ========     ========     ========     ========     ========

Average net loss on all properties sold ..........
                                                     ========      ========     ========     ========     ========     ========

                                                     31st Dec      31st Dec     31st Dec     31st Dec     31st Dec     31st Mar
                                                       2001          2002         2003         2004         2005         2006
                                                     --------      --------     --------     --------     --------     --------
Number of loans outstanding in arrears (thousands)

30-59 days in arrears ............................

60-89 days in arrears ............................

90-179 days in arrears ...........................

180-365 days in arrears ..........................

366 or more days in arrears ......................
                                                     --------      --------     --------     --------     --------     --------

Total number of loans outstanding in arrears .....
                                                     ========      ========     ========     ========     ========     ========
Total number of loans outstanding in arrears
as % of the number of loans outstanding ..........
                                                     ========      ========     ========     ========     ========     ========

Number of properties in possession ...............

Number of properties sold during the year ........

-------------------------------------------------

      (1) This table includes loans from Northern Ireland as well as England, Wales and Scotland. The seller's arrears experience for the loans from Northern Ireland does not differ materially from for loans from England, Wales and Scotland.

      (2) Properties sold may related to properties taken into possession in prior periods.

      (3) Net loss is net of recoveries in the current period on properties sold in prior periods.

      (4)   Average of opening and closing balances for the period.

      Repossessions expresses the number of properties taken into possession during the applicable period, as a percentage of the number of loans outstanding at the end of the period. As at 31st March, 2006 over [o] per cent. of the loans reflected in the table were originated by Abbey and there is no material difference in the arrears experience of loans originated by Abbey and loans reflected in the table. Although a due diligence review was carried out by, or on behalf of, Abbey in relation to the loans that were not originated by Abbey, Abbey did not re-underwrite those loans.

      There can be no assurance that the arrears and repossession experience with respect to the loans comprising the trust property will correspond to the experience of Abbey's overall loan portfolio as set forth in the foregoing table. The statistics in the preceding table represent only the arrears and repossession experience for the periods presented, whereas the arrears and repossession experience on the loans in the trust property depends on results obtained over the life of the loans in the trust property. The foregoing statistics include loans with a variety of payment and other characteristics that may not correspond to those of the loans in the trust property. Moreover, if the property market experiences an overall decline in property values so that the value of the properties in the trust property falls below the principal balances of the loans comprising the overall pool, the actual rates of arrears and repossessions could be significantly higher than those previously experienced by Abbey. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears, repossessions and losses with respect to the loans in the trust property. Noteholders should observe that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding table. If interest rates were to rise, it is likely that the rate of arrears and repossessions likewise would rise.

      Abbey's level of mortgage arrears has, until 2006, been on a downward trend since the recession in the UK in the early nineties. Between June 1996 and June 1998, interest rate increases, with the reduction of benefits offered by the mortgage interest relief at source, levelled off this trend. However, the centralisation of operational responsibility for arrears, a healthy economic climate and interest rate reductions saw the number of cases three or more months in arrears fall by 21 per cent. during 2000, by 14 per cent. during 2001, by 30 per cent. during 2002, by 39 per cent. during 2003, by 3 per cent. during 2004 and by [o] per cent. during 2005. However, during the first quarter of 2006, Abbey's level or mortgage arrears increased by [o] per cent.

      In the late 1980s house prices in the UK rose substantially faster than inflation as housing turnover increased to record levels. This was a time when the economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing and house prices rose rapidly, with annual house price inflation reaching 33 per cent. in the fourth quarter of 1988. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was tightened subsequently (in terms of both "locking in" sterling to the European Exchange Rate Mechanism and higher interest rates to combat rising inflation), the pace of economic activity first slowed and then turned into recession. Rising unemployment in the UK (from 1.6 million in mid 1990 to just under 3 million in early 1993) combined with base rates that rose to 15 per cent. led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property).

      Rising house prices since the mid 1990s have indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. In the past few years, annual house price inflation has been strong but moderated during 2005. In the current economic environment, it is expected that arrears levels following recent increases are likely to remain relatively low in the short term.

      Abbey regularly reviews its lending policies in the light of prevailing market conditions and reviews its actions so as to mitigate possible problems. The performance of Abbey's new mortgage business and the arrears profiles are monitored monthly against various triggers. Whenever a trigger is exceeded, the reason is reviewed and acted upon. Over the last few years arrears management has been centralised and the main collection platform has helped achieve the favourable arrears trend. Collections scoring has been introduced to further increase the targeting of customers in arrears, in order to optimise collections performance.


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                             The servicing agreement

      The following section contains a summary of the material terms of the servicing agreement. The summary does not purport to be complete and is subject to the provisions of the servicing agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Introduction

      On 26th July, 2000, Abbey was appointed by the mortgages trustee, Funding and the seller under the servicing agreement to be their agent to service the loans and their related security and the security trustee consented to the appointment. Abbey has undertaken that in its role as servicer it will comply with any proper directions and instructions that the mortgages trustee, Funding, the seller or the security trustee may from time to time give to Abbey in accordance with the provisions of the servicing agreement. The servicer is required to administer the loans in the following manner:

      o     in accordance with the servicing agreement; and

      o as if the loans and mortgages had not been assigned to the mortgages trustee but remained with the seller, and in accordance with the seller's procedures and administration and enforcement policies as they apply to those loans from time to time.

      The servicer's actions in servicing the loans in accordance with its procedures are binding on the mortgages trustee. The servicer may, in some circumstances, delegate or sub-contract some or all of its responsibilities and obligations under the servicing agreement. However, the servicer remains liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor. The servicer has delegated some of its responsibilities and obligations under the servicing agreement as described in "-Actual delegation by the servicer to EDS Credit Services Limited".

Powers

      Subject to the guidelines for servicing set forth in the preceding section, the servicer has the power, among other things:

      o to exercise the rights, powers and discretions of the mortgages trustee, the seller and Funding in relation to the loans and their related security and to perform their duties in relation to the loans and their related security; and

      o to do or cause to be done any and all other things which it reasonably considers necessary or convenient or incidental to the administration of the loans and their related security or the exercise of such rights, powers and discretions.

Undertakings by the servicer

      The servicer has undertaken, among other things, the following:

      (A) To maintain approvals, authorisations, consents, and licences required for itself in order to properly service the loans and their related security and to perform or comply with its obligations under the servicing agreement.

      (B) To determine and set the mortgages trustee SVR and any variable margin applicable to any tracker loan in relation to the loans (including the relevant tracker loans) comprising the trust property except in the limited circumstances described in this paragraph (B) when the mortgages trustee will be entitled to do so. It will not at any time, without the prior consent of the mortgages trustee, Funding and the security trustee, set or maintain:

            (i) the mortgages trustee SVR at a rate which is higher than (although it may be lower than) the then prevailing Abbey SVR which applies to loans beneficially owned by the seller outside the mortgages trust;

            (ii) a margin in respect of any tracker loan which, where the offer conditions for that loan provide that the margin shall be the same as the margin applicable to all other loans having the same offer conditions in relation to interest rate setting, is higher than the margin then applying to those loans beneficially owned by the seller outside the mortgages trust; and

            (iii) a margin in respect of any other tracker loan which is higher than the margin which would then be set in accordance with the seller's policy from time to time in relation to that loan.


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      In particular, the servicer will determine on each interest payment date, having regard to:

      (a) the income which Funding would expect to receive during the next succeeding interest period;

      (b) the mortgages trustee SVR, any variable margins applicable in relation to any tracker loans and the variable mortgage rates in respect of the loans which the servicer proposes to set under the servicing agreement; and

      (c) the other resources available to Funding including the Funding swap agreement and the reserve funds,

      whether Funding would receive an amount of income during that loan interest period which is less than the amount which is the aggregate of
      (1) the amount of interest which will be payable in respect of all term AAA advances on the interest payment date falling at the end of that loan interest period and (2) the other senior expenses of Funding ranking in priority to interest due on all those term AAA advances. If the servicer determines that there will be a shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding and the security trustee, within one London business day, of the amount of the shortfall and the SVR and any variable margins applicable in relation to any tracker loans which would, in the servicer's opinion, need to be set in order for no shortfall to arise, having regard to the date(s) on which the change to the SVR and any variable margins would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of borrowers with SVR loans and borrowers with tracker loans. If the mortgages trustee, Funding and the security trustee notify the servicer that, having regard to the obligations of Funding, the SVR and/or any variable margins should be increased, the servicer will take all steps which are necessary to increase the SVR and/or any variable margins including publishing any notice which is required in accordance with the mortgage terms.

      The mortgages trustee and/or Funding and the security trustee may terminate the authority of the servicer to determine and set the mortgages trustee SVR and any variable margins on the occurrence of a "servicer termination event" as defined under "- Removal or resignation of the servicer", in which case the mortgages trustee will set the mortgages trustee SVR and any variable margins itself in accordance with this paragraph (B) and Abbey will have the right to make representations to the mortgages trustee with respect to changes to the variable margin.

      (C) To the extent so required by the relevant mortgage terms and applicable law, to notify borrowers of any change in interest rates, whether due to a change in the mortgages trustee SVR, the margin applicable to any tracker loan or as a consequence of any provisions of the mortgage conditions or the offer conditions. It will also notify the mortgages trustee, the security trustee and the beneficiaries of any change in the mortgages trustee SVR.

      (D) To execute all documents on behalf of the mortgages trustee, the seller and Funding which are necessary or desirable for the efficient provision of services under the servicing agreement.

      (E) To keep records and accounts on behalf of the mortgages trustee in relation to the loans.

      (F) To keep the customer files and (if applicable) title deeds in safe custody and maintain records necessary to enforce each mortgage. It will ensure that (if applicable) each title deed is capable of identification and retrieval and that each title deed is distinguishable from information held by the servicer for other persons. If the servicer's short-term, unsecured, unsubordinated and unguaranteed debt is rated less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, it will use reasonable endeavours to ensure the customer files and (if applicable) title deeds are located separately from customer files and any title deeds which relate to loans held outside the trust property.

      (G) To provide the mortgages trustee, Funding and the security trustee with access to records relating to the administration of the loans and mortgages and (if applicable) the title deeds.

      (H) To make available to beneficial owners of the Financing notes, who have provided the beneficial ownership certification as described in the servicing agreement, on a monthly basis a report containing information about the loans in the mortgages trust.

      (I) To assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears.

      (J) To take all reasonable steps, in accordance with the usual procedures undertaken by a reasonable, prudent mortgage lender, to recover all sums due to the mortgages trustee, including instituting proceedings and enforcing any relevant loan or mortgage.


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      (K)   To enforce any loan which is in default in accordance with its enforcement procedures or, to the extent that the enforcement procedures are not applicable having regard to the nature of the default in question, with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the mortgages trustee.

      (L) To not knowingly fail to comply with any legal requirements in the performance of its obligations under the servicing agreement.

      (M) To ensure that at all times the loans (including the flexible loans) comply with the terms of the CCA (to the extent that such loans are regulated by that Act or treated as such).

      (N) To the extent required by the SEC, deliver yearly to Funding an officer's certificate regarding its compliance with its obligations under the servicing agreement and the applicable minimum servicing standards throughout such year.

      The requirement for any action to be taken according to the standards of a "reasonable, prudent mortgage lender" is as defined in the glossary and shall be satisfied by the servicer taking the relevant action in accordance with the seller's policy from time to time.

Compensation of the servicer

      The servicer receives a fee for servicing the loans. The mortgages trustee pays to the servicer a servicing fee of 0.12 per cent. per annum on the aggregate outstanding amount of the Funding share of the trust property as of the preceding interest payment date. The fee is payable in arrear on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the final repayment date of the previous intercompany loans, the Financing intercompany loan and all new intercompany loans or on their earlier repayment in full by Funding.

Removal or resignation of the servicer

      The mortgages trustee and/or Funding and the security trustee may, upon written notice to the servicer, terminate the servicer's rights and obligations immediately if any of the following events (each a "servicer termination event") occurs:

      o the servicer defaults in the payment of any amount due and fails to remedy that default for a period of three London business days after becoming aware of the default;

      o the servicer fails to comply with any of its other material obligations under the servicing agreement which in the opinion of the security trustee is materially prejudicial to noteholders of the previous issuing entities, the issuing entity or any new issuing entities, respectively and does not remedy that failure within 20 days after becoming aware of the failure;

      o an insolvency event (as defined in the glossary) occurs in relation to the servicer; or

      o neither the servicer nor a wholly owned subsidiary of the servicer is servicing the loans pursuant to the servicing agreement.

      Subject to the fulfilment of a number of conditions, the servicer may voluntarily resign by giving not less than 12 months' notice to the mortgages trustee and the beneficiaries, provided that a substitute servicer has been appointed. The substitute servicer is required to have a management team which has experience of administering mortgages in the United Kingdom and to enter into a servicing agreement with the mortgages trustee, Funding and the security trustee substantially on the same terms as the relevant provisions of the servicing agreement. It is a further condition precedent to the resignation of the servicer that the current ratings of the Financing notes are not adversely affected as a result of the resignation, unless the relevant classes of noteholders otherwise agree by an extraordinary resolution.

      If the appointment of the servicer is terminated, the servicer must deliver the customer files relating to the loans and (if applicable) title deeds to, or at the direction of, the mortgages trustee. The servicing agreement will terminate when Funding no longer has an interest in the trust property.

      No provision has been made in the servicing agreement or otherwise for any costs and expenses associated with the transfer of servicing to a substitute servicer, and such costs and expenses will be borne by the seller and Funding as beneficiaries of the mortgages trust. The servicing fee payable to a substitute servicer will be agreed with that substitute servicer prior to its appointment.


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Right of delegation by the servicer

      The servicer may sub-contract or delegate the performance of its duties under the servicing agreement, provided that it meets particular conditions, including that:

      o Funding and the security trustee consent to the proposed sub-contracting or delegation; and

      o Funding and the security trustee have no liability for any costs, charges or expenses in relation to the proposed sub-contracting or delegation.

      The consent of Funding and the security trustee referred to here will not be required in respect of any delegation to a wholly owned subsidiary of Abbey from time to time or to persons such as receivers, lawyers or other relevant professionals.

      If the servicer sub-contracts or delegates the performance of its duties, it will nevertheless remain responsible for the performance of those duties to Funding, the mortgages trustee and the security trustee and, in particular, will remain liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor.

Actual delegation by the servicer to EDS Credit Services Limited

      On 2nd May, 2001 a joint venture arrangement involving two companies, Abbey National Credit and Payment Services Limited ("ANCAPS") and EDS Credit Services Limited ("ECSL"), was set up as part of a structure whereby mortgage administration and processing services were provided to the servicer through the joint venture arrangement where these services had previously been undertaken by the servicer itself. The consent of the mortgages trustee and Funding was obtained to the delegation to the joint venture of such services.

      Following Abbey's acquisition by Banco Santander in November 2004, the joint venture arrangement with ECSL required realignment to take into account Banco Santander's strategy, leading to a renegotiation of the arrangement with ECSL. On 3rd August, 2005, the joint venture structure was dismantled and ANCAPS became a wholly owned subsidiary of the servicer. The original arrangement was formally terminated and the servicer entered into a business processing outsourcing agreement whereby the arrangement was redefined along the model of a more traditional outsourcing arrangement.

      Neither the original joint venture arrangement nor the restructured arrangement affect the underwriting procedure described in "The loans - Characteristics of the loans - Underwriting"; nor do the delegated services include managing of arrears or enforcement and handling of relevant insurance claims, both of which remain with the servicer.

      The servicer will at all times remain primarily liable for the performance of the servicing obligations under the servicing agreement and it is not expected that the delegation of administration and processing services to ECSL will materially and adversely impact on the provision of the loan administration services under the servicing agreement.

      The consent of the security trustee was obtained to the entering into of the new arrangement and Electronic Data Systems Corporation has given Abbey an unconditional and irrevocable guarantee of ECSL's performance of its obligations under the business processing outsourcing agreement.

Servicer compliance

      The servicer will be required pursuant to the servicing agreement to deliver to Funding and the mortgages trustee, on or before 31st March of each year, an officer's certificate stating that:

      o a review of the activities of the servicer and of its performance under the servicing agreement during the preceding year has been made under the supervision of that officer, and

      o to the best of that officer's knowledge, based on the review, the servicer has fulfilled all its obligations under the servicing agreement, or, if there has been a failure in the fulfilment of any obligation, specifying such failure known to that officer and the nature and status thereof.

      Any other servicer that meets the criteria in Item 1108(a)(2) of Regulation AB under the Securities Act will be similarly required to deliver such an officer's certificate.

      The officer's certificate will be accompanied by a report on assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB under the Securities Act, which include specific criteria relating to general servicing considerations, cash collection and administration, investor remittances, and reporting and mortgage administration. Such report will indicate that such servicing criteria were used to test compliance and will set out any material instances of non-compliance.


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      The servicer will also deliver with its report on assessment of compliance an attestation report from a firm of independent public accountants, prepared in accordance with the attestation engagement standards of the Public Company Accounting Oversight Board, on the assessment of compliance with such servicing criteria. This attestation report will contain the accounting firm's opinion as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express such an opinion.

      These annual reports of assessment on compliance, attestation reports and statements of compliance will be filed with Funding's annual reports on Form 10-K.

Liability of the servicer

      The servicer will indemnify the mortgages trustee and the beneficiaries against all losses, liabilities, claims, expenses or damages incurred as a result of negligence or wilful default by the servicer in carrying out its functions or as a result of a breach of the terms of the servicing agreement. If the servicer does breach the terms of the servicing agreement and thereby causes loss to the beneficiaries, then the seller share of the trust property will be reduced by an amount equal to the loss.

Governing law

      The servicing agreement is governed by English law.



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               Assignment of the loans and their related security

      The following section contains a summary of the material terms of the mortgage sale agreement. The summary does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Introduction

      Loans and their related security have been, and will continue to be, assigned to the mortgages trustee pursuant to the terms of a mortgage sale agreement which was originally entered into on 26th July, 2000 between the seller, the mortgages trustee, the security trustee and Funding, amended on 29th November, 2000 and amended and restated on 23rd May, 2001, 5th July, 2001, 8th November, 2001, 7th November, 2002, 26th March, 2003, 1st April, 2004, 8th December, 2005 and on the closing date. The mortgage sale agreement has six primary functions:

      o     it provides for the sale of loans;

      o it sets out the circumstances under which new loans can be added to the mortgages trust;

      o it provides for the equitable and (in certain circumstances) legal assignment of the loans to the mortgages trustee;

      o     it sets out the representations and warranties given by the seller;

      o it provides for the repurchase of mortgage accounts and related security which have loans (1) which are subject to a product switch or (2) in respect of which a further advance is made or (3) which cause the seller to be in breach of any of its warranties in respect of the loans; and

      o it provides for drawings in respect of flexible loans contained in the trust property.

Assignment of the current portfolio of loans and their related security to the mortgages trustee

      Under the mortgage sale agreement, on 26th July, 2000 the seller transferred by way of equitable assignment to the mortgages trustee its interest in a portfolio of loans, together with all of the related security to those loans. Further assignments of loans took place on subsequent distribution dates. In addition, the seller will assign a portfolio of new loans and their related security to the mortgages trustee on or before the closing date. Full legal assignment of the loans will be deferred until a later date, as described under "- Legal assignment of the loans to the mortgages trustee". On the closing date, the consideration paid to the seller will have consisted of:

      o the sum of (pound)2,256,000,000 paid by Funding on 26th July, 2000 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 1) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

      o the sum of (pound)2,404,516,000 paid by Funding on 29th November, 2000 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 2) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

      o the sum of (pound)2,167,000,000 paid by Funding on 23rd May, 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 3) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

      o the sum of (pound)2,667,000,000 paid by Funding on 5th July, 2001 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 4) PLC and a covenant by Funding to pay, at a later date, the deferred consideration;

      o the sum of (pound)2,479,000,000 paid by Funding on 8th November, 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 5) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

      o the sum of (pound)3,999,221,000 paid by Funding on 7th November, 2002 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 6) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;


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


      o the sum of (pound)2,403,500,000 paid by Funding on 26th March, 2003 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 7)
            PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

      o the sum of (pound)3,983,790,310 paid by Funding on 1st April, 2004 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 8)
            PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

      o the sum of (pound)3,796,807,000 paid by Funding on 8th December, 2005 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 9) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

      o the sum of (pound)[o] paid by Funding on the closing date pursuant to the terms of the mortgages trust deed (from the proceeds of the Financing intercompany loan) and a covenant by Funding to pay, at a later date, the deferred consideration; and

      o the promise by the mortgages trustee to hold the trust property on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.

      The deferred consideration is paid in accordance with the priority of payments set out in "Cashflows - Distribution of Funding available revenue receipts" and "Cashflows - Distribution of Funding available principal receipts prior to enforcement of the Funding security or the occurrence of a trigger event or enforcement of the Financing security". Funding and the seller (as beneficiaries of the mortgages trust) are not entitled to retain any early repayment fees received by the mortgages trustee, which, upon receipt and identification by the servicer, the mortgages trustee returns to the seller.

Assignment of new loans and their related security to the mortgages trustee

      The mortgage sale agreement provides that the seller may assign new loans and their related security to the mortgages trustee, which may have the effect of increasing or maintaining the overall size of the trust property. New loans and their related security can only be assigned if certain conditions, as described in this section, are met. The mortgages trustee will hold the new loans and their related security on trust for the seller and Funding pursuant to the terms of the mortgages trust deed.

      The consideration for the assignment of the new loans and their related security (in all cases at their face value) to the mortgages trustee will consist of:

      o a payment by Funding to the seller of the proceeds of any new term advance borrowed from a new issuing entity pursuant to a new intercompany loan agreement and deferred consideration; and/or

      o the promise of the mortgages trustee to hold the trust property (including the new loans and their related security) on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.

      The assignment of new loans and their related security to the mortgages trustee will in all cases be subject to the following conditions being satisfied on the relevant date of assignment ("assignment date"):

      (A) each new loan complies with the loan warranties set out in the mortgage sale agreement at the assignment date of that new loan to the mortgages trustee;

      (B) the seller's lending criteria applicable at the time of origination of the relevant new loan have been applied to the new loan and to the circumstances of the borrower at the time the new loan was made;

      (C) the total amount of arrears in respect of all the loans in the mortgages trust, as a percentage of the total amount of gross interest due to the mortgages trustee during the previous 12 months on all loans outstanding during all or part of that period, does not exceed 2 per cent. "Arrears" for this purpose in respect of a loan on any date means the aggregate amount overdue on the loan on that date but only where the aggregate amount overdue equals or exceeds an amount equal to twice the monthly payments then due on the loan;

      (D) as at the relevant assignment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 4 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust;



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      (E)   no new loan has on the relevant assignment date an aggregate amount in arrears which is more than the amount of the monthly payment then due, and each new loan was made at least three calendar months prior to the relevant assignment date;

      (F) each new loan is secured by a mortgage constituting a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property (except in the case of some flexible loans in respect of which the mortgage constitutes valid and subsisting first and second charges by way of legal mortgage or (in Scotland) standard security over the relevant property), subject only (in appropriate cases) to registration at the Land Registry or the Registers of Scotland;

      (G) no outstanding principal balance on any new loan is, at the relevant assignment date, greater than (pound)350,000;

      (H)   for so long as amounts are owed by Funding to Holmes Financing (No.
            1) PLC under the previous intercompany loan agreement made by Holmes Financing (No. 1) PLC, no new loan has a final maturity date beyond July 2038;

      (I) each borrower has made at least one full monthly payment in respect of the relevant new loan;

      (J) no event of default under the transaction documents shall have occurred which is continuing as at the relevant assignment date;

      (K) the principal deficiency ledger does not have a debit balance at the relevant assignment date (for a description of the principal deficiency ledger, see "Credit structure - Principal deficiency ledger");

      (L) the mortgages trustee is not aware that the purchase of the portfolio of new loans on the assignment date would adversely affect the then current ratings by Moody's, Standard & Poor's or Fitch of the current notes or any of them;

      (M) unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the assignment of new loans to the mortgages trustee;

      (N) except where Funding is paying amounts to the seller with respect to any new loans to be assigned to the mortgages trustee, at least 85 per cent. of the number of loans and their related security that are in the portfolio at the expiry of any one interest period must have been in the portfolio at the beginning of that interest period;

      (O) the assignment of new loans on the relevant assignment date does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans constituting the mortgages trust after such purchase calculated on such assignment date in the same way as for the loans constituting the mortgages trust as at the initial closing date (or as agreed by the servicer and the rating agencies from time to time) exceeding the product of the WAFF and WALS for the loans constituting the mortgages trust calculated on the most recent previous closing date, plus 0.25 per cent.;

      (P) the yield on the loans in the mortgages trust together with the new loans to be assigned to the mortgages trustee on the relevant assignment date is not less than LIBOR for three-month sterling deposits plus 0.50 per cent., taking into account the average yield on the loans which are variable rate loans, tracker loans and fixed rate loans and the margins on the Funding swap and amounts standing to the credit of the second reserve fund (calculated as a percentage of the outstanding balance of the portfolio in the mortgages trust), in each case as at the relevant assignment date;

      (Q) the assignment of new loans on the relevant assignment date does not result in the loan-to-value ratio of the loans and the new loans, after application of the LTV test on the relevant assignment date, exceeding the loan-to-value ratio (based on the LTV test), as determined in relation to the loans constituting the trust property on the most recent previous closing date, plus 0.25 per cent.;

      (R) the assignment of new loans on the relevant assignment date does not result in the loans (other than fixed-rate loans) with a discount of more than 0.8 per cent. to the stabilised rate as at the relevant assignment date that have more than two years remaining on their incentive period in aggregate accounting for more than 20 per cent. of the aggregate outstanding principal balance of loans constituting the trust property;

      (S) no assignment of new loans may occur after any interest payment date on which the issuing entity, any new issuing entity or any previous issuing entity does not exercise its option to redeem the notes (other than pursuant to condition 5(E) of the notes (Optional redemption for tax and other reasons), that is with reference to the issuing entity's ability to redeem the notes on specified dates, but not to the post-enforcement call option), any new notes or any previous notes issued by the issuing entity, such new issuing entity or such previous issuing entity (as the case may be) on the relevant date pursuant to the terms and conditions of the notes, those new notes or those previous notes; and



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      (T)   the first reserve fund has not been debited on or prior to the relevant assignment date for the purposes of curing a principal deficiency in respect of the current term BBB advances and/or current term A advances and/or the current term AA advances and where the first reserve fund has not been replenished by a corresponding amount by the relevant assignment date.

      In the mortgage sale agreement, the seller promises to use all reasonable efforts to offer to assign to the mortgages trustee, and the mortgages trustee promises to use all reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in [o] (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust is not less than (pound)25 billion (or another amount notified by Funding to the seller), as well as to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in [o] (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of the loans in the mortgages trust is not less than (pound)2.5 billion (or another amount notified by Funding to the seller). However, the seller is not obliged on any distribution date to assign to the mortgages trustee, and the mortgages trustee is not obliged to acquire, new loans and their related security if, in the opinion of the seller, that assignment would adversely affect the business of the seller. If Funding enters into a new intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate outstanding principal balance of loans in the mortgages trust at a specified level prior to a trigger event may be extended.

      The seller selects the new loans in the expected portfolio, and any loans to be substituted into the expected portfolio, using an internally developed system containing defined data on each of the qualifying loans in the seller's overall portfolio of loans available for selection. This system allows the setting of exclusion criteria, among others, corresponding to relevant representations and warranties that the seller makes in the mortgage sale agreement in relation to the loans. Once the criteria have been determined, the system identifies all loans owned by the seller that are consistent with the criteria. From this subset, loans are selected at random until the target balance for new loans has been reached, or the subset has been exhausted. After a pool of new loans is selected in this way, the constituent loans are monitored so that they continue to comply with the relevant criteria on the date of transfer.

Legal assignment of the loans to the mortgages trustee

      The English loans in the current portfolio were assigned, and any new English loans will be assigned, to the mortgages trustee by way of equitable assignment. The transfer of the beneficial interest in the Scottish loans in the current portfolio to the mortgages trustee has been given effect by declarations of trust by the seller, and the transfer of the beneficial interest in any new Scottish loans will be given effect by further declarations of trust (and in relation to Scottish loans, references in this prospectus to the "assignment" of loans are in the context of an equitable assignment to read as references to the making of such declarations of trust). In each case this means that legal title to the loans and their related security remains with the seller until notice of the assignment or, in Scotland, until assignations are executed and delivered and notice of such assignation is given by the seller to the borrowers. Legal assignment or assignation of the loans and their related security (including, where appropriate, their registration) to the mortgages trustee will remain deferred, save in the limited circumstances described in this section. See "Risk factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgages, which may adversely affect payments on the Financing notes" and "Risk factors - Set-off risks in relation to flexible loans, delayed cashbacks and reward cashbacks may adversely affect the funds available to the issuing entity to repay the Financing notes".

      Legal assignment or assignation of the loans and their related security to the mortgages trustee will be completed on the fifth London business day after the earliest of the following:

      (A) the service of an intercompany loan enforcement notice in relation to any intercompany loan or a note enforcement notice in relation to any notes of the previous issuing entities, the issuing entity or any new issuing entity;

      (B) the seller being required, by an order of a court of competent jurisdiction, or by a regulatory authority of which the seller is a member or any organisation whose members comprise, but are not necessarily limited to, mortgage lenders with whose instructions it is customary for the seller to comply, to perfect legal title to the mortgages;




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      (C)   it being rendered necessary by law to take any of those actions;

      (D) the security under the Funding deed of charge or any material part of that security being in jeopardy and the security trustee deciding to take that action to reduce materially that jeopardy;

      (E) unless otherwise agreed by the rating agencies and the security trustee, the termination of the seller's role as servicer under the servicing agreement;

      (F) the seller requesting that transfer by notice to the mortgages trustee, Funding and the security trustee;

      (G) the date on which the seller ceases to be assigned a long-term unsecured, unsubordinated debt obligation rating by Moody's of at least Baa3 or by Standard & Poor's of at least BBB- or by Fitch of at least BBB-; and

      (H) the latest of the last repayment dates of the Financing intercompany loan, the previous intercompany loans and any new intercompany loans.

      Pending completion of the transfer, the right of the mortgages trustee to exercise the powers of the legal owner of the mortgages has been secured by an irrevocable power of attorney granted by the seller in favour of the mortgages trustee, Funding and the security trustee.

      The customer files relating to the loans and (if applicable) the title deeds are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the loans and their related security. The seller has undertaken that all the title deeds and customer files relating to the loans which are at any time in its possession or under its control or held to its order be held to the order of the mortgages trustee.

Representations and warranties

      None of the mortgages trustee, Funding, the security trustee or the issuing entity has made or has caused to be made on its behalf any enquiries, searches or investigations in respect of the loans and their related security. Instead, each is relying entirely on the representations and warranties by the seller contained in the mortgage sale agreement. The parties to the mortgage sale agreement may, with the prior consent of the security trustee (which consent shall be given if the rating agencies confirm to it and to the issuing entity that the ratings of the notes as at that time will not be adversely affected as a result), amend the representations and warranties in the mortgage sale agreement. The material representations and warranties are as follows:

      o each loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated in pounds sterling or euro, as applicable, and is denominated in euro if the euro has been adopted as the lawful currency of the UK);

      o each loan in the current portfolio was made not earlier than 1st August, 1995 and not later than 31st December, 1999 (as regards those loans assigned to the mortgages trustee on 26th July, 2000) or three calendar months before the relevant assignment date (as regards those loans assigned to the mortgages trustee after 26th July, 2000);

      o no loan has an outstanding principal balance of more than (pound)350,000;

      o prior to the making of each advance under a loan, the lending criteria and all preconditions to the making of any loan were satisfied in all material respects subject only to exceptions as would be acceptable to a reasonable, prudent mortgage lender;

      o other than with respect to monthly payments, no borrower is or has, since the date of the relevant mortgage, been in material breach of any obligation owed in respect of the relevant loan or under the related security and accordingly no steps have been taken by the seller to enforce any related security;

      o the total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as that interest payment or principal repayment, on any loan is not on the assignment date more than the monthly payment payable in respect of that loan in respect of the month in which that assignment date falls and has at no date in the past been more than two times the then monthly payment payable in respect of that loan;

      o     all of the borrowers are individuals;

      o     each borrower has made at least one monthly payment;



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      o     the whole of the outstanding principal balance on each loan and any arrears of interest and all accrued interest is secured by a mortgage;

      o each mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property, except in the case of some flexible loans in respect of which a mortgage may constitute a valid and subsisting first and second charge by way of legal mortgage or (in Scotland) standard security over the relevant property, and subject only in certain appropriate cases to applications for registrations at the Land Registry or the Registers of Scotland;

      o     all of the properties are in England, Wales or Scotland;

      o not more than six months (or a longer period as may be acceptable to a reasonable, prudent mortgage lender) prior to the grant of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller received a valuation report on the relevant property (or another form of valuation concerning the relevant property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender;

      o the benefit of all valuation reports, any other valuation report referred to in this section (if any) and certificates of title can be validly assigned to the mortgages trustee without obtaining the consent of the relevant valuer, solicitor or licensed or qualified conveyancer;

      o prior to the taking of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller instructed its solicitor or licensed or qualified conveyancer
            (A) to carry out an investigation of title to the relevant property and to undertake other searches, investigations, enquiries and other actions on behalf of the seller as are set out in the General Instructions to Solicitors or the CML's Lenders' Handbook for England & Wales or Scotland contained in the standard documentation (or other comparable or successor instructions and/or guidelines as may for the time being be in place), subject only to those variations as would be acceptable to a reasonable, prudent mortgage lender or (B) in the case of a remortgage to carry out a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on the Land Registry's register) and confirming such other matters as are required by a reasonable, prudent mortgage lender;

      o insurance cover for each property is or will at all relevant times be available under either a policy arranged by the borrower or an Abbey policy or a seller-introduced insurance policy or a policy arranged by the relevant landlord or the properties in possession policy;

      o the seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold by the seller to the mortgages trustee under the mortgage sale agreement;

      o the seller has, since the making of each loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such loan;

      o there are no authorisations, approvals, licences or consents required as appropriate for the seller to enter into or to perform the obligations under the mortgage sale agreement or to make the mortgage sale agreement legal, valid, binding and enforceable; and

      o the seller is under no obligation to make further advances or to release retentions or to pay fees or other sums relating to any loan or its related security to any borrower (other than flexible loan drawings, delayed cashbacks and/or reward cashbacks).

Repurchase of loans under a mortgage account

      Under the mortgage sale agreement, if a loan does not materially comply on the assignment date with the representations and warranties made under the mortgage sale agreement:

      (A) the seller is required to remedy the breach within 20 days of the seller being given written notice of such breach by the mortgages trustee; or

      (B) if the breach is not remedied within the 20-day period then, at the direction of Funding and the security trustee, the mortgages trustee will require the seller to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to their outstanding principal balances, together with any arrears of interest and accrued interest and expenses to the date of repurchase.



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      The seller is also required to repurchase the loan or loans under any mortgage account and their related security if a court, tribunal or any ombudsman makes any determination in respect of any loan and its related security that:

      (A) any material term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

      (B) the treatment of any borrower in relation to the interest payable by that borrower under any loan is unfair; or

      (C) the interest payable under any loan is to be set by reference to the Abbey SVR (and not that of its successors or assigns or those deriving title from them) and at any time on or after the determination the Abbey SVR shall be below or shall fall below the SVR set by those successors or assigns or those deriving title from them; or

      (D) the variable margin under any tracker loan must be set by the seller (rather than by its successors or assigns or those deriving title from them); or

      (E) the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate; or

      (F) a borrower should be or should have been offered the opportunity to switch to an interest rate other than that required by the servicer or the mortgages trustee for that borrower as a result of the seller having more than one variable rate; or

      (G) there has been a breach of or non-observance or non-compliance with any obligation, undertaking, covenant or condition on the part of the seller relating to the interest payable by or available to a borrower under any loan.

      If the seller fails to pay the consideration due for the repurchase (or otherwise fails to complete the repurchase), then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration.

Drawings under flexible loans

      The seller is solely responsible for funding all future drawings in respect of flexible loans contained in the trust property. The amount of the seller's share of the trust property will increase by the amount of the drawing.

Product switches and further advances

      If a loan is subject to a product switch or an offer of a further advance, then the seller is required to repurchase the loan or loans under the relevant mortgage account and the related security from the mortgages trustee at a price equal to their aggregate outstanding principal balances together with any arrears of interest and accrued interest and expenses to the date of purchase.

      A loan will be subject to a "product switch" if the borrower and the seller agree or the servicer issues an offer of, and the borrower accepts, a variation in the financial terms and conditions applicable to the relevant borrower's loan other than:

      o any variation agreed with a borrower to control or manage arrears on that loan;

      o any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

      o     any variation imposed by statute;

      o any variation of the principal available and/or the rate of interest payable in respect of that loan where that rate is offered to the borrowers of loans which constitute more than 10 per cent. by outstanding principal amount of the loans comprising the trust property in any interest period; or

      o any variation in the frequency with which the interest payable in respect of the loan is charged.

      For these purposes only, a loan is subject to a "further advance" if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the seller has a discretion to make that further amount available to the relevant borrower and it grants that request. However, any drawings pursuant to a flexible loan shall not be a further advance for these purposes.


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Reasonable, prudent mortgage lender

      References in the documents to the seller and/or the servicer acting to the standard of a reasonable, prudent mortgage lender mean the seller and/or the servicer, as applicable, acting in accordance with the seller's policy from time to time.

Governing law

      The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish loans and their related security which are governed by Scots law).



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                               The mortgages trust

      The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General legal structure

      The mortgages trust is a trust formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries. The mortgages trust was formed for the financings of the previous issuing entities, for the financings described in this prospectus and for the financings of new issuing entities and Funding 2. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding and the seller.

      If new issuing entities are established or Funding 2 becomes a beneficiary of the mortgages trust (subject to the agreement of the seller and Funding) or new types of loans are added to the mortgages trust, then the terms of the mortgages trust will be amended. Such amendments may affect the timing of payments on the notes. The prior consent of noteholders will not be sought in relation to any of the proposed amendments to the mortgages trust deed, provided (amongst other things) that the rating agencies confirm that the ratings of the existing notes will not be adversely affected by such amendments. There can be no assurance that the effect of any such amendments will not ultimately adversely affect your interests.

      Under the terms of the mortgages trust deed, the mortgages trustee holds all the trust property on trust absolutely for Funding (as to Funding's share) and for the seller (as to the seller's share). The "trust property" is:

      o the sum of (pound)100 settled by Wilmington Trust SP Services (London) Limited on trust on the date of the mortgages trust deed;

      o the current portfolio of loans and their related security assigned to the mortgages trustee by the seller;

      o any new loans and their related security assigned to the mortgages trustee by the seller after the closing date;

      o     any drawings under flexible loans;

      o     any interest and principal paid by borrowers on their loans;

      o any other amounts received under the loans and related security excluding third party amounts; and

      o amounts on deposit (and interest earned on those amounts) in the mortgages trustee GIC account and in the alternative accounts less

      o any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "- Funding share of trust property" below; and

      o distributions of principal made from time to time to the beneficiaries of the mortgages trust.

      Funding is not entitled to particular loans and their related security separately from the seller; rather each of them has an undivided interest in all of the loans and their related security constituting the trust property.

      The aggregate outstanding principal balance of the loans in the trust property will be approximately (pound)[o] on the closing date. The actual Funding share, seller share, Funding share percentage and seller share percentage will not be determined until the day prior to the closing date.

Fluctuation of the seller's share/Funding's share of the trust property

      Funding's share and the seller's share of the trust property fluctuates depending on a number of factors including:

      o the allocation of principal receipts on the loans to Funding and/or the seller;

      o     losses arising on the loans;

      o if new loans and their related security are assigned to the mortgages trustee;



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      o     if Funding acquires part of the seller's share of the trust property from the seller (as described under "- Acquisition by Funding of a further interest in the trust property");

      o     if a borrower makes a drawing under a flexible loan;

      o if a borrower makes underpayments or takes payment holidays under a flexible loan;

      o if the seller's share must be adjusted as a result of a borrower exercising a right of set-off in relation to a loan, the seller failing or being unable to repurchase a loan in circumstances when it is required to do so under the mortgage sale agreement, or the seller materially breaching any other obligation or warranty in the mortgage sale agreement or (whilst it is the servicer) the servicing agreement (as described under - "Funding share of the trust property"); and

      o if the seller acquires part of Funding's share of the trust property, as described in "- Acquisition by the seller of a further interest in the trust property" below.

      The Funding share and the seller share are recalculated by the cash manager on each distribution date. A distribution date is the eighth day (or, if not a London business day, the next succeeding London business day) of each month or the date on which Funding acquires a further interest in the trust property. The recalculation is based on the total outstanding principal balance of the loans in the trust property as at the close of business on the second London business day immediately preceding the relevant distribution date. The period from (and including) one distribution date, to (but excluding) the next distribution date, is known as a "distribution period". The first distribution period in respect of this issue will be the period from (and including) the closing date to (but excluding) [o], 2006.

      The reason for the recalculation is to determine the new percentage shares of Funding and the seller in the trust property. The percentage share that each of Funding and the seller has in the trust property determines their entitlement to interest and principal receipts from the loans in the trust property and also the allocation of losses arising on the loans. The method for determining those new percentage shares is set out in the next two sections.

Funding share of the trust property

      On each distribution date and the date when the mortgages trust terminates (each case also referred to in this section as the "relevant distribution date"), the interest of Funding in the trust property is recalculated in accordance with the following formula:

      o The current share of Funding in the trust property is an amount equal to:

                              A - B - C + D + E + F

      o The current percentage share of Funding in the trust property is an amount equal to:

                          (A - B - C + D + E + F) x 100
                          -----------------------------
                                        G

      in the latter case expressed as a percentage and rounded upwards to five decimal places,

      where:

      A = the amount of the share of Funding in the trust property on the immediately preceding distribution date;

      B = the amount of any principal receipts on the loans to be distributed to Funding on the relevant distribution date (as described under "- Mortgages trust allocation and distribution of principal receipts prior to the occurrence of a trigger event" and "- Mortgages trust allocation and distribution of principal receipts after the occurrence of a trigger event");

      C = the amount of losses sustained on the loans in the period from the last distribution date to the relevant distribution date and allocated to Funding in the distribution period ending on the relevant distribution date according to Funding's percentage share at the previous distribution date;

      D = the amount of any consideration (excluding deferred consideration) to be paid by Funding to the seller with respect to any new loans assigned to the mortgages trustee on the relevant distribution date;

      E = the amount of any consideration (excluding deferred consideration) paid by Funding to the seller in relation to the acquisition by Funding from the seller on the relevant distribution date of an interest in the trust property;

      F = the amount equal to Funding's share of any capitalised interest accruing on a flexible loan due to borrowers taking payment holidays or making underpayments since the last distribution date less the amount to be paid by the seller to Funding on the relevant distribution date in an amount up to but not exceeding Funding's share of that capitalised interest as described in "Acquisition by the seller of a further interest in the trust property" below; and



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      G =   the amount of the retained principal receipts (as defined below)
            (if any) plus the aggregate outstanding principal balance of all the loans in the trust property as at the relevant distribution date including after making the distributions, allocations and additions referred to in "B", "C", "D", "E" and "F", taking account of (i) any distribution of principal receipts to Funding and the seller, (ii) the amount of any losses allocated to Funding and the seller, (iii) any increase in the loan balances due to borrowers taking payment holidays and/or making underpayments under flexible loans, (iv) the adjustments referred to in paragraphs (1) to (5) in this section and
            (v) the amount of any other additions or subtractions to the trust property.

      If any of the following events occurs during a distribution period, then the aggregate total outstanding principal balance of the loans in the trust property is reduced or deemed to be reduced for the purposes of the calculation of "G":

      (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate outstanding principal balance of the loans in the trust property is reduced by an amount equal to the amount of that set-off; and/or

      (2) a loan or its related security is (i) in breach of the loan warranties contained in the mortgage sale agreement or (ii) the subject of a product switch or further advance or other obligation of the seller to repurchase, and in each case the seller fails to repurchase the loan or loans under the relevant mortgage account and their related security to the extent required by the terms of the mortgage sale agreement. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

      (3) the seller would be required to repurchase a loan and its related security as required by the terms of the mortgage sale agreement, but the loan is not capable of being repurchased. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

      (4) the seller materially breaches any other obligation or warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the servicing agreement, which is also grounds for terminating the appointment of the servicer. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced by an amount equal to the resulting loss incurred by the beneficiaries; and/or

      (5) the seller share of the mortgages trustee revenue receipts is less than the loss amount payable to the mortgage trustee and/or Funding. In this event, the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the shortfall in the loss amount. The "loss amount" means any costs, losses or other claims suffered by the mortgages trustee and/or Funding as a result of any of the matters listed at (C) to (I) (inclusive) in "Assignment of the loans and their related security - Repurchase of the loans under a mortgage account" and where such costs, losses or other claims are in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding was not entitled or could not enforce.

      The reductions set out in paragraphs (1) to (5) are made to the seller's share of the trust property only.

      Any subsequent recoveries in respect of loans which have been subject to a set-off (as set out in paragraph (1)) belong to the seller (and to the extent received by the mortgages trustee will be returned to the seller).

Seller share of the trust property

      The current share of the seller in the trust property is an amount equal to:

           the total amount of trust property - current Funding share.

      The current percentage share of the seller in the trust property is an amount equal to:

                100 per cent. - current Funding percentage share.

      Neither the Funding share nor the seller share of the trust property may be reduced below zero.



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Minimum seller share

      The seller's share of the trust property includes an amount known as the "minimum seller share". As at the closing date, the minimum seller share will be approximately (pound)[o], but the amount of the minimum seller share fluctuates depending on changes to the characteristics of the loans in the trust property. The seller is not entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until the Funding share of the trust property is zero or an asset trigger event occurs. The minimum seller share is the amount determined on each distribution date in accordance with the following formula:

                              W + [X] + Y + Z + AA

      where:

      W = 100 per cent. of the aggregate cleared credit balances of all savings accounts opened in respect of flexible plus loans in the trust property;

     [X = 4.0 per cent. of the aggregate outstanding principal balance of loans in the trust property;]

      Y =   the product of: p, q and r where:

            p = 8.0 per cent.;

            q = the "flexible draw capacity", being an amount equal to the excess of (1) the maximum amount that borrowers may draw under flexible loans included in the trust property (whether or not drawn) over (2) the aggregate principal balance of actual flexible loan advances in the trust property on the relevant distribution date; and

            r =   3;

      Z = the aggregate sum of reductions deemed made (if any) in accordance with paragraphs (2), (3) and (4) as described in "- Funding share of trust property" above; and

     AA = the aggregate entitlement of borrowers to receive reward cashbacks and delayed cashbacks in respect of the remaining life of the reward loans in the trust property.

      [The purpose of "X" is to mitigate the risks relating to the loans (see "Risk factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgages, which may adversely affect payments on the Financing notes").] The purpose of "Y" is to mitigate the risk of the seller failing to fund a drawing under a flexible loan. The purpose of "Z" is to mitigate the risk of the seller not repurchasing loans where the interest rate is set lower than the Abbey SVR. The purpose of "AA" is to mitigate the risk of the seller failing to pay a reward cashback or a delayed cashback.

Cash management of trust property - revenue receipts

      Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "Cash management for the mortgages trustee and Funding".

Mortgages trust application of revenue receipts

      "Mortgages trust available revenue receipts" is calculated by the cash manager two London business days prior to each distribution date and is an amount equal to the sum of:

      o     revenue receipts on the loans (but excluding principal receipts);
            and

      o interest payable to the mortgages trustee on the mortgages trustee GIC account and on the alternative accounts;

      less

      o amounts due to third parties (also known as "third party amounts") including:

            (1)   payments of high loan-to-value fees due to the seller;

            (2) amounts under a direct debit which are repaid to the bank making the payment if that bank is unable to recoup that amount itself from its customer's account;

            (3) payments by borrowers of early repayment fees and other charges which are due to the seller; or



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            (4)   recoveries in respect of loans which have been subject to a set-off as described in paragraph (1) of "Funding Share of trust property" above,

      which amounts may be paid daily from monies on deposit in the mortgages trustee GIC account or, as applicable, the alternative accounts.

      On each distribution date, the cash manager applies mortgages trust available revenue receipts in the following order of priority (the "mortgages trust application of revenue receipts"):

      (A) in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

      o the mortgages trustee under the provisions of the mortgages trust deed; and

      o third parties from the mortgages trustee in respect of the mortgages trust but only if:

            (1) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

            (2)   payment has not already been provided for elsewhere;

      (B) in payment of amounts due to the servicer or to become due to the servicer during the following distribution period under the provisions of the servicing agreement; and

      (C) in no order of priority between them but in proportion to the respective amounts due, to allocate and pay the remaining mortgages trust available revenue receipts to:-

      o Funding in an amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by Funding's percentage share of the trust property (as determined on the prior distribution date); and

      o the seller in an amount equal to the mortgages trust available revenue receipts remaining after determining Funding's share of the mortgages trust available revenue receipts.

      Amounts due to the mortgages trustee and the servicer are inclusive of VAT payable under English tax law. At the date of this prospectus, VAT is calculated at the rate of 17.5 per cent. of the amount to be paid.

Cash management and allocation of trust property - principal receipts

      Under the cash management agreement, the cash manager is also responsible for allocating and distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. The cash accumulation period will be calculated separately for each bullet term advance and for each series 1 term AAA cash amount. To understand how the cash manager distributes principal receipts on the loans on each distribution date you need to understand the following definitions:

      "cash accumulation period" means the period beginning on the earlier of:

      o     the commencement of the anticipated cash accumulation period; and

      o four months prior to the scheduled repayment date of the relevant bullet amount and/or, four months prior to the interest payment date on which each and/or any series 1 term AAA cash amount is to be set aside by Funding but, in the case of each and/or any series 1 term AAA cash amount, if the portfolio CPR falls below 15 per cent., such period shall be extended to eight months or such shorter period prior to the interest payment date on which such series 1 term AAA cash amount is to be set aside by Funding, and ending when Funding has accumulated an amount equal to the relevant bullet amount for payment to the issuing entity (as shown on the cash accumulation ledger) and/or an amount equal to the relevant series 1 term AAA cash amount as recorded on the cash accumulation sub-ledger for the relevant issuing entity.

      "anticipated cash accumulation period" means (i) the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant bullet amount or (ii) the anticipated number of months required to accumulate sufficient principal receipts to set aside a series 1 term AAA cash amount which, in each case, is equal to:

                                    J + K - L
                                    ---------
                                   MN (O - P)

      calculated in months and rounded up to the nearest whole number, where:

      J = (i) the relevant bullet amount (as defined later in this section) or (ii) the relevant series 1 term AAA cash amount (as defined later in this section);



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      K =   (i) the aggregate outstanding principal balance of any bullet amount and/ or scheduled amortisation amount that was not fully repaid on its scheduled repayment date, plus any other bullet amount and/or scheduled amortisation amount the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant bullet amount; or (ii) the aggregate amount outstanding of any series 1 term AAA cash amount that was not set aside in full on the interest payment date on which it was due to be set aside plus any other series 1 term AAA cash amount the relevant interest payment date of which falls on or before the relevant interest payment date of the series 1 term AAA cash amount;

      L = the amount of any available cash already standing to the credit of the cash accumulation ledger;

      M =   the principal payment rate (as defined later in this section);

      N =   0.90;

      O = the aggregate outstanding principal balance of the loans comprising the trust property; and

      P = the principal amount outstanding of any pass-through current term advance (and, as the case may be, any new term advance which is a pass-through term advance) which is then due and payable.

      "series 1 term AAA cash amount" means the cash amount to be accumulated and set aside by Funding in relation to the Financing series 1 term AAA advance or any previous term AAA advance in relation to series 1 class A previous notes, which is recorded in the cash accumulation sub-ledger of the relevant issuing entity and which as at the date of this prospectus comprises the Holmes Financing (No. 9) PLC cash amount and the Holmes Financing (No. 10) PLC cash amount.

      "relevant bullet amount" means:

      o in respect of the Financing series 1 term AAA advance, the sum of (pound)[o];

      o in respect of the Financing series 2 term AAA advance, the sum of (pound)[o];

      o in respect of the Financing series 4A1 term AAA advance, the sum of (pound)[o];

      o in respect of the Financing series 4A2 term AAA advance, the sum of (pound)[o];

      o in respect of the Financing series 4A3 term AAA advance, the sum of (pound)[o];

      o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 9) PLC, the sum of (pound)1,017,901,000;

      o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 9) PLC, the sum of (pound)1,272,376,000;

      o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 9) PLC, the sum of (pound)600,000,000;

      o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 8) PLC, the sum of (pound)811,995,886;

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of (pound)633,500,000;

      o in respect of the previous series 4A1 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of (pound)641,026,000;

      o in respect of the previous series 4A2 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of (pound)129,230,000;

      o in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of (pound)375,000,000;

      o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of (pound)350,000,000;

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of (pound)575,000,000;

      o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of (pound)250,000,000; or

      o in respect of any new term advance scheduled for repayment in full on one scheduled interest payment date, the principal amount of that new term advance.



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      A "principal payment rate" means the average monthly rolling principal payment rate on the loans for the 12 months immediately preceding the relevant distribution date, calculated on each payment rate date. The principal payment rate is calculated by:

      o dividing (1) the aggregate principal receipts received in relation to the loans in the portfolio during the payment rate period ending on the payment rate date which is the same as or, if not the same, immediately preceding, the relevant distribution date by (2) the aggregate outstanding principal balance of the loans on the previous payment rate date;

      o aggregating the result of the foregoing calculation with the results of the equivalent calculation made on each of the eleven most recent prior distribution dates during the relevant twelve month period; and

      o     dividing the aggregated result by 12.

      A "payment rate date" is the eighth day (or, if not a London business day, the next succeeding London business day) of each month.

      A "payment rate period" is the period from and including a payment rate date to but excluding the next payment rate date.

      "scheduled amortisation amount" means:

      o in respect of the Financing series 3 term AAA advance, the sum of (pound)[o] due on each of the three scheduled repayment dates of the Financing series 3 term AAA advance;

      o in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 9) PLC, the sum of (pound)253,265,000 due on each of the two scheduled repayment dates of that previous series 3A1 term AAA advance;

      o in respect of the previous series 3A2 term AAA advance made by Holmes Financing (No. 9) PLC, the sum of (pound)200,000,000 due on each of the two scheduled repayment dates of that previous series 3A2 term AAA advance;

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 8) PLC, the sum of (pound)221,199,000 due on each of the three scheduled repayment dates of that previous series 3 term AAA advance;

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC, the sum of (pound)160,500,000 due on each of the two scheduled repayment dates of that previous series 3 term AAA advance; and

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of (pound)125,000,000 due on each of the three remaining scheduled repayment dates of that previous series 3 term AAA advance.

      "scheduled amortisation period" means the period commencing on the distribution date falling 3 months prior to the scheduled repayment date of a scheduled amortisation amount, and which ends on the date that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding.

      "scheduled repayment date" means:

      o in respect of the Financing series 1 term AAA advance the interest payment date in [o];

      o in respect of the Financing series 2 term AAA advance, the interest payment date in [o];

      o     in respect of the Financing series 3 term AAA advance:

            (a)   the interest payment date in [o];

            (b)   the interest payment date in [o]; and

            (c)   the interest payment date in [o];

      o in respect of the Financing series 4 term AAA advances, the interest payment date in [o];

      o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 9) PLC, the interest payment date in December 2006;

      o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 9) PLC, the interest payment date in October 2008;

      o in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 9) PLC:



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

            (a)   the interest payment date in January 2010; and

            (b)   the interest payment date in April 2010;

      o in respect of the previous series 3A2 term AAA advance made by Holmes Financing (No. 9) PLC:

            (a)   the interest payment date in January 2010; and

            (b)   the interest payment date in April 2010;

      o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 9) PLC, the interest payment date in July 2010:

      o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 8) PLC, the interest payment date in January 2007;

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 8) PLC:

            (a)   the interest payment date in April 2008;

            (b)   the interest payment date in July 2008; and

            (c)   the interest payment date in October 2008;

      o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 7) PLC, the interest payment date in January 2006;

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC:

            (a)   the interest payment date in January 2007; and

            (b)   the interest payment date in April 2007;

      o in respect of the previous series 4 term AAA advances made by Holmes Financing (No. 7) PLC, the interest payment on or after the interest payment date on which the previous series 3 term A advance made by Holmes Financing (No. 7) PLC has been repaid in full;

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in April 2007;

      o in respect of the previous series 4A1 term AAA advance and the previous series 4A2 term AAA advance made by Holmes Financing (No.
            6) PLC, the interest payment date in October 2007;

      o in respect of the previous series 5 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in April 2008;

      o in respect of the previous series 3 term AAA advances made by Holmes Financing (No. 5) PLC, the interest payment date in October 2006;

      o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in October 2006;

      o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC:

            (a)   the interest payment date in January 2006;

            (b)   the interest payment date in April 2006; and

            (c)   the interest payment date in July 2006,

            subject to repayment in full of the previous series 2 term AAA term advance made by Holmes Financing (No. 1) PLC. If that previous series 2 term AAA term advance has not been repaid in full by the first scheduled repayment date set out in (a) above, then the scheduled amortisation amounts in respect of this previous series 3 term AAA advance will be paid on the four successive interest payment dates following the interest payment date that that previous series 2 term AAA advance is fully repaid;

      o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment date in October 2007;

      o in respect of the previous series 3 term AAA advances made by Holmes Financing (No. 1) PLC, the interest payment date in July 2007;

      o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2010; and



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      o     in respect of any new term advance that is intended to be a bullet amount or a scheduled amortisation amount, its own scheduled repayment date.

      The "cash accumulation ledger" is a ledger maintained by the cash manager for Funding, which records the amount accumulated by Funding to be set aside as a series 1 term AAA cash amount on the relevant interest payment date in the cash accumulation sub-ledger for the relevant issuing entity and/or to pay the amounts due on the relevant bullet term advances and/or, as applicable, the scheduled amortisation advances.

      The "cash accumulation sub-ledger" is a sub-ledger of such name on the cash accumulation ledger (i) in the name of the relevant issuing entity, which records any series 1 term AAA cash amount in relation to such issuing entity on the relevant interest payment dates.

      A "trigger event" means an asset trigger event and/or a non-asset trigger event.

      An "asset trigger event" will occur when losses occur on the loans to the extent that an amount is debited to the principal deficiency sub-ledger established for any term AAA advances. For more information on the principal deficiency ledger, see "Credit structure".

      A "non-asset trigger event" will occur if:

      o     an insolvency event occurs in relation to the seller;

      o the seller's role as servicer is terminated and a new servicer is not appointed within 60 days;

      o on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "- Mortgages trust allocation and distribution of principal receipts prior to the occurrence of a trigger event"); or

      o on the distribution date immediately succeeding a seller share event distribution date, the aggregate outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date in [o] is less than (pound)25 billion or, at any time during the period from and including the interest payment date in [o] to but excluding the interest payment date in [o], is less than (pound)2.5 billion.

      The terms of the asset trigger event and the non-asset trigger event may be amended without your prior consent following entry by Funding into a new intercompany loan agreement. A change in these terms may affect the timing of payments on your notes.

      A "seller share event" will occur if, on a distribution date, (i) either
(A) the result of the calculation of the current seller share on that distribution date would be equal to or less than the minimum seller share for such distribution date (determined using the amounts of the current seller share and the minimum seller share that would exist after making the distributions of principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "- Mortgages trust allocation and distribution of principal receipts prior to the occurrence of a trigger event") or (B) the aggregate outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date falling in [o] is less than (pound)25 billion or, during the period from and including the interest payment date falling in [o] to but excluding the interest payment date falling in [o], is less than (pound)2.5 billion, and (ii) neither of the events described in (i) above has occurred on the immediately preceding distribution date.

      A "seller share event distribution date" is a distribution date on which a seller share event occurs.

Mortgages trust allocation and distribution of principal receipts prior to the occurrence of a trigger event

      Prior to the occurrence of a trigger event, the mortgages trustee will allocate and distribute or (as the case may be) retain and reinvest principal receipts on each distribution date as follows:

      (a)   after making the distributions referred to in paragraphs (b), (c),
            (d), (e) and (f) below, all principal receipts will be allocated and paid to the seller in an amount up to but not exceeding the seller share of the trust property at that time less the minimum seller share;

      (b) to distribute to Funding an amount equal to the aggregate of (i) the amounts required to replenish the first reserve fund to the extent that amounts have been drawn from the first reserve fund to make scheduled repayments of principal and (ii) to the extent that there is a shortfall in the Funding liquidity reserve fund required amount, an amount equal to the shortfall;



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      (c)   after making the distributions in (b) above, from and including the start of a cash accumulation period, all principal receipts will be allocated and paid to Funding, provided that amounts shall only be distributed to the extent that the Funding share of the trust property does not as a result of such distribution fall below zero, until an amount equal to the relevant bullet amount, or the relevant series 1 term AAA cash amount has been or will have been accumulated by Funding, as shown on the cash accumulation ledger and on the relevant cash accumulation sub-ledger, as applicable;

      (d) after making the distributions in (b) and (c) above, the cash manager on behalf of the mortgages trustee shall allocate and distribute principal receipts to Funding in an amount equal to the scheduled amortisation amount due on the relevant scheduled amortisation term advance on the immediately succeeding interest payment date, provided that amounts shall only be distributed to the extent that the Funding share of the trust property does not as a result of such distribution fall below zero;

      (e) after making the distributions in (b), (c) and (d) above, from and including the date when amounts are or will become outstanding on the next following interest payment date in respect of one or more pass-through term advances that are due and payable (the "payable pass-through term advances") under an intercompany loan, ignoring for these purposes the deferral of repayment of any term BBB advance, any term A advance and any term AA advance, then the aggregate amount of the following amounts in respect of each intercompany loan under which such payable pass- through term advances arise shall be allocated and distributed to Funding until all of such payable pass-through term advances are fully repaid or will on the next following interest payment date be fully repaid. The amounts referred to above shall be determined in respect of each intercompany loan agreement advanced by the issuing entity, any previous issuing entity or any new issuing entity to Funding which then comprises a payable pass- through term advance ("intercompany loan agreement X") and shall be:

            (i) prior to the occurrence of any option to redeem the notes (other than pursuant to condition 5(E) of the notes (Optional redemption for tax and other reasons), that is with reference to the issuing entity's ability to redeem the notes on specified dates, but not to the post-enforcement call option), any new notes or any previous notes issued by the issuing entity, any new issuing entity or any previous issuing entity which is the lender of such intercompany loan agreement X, the outstanding principal balance of each payable pass-through term advance forming part of such intercompany loan agreement X; and

            (ii) after the occurrence of any option to redeem the notes (other than pursuant to condition 5(E) of the notes (Optional redemption for tax and other reasons), that is with reference to the issuing entity's ability to redeem the notes on specified dates, but not to the post-enforcement call option), any new notes or any previous notes issued by the issuing entity, any new issuing entity or any previous issuing entity which is the lender of such intercompany loan agreement X, an amount calculated as follows:

                                                         outstanding principal balance of
                                                         intercompany loan agreement
    Funding share percentage x principal receipts   x    ------------------------------
                                                         aggregate outstanding principal
                                                         balance of all intercompany loans

            (but in each case, taking into account any amounts available to Funding in the Funding principal ledger to make such payments), and provided always that amounts shall only be distributed to the extent that the Funding share of the trust property does not as a result of such distribution fall below zero; and

      (f) after making the distributions in (b), (c), (d) and (e), if such distribution date is a seller share event distribution date then the cash manager shall, on behalf of the mortgages trustee, retain and reinvest the remaining balance of the principal receipts (the "retained principal receipts") by deposit in the mortgages trustee GIC account and make a corresponding credit to the principal ledger and, where such distribution date is not a seller share event distribution date, any retained principal receipts shall be paid to the seller.

      If Funding enters into new intercompany loans, then the terms of the mortgages trust, including the provisions regarding the way in which the mortgages trustee distributes principal receipts, may change.



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Mortgages trust allocation and distribution of principal receipts and retained principal receipts after the occurrence of a trigger event

      On each distribution date after the occurrence of an asset trigger event, all principal receipts plus an amount equal to the current retained principal receipts (if any) will be allocated and distributed by the cash manager, on behalf of the mortgages trustee, as follows:

      (a) if the immediately preceding distribution date was a seller share event distribution date, an amount equal to the retained principal receipts to Funding until the Funding share of the trust property is zero; and then

      (b) with no order of priority between them but in proportion to the respective amounts due, to Funding and the seller according to the Funding percentage share of the trust property and the seller percentage share of the trust property respectively, until the Funding share of the trust property is zero. When the Funding share of the trust property is zero, the remaining principal receipts (if any) will be allocated to the seller.

      On each distribution date after the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, all principal receipts will be allocated and paid to Funding until the Funding share of the trust property is zero.

      Following the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, the Financing notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). Following the occurrence of an asset trigger event, the series 1 class A Financing notes, the series 2 class A Financing notes, the series 3 class A Financing notes and the series 4 class A Financing notes may not be repaid in full by their respective final maturity dates. See "Risk factors - The yield to maturity of the Financing notes may be adversely affected by prepayments or redemptions on the loans".

Losses

      All losses arising on the loans are applied in reducing proportionately the Funding share and the seller share of the trust property. Funding's share and the seller's share of the losses are determined by multiplying the amount of losses during a distribution period by the Funding share percentage, which are allocated to Funding (until the Funding share of the trust property is zero), and the remainder, which are allocated to the seller, on each distribution date.

Disposal of trust property

      The trust property is held on trust for the benefit of Funding and the seller. Subject to the terms of the mortgages trust deed, the mortgages trustee is not entitled to dispose of the trust property or create any security interest over the trust property.

      If an event of default occurs under any intercompany loan agreement (an "intercompany loan event of default") and the security trustee enforces the security granted by Funding over its assets, including its share of the trust property, then the security trustee is entitled, among other things, to sell Funding's share of the trust property. For further information on the security granted by Funding over its assets, see "Security for Funding's obligations".

Additions to the trust property

      The trust property may be increased from time to time by the assignment of new loans and their related security to the mortgages trustee. The mortgages trustee will hold the new loans and their related security on trust for Funding and the seller according to the terms of the mortgages trust deed. For further information on the assignment of new loans and their related security to the mortgages trustee, see "Assignment of the loans and their related security".

Acquisition by Funding of a further interest in the trust property

      On not more than 60 nor less than 30 days' written notice, Funding may offer to make a payment to the seller in consideration for an increase in Funding's share of the trust property on a distribution date specified in that notice, with the effect that Funding's share of the trust property shall increase and the seller's share of the trust property shall correspondingly decrease. Funding is permitted to do this only if it meets a number of conditions, including:

      o that no intercompany loan event of default has occurred under any intercompany loan agreement that has not been remedied or waived;



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      o     as at the most recent interest payment date, no deficiency is recorded on Funding's principal deficiency ledger (which remains outstanding);

      o the security trustee is not aware that the increase in the Funding share of the trust property (or the corresponding decrease in the seller share of the trust property) would adversely affect the then current ratings by the rating agencies of the current notes;

      o as at the relevant distribution date, the aggregate outstanding principal balance of loans constituting the trust property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate outstanding principal balance of all loans constituting the trust property;

      o unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the payment made by Funding on the relevant distribution date; and

      o the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans constituting the trust property calculated on the relevant distribution date in the same way as for the initial portfolio (or as agreed by the servicer and the rating agencies from time to time) does not exceed the product of the WAFF and WALS for the loans constituting the trust property calculated on the most recent previous closing date, plus 0.25 per cent.

Acquisition by the seller of a further interest in the trust property

      If a borrower takes a payment holiday or makes an underpayment in respect of interest pursuant to the terms of a flexible loan, then the outstanding principal balance of the flexible loan will increase by, in the case of a payment holiday, the amount of interest that would have been paid on the relevant loan if not for such payment holiday and, in the case of an underpayment, the excess of the amount of interest that would have been paid on the relevant loan if not for such underpayment over the reduced amount of interest paid by the borrower (in each case, the "capitalised interest").

      The increase in the loan balance as a result of the capitalised interest will be allocated to the Funding share of the trust property and to the seller share of the trust property, based on their respective percentage shares in the trust property as calculated on the previous distribution date.

      Prior to an insolvency event occurring in respect of the seller, on each distribution date, the seller will make a cash payment to Funding in an amount equal to Funding's share of the capitalised interest in respect of those loans that are subject to payment holidays or underpayments. Following such payment:

      o the seller share of the trust property will increase by an amount equal to the amount paid to Funding for Funding's share of the capitalised interest, and Funding's share of the trust property will decrease by a corresponding amount; and

      o Funding will apply the proceeds of the amount paid by the seller in accordance with the Funding pre-enforcement revenue priority of payments and, after enforcement of the Funding security, in accordance with the Funding post enforcement priority of payments.

      If an insolvency event occurs in respect of the seller, then the seller may acquire from Funding its share of the capitalised interest in the same manner and for the same purpose described above, but it is not obliged to do so.

Payment by the seller to Funding of the amount outstanding under an intercompany loan

      If the seller offers to make a payment to Funding of the amount outstanding under a series of an intercompany loan, then Funding may accept that offer but only if:

      o     either:

            (i) the aggregate outstanding principal balance of the relevant series of the intercompany loan is less than 10 per cent. of the principal balance of that series immediately after the intercompany loan in relation to that series was drawn by Funding; or

            (ii) (A) the issuing entity or a previous issuing entity would be required to deduct or withhold from any payment of principal or interest or any other amount under any of the Financing notes or the previous notes (as the case may be) any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature or (B) Funding would be required to deduct or withhold from amounts due under an intercompany loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature and the issuing entity or that previous issuing entity (as the case may be) is not able to arrange the substitution of a company incorporated in another jurisdiction approved by the relevant note trustee or previous note trustee (as the case may be) as principal debtor under the relevant Financing notes or previous notes (as the case may be) or as lender under the relevant intercompany loan agreement, as the case may be; or



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            (iii) the issuing entity, or a previous issuing entity, has delivered a certificate to Funding, the Financing security trustee or the relevant previous Financing security trustee and the rating agencies to the effect that it would be unlawful the issuing entity or that previous issuing entity (as the case may be) to make, fund or allow to remain outstanding a term advance or previous term advance (as the case may be) made by it under the relevant intercompany loan agreement and stating that that the issuing entity requires Funding to prepay the term advance; or

            (iv) (in relation to the previous intercompany loans made by Holmes Financing (No. 7) PLC and Holmes Financing (No. 8) PLC and the Financing intercompany loan only) the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision and in their further consultative documents) has been implemented in the United Kingdom, whether by the rule of law, recommendation of best practice or by any other regulation, no Financing note enforcement notice has been served and the seller has given not less than 30 and not more than 60 days notice of the offer by the seller to be made on or after the interest payment date falling in [o];

      o the security trustee has received written confirmation from each of the rating agencies that there would not be any adverse effect on the then current ratings of the Financing notes if Funding accepted the offer;

      o     Funding would receive the payment on a distribution date; and

      o the relevant issuing entity has confirmed to Funding that the proceeds of the corresponding payment made by Funding to the relevant issuing entity would be applied to repay the relevant intercompany loan and the issuing entity has exercised its right to prepay the corresponding series of notes in these circumstances.

      The Funding share of the trust property would decrease by an amount equal to the payment made by the seller and the seller share would increase by a corresponding amount.

Termination of mortgages trust

      The mortgages trust will terminate on the later to occur of:

      o the date on which all amounts due from Funding under all the intercompany loan agreements have been repaid in full; and

      o     any other date agreed in writing by Funding and the seller.

Retirement of mortgages trustee

      The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller and Funding covenant not to replace the mortgages trustee.

Governing law

      The mortgage trust deed is governed by English law.



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                    The Financing intercompany loan agreement

      The following section contains a summary of the material terms of the Financing intercompany loan agreement. The summary does not purport to be complete and is subject to the provisions of the Financing intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

      On the closing date, the issuing entity will lend to Funding an amount in sterling equal to the proceeds of the issue of the Financing notes, after converting the US dollar proceeds of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes into sterling at the relevant Financing dollar currency swap rates and after converting the euro proceeds of the series 4 class A2 Financing notes into sterling at the Financing euro currency swap rate. Funding will then pay the proceeds of the Financing intercompany loan to the seller in return for an addition to Funding's already existing share of the trust property. The Financing intercompany loan will be split into 14 separate sub-loans, or "advances", to correspond to the related series and classes of Financing notes:

      o the Financing series 1 term AAA advance, which corresponds to the series 1 class A Financing notes;

      o the Financing series 2 term AAA advance, which corresponds to the series 2 class A Financing notes;

      o the Financing series 3 term AAA advance, which corresponds to the series 3 class A Financing notes;

      o the Financing series 4A1 term AAA advance, which corresponds to the series 4 class A1 Financing notes;

      o the Financing series 4A2 term AAA advance, which corresponds to the series 4 class A2 Financing notes;

      o the Financing series 4A3 term AAA advance, which corresponds to the series 4 class A3 Financing notes;

      o the Financing series 1 term AA advance, which corresponds to the series 1 class B Financing notes;

      o the Financing series 2 term AA advance, which corresponds to the series 2 class B Financing notes;

      o the Financing series 3 term AA advance, which corresponds to the series 3 class B Financing notes;

      o the Financing series 4 term AA advance, which corresponds to the series 4 class B Financing notes;

      o the Financing series 1 term BBB advance, which corresponds to the series 1 class C Financing notes;

      o the Financing series 2 term BBB advance, which corresponds to the series 2 class C Financing notes;

      o the Financing series 3 term BBB advance, which corresponds to the series 3 class C Financing notes; and

      o the Financing series 4 term BBB advance, which corresponds to the series 4 class C Financing notes.

      Unless the context otherwise requires, the Financing series 4A1 term AAA advance, the Financing series 4A2 term AAA advance and the Financing series 4A3 term AAA advance are collectively referred to as the "Financing series 4 term AAA advances", the Financing series 1 term AAA advance, the Financing series 2 term AAA advance, the Financing series 3 term AAA advance and the Financing series 4 term AAA advances are collectively referred to as the "Financing term AAA advances", the Financing series 1 term AA advance, the Financing series 2 term AA advance, the Financing series 3 term AA advance and the Financing series 4 term AA advance are collectively referred to as the "Financing term AA advances" and the Financing series 1 term BBB advance, the Financing series 2 term BBB advance, the Financing series 3 term BBB advance and the Financing series 4 term BBB advance are collectively referred to as the "Financing term BBB advances".



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      The Financing term AAA advances reflect the ratings expected to be assigned to the series 2 class A Financing notes, the series 3 class A Financing notes and the series 4 class A Financing notes by the rating agencies on the closing date. The Financing series 1 term AAA advance will have the same rating as the Financing series 2 term AAA advance, the Financing series 3 term AAA advance and the Financing series 4 term AAA advances despite the series 1 class A Financing notes having different short-term ratings. The Financing term AA advances reflect the rating expected to be assigned to the class B Financing notes by the rating agencies on the closing date. The Financing term BBB advances reflect the rating expected to be assigned to the class C Financing notes by the rating agencies on the closing date. If, after the closing date, the rating agencies subsequently change the ratings assigned to each class of the Financing notes, then this will not affect the designated ratings of the Financing term advances under the Financing intercompany loan.

      The final repayment date of each Financing term advance will be the final maturity date of the relevant underlying class of Financing notes.

      The Financing intercompany loan agreement will provide that, subject to satisfying the conditions in "- Conditions to drawdown", the following advances will be made available by the issuing entity to Funding by way of the Financing intercompany loan made on the closing date:

      o the Financing term AAA advances in an aggregate principal amount of (pound)[o], which shall be funded by the issue of the class A Financing notes on the closing date, and which shall consist of the Financing series 1 term AAA advance in the amount of (pound)[o], the Financing series 2 term AAA advance in the amount of (pound)[o], the Financing series 3 term AAA advance in the amount of (pound)[o], the Financing series 4A1 term AAA advance in the amount of (pound)[o], the Financing series 4A2 term AAA advance in the amount of (pound)[o] and the Financing series 4A3 term AAA advance in the amount of (pound)[o];

      o the Financing term AA advances in an aggregate principal amount of (pound)[o], which shall be funded by the issue of the class B Financing notes on the closing date, and which shall consist of the Financing series 1 term AA advance in the amount of (pound)[o], the Financing series 2 term AA advance in the amount of (pound)[o], the Financing series 3 term AA advance in the amount of (pound)[o] and the Financing series 4 term AA advance in the amount of (pound)[o]; and

      o the Financing term BBB advances in an aggregate principal amount of (pound)[o], which shall be funded by the issue of the class C Financing notes on the closing date, and which shall consist of the Financing series 1 term BBB advance in the amount of (pound)[o], the Financing series 2 term BBB advance in the amount of (pound)[o], the Financing series 3 term BBB advance in the amount of (pound)[o] and the Financing series 4 term BBB advance in the amount of (pound)[o].

      The money received by Funding under the advances will be used by Funding on the closing date to pay the seller the consideration due to the seller in relation to the assignment by the seller to Funding of a part of its share of the trust property. Funding's interest in the current portfolio will constitute the Funding share of the trust property.

      The issuing entity will make payments of interest and principal on the Financing notes from, among other things, respective payments of interest and principal made by Funding to the issuing entity under the Financing term AAA advances, the Financing term AA advances and the Financing term BBB advances of the Financing intercompany loan and from amounts paid by the Financing dollar currency swap providers and the Financing euro currency swap provider to the issuing entity under the Financing dollar currency swaps and the Financing euro currency swap, respectively.

      The issuing entity has no obligation to make any further advances to Funding under the terms of the Financing intercompany loan agreement.

Conditions to drawdown

      The issuing entity will not be obliged to make the advances available to Funding unless the Financing security trustee is satisfied on the closing date that a number of conditions have been met, including:

      o that the Financing notes have been issued and the proceeds received by or on behalf of the issuing entity;

      o that Funding has delivered a certificate certifying that it is solvent; and

      o that each of the Financing transaction documents has been duly executed by the relevant parties to them.

Representations and agreements

      Funding will make several representations to the issuing entity in the Financing intercompany loan agreement including representations that Funding has been duly incorporated and that it has the requisite corporate power and authority to enter into the transaction documents to which it is a party.



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      In addition, Funding will agree that:

      o it will not create or permit to subsist any encumbrance, unless arising by operation of law, or other security interest over any of its assets other than pursuant to the transaction documents;

      o it will not carry on any business or engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding will engage;

      o it will not have any subsidiaries, any subsidiary undertakings, both as defined in the Companies Act 1985 as amended, or any employees or premises;

      o it will not transfer, sell, lend, part with or otherwise dispose of all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit therein other than as contemplated in the transaction documents;

      o it will not pay any dividend or make any other distribution to its shareholders, other than in accordance with the Funding deed of charge, and it will not issue any new shares;

      o it will not incur any indebtedness in respect of any borrowed money or give any guarantee in respect of any indebtedness or of any obligation of any person whatsoever other than indebtedness contemplated by the transaction documents; and

      o it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents.

Payments of interest

      The interest rate applicable to the Financing term advances from time to time will be determined as follows:

      o in relation to the Financing term advances which relate to the non-sterling Financing notes, by reference to LIBOR for one-month sterling deposits in effect on the relevant interest payment date and each of the two immediately preceding interest determination dates, provided that, in calculating LIBOR on the first interest payment date, LIBOR will be determined on the basis of a linear interpolation between LIBOR for two-weeks and one-month sterling deposits. LIBOR for an interest period will be determined on the relevant interest determination date. The "interest determination date" shall be the fifteenth day of each consecutive calendar month or in respect of the first interest period, the closing date, or, in each case, if such day is not a business day, the next succeeding business day; and

      o in relation to the Financing term advances which relate to the sterling Financing notes, by reference to LIBOR for three-month sterling deposits, provided that for the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for three-month and four-month sterling deposits. LIBOR for an interest period will be determined on the relevant interest determination date. The "interest determination date" shall be the interest payment date (as later described in this section) on which the relevant interest period (as described in this section) commences or, in the case of the first interest period, the closing date, or, in each case, if such day is not a business day, the next succeeding business day;

together with, in each case, a margin which will differ for each separate advance as set out below.

      The margins applicable to each Financing term advance and the loan interest periods for which those margins apply, are as follows:

      o in respect of the Financing series 1 term AAA advance, [o] per cent. per annum;

      o in respect of the Financing series 2 term AAA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 3 term AAA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 4A1 term AAA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 4A2 term AAA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;



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      o     in respect of the Financing series 4A3 term AAA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 1 term AA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 2 term AA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 3 term AA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 4 term AA advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 1 term BBB advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 2 term BBB advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum;

      o in respect of the Financing series 3 term BBB advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum; and

      o in respect of the Financing series 4 term BBB advance, [o] per cent. per annum up to (and including) the interest period ending in [o] and thereafter [o] per cent. per annum.

      In addition, Funding will agree to pay an additional fee to the issuing entity on each interest payment date or otherwise when required. The fee on each interest payment date will be equal to the amount needed by the issuing entity to pay or provide for other amounts falling due, if any, to be paid to its creditors (other than amounts of interest and principal due on the Financing notes and tax that can be met out of the issuing entity's profits) and a sum (in amount up to 0.02 per cent. of the interest paid to the issuing entity on the term advances on each interest payment date) to be retained by the issuing entity as profit. The fee will be paid by Funding out of the Funding available revenue receipts.

Repayment of principal on the Financing term advances

      The Financing term advances will be repaid on the dates and in the priorities described in "Cashflows - Distribution of Funding available principal receipts prior to enforcement of the Funding security or the occurrence of a trigger event or enforcement of the Financing security".

      Deferral of payments on term BBB advances, term A advances and term AA advances when losses are recorded on respective principal deficiency ledgers and in other circumstances

      If:

      o a principal loss has been recorded on the principal deficiency ledger in respect of any of the term BBB advances, the term A advances or the term AA advances (whether in respect of the Financing intercompany loan, the previous intercompany loans or any new intercompany loan); or

      o monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of the term BBB advances and/or the term A advances and/or the term AA advances (whether in respect of the Financing intercompany loan, the previous intercompany loans or any new intercompany loan), and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

      o as at the relevant interest payment date, the total outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the total outstanding principal balance of loans in the mortgages trust, then the term BBB advances, the term A advances, and, as applicable, the term AA advances will not be entitled to principal repayments until the relevant circumstance as described in the preceding bulleted list has been cured or otherwise ceases to exist or during such times that no term AAA advances are outstanding.



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Limited recourse

      Funding will only be obliged to pay amounts to the issuing entity under the Financing intercompany loan to the extent that it has funds to do so after making payments ranking in priority to amounts due on the Financing term advances.

      If, on the final repayment date of a Financing term advance, there is a shortfall between the amount of interest and/or principal due on that Financing term advance and the amount available to Funding to make that payment, then that shortfall shall not be due and payable to the issuing entity until the time (if ever) when Funding has enough money available to pay the shortfall on that Financing term advance (after making any other payments due that rank higher in priority to that advance).

      If, on the final repayment date of the Financing intercompany loan, there is a shortfall between the amount required to pay all outstanding interest and/or principal on the Financing term AA advances and /or the Financing term BBB advances and the amount available to Funding to make those payments, then the shortfall shall be deemed to be not due and payable under the Financing intercompany loan agreement and any claim that the issuing entity may have against Funding in respect of that shortfall will be extinguished.

Financing intercompany loan events of default

      The Financing intercompany loan agreement will contain events of default (each an "Financing intercompany loan event of default"), which will include, among others, the following events:

      o a default by Funding for a period of three London business days in the payment of any amount payable under any intercompany loan agreement (whether any previous intercompany loan agreement, the Financing intercompany loan agreement or any new intercompany loan agreement) (but subject to the limited recourse provisions described later in this section and in "- Limited recourse");

      o Funding does not comply in any material respect with its obligations under the transaction documents (other than non-payment as set out in the preceding paragraph) and that non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London business days of Funding becoming aware of its non-compliance or of receipt of notice from the security trustee requiring Funding's non- compliance to be remedied; and

      o insolvency related events occur in relation to Funding or it is, or becomes, unlawful for Funding to perform its obligations under any of the transaction documents.

      Investors should note that, as described in "- Limited recourse", it will not be an event of default under an intercompany loan agreement (whether any previous intercompany loan agreement, the Financing intercompany loan agreement or any new intercompany loan agreement) if default is made by Funding in paying amounts due under the intercompany loan agreement where Funding does not have the money available to make the relevant payment. The ability of the issuing entity to repay the Financing notes will depend upon payments to the issuing entity from Funding under the Financing intercompany loan agreement. See "Risk factors - Failure by Funding to meet its obligations under the Financing intercompany loan agreement would adversely affect payments on the Financing notes".

      Investors should also note that an event of default by Funding in respect of any previous intercompany loan or any new intercompany loan or any agreement entered into by Funding in connection with that previous intercompany loan or new intercompany loan, will constitute an event of default under the Financing intercompany loan.

      If a Financing intercompany loan event of default occurs, then the security trustee will be entitled to deliver a notice to Funding stating that the Financing intercompany loan event of default has occurred (an "Financing intercompany loan enforcement notice"). Upon the service of a Financing intercompany loan enforcement notice, the security trustee may direct that the Financing term advances become immediately due and payable and/ or that the Financing term advances become due and payable on the demand of the security trustee.

New intercompany loan agreements

      Holdings is expected to establish new issuing entities for the purpose of issuing new notes to investors. The Financing intercompany loan agreement will provide that Funding may at any time, by written notice to the security trustee and the rating agencies, enter into a new intercompany loan agreement with a new issuing entity and draw new term advances thereunder. Each new term advance will be financed by the issue of new notes, and will only be permitted if certain conditions precedent are satisfied, including:

      o the proceeds of the new intercompany loan are used by Funding (1) to pay the seller for new loans to be assigned to the mortgages trustee under the mortgage sale agreement and/or (2) to acquire part of the current seller share of the trust property from the seller and/or
            (3) to refinance the existing debts of Funding (which could include a current intercompany loan) and/or (4) to apply a part thereof to further fund one or more of the reserve funds;



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      o     each of the rating agencies confirms in writing to the security trustee that there will not, as a result of the new issuing entity issuing any new notes, be any adverse effect on the ratings at that time by the rating agencies of the current notes or the implicit ratings at that time of the current term advances;

      o no current intercompany loan event of default under any current intercompany loan agreement is continuing unwaived on the date when the advance is drawn; and

      o no principal deficiency is recorded on the principal deficiency ledger.

            Each new intercompany loan agreement will be on substantially the same terms as the Financing intercompany loan agreement, except as to the amount advanced, the rating of the new notes to which the new term advances correspond (the designated "new term advance ratings"), the interest rates applicable to the new term advances, the date that the new term advances are drawn and the terms for repayment.

      Subject to the rules regarding the application of principal receipts by Funding (see "Cashflows - Rules for application of Funding available principal receipts and Funding principal receipts"), Funding shall pay interest and repay principal which is due and payable on the term advances (which includes the previous term advances and any new term advances) to the issuing entity, the previous issuing entities and each new issuing entity in an order of priority which will depend on the relative term advance ratings of each term advance. Each term AAA advance due and payable will rank equally and proportionately as to payment (to the current issuing entities and any new issuing entity) of interest and principal, ahead of payments of interest and principal due and payable to the current issuing entities and any new issuing entity on the term AA advances, the term A advances and the term BBB advances. Similarly, each term AA advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term A advances and the term BBB advances. Similarly, each term A advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term BBB advances. Payments of interest on the term AAA advances, the term AA advances, the term A advances and the term BBB advances rank ahead of payments of interest and principal on any term BB advance. Investors should note that amounts due and payable on the previous term advances and any new term advances may be paid to the previous issuing entity and to any new issuing entity ahead of payments due and payable on the Financing term AA advances or the Financing term BBB advances if the term advance rating of that previous term advance or, as the case may be, new term advance is higher than the term advance rating of the Financing term AA advances or the Financing term BBB advances, as the case may be. References in this paragraph to subordination of any term BB advance are subject to the fact that principal payments on any term BB advance are made out of excess Funding available revenue receipts and/or amounts standing to the credit of the reserve funds (subject in each case to meeting certain conditions precedent). Accordingly, principal may be paid on any term BB advance, provided those conditions are met, before principal is paid on higher ranking term advances.

Funding's bank accounts

      Funding maintains two bank accounts in its name with Abbey. These are:

      (1) the Funding GIC account: the reserve funds (including the Funding liquidity reserve fund and the Funding reserve fund) are credited to this account and on each distribution date Funding's share of the mortgages trust available revenue receipts and any distribution of principal receipts to Funding under the mortgages trust are initially deposited in this account. On each interest payment date, amounts required to meet Funding's obligations to its various creditors are, with the consent of the security trustee, transferred to the Funding transaction account; and

      (2) the Funding transaction account: on each interest payment date, monies standing to the credit of the Funding GIC account are, with the consent of the security trustee, transferred to the Funding transaction account and applied by the cash manager in accordance with the relevant order of priority of payments. Amounts representing Funding's profits are retained in the Funding transaction account.

      If collateral is posted by the Funding swap provider under the Funding swap agreement, Funding shall open a new account in its name, subject to the terms of the Funding swap agreement, called the "Funding collateral account" into which the collateral will be deposited. See "The swap agreements - Ratings downgrade of swap providers".



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      The accounts referred to above are currently maintained or to be maintained with the account bank but may be required to be transferred to an alternative bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to the account bank fall below A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1 by Fitch and P-1 by Moody's. So long as the relevant deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to the account bank by Standard & Poor's shall be at least A-1. Such a transfer is not required despite such a downgrade if the account bank: (i) procures that an entity with the required rating becomes a co-obligor in respect of the obligations of the account bank; (ii) procures that an entity with the required rating provides a guarantee of the obligations of the account bank; or (iii) takes such other actions to ensure that the rating assigned to the notes is not adversely affected by the ratings downgrade, in each case provided that the then current ratings of the notes shall not be adversely affected by each or any of the above actions.

Governing law

      The Financing intercompany loan agreement is governed by English law.


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                       Security for Funding's obligations

      Funding has granted security for its obligations under the current intercompany loan agreements (and the other transaction documents to which it is a party) by entering into the Funding deed of charge with the security trustee, the cash manager, the account bank, the seller, the corporate services provider, the previous issuing entities, the Funding swap provider and the start-up loan provider. The issuing entity will enter into a deed of accession to the Funding deed of charge which means that it will share in the security granted by Funding under the Funding deed of charge. In addition, if Funding enters into new intercompany loan agreements with new issuing entities, then the new issuing entities (together with any new start-up loan providers), will enter into deeds of accession in relation to the Funding deed of charge. This means that they will also share in the security granted by Funding under the Funding deed of charge with the existing Funding secured creditors.

      The Funding deed of charge has seven primary functions:

      o     it sets out the covenants of Funding;

      o it creates security for the security trustee which the security trustee then administers on trust for each of the Funding secured creditors;

      o it sets out the order in which the cash manager applies money received by Funding prior to enforcement of the security;

      o it sets out the enforcement procedures relating to a default by Funding on its covenants under the transaction documents (including provisions relating to the appointment of a receiver);

      o it sets out the order in which the security trustee applies money received by Funding following the enforcement of the security;

      o it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities; and

      o it sets out how new creditors of Funding can accede to the terms of the Funding deed of charge.

      The following section contains a summary of the material terms of the Funding deed of charge. The summary does not purport to be complete and is subject to the provisions of the Funding deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Covenants of Funding

      The Funding deed of charge contains covenants made by Funding in favour of the security trustee on trust for the benefit of itself, any receiver of Funding and the other Funding secured creditors. The main covenants are that Funding will pay all amounts due to each of the Funding secured creditors as they become due (subject to the limited recourse provisions of the current intercompany loans) and that it will comply with its other obligations under the transaction documents.

Funding security

      Under the Funding deed of charge, Funding creates the following security (also known as the "Funding security") in respect of all the intercompany loans outstanding at any one time:

      o a first ranking fixed charge (which may take effect as a floating charge) over the Funding share of the trust property;

      o an assignment by way of first ranking fixed security of all of its rights and interest in the transaction documents to which Funding is a party from time to time;

      o a charge by way of first fixed charge (which may take effect as a floating charge) of the rights and benefits of Funding in the Funding GIC account, the Funding transaction account, all amounts standing to the credit of those accounts and all authorised investments purchased from those accounts;

      o with regard to all of Funding's assets located in England and Wales or governed by English law, a first ranking floating charge over all the assets and the undertaking of Funding not otherwise secured by any fixed charge detailed here; and

      o with regard to all of Funding's assets located in Scotland or governed by Scots law, a first ranking floating charge.



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Nature of security - fixed charge

      Funding may not deal with those of its assets which are subject to a fixed charge without the consent of the security trustee. Accordingly, Funding is not permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

Nature of security - floating charge

      Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing Funding to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of Funding's business. Any of Funding's assets, whether currently held or acquired after the closing date (including assets acquired as a result of the disposition of any other asset of Funding), which are not subject to the fixed charges mentioned in this section and all of its Scottish assets are subject to the floating charge.

      The Funding deed of charge was created prior to 15th September, 2003. Accordingly, the prohibition in section 72A of the Insolvency Act on the appointment of an administrative receiver under floating charges created after that date will not apply to any appointment made pursuant to the Funding deed of charge.

      The existence of the floating charge allows the security trustee to appoint an administrative receiver of Funding and thereby prevent the appointment of an administrator or receiver of Funding by one of Funding's other creditors. Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by Funding, the security trustee will always be able to control those proceedings in the best interests of the Funding secured creditors. However, see "Risk factors - changes of law may adversely affect your interests" relating to potential prohibition on appointment of administrative receivers.

      The interest of the Funding secured creditors in property and assets over which there is a floating charge only will rank behind the expenses of any liquidation or any administration and the claims of certain other preferential creditors on enforcement of the Funding security. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of (pound)600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the fees and expenses of any administration and preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the issuing entity under the Financing intercompany loan agreement. Again, see "Risk factors - changes of law may adversely affect your interests" relating to the introduction of enhanced rights for unsecured creditors in respect of floating charge recoveries.

      The floating charge created by the Funding deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by Funding at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Funding deed of charge, including, among other events, notice to Funding from the security trustee following an intercompany loan event of default except in relation to Funding's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver or upon the commencement of the winding up of Funding. A crystallised floating charge will rank ahead of the claims of unsecured creditors but will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding security.

Funding pre-enforcement priority of payments

      The Funding deed of charge sets out the order of priority of distribution by the cash manager, as at the closing date and prior to the enforcement of the Funding security, of amounts standing to the credit of the Funding transaction account on each interest payment date. This order of priority is described in "Cashflows - Distribution of Funding available revenue receipts" and "Cashflows
- Distribution of Funding available principal receipts prior to enforcement of the Funding security or the occurrence of a trigger event or enforcement of the Financing security".

Following the creation of new intercompany loan agreements

      As new issuing entities are established to issue new notes and accordingly to make new term advances to Funding, those new issuing entities (together with any new start-up loan providers) will likewise enter into deeds of accession in relation to the Funding deed of charge which will amend the Funding pre-enforcement revenue priority of payments, the Funding pre- enforcement principal priority of payments and the Funding post-enforcement priority of payments to reflect the amounts due to the new issuing entity and any new start-up loan provider. The ranking of those new amounts due will be as follows:



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      o     subject to the rules regarding the application of principal receipts by Funding (see "Cashflows - Rules for application of Funding available principal receipts and Funding principal receipts"), all amounts due and payable to the previous issuing entities, the issuing entity and any new issuing entity will be paid, subject to their relevant repayment dates, in descending order of the respective ratings of their term advances so the term advance with the highest term advance rating will be paid first and the term advance with the lowest term advance rating will be paid last; and

      o all start-up loan providers will rank in no order of priority between them but in proportion to the respective amounts due to them.

Enforcement

      The Funding deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by Funding so that the security trustee can protect the interests of each of the Funding secured creditors.

      The Funding deed of charge requires the security trustee to consider the interests of each of the Funding secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the security trustee in the event of a conflict between the interests of the previous issuing entities, the issuing entity and any new issuing entities and the interests of any other Funding secured creditors, to consider only, unless stated otherwise, the interests of the previous issuing entities, the issuing entity and any new issuing entities. As among the previous issuing entities, the issuing entity and any new issuing entities, the security trustee will exercise its rights under the Funding deed of charge only in accordance with the directions of the previous issuing entities, the issuing entity and/or the new issuing entity(s) with the highest-ranking term advance ratings. If the previous issuing entities, the issuing entity and/or any new issuing entities with term advances of equal ratings give conflicting directions, then the security trustee will act in accordance with the directions of the previous issuing entities, the issuing entity or new issuing entity (or two or more of them if in agreement) whose aggregate principal amount outstanding of its/their highest-ranking term advances is the greatest. In all cases, the security trustee will only act if it is indemnified to its satisfaction.

      The Funding security will become enforceable upon the service of an intercompany loan enforcement notice under any intercompany loan, provided that, if the Funding security has become enforceable otherwise than by reason of a default in payment of any amount due on any of the term advances, the security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding security unless either:

      o a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the term AAA advances - including the term AAA advances made under the previous intercompany loans, the Financing intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on); or

      o the security trustee is of the opinion that the cashflow expected to be received by Funding will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding, to discharge in full over time all amounts owing in respect of the term AAA advances - including the term AAA advances made under the previous intercompany loans, the Financing intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on).

      Each of the Funding secured creditors will agree under the Funding deed of charge that they will not take steps directly against Funding for any amounts owing to them, unless the security trustee has become bound to enforce the Funding security but has failed to do so within 30 days of becoming so bound.

Funding post-enforcement priority of payments

      The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of an intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. This order of priority is described in "Cashflows - Distribution of Funding principal receipts and Funding revenue receipts following enforcement of the Funding security".



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Following the creation of new intercompany loan agreements

      Any deeds of accession will amend the Funding post-enforcement priority of payments to reflect the amounts due to the new issuing entity and any new start-up loan provider or any other relevant creditor that has acceded to the terms of the Funding deed of charge.

Appointment, powers, responsibilities and liabilities of the security trustee

      The security trustee is appointed to act as trustee on behalf of the Funding secured creditors on the terms and conditions of the Funding deed of charge. It holds the benefit of the security created by the Funding deed of charge on trust for each of the Funding secured creditors in accordance with the terms and conditions of the Funding deed of charge.

      The Funding Deed of Charge provides that the security trustee may agree amendments or modifications to any of the transaction documents:

      o which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion acting reasonably, that such modifications will not be materially prejudicial to the interests of the Funding secured creditors or, if it is not of that opinion in relation to any Funding secured creditors, such Funding secured creditor has given its written consent to such modifications;

      o which in the opinion of the security trustee are made to correct a manifest or demonstrable error or are of a formal, minor or technical nature; or

      o provided that the rating agencies confirm that as a result of such modification there will not be any adverse effect on the then current ratings by the rating agencies of the existing Financing notes.

      If Funding 2 is established, then the security trustee may agree changes to the transaction documents to enable the inclusion of Funding 2 as a beneficiary of the mortgages trust, and the prior consent of noteholders will not be obtained in relation to those modifications, provided that the rating agencies confirm that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any Financing notes.

The security trustee's fees and expenses

      Funding shall reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee is entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and Funding. Funding has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

      o     the transaction documents; or

      o     the security trustee's engagement as security trustee,

which it or any of its officers, employees or advisers may suffer.

      Funding is not responsible under the Funding deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, negligence, wilful misconduct or breach of the terms of the Funding deed of charge by the security trustee or any of its officers or employees.

Retirement and removal

      Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to Funding.

      Funding may remove the security trustee at any time provided that it has the consent, which must not be unreasonably withheld or delayed, of each of the other Funding secured creditors to the removal.

      In addition, the security trustee may, subject to conditions specified in the Funding deed of charge, appoint a co-trustee to act jointly with it.

Additional provisions of the Funding deed of charge

      The Funding deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

      o the security trustee will, if reasonably practicable, give prior notification to the seller of the security trustee's intention to enforce the Funding security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the Funding security);



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      o     the security trustee is not responsible for the adequacy or enforceability of the Funding deed of charge or any other transaction document;

      o the security trustee is not required to exercise its powers under the Funding deed of charge without being directed to do so by the issuing entity, the previous issuing entities or the other Funding secured creditors;

      o the security trustee may rely on documents provided by the mortgages trustee, Funding and the cash manager and the advice of consultants and advisors;

      o the security trustee is not required to monitor whether an intercompany loan event of default under any intercompany loan has occurred or compliance by Funding with the transaction documents;

      o the security trustee will be taken not to have knowledge of the occurrence of an intercompany loan event of default under any intercompany loan unless the security trustee has received notice from a Funding secured creditor stating that an intercompany loan event of default has occurred and describing that intercompany loan event of default;

      o the security trustee has no duties or responsibilities except those expressly set out in the Funding deed of charge or the transaction documents;

      o any action taken by the security trustee under the Funding deed of charge or any transaction document binds all of the Funding secured creditors;

      o each Funding secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of Funding and whether or not to request that the security trustee take any particular course of action under any transaction document;

      o the security trustee and its affiliates may engage in any kind of business with Funding or any of the Funding secured creditors as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Funding secured creditors;

      o the security trustee has no liability under or in connection with the Funding deed of charge or any other transaction document, whether to a Funding secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the Funding deed of charge out of the property held by it on trust under the Funding deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence or wilful misconduct or breach of the terms of the Funding deed of charge; and

      o the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

      The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the performance of the Financing notes or the payment of principal or interest on the Financing notes.

Governing law

      The Funding deed of charge is governed by English law.



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                  Security for the issuing entity's obligations

      The issuing entity will provide security for its obligations by entering into the Financing deed of charge with the Financing secured creditors, who are the Financing security trustee, the note trustee, the paying agents, the registrar, the transfer agent, the agent bank, the Financing dollar currency swap providers, the Financing euro currency swap provider, the corporate services provider, the Financing cash manager and the Financing account banks.

      The Financing deed of charge has five primary functions:

      o     it sets out covenants of the issuing entity;

      o it creates security for the Financing security trustee which the Financing security trustee then administers on trust for each of the Financing secured creditors;

      o it sets out the enforcement procedures relating to a default by the issuing entity of its covenants under the transaction documents (including the appointment of a receiver);

      o it sets out the order in which the Financing security trustee applies monies standing to the credit of the Financing transaction accounts following the enforcement of the Financing security; and

      o it sets out the appointment of the Financing security trustee, its powers and responsibilities and the limitations on those responsibilities.

      The following section contains a summary of the material terms of the Financing deed of charge. The summary does not purport to be complete and is subject to the provisions of the Financing deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Covenants of the issuing entity

      The Financing deed of charge contains covenants made by the issuing entity in favour of the Financing security trustee on trust for the benefit of itself, any receiver of the issuing entity and the Financing secured creditors. The main covenants are that the issuing entity will pay all amounts due to each of the Financing secured creditors as they become due and that it will comply with its other obligations under the Financing transaction documents.

Financing security

      Under the Financing deed of charge, the issuing entity creates the following security in respect of its obligations:

      o an assignment and charge by way of first fixed security of the issuing entity's rights under the Financing transaction documents to which it is a party, including the Financing intercompany loan agreement, the Funding deed of charge, the Financing dollar currency swap agreements, the Financing euro currency swap agreement, the Financing interest rate swap agreement, the Financing paying agent and agent bank agreements, the Financing underwriting agreement, the Financing subscription agreement, the Financing corporate services agreement, the Financing bank account agreement, the Financing cash management agreement and the Financing trust deed;

      o a charge by way of first fixed charge (which may take effect as a floating charge) of the issuing entity's right, title and interest and benefit in the Financing transaction accounts and any amounts deposited in them;

      o a charge by way of first fixed charge (which may take effect as a floating charge) of the issuing entity's right, title, interest and benefit in all authorised investments made by or on behalf of the issuing entity, including all monies and income payable under them;

      o with regard to all of the issuing entity's assets located in England or Wales or governed by English law a first ranking floating charge over the issuing entity's business and assets not already charged under the fixed charges described here; and

      o with regard to all of the issuing entity's assets located in Scotland or governed by Scots law a first ranking floating charge (all of the assets subject to fixed charges as listed above being wholly governed by English law).

Nature of security - fixed charge

      The issuing entity may not deal with those of its assets which are subject to a fixed charge without the consent of the Financing security trustee. Accordingly, the issuing entity will not be permitted to deal in its ordinary course of business with the assets which are expressed to be subject to a fixed charge. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

Nature of security - floating charge

      Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing the issuing entity to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of the issuing entity's business. Any assets acquired by the issuing entity after the closing date (including assets acquired as a result of the disposition of any other assets of the issuing entity) which are not subject to fixed charges described in the preceding section and all of its Scottish assets will also be subject to the floating charge.



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      The existence of the floating charge allows the Financing security trustee to appoint an administrative receiver of the issuing entity and thereby prevent the appointment of an administrator or receiver of the issuing entity by one of the issuing entity's other creditors. Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by the issuing entity, the Financing security trustee should be able to control those proceedings in the best interest of the Financing secured creditors. However, see "Risk factors - Changes of law may adversely affect your interests" relating to the appointment of administrative receivers.

      The interests of the Financing secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or any administration and the claims of certain preferential creditors on enforcement of the Financing security. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of (pound)600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the fees and expenses of any administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

      The floating charge created by the Financing deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by the issuing entity at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Financing deed of charge, including, among other events, notice to the issuing entity from the Financing security trustee following an event of default under the Financing notes (except in relation to the issuing entity's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver or upon commencement of a winding up of the issuing entity). A crystallised floating charge will rank ahead of the claims of unsecured creditors which are in excess of the prescribed part but will rank behind the fees and expenses of any administration, the claims of preferential creditors and the beneficiaries of the prescribed part on enforcement of the Financing security.

Enforcement

      The Financing deed of charge sets out the general procedures by which the Financing security trustee may take steps to enforce the security created by the issuing entity so that the Financing security trustee can protect the interests of each of the Financing secured creditors.

      The Financing deed of charge requires the Financing security trustee to consider the interests of each of the Financing secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the Financing security trustee in the event of a conflict between the interests of the noteholders and the interests of any other Financing secured creditor, to consider only, unless stated otherwise, the interests of the noteholders. As among noteholders, the Financing security trustee will exercise its rights under the Financing deed of charge only in accordance with the directions of the class of noteholders with the highest-ranking Financing notes. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, or conflict between the class B noteholders of one series and the class B noteholders of another series, or conflict between the class C noteholders of one series and the class C noteholders of another series then a resolution directing the Financing security trustee to take any action must be passed at separate meetings of the holders of each series of the class A Financing notes or, as applicable, each series of the class B Financing notes or, as applicable, each series of the class C Financing notes.



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      The Financing security will become enforceable upon either (1) the enforcement of the Funding security or (2) the occurrence of a Financing note event of default which is not being waived by the Financing security trustee, provided that, if the Financing security has become enforceable otherwise than by reason of a default in payment of any amount due on the Financing notes, the Financing security trustee will not be entitled to dispose of all or part of the assets comprised in the Financing security unless either:

      o a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the class A Financing notes or, if the class A Financing notes have been fully repaid, the class B Financing notes or, if the class B Financing notes have been fully repaid, the class C Financing notes; or

      o the Financing security trustee is of the opinion that the cashflow expected to be received by the issuing entity will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuing entity, to discharge in full over time all amounts owing in respect of the class A Financing notes or, if the class A Financing notes have been fully repaid, the class B Financing notes or, if the class B Financing notes have been fully repaid, the class C Financing notes.

      Each of the Financing secured creditors (other than the noteholders, the note trustee acting on behalf of the noteholders and the Financing security trustee) will agree under the Financing deed of charge that they will not take steps directly against the issuing entity for any amounts owing to them, unless the Financing security trustee has become bound to enforce the Financing security but has failed to do so within 30 days of becoming so bound.

Financing post-enforcement priority of payments

      The Financing deed of charge sets out the order of priority of distribution by the Financing security trustee, following service of a Financing note enforcement notice, of amounts received or recovered by the Financing security trustee (or a receiver appointed on its behalf). There are two separate payment orders of priority depending on whether the Funding security has also been enforced. These orders of priority are described in "Cashflows".

Appointment, powers, responsibilities and liabilities of the Financing security trustee

      The Financing security trustee is appointed to act as trustee on behalf of the Financing secured creditors on the terms and conditions of the Financing deed of charge. It holds the benefit of the security created by the Financing deed of charge on trust for each of the Financing secured creditors in accordance with the terms and conditions of the Financing deed of charge.

      The Financing deed of charge provides that the Financing security trustee may agree to amendments or modifications to any of the transaction documents:

      o which in the opinion of the Financing security trustee it may be expedient to make, provided that the Financing security trustee is of the opinion, acting reasonably, that such modifications will not be materially prejudicial to the interests of the noteholders;

      o which in the opinion of the Financing security trustee will not materially prejudice the interests of any of the dollar currency swap providers or the euro currency swap provider; or

      o which in the opinion of the Financing security trustee are made to correct a manifest or demonstrable error or are of a formal, minor or technical nature.

      The Financing security trustee is entitled to assume in the exercise of its discretions and powers, that the proposed exercise would not be materially prejudicial to the interests of the holders of the Financing notes, if the existing ratings of the Financing notes are not adversely affected by that proposed exercise. The prior consent of noteholders will not be obtained in relation to the inclusion of Funding 2 as a beneficiary of the mortgages trust, provided that the rating agencies confirm that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any Financing notes.

Financing security trustee's fees and expenses

      The issuing entity will reimburse the Financing security trustee for all its costs and expenses properly incurred in acting as Financing security trustee. The Financing security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the Financing security trustee and the issuing entity. The issuing entity has agreed to indemnify the Financing security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

      o     the Financing transaction documents; or



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      o     the Financing security trustee's engagement as Financing security trustee,

which it or any of its officers, employees or advisers may suffer.

      The issuing entity will not be responsible under the Financing deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, wilful default or negligence on the part of the Financing security trustee or any of its officers, employees and advisers or breach by them of the terms of the Financing deed of charge.

Retirement and removal

      Subject to the appointment of a successor Financing security trustee, the Financing security trustee may retire after giving three months' notice in writing to the issuing entity.

      The issuing entity may remove the Financing security trustee at any time providing that it has the consent, which must not be unreasonably withheld or delayed, of each of the other Financing secured creditors to the removal.

      In addition, the Financing security trustee may, subject to the conditions specified in the Financing deed of charge, appoint a co-trustee to act jointly with it.

Additional provisions of the Financing deed of charge

      The Financing deed of charge contains a range of provisions regulating the scope of the Financing security trustee's duties and liability. These include the following:

      o the Financing security trustee will, if reasonably practicable, give prior notification to the seller of the Financing security trustee's intention to enforce the Financing security (although any failure to so notify will not prejudice the ability of the Financing security trustee to enforce the Financing security);

      o the Financing security trustee is not responsible for the adequacy or enforceability of the Financing deed of charge or any other Financing transaction document;

      o the Financing security trustee is not required to exercise its powers under the Financing deed of charge without being directed or requested to do so by an extraordinary resolution of the noteholders or in writing by the holders of at least 25 per cent. of the aggregate principal amount outstanding of the Financing notes then outstanding or by any other Financing secured creditor provided that:

            (i) the Financing security trustee will not act at the direction or request of the class B noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders or the action is sanctioned by an extraordinary resolution of the class A noteholders;

            (ii) the Financing security trustee will not act at the direction or request of the class C noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders, as the case may be; and

            (iii) the Financing security trustee will not act at the direction or request of any other Financing secured creditor unless so to do would not, in its opinion, be materially prejudicial to the interests of the noteholders or the action is sanctioned by extraordinary resolutions of the noteholders and each of the other relevant secured creditors that ranks ahead of that Financing secured creditor (in the Financing post-enforcement priority of payments) also consents to that action and in particular;

      o the Financing security trustee is entitled to assume that, in the exercise of its rights, powers, duties and discretions, the exercise will not be materially prejudicial to the noteholders if each of the rating agencies has confirmed that the then current ratings of the notes will not be adversely affected by the exercise;

      o the Financing security trustee may rely on documents provided by the issuing entity, the Financing cash manager, the Financing dollar currency swap providers, the Financing euro currency swap provider, the agent bank, the paying agents, the registrar, the transfer agent, the Financing account banks and the corporate services provider and the advice of consultants and advisers;

      o the Financing security trustee is not required to monitor whether a Financing note event of default has occurred or compliance by the issuing entity with the Financing transaction documents;



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      o     the Financing security trustee will be taken not to have knowledge of the occurrence of a Financing note event of default unless the Financing security trustee has received notice from a Financing secured creditor stating that a Financing note event of default has occurred and describing that Financing note event of default;

      o the Financing security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the Financing trust deed;

      o the Financing security trustee has no duties or responsibilities except those expressly set out in the Financing deed of charge or the Financing transaction documents;

      o any action taken by the Financing security trustee under the Financing deed of charge or any of the Financing transaction documents binds all of the Financing secured creditors;

      o each Financing secured creditor must make its own independent investigations, without reliance on the Financing security trustee, as to the affairs of the issuing entity and whether or not to request that the Financing security trustee take any particular course of action under any Financing transaction document;

      o the Financing security trustee in a capacity other than as Financing security trustee can exercise its rights and powers as such as if it were not acting as the Financing security trustee;

      o the Financing security trustee and its affiliates may engage in any kind of business with the issuing entity or any of the Financing secured creditors as if it were not the Financing security trustee and may receive consideration for services in connection with any Financing transaction document or otherwise without having to account to the Financing secured creditors;

      o the Financing security trustee has no liability under or in connection with the Financing deed of charge or any other Financing transaction document, whether to a Financing secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the Financing deed of charge out of the property held by it on trust under the Financing deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the Financing security trustee to the extent that it is not satisfied because there is a reduction in the extent of the Financing security trustee's indemnification as a result of its fraud, negligence, wilful misconduct or breach of the terms of the Financing deed of charge; and

      o the Financing security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

      The Financing security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the Financing security trustee. The Financing security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The Financing security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The Financing security trustee does not guarantee the success of the Financing notes or the payment of principal or interest on the Financing notes.

Trust Indenture Act prevails

      The Financing deed of charge contains a provision that, if any other provision of the Financing deed of charge limits, qualifies or conflicts with another provision which is required to be included in the Financing deed of charge by, and is not subject to contractual waiver under, the United States Trust Indenture Act of 1939, as amended ("the Trust Indenture Act"), then the required provision of that Act will prevail.

Governing law

      The Financing deed of charge will be governed by English law.



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                                    Cashflows

Distribution of Funding available revenue receipts

Definition of Funding available revenue receipts

      "Funding available revenue receipts" will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:

      o all mortgages trust available revenue receipts distributed to Funding during the interest period ending on the immediately following interest payment date;

      o other net income of Funding including all amounts of interest received on the Funding GIC account, the Funding transaction account and/or authorised investments (as defined in the glossary), amounts received by Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement and any amount to be credited to the Funding collateral account, including interest thereon, subject to the circumstances described in "- Collateral in the Funding post-enforcement priority of payments"), in each case to be received on or prior to the immediately following interest payment date; and

      o the amounts standing to the credit of the first reserve ledger, the second reserve ledger, the Funding reserve ledger and (if established) the Funding liquidity reserve ledger.

      Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the first reserve fund and the second reserve fund) to pay items (A) to (E), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

      If there is a deficit on an interest payment date, then Funding shall pay or provide for that deficit by applying amounts then standing to the credit of the Funding principal ledger, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency ledger, as described in "Credit structure".

      Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

      Funding shall apply any excess revenue to extinguish any balance on the principal deficiency ledger, as described in "Credit structure".

Distribution of Funding available revenue receipts prior to enforcement of the Funding security

      This section sets out the order of priority of payments of Funding available revenue receipts as at the closing date. If Funding enters into new intercompany loan agreements, then this order of priority will change - see "Security for Funding's obligations".

      Except for amounts due to third parties by the issuing entity, the previous issuing entities and/or Funding under paragraph (A) or amounts due to the account bank, the Financing account bank and/or the previous Financing account banks, which shall be paid when due, on each interest payment date prior to enforcement of the Funding security, the cash manager will apply the Funding available revenue receipts in the following order of priority (the "Funding pre-enforcement revenue priority of payments"):

      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

            o the security trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following interest period to the security trustee under the Funding deed of charge;

            o in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to (1) the issuing entity in respect of the issuing entity's obligations specified in items (A) to (C) inclusive of the Financing pre-enforcement revenue priority of payments or, as the case may be, items (A) to (B) inclusive of the Financing post-enforcement priority of payments, as described in "- Distribution of Financing revenue receipts" and "- Distribution of Financing principal receipts and Financing revenue receipts following enforcement of the Financing security and enforcement of the Funding security" and (2) the previous issuing entities in respect of the previous issuing entities' similar obligations under their respective priorities of payments; and



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            o     any third party creditors of Funding (other than those
                  referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become due and payable in the immediately following interest period by Funding and to pay or discharge any liability of Funding for corporation tax on any chargeable income or gain of Funding;

      (B) then, towards payment of amounts due and payable to the cash manager under the cash management agreement (together with any amount in respect of VAT on those amounts);

      (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts, if any, due and payable to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

      (D) then, towards payment of amounts (if any) due and payable to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding following a Funding swap provider default (as defined later in this section));

      (E) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term AAA advances in relation to the current intercompany loans;

      (F) then, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (G) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term AA advances in relation to the current intercompany loans;

      (H) then, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (I) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term A advances in relation to the current intercompany loans;

      (J) then, towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (K) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the previous term BBB advances in relation to the current intercompany loans;

      (L) then, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate a debit on that ledger;

      (M) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of any amounts due to the issuing entity and the previous issuing entities in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any payment due to a current swap provider as a result of a current swap provider default or any downgrade termination payment due to a current swap provider);

      (N) then, towards a credit to the first reserve ledger in an amount up to the first reserve fund required amount (see "Credit structure - First reserve fund") (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);

      (O) then, if an arrears trigger event has occurred, towards a credit to the first reserve ledger to ensure that the balance thereof is equal to the first reserve fund additional required amount (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);

      (P) then, towards a credit to the Funding liquidity reserve ledger in an amount up to the Funding liquidity reserve fund required amount;

      (Q) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

            o the issuing entity and/or the previous issuing entities, as the case may be, in respect of their respective obligations to pay any termination payment to a current swap provider following a current swap provider default or any downgrade termination payment due to a current swap provider;



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            o     any other amounts due to the issuing entity under the
                  Financing intercompany loan agreement and/or to the previous issuing entities under the previous intercompany loan agreements, and not otherwise provided for in this order of priorities; and

            o after the occurrence of a Funding swap provider default, towards payment of any termination payment due and payable by Funding under the Funding swap agreement;

      (R) then, towards a credit to the second reserve ledger in an amount up to the second reserve fund required amount (see "Credit structure");

      (S) then, towards a credit to the Funding reserve ledger in an amount up to the Funding reserve fund required amount (see "Credit structure");

      (T) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

      (U) then, an amount equal to 0.01 per cent. of the Funding available revenue receipts which shall be retained by Funding or distributed by it by way of dividends to its shareholders;

      (V) then, towards payment of any additional consideration due to the seller pursuant to the terms of the mortgage sale agreement (this together with the postponed deferred consideration, known as "deferred consideration") other than postponed deferred consideration; and

      (W) then, towards payment of any additional consideration due to the seller which has been postponed pursuant to the terms of the mortgage sale agreement (known as "postponed deferred consideration").

      As used in this prospectus, "Funding swap provider default" means the occurrence of an event of default (as defined in the Funding swap agreement) where the Funding swap provider is the defaulting party (as defined in the Funding swap agreement).

      As used in this prospectus, "current swap provider default" means the occurrence of an event of default (as defined in the relevant current swap agreement) where a current swap provider is the defaulting party (as defined in the relevant current swap agreement) and "current swap provider downgrade termination event" means the occurrence of an additional termination event (as defined in the relevant current swap agreement) following the failure by the relevant current swap provider to comply with the ratings downgrade provisions set out in the relevant current swap agreement. "Current swap providers" means the Financing swap providers and the previous swap providers to the previous issuing entities. "Current swap agreements" means the Financing swap agreements and the previous swap agreements entered into by the previous issuing entities.

Distribution of Financing revenue receipts

Definition of Financing revenue receipts

      "Financing revenue receipts" will be calculated by the Financing cash manager four business days prior to each interest payment date and will be an amount equal to the sum of:

      o interest to be paid by Funding on the relevant interest payment date in respect of the Financing term advances under the Financing intercompany loan;

      o fees to be paid to the issuing entity by Funding on the relevant date under the terms of the Financing intercompany loan;

      o interest payable on the issuing entity's bank accounts (but excluding any interest in respect of collateral provided by a Financing swap provider to the issuing entity as described below) and any authorised investments (as defined in the glossary) and which will be received on or before the relevant interest payment date in respect of the Financing notes; and

      o other net income of the issuing entity including amounts received or to be received under the Financing swap agreements on or before the relevant date (without double counting) (other than any early termination amount received by the issuing entity under the Financing swap agreements and any amount to be credited to the relevant Financing collateral account, including interest thereon, subject to the circumstances described in "- Collateral in the Financing post-enforcement priority of payment").



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Distribution of Financing revenue receipts prior to enforcement of the Financing security

      The Financing cash management agreement sets out the order of priority of distribution by the Financing cash manager, prior to the enforcement of the Financing security, of amounts received by the issuing entity on each interest payment date. As at the closing date, the order of priority will be as described in this section.

      As used in this prospectus, "Financing swap provider default" means the occurrence of an event of default (as defined in the relevant Financing dollar currency swap agreements and/or the Financing euro currency swap agreement) where the relevant Financing swap provider is the defaulting party (as defined in the relevant Financing swap agreement). "Financing swap agreement" means any swap agreement between a Financing swap provider and the issuing entity. "Downgrade termination event" means the occurrence of an additional termination event following the failure by the relevant Financing swap provider to comply with the ratings downgrade provisions set out in the relevant Financing swap agreement and "downgrade termination payment" means a termination payment due and payable to the relevant Financing swap provider following the occurrence of a downgrade termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to the issuing entity following a downgrade termination event in respect of the relevant swap. For the avoidance of doubt, swap replacement payments made to the issuing entity following a downgrade termination event will not constitute Financing revenue receipts.

      Either on each interest payment date or when due in respect of amounts due to third parties under paragraph (B) below or amounts due to the Financing account banks under the Financing bank account agreement under paragraph (C) below, the Financing security trustee will apply Financing revenue receipts in the following order of priority (the "Financing pre- enforcement revenue priority of payments"):

      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

            o the Financing security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the Financing security trustee under the Financing deed of charge;

            o the note trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee under the Financing trust deed; and

            o the agent bank, the paying agents, the registrar and the transfer agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the agent bank, the paying agents, the registrar and the transfer agent under the Financing paying agent and agent bank agreement;

      (B) then, to pay amounts due to any third party creditors of the issuing entity (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the issuing entity of the Financing transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the issuing entity and to pay or discharge any liability of the issuing entity for corporation tax on any chargeable income or gain of the issuing entity;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the Financing cash manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Financing cash manager in the immediately succeeding interest period, under the Financing cash management agreement and to the corporate services provider under the Financing corporate services agreement and to the Financing account banks under the Financing bank account agreement;

      (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o amounts due to the series 1 class A Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 1 class A Financing dollar currency swap provider to pay interest due and payable on the series 1 class A Financing notes;



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            o     amounts due to the series 2 class A Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 2 class A Financing dollar currency swap provider to pay interest due and payable on the series 2 class A Financing notes;

            o amounts due to the series 3 class A Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 3 class A Financing dollar currency swap provider to pay interest due and payable on the series 3 class A Financing notes;

            o interest due and payable on the series 4 class A1 Financing notes;

            o amounts due to the series 4 class A2 Financing euro currency swap provider (except for any termination payment due and payable to that Financing euro currency swap provider as a result of a Financing euro currency swap provider default or a downgrade termination event) and from amounts received from the series 4 class A2 Financing euro currency swap provider to pay interest due and payable on the series 4 class A2 Financing notes; and

            o amounts due to the series 4 class A3 Financing interest rate swap provider (except for any termination payment due and payable to that Financing interest rate swap provider as a result of a Financing interest rate swap provider default or a downgrade termination event) and from amounts received from the series 4 class A3 Financing interest rate swap provider to pay interest due and payable on the series 4 class A3 Financing notes up to and including the interest payment date falling in July 2009 (or, if earlier, until the occurrence of a trigger event or enforcement of the Financing security) and thereafter, interest due and payable on the series 4 class A3 Financing notes;

      (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o amounts due to the series 1 class B Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 1 class B Financing dollar currency swap provider to pay interest due and payable on the series 1 class B Financing notes;

            o amounts due to the series 2 class B Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 2 class B Financing dollar currency swap provider to pay interest due and payable on the series 2 class B Financing notes;

            o amounts due to the series 3 class B Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 3 series B Financing dollar currency swap provider to pay interest due and payable on the series 3 class B Financing notes; and

            o interest due and payable on the series 4 class B Financing notes;

      (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o amounts due to the series 1 class C Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 1 class C Financing dollar currency swap provider to pay interest due and payable on the series 1 class C Financing notes;

            o amounts due to the series 2 class C Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 2 class C Financing dollar currency swap provider to pay interest due and payable on the series 2 class C Financing notes;

            o amounts due to the series 3 class C Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 3 class C Financing dollar currency swap provider to pay interest due and payable on the series 3 class C Financing notes; and

            o interest due and payable on the series 4 class C Financing notes;



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

      (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o any termination payment due to the series 1 class A Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 1 class A Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 2 class A Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 2 class A Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 3 class A Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 3 class A Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 4 class A2 Financing euro currency swap provider following a Financing euro currency swap provider default by the series 4 class A2 Financing euro currency swap provider or a downgrade termination event; and

            o any termination payment due to the series 4 class A3 Financing interest rate swap provider following a Financing interest rate swap provider default by the series 4 class A3 Financing interest rate swap provider or a downgrade termination event;

      (H) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o any termination payment due to the series 1 class B Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 1 class B Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 2 class B Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 2 class B Financing dollar currency swap provider or a downgrade termination event; and

            o any termination payment due to the series 3 class B Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 3 class B Financing dollar currency swap provider or a downgrade termination event;

      (I) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o any termination payment due to the series 1 class C Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 1 class C Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 2 class C Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 2 class C Financing dollar currency swap provider or a downgrade termination event; and

            o any termination payment due to the series 3 class C Financing dollar currency swap provider following a Financing dollar currency swap provider default by the series 3 class C Financing dollar currency swap provider or a downgrade termination event; and

      (J)   then, any surplus to the issuing entity.

Distribution of Financing revenue receipts after enforcement of the Financing security but prior to enforcement of the Funding security

      Following enforcement of the Financing security under the Financing deed of charge, but prior to enforcement of the Funding security under the Funding deed of charge, the Financing security trustee will apply Financing revenue receipts in the same order of priority as set out in "Distribution of Financing revenue receipts" except that:

      o in addition to the amounts due to the Financing security trustee under paragraph (A) of "Distribution of Financing revenue receipts - Distribution of Financing revenue receipts prior to enforcement of the Financing security", Financing revenue receipts will be applied to pay amounts due to any receiver appointed by the Financing security trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the receiver during the following interest period; and

      o the Financing security trustee will not be required to pay amounts due to any entity which is not a Financing secured creditor.



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Distribution of Funding available principal receipts prior to enforcement of the
Funding security or the occurrence of a trigger event or enforcement of the Financing security

Definition of Funding available principal receipts

      "Funding available principal receipts" will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:

      o all Funding principal receipts received by Funding during the interest period ending on the relevant interest payment date and any other amounts standing to the credit of the Funding principal ledger;

      o all Funding principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance, and, for the avoidance of doubt, all series 1 term AAA cash amounts standing to the credit of the cash accumulation sub-ledger of the relevant issuing entity which are to be applied on the next interest payment date to repay the bullet term advance in respect of the Financing series 1 term AAA advance and/or any previous term AAA advance, as applicable;

      o the amount, if any, to be credited to the principal deficiency ledger pursuant to items (F), (H), (J) and (L) in "Distribution of Funding available revenue receipts - Distribution of Funding available revenue receipts prior to enforcement of the Funding security" on the relevant interest payment date;

      o prior to enforcement of the Funding security and to be applied only in respect of the first reserve fund term advances, the amount then standing to the credit of the first reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (M) (inclusive) of the Funding pre-enforcement revenue priority of payments); and

      o prior to enforcement of the Funding security or the occurrence of an asset trigger event, and to be applied only in respect of Funding liquidity reserve fund term advances, the amount then standing to the credit of the Funding liquidity reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (M) (inclusive) of the Funding pre-enforcement revenue priority of payments), less

      o the amount of Funding principal receipts to be applied on the relevant interest payment date to pay items (A) to (E) (inclusive),
            (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

      For the avoidance of doubt, the amount standing to the credit of the first reserve ledger and the Funding liquidity reserve ledger may be applied after the payments described in items (i) (ii) and (iii) under rule (1) below have been made.

Rules for application of Funding available principal receipts and Funding principal receipts

      The Funding deed of charge sets out certain rules for the application by Funding, or the cash manager on its behalf, of the Funding available principal receipts on each interest payment date and, in the case of the principle described in rule (4) below on each distribution date. For the purposes of the principles described in rules (1) to (5) below: (i) an amount will become due and payable in respect of a bullet term advance in an amount equal to the relevant bullet amount on the scheduled repayment date for that bullet term advance which falls on that interest payment date (ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date); (ii) an amount will become due and payable in respect of a scheduled amortisation term advance in an amount equal to the applicable scheduled amortisation amount due on the scheduled repayment date for that scheduled amortisation term advance which falls on that interest payment date (ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date); and (iii) an amount will become due and payable on an interest payment date in respect of any pass-through term advance in an amount equal to the principal balance of such pass-through term advance if on or immediately preceding an interest payment date any term advances advanced by the same issuing entity and which are repayable prior to such pass-through term advance have been repaid in full except that:

      o in the case of the series 1 term AAA advance, the series 2 term AAA advance and the series 4 AAA term advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, amounts will become due and payable on the interest payment dates falling in December 2006, October 2008 and July 2010, respectively;



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      o     in the case of the series 3A1 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 9) PLC, amounts will become due and payable on the interest payment dates falling in January 2010 and April 2010;

      o in the case of the series 3A2 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 9) PLC, amounts will become due and payable on the interest payment dates falling in January 2010 and April 2010;

      o in the case of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, amounts will become due and payable on the interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the series 3 term AAA advance made under the previous intercompany loan made by Holmes Financing (No.
            8) PLC is paid in full up to the applicable series 3 term AA advance repayment amount and, in the case of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No.
            8) PLC, amounts will become due and payable on the interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the series 3 term AAA advance made under the previous intercompany loan made by Holmes Financing (No. 8) PLC is paid in full up to the applicable series 3 term BBB advance repayment amount, provided that the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC has been paid up to the applicable series 3 term AA advance repayment amount;

      o in the case of the series 4 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 8) PLC, amounts will become due and payable on the interest payment date falling in January 2009;

      o in the case of the series 4 term AAA advance and the series 5 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, amounts will become due and payable on the interest payment dates falling in October 2007 and April 2008 respectively;

      o in the case of the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, amounts will become due and payable on the interest payment date falling in October 2006 and in the case of the series 3A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No.
            5) PLC, amounts will become due and payable on the interest payment date falling on or after the interest payment date on which the series 3A1 term AAA advance is repaid in full;

      o in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, amounts will become due and payable on the interest payment date falling in October 2006;

      o in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, amounts will become due and payable on the interest payment date falling in October 2007; and

      o in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, amounts will become due and payable on the interest payment date falling in July 2010, in each case ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date.

      For the issuing entity, prior to an asset trigger event or enforcement of the Financing security, the transaction is structured in the expectation that:

      o the Financing series 1 term AA advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the Financing series 1 term AAA advance has been repaid in full;

      o the Financing series 1 term BBB advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the Financing series 1 term AA advance has been repaid in full;

      o the Financing series 2 term AA advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the Financing series 2 term AAA advance has been repaid in full;



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

      o the Financing series 2 term BBB advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the Financing series 2 term AA advance has been repaid in full;

      o the Financing series 3 term AA advance up to the applicable Financing series 3 term AA advance repayment amount will be repaid on each interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the Financing series 3 term AAA advance has been paid in full;

      o the Financing series 3 term BBB advance up to the applicable Financing series 3 term BBB advance repayment amount will be repaid on each interest payment date falling on or after each scheduled repayment date on which the scheduled repayment in respect of the Financing series 3 term AAA advance has been paid in full, provided that the Financing series 3 term AA advance has been repaid up to the applicable Financing series 3 term AA advance repayment amount;

      o the Financing series 4 term AA advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the Financing series 4 term AAA advances have been repaid in full; and

      o the Financing series 4 term BBB advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the Financing series 4 term AA advance has been repaid in full.

      It is expected that the earliest dates on which the current term advances will fall due and payable are those set out below:

      o in respect of the series 3 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2007;

      o in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in October 2007;

      o in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in October 2007;

      o in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

      o in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

      o in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

      o in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2006;

      o in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2006;

      o in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;

      o in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;

      o in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;

      o in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;

      o in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;

      o in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;

      o in respect of the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;

      o in respect of the series 3A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;



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

      o in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;

      o in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;

      o in respect of the series 3 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2007;

      o in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in July 2007;

      o in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in July 2007;

      o in respect of the series 4 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in October 2007;

      o in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in January 2008;

      o in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in January 2008;

      o in respect of the series 5 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

      o in respect of the series 5 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

      o in respect of the series 5 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

      o in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment dates falling in January 2007 and April 2007;

      o in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in July 2007;

      o in respect of the series 3 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in July 2007;

      o in respect of the series 4 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

      o in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

      o in respect of the series 4 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

      o in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2007;

      o in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2007;

      o in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2007;

      o in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

      o in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

      o in respect of the series 3 term BBB advances under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

      o in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;

      o in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;



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

      o in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;

      o in respect of the series 1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment date falling in December 2006;

      o in respect of the Financing series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment date falling in October 2008;

      o in respect of the Financing series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment dates falling in January 2010 and April 2010;

      o in respect of the Financing series 3A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment dates falling in January 2010 and April 2010; and

      o in respect of the Financing series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment date falling in July 2010.

      o in respect of the Financing series 1 term AAA advance, the series 1 class A interest payment date falling in [o];

      o in respect of the Financing series 2 term AAA advance, the interest payment date falling in [o];

      o in respect of the Financing series 3A1 term AAA advance, the interest payment dates falling in [o] and [o];

      o in respect of the Financing series 3A2 term AAA advance, the interest payment dates falling in [o]and [o]; and

      o in respect of the Financing series 4 term AAA advance, the interest payment date falling in [o].

      The five rules are as follows:

      (1)   General rules

            On each interest payment date, Funding or the cash manager on its behalf will apply Funding available principal receipts:

            (i) first, to replenish the first reserve fund to the extent only that monies have been drawn from the first reserve fund to make scheduled principal repayments on the first reserve fund term advances;

            (ii) then, if the Funding liquidity reserve fund has been established, after the application of Funding available revenue receipts to replenish the Funding liquidity reserve fund up to the amount of the Funding liquidity reserve required amount;

            (iii) then, (subject to rule (2) below) to repay any term AAA advances which are bullet term advances and/or scheduled amortisation term advances that are then due and payable;

            (iv) then, to pay into the cash accumulation ledger an amount equal to:

                                      A - B

                  where:

                  A = the amount standing to the credit of the cash accumulation ledger immediately prior to such interest payment date, and

                  B = the amounts applied to repay the bullet term advances and scheduled amortisation term advances repaid under item (iii) above; and

            (v) then, to repay all other outstanding term advances which are then due and payable in accordance with the terms and provisions of, as applicable, the Financing intercompany loan, the previous intercompany loans and any new intercompany loans and the relative term advance ratings of those term advances. The repayment terms of the Financing intercompany loan are described in the remaining sub-sections under this section. Subject to the principles described in rules (2) to (5) below, term advances will be repaid according to their respective term advance ratings (first on the term advances with the highest term advance rating, and thereafter on the term advances with the next highest term advance rating, and so on, down to the term advances with the lowest term advance rating) with any remainder remaining in the Funding principal ledger;



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

            provided that, in respect of the Financing series 1 term AAA advance maturity date, Funding or the cash manager on its behalf shall only apply Funding available principal receipts in or towards payment of items (i) through (iii) only; and in making any such application of Funding available principal receipts on the Financing series 1 term AAA advance maturity date, amounts shall only be drawn from the relevant accounts (in the discretion of the cash manager) only to the extent such amounts are required on such date.

      (2) Prior to the occurrence of a trigger event and the enforcement of the Funding security, repayment of the term AAA advances is determined by final maturity date if more than one term AAA advance is due and payable on the same interest payment date

      If on any interest payment date amounts are due and payable under more than one term AAA advance (whether in respect of the Financing intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay the term AAA advance with the earliest final maturity date and then the next earliest, and so on.

      If, in this instance, any term AAA advances have the same final maturity date, then Funding will apply Funding available principal receipts to repay those term AAA advances in no order of priority between them but in proportion to the respective amounts due.

      (3) In certain circumstances, payment on all the term BBB advances, all the term A advances and all the term AA advances is deferred

            If:

            o a principal loss has been recorded on the principal deficiency ledger in respect of any of the term BBB advances, the term A advances or the term AA advances under any intercompany loan; or

            o monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of any of the term BBB advances and/or the term A advances and/or the term AA advances under any current intercompany loan, and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

            o as at the relevant interest payment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust, then, any term BBB advances, any term A advances or term AA advances which are due and payable (whether in respect of the Financing intercompany loan, the previous intercompany loans or any new intercompany loan) will not be entitled to receive principal repayments: (i) until the relevant circumstances described in the preceding bulleted list have been cured or otherwise cease to exist; or (ii) during such times that there are any term AAA advances outstanding.

      (4)   Effect of cash accumulation period on term advances

            From the time that a cash accumulation period has started in respect of a bullet term advance or a series 1 term AAA cash amount, on each distribution date and, if the principle described in rule (5) below is applicable, on each interest payment date, Funding available principal receipts will be deposited in the Funding GIC account and the amount of those deposits will be recorded on the cash accumulation ledger until Funding has saved enough to repay the relevant bullet term advance or the relevant series 1 term AAA cash amount. Amounts accumulated by Funding during a scheduled amortisation period will also be deposited on each distribution date in the Funding GIC account and the amount so deposited recorded in the cash accumulation ledger, until Funding has received sufficient principal receipts to repay the relevant scheduled amortisation term advance.

            During the cash accumulation period for a bullet term advance and/or for a series 1 term AAA cash amount in relation to the Financing series 1 term AAA advance or the relevant previous term AAA advance, in each case made under an intercompany loan agreement ("intercompany loan agreement X"), no principal repayments will be made on the pass-through term advances or any scheduled amortisation term advances made under that intercompany loan agreement X (unless that scheduled amortisation term advance has a deemed "AAA" rating (in which case rule (2) above shall apply)). Subject to the terms set out in rules (1) and (5), however, during a cash accumulation period under intercompany loan agreement X payments may continue to be made in relation to term advances due and payable under other intercompany loan agreements.



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      (5)   Repayment of pass-through term advances

            Subject to rule (3) above, Funding may make payments on pass-through term advances whether or not a cash accumulation period has commenced under a different intercompany loan.

            Funding or the cash manager on its behalf will apply any amounts available to pay any pass-through term advances to repay each outstanding payable pass-through term advance in the proportion which the outstanding principal balance of the intercompany loan under which such pass-through term advance arises bears to the aggregate outstanding principal balance of all intercompany loans. Any remaining amounts shall continue to be reapplied in accordance with such proportion until the outstanding payable pass through term advances have been repaid in full.

            If any amounts remain after the application of the above rules, such remainder shall be paid into the cash accumulation ledger of any bullet term advances and/or any series 1 term AAA cash amount, as applicable, in respect of which a cash accumulation period has commenced, or, if there is none (or if the relevant bullet term advance and/or the series 1 term AAA cash amount has been fully accumulated for), then such remainder shall be credited to the Funding principal ledger.

Repayment of Financing term AAA advances prior to a trigger event, enforcement of the Financing security or enforcement of the Funding security

      Prior to:

      (1) the occurrence of a trigger event (as described further in "The mortgages trust"); or

      (2) enforcement of the Financing security by the Financing security trustee under the Financing deed of charge; or

      (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,

the Financing term AAA advances will be repaid in accordance with the Financing intercompany loan agreement as follows, replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

      o on the scheduled repayment date falling in [o], Funding is required to repay all the quarterly cash amounts in respect of the Financing series 1 term AAA advance to the issuing entity;

      o on the interest payment date falling in [o], Funding is required to repay the Financing series 2 term AAA advance in full to the issuing entity and, if there are insufficient funds available to repay the Financing series 2 term AAA advance on that interest payment date, then the shortfall will be repaid on the subsequent interest payment dates from Funding available principal receipts until the Financing series 2 term AAA advance is fully repaid;

      o beginning on the interest payment date falling in [o], Funding is required to repay the Financing series 3 term AAA advance to the issuing entity in accordance with the repayment schedule following this bulleted list. If there are insufficient funds available to repay the scheduled repayment amount on the relevant interest payment date, then the shortfall will be repaid on the subsequent interest payment dates (together with any other amounts scheduled to be repaid on the Financing series 3 term AAA advance on those interest payment dates) from Funding available principal receipts; and

      o on the interest payment date falling in [o], Funding is required to repay the Financing series 4 term AAA advances to the issuing entity. If there are insufficient funds available to repay the Financing series 4 term AAA advances on such interest payment date, then the shortfall will be repaid on each subsequent interest payment date from Funding available principal receipts.

            Repayment schedule in relation to the Financing series 3 term AAA advance:

           Interest payment date falling in                      Amount due
           --------------------------------                      ----------

           [o].............................................       (pound)[o]
           [o].............................................       (pound)[o]
           [o].............................................       (pound)[o]



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Repayment of Financing term AA advances prior to a trigger event, enforcement of the Financing security or enforcement of the Funding security

      Prior to:

      (1) the occurrence of a trigger event (as described further in "The mortgages trust"); or

      (2) enforcement of the Financing security by the Financing security trustee under the Financing deed of charge; or

      (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,

the Financing term AA advances will be repaid in accordance with the Financing intercompany loan agreement as follows, replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

      o on each interest payment date falling on or after the date on which the Financing series 1 term AAA advance has been fully repaid, Funding is required to repay the Financing series 1 term AA advance from Funding available principal receipts until the Financing series 1 term AA advance is fully repaid;

      o on each interest payment date falling on or after the date on which the Financing series 2 term AAA advance has been fully repaid, Funding is required to repay the Financing series 2 term AA advance from Funding available principal receipts until the Financing series 2 term AA advance is fully repaid;

      o on each interest payment date falling on or after the date on which a scheduled repayment in respect of the Financing series 3 term AAA advance has been fully repaid, Funding is required to repay the Financing series 3 term AA advance from Funding available principal receipts until the applicable Financing series 3 term AA advance repayment amount is fully repaid; and

      o on each interest payment date falling on or after the date on which the Financing series 4 term AAA advances have been fully repaid, Funding is required to repay the Financing series 4 term AA advance from Funding available principal receipts until the Financing series 4 term AA advance is fully repaid.

      If on any interest payment date amounts are due and payable under more than one term AA advance (whether in respect of the Financing intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay those term AA advances without priority between them and in accordance with the respective amounts due to each of them.

      In the circumstances described in rule (3) of "Rules for application of Funding available principal receipts and Funding principal receipts", payment of principal on the term AA advances will be deferred until such time (if ever) as the relevant circumstances cease to exist or are otherwise cured.

Repayment of Financing term BBB advances prior to a trigger event or enforcement of the Financing security or enforcement of the Funding security

      Prior to:

      (1) the occurrence of a trigger event (as described further in "The mortgages trust"); or

      (2) enforcement of the Financing security by the Financing security trustee under the Financing deed of charge; or

      (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,

the Financing term BBB advances will be repaid in accordance with the Financing intercompany loan agreement as follows, replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

      o on each interest payment date falling on or after the date on which the Financing series 1 term AA advance has been fully repaid, Funding is required to repay the Financing series 1 term BBB advance from Funding available principal receipts until the Financing series 1 term BBB advance is fully repaid;



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      o     on each interest payment date falling on or after the date on which the Financing series 2 term AA advance has been fully repaid, Funding is required to repay the Financing series 2 term BBB advance from Funding available principal receipts until the Financing series 2 term BBB advance is fully repaid;

      o on each interest payment date falling on or after the date on which the applicable scheduled repayment in respect of the Financing series 3 term AAA advance has been repaid in full and provided that the Financing series 3 term AA advance has been repaid up to the applicable Financing series term AA advance repayment amount, Funding is required to repay the Financing series 3 term BBB advance from Funding available principal receipts until the applicable Financing series 3 term BBB advance repayment amount is repaid in full; and

      o on each interest payment date falling on or after the date on which the Financing series 4 term AA advance has been fully repaid, Funding is required to repay the Financing series 4 term BBB advance from Funding available principal receipts until the Financing series 4 term BBB advance is fully repaid.

      If on any interest payment date amounts are due and payable under more than one term BBB advance (whether in respect of the Financing intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay those term BBB advances without priority between them and in accordance with the respective amounts due to each of them.

      In the circumstances described in rule (3) of "Rules for application of Funding available principal receipts and Funding principal receipts", payment of principal on the term BBB advances will be deferred until such time (if ever) as the relevant circumstances cease to exist or are otherwise cured.

Repayment of term advances of each series following the occurrence of a non-asset trigger event prior to enforcement of the Financing security or the Funding security.

      Following the occurrence of a non-asset trigger event under the mortgages trust deed but prior to enforcement of the Funding security by the security trustee under the Funding deed of charge or the Financing security under the Financing deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

      o first, to repay the term AAA advance with the earliest final maturity date, then to repay the term AAA advance with the next earliest final maturity, and so on until the term AAA advances in respect of the Financing intercompany loan, the previous intercompany loans and any new intercompany loans are fully repaid;

      o then, in no order of priority between them but in proportion to the amounts due, to repay the term AA advances in respect of the Financing intercompany loan, the previous intercompany loans and any new intercompany loans, until those term AA advances are fully repaid;

      o then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances in respect of the previous intercompany loans and any new intercompany loans, until those term A advances are fully repaid; and

      o then, in no order of priority between them but in proportion to the amounts due, to repay the term BBB advances in respect of the Financing intercompany loan, the previous intercompany loans and any new intercompany loans, until those term BBB advances are fully repaid.

Repayment of term advances of each series following the occurrence of an asset trigger event prior to enforcement of the Financing security or the Funding security.

      Following the occurrence of an asset trigger event but prior to enforcement by the security trustee of the Funding security under the Funding deed of charge or the Financing security under the Financing deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

      o first, in no order of priority between them, but in proportion to the amounts due, to repay the term AAA advances in respect of the Financing intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AAA advances is fully repaid;

      o then, in no order of priority between them, but in proportion to the amounts due, to repay the term AA advances in respect of the Financing intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AA advances is fully repaid;

      o then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances in respect of the previous intercompany loans and any new intercompany loans, until those term A advances are fully repaid; and

      o then, in no order of priority between them, but in proportion to the amounts due, to repay the term BBB advances in respect of the Financing intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term BBB advances is fully repaid.

Repayment of term advances of each series following enforcement of the Financing security

      If the Financing security is enforced by the Financing security trustee under the Financing deed of charge, then that will not result in automatic enforcement of the Funding security under the Funding deed of charge. In those circumstances, however, the bullet term advance and the scheduled amortisation advances under the Financing intercompany loan (only) will be deemed to be pass-through term advances and Funding will be required to apply Funding available principal receipts on each interest payment date in the following order of priority(replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):



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      o     first, in no order of priority between them, but in proportion to the amounts due, to repay the Financing series 1 term AAA advance, the Financing series 2 term AAA advance, the Financing series 3 term AAA advance and the Financing series 4 term AAA advances until each of those advances is fully repaid;

      o then, in no order of priority between them, but in proportion to the amounts due, to repay the Financing series 1 term AA advance, the Financing series 2 term AA advance, the Financing series 3 term AA advance and the Financing series 4 term AA advance until each of those advances is fully repaid; and

      o then, in no order of priority between them, but in proportion to the amounts due, to repay the Financing series 1 term BBB advance, the Financing series 2 term BBB advance, the Financing series 3 term BBB advance and the Financing series 4 term BBB advance until each of those advances is fully repaid.

Distribution of Financing principal receipts

Definition of Financing principal receipts

      Prior to enforcement of the Financing security, "Financing principal receipts" will be calculated by the Financing cash manager four business days prior to each interest payment date and will be an amount equal to the sum of all principal amounts to be repaid by Funding to the issuing entity under the Financing intercompany loan during the relevant interest period.

      Following enforcement of the Financing security, but prior to enforcement of the Funding security, "Financing principal receipts" means the sum calculated by the Financing security trustee four business days prior to each interest payment date as the amount to be repaid by Funding to the issuing entity under the Financing intercompany loan during the relevant interest period and/or the sum otherwise recovered by the Financing security trustee (or the receiver appointed on its behalf) representing the principal balance of the Financing notes.

Distribution of Financing principal receipts prior to enforcement of the Financing security

      Prior to enforcement of the Financing security, the issuing entity, or the Financing cash manager on its behalf, will apply any Financing principal receipts, on each interest payment date, in the following manner:

Class A Financing notes

      o the series 1 class A Financing notes will be redeemed on the interest payment date falling in [o] in an amount corresponding to the amount (if any) repaid under the Financing series 1 term AAA advance after converting the same into dollars at the relevant Financing dollar currency swap rate;



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      o     the series 2 class A Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 2 term AAA advance after converting the same into dollars at the relevant Financing dollar currency swap rate;

      o the series 3 class A Financing notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the Financing series 3 term AAA advance after converting the same into dollars at the Financing dollar currency swap rate;

      o the series 4 class A1 Financing notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the Financing series 4A1 term AAA advance;

      o the series 4 class A2 Financing notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the Financing series 4A2 term AAA advance after converting the same into euro at the Financing euro currency swap rate; and

      o the series 4 class A3 Financing notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the Financing series 4A3 term AAA advance.

Class B Financing notes

      o the series 1 class B Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 1 term AA advance after converting the same into dollars at the relevant Financing dollar currency swap rate;

      o the series 2 class B Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 2 term AA advance after converting the same into dollars at the relevant Financing dollar currency swap rate;

      o the series 3 class B Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 3 term AA advance after converting the same into dollars at the relevant Financing dollar currency swap rate; and

      o the series 4 class B Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 4 term AA advance.

Class C Financing notes

      o the series 1 class C Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 1 term BBB advance after converting the same into dollars at the relevant Financing dollar currency swap rate;

      o the series 2 class C Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 2 term BBB advance after converting the same into dollars at the relevant Financing dollar currency swap rate;

      o the series 3 class C Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 3 term BBB advance after converting the same into dollars at the relevant Financing dollar currency swap rate; and

      o the series 4 class C Financing notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the Financing series 4 term BBB advance.

Distribution of Financing principal receipts following enforcement of the Financing security but prior to enforcement of the Funding security

      The Financing deed of charge sets out the order of priority of distribution of Financing principal receipts received or recovered by the Financing security trustee (or a receiver appointed on its behalf) following enforcement of the Financing security but prior to enforcement of the Funding security. In these circumstances, the Financing security trustee will apply Financing principal receipts on each interest payment date to repay the Financing notes in the following manner:

      o first, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class A Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate), the series 2 class A Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate), the series 3 class A Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate), the series 4 class A1 Financing notes, the series 4 class A2 Financing notes (after converting the relevant amount of Financing principal receipts into euro at the Financing euro currency swap rate) and the series 4 class A3 Financing notes;



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      o     then, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class B Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate), the series 2 class B Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate), the series 3 class B Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate) and the series 4 class B Financing notes; and

      o then, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class C Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate), the series 2 class C Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate), the series 3 class C Financing notes (after converting the relevant amount of Financing principal receipts into dollars at the relevant Financing dollar currency swap rate) and the series 4 class C Financing notes.

Distribution of Funding principal receipts and Funding revenue receipts following enforcement of the Funding security

      The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of a current intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. If Funding enters into new intercompany loan agreements, then this order of priority will change - see "Security for Funding's obligations".

      The security trustee will apply amounts received or recovered following enforcement of the Funding security on each interest payment date in accordance with the following order of priority (except for amounts due to the account bank under the bank account agreement, which will be paid when due):

      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

            o the security trustee and any receiver appointed by the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the security trustee and the receiver in the following interest period under the Funding deed of charge; and

            o the issuing entity in respect of the issuing entity's obligations specified in items (A) to (B) of the Financing post-enforcement priority of payments and the previous issuing entities in respect of their own similar obligations;

      (B) then, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with any amount in respect of VAT on those amounts;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

      (D) then, towards payment of amounts (if any) due to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding under the Funding swap agreement following a Funding swap provider default);

      (E) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term AAA advances outstanding under the current intercompany loans;

      (F) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term AA advances outstanding under the current intercompany loans;

      (G) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the previous term A advances outstanding under the previous intercompany loans;



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      (H)   then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term BBB advances outstanding under the current intercompany loans;

      (I) then, towards payment of any amounts due to the issuing entity and the previous issuing entities in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any payment due to a relevant current swap provider following a current swap provider default or any downgrade termination payment to a current swap provider);

      (J) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o amounts due to the issuing entity and the previous issuing entities in respect of their respective obligations to pay any termination payment to a current swap provider following a current swap provider default or any downgrade termination payment to a current swap provider;

            o any other amounts due to the issuing entity and/or the previous issuing entities under the Financing intercompany loan agreement and/or the previous intercompany loan agreements and not otherwise provided for earlier in this order of priorities; and

            o after the occurrence of a Funding swap provider default, towards payment of any termination payment due and payable by Funding under the Funding swap;

      (K) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

      (L) then, towards payment of any postponed deferred consideration due to the seller pursuant to the terms of the mortgage sale agreement; and

      (M) last, towards payment of any deferred consideration (other than postponed deferred consideration) due to the seller pursuant to the terms of the mortgage sale agreement.

Collateral in the Funding post-enforcement priority of payments

      Any amount of collateral provided to Funding by the Funding swap provider shall not be applied in accordance with the above priority of payments, except to the extent that, following the early termination of the Funding swap:

      o the value of the collateral is applied against an amount equal to the termination amount that would have been payable by the Funding swap provider had the collateral not been provided; and

      o such amounts (which, for the avoidance of doubt, shall not exceed the amount equal to the termination amount that would have been payable by the Funding Swap provider had the collateral not been provided) are not applied by Funding towards the costs of entering into a replacement swap.

Distribution of Financing principal receipts and Financing revenue receipts following enforcement of the Financing security and enforcement of the Funding security

      If the Funding security is enforced under the Funding deed of charge, then there will be an automatic enforcement of the Financing security under the Financing deed of charge. The Financing deed of charge sets out the order of priority of distribution by the Financing security trustee, following enforcement of the Financing security and enforcement of the Funding security (known as the "Financing post-enforcement priority of payments"), of amounts received or recovered by the Financing security trustee (or a receiver appointed on its behalf) (i) on each interest payment date or (ii) when due in respect of amounts due to the Financing account banks under the Financing bank account agreement under paragraph (B) below, the Financing security trustee will apply amounts received or recovered following enforcement of the Financing security as follows:

      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

            o the Financing security trustee and any receiver appointed by the Financing security trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the Financing security trustee and the receiver under the provisions of the Financing deed of charge;

            o the note trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due and payable to the note trustee under the provisions of the Financing trust deed; and




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            o     the agent bank, the paying agents, the registrar and the
                  transfer agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the Financing paying agent and agent bank agreement;

      (B) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to the Financing cash manager under the Financing cash management agreement and to the corporate services provider under the Financing corporate services agreement and to the Financing account banks;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o amounts due to the series 1 class A Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 1 class A Financing dollar currency swap provider to pay interest and principal due and payable on the series 1 class A Financing notes;

            o amounts due to the series 2 class A Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or any a downgrade termination event) and from amounts received from the series 2 class A Financing dollar currency swap provider to pay interest and principal due and payable on the series 2 class A Financing notes;

            o amounts due to the series 3 class A Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 3 class A Financing dollar currency swap provider to pay interest and principal due and payable on the series 3 class A Financing notes;

            o interest and principal due and payable on the series 4 class A1 Financing notes;

            o amounts due to the series 4 class A2 Financing euro currency swap provider (except for any termination payment due and payable to that Financing euro currency swap provider as a result of a Financing euro currency swap provider default or a downgrade termination event) and from amounts received from the series class A2 Financing euro currency swap provider to pay interest and principal due and payable on the series 4 class A2 Financing notes; and

            o amounts due to the series 4 class A3 Financing interest rate swap provider (except for any termination payment due and payable to that Financing interest rate swap provider as a result of a Financing interest rate swap provider default or a downgrade termination event) and from amounts received from the series 4 class A3 Financing interest rate swap provider to pay interest and principal due and payable on the series 4 class A3 Financing notes up to and including the interest payment date falling in [o] (or, if earlier, until the occurrence of a trigger event or enforcement of the Financing security) and thereafter, interest due and payable on the series 4 class A3 Financing notes;

      (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o amounts due to the series 1 class B Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 1 class B Financing dollar currency swap provider to pay interest and principal due and payable on the series 1 class B Financing notes;

            o amounts due to the series 2 class B Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 2 class B Financing dollar currency swap provider to pay interest and principal due and payable on the series 2 class B Financing notes;

            o amounts due to the series 3 class B Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 3 class B Financing dollar currency swap provider to pay interest and principal due and payable on the series 3 class B Financing notes; and



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            o     interest and principal due and payable on the series 4 class B
                  Financing notes;

      (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o amounts due to the series 1 class C Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 1 class C Financing dollar currency swap provider to pay interest and principal due and payable on the series 1 class C Financing notes;

            o amounts due to the series 2 class C Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 2 class C Financing dollar currency swap provider to pay interest and principal due and payable on the series 2 class C Financing notes;

            o amounts due to the series 3 class C Financing dollar currency swap provider (except for any termination payment due and payable to that Financing dollar currency swap provider as a result of a Financing dollar currency swap provider default or a downgrade termination event) and from amounts received from the series 3 class C Financing dollar currency swap provider to pay interest and principal due and payable on the series 3 class C Financing notes; and

            o interest and principal due and payable on the series 4 class C Financing notes;

      (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o any termination payment due to the series 1 class A Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 1 class A Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 2 class A Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 2 class A Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 3 class A Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 3 class A Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 4 class A2 Financing euro currency swap provider, following a Financing euro currency swap provider default by the series 4 class A2 Financing euro currency swap provider or a downgrade termination event; and

            o any termination payment due to the series 4 class A3 Financing interest rate swap provider, following a Financing interest rate swap provider default by the series 4 class A3 Financing interest rate swap provider or a downgrade termination event;

      (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o any termination payment due to the series 1 class B Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 1 class B Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 2 class B Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 2 class B Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 3 class B Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 3 class B Financing dollar currency swap provider or a downgrade termination event; and

      (H) last, in no order of priority between them but in proportion to the respective amounts due, to pay:

            o any termination payment due to the series 1 class C Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 1 class C Financing dollar currency swap provider or a downgrade termination event;

            o any termination payment due to the series 2 class C Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 2 class C Financing dollar currency swap provider or a downgrade termination event;



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            o     any termination payment due to the series 3 class C Financing dollar currency swap provider, following a Financing dollar currency swap provider default by the series 3 class C Financing dollar currency swap provider or a downgrade termination event.

Collateral in the Financing post-enforcement priority of payments

      Any amount of collateral provided to the issuing entity by any Financing swap provider shall not be applied in accordance with the above priority of payments, except to the extent that, following the early termination of the swap:

      o the value of the collateral is applied against an amount equal to the termination amount that would have been payable by the relevant Financing swap provider had the collateral not been provided; and

      o such amounts (which, for the avoidance of doubt, shall not exceed the amount equal to the termination amount that would have been payable by the relevant Financing swap provider had the collateral not been provided) are not applied by the issuing entity towards the costs of entering into a replacement swap.



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                                Credit structure

      The Financing notes will be an obligation of the issuing entity only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are a number of main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

      o Funding available revenue receipts are expected to exceed interest and fees payable to the issuing entity;

      o a shortfall in Funding available revenue receipts may be met from Funding's principal receipts;

      o the first reserve fund, which was established on 26th July, 2000, which was further funded on 29th November, 2000, 23rd May, 2001, 5th July, 2001 and 1st April, 2004 and which will be further funded on the closing date, is available to meet shortfalls in interest due on the term advances and principal due on the first reserve fund term advances;

      o the second reserve fund, which was established on 29th November, 2000, further funded on 5th July, 2001 from the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC and will be further funded by Funding's excess revenue to meet shortfalls in interest due on the term advances if amounts standing to the credit of the first reserve fund are insufficient for that purpose;

      o payments of the class C Financing notes will be subordinated to payments on the class A Financing notes and class B Financing notes;

      o payments on the class B Financing notes will be subordinated to payments on the class A Financing notes;

      o the mortgages trustee GIC account and the Funding GIC account each earn interest at a specified rate (LIBOR for three-month sterling deposits);

      o Funding will be obliged to establish a Funding liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least A3 or at least A- by Fitch (unless the relevant rating agency confirms that the current rating of the notes will not be adversely affected by the rating downgrade of the seller); and

      o the Funding reserve fund, which was established on 1st April, 2004 and will be funded from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (T) of the Funding pre-enforcement revenue priority of payments on each interest payment date.

      Each of these factors is considered more fully in the remainder of this section.

Credit support for the Financing notes provided by Funding available revenue receipts

      It is anticipated that, during the life of the Financing notes, the Funding share of the interest received from borrowers on the loans will, assuming that all of the loans are fully performing, be greater than the sum of the interest which the current issuing entities have to pay on all of the current issuing entity notes and the other costs and expenses of the structure. In other words, the Funding available revenue receipts would be sufficient to pay the amounts payable under items (A) to (E), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

      The actual amount of any excess will vary during the life of the Financing notes. Two of the key factors determining the variation are as follows:

      o     the interest rate on the portfolio; and

      o     the level of arrears experienced.

      Interest rate on the portfolio

      Funding has entered into a swap in relation to the previous intercompany loans, the Financing intercompany loan and any new intercompany loan to enable it to swap amounts of interest received from borrowers which vary on a variable, tracker or fixed rate basis for amounts it receives from the Funding swap counterparty which vary in accordance with LIBOR based rates payable on the intercompany loans, plus a margin expected to cover Funding's obligations to, among others, the issuing entity. The swap hedges against the possible variance between sterling LIBOR based rates payable on the intercompany loans and a weighted average of the SVR payable on the variable rate loans (including those capped rate loans that are not subject to the specified capped rate of interest), the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest).



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      The terms of the swaps are described in greater detail below in "The swap agreements".

Level of arrears experienced

      If the level of arrears of interest payments made by the borrowers results in Funding experiencing an income deficit, Funding will be able to use the following amounts to cure that income deficit:

      first, amounts standing to the credit of the first reserve fund, as described in "First reserve fund";

      second, (if established) amounts standing to the credit of the Funding liquidity reserve fund, as described in "Funding liquidity reserve fund";

      third, amounts standing to the credit of the second reserve fund, as described in "Second reserve fund"; and

      fourth, principal receipts, if any, as described in "Use of Funding principal receipts to pay Funding income deficiency".

      Any excess of Funding revenue receipts will be applied on each interest payment date to the extent described in the Funding pre-enforcement revenue priority of payments, including to extinguish amounts standing to the credit of any principal deficiency ledger and to replenish the reserve funds.

Use of Funding principal receipts to pay Funding income deficiency

      Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the reserve funds) to pay items (A) to (E), (G), (I) and (K) of the Funding pre- enforcement revenue priority of payments.

      If there is a deficit, then Funding shall pay or provide for that deficit by the application of Funding available principal receipts, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency sub-ledger, as described in "Principal deficiency ledger".

      Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

      Funding shall apply any excess Funding available revenue receipts to extinguish any balance on the principal deficiency ledger, as described in "Principal deficiency ledger".

First reserve fund

      A first reserve fund has been established:

      o     to help meet any deficit in Funding available revenue receipts;

      o to help meet any deficit recorded on the principal deficiency ledger; and

      o prior to enforcement of the Funding security, to help repay principal due on the first reserve fund term advances.

      The first reserve fund was funded initially on 26th July, 2000 by the first start-up loan in the sum of (pound)6,000,000. It was further funded on 29th November, 2000 by the second start-up loan in the sum of (pound)7,500,000, on 23rd May, 2001 by the third start-up loan in the sum of (pound)12,000,000 and on 1st April, 2004 by the eighth start-up loan in the sum of (pound)36,000,000. In addition, part of the proceeds of the previous Financing term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to (pound)31,000,000) was credited by Funding to the first reserve fund on 5th July, 2001. The first reserve ledger is maintained by the cash manager to record the balance from time to time of the first reserve fund.

      On each interest payment date the amount of the first reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

      Prior to enforcement of the Funding security, after meeting any income deficit and satisfying any deficit on the principal deficiency ledger, amounts standing to the credit of the first reserve fund may be used to repay principal due and payable in relation to the several current term AAA advances from and including their respective scheduled repayment dates.

      The first reserve fund will be replenished from:



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      firstly, Funding available principal receipts in an amount up to the amount used to repay the first reserve fund term advances (but only if the first reserve fund has been used for this purpose);

      secondly, any excess Funding available revenue receipts up to and including an amount equal to the first reserve fund required amount, initially being (pound)[o]; and

      thirdly, following the occurrence of an arrears trigger event, any Funding available revenue receipts to be paid in accordance with item (O) of the Funding pre-enforcement revenue priority of payments receipts up to and including an amount equal to the first reserve fund additional required amount.

      Funding available revenue receipts will only be applied to replenish the first reserve fund after paying interest due on the term advances and reducing any deficiency on the BBB principal deficiency sub-ledger (see "Cashflows - Distribution of Funding available revenue receipts - Distribution of Funding available revenue receipts prior to enforcement of the Funding security").

      The seller, Funding and the security trustee may agree to increase the first reserve fund required amount and the first reserve fund additional required amount from time to time. They may also agree to decrease the first reserve fund required amount and the first reserve fund additional required amount (subject to rating agency approval) if Funding has repaid any amounts owing to the previous issuing entities, the issuing entity and any new issuing entities, from time to time. If, on the interest payment date falling in July 2006, the previous notes issued by Holmes Financing (No. 4) PLC (other than in respect of the series 4 previous notes) are redeemed in full, then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval as to that amount) by an amount of approximately (pound)33,000,000. If, on the interest payment date falling in October 2006, Holmes Financing (No. 5) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes and its series 2 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval as to that amount) by an additional amount of approximately (pound)17,000,000. If, on the interest payment date falling in April 2008, Holmes Financing (No. 6) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes and its series 2 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately (pound)37,000,000. If, on the interest payment date falling in April 2008, Holmes Financing (No. 7) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes and its series 2 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately (pound)19,000,000. If, on the interest payment date falling in January 2009, Holmes Financing (No. 8) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately (pound)52,000,000. If, on the interest payment date falling in October 2010, Holmes Financing (No. 9) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately (pound)67,000,000. If, on the interest payment date falling in [o], the issuing entity exercises its option to redeem the notes issued by it (other than its series 1 class A Financing notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately (pound)[o].

Second reserve fund

      A second reserve fund was established on 29th November, 2000 to help meet deficits in Funding available revenue receipts.

      The second reserve fund is funded from:

      (a) part of the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to (pound)19,000,000) which was credited by Funding to the second reserve fund on 5th July, 2001; and

      (b) excess Funding available revenue receipts, after Funding has paid all of its obligations in respect of items ranking higher than (R) (which item is a credit to the second reserve ledger up to the second reserve fund required amount) pursuant to the Funding pre-enforcement revenue priority of payments on each interest payment date (see "Cashflows - Funding pre-enforcement revenue priority of payments").

      A second reserve ledger is maintained by the cash manager to record the balance from time to time of the second reserve fund.



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      On each interest payment date the amount of the second reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

      The second reserve fund is replenished from any excess Funding available revenue receipts up to and including an amount equal to the second reserve fund required amount. The "second reserve fund required amount" is an amount equal to X where X is calculated on each interest payment date as follows:

      ((LIBOR for three-month sterling deposits + 0.65 per cent.) - (the weighted average yield on the loans in the mortgages trust) + (the net margin on the Funding swap)) x (the aggregate outstanding principal balance of all the term advances) x (the weighted average life of all the term advances)

      The weighted average life of the current term advances is calculated as being the greater of 2.5 years or the weighted average life calculated on the following assumptions:

      (1)   the lower of a 15 per cent. CPR and the 12 month rolling CPR; and

      (2) the issuing entity not exercising its option to redeem the Financing notes (other than the series 1 class A Financing notes [and the series 2 class A Financing notes]) on the interest payment date falling in [o], Holmes Financing (No. 9) PLC not exercising its option to redeem its previous notes (other than the series 1 class A Financing notes and the series 2 class A Financing notes) on the interest payment date falling in October 2010, Holmes Financing (No.
            8) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in January 2009, Holmes Financing (No. 7) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in April 2008, Holmes Financing (No. 6) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in April 2008, Holmes Financing (No. 5) PLC not exercising its option to redeem its previous notes (other than its series 2 class A previous notes) on the interest payment date falling in October 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem its series 4 previous notes on the interest payment date falling in October 2006, Holmes Financing (No. 3) PLC not exercising its option to redeem its outstanding previous notes on the interest payment date falling in July 2006, Holmes Financing (No. 2) PLC not exercising its option to redeem its outstanding previous notes on the interest payment date falling in October 2007 and Holmes Financing (No. 1) PLC not exercising its option to redeem its outstanding previous notes on the interest payment date falling in July 2010.

      If, on an interest payment date falling in or after [o], the issuing entity exercises its option to redeem the Financing notes (other than the series 1 class A Financing notes), then the second reserve fund required amount will decrease in accordance with the formula set forth in this section.

      The seller, Funding and the security trustee may agree to increase, decrease or amend the second reserve fund required amount from time to time.

Funding reserve fund

      A Funding reserve fund was established on 1st April, 2004 to fund further the reserve funds in connection with the issuance of notes by any new issuing entities after such date (including for the avoidance of doubt the issuance of the Financing notes) and, among other things, to fund certain costs and expenses incurred by Funding in connection with subsequent assignments of part of the seller's share of the trust property to it, fees to be paid under new intercompany loans which relate to the costs of issue of new notes, all necessary filing and other fees incurred in ensuring compliance with regulatory requirements and all legal and audit fees and other professional advisory fees.

      The Funding reserve fund will be funded from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (S) of the Funding pre-enforcement revenue priority of payments on each interest payment date. The Funding reserve ledger will be maintained by the cash manager to record the balance of the Funding reserve fund from time to time.

      On each interest payment date, the amount of the Funding reserve fund is added to certain other income of Funding in calculating Funding available receipts.

      The Funding reserve fund is replenished from any excess Funding available revenue receipts up to the Funding reserve fund required amount being currently (pound)[0], or such other amount as the seller may determine from time to time.

      The seller may increase, decrease or amend the Funding reserve fund required amount from time to time, without the consent of the security trustee, Funding or the noteholders.



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Principal deficiency ledger

As at the closing date

      A principal deficiency ledger has been established to record:

      o     any principal losses on the loans allocated to Funding; and/or

      o the application of Funding available principal receipts to meet any deficiency in Funding's available revenue receipts (as described in "Use of principal receipts to pay Funding income deficiency"); and/or

      o the application of Funding available principal receipts which are allocated to fund the Funding liquidity reserve fund up to the Funding liquidity reserve required amount.

      The principal deficiency ledger is split into four sub-ledgers which will each correspond to all current term advances, as follows:

      o the AAA principal deficiency sub-ledger corresponding to all current term AAA advances;

      o the AA principal deficiency sub-ledger corresponding to all current term AA advances;

      o the A principal deficiency sub-ledger corresponding to all previous term A advances; and

      o the BBB principal deficiency sub-ledger corresponding to all current term BBB advances.

      Losses on the loans and/or the application of Funding available principal receipts to pay interest on current term advances are recorded as follows:

      o first, on the BBB principal deficiency sub-ledger until the balance of the BBB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all current term BBB advances;

      o second, on the A principal deficiency sub-ledger until the balance of the A principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all previous term A advances;

      o third, on the AA principal deficiency sub-ledger until the balance of the AA principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all current term AA advances; and

      o fourth, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

      Any excess revenue of Funding as described in "Use of principal receipts to pay Funding income deficiency" is, on each interest payment date, applied to the extent described in the Funding pre-enforcement revenue priority of payments as follows:

      o first, in an amount necessary to reduce to zero the balance on the AAA principal deficiency sub-ledger;

      o second, provided that interest due on the current term AA advances has been paid, in an amount necessary to reduce to zero the balance on the AA principal deficiency sub-ledger;

      o third, provided that interest due on the previous term A advances has been paid, in an amount necessary to reduce to zero the balance on the A principal deficiency sub-ledger; and

      o fourth, provided that interest due on the current term BBB advances has been paid, in an amount necessary to reduce to zero the balance on the BBB principal deficiency sub-ledger.

Following the creation of new intercompany loan agreements

      In general, if Funding borrows a new term advance under a new intercompany loan, and that new term advance does not have a term advance rating of either AAA, AA, A or BBB, then Funding will establish a new principal deficiency sub-ledger. That new principal deficiency sub-ledger will correspond to and be known by the term advance rating of the relevant new term advance.

      Losses on the loans and/or the application of Funding available principal receipts to pay interest on the current term advances will first be recorded on the lowest ranking principal deficiency sub-ledger, and then in ascending order of rating priority up to the highest-ranking principal deficiency sub-ledger. Any excess revenue of Funding will be applied to the highest-ranking principal deficiency sub-ledger, in descending order of rating priority down to the lowest ranking principal deficiency sub-ledger.



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

Financing available funds

      On each interest payment date in respect of the Financing intercompany loan, the issuing entity will receive from Funding an amount equal to or less than the amount which it needs to pay out on the corresponding interest payment date in respect of the Financing notes in accordance with the Financing pre-enforcement priority of payments. It is not intended that any surplus cash will be accumulated in the issuing entity.

      On the closing date, the issuing entity will enter into the Financing dollar currency swaps with the Financing dollar currency swap providers and the Financing security trustee under the Financing dollar currency swap agreements, to hedge against the possible variance between:

      o with respect to the series 1 class A Financing notes, until and including the interest payment date in [o], the interest received by the issuing entity in respect of the Financing series 1 term AAA advance under the Financing intercompany loan, which will be calculated by reference to LIBOR for one-month sterling deposits over a three-month period, and the interest which the issuing entity is obliged to pay in respect of the series 1 class A Financing notes, which will be related to USD- LIBOR for one-month dollar deposits (and for the first interest period with respect to the series 1 class A Financing notes, the linear interpolation of the arithmetic mean of USD- LIBOR for two-weeks and one-month dollar deposits) and is payable, during this period, (i) monthly on the 15th day of each month (or if such day is not a business day, the next following business day) starting from the interest payment date falling in [o] until the occurrence of a trigger event or enforcement of the Financing security and (ii) quarterly on and after the interest payment date occurring after the occurrence of a trigger event or enforcement of the Financing security;

      o with respect to the series 1 class B Financing notes, the series 1 class C Financing notes, the series 2 Financing notes and the series 3 Financing notes, the interest received by the issuing entity in respect of the respective term advance under the Financing intercompany loan, which will be calculated by reference to LIBOR for one-month sterling deposits over a three-month period, and the interest which the issuing entity is obliged to pay in respect of the series 1 class B Financing notes, the series 1 class C Financing notes, the series 2 Financing notes and the series 3 Financing notes, which will be related to USD-LIBOR for three-month dollar deposits (and for the first interest period, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate, for three-month and four-month dollar deposits); and

      o fluctuations in the exchange rate in respect of principal received on the Financing intercompany loan, which will be received in sterling and principal which the issuing entity is obliged to repay in respect of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, which must be repaid in dollars.

      On the closing date, the issuing entity will enter into the Financing euro currency swap with the Financing euro currency swap provider and the Financing security trustee under the Financing euro currency swap agreement, to hedge against the possible variance between:

      o with respect to the series 4 class A2 Financing notes, the interest received by the issuing entity in respect of the respective term advance under the Financing intercompany loan, which will be calculated by reference to LIBOR for one month sterling deposits over a three-month period, and the interest which the issuing entity is obliged to pay in respect of the series 4 class A2 Financing notes, which will be related to EURIBOR for three-month euro deposits (and for the first interest period, the linear interpolation of the arithmetic mean of the EURIBOR based rate for three-month and four-month euro deposits); and

      o fluctuations in the exchange rate in respect of principal received on the Financing intercompany loan, which will be received in sterling and principal which the issuing entity is obliged to repay in respect of the series 4 class A2 Financing notes, which must be repaid in euro.

      On the closing date, the issuing entity will enter into the Financing interest rate swap with the Financing interest rate swap provider and the Financing security trustee under the Financing interest rate swap agreement to hedge against the possible variance between, with respect to the series 4 class A3 Financing notes, the interest received by the issuing entity in respect of the respective term advance under the Financing intercompany loan, which will be related to a floating rate of interest, and the interest which the issuing entity is obliged to pay in respect of the series 4 class A3 Financing notes which will be a fixed rate of interest up to and including the interest payment date falling in [o] (or if earlier, until the occurrence of a trigger event or enforcement of the Financing security).



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The class B Financing notes and the class C Financing notes

      The order of payments of interest to be made on the classes of notes will be prioritised so that interest payments on the class C Financing notes will be subordinated to interest payments on the class B Financing notes and interest payments on the class B Financing notes will be subordinated to interest payments on the class A Financing notes, in each case in accordance with the Financing priority of payments.

      Any shortfall in payments of interest on the class B Financing notes and/or the class C Financing notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of notes will be increased to take account of any deferred interest. If on that interest payment date, there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final repayment date of the notes, at which point if there is insufficient money available to us to pay interest on the class B Financing notes, or the class C Financing notes, then you may not receive all interest amounts payable on those classes of Financing notes.

      We are not able to defer payments of interest due on any interest payment date in respect of the class A Financing notes. The failure to pay interest on the class A Financing notes will be an event of default under those classes of Financing notes.

      The class A Financing notes, the class B Financing notes and the class C Financing notes will be constituted by the Financing trust deed and will share the same security. However, upon enforcement of the Financing security or the occurrence of a trigger event, the class A Financing notes will rank in priority to the class B Financing notes and the class C Financing notes, the class B Financing notes will rank in priority to the class C Financing notes.

Mortgages trustee GIC account/Funding GIC account

      All amounts held by the mortgages trustee are deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. This account is subject to a guaranteed investment contract such that the mortgages trustee GIC provider agrees to pay a variable rate of interest on funds in the mortgages trustee GIC account of LIBOR for three-month sterling deposits.

      Amounts held in alternative accounts do not have the benefit of a guaranteed investment contract but following their receipt are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account.

      All amounts held by Funding are deposited in the Funding GIC account in the first instance. The Funding GIC account is maintained with the Funding GIC provider. This account is subject to a guaranteed investment contract such that the Funding GIC provider agrees to pay a variable rate of interest on funds in the Funding GIC account of LIBOR for three-month sterling deposits.

Funding liquidity reserve fund

      Funding will be required to establish a liquidity reserve fund if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the Financing notes will not be adversely affected by the ratings downgrade).

      Prior to enforcement of the Funding security, the Funding liquidity reserve fund may be used to help meet any deficit in Funding available revenue receipts which are allocated to the issuing entity or any previous issuing entity to pay amounts due on the intercompany loan advanced by the issuing entity or any previous issuing entity, but only to the extent that such amounts are necessary to fund:

      o the payment by any issuing entity of operating and administrative expenses due and interest due on the relevant interest payment date in respect of any class A notes, class B notes, class M notes, class C notes and/or class D notes issued by such issuing entity and to help meet any deficit recorded on the principal deficiency ledger in respect of any class A notes issued by such issuing entity; and

      o prior to the occurrence of an asset trigger event, the payment of principal in respect of the Funding liquidity reserve fund term advances.

      The Funding liquidity reserve fund, if any, will be funded initially from Funding available revenue receipts in accordance with the Funding pre-enforcement revenue priority of payments. The Funding liquidity reserve fund will be funded up to the "Funding liquidity reserve required amount", being an amount as of any interest payment date equal to the excess, if any, of 3 per cent. of the aggregate outstanding balance of the notes on that payment date over amounts standing to the credit of the first reserve fund on that payment date.

      The Funding liquidity reserve fund will be deposited in Funding's name in the Funding GIC account into which the first reserve fund and second reserve fund are also deposited. All interest or income accrued on the amount of the Funding liquidity reserve fund while on deposit in the Funding GIC account will belong to Funding. The cash manager will maintain a separate Funding liquidity reserve ledger to record the balance from time to time of the Funding liquidity reserve fund.

      On each interest payment date prior to enforcement of the Funding security, funds standing to the credit of the Funding liquidity reserve fund will be added to certain other income of Funding in calculating Funding available revenue receipts to make payments due under the intercompany loan.

      Once it has been initially funded, the Funding liquidity reserve fund will be replenished from any Funding available revenue receipts or Funding available principal receipts, as applicable. Funding available revenue receipts will only be applied to replenish the Funding liquidity reserve fund after: (i) the payment of interest due on the class A notes, the class B notes, the class M notes, the class C notes and the class D notes and the reduction of any deficiency on the principal deficiency sub ledger for the class A notes, the class B notes, the class M notes and the class C notes as described in "Cashflows - Distribution of Funding available revenue receipts prior to enforcement of the Funding security") and (ii) the payment of principal in respect of the Funding liquidity reserve fund term advances.

      Following enforcement of the Funding security, amounts standing to the credit of the Funding liquidity reserve ledger may be applied in making payments of principal due under the term advances.



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

                               The swap agreements

General

      Funding has entered into the Funding swap with Abbey Financial Markets as the Funding swap provider. The issuing entity will enter into Financing swaps with the Financing swap providers. In general, the swaps are designed to do the following:

      o Funding swap: to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (which, for this purpose, includes those capped rate loans then no longer subject to their variable rates of interest but instead subject to interest at their specified capped rates) and the sterling LIBOR based rates payable in respect of the intercompany loans;

      o Financing dollar currency swaps: to protect the issuing entity against changes in the sterling to dollar exchange rate following the closing date and the possible variance between a rate calculated by reference to sterling LIBOR for one-month sterling deposits over a three month period and either (i) a USD-LIBOR based rate for one-month dollar deposits applicable to the series 1 class A Financing notes (and for the first interest period with respect to the series 1 class A Financing notes, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate for two-weeks and one-month dollar deposits) or (ii) a USD-LIBOR based rate for three-month dollar deposits, applicable to the series 1 class B Financing notes, the series 1 class C Financing notes, the series 2 Financing notes and the series 3 Financing notes (and for the first interest period, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate for three-month and four-month dollar deposits), and to address the difference in periodicity between the interest payment dates in respect of the Financing intercompany loan, which occur quarterly, and the interest payment dates in respect of the series 1 class A Financing notes, which occur (i) monthly (except for the first interest period in respect of the series 1 class A Financing notes which will be the period from (and including) the closing date to (but excluding) the interest payment date falling in [o]) until the occurrence of a trigger event or enforcement of the Financing security and (ii) quarterly on and following the interest payment date occurring immediately thereafter;

      o Financing euro currency swap: to protect the issuing entity against changes in the sterling to euro exchange rate following the closing date and the possible variance between a rate calculated by reference to LIBOR for one-month sterling deposits over a three month period and a EURIBOR based rate for three-month euro deposits (and for the first interest period, the linear interpolation of the arithmetic mean of the EURIBOR based rate for three-month and four-month euro deposits), applicable to the series 4 class A2 Financing notes; and

      o Financing interest rate swap: to protect the issuing entity against the possible variance between a LIBOR-based rate for three-month sterling deposits and the fixed rate of interest applicable to the series 4 class A3 Financing notes up to and including the interest payment date in [o] (or if earlier, until the occurrence of a trigger event or enforcement of the Financing security) payable, during this period, semi-annually on the interest payment dates falling in January and July of each year until the occurrence of a trigger event or the enforcement of the Financing security.

The Funding swap

      Some of the loans in the portfolio pay a variable rate of interest for a period of time which may either be linked to the mortgages trustee SVR or linked to an interest rate other than the mortgages trustee SVR, such as sterling LIBOR or a rate set by the Bank of England. Other loans pay a fixed rate of interest for a period of time. However, the interest rate payable by Funding with respect to the Financing term advances is calculated as a margin over sterling LIBOR for three-month sterling deposits or as a margin over the average of LIBOR for one-month sterling deposits over a three month period, or as the case may be. To provide a hedge against the possible variance between:

      (1) the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans; and

      (2) in relation to the previous intercompany loans and the Financing term advances relating to the sterling Financing notes, a LIBOR based rate for three-month sterling deposits and in relation to the Financing term advances relating to the non-sterling Financing notes, a rate calculated by reference to LIBOR for one-month sterling deposits over a three month period.



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

In relation to the previous issue by Holmes Financing (No. 1) PLC, Funding entered into a separate variable rate swap, tracker rate swap and fixed rate swap, all under the Funding swap agreement. At the time of the previous issue by Holmes Financing (No. 2) PLC, Funding entered into the Funding swap which:

      o replaced the variable rate swap, tracker rate swap and fixed rate swap relating to the previous issue by Holmes Financing (No. 1) PLC;

      o had a notional amount that is sized to hedge against these potential interest rate mismatches in relation to both the previous issues by both Holmes Financing (No. 1) PLC and Holmes Financing (No. 2) PLC; and

      o provided for the notional amount to be increased to hedge against similar potential interest rate mismatches in relation to new issues, including the previous issue by Holmes Financing (No. 3) PLC, the previous issue by Holmes Financing (No. 4) PLC, the previous issue by Holmes Financing (No. 5) PLC, the previous issue by Holmes Financing (No. 6) PLC, the previous issue by Holmes Financing (No. 7) PLC, the previous issue by Holmes Financing (No.
            8) PLC, the previous issue by Holmes Financing (No. 9) PLC and this issue.

      When Funding entered into the Funding swap, all of the rights and obligations of Funding and the Funding swap provider under the variable rate swap, the tracker rate swap and the fixed rate swap ceased to exist and were replaced by the rights and obligations arising under the Funding swap.

      Under the Funding swap, on each distribution date, as defined in the glossary, the following amounts will be calculated in respect of the relevant distribution period:

      o as determined in respect of the corresponding interest period under the intercompany loans) plus a spread for the relevant distribution period, to the notional amount of the Funding swap as described later in this section (known as the "distribution period swap provider amount"); and

      o the amount produced by applying a rate equal to the weighted average of:

            (i) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax Plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Barclays Bank plc (and where those banks have more than one standard variable rate, the highest of those rates);

            (ii)  the rates of interest payable on the tracker loans; and

            (iii) the rates of interest payable on the fixed rate loans
                  (including those capped rate loans that are subject to the specified capped rate of interest),

            to the notional amount of the Funding swap (known as the "distribution period Funding amount").

      On each interest payment date the following amounts will be calculated:

      o the sum of each of the distribution period swap provider amounts calculated during the preceding interest period; and

      o the sum of each of the distribution period Funding amounts calculated during the preceding interest period.

      After these two amounts are calculated in relation to an interest payment date, the following payments will be made on that interest payment date:

      o if the first amount is greater than the second amount, then the Funding swap provider will pay the difference to Funding;

      o if the second amount is greater than the first amount, then Funding will pay the difference to the Funding swap provider; and

      o if the two amounts are equal, neither party will make a payment to the other.

      If a payment is to be made by the Funding swap provider, that payment will be included in the Funding available revenue receipts and will be applied on the relevant interest payment date according to the relevant order of priority of payments of Funding. If a payment is to be made by Funding, it will be made according to the relevant order of priority of payments of Funding.

      The notional amount of the Funding swap in respect of a distribution period will be an amount in sterling equal to:



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

      o the aggregate principal amount outstanding of all intercompany loans during the relevant distribution period, less

      o the balance of the principal deficiency ledger attributable to all intercompany loans during the relevant distribution period, less

      o the amount of the principal receipts in the Funding GIC account attributable to all intercompany loans during the relevant distribution period.

      In the event that the Funding swap is terminated prior to the earlier to occur of the service of any Financing intercompany loan enforcement notice and final repayment of any intercompany loan, Funding shall enter into a new Funding swap on terms acceptable to the rating agencies, Funding and the security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding, the issuing entity and the security trustee will not cause the then current ratings of the previous notes or the Financing notes to be downgraded, withdrawn or qualified. If Funding is unable to enter into a new Funding swap on terms acceptable to the rating agencies, Funding and the security trustee, this may adversely affect amounts available to pay interest on the intercompany loans.

The Financing dollar currency swaps

      The series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes will be denominated in dollars and investors will receive payments of interest and principal on those Financing notes in dollars. However, the Financing term advances to be made by the issuing entity to Funding and repayments of principal and payments of interest by Funding to the issuing entity under the Financing intercompany loan will be made in sterling. To hedge its currency exchange rate and interest rate exposure in respect of the dollar Financing notes, the issuing entity will enter into three Financing dollar currency swaps relating to the series 1 Financing notes, three Financing dollar currency swaps relating to the series 2 Financing notes and three Financing dollar currency swaps relating to the series 3 Financing notes with the Financing dollar currency swap providers.

      Under each Financing dollar currency swap the issuing entity will pay to the Financing dollar currency swap providers:

      o on the closing date, an amount in dollars equal to the net proceeds of the issue of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, as applicable;

      o on each interest payment date, an amount in sterling equal to the dollar amount of principal payments to be made on the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, as applicable, on that interest payment date, this dollar amount to be converted into sterling at the relevant Financing dollar currency swap rate; and

      o on each interest payment date, an amount in sterling based on (i) a rate calculated by reference to LIBOR for one-month sterling deposits over a three month period applicable to interest payments under the Financing series 1 term AAA advance, the Financing series 1 term AA advance, the Financing series 1 term BBB advance, the Financing series 2 term AAA advance, the Financing series 2 term AA advance, the Financing series 2 term BBB advance, the Financing series 3 term AAA advance, the Financing series 3 term AA advance and the Financing series 3 term BBB advance and (ii) the principal amounts outstanding in dollars but converted into sterling at the relevant Financing dollar currency swap rate under the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes on the previous interest payment date.

      Under each Financing dollar currency swap, the Financing dollar currency swap providers will pay to the issuing entity:

      o on the closing date, an amount in sterling equal to the net dollar proceeds of the issue of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, as applicable, these dollar proceeds to be converted into sterling at the relevant Financing dollar currency swap rate;

      o on each interest payment date, an amount in dollars equal to the amount of principal payments to be made on the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, as applicable, on that interest payment date; and

      o on each interest payment date, an amount in dollars equal to the interest to be paid in dollars on the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, as applicable, on that interest payment date.

      As used herein, "Financing dollar currency swap rate" means the rate at which dollars are converted to sterling or, as the case may be, sterling is converted to dollars under the relevant Financing dollar currency swap.

      In the event that any Financing dollar currency swap is terminated prior to the earlier to occur of the service of a Financing note enforcement notice and the final redemption of the relevant class of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, as applicable, the issuing entity shall enter into a replacement Financing dollar currency swap in respect of that class and series of Financing notes to hedge against fluctuations in the exchange rate between dollars and sterling and/or the possible variance between a rate calculated by reference to sterling LIBOR for one-month sterling deposits over a three month period and (i) USD-LIBOR for one-month dollar deposits in relation to the series 1 class A Financing notes (and for the first interest period with respect to the series 1 class A Financing notes, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate for two-weeks and one-month dollar deposits) or (ii) USD-LIBOR for three-month dollar deposits in relation to the series 1 class B Financing notes, the series 1 class C Financing notes, the series 2 Financing notes and the series 3 Financing notes (and for the first interest period, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate for three-month and four-month dollar deposits) and/or to address the difference in periodicity between the interest payment dates under the intercompany loan and the interest payment dates in respect of the series 1 class A Financing notes (provided that there has been no trigger event or enforcement of the Financing security up to that interest payment date). Any replacement dollar currency swap must be entered into on terms acceptable to the rating agencies, the issuing entity and the Financing security trustee and with a replacement dollar currency swap provider whom the rating agencies have previously confirmed in writing to the issuing entity and the Financing security trustee will not cause the then current ratings of the Financing notes to be downgraded, withdrawn or qualified. If the issuing entity is unable to enter into any replacement dollar currency swap on terms acceptable to the rating agencies, the issuing entity and the security trustee, this may adversely affect amounts available to pay amounts due under the Financing notes.

The Financing euro currency swap

      The series 4 class A2 Financing notes will be denominated in euro and investors will receive payments of interest and principal on those Financing notes in euro. However, the advances to be made by the issuing entity to Funding and repayments of principal and payments of interest by Funding to the issuing entity under the Financing intercompany loan will be made in sterling. To hedge its currency exchange rate and interest rate exposure in respect of these notes, the issuing entity will enter into a Financing euro currency swap relating to the series 4 class A2 Financing notes with the Financing euro currency swap provider.

      Under the Financing euro currency swap, the issuing entity will pay to the Financing euro currency swap provider:

      o on the closing date, an amount in euro equal to the net proceeds of the issue of the series 4 class A2 Financing notes;

      o on each interest payment date, an amount in sterling equal to the euro amount of principal payments to be made on the series 4 class A2 Financing notes on that interest payment date, this euro amount converted into sterling at the Financing euro currency swap rate; and

      o on each interest payment date, an amount in sterling based on (i) a rate calculated by reference to LIBOR for one-month sterling deposits over a three month period applicable to interest payments under the Financing series 4A2 term AAA advance and (ii) the principal amounts outstanding in euro but converted into sterling at the Financing euro currency swap rate under the series 4 class A2 Financing notes on the previous interest payment date.

      Under the Financing euro currency swap, the Financing euro currency swap provider will pay to the issuing entity:

      o on the closing date, an amount in sterling equal to the net euro proceeds of the issue of the series 4 class A2 Financing notes, these euro proceeds to be converted into sterling at the Financing euro currency swap rate;

      o on each interest payment date, an amount in euro equal to the amount of principal payments to be made on the series 4 class A2 Financing notes on that interest payment date; and

      o on each interest payment date, an amount in euro equal to the interest to be paid in euro on the series 4 class A2 Financing notes on that interest payment date.

      As defined herein, "Financing euro currency swap rate" means the rate at which euro are converted to sterling or, as the case may be, sterling is converted to euro under the Financing euro currency swap.

      In the event that the Financing euro currency swap is terminated prior to the earlier to occur of the service of a Financing note enforcement notice and the final redemption of the series 4 class A2 Financing notes, the issuing entity shall enter into a replacement euro currency swap in respect of the series 4 class A2 Financing notes to hedge against fluctuations in the exchange rate between euro and sterling and/or the possible variance between a rate calculated by reference to sterling LIBOR for one-month sterling deposits over a three month period and EURIBOR for three-month euro deposits in relation to the series 4 class A2 Financing notes (and for the first interest period, the linear interpolation of the arithmetic mean of the EURIBOR based rate for three-month and four-month euro deposits). Any replacement euro currency swap must be entered into on terms acceptable to the rating agencies, the issuing entity and the Financing security trustee and with a replacement euro currency swap provider whom the rating agencies have previously confirmed in writing to the issuing entity and the Financing security trustee will not cause the then current ratings of the Financing notes to be downgraded, withdrawn or qualified. If the issuing entity is unable to enter into a replacement euro currency swap on terms acceptable to the rating agencies, the issuing entity and the security trustee, this may adversely affect amounts available to pay amounts due under the Financing notes.

The Financing interest rate swap

      To the extent that it has funds available, on each quarterly Funding interest payment date, Funding will pay to the Financing interest and, if applicable, principal due on the Financing series 4A3 term AAA advance at a LIBOR-based rate for three-month sterling deposits. The series 4 class A3 Financing notes will, up to and including the interest payment date falling in [o], accrue interest at a fixed rate in sterling. To deal with the potential interest rate mismatch between (i) its receipts in respect of the Financing series 4A3 term AAA advance and (ii) its liabilities in respect of interest payable on the Financing series 4 class A3 Financing notes, the issuing entity will, pursuant to the terms of the series 4 class A3 Financing interest rate swap, swap its receipts in respect of the Financing series 4A3 term AAA advance on terms that match the issuing entity's obligation to pay interest under the series 4 class A3 Financing notes.

      In the event that the Financing interest rate swap is terminated prior to the earlier to occur of the service of a Financing note enforcement notice and the interest payment date falling in [o] (or if earlier, until the occurrence of a trigger event or enforcement of the Financing security), the issuing entity shall enter into a replacement Financing interest rate swap. Any replacement Financing interest rate swap must be entered into on terms acceptable to the rating agencies, the issuing entity and the security trustee and with a replacement Financing interest rate swap provider whom the rating agencies have previously confirmed in writing to the issuing entity and the security trustee will not cause the then current ratings of the Financing notes to be downgraded, withdrawn or qualified. If the issuing entity is unable to enter into any replacement Financing interest rate swap on terms acceptable to the rating agencies, the issuing entity and the security trustee, this may adversely affect amounts available to pay amounts due under the Financing notes.

Ratings downgrade of swap providers

      Under each of the swap agreements, in the event that the relevant rating(s) of a swap provider, or its respective guarantor, as applicable, is or are, as applicable, downgraded by a rating agency below the ratings specified in the relevant swap agreement (in accordance with the requirements of the rating agencies) for such swap provider, and, where applicable, as a result of the downgrade, the then current ratings of the previous notes or the Financing notes, in respect of the Funding swap, or the Financing notes corresponding to the relevant Financing swap, in respect of the relevant Financing swap, would or may, as applicable, be adversely affected, the relevant swap provider will, in accordance with the Funding swap or the relevant Financing swap, as applicable, be required to take certain remedial measures which may include providing collateral for its obligations under the relevant swap, arranging for its obligations under the relevant swap to be transferred to an entity with the rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), procuring another entity with the rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), to become co-obligor or guarantor in respect of its obligations under the relevant swap, or taking such other action as it may agree with the relevant rating agency.

      A failure by the relevant swap provider to take such steps will, in certain circumstances, allow Funding or the issuing entity, as applicable, to terminate the relevant swap.

Swap Collateral

      Any collateral posted by or on behalf of a swap provider (as set out above) will be placed by Funding or the issuing entity, as appropriate, in a collateral account in respect of such swap provider and such collateral, and any interest thereon, shall be maintained and applied in accordance with the terms of the relevant swap agreement.



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Termination of the swaps

      o The Funding swap will terminate on the date on which the aggregate principal amount outstanding under all intercompany loans is reduced to zero.

      o Each Financing dollar currency swap (other than the series 1 class A Financing dollar currency swap, the series 2 class A Financing dollar currency swap and the series 3 class A Financing dollar currency swap) will terminate on the earlier of the interest payment date falling in [o] and the date on which all of the relevant class and series of Financing notes are redeemed in full. The series 1 class A Financing dollar currency swap will terminate on the earlier of interest payment date falling in [o] and the date on which all of the series 1 class A Financing notes are redeemed in full. The series 2 class A Financing dollar currency swap will terminate on the earlier of the interest payment date falling in [o] and the date on which all of the series 2 class A Financing notes are redeemed in full. The series 3 class A Financing dollar currency swap will terminate on the earlier of the interest payment date falling in [o] and the date on which all of the series 3 class A Financing notes are redeemed in full.

      o The series 4 class A2 Financing euro currency swap will terminate on the earlier of the interest payment date falling in [o] and the date on which all of the series 4 class A2 Financing notes are redeemed in full.

      o The series 4 class A3 Financing interest rate swap will terminate on the earlier of the interest payment date falling in [o] (or, if earlier, the occurrence of a trigger event or enforcement of the Financing security) and the date on which all of the series 4 class A3 Financing notes are redeemed in full.

      Any swap may also be terminated in, inter alia, any of the following circumstances, each referred to as a "swap early termination event":

      o at the option of one party to the swap, if there is a failure by the other party to pay any amounts due under that swap;

      o in respect of the Financing swaps, if an event of default under the Financing notes occurs and the Financing security trustee serves a Financing note enforcement notice;

      o in respect of the Funding swap, if an event of default under any intercompany loan occurs and the security trustee serves an intercompany loan enforcement notice;

      o upon the occurrence of certain insolvency events in respect of the relevant swap provider or its guarantor or the issuing entity or Funding, as the case may be and as set out in the relevant swap agreement, or the merger of the relevant swap provider without an assumption of the obligations under the relevant swap agreement, or if a change in law results in the obligations of one of the parties under a swap agreement becoming illegal, a breach of a provision of the swap agreement by the relevant swap provider is not remedied within the relevant grace period, a failure by the guarantor (if any) of the relevant swap provider under the swap agreement to comply with its obligations under such guarantee occurs, or a material misrepresentation is made by the relevant swap provider under the swap agreement;

      o if the issuing entity exercises its option to redeem all the Financing notes for tax and/ or other reasons; and

      o if the relevant swap provider or its guarantor, as applicable, is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement as described above under "Ratings downgrade of swap providers".

      Upon the occurrence of a swap early termination event, the issuing entity or the relevant Financing swap provider may be liable to make a termination payment to the other and/or Funding or the Funding swap provider may be liable to make a termination payment to the other. This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss in the event that no market quotation can be obtained). Any such termination payment could be substantial.



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

      If any Financing swap is terminated early and a termination payment is due by the issuing entity to the relevant Financing swap provider then, pursuant to its obligations under the Financing intercompany loan, Funding shall pay the issuing entity an amount equal to the termination payment due to the relevant Financing swap provider. Such payment will be made by Funding only after paying interest amounts due on the Financing term advances and after providing for any debit balance on the principal deficiency ledger and after paying or providing for items having a higher ranking in the relevant order of priority of payments. The issuing entity shall apply amounts received from Funding under the Financing intercompany loan in accordance with the Financing pre-enforcement revenue priority of payments or, as the case may be, the Financing post-enforcement priority of payments. The application by the issuing entity of termination payments due to a Financing swap provider may affect the funds available to pay amounts due to the noteholders (see further "Risk factors - You may be subject to risks relating to exchange rate on the Financing notes," and "Risk factors - You may be subject to risks relating to interest rates on the Financing notes").

      If the issuing entity and/or Funding receive a termination payment following the termination of the relevant swap, the issuing entity and/or Funding will apply such payment towards meeting the costs of entering into a replacement swap agreement on terms acceptable to the rating agencies, the issuing entity or Funding as appropriate and the Financing security trustee or the security trustee as appropriate, as described above.

      If the issuing entity receives a termination payment from a Financing dollar currency swap provider and/or Financing euro currency swap provider, then the issuing entity shall apply those funds towards meeting its costs in effecting currency exchanges at the spot rate of exchange until a replacement Financing dollar currency swap and/or a replacement Financing euro currency swap is entered into and/or to acquire a replacement Financing dollar currency swap and/or a replacement Financing euro currency swap, as the case may be. Noteholders will not receive extra amounts (over and above interest and principal payable on the Financing notes) as a result of the issuing entity receiving a termination payment.

Transfer of the swaps

      Each of the Financing swap providers may, at its option, transfer its obligations under any of the Financing swaps to any other entity. Any such transfer is subject to certain conditions, including among other things (i) that the transferee has the ratings as required by the relevant rating agencies as specified in the relevant swap agreement, or the transferee's performance under the relevant Financing swap will be guaranteed by an entity with equivalent ratings, (ii) that the transfer must not cause an event of default or a swap early termination event under the relevant Financing swap agreement and (iii) if the transferee entity is located in a different country to both the issuing entity and the relevant Financing swap provider, that the rating agencies have confirmed that the transfer will not result in the then current rating of the relevant series and class of Financing notes being downgraded.

Taxation

      Neither Funding nor the issuing entity is obliged under any of the swap agreements to gross up payments made by them if withholding taxes are imposed on payments made under the swap agreements.

      The Funding swap provider and each of the Financing swap providers are always obliged to gross up payments made by them to Funding or the issuing entity, as appropriate, if withholding taxes are imposed on payments made under the relevant swap agreements.

Financial statements

      [Provisions to be included if swap provider ceases to provide financials, assuming related significance percentage requires such provisions.]

Governing law

      The Financing swap agreements are governed by English law.



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              Cash management for the mortgages trustee and Funding

      The following section contains a summary of the material terms of the cash management agreement. The summary does not purport to be complete and is subject to the provisions of the cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

      Abbey was appointed on 26th July, 2000 by the mortgages trustee, Funding and the security trustee to provide cash management services in relation to:

      o     the mortgages trust; and

      o     Funding.


Cash management services provided in relation to the mortgages trust

      The cash manager's duties in relation to the mortgages trust include but are not limited to:

      (A) determining the current shares of Funding and the seller in the trust property in accordance with the terms of the mortgages trust deed;

      (B) maintaining the following ledgers on behalf of the mortgages trustee:

            o the Funding share/seller share ledger, which records the current shares of the seller and Funding in the trust property;

            o     the losses ledger, which records losses on the loans;

            o the principal ledger, which records principal receipts on the loans received by the mortgages trustee and payments of principal from the mortgages trustee GIC account to Funding and the seller and any retained principal receipts; and

            o the revenue ledger, which records revenue receipts on the loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller;

      (C) distributing the mortgages trust available revenue receipts and the mortgages trustee principal receipts to Funding and the seller in accordance with the terms of the mortgages trust deed; and

      (D) providing the mortgages trustee, Funding, the security trustee and the rating agencies with a quarterly report in relation to the trust property.

Cash management services to be provided to Funding

      The cash manager's duties in relation to Funding include but are not limited to:

      (A)   four business days before each interest payment date, determining:

            o the amount of Funding available revenue receipts to be applied to pay interest and fees in relation to the term advances on the following interest payment date; and

            o the amount of Funding available principal receipts to be applied to repay the term advances on the following interest payment date;

      (B)   maintaining the following ledgers on behalf of Funding:

            o the Funding principal ledger, which records the amount of principal receipts received by Funding on each distribution date;

            o the Funding revenue ledger, which records all other amounts received by Funding on each distribution date;

            o the first reserve ledger, which records the amount credited to the first reserve fund from parts of the proceeds of (i) the first start-up loan on 26th July, 2000, (ii) the second start-up loan on 29th November, 2000, (iii) the third start-up loan on 23rd May, 2001, (iv) the previous term BB advance on 5th July, 2001 under the intercompany loan made by Holmes Financing (No. 4) PLC, (v) the eighth start-up loan on 1st April, 2004, and (vi) withdrawals and deposits in respect of the first reserve fund;

            o the second reserve ledger, which records the amount credited to the second reserve fund from part of the proceeds of (i) the previous term BB advance on 5th July 2001 under the intercompany loan made by Holmes Financing (No. 4) PLC and
                  (ii) withdrawals and deposits in respect of the second reserve fund;



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

            o the Funding reserve ledger, which records the amount credited to the Funding reserve fund from the excess Funding available revenue receipts up to the Funding reserve required amount after Funding has paid all of its obligations in respect of items ranking higher than item (T) of the Funding pre-enforcement revenue priority of payments on each interest payment date, and any subsequent withdrawals in respect of the Funding reserve fund;

            o the principal deficiency ledger, which records principal deficiencies arising from losses on the loans which have been allocated to Funding's share or the use of Funding's principal receipts to cover certain senior expenses (including interest on the term advances);

            o the intercompany loan ledger, which records payments of interest and repayments of principal made on each of the term advances under the intercompany loans;

            o the cash accumulation ledger, which records the amount accumulated by Funding to be set aside as series 1 term AAA cash amounts in the cash accumulation sub-ledger of the relevant issuing entity and/or to pay the amounts due on the several bullet term advances and/or, as applicable, the scheduled amortisation term advances; and

            o the Funding liquidity reserve ledger which records the amounts credited to the Funding liquidity reserve fund from Funding available revenue receipts and from Funding available principal receipts up to the Funding liquidity reserve required amount and drawings made under the Funding liquidity reserve fund;

      (C) investing sums standing to the credit of the Funding GIC account and any collateral account maintained by Funding in respect of the Funding swap provider in short-term authorised investments (as defined in the glossary) as determined by Funding, the cash manager and the security trustee;

      (D) making withdrawals from the first reserve fund, the second reserve fund and the Funding liquidity reserve fund as and when required;

      (E) applying the Funding available revenue receipts and Funding available principal receipts in accordance with the relevant order of priority of payments for Funding contained in the cash management agreement or, as applicable, the Funding deed of charge;

      (F) providing Funding, the issuing entity, the security trustee and the rating agencies with a quarterly report in relation to Funding; and

      (G) making all returns and filings in relation to Funding and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them.

      For the definitions of Funding available revenue receipts, Funding available principal receipts and the Funding priorities of payments, see "Cashflows".

Compensation of cash manager

      The cash manager is paid a fee of (pound)117,500 per annum for its services which is paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

      In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by Funding, prior to amounts due to the current issuing entities on the current term advances.

Resignation of cash manager

      The cash manager may resign only on giving 12 months' written notice to the security trustee, Funding and the mortgages trustee and if:

      o a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the security trustee, the mortgages trustee and Funding; and

      o the ratings of the notes at that time would not be adversely affected as a result of that replacement (unless otherwise agreed by an extraordinary resolution of the noteholders of each class).




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Termination of appointment of cash manager

      The security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

      o the cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

      o the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee is materially prejudicial to the Funding secured creditors and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

      o Abbey, while acting as the cash manager, suffers an insolvency event.

      If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the loans to or at the direction of the mortgages trustee, Funding or the security trustee, as the case may be. The cash management agreement will terminate automatically when Funding has no further interest in the trust property and the current intercompany loans and all new intercompany loans (if any) have been repaid or otherwise discharged.

Governing law

      The cash management agreement is governed by English law.



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                     Cash management for the issuing entity

      The following section contains a summary of the material terms of the Financing cash management agreement. The summary does not purport to be complete and is subject to the provisions of the Financing cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

      Abbey will be appointed on the closing date by the issuing entity and the Financing security trustee to provide cash management services to the issuing entity.

Cash management services to be provided to the issuing entity

      The Financing cash manager's duties will include but are not limited to:

      (A)   four business days before each interest payment date, determining:

            o the amount of Financing revenue receipts to be applied to pay interest on the Financing notes on the following interest payment date and to pay amounts due to other creditors of the issuing entity; and

            o the amount of Financing principal receipts to be applied to repay the Financing notes on the following interest payment date;

      (B) applying Financing revenue receipts and Financing principal receipts in accordance with the relevant order of priority of payments for the issuing entity set out in the Financing cash management agreement or, as applicable, the Financing deed of charge;

      (C) providing the issuing entity, Funding, the Financing security trustee and the rating agencies with quarterly reports in relation to the issuing entity;

      (D) making all returns and filings required to be made by the issuing entity and providing or procuring the provision of company secretarial and administration services to the issuing entity;

      (E) arranging payment of all fees to the London Stock Exchange or, as applicable, the UK Listing Authority or, as applicable, the FSA;

      (F) if necessary, performing all currency and interest rate conversions (whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, or floating rates of interest to fixed rates of interest or vice versa) free of charge, cost or expense at the relevant exchange rate; and

      (G) investing sums standing to the credit of any collateral account maintained by the issuing entity in respect of a Financing swap provider in short-term authorised investments.

Issuing entity's bank accounts

      On the closing date, the issuing entity will maintain a sterling bank account in its name with Abbey at 21 Prescot Street, London E1 8AD and a euro account and a dollar account in its name with Citibank, N.A., London Branch at Citigroup Centre, Canada Square, London, E14 5LB (together the "Financing transaction accounts"). The issuing entity may, with the prior written consent of the Financing security trustee, open additional or replacement bank accounts.

      The account referred to above (and any collateral account maintained by the issuing entity as described in "Credit Structure - Ratings downgrade of swap providers") may be required to be transferred to an alternative bank in certain circumstances including if the short-term, unguaranteed and unsecured ratings ascribed to the Financing account bank fall below A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1 by Fitch and P-1 by Moody's. So long as the relevant deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to the Financing account bank by Standard & Poor's shall be at least A-1. Such a transfer is not required despite such a downgrade if the account bank (i) procures that an entity with the required rating becomes a co-obligor in respect of the obligations of the account bank; (ii) procures that an entity with the required rating provides a guarantee of the obligations of the account bank; or (iii) takes such other actions to ensure that the rating assigned to the notes is not adversely affected by the ratings downgrade, in each case provided that the then current ratings of the notes shall not be adversely affected by each or any of the above actions.



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

Compensation of Financing cash manager

      The Financing cash manager will be paid a fee of (pound)117,500 per annum for its services which will be paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

      In addition, the Financing cash manager will be entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The Financing cash manager will be paid by the issuing entity prior to amounts due on the Financing notes.

Resignation of Financing cash manager

      The Financing cash manager may resign only on giving 12 months' written notice to the Financing security trustee and the issuing entity and if:

      o a substitute Financing cash manager has been appointed and a new Financing cash management agreement is entered into on terms satisfactory to the Financing security trustee and the issuing entity; and

      o the ratings of the Financing notes at that time would not be adversely affected as a result of that replacement.

Termination of appointment of Financing cash manager

      The Financing security trustee may, upon written notice to the Financing cash manager, terminate the Financing cash manager's rights and obligations immediately if any of the following events occurs:

      o the Financing cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

      o the Financing cash manager fails to comply with any of its other obligations under the Financing cash management agreement which in the opinion of the Financing security trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the Financing security trustee; or

      o     the Financing cash manager suffers an insolvency event.

      If the appointment of the Financing cash manager is terminated or it resigns, the Financing cash manager must deliver its books of account relating to the Financing notes to or at the direction of the Financing security trustee. The Financing cash management agreement will terminate automatically when the Financing notes have been fully redeemed.

Governing law

      The Financing cash management agreement will be governed by English law.



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

                     Description of the Financing trust deed

General

      The principal agreement governing the Financing notes will be the trust deed dated on or about the closing date and made between the issuing entity and the note trustee (the "Financing trust deed"). The Financing trust deed has five primary functions. It:

      o     constitutes the Financing notes;

      o sets out the covenants of the issuing entity in relation to the Financing notes;

      o sets out the enforcement and post-enforcement procedures relating to the Financing notes;

      o contains provisions necessary to comply with the US Trust Indenture Act of 1939, as amended; and

      o sets out the appointment, powers and responsibilities of the note trustee.

      The following section contains a summary of the material terms of the Financing trust deed. The summary does not purport to be complete and is subject to the provisions of the Financing trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

      The Financing trust deed sets out the form of the global Financing notes and the definitive Financing notes. It also sets out the terms and conditions, and the conditions for the issue of definitive Financing notes and/or the cancellation of any Financing notes. It stipulates, among other things, that the paying agents, the registrar, the transfer agent and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the Financing paying agent and agent bank agreement.

      The Financing trust deed also contains covenants made by the issuing entity in favour of the note trustee and the noteholders. The main covenants are that the issuing entity will pay interest and repay principal on each of the Financing notes when due. Covenants are included to ensure that the issuing entity remains insolvency-remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the Financing notes (see "Terms and conditions of the offered Financing notes"). The issuing entity also covenants that it will do all things necessary to maintain the listing of the Financing notes on the official list of the UK Listing Authority and to maintain the trading of those Financing notes on the London Stock Exchange and to keep in place a common depositary, paying agents and an agent bank.

      The Financing trust deed provides that the class A noteholders' interests take precedence for so long as the class A Financing notes are outstanding and thereafter the interests of the class B noteholders take precedence for so long as the class B Financing notes are outstanding. Certain basic terms of each class of Financing notes may not be amended without the consent of the majority of the holders of that class of note. This is described further in "Terms and conditions of the offered Financing notes".

      The Financing trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the Financing trust deed. The Financing trust deed also sets out the circumstances in which the note trustee may resign or retire.

      The Financing trust deed includes certain provisions mandated by the US Trust Indenture Act of 1939, as amended. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuing entity and the rights of the noteholders. Specifically these include, but are not limited to:

      (a)   maintenance of a noteholder list by the note trustee;

      (b) provision of financial statements and other information by the issuing entity to the note trustee;

      (c) ability of noteholders to waive certain past defaults of the issuing entity;

      (d) duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

      (e) duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

      (f) right of the note trustee to resign at any time by notifying the issuing entity in writing, and the ability of the issuing entity to remove the note trustee under certain circumstances.



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Trust Indenture Act prevails

      The Financing trust deed contains a provision that, if any other provision of the Financing trust deed limits, qualifies or conflicts with another provision which is required to be included in the Financing trust deed by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.

Governing law

      The Financing trust deed will be governed by English law.




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

               The Financing notes and the global Financing notes

      The issue of the Financing notes will be authorised by a resolution of the board of directors of the issuing entity passed prior to the closing date. The Financing notes will be constituted by a Financing trust deed to be dated the closing date, between the issuing entity and the note trustee, as trustee for, among others, the holders for the time being of the Financing notes. While the material terms of the Financing notes and the global notes are described in this prospectus, the statements set out in this section with regard to the Financing notes and the global Financing notes are subject to the detailed provisions of the Financing trust deed. The Financing trust deed will include the form of the global Financing notes and the form of definitive Financing notes. The Financing trust deed includes provisions which enable it to be modified or supplemented and any reference to the Financing trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

      A Financing paying agent and agent bank agreement between the issuing entity, the note trustee, JPMorgan Chase Bank, N.A., London Branch, as principal paying agent, the US paying agent, the registrar, the transfer agent and the agent bank regulates how payments will be made on the Financing notes and how determinations and notifications will be made. They will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

      Each class of each series of Financing notes will be represented initially by a global Financing note in registered form without interest coupons attached. The series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the United States Securities and Exchange Commission. The series 4 Financing notes will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the Securities Act. The global Financing notes representing the Financing notes offered by this prospectus (the "offered global Financing notes") will be deposited on behalf of the beneficial owners of the Financing notes with JPMorgan Chase Bank, N.A., New York Branch, as the custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company
- called "DTC". On confirmation from the custodian that it holds the global Financing notes, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the Financing notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global Financing notes.

      The global Financing notes representing the Financing notes other than those represented by the offered global Financing notes (the "Reg S global Financing notes") will be deposited on behalf of the beneficial owners of those Financing notes with, and registered in the name of a nominee of, JPMorgan Chase Bank, London Branch, as common depositary for Clearstream, Luxembourg and Euroclear. On confirmation from the common depositary that it holds the Reg S global Financing notes, Clearstream, Luxembourg or Euroclear, as the case may be, will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the Financing notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global Financing notes.

      The amount of Financing notes represented by each global Financing note is evidenced by the register maintained for that purpose by the registrar. Together, the Financing notes represented by the global Financing notes and any outstanding definitive Financing notes will equal the aggregate principal amount of the Financing notes outstanding at any time. However, except as described under "-Definitive Financing notes", definitive certificates representing individual Financing notes shall not be issued.

      Beneficial owners may hold their interests in the global Financing notes only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global Financing note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global Financing note will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of Financing notes, beneficial owners of Financing notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those Financing notes. The issuing entity expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of Financing notes only at the direction of one or more participants to whose account the interests in a global Financing note is credited and only in respect of that portion of the aggregate principal amount of Financing notes as to which that participant or those participants has or have given that direction.



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      Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the Financing trust deed and the Financing paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, One Canada Square, London E14 5AL and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuing entity will maintain a paying agent in the United Kingdom until the date on which the Financing notes are finally redeemed.

Payment

      Principal and interest payments on the offered global Financing notes will be made via the paying agents to DTC or its nominee, as the registered holder of the offered global Financing notes. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date.

      Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of Financing notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "street name". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuing entity. Neither the issuing entity, the note trustee nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global Financing notes or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.

Clearance and settlement

The clearing systems

      DTC

      DTC has advised us and the underwriters that it intends to follow the following procedures:

      DTC will act as securities depository for the offered global Financing notes. The offered global Financing notes will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

      DTC has advised us that it is a:

      o     limited-purpose trust company organised under the New York Banking
            Law;

      o     "banking organisation" within the meaning of the New York Banking
            Law;

      o     member of the Federal Reserve System;

      o "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

      o "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Transfers between participants on the DTC system will occur under DTC rules.

      Purchases of Financing notes under the DTC system must be made by or through DTC participants, which will receive a credit for the Financing notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered global Financing notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in Financing notes unless use of the book- entry system for the Financing notes described in this section is discontinued.


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

      To facilitate subsequent transfers, all the offered global Financing notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global Financing notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the Financing notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the Financing notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

      Redemption notices for the offered global Financing notes will be sent to DTC. If less than all of those offered global Financing notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those offered global Financing notes to be redeemed.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the offered global Financing notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

      The issuing entity understands that under existing industry practices, when the issuing entity requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the Financing trust deed, DTC generally will give or take that action, or authorise the relevant participants to give or take that action, and those participants would authorise beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuing entity believes to be reliable, but the issuing entity takes no responsibility for the accuracy thereof.

      Clearstream, Luxembourg and Euroclear

      Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars.

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V., a Belgian banking institution (the "Euroclear operator"), under licence from Euroclear PLC, an English public limited company. All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The board of the Euroclear operator establishes policy for the Euroclear system in accordance with the terms of its licence from Euroclear PLC.

      Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system, both as may be amended by the Euroclear operator, from time to time. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.




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

      As the holders of book-entry interests, beneficial owners will not have the right under the Financing trust deed to act on solicitations by the issuing entity for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the Financing trust deed.

      No beneficial owner of an interest in a global Financing note will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the Financing trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. Transfers between participants in Clearstream, Luxembourg and participants in the Euroclear system will occur under their rules and operating procedures.

      The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in the Reg S global Financing notes.

Global clearance and settlement procedures

Initial settlement

      The offered global Financing notes will be delivered at initial settlement to JPMorgan Chase Bank, N.A., New York Branch, as custodian for DTC, and the Reg S global Financing notes will be delivered to JPMorgan Chase Bank, N.A., London Branch, as common depositary for Clearstream, Luxembourg and Euroclear. Customary settlement procedures will be followed for participants of each system at initial settlement. Financing notes will be credited to investors' securities accounts on the settlement date against payment in same-day funds.

Secondary trading

      Secondary market sales of book-entry interests in Financing notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuing entity, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described herein.

Definitive Financing notes

      Beneficial owners of Financing notes will only be entitled to receive definitive Financing notes under the following limited circumstances:

      o as a result of a change in UK law, the issuing entity or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the Financing notes that would not be required if the Financing notes were in definitive form;

      o in the case of the offered global Financing notes, DTC notifies the issuing entity that it is unwilling or unable to hold the offered global Financing notes or is unwilling or unable to continue as, or has ceased to be, a clearing agency under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the issuing entity cannot appoint a successor within 90 days; or

      o in the case of the Reg S global Financing notes, Clearstream, Luxembourg and Euroclear are closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announce an intention to cease business permanently or do in fact do so and no alternative clearing system satisfactory to the Financing note trustee is available.



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

      In no event will definitive Financing notes in bearer form be issued. Any definitive Financing notes will be issued in registered form in denominations of $100,000 principal amount and increments of $1,000 thereabove, in the case of definitive Financing notes representing the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, (euro)50,000 and increments of (euro)1,000 thereabove, in the case of definitive Financing notes representing the series 4 class A2 Financing notes, and (pound)50,000 and increments of (pound)1,000 thereabove, in the case of definitive Financing notes representing the series 4 class A1 Financing notes, the series 4 class A3 Financing notes, the series 4 class B Financing notes and the series 4 class C Financing notes. Any definitive Financing notes will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuing entity, the note trustee and any paying agent shall be entitled to treat the person in whose names any definitive Financing notes is registered as the absolute owner thereof. The Financing paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the Financing notes and other provisions customary for a registered debt security.

      Any person receiving definitive Financing notes will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuing entity. No service charge will be made for any registration of transfer or exchange of any definitive Financing notes.



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

               Terms and conditions of the offered Financing notes

      The following is a summary of the material terms and conditions of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes (the "offered Financing notes"), numbered 1 to 15. This summary does not need to be read with the actual terms and conditions of the Financing notes in order to learn all the material terms and conditions of the offered Financing notes. The complete terms and conditions of the Financing notes are set out in the Financing trust deed, a form of which has been filed as an exhibit to the registration statement.

      The Financing notes are the subject of the following documents:

      o a Financing trust deed dated the closing date between the issuing entity and the note trustee;

      o a Financing paying agent and agent bank agreement dated the closing date between the issuing entity, the principal paying agent and the agent bank, the US paying agent, the registrar, the transfer agent and the note trustee;

      o a Financing deed of charge dated the closing date between the issuing entity, the note trustee, the Financing security trustee, the Financing swap providers and certain other parties;

      o the Financing dollar currency swap agreements dated the closing date between the issuing entity, the Financing dollar currency swap providers and the Financing security trustee;

      o the Financing euro currency swap agreement dated the closing date between the issuing entity, the Financing euro currency swap provider and the Financing security trustee; and

      o the Financing interest rate swap agreement dated the closing date between the issuing entity, the Financing interest rate swap provider and the Financing security trustee.

      Noteholders can view copies of those documents at the specified office of any of the paying agents after the closing date.

      When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

      Initially the parties will be as follows:

      o     Holmes Financing (No. 10) PLC as issuing entity;

      o     JPMorgan Chase Bank, N.A., London Branch as security trustee;

      o The Bank of New York, London Branch as Financing security trustee and note trustee;

      o JPMorgan Chase Bank, N.A., London Branch as principal paying agent and agent bank;

      o     J.P. Morgan Bank Luxembourg S.A. as registrar and transfer agent;

      o     JPMorgan Chase Bank, N.A., New York Branch as US paying agent;

      o [o] as Financing dollar currency swap provider in respect of the series 1 Financing notes;

      o [o] as Financing dollar currency swap provider in respect of the series 2 Financing notes;

      o [o] as Financing dollar currency swap provider in respect of the series 3 Financing notes;

      o [o] as Financing euro currency swap provider in respect of the series 4 class A2 Financing notes; and

      o [o] as Financing interest rate swap provider in respect of the series 4 class A3 Financing notes.

      There is no English law which prohibits US residents from holding Financing notes due solely to their residence outside the UK.

      There are no UK governmental laws or regulations other than in relation to withholding tax, as described in "United Kingdom taxation - Withholding tax", that restrict payments made to non-UK resident noteholders.

1.    Form, denomination and title

      The offered Financing notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

      The offered Financing notes are initially in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in global offered Financing notes are made in accordance with the rules and procedures of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.




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

      A global note will be exchanged for offered Financing notes in definitive registered form only under limited circumstances. The denominations of any offered Financing notes in definitive form will be $100,000 each and increments of $1,000 thereabove. If the offered Financing notes in definitive form are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global offered Financing notes and in registered form only.

      Title to the global offered Financing notes or to any definitive Financing notes will pass on registration in the register maintained by the registrar. The registered holder of any global offered Financing note is the absolute owner of that note. Definitive offered Financing notes may be transferred in whole upon surrender of the note and completion of the relevant form of transfer. The offered Financing notes are not issuable in bearer form.

2.    Status, security and priority

      The class A Financing notes, the class B Financing notes and the class C Financing notes are direct, secured and unconditional obligations of the issuing entity and are all secured by the same security. Payments on each class of Financing notes will be made equally among all Financing notes of that class.

      Without prejudice to the repayment provisions described in number 5 (and except if a non-asset trigger event occurs or if, prior to enforcement of the Financing security, amounts are due and payable in respect of more than one series of the class A Financing notes), the class A Financing notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the Financing notes, payments of principal and interest due and payable on the class A Financing notes will rank ahead of payments of principal and interest due and payable on the class B Financing notes and the class C Financing notes subject to the terms and conditions of the Financing notes, the Financing cash management agreement, the Financing deed of charge, the Funding deed of charge and the other Financing transaction documents.

      Without prejudice to the repayment provisions described in number 5, the class B Financing notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the Financing notes, payments of principal and interest due and payable on the class B Financing notes will rank ahead of payments of principal and interest due and payable on the class C Financing notes and will be subordinated to those payments due and payable on the class A Financing notes subject to the terms and conditions of the Financing notes, the Financing cash management agreement, the Financing deed of charge, the Funding deed of charge and the other Financing transaction documents.

      Without prejudice to the repayment provisions described in number 5, the class C Financing notes rank irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the Financing notes, payments of principal and interest due and payable on the class C Financing notes will be subordinated to payments due and payable on the class A Financing notes and the class B Financing notes subject to the terms and conditions of the Financing notes, the Financing cash management agreement, the Financing deed of charge, the Funding deed of charge and the other Financing transaction documents.

      In the event of the Financing security being enforced, the class A Financing notes will rank in priority to the class B Financing notes and the class A Financing notes and the class B Financing notes will rank in priority to the class C Financing notes.

      The note trustee and the Financing security trustee are required to have regard to the interests of all classes of noteholders equally. However, if there are any class A Financing notes outstanding and if there is or may be a conflict between the interests of the class A noteholders and the interests of the class B noteholders and/or the class C noteholders, then the note trustee and the Financing security trustee will have regard to the interests of the class A noteholders only. If there are any class B Financing notes outstanding and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class C noteholders, then the note trustee and the Financing security trustee will have regard to the interests of the class B noteholders only. Except in limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders and the class C noteholders. However, there are provisions limiting the power of the class B noteholders and the class C noteholders to pass an effective extraordinary resolution, also described in number 11, depending on its effect on the class A noteholders. Likewise, there is no limitation on the power of the class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders. However, there are provisions limiting the power of the class C noteholders to pass an effective extraordinary resolution, also described in number 11, depending on its effect on the class B noteholders and the class A noteholders.



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      Notwithstanding that none of the note trustee, the Financing security trustee and the noteholders may have any right of recourse against the rating agencies in respect of any confirmation given by them and relied upon by the note trustee or the Financing security trustee pursuant to this clause, the Financing security trustee and the note trustee are entitled to assume that any exercise by it or them of any power, discretion or duty under the Financing transaction documents will not be materially prejudicial to the interests of the noteholders if the rating agencies have confirmed that the current ratings of the Financing notes will not be adversely affected by that exercise. It is agreed and acknowledged that, notwithstanding the foregoing, a credit rating is an assessment of credit and does not address other matters that may be of relevance to the noteholders. In being entitled to rely on the fact that the rating agencies have confirmed that the then current rating of the relevant series and/or class or classes of Financing notes would not be adversely affected, it is expressly agreed and acknowledged by the note trustee and the Financing security trustee and specifically notified to the noteholders (and to which they are bound by the conditions) that the above does not impose or extend any actual or contingent liability for the rating agencies to the note trustee or the Financing security trustee, the noteholders or any other person or create any legal relations between the rating agencies and the note trustee, the Financing security trustee, the noteholders or any other person whether by way of contract or otherwise.

      The security for the payment of amounts due under the Financing notes is created by the Financing deed of charge. The security is created in favour of the Financing security trustee who will hold it on behalf of the noteholders and on behalf of other secured creditors of the issuing entity. The security consists of the following:

      (1) an assignment and charge by way of first fixed security of the issuing entity's rights under the Financing transaction documents to which it is a party, including the Financing intercompany loan agreement, the Funding deed of charge, the Financing dollar currency swap agreements, the Financing euro currency swap agreement, the Financing interest rate swap agreement, the Financing paying agent and agent bank agreement, the Financing subscription agreement, the Financing underwriting agreement, the Financing corporate services agreement, the Financing bank account agreement, the Financing cash management agreement and the Financing trust deed;

      (2) a charge by way of first fixed charge (which may take effect as a floating charge) over the issuing entity's right, title and interest and benefit in the Financing transaction accounts and any amounts deposited in it;

      (3) a charge by way of first fixed charge (which may take effect as a floating charge) over the issuing entity's right, title, interest and benefit in all Financing authorised investments made by or on behalf of the issuing entity, including all monies and income payable under them; and

      (4) a first ranking floating charge over the issuing entity's business and assets not already charged under (1), (2) or (3) (but extending over any of its assets located in Scotland or governed by Scots law).

      The security is described in detail in the Financing deed of charge which is described under the heading "Security for the issuing entity's obligations" in this prospectus. The Financing deed of charge also sets out how money is to be distributed between the secured parties if the security is enforced. The security becomes enforceable when a Financing note event of default occurs, as described in number 9. If a Financing note event of default occurs, the redemption of the Financing notes will be accelerated, as described in number 10.

3.    Covenants

      If any Financing note is outstanding, the issuing entity will not, unless it is permitted by the terms of the Financing transaction documents or with the written consent of the Financing security trustee:

      o create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings;

      o sell, dispose of or grant any option or right to acquire any of its assets or undertakings or any interest or benefit in its assets or undertakings;

      o permit any other person, except for the Financing security trustee, to have any equitable or beneficial interest in any of its assets or undertakings;

      o have an interest in any bank account other than the bank accounts maintained pursuant to the Financing transaction documents;

      o carry on any business other than as described in this prospectus relating to the issue of the Financing notes, the making of the Financing intercompany loan and the related activities, as described in this prospectus;



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      o     incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness;

      o consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

      o waive or consent to the modification or waiver of any of the obligations relating to the Financing security;

      o     have any employees, premises or subsidiaries;

      o pay any dividend or make any other distributions to its shareholders or issue any further shares;

      o     purchase or otherwise acquire any Financing notes; or

      o engage in any activities in the US (directly or through agents), or derive any income from US sources as determined under US income tax principles, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business in the US as determined under US income tax principles.

4.    Interest

      Each offered Financing note bears interest on its principal amount outstanding from, and including, the closing date. Interest will stop accruing on any part of the principal amount outstanding of an offered Financing note from the date it is due for redemption unless, when it is presented, payment of principal is improperly withheld or refused. If this happens it will continue to bear interest in accordance with this condition, both before and after any judgment is given, until whichever is the earlier of the following:

      o the day on which all sums due in respect of that offered Financing note, up to that day, are paid; and

      o the day which is seven days after the principal paying agent or the US paying agent has notified the relevant class of noteholders, either in accordance with number 14 or individually, that the payment will be made, provided that subsequently payment is in fact made.

      Interest on the series 1 class A Financing notes will be paid monthly in arrear on each applicable interest payment date starting from the interest payment date falling in [o]. If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in [o], interest on the series 1 class A Financing notes will be payable quarterly in arrear on the relevant interest payment dates falling in January, April, July and October, as applicable.

      Interest on the offered Financing notes, other than the series 1 class A Financing notes, will be paid quarterly in arrear on each quarterly interest payment date.

      Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period, except that for the series 1 class A Financing notes, prior to the interest payment date falling in [o] and provided that there has been no trigger event or enforcement of the Financing security up to that interest payment date, an interest period is the period from (and including) the 15th day of a month (or if such a day is not a business day, the next succeeding business day) to (but excluding) the 15th day of the next following month (or if such a day is not a business day the next succeeding business day). The first interest payment date for the series 1 class A Financing notes will be [o], 2006 for the interest period from and including the closing date to but excluding [o], 2006. The first interest payment date for the offered Financing notes (other than the series 1 class A Financing notes) will be [o], 2006, for the interest period from and including the closing date to but excluding [o], 2006.

      The order of payments of interest to be made on the classes of Financing notes will be prioritised so that interest payments due and payable on the class C Financing notes will be subordinated to interest payments due and payable on the class B Financing notes and the class A Financing notes and interest payments due and payable on the class B Financing notes will be subordinated to interest payments due and payable on the class A Financing notes, in each case in accordance with the Financing priority of payments.

      Any shortfall in payments of interest on the class B Financing notes and/or the class C Financing notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of Financing notes will be increased to take account of any deferred interest, and interest shall be paid on that deferred interest. If on that interest payment date there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final repayment date of the Financing notes, at which point all such deferred amounts will become due and payable.



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      Payments of interest due on an interest payment date in respect of the class A Financing notes will not be deferred.

      The rate of interest for each interest period for the:

      o series 1 class A Financing notes will be the sum of one-month USD-LIBOR less a margin of [o] per cent. per annum;

      o series 1 class B Financing notes will be the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum up to and including the interest payment date in [o] and thereafter the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum;

      o series 1 class C Financing notes will be the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum up to and including the interest payment date in [o] and thereafter the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum;

      o series 2 class A Financing notes will be the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum up to and including the interest payment date in [o]and thereafter the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum;

      o series 2 class B Financing notes will be the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum up to and including the interest payment date in [o] and thereafter the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum;

      o series 2 class C Financing notes will be the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum up to and including the interest payment date in [o] and thereafter the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum;

      o series 3 class A Financing notes will be the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum up to and including the interest payment date in [o] and thereafter the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum;

      o series 3 class B Financing notes will be the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum up to and including the interest payment date in [o] and thereafter the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum; and

      o series 3 class C Financing notes will be the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum up to and including the interest payment date in [o] and thereafter the sum of three-month USD-LIBOR plus a margin of [o] per cent. per annum.

      "USD-LIBOR" means the London Interbank Offer Rate for dollar deposits, as determined by the agent bank on the following basis:

      (1) on the interest determination date for each class of the offered Financing notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for US dollar deposits for the relevant interest period.

                  This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service, if any, for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuing entity with the approval of the note trustee will be used.

                  In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the "screen rate" for the respective classes of the offered Financing notes.

                  The "interest determination date" means the second London
            business day before the first day of an interest period;

      (2) if, on any interest determination date, the screen rate is unavailable, the agent bank will:

            o request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for US dollar deposits of the equivalent amount and for the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

            o calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;



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      (3)   if, on any interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

      (4) if, on any interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuing entity for the purpose of agreeing a total of two banks to provide those quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable.

      The agent bank will, as soon as practicable after 11.00 a.m. (London time) on each interest determination date, calculate the amount of interest payable on each offered Financing note for that interest period. The amount of interest will be calculated by applying the rate of interest for that interest period to the principal amount outstanding of that note as at the interest determination date and multiplying the product by the actual number of days in that interest period divided by 360, in each case rounding to the nearest US dollars 0.01, half a cent being rounded upwards. For these purposes, in the case of the series 1 class A Financing notes, following the occurrence of a trigger event or enforcement of the Financing security, the principal amount outstanding will include any amount of interest which would otherwise be payable on a monthly interest payment date, which will not then fall due but will instead be deferred until the next monthly interest payment date and will itself accrue interest at the rate of interest applicable to subsequent interest periods in respect of the series 1 class A Financing notes until the next quarterly interest payment date.

      The rates and amounts determined by the agent bank will be notified to the issuing entity, the Financing cash manager, the note trustee and the paying agents. The agent bank will also notify those rates and amounts to each stock exchange and listing authority on which the Financing notes are admitted to trading or listed and to the relevant class of noteholders in accordance with number 14 as soon as possible.

      If the agent bank fails to make a required determination or calculation as described, the note trustee will make the determination or calculation as it shall deem fair and reasonable or as described in this number 4. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

      The issuing entity, the Financing cash manager, the note trustee, the reference banks, the agent bank and the noteholders will be bound by the determinations properly made.

      The agent bank will ensure that there will be four reference banks and an agent bank while there are Financing notes outstanding.

5.    Redemption, purchase and cancellation

(A)   Final redemption

      If the offered Financing notes have not previously been redeemed in full as described in this number 5, the issuing entity will redeem the Financing notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of each class of Financing notes.

(B)   Mandatory redemption

      Subject as provided in the next paragraph, each class of Financing notes will be redeemed on each interest payment date in an amounts corresponding to the amount (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the relevant Financing term advance as set forth in the following table, in each case converted into dollars at the relevant Financing dollar currency exchange rate:

      Offered Financing notes               Financing term advance
      -----------------------               ----------------------
      series 1 class A...............       series 1 term AAA
      series 1 class B...............       series 1 term AA
      series 1 class C...............       series 1 term BBB
      series 2 class A...............       series 2 term AAA
      series 2 class B...............       series 2 term AA
      series 2 class C...............       series 2 term BBB
      series 3 class A...............       series 3 term AAA
      series 3 class B...............       series 3 term AA
      series 3 class C...............       series 3 term BBB
      series 4 class A...............       series 4 term AAA
      series 4 class B...............       series 4 term AA
      series 4 class C...............       series 4 term BBB


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      If on an interest payment date, prior to enforcement of the Financing security or the occurrence of an asset trigger event, amounts are outstanding under more than one series of the class A Financing notes, then the issuing entity will apply Financing principal receipts to repay, as the case may be, in no order of priority between them, but in proportion to the amounts due; (1) the series 1 class A Financing notes prior to making payments of principal on the series 2 class A Financing notes, the series 3 class A Financing notes and the series 4 class A Financing notes; (2) the series 2 class A Financing notes prior to making payments of principal on the series 3 class A Financing notes and the series 4 class A Financing notes; and (3) the series 3 class A Financing notes prior to making payments of principal on the series 4 class A Financing notes.

(C)   Note principal payments, principal amount outstanding and pool factor

      Four business days prior to each interest payment date (the "note determination date"), the issuing entity or the agent bank will determine the following:

      o the amount of each principal payment payable on each offered Financing note, called the "note principal payment";

      o the principal amount outstanding of each offered Financing note on the note determination date, which is the principal amount outstanding of that offered Financing note as at the closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

      o the fraction, or pool factor, obtained by dividing the principal amount outstanding of each offered Financing note by the original principal amount outstanding of each note.

      The issuing entity will notify the amounts and dates determined to the agent bank, paying agents, note trustee, registrar and each stock exchange on which the Financing notes are listed and shall publish those amounts and dates in accordance with number 14 as soon as possible after these parties have been notified.

      If the issuing entity or agent bank fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this sub-section (C), and each of these determinations or calculations will be deemed to have been made by the issuing entity. If this happens, the issuing entity, the agent bank and the noteholders will be bound by the determinations made.

(D)   Optional redemption in full

      The issuing entity may by giving not less than 30 and not more than 60 days' prior notice to the note trustee, the noteholders and the relevant Financing swap provider redeem all (but not some only) of the Financing notes specified in the following bulleted list at the principal amount outstanding together with any accrued interest on the following dates:

      o the series 1 class B Financing notes, the series 1 class C Financing notes, the series 2 class A Financing notes, the series 2 class B Financing notes, the series 2 class C Financing notes, the series 3 class A Financing notes, the series 3 class B Financing notes and the series 3 class C Financing notes on any interest payment date falling on or after [o]; or

      o the series 1 Financing notes on any interest payment date on which the aggregate principal amount of the series 1 Financing notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 1 Financing notes as at the closing date; or

      o the series 2 Financing notes on any interest payment date on which the aggregate principal amount of the series 2 Financing notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 2 Financing notes as at the closing date; or

      o the series 3 Financing notes on any interest payment date on which the aggregate principal amount of the series 3 Financing notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 3 Financing notes as at the closing date.



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      The issuing entity may only redeem the offered Financing notes as described in this sub-section if the issuing entity has provided to the note trustee a certificate to the effect that it will have funds available to it to make the required payment on the interest payment date.

(E)   Optional redemption for tax and other reasons

      If the issuing entity satisfies the note trustee that on the next interest payment date either:

      o the issuing entity would be required to withhold or deduct from amounts due on the Financing notes any amount on account of any present or future taxes or duties or governmental charges; or

      o Funding would be required to withhold or deduct from amounts due on the Financing intercompany loan any amount on account of any present or future taxes or duties or governmental charges,

then the issuing entity will use reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that the issuing entity will not be required to do so if that would require registration of any new security under US securities laws or materially increase the disclosure requirements under US law or the costs of issuance.

      If the issuing entity is unable to arrange a substitution as described in this sub-section, then the issuing entity may by giving not less than 30 and not more than 60 days' prior notice to the note trustee, the noteholders and the relevant Financing swap provider redeem all (but not some only) of the Financing notes at the principal amount outstanding together with any accrued interest on the next following interest payment date. The issuing entity may only redeem the Financing notes as described in the preceding sentence if the note trustee is satisfied that the issuing entity will have funds available to it to make the required payment on the interest payment date.

      If, at any time, the issuing entity has delivered a certificate to Funding, the security trustee and the rating agencies to the effect that it would be unlawful to make, fund or allow to remain outstanding a Financing term advance made or to be made by it under the Financing intercompany loan agreement and stating that the issuing entity requires Funding to prepay the term advance, the issuing entity may, by giving not less than 30 (or such shorter period as may be required by any relevant law) and not more than 60 days' prior notice to the note trustee, the noteholders and the relevant Financing swap provider, redeem all (but not some only) of the Financing notes at the principal amount outstanding together with any accrued interest on the next following interest payment date. The issuing entity may only redeem the Financing notes as described in the preceding sentence if the note trustee is satisfied that the issuing entity will have funds available to it to make the required payment on the interest payment date.

      [If the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision and their further consultative documents) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practice or by any other regulation, and provided that a Financing note enforcement notice has not been served, on the interest payment date falling in April 2007 and on any interest payment date thereafter, then the issuing entity may redeem all (but not some only) of the Financing notes (other than the series 1 class A Financing notes) at the principal amount outstanding thereof, together with any accrued interest thereon, on giving not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law) prior written notice thereof to the note trustee and the noteholders in accordance with number 14, provided that, prior to giving any such notice, the issuing entity shall have provided to the note trustee a certificate signed by two directors of the issuing entity to the effect that it will have the funds, not subject to the interest of any other person, required to redeem the Financing notes as aforesaid and any amounts required under the Financing pre-enforcement revenue priority of payments (or, as the case may be, the Financing post-enforcement revenue priority of payments) currently set out in the Financing cash management agreement to be paid in priority to or pari passu with the Financing notes outstanding in accordance with the terms and conditions thereof.]

6.    Payments

      Payments of principal and interest in respect of the global Financing notes will be made only against the presentation of those global Financing notes to or to the order of the registrar (or another agent that may be appointed in its place). In the case of final redemption, and provided that payment is made in full, payment will only be made against surrender of those global Financing notes to the registrar or replacement agent.

      All payments on the offered Financing notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

      If the due date for payment of any amount on the offered Financing notes is not a business day in the place it is presented, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders shall not be entitled to any further interest or other payment as a result of that delay.



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

      If a paying agent makes a partial payment on an offered Financing note, the registrar will annotate the register of noteholders, indicating the amount and date of that payment.

      If a noteholder holds definitive offered Financing notes, payments of principal and interest on an offered Financing note (except in the case of a final payment that pays off the entire principal on the offered Financing note) will be made by cheque and mailed to the noteholder at the address shown in the register. In the case of final redemption, payment will be made only when the offered Financing note is surrendered. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

      If payment of principal on an offered Financing note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

      The issuing entity can, at any time, vary or terminate the appointment of any paying agent, registrar or transfer agent and can appoint a successor or additional agent. If the issuing entity does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar. The issuing entity will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14.

      If payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

7.    Prescription

      Claims against the issuing entity for payment in respect of the offered Financing notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.

8.    Taxation

      Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the issuing entity or the relevant paying agent will account to the relevant authority for the amount so withheld or deducted. Neither the issuing entity nor any paying agent is required to make any additional payments to noteholders for this withholding or deduction.

9.    Events of default

(A)   Class A noteholders

      The note trustee may give notice of a class A Financing note event of default (as defined in the following paragraph) in respect of the class A Financing notes (a "class A Financing note enforcement notice"), and shall give such notice if it is indemnified to its satisfaction and it is:

      o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class A Financing notes; or

      o directed to by an extraordinary resolution (as defined in the Financing trust deed) of the class A noteholders.

      If any of the following events occurs and is continuing it is called a "class A Financing note event of default":

      o the issuing entity fails to pay for a period of three business days any amount of interest or principal on the class A Financing notes when that payment is due and payable in accordance with these conditions; or

      o the issuing entity fails to perform or observe any of its other obligations under the class A Financing notes, the Financing trust deed, the Financing deed of charge or any other Financing transaction document, and (except where that failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 20 days after the note trustee has given notice of it to the issuing entity requiring the same to be remedied; and the note trustee or, as applicable, the Financing security trustee, has certified that the failure to perform or observe is materially prejudicial to the interests of the class A noteholders; or



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

      o except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuing entity stops or threatens to stop carrying on all or a substantial part of its business or is unable to pay its debts within the meaning of
            Section 123(1)(a), (b), (c) or (d) of the UK Insolvency Act 1986 or is unable to pay its debts as they fall due or the value of its assets falls to less than the amount of its liabilities (taking into account contingent and prospective liabilities) or otherwise becomes insolvent; or

      o an order is made or an effective resolution is passed for the winding-up of the issuing entity except for the purposes of or pursuant to an amalgamation or restructuring previously approved by the note trustee or by an extraordinary resolution of the class A noteholders; or

      o proceedings are otherwise initiated against the issuing entity under any applicable liquidation, insolvency, reorganisation or other similar laws and those proceedings are not being disputed in good faith with a reasonable prospect of success; or steps are taken with a view to obtaining a moratorium in respect of third party action; or, in relation to the whole or any substantial part of the business or assets of the issuing entity, an administration order is granted or an administrator is appointed out of court or an administrative receiver or other receiver, liquidator or similar official is appointed or any encumbrancer takes possession of that business or those assets or a distress, execution, diligence or other process is levied or enforced upon or sued out against that business or those assets and is not discharged within 30 days; or the issuing entity initiates or consents to the foregoing proceedings or makes a conveyance or assignment for the benefit of its creditors generally; or

      o a Financing intercompany loan enforcement notice is served in respect of the Financing intercompany loan agreement while any of the class A Financing notes is outstanding.

(B)   Class B noteholders

      The terms described in this number 9(B) will have no effect so long as any of the class A Financing notes are outstanding. Subject to that occurrence, the note trustee may give notice of a class B Financing note event of default (as defined in the following paragraph) in respect of the class B Financing notes (a "class B Financing note enforcement notice"), and shall give that notice if it is indemnified to its satisfaction and it is:

      o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class B Financing notes; or

      o directed to by an extraordinary resolution of the class B noteholders.

      If any of the following events occurs and is continuing it is called a "class B Financing note event of default":

      o the issuing entity fails to pay for a period of three business days any amount of interest or principal on the class B Financing notes when that payment is due and payable in accordance with these conditions; or

      o the occurrence of any of the other events in number 9(A) described above but so that any reference to the class A Financing notes and the class A noteholders shall be read as references to the class B Financing notes and the class B noteholders.

(C)   Class C Noteholders

      The terms described in this number 9(C) will have no effect so long as any of the class A Financing notes or the class B Financing notes are outstanding. Subject to that occurrence, the note trustee may give notice of a class C Financing note event of default (as defined in the following paragraph) in respect of the class C Financing notes (a "class C Financing note enforcement notice"), and shall give that notice if it is indemnified to its satisfaction and it is:

      o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class C Financing notes; or

      o directed to by an extraordinary resolution of the class C noteholders.

      If any of the following events occurs and is continuing it is called a "class C Financing note event of default":

      o the issuing entity fails to pay for a period of three business days any amount of interest or principal on the class C Financing notes when that payment is due and payable in accordance with these conditions; or

      o the occurrence of any of the other events in number 9(A) described above but so that any reference to the class A Financing notes and the class A noteholders shall be read as references to the class C Financing notes and the class C noteholders.

10.   Enforcement of Financing notes

      At any time the note trustee and/or the Financing security trustee may take steps against the issuing entity to enforce the provisions of the Financing trust deed and the Financing notes or the Financing deed of charge or any of the other Financing transaction documents. At any time after the security under the Financing deed of charge has become enforceable, the Financing security trustee may, at its discretion and without notice, institute those proceedings as it thinks fit to enforce the Financing security. Neither of them shall be bound to take these steps unless it is indemnified to its satisfaction and:

      o it is so requested in writing by holders of at least one quarter of the aggregate principal amount outstanding of the relevant class of Financing notes (subject to those restrictions in the Financing trust deed and/or the Financing deed of charge to protect the interests of any higher ranking class of noteholders); or

      o in the case of the Financing security trustee, it is so requested by any other Financing secured creditor (subject to those restrictions in the Financing deed of charge to protect the noteholders); or

      o it has been so directed by an extraordinary resolution of noteholders of the relevant class (subject to those restrictions in the Financing trust deed and/or the Financing deed of charge to protect the interests of any higher ranking class of noteholders).

      No extraordinary resolution of the class B noteholders will be effective unless there is an extraordinary resolution of the class A noteholders or a direction of the class A noteholders to the same effect or none of the class A notes remain outstanding or the note trustee (or, as the case may be, the Financing security trustee) is of the opinion it would not be materially prejudicial to the interests of the class A noteholders. No request or extraordinary resolution of the class C noteholders will be effective unless there is an extraordinary resolution of the class B noteholders and the class A noteholders or a direction of the class B noteholders and the class A noteholders to the same effect or none of the class A Financing notes and the class B Financing notes remain outstanding or the note trustee (or, as the case may be, the Financing security trustee) is of the opinion it would not be materially prejudicial to the interests of the class A noteholders and the class B noteholders. Amounts available for distribution after enforcement of the Financing security shall be distributed in accordance with the terms of the Financing deed of charge.

      No noteholder may institute any proceedings against the issuing entity to enforce its rights under or in respect of the Financing notes or the Financing trust deed unless (1) the note trustee or the Financing security trustee, as the case may be, has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the Financing trust deed, the right of any noteholder to receive payment of principal of and interest on its Financing notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder or class C noteholder will be entitled to take proceedings for the winding up or administration of the issuing entity unless:

      o there are no outstanding Financing notes of a class with higher priority; or

      o if Financing notes of a class with higher priority are outstanding, there is consent of holders of at least one quarter of the aggregate principal amount outstanding of the class or, where applicable, each class of Financing notes with higher priority.

      In the event that the Financing security is enforced and the proceeds of that enforcement are insufficient, after payment of all other claims ranking in priority, to pay in full any amount due on the class B Financing notes and the class C Financing notes, the Financing security trustee is required, at the request of PECOH Limited, to transfer, or to procure the transfer, for the consideration of one pence only and on behalf of the class B noteholders and the class C noteholders, all of the class B Financing notes and/or all of the class C Financing notes to PECOH Limited, pursuant to the option granted by the Financing security trustee to PECOH Limited. The option is granted to acquire all of the class B Financing notes and the class C Financing notes, plus accrued interest on them. This is called the post-enforcement call option. Each class B noteholder and class C noteholder acknowledges that the Financing security trustee has the authority and the power to bind it in accordance with the terms and conditions set out in the post-enforcement call option and, by subscribing for or acquiring the Financing notes, it agrees to be bound in this way.



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

11.   Meetings of noteholders, modifications and waiver

(A)   Meetings of noteholders

      The Financing trust deed contains provisions for convening meetings of each series and/or class of noteholders to consider any matter affecting their interests, including the modification of any provision of the terms and conditions of the Financing notes or any of the Financing transaction documents.

      In respect of the class A Financing notes, the Financing trust deed provides that:

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class A Financing notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class A Financing notes of that series;

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class A Financing notes but does not give rise to a conflict of interest between the holders of those two or more series of the class A Financing notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class A Financing notes; and

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class A Financing notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class A Financing notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class A Financing notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class A Financing notes.

      In the case of a single meeting of the holders of two or more series of the class A Financing notes which are not all denominated in the same currency, the principal amount outstanding of any class A Financing note denominated in dollars or euro shall be converted into sterling at the relevant Financing dollar currency swap rate or the Financing euro currency swap rate, as the case may be.

      In respect of the class B Financing notes, the Financing trust deed provides that:

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class B Financing notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class B Financing notes of that series;

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class B Financing notes but does not give rise to a conflict of interest between the holders of those two or more series of the class B Financing notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class B Financing notes; and

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class B Financing notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class B Financing notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class B Financing notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class B Financing notes.

      In the case of a single meeting of the holders of two or more series of the class B Financing notes which are not all denominated in the same currency, the principal amount outstanding of any class B Financing note denominated in dollars shall be converted into sterling at the relevant Financing dollar currency swap rate.

      In respect of the class C Financing notes, the Financing trust deed provides that:

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class C Financing notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class C Financing notes of that series;

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class C Financing notes but does not give rise to a conflict of interest between the holders of those two or more series of the class C Financing notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class C Financing notes; and

      o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class C Financing notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class C Financing notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class C Financing notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class C Financing notes.

      In the case of a single meeting of the holders of two or more series of the class C Financing notes which are not all denominated in the same currency, the principal amount outstanding of any class C Financing note denominated in dollars shall be converted into sterling at the relevant Financing dollar currency swap rate.

      Subject as provided in the following paragraph, the quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing not less than half of the aggregate principal amount outstanding of the relevant series, class or classes of Financing notes or, at any adjourned meeting, one or more persons representing noteholders of the relevant series, class or classes of Financing notes, whatever the total principal amount outstanding of Financing notes so represented.

      Certain terms including the alteration of the amount, rate or timing of payments on the Financing notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the total principal amount outstanding of the classes of Financing notes of each series for the time being outstanding or, at any adjourned meeting, at least one quarter of the total principal amount outstanding of those classes of Financing notes. These modifications are called "basic terms modifications".

      No extraordinary resolution of the class B noteholders, except as mentioned below, shall take effect while any class A Financing notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, or the note trustee (or, as the case may be, the Financing security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders.

      No extraordinary resolution of the class C noteholders, except as mentioned below, shall take effect while any class A Financing notes or class B Financing notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and/or the class B noteholders (as the case may be), or the note trustee (or, as the case may be, the Financing security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders (as the case may be).

      Furthermore, an extraordinary resolution of the class A noteholders concerning a modification of or any waiver or authorisation of any breach of the terms and conditions of the Financing notes or of the Financing transaction documents (except as provided below) will not be effective unless it is also sanctioned by extraordinary resolutions of the class B noteholders and the class C noteholders or the note trustee (or, as the case may be, the Financing security trustee) considers that it will not be materially prejudicial to the class B noteholders and the class C noteholders. If there are no class A Financing notes outstanding, an extraordinary resolution of the class B noteholders concerning a modification of or any waiver or authorisation of any breach of the terms and conditions of the Financing notes or of the Financing transaction documents (except as provided below) will not be effective unless it is also sanctioned by an extraordinary resolution of the class C noteholders or the note trustee (or, as the case may be, the Financing security trustee) considers that it will not be materially prejudicial to the interests of the class C noteholders.

(B)   Modifications and waiver

      The note trustee and the Financing security trustee may agree, without the consent of the noteholders, (1) to any modification of, or to the waiver or authorisation of any breach or proposed breach of, the terms and conditions of the Financing notes or any of the Financing transaction documents which is not, in the opinion of the note trustee or the Financing security trustee, materially prejudicial to the interests of the noteholders or (2) to any modification of any of the terms and conditions of the Financing notes or any of the Financing transaction documents which, in the opinion of the note trustee or the Financing security trustee, is of a formal, minor or technical nature or is to correct a manifest or demonstrable error.

      The note trustee may also, without the consent of the noteholders, determine that any Financing note event of default shall not be treated as such. Any of these modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee or the Financing security trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number 14 as soon as practicable thereafter.

      Where the note trustee or the Financing security trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of any series or class, it shall have regard to the interests of those noteholders as a class. In particular, neither the note trustee nor the Financing security trustee shall have regard to, or be liable for, the consequences of that exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, neither the note trustee nor the Financing security trustee shall be entitled to require, and no noteholder shall be entitled to claim, from the issuing entity or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12.   Indemnification of the note trustee and the Financing security trustee

      The note trustee and the Financing security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions relieving them from taking enforcement proceedings unless indemnified to their satisfaction.

      The note trustee, the Financing security trustee and their related companies are entitled to enter into business transactions with the issuing entity, Abbey or related companies of either of them and to act as note trustee and Financing security trustee, respectively, for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the Financing security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

      Neither the note trustee nor the Financing security trustee will be responsible for any loss or liability suffered as a result of any assets in the Financing security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee and/or the Financing security trustee.

13.   Replacement of Financing notes

      If definitive Financing notes are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the issuing entity's reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated Financing notes before replacements will be issued.

      If a global Financing note is lost, stolen, mutilated, defaced or destroyed, the issuing entity will deliver a replacement global Financing note to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global Financing note. Replacement will only be made upon payment of the expenses for a replacement and compliance with the issuing entity's, registrar's and paying agents' reasonable requests as to evidence and indemnity.

14.   Notice to noteholders

      Notices to noteholders will be deemed to have been validly given if published in the Financial Times and, so long as any of the series 1 Financing notes or the series 2 Financing notes or the series 3 Financing notes are outstanding, The New York Times. However, a notice will also be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters screen or other similar service approved by the note trustee and notified to noteholders. The notice will be deemed given on the date of first publication or when it first appears on the screen.

      While the Financing notes are represented by global Financing notes, notices to noteholders will be valid if published as described in the previous paragraph or if delivered to DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

      The note trustee may approve some other method of giving notice to noteholders if that method conforms to market practice and the rules of the UK Listing Authority and if notice of that other method is given to noteholders.

15.   Governing law

      The Financing transaction documents (other than the Financing underwriting agreement) and the Financing notes are governed by English law. The courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Financing transaction documents (other than the Financing underwriting agreement) and the Financing notes. The issuing entity and the other parties to the Financing transaction documents (other than the Financing underwriting agreement) irrevocably submit to the non-exclusive jurisdiction of the courts of England. The Financing underwriting agreement is governed by the laws of the State of New York and the issuing entity and the other parties to the Financing underwriting agreement irrevocably agree that any state or federal court in the State of New York will have exclusive jurisdiction to hear any dispute arising out of the Financing underwriting agreement.

Part 3 - ICM:2885358 (Part 1 - ICM: 2909447 / Part 2 - ICM:2883687)

                                                               Draft (4) o.06.06

                         Ratings of the Financing notes

      The Financing notes are expected, on issue, to be assigned the following ratings by Moody's, Standard & Poor's and Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time BY the assigning rating organisation if, in its judgment, circumstances (including, without limitation, a reduction in the credit rating of the Funding swap provider and/or the Financing dollar currency swap providers and/or the Financing euro currency swap provider (or, where relevant, the credit support provider of the Funding swap provider or any of the Financing swap providers), the mortgages trustee GIC provider and/or the Funding GIC provider) in the future so warrant.

                                                           Rating
                                                          Standard
                                                             &
Class of Financing notes                      Moody's      Poor's       Fitch
------------------------                    ----------   ----------   ----------
series 1 class A                                   P-1         A-1+          F1+
series 2 class A                                   Aaa          AAA          AAA
series 3 class A                                   Aaa          AAA          AAA
series 4 class A1                                  Aaa          AAA          AAA
series 4 class A2                                  Aaa          AAA          AAA
series 4 class A3                                  Aaa          AAA          AAA
series 1 class B                                   Aa3           AA           AA
series 2 class B                                   Aa3           AA           AA
series 3 class B                                   Aa3           AA           AA
series 4 class B                                   Aa3           AA           AA
series 1 class C                                  Baa2          BBB          BBB
series 2 class C                                  Baa2          BBB          BBB
series 3 class C                                  Baa2          BBB          BBB
series 4 class C                                  Baa2          BBB          BBB

      In the case of Standard & Poor's and Fitch, the ratings assigned to each class of Financing notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of Financing notes. The ratings also address the likelihood of "timely" and "ultimate" payment of principal on the final maturity date of each class of Financing notes.

      In the case of Moody's, the ratings assigned to each class of Financing notes address the expected loss posed to investors by the legal final maturity of these classes of Financing notes. In Moody's opinion, the structure of the transaction allows for timely payment of interest and ultimate payment of principal at par on or before the rated final legal maturity date.

      Assignment of the expected ratings to the Financing notes of each class will be a condition to issue of the Financing notes.

      The issuing entity (or Funding, if the issuing entity is unable to pay) has agreed to pay ongoing surveillance fees to the rating agencies, in exchange for which each rating agency will monitor the ratings it has assigned to the classes of Financing notes while they are outstanding.

                     Maturity and prepayment considerations

      The average lives of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes cannot be stated, as the actual rate of repayment of the loans and redemption of the mortgages and a number of other relevant factors are unknown. However, calculations of the possible average lives of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes can be made based on certain assumptions. For example, based on the assumptions that:

      (1)   the Financing security has not been enforced;

      (2) the seller is not in breach of the terms of the mortgage sale agreement;

      (3) the seller assigns no new loans to the mortgages trustee after the closing date and the loans are assumed to amortise in accordance with the assumed constant CPR indicated in the table below (subject to assumption (4) below);

      (4) the seller assigns to the mortgages trustee sufficient new loans and their related security in the period up to and including the interest payment date in [?] such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than (pound)25 billion, or such higher amount as may be required to be maintained as a result of new issuing entities providing new term advances to Funding which Funding uses as consideration for the assignment of new loans to the trust property;

      (5)   neither an asset trigger event nor a non-asset trigger event occurs;

      (6) no event occurs that would cause payments on the Financing term AA advances or the Financing term BBB advances to be deferred; and

      (7) the issuing entity exercises its option to redeem the Financing notes on the interest payment date falling in [?] in the normal course and no Financing note enforcement notice has been served in accordance with condition 9 of the notes under "Terms and conditions of the offered Financing notes" in this prospectus.

      the approximate average life of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, at various assumed rates of prepayment for the loans, would be as follows:

                        Possible         Possible         Possible         Possible         Possible         Possible
                    average life     average life     average life     average life     average life     average life
                     of series 1      of series 1      of series 1      of series 2      of series 2      of series 2
                         class A          class B          class C          class A          class B          class C
                       Financing        Financing        Financing        Financing        Financing        Financing
                           notes            notes            notes            notes            notes            notes
                         (years)          (years)          (years)          (years)          (years)          (years)
                  --------------   --------------   --------------   --------------   --------------   --------------
5% CPR ........              [o]              [o]              [o]              [o]              [o]              [o]
10% CPR .......              [o]              [o]              [o]              [o]              [o]              [o]
15% CPR .......              [o]              [o]              [o]              [o]              [o]              [o]
20% CPR .......              [o]              [o]              [o]              [o]              [o]              [o]
25% CPR .......              [o]              [o]              [o]              [o]              [o]              [o]

                        Possible         Possible         Possible
                    average life     average life     average life
                     of series 3      of series 3      of series 3
                         class A          class B          class C
                       Financing        Financing        Financing
                           notes            notes            notes
                         (years)          (years)          (years)
                  --------------   --------------   --------------
5% CPR                       [o]              [o]              [o]
10% CPR                      [o]              [o]              [o]
15% CPR                      [o]              [o]              [o]
20% CPR                      [o]              [o]              [o]
25% CPR                      [o]              [o]              [o]

      Assumptions (1) to (6) relate to circumstances which are not predictable. No assurance can be given that the issuing entity will be in a position to redeem the Financing notes on the interest payment date falling in [?]. If the issuing entity does not so exercise its option to redeem, then the average lives of the then outstanding Financing notes would be extended.

      The average lives of the Financing notes are subject to factors largely outside the control of the issuing entity and consequently no assurance can be given that these assumptions and estimates will prove in any way to be realistic and they must therefore be viewed with considerable caution. For more information in relation to the risks involved in the use of these estimated average lives, see "Risk factors - The yield to maturity of the Financing notes may be adversely affected by prepayments or redemptions on the loans".

      The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programmes, local and regional economic conditions and homeowner mobility. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans and their related security because, for example, one of the loans does not comply with the representations and warranties in the mortgage sale agreement, or because the loan is subject to a further advance or in some circumstances a product switch, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under that mortgage account.

      Variation in the rate of prepayments of principal on the loans may affect each class of Financing notes differently depending upon amounts already repaid by Funding to the issuing entity under the Financing intercompany loan and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the Financing security granted by the issuing entity under the Financing deed of charge has been enforced. If prepayments on the loans occur less frequently than anticipated, then there may not be sufficient funds available to redeem the class A Financing notes of any series in full on their respective scheduled redemption dates.

      The yield to maturity of each class of the Financing notes will depend mostly on the amount and timing of payment of principal on the loans and the price paid by the noteholders of such class. The yield to maturity of the Financing notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans, as described above.

                       Material legal aspects of the loans

      The following discussion is a summary of the material legal aspects of English and Scottish residential property loans and mortgages. It is not an exhaustive analysis of the relevant law.

English loans

General
      There are two parties to a mortgage. The first party is the mortgagor, who is the borrower and homeowner. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each loan will be secured by a mortgage which has a first ranking priority over all other mortgages secured on the property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, such as the rights of H.M. Revenue & Customs, which are granted statutory priority. Some flexible loans are secured by both a first and a second legal charge in favour of the seller. Each borrower is prohibited under the English mortgage conditions from creating another mortgage or other secured interest over the relevant property without the consent of the seller.

Nature of property as security
      There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold land.

Registered title
      Title to registered land is registered at the Land Registry. Each parcel of land is given a unique title number. Title to the land is evidenced by a title information document containing official copies of the entries on the register relating to that land.

      There are four classes of registered title. The most common is title absolute. A person registered with title absolute owns the land free from all interests other than those entered on the register, those classified as overriding interests and (in the case of leasehold land) all implied and express covenants, obligations and liabilities incident to the land.

      The official copy of the registered title will reveal the present owner of the land, together with any legal charges and other interests affecting the land. However, the Land Registration Acts 1925 and 2002 provide that some interests in the land will bind the land even though they are not capable of registration at the Land Registry. The official copy of the registered title will also contain a plan indicating the location of the land. However, this plan is not conclusive as to matters such as the location of boundaries.

Unregistered title
      All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events, which includes the granting of a first legal mortgage. However, a small proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be registered at the Central Land Charges Registry in order to be effective against a subsequent purchaser of the land.

Taking security over land
      Where land is registered, a mortgagee must register its mortgage at the Land Registry in order to secure priority over any subsequent mortgagee. Priority of mortgages over registered land is governed by the date of registration of the mortgage rather than date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register his mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of any interest which is received by the Land Registry during this priority period.

      In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the property. Without the title deeds to the property, the borrower is unable to establish the necessary chain of ownership, and is therefore effectively prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land is governed first by the possession of title deeds, and in relation to subsequent mortgages by the registration of a land charge.


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

The seller as mortgagee
      The sale of the English mortgages by the seller to the mortgages trustee will take effect in equity only. The mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "Risk factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgages, which may adversely affect the payments on the Financing notes".

Enforcement of mortgages
      If a borrower defaults under a loan, the English mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assigns would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained in the English mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assigns may enforce its mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

      o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

      o     The mortgagee may lease the property to third parties.

      o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the owner of the property. The remedy is, because of procedural constraints, rarely used.

      o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of the property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, the receiver will require indemnities from the mortgagee that appoints it.

      o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a property sold pursuant to a mortgagee's power of sale becomes the owner of the property.

      There is a requirement for a court order to enforce a land mortgage securing a loan to the extent that the credit agreement is regulated by the CCA or treated as such or, on and from N(M), is a regulated mortgage contract that would otherwise be regulated by the CCA or treated as such. See further "Risk factors -Regulatory changes by the Office of Fair Trading, the Financial Services Authority and any other regulatory authority may have an impact on the seller, the issuing entity, the servicer, and/or the loans and may adversely affect our ability to make payments when due on the Financing notes".

Scottish loans

General
      A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 Act"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over its property (and is generally the only party to execute the standard security). The second party is the grantee of the standard security, who is the lender, and is termed the heritable creditor. Each Scottish loan will be secured by a standard security which has a first ranking priority over all other standard securities secured on the property and over all unsecured creditors of the borrower. Some flexible loans are secured by both a first and a second ranking standard security in favour of the seller. If a borrower creates a subsequent standard security over the relevant property in favour of a third party, upon intimation of that subsequent standard security to the seller (in its capacity as trustee for the mortgages trustee pursuant to the relevant Scottish declaration of trust granted by the seller in favour of the mortgages trustee), the prior ranking of the seller's standard security shall be restricted to security for advances made prior to such intimation, plus advances made subsequent to such intimation which the seller is obliged to advance, plus interest and expenses in respect thereof.


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

      The 1970 Act automatically imports a statutory set of "Standard Conditions" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures that require to be carried out as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.

Nature of property as security
      While title to all land in Scotland is registered there are currently two possible forms of registration, namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

Land Register
      This system of registration was established by the Land Registration (Scotland) Act 1979 and now applies to the whole of Scotland. Any sale of land (including a long leasehold interest in land) the title to which has not been registered in the Land Register or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) triggers its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Register, those classified as overriding interests and any other interests implied by law.

      The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the land certificate itself.

Sasine Register
      Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register is recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

Taking security over land
      A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration rather than the date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

The seller as heritable creditor
      The sale of the Scottish mortgages by the seller to the mortgages trustee has been given effect by declarations of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgages is transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "Risk factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgages, which may adversely affect the payments on the Financing notes".


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

Enforcement of mortgages
      If a borrower defaults under a loan, the Scottish mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assignees would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assignees may enforce its standard security in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):

      o The heritable creditor may enter into possession of the property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

      o The heritable creditor may grant a lease over the property of up to 7 years (or longer with the courts' permission) to third parties.

      o The heritable creditor may sell the property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property.

      o The heritable creditor may, in the event that a sale cannot be achieved, foreclose on the property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. The remedy is however rarely used.

      In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

      There is a requirement for a court order to enforce a land mortgage securing a loan to the extent that the credit agreement is regulated by the CCA or treated as such or, on and from N(M), is a regulated mortgage contract that would otherwise be regulated by the CCA or treated as such. See further "Risk factors -Regulatory changes by the Office of Fair Trading, the Financial Services Authority and any other regulatory authority may have an impact on the seller, the issuing entity, the servicer, and/or the loans and may adversely affect our ability to make payments when due on the Financing notes".

Borrower's right of redemption
      Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years, subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.


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

                             United Kingdom taxation

      The following section summarises the material UK tax consequences of the purchase, ownership and disposition of the Financing notes based on current law and practice in the UK. Slaughter and May, UK tax advisers to the issuing entity ("UK tax counsel"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that Funding and the issuing entity will prepare their tax computations on the basis of UK GAAP as applicable up to 31st December, 2004, and that the representations made by the seller to UK tax counsel that the profit in Funding's applicable profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts and that the profit in the issuing entity's applicable profit and loss account will not exceed 0.02 per cent. of the interest on the Financing term advances under the Financing intercompany loan) are correct. It further assumes that all payments made pursuant to the final documentation are calculated on arm's length terms. The summary does not purport to be a complete analysis of all tax considerations of the purchase, ownership and disposition of the Financing notes. It relates to the position of persons who are the absolute beneficial owners of Financing notes and may not apply to certain classes of persons such as dealers or persons connected with the issuing entity. Prospective noteholders who are unsure as to their tax position should seek their own professional advice.


Taxation of US residents
      As discussed in more detail under "Withholding tax" below, UK tax counsel is of the opinion that no UK withholding tax will be required in relation to interest payments on the Financing notes provided that the Financing notes are and remain at all times listed on a recognised stock exchange, which includes the London Stock Exchange.

      UK tax counsel is of the opinion that, as discussed in more detail under "Direct assessment of non-UK resident holders of Financing notes to UK tax on interest" below, a noteholder who is resident in the US for US tax purposes and who is not resident in the UK for UK tax purposes will not be subject to UK tax by direct assessment unless such noteholder carries on a trade, profession or vocation through a branch or agency in the UK in connection with which payments on the Financing notes are received or to which the Financing notes are attributable and where that noteholder is a company, unless that noteholder carries on a trade in the UK through a permanent establishment in connection with which the payments on the Financing notes are received or to which the Financing notes are attributable.

      Subject as set out in the rest of this paragraph, residents of the US who are not subject to UK tax by direct assessment are generally not subject to tax in the UK on payments on the Financing notes under the terms of the double tax treaty between the US and the UK (the "Treaty") provided that the amounts paid on the Financing notes do not exceed the return on comparable debt instruments. To the extent that the amounts paid do exceed such a return, the UK may tax the excess in accordance with UK domestic law. In order for such US residents to avoid being subject to tax in the UK on such payments, they must satisfy the requirements of the Limitation on Benefits article of the Treaty and the necessary administrative formalities must be completed. Treaty relief will not be available where a payment on the Financing notes is attributable to a permanent establishment of the noteholder situated in the UK or if certain other exceptions apply.

Taxation of Funding, the issuing entity and the mortgages trustee
      It is the opinion of UK tax counsel that, as discussed in more detail below under "UK taxation of Funding and the issuing entity", and based on the assumptions above, Funding and the issuing entity will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective applicable profit and loss accounts as increased by the amounts of any non-deductible expenses or losses.

      It is the opinion of UK tax counsel that, as discussed in more detail below under "UK taxation of the mortgages trustee", the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

      Except as described in the preceding paragraphs (and as further developed in the corresponding opinions below), UK tax counsel will render no opinions relating to the Financing notes, the parties to the transaction, or any aspects of the transaction.


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

Withholding tax
      There will be no UK withholding tax in relation to interest payments on the Financing notes provided that, so far as concerns deduction by the issuing entity or its paying agents, the Financing notes are listed (and remain so listed) on a "recognised stock exchange", as defined in Section 841 of the Income and Corporation Taxes Act 1988 ("ICTA"). On the basis of H.M. Revenue & Customs' published interpretation of the relevant legislation, securities which are to be listed on a stock exchange in the UK will satisfy this requirement if they are listed by a competent authority in the UK and are admitted to trading on a recognised stock exchange in the UK. The London Stock Exchange is currently a recognised stock exchange for this purpose. Noteholders should be aware that H.M. Revenue & Customs is able to obtain information about individual holders of the Financing notes to whom or, in certain circumstances, for whose benefit interest is paid. Information so obtained may, in certain circumstances, be exchanged by H.M. Revenue & Customs with the tax authorities of the jurisdiction in which the relevant noteholder is resident for tax purposes.

      If the Financing notes cease to be listed on a recognised stock exchange, an amount must be withheld on account of UK income tax at the lower rate (currently 20 per cent.) from interest paid on them, subject to any direction to the contrary from H.M. Revenue & Customs in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to the persons (including companies within the charge to UK corporation tax) and in the circumstances specified in sections 349A to 349D of ICTA.

      Under European Union Directive (2003/48/EC) regarding the taxation of savings income, member states are required, from 1st July, 2005 to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person within its jurisdiction to an individual resident in another member state. However, for a transitional period, Austria, Belgium and Luxembourg will instead impose a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have agreed to adopt similar measures (a withholding system in the case of Switzerland) with effect from the same date.

Direct assessment of non-UK resident holders of Financing notes to UK tax on interest
      The interest on the Financing notes has a UK source. Accordingly, payments on the Financing notes will in principle be within the charge to UK tax even if paid without withholding or deduction. However, it is the opinion of UK tax counsel that such payments will not be chargeable to UK tax in the hands of a noteholder who is not resident for tax purposes in the UK unless such holder carries on a trade, profession or vocation in the UK through a UK branch or agency in connection with which the payments are received or to which the Financing notes are attributable (and where that noteholder is a company, unless that noteholder carries on a trade in the UK through a permanent establishment in connection with which the payments are received or to which the Financing notes are attributable), in which case (subject to exemptions for interest received by certain categories of agent such as some brokers and investment managers) tax may be levied on the UK branch, agency or permanent establishment as the case may be (unless the provisions of an applicable double tax treaty apply to allow relief from such tax).

Taxation of returns: companies within the charge to UK corporation tax
      Noteholders who are within the charge to UK corporation tax (other than authorised unit trusts) will normally be subject to tax on all profits and gains (whether attributable to currency fluctuations or otherwise), including interest arising on or in connection with the Financing notes under the loan relationship rules contained in the Finance Act 1996. Any such profits and gains will generally fall to be calculated in accordance with the statutory accounting treatment of the Financing notes in the hands of the relevant noteholder, and will generally be charged to tax as income in respect of each accounting period to which they are allocated, in accordance with that accounting treatment. Relief may be available in respect of losses (including any foreign exchange losses) or for related expenses on a similar basis.

Taxation of returns: other noteholders
      Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for UK tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the Financing notes is received or to which the Financing notes are attributable will generally be liable to UK tax on the amount of any interest received in respect of the Financing notes. The Financing notes (other than the sterling Financing notes) will not be qualifying corporate bonds within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992, and therefore a disposal of such a Financing note by such a noteholder may give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax. The sterling Financing notes will constitute such qualifying corporate bonds, and therefore a disposal by such a noteholder of such a Financing note will not give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax.


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

      A disposal of Financing notes by a noteholder who is resident or ordinarily resident in the UK for UK tax purposes or who carries on a trade in the UK through a branch or agency to which the Financing notes are attributable may also give rise to a charge to tax on income in respect of an amount representing interest accrued on the Financing notes since the preceding payment date. For Financing notes which constitute variable rate securities, taxation in respect of such a disposal will be computed on the basis that such amount as H.M. Revenue & Customs considers to be just and reasonable will be treated as accrued income. However, the transferee of a variable rate security will not be entitled to any relief on such amount. All of the Financing notes (except the series 1 class A Financing notes) will constitute variable rate Financing notes for this purpose.

Stamp duty and stamp duty reserve tax
      No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the offered global Financing notes or on the issue or transfer of a note in definitive form.

UK taxation of Funding and the issuing entity
      It is the opinion of UK tax counsel that, based on the assumptions above, Funding and the issuing entity will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective applicable profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. In respect of Funding, the seller has confirmed to Slaughter and May that the profit in Funding's profit and loss account drawn up in accordance with UK GAAP as applicable up to 31st December, 2004 will not exceed 0.01 per cent. of the Funding available revenue receipts. In respect of the issuing entity, the seller has confirmed to Slaughter and May that the profit in the issuing entity's profit and loss account drawn up in accordance with UK GAAP as applicable up to 31st December, 2004 will not exceed
0.02 per cent. of the interest on the Financing term advances under the Financing intercompany loan. The comments made in this paragraph are subject to those set out in the risk factor "Tax payable by Funding or the issuing entity may adversely affect our ability to make payments on the Financing notes", in particular in the section dealing with the interim regime and the new regime that H.M. Revenue & Customs are proposing to establish for securitisation companies as a consequence of their compliance with International Financial Reporting Standards ("IFRS") (or new UK Financial Reporting Standards which reflect IFRS).

UK taxation of the mortgages trustee
      It is the opinion of UK tax counsel that the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements, apart from a liability to UK corporation tax on amounts, such as trustee fees and expenses, which are paid to the mortgages trustee for its own benefit. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.


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

                             United States taxation

      The following section discusses the material federal income tax consequences of the purchase, ownership and disposition of the series 1 class A Financing notes, series 1 class B Financing notes, series 1 class C Financing notes, series 2 class A Financing notes, series 2 class B Financing notes, series 2 class C Financing notes, series 3 class A Financing notes, series 3 class B Financing notes and series 3 class C Financing notes (the "US Financing notes") that may be relevant to a noteholder that is a "United States person" (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of a US Financing note (any such United States person or holder, a "US holder"). In general, this discussion assumes that a holder acquires a US Financing note at par at original issuance and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US Financing notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold a US Financing note as part of a hedge or straddle or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the "Code"); and subsequent purchasers of US Financing notes. In addition, this discussion does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.

General
      This discussion is based on the US tax laws, regulations, rulings and decisions in effect or available on the effective date of the registration statement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this discussion.

      Cleary Gottlieb Steen & Hamilton LLP, US tax advisers to the issuing entity ("US tax counsel"), has prepared and reviewed this discussion of material US federal income tax consequences. As described under "- Tax status of the issuing entity, Funding, mortgages trustee and mortgages trust", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding and the issuing entity will not be subject to US federal income tax as a result of their contemplated activities. As described further under "- Characterisation of the US Financing notes" and "- US Financing notes as debt of Funding", US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the US Financing notes, the US Financing notes will be treated as debt for US federal income tax purposes (either of the issuing entity, or of Funding as described below). Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the Financing notes or the parties to the transaction.

      An opinion of US tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. Accordingly, persons considering the purchase of US Financing notes are encouraged to consult their own tax advisors as to the personal US federal income tax consequences of the purchase, ownership and disposition of the US Financing notes, including the possible application of state, local, non-US or other tax laws, and other US tax issues affecting the transaction.

      As used in this section, the term "United States person" means a person who is a citizen or resident of the United States, a US domestic corporation or partnership, any estate the income of which is subject to US federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

Tax status of the issuing entity, Funding, mortgages trustee and mortgages trust
      Under the transaction documents, each of the issuing entity, Funding and the mortgages trustee acting in its capacity as trustee of the mortgages trust covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the foregoing restrictions, none of the issuing entity, Funding or the mortgages trustee acting in its capacity as trustee of the mortgages trust will be subject to US federal income tax. No elections will be made to treat the issuing entity, Funding or the mortgages trust or any of their assets as a REMIC (a type of securitisation vehicle having a special tax status under the Code).


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

Characterisation of the US Financing notes
      Although there is no authority regarding the treatment of instruments that are substantially similar to the US Financing notes, it is the opinion of US tax counsel that the US Financing notes will be treated as debt for US federal income tax purposes (either of the issuing entity or of Funding, as described under "US Financing notes as debt of Funding"). The issuing entity intends to treat the US Financing notes as indebtedness of the issuing entity for all purposes, including US tax purposes.

      The discussion below assumes that the US Financing notes will be treated as debt for US tax purposes. The US Financing notes will not be qualifying assets in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c)(5)(B) or 860G(a)(3) of the Code, respectively.

Taxation of US holders of the US Financing notes
      Qualified stated interest and original issue discount. It is anticipated that a US holder of a US Financing note will treat stated interest on the US Financing notes as ordinary interest income when paid or accrued, in accordance with its tax method of accounting and that the US Financing notes will not be considered to have original issue discount.

      Sales and retirement. In general, a US holder of a US Financing note will have a basis in such note equal to the cost of the US Financing note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale, exchange or retirement of the US Financing note, a US holder generally will recognise gain or loss equal to the difference between the amount realised on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the holder's tax basis in the US Financing note. Such gain or loss will be long-term capital gain or loss if the US holder has held the US Financing note for more than one year at the time of disposition. Long-term capital gains recognised by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

      The IRS could possibly seek to characterise the USFinancing notes as ownership interests in the related term advance between the issuing entity and Funding (the "related advance"), rather than as debt of the issuing entity. If the IRS were successful in such a characterisation, a US holder of a US Financing note would be treated as owning (i) a pro rata share of the related advance, which will be treated as debt for US federal income tax purposes and
(ii) an interest in the related Financing dollar currency swap. Treasury regulations permit taxpayers meeting certain requirements to integrate a debt instrument and a related currency hedge and to treat them for most tax purposes as if they were a synthetic debt instrument having the terms of the debt instrument and hedge combined. Integrating the related advance and Financing dollar currency swap would create a synthetic debt instrument having the characteristics of the US Financing notes and hence would produce largely the same result as if the US Financing notes were not recharacterised as debt of Funding.

      The integration regulations apply only if a taxpayer creates a record identifying the debt instrument and hedge on or before the close of the date the hedge is entered into. The issuing entity will create a record that is intended to provide such identification effective for each US holder as of the date of acquisition of a US Financing note. By its acquisition of a US Financing note, each US holder agrees to appoint the issuing entity as its agent for this purpose. The IRS could challenge the effectiveness of such an identification made on behalf of a group of taxpayers. The integration rules would not apply to a US holder that is related to the Financing dollar currency swap provider.

      If the Financing dollar currency swap terminated before the US Financing notes were retired, and the integration regulations applied, then a US holder may be considered to recognise gain or loss as if the holder had sold for fair market value his interest in the related advance. Moreover, for periods following such termination, the integration rules would no longer apply to the related advance except in the discretion of the IRS.

      If the Financing dollar currency swap were not integrated with the related advance, then a US holder would calculate separately income and deductions from the Financing dollar currency swap and income from the related advance. For most holders, the tax consequences of treating the Financing dollar currency swap and related advances separately would be similar to the treatment if they were combined, but there could be differences. For example, income from the Financing dollar currency swap may be sourced differently from income from the related advance and would always be computed under an accrual method. Individual taxpayers may be allowed deductions for payments made under the Financing dollar currency swap only as a miscellaneous itemised deduction (which is allowed for regular tax purposes only subject to limitations and is not allowed for alternative minimum tax purposes). US holders may wish to consult their own tax advisors regarding the possible treatment of US Financing notes as debt of Funding, application of the integration rules, and the consequences of an inability to integrate the Financing dollar currency swap and the related advance.

Information reporting and backup withholding
      The paying agent will be required to file information returns with the IRS with respect to payments on the US Financing notes made to certain US holders. In addition, certain US holders may be subject to US backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, and may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of the US Financing notes.

                              ERISA considerations

      The US Financing notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the provisions of section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "employee benefit plans" (as defined in section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "Risk factors" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the US Financing notes.

      Section 406 of ERISA and section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

      The seller, the issuing entity, the servicer, the mortgages trustee, Funding or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of section 406 of ERISA or section 4975 of the Code may arise if any of the US Financing notes is acquired or held by a Plan with respect to which the issuing entity, the servicer, the mortgages trustee, Funding or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such Financing notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving any such Financing notes.

      Each purchaser and subsequent transferee of any US Financing note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not a Plan or an entity whose underlying assets include the assets of any Plan or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

      In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in form debt may be considered an "equity interest" if it has "substantial equity features". If the issuing entity were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the US Financing notes, such plan assets would include an undivided interest in the assets held by the issuing entity and transactions by the issuing entity would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Code. While no assurance can be given, the issuing entity believes that the US Financing notes should not be treated as "equity securities" for the purposes of the Plan Asset Regulation.

      Any insurance company proposing to purchase any of the US Financing notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the US Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (12th July, 1995), the enactment of section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the Insurance Company General Account Regulations, 65 Fed. Reg. No. 3 (5th January, 2000) (to be codified at 29 C.F.R. pt. 2550) that became generally applicable on 5th July, 2001.

      Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the US Financing notes should determine whether, under the documents and instruments governing the Plan, an investment in such Financing notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in such Financing notes (including any governmental plan) should consult with its counsel to confirm that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

      The sale of any US Financing notes to a Plan is in no respect a representation by the seller, the issuing entity, the servicer, the mortgages trustee, Funding or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

              Enforcement of foreign judgments in England and Wales

      The issuing entity is a UK public limited company incorporated with limited liability in England and Wales. Any final and conclusive judgment of any United States federal or state court having jurisdiction recognised by England or Wales in respect of an obligation of the issuing entity in respect of the Financing notes which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuing entity in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in that United States federal or state court, as applicable, unless:

      o the proceedings in that United States federal or state court, as applicable, involved a denial of the principles of natural or substantial justice;

      o     the judgment is contrary to the public policy of England or Wales;

      o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

      o the judgment is of a public nature (for example, a penal or revenue judgment);

      o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the United States federal or state court, as applicable;

      o enforcement would breach section 5 of the Protection of Trading Interests Act 1980; or

      o enforcement proceedings are not instituted within six years after the date of the judgment.

      A judgment by a court may be given in some cases only in sterling. The issuing entity expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering.

      All of the directors and executive officers of the issuing entity reside outside the United States. Substantially all or a substantial portion of the assets of all or many of those persons are located outside the United States. As a result, it may not be possible for holders of the Financing notes to effect service of process within the United States upon those persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Based on the restrictions referred to in this section, there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                  United States legal investment considerations

      The series 1 class A Financing notes will be "Eligible Securities" within the meaning of Rule 2a-7 under the Investment Company Act.

      None of the Financing notes will constitute "mortgage related securities" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

      Except as stated above, no representation is made as to the proper characterisation of the Financing notes for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Financing notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Financing notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Financing notes constitute legal investments or are subject to investment, capital or other restrictions.

                                  Legal matters

      Certain matters of English law regarding the Financing notes, including matters relating to the validity of the issuance of the Financing notes will be passed upon for the issuing entity and the underwriters by Slaughter and May, London, England. Certain matters of United States law regarding the Financing notes, including matters of United States federal income tax law with respect to the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes, will be passed upon for the issuing entity by Cleary Gottlieb Steen & Hamilton LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London, England.

                                  Underwriting

United States
      The issuing entity has agreed to sell and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., [o], [o], [o], [o] and [o] as underwriters (together the "class A underwriters") for the series 1 class A Financing notes, the series 2 class A Financing notes and the series 3 class A Financing notes listed in the following tables (the "class A offered Financing notes") have agreed to purchase the principal amount of the class A offered Financing notes listed in those tables. The issuing entity has agreed to sell and [o], [o] and [o] as underwriters (together the "class B/C underwriters" and together with the class A underwriters, the "underwriters") have agreed to purchase the principal amount of the series 1 class B Financing notes, the series 1 class C Financing notes, the series 2 class B Financing notes, the series 2 class C Financing notes, the series 3 class B Financing notes and the series 3 class C Financing notes listed in the following table (the "class B/C offered Financing notes" and, together with the class A offered Financing notes, the "offered Financing notes"). The terms of these purchases are governed by a Financing underwriting agreement between the issuing entity, the underwriters and others.

                                         Principal amount      Principal amount      Principal amount
                                          of the series 1       of the series 2       of the series 3
                                        class A Financing     class A Financing     class A Financing
Underwriters                                        notes                 notes                 notes
-----------------------------------   -------------------   -------------------   -------------------   -------------------
Citigroup Global Markets Inc. .....                US$[o]                US$[o]                US$[o]
Deutsche Bank Securities Inc. .....                US$[o]                US$[o]                US$[o]
HSBC Securities (USA) Inc. ........                US$[o]                US$[o]                US$[o]
[o] ...............................                US$[o]                US$[o]                US$[o]
[o] ...............................                US$[o]                US$[o]                US$[o]
[o] ...............................                US$[o]                US$[o]                US$[o]
[o] ...............................                US$[o]                US$[o]                US$[o]
[o] ...............................                US$[o]                US$[o]                US$[o]
                                      -------------------   -------------------   -------------------   -------------------
Total .............................                US$[o]                US$[o]                US$[o]
                                      ===================   ===================   ===================   ===================

                          Principal        Principal         Principal        Principal        Principal         Principal
                      amount of the    amount of the     amount of the    amount of the    amount of the     amount of the
                           series 1         series 1          series 2         series 2         series 3          series 3
                            class B          class C           class B          class C          class B           class C
                          Financing        Financing         Financing        Financing        Financing         Financing
                              notes            notes             notes            notes            notes             notes
Underwriters      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

                  ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
[o] ...........            US$[o]            US$[o]            US$[o]            US$[o]            US$[o]            US$[o]
[o] ...........            US$[o]            US$[o]            US$[o]            US$[o]            US$[o]            US$[o]
[o] ...........            US$[o]            US$[o]            US$[o]            US$[o]            US$[o]            US$[o]
                  ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total .........            US$[o]            US$[o]            US$[o]            US$[o]            US$[o]            US$[o]
                  ===============   ===============   ===============   ===============   ===============   ===============

      In addition, [o]and[o] have agreed to pay and subscribe for the series 4 class A1 Financing notes, the series 4 class A2 Financing notes and the series 4 class A3 Financing notes and [o], [o] and[o] have agreed to pay and subscribe for the series 4 class B Financing notes and the series 4 class C Financing notes, none of which are being offered pursuant to this prospectus, on the closing date.

      The underwriters will offer and sell the offered Financing notes in the United States only through their selling agents which are registered broker-dealers in the United States.

      The issuing entity has agreed to pay to the other underwriters of each class of offered Financing notes a selling commission and a management and underwriting fee in the percentages indicated in the table below. The underwriters for each class of offered Financing notes have advised the issuing entity that such underwriters propose initially to offer the relevant class of offered Financing notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at such price less a concession of up to the percentage indicated in the table below for each offered Financing note. The underwriters for each class of offered Financing notes may allow, and those dealers may re-allow, concessions of up to the percentage indicated in the table below of the principal balance of the relevant class of offered Financing notes to some brokers and dealers.

                       Selling commission      Management and                            Concession allowed
                          as % of the        underwriting fee as      Concession by         as a % of the
                      aggregate principal    % of the aggregate      underwriter for      principal balance
                      amount of the class    principal amount of    each note of that        of class of
       Class                of notes         the class of notes           class            Financing notes
--------------------- --------------------- ---------------------- --------------------- --------------------
series 1 class A

series 1 class B

series 1 class C

series 2 class A

series 2 class B

series 2 class C

series 3 class A

series 3 class B

series 3 class C

      In the event of default by an underwriter, the Financing underwriting agreement provides that in certain circumstances the Financing underwriting agreement may be terminated.

      Additional offering expenses are estimated to be US$[o].

      After the initial offering, the underwriters may change the public offering price and any other selling terms.

      The issuing entity and Abbey have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

      The underwriters may engage in over-allotment transactions, also known as short sales, short covering transactions, stabilising transactions and penalty bids for the offered Financing notes under Regulation M under the Exchange Act.

      o Short sales involve the sale by the underwriters of more offered Financing notes than they are required to purchase in the offering. This type of short sale is commonly referred to as a "naked" short sale due to the fact that the underwriters do not have an option to purchase these additional offered Financing notes in the offering. The underwriters must close out any naked short position by entering into short covering transactions as described below. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered Financing notes in the open market after pricing that could adversely affect investors who purchase in the offering.

      o Short covering transactions involve purchases of the offered Financing notes in the open market after the distribution has been completed in order to cover naked short positions.

      o Stabilising transactions permit bids to purchase the offered Financing notes so long as the stabilising bids do not exceed a specified maximum.

      o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered Financing notes originally sold by that syndicate member are purchased in a short covering transaction.

      Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the offered Financing notes or preventing or retarding a decline in the market price of the offered Financing notes. As a result, these transactions may cause the prices of the offered Financing notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuing entity nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

      The offered Financing notes will be registered under the Securities Act.

      The offered Financing notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus in that format.

United Kingdom
      Each underwriter will represent and agree that:

      (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Financing notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Financing notes would otherwise constitute a contravention of section 19 of FSMA by the issuing entity;

      (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of section 21 of FSMA) received by it in connection with the issue of any Financing notes in circumstances in which section 21(1) of FSMA does not apply to the issuing entity; and

      (c) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the offered Financing notes in, from or otherwise involving the United Kingdom.

France

      Each underwriter will represent and agree that:

      (i) it has only made and will only make an offer of Notes to the public (appel public a l'epargne) in France in the period beginning (i) when a prospectus in relation to those Financing notes has been approved by the Autorite des marches financiers ("AMF"), on the date of such publication or,
(ii) when a prospectus has been approved in another Member State of the European Economic Area which has implemented the EU Prospectus Directive 2003/71/EC, on the date of notification of such approval to the AMF, all in accordance with articles L.412-1 and L.621-8 of the French Code monetaire et financier and the Reglement general of the AMF, and ending at the latest on the date which is 12 months after the date of such publication; or

      (ii) it has only made and will only make an offer of Financing notes to the public in France (appel public a l'epargne) and/or it has only required and will only require the admission to trading on Euronext Paris S.A. in circumstances which do not require the publication by the offeror of a prospectus pursuant to articles L.411-2 and L.412-1 of the French Code monetaire et financier; and

      (iii) otherwise, it has not offered or sold and will not offer or sell, directly or indirectly, Financing notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus or any other offering material relating to the Financing notes, and that such offers, sales and distributions have been and shall only be made in France to (i) providers of investment services relating to portfolio management for the account of third parties, and/or (ii) qualified investors (investisseurs qualifies), and/or (iii) a restricted group of investors (cercle restreint d'investisseurs), all as defined in, and in accordance with, articles L.411-1, L.411-2, D.411-1 of the French Code monetaire et financier.

Italy
      Each underwriter will represent and agree that the offering of the offered Financing notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, the offered Financing notes may not be offered, sold or delivered, nor may copies of this offering circular or of any other document relating to the Financing notes be distributed in the Republic of Italy, except:

      (i)   to professional investors (operatori qualificati), as defined in
            Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1st July, 1998, as amended; or

      (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February, 1998 (the "Financial Services Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14th May, 1999, as amended.

      In addition, each underwriter will represent and agree that any offer, sale or delivery of the offered Financing notes or distribution of copies of this prospectus or any other document relating to the offered Financing notes in the Republic of Italy under (i) or (ii) above must be:

      (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1st September 1993, as amended (the "Banking Act");

      (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

      (c)   in compliance with any other applicable laws and regulations.

      Each underwriter acknowledges that the series 1 class A Financing notes may not be placed, offered or distributed to Italian investors at any time.

Spain
      Each underwriter has represented and agreed that the Financing notes may not be offered or sold in Spain by means of a public offer as defined and construed in Chapter I of Title III of Law 24/1998, of 28th July, on the Spanish Securities Act (as amended by Royal Decree Law 5/2005, of 11 March) and related legislation.

General
      The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver offered Financing notes or possess them or distribute the prospectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of offered Financing notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuing entity shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any offered Financing notes or distribute or publish any prospectus, form of application, offering circular/ prospectus, advertisement or other offering material except under circumstances that will, to the best of their knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of offered Financing notes by them will be made on the same terms.

      Neither the issuing entity nor the underwriters represent that offered Financing notes may at any time lawfully be sold in compliance with any application registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

      With regard to the issue of offered Financing notes, the underwriters will be required to comply with such other additional or modified restrictions (if any) as the issuing entity and the underwriters shall agree.

      The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell offered Financing notes a copy of the prospectus as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of offered Financing notes to which the prospectus relates.

      This prospectus may be used by the underwriters for offers and sales related to market-making transactions in the offered Financing notes. Any or each of the underwriters may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. Neither of the underwriters has any obligation to make a market in the offered Financing notes, and any market-making may be discontinued at any time without notice. The underwriters are participating in the initial distribution of the offered Financing notes.

                             Reports to noteholders

      Pursuant to the cash management agreement, the cash manager on behalf of Funding will prepare and file with the SEC periodic reports on Form 8-K, annual reports on Form 10-K and monthly reports on Form 10-D that will contain the information required by Item 1121 of Regulation AB under the Securities Act. You should note that the reports of the issuing entity required to be filed under the Exchange Act will be located on the SEC's EDGAR system under a separate Central Index Key (CIK) number. The monthly reports will be substantially in the form of Annex A and contain information on the portfolio, the notes, the intercompany loans, cash accumulation ledgers, reserve funds, the principal deficiency ledger and the occurrence of any material events. The financial information contained in these reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. Unless and until definitive Financing notes are issued, the reports will be sent to the holders of the global Financing notes. No reports will be sent to investors by the Financing cash manager.

      The annual reports on assessment of compliance, attestation reports and statements of compliance referred to under the heading "The servicing agreement--Servicer compliance" will be filed as exhibits to Funding's annual report on Form 10-K.

      Beneficial owners of the Financing notes will be entitled to receive from the servicer on a monthly basis a report containing information about the loans in the mortgages trust and certain other data if they have furnished the servicer with the beneficial ownership certification described in the servicing agreement.

                    Where investors can find more information

      Funding has filed a registration statement for the offered Financing notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      Funding will file or cause to be filed with the SEC all required periodic and special SEC reports and other information about the offered Financing notes and the mortgages trust, including annual reports on Form 10-K, periodic reports on Form 10-D and periodic reports on Form 8-K. Such reports will be filed under the SEC file number 0001118916 and will be signed by Funding.

      Funding will report annually on Form 10-K, currently on Form 10-D, and periodically on Form 8-K, and those reports and amendments to those reports filed or furnished pursuant to section 13(a) and 15(d) of the Exchange Act and the periodic reports of the Financing cash manager and the servicer will be made available on the website of the seller. Such reports may also be obtained from the note trustee in electronic or paper format free of charge upon request or from the Bloomberg financial information service.

      Investors may read and copy any reports, statements or other information filed with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Investors may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Investors should call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

                              Certain relationships

      Subject as provided to the following paragraph, there are no business relationships, agreements, arrangements, transactions or understandings that are entered into outside the ordinary course of business or are on terms other than would be obtained in an arm's length transaction with an unrelated third party between the sponsor, Funding or the issuing entity on the one hand and the servicer, the note trustee, the Financing security trustee, the mortgages trustee, the seller, the Funding swap provider, any Financing swap provider or any affiliates of such parties, that currently exist or that existed during the past two years and that would be material to the Financing notes.

      Pursuant to the transaction documents, there are numerous relationships involving or relating to the Financing notes or the expected portfolio between the sponsor (who is also the seller, the servicer, the cash manager and the Financing cash manager), Funding or the issuing entity on the one hand and the servicer (see "The servicer"), the note trustee and the Financing security trustee (see "The note trustee and the Financing security trustee"), the mortgages trustee (see "The mortgages trustee"), the seller (in its capacity as originator) and the Funding swap provider (see "The Abbey group of companies"), each Financing swap Provider (see "The Financing swap providers") or any affiliates of such parties, that currently exists or that existed during the past two years and that would be material to the Financing notes. The material terms of these relationships are disclosed in the sections referred to above in this prospectus. See "Summary of prospectus--Fees" in this prospectus for the fee amounts relating to the foregoing relationships.

                         Listing and general information

      Application has been made to the FSA in its capacity as competent authority under FSMA, as amended (the "UK Listing Authority"), for the Financing notes to be admitted to the official list (the "Official List") maintained by the UK Listing Authority and to the London Stock Exchange plc (the "London Stock Exchange") for the Financing notes to be admitted to trading on the London Stock Exchange. It is expected that listing of the Financing notes on the Official List of the UK Listing Authority and the admission to trading of those Financing notes on the London Stock Exchange will be granted on or about [?], 2006, subject only to the issue of the global Financing notes. Prior to listing, however, dealings will be permitted by the London Stock Exchange in accordance with its rules. Transactions will normally be effected for settlement, in the case of the series 1 Financing notes and the series 2 Financing notes in dollars, in the case of the series 3 class A1 Financing notes in euro and in the case of the series 3 class A2 Financing notes and the series 4 class A Financing notes, in sterling and for delivery on the third working day after the date of the transaction. The estimated costs for the admission of the offered Financing notes to be admitted to the Official List and to trading on the London Stock Exchange are (pound)[?].

      The issuing entity accepts responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuing entity (which has taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of this information. The issuing entity accepts responsibility accordingly.

      None of the issuing entity, Funding, Holdings or the mortgages trustee is or has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuing entity, Funding, Holdings or the mortgages trustee are aware) during a period covering at least the previous 12 months, which may have, or have had in the recent past, a significant effect upon the financial position or profitability of the issuing entity, Funding, Holdings, or the mortgages trustee (as the case may be).

      No statutory or non-statutory accounts within the meaning of section 240(5) of the Companies Act 1985 in respect of any financial year of the issuing entity have been prepared. So long as the Financing notes are listed on the official list of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of the issuing entity from time to time shall be available at the specified office of the principal paying agent in London. The issuing entity does not publish interim accounts.

      [o] has no material interest in the issuing entity or Funding. The financial information provided by them has been accurately reproduced as far as Funding is aware and is able to ascertain from information provided by [o], no facts have been omitted which would render the financial information inaccurate or misleading.

      The latest statutory accounts of Funding have been prepared and were drawn up to 31st December, 2005. So long as the Financing notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of Funding from time to time shall be available at the specified office of the principal paying agent in London. Funding does not normally publish interim accounts.

      Since the date of its incorporation, the issuing entity has not entered into any contracts or arrangements not being in the ordinary course of business other than the Financing underwriting agreement and the Financing subscription agreement.

      Since [o] (being the date of the most recent financial statements of the issuing entity) and 31st December, 2005 (being the date of the most recent financial reports of Funding), 29th December, 1998 (being the date of incorporation of Holdings), 28th April, 2000 (being the date of incorporation of the mortgages trustee) and 28th April, 2000 (being the date of incorporation of the post-enforcement call option holder), there has been (1) no material adverse change in the financial position or prospects of the issuing entity, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee and
(2) no significant change in the financial or trading position of the issuing entity, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee.

      The issue of the Financing notes was authorised pursuant to a resolution of the board of directors of the issuing entity passed on [?], 2006.

      The offered Financing notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear under the following Common Codes, CUSIP numbers and ISINs:

Class of Financing notes        CUSIP            ISIN             Common Code
-----------------------------   --------------   --------------   --------------
series 1 class A ............   [o]              [o]              [o]
series 1 class B ............   [o]              [o]              [o]
series 1 class C ............   [o]              [o]              [o]
series 2 class A ............   [o]              [o]              [o]
series 2 class B ............   [o]              [o]              [o]
series 2 class C ............   [o]              [o]              [o]
series 3 class A ............   [o]              [o]              [o]
series 3 class B ............   [o]              [o]              [o]
series 3 class C ............   [o]              [o]              [o]

      Copies of the following documents may be inspected at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY during usual business hours, on any weekday (Saturdays and public holidays excepted) for so long as any series and class of notes issued by the issuing entity may be admitted to the official list:

      (A) the Memorandum and Articles of Association of each of the issuing entity, Funding, Holdings and the mortgages trustee;

      (B) the financial statements of Holmes Financing (No. 10) PLC as of [o] and the independent auditors' report thereon;

      (C) the financial statements of Holmes Funding Limited as of 31st December, 2005, 31st December, 2004 and 31st December, 2003 and for each of the years ended 31st December, 2005, 31st December, 2004 and 31st December, 2003 and the independent auditors' report thereon;

      (D) prior to the closing date, drafts (subject to minor amendment) or copies, and after the closing date, copies of the following documents:

            o     the Financing underwriting agreement;

            o     the Financing subscription agreement;

            o     the Financing intercompany loan agreement;

            o     the mortgages trust deed (as amended and restated);

            o the mortgage sale agreement (as amended and restated) (including each Scottish declaration of trust entered into pursuant thereto);

            o     the Financing deed of charge;

            o     the Funding deed of charge (as amended and restated);

            o     the Financing dollar currency swap agreements;

            o     the Financing euro currency swap agreement;

            o     the Financing interest rate swap agreement;

            o     the Funding swap agreement (as amended and restated);

            o     the Financing trust deed;

            o     the Financing paying agent and agent bank agreement;

            o     the servicing agreement (as amended and restated);

            o     the cash management agreement (as amended);

            o     the Financing cash management agreement;

            o     the Funding guaranteed investment contract;

            o     the mortgages trustee guaranteed investment contract;

            o     the Financing post-enforcement call option agreement;

            o     the bank account agreement;

            o     the Financing bank account agreement;

            o the master definitions and construction schedule (including the amended and restated master definitions and construction schedule and the Financing master definitions and construction schedule);

            o     the corporate services agreement; and

            o     the Financing corporate services agreement;

      (E)   the consent of the independent registered public accounting firm;

      (F)   the opinion of Slaughter and May as to validity;

      (G)   the opinion of Slaughter and May as to UK tax matters;

      (H) the opinion of Cleary Gottlieb Steen & Hamilton LLP as to US tax matters; and

      (I)   the opinion of Tods Murray LLP as to Scots law matters.

      The issuing entity does not intend to provide post-issuance transaction information regarding the notes or the loans, except as required pursuant to the Financing transaction documents.

                                    Glossary

      Principal terms used in this prospectus are defined as follows:


"USD", "$", "US$", "US dollars" and     the lawful currency for the time being of the United States of America
"dollars"

"(euro)",                               "euro" and "Euro" the single currency introduced at the third stage of European Economic and
                                        Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time

"(pound)", "pounds" and "sterling"      the lawful currency for the time being of the United Kingdom of Great Britain and Northern
                                        Ireland

"CHF", "SFr" and "Swiss francs"         the lawful currency for the time being of the Swiss Confederation

"1999 Regulations"                      the Unfair Terms in Consumer Contracts Regulations 1999

"A principal deficiency sub-ledger"     one of four sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term A advances

"AA principal deficiency sub-ledger"    one of four sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term AA advances

"AAA principal deficiency sub-ledger"   one of four sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term AAA advances

"Abbey"                                 Abbey National plc (see "The Abbey group of companies" in this prospectus)

"Abbey SVR"                             the standard variable rate set by the seller which applies to all variable rate loans (other than tracker loans) beneficially owned by the seller on the seller's residential mortgage book

"account bank"                          Abbey acting through its branch at 21 Prescot Street, London E1 8AD

"accrued                                interest" in respect of a given date, the interest which has accrued from the last regular payment date up to that date, but which is not currently payable

"agent bank"                            JPMorgan Chase Bank, N.A., London Branch

"alternative accounts"                  any transaction accounts of the mortgages trustee other than the mortgages trustee GIC account

"alternative insurance requirements"    requirements which vary the insurance provisions of the mortgage conditions

"anticipated cash accumulation period"  the anticipated number of months required to accumulate sufficient principal receipts to set aside the relevant series 1 term AAA cash amount on the relevant interest payment date and/or to pay the relevant bullet amount, as described further in
                                        "The mortgages trust - Cash management of trust property - Principal receipts"

"AFM" or "Abbey Financial Markets"      Abbey National Treasury Services PLC trading as AFM or Abbey Financial Markets

"applicable Financing series 3          means on any interest payment date an amount equal to a proportion of the Financing series 3
AA advance repayment amount"            term AA advance being the proportion by which the amount repaid or to be repaid on such interest payment date under the Financing series 3 term AAA advance bears to the initial principal balance of the Financing series 3 term AAA advance

"applicable Financing series 3 term     means on any interest payment date an amount equal to a proportion of the Financing series 3
BBB advance repayment amount"           term BBB advance being the proportion by which the amount repaid or to be repaid on such interest payment date under the Financing series 3 term AAA advance bears the initial principal balance of the Financing series 3 term AAA advance

"arrears of interest"                   in respect of a given date, interest, principal (if applicable) and expenses which are due and payable on that date

"arrears trigger event"                 either (i) the outstanding principal balance of the loans in arrears for more than 90 days divided by the outstanding principal balance of all of the loans in the mortgages trust
                                        (expressed as a percentage) exceeds 2 per cent. or (ii) if the issuing entity, any new issuing entity or any previous issuing entity does not exercise its option to redeem the notes (other than pursuant to condition 5(E) of the notes (Optional redemption for tax and other reasons), that is with reference to the issuing entity's ability to redeem the notes on specified dates, but not to the post-enforcement call option), any new notes or any previous notes issued by the issuing entity, any new issuing entity or any previous issuing entity (as the case may be) on the relevant date pursuant to the terms and conditions of the notes, any new notes or any previous notes

"asset trigger event"                   the occurrence of an amount being debited to the AAA principal deficiency sub-ledger

"authorised investments"                means:

                                        (a)    sterling gilt-edged securities;

                                        (b)    sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) provided that in all cases such investments have a maturity date falling no later than the next following interest payment date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made (being an authorised person under FSMA) are rated at least equal to either
                                               A-1+ by Standard & Poor's, P-1 by Moody's and F1 by Fitch or their equivalents by three other internationally recognised rating agencies; and

                                        (c)    in the case of collateral provided by the relevant Financing swap provider and/ or the Funding swap provider, such demand or time deposit in such currency as is approved by the rating agencies in respect of the relevant Financing swap agreement and/or the Funding swap agreement

"bank account agreement"                the agreement entered into on 26th July, 2000 between the account bank, the mortgages trustee and Funding which governs the operation of the mortgages trustee GIC account, the
                                        Funding GIC account and the Funding transaction account

"basic terms modification"              the modification of terms, including altering the amount, rate or timing of payments on the
                                        Financing notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms

"BBB principal deficiency sub-ledger"   one of four sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term BBB advances

"BBR"                                   the Bank of England repo rate

"beneficiaries"                         both Funding and the seller together as beneficiaries of the mortgages trust

"booking fee"                           a fee payable by the borrower in respect of applications for certain types of loans

"borrower"                              in relation to a loan, the individual or individuals specified as such in the relevant mortgage together with the individual or individuals (if any) from time to time assuming an obligation to repay such loan or any part of it

"bullet amount"                         means:

                                        (a)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1)
                                               PLC, the sum of (pound)575,000,000;

                                        (b)    in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1)
                                               PLC, the sum of (pound)250,000,000;

                                        (c)    in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4)
                                               PLC, the sum of (pound)350,000,000;

                                        (d)    in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No.
                                               5) PLC, the sum of (pound)375,000,000;

                                        (e)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 6)
                                               PLC, the sum of (pound)633,500,000;

                                        (f)    in respect of the previous series 4A1 term AAA advance made by Holmes Financing (No.
                                               6) PLC, the sum of (pound)641,026,000;

                                        (g)    in respect of the previous series 4A2 term AAA advance made by Holmes Financing (No.
                                               6) PLC, the sum of (pound)129,230,000;

                                        (h)    in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 8)
                                               PLC, the sum of (pound)811,995,886;

                                        (i)    in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 9)
                                               PLC, the sum of (pound)1,017,901,000;

                                        (j)    in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 9)
                                               PLC, the sum of (pound)1,272,376,000;

                                        (k)    in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 9)
                                               PLC, the sum of (pound)600,000,000;

                                        (l)    in respect of the Financing series 1 term AAA advance, the sum of (pound)[o];

                                        (m)    in respect of the Financing series 2 term AAA advance, the sum of (pound)[o];

                                        (n)    in respect of the Financing series 4A1 term AAA advance, the sum of (pound)[o];

                                        (o)    in respect of the Financing series 4A2 term AAA advance, the sum of (pound)[o];

                                        (p)    in respect of the Financing series 4A3 term AAA advance, the sum of (pound)[o]; and

                                        (q)    in respect of any new term advance, scheduled for repayment in full on a single interest payment date, the principal due in respect of such new term advance (if any)

"bullet term advance"                   any term advance which is scheduled to be repaid in full on one interest payment date.
                                        Financing bullet term advances will be deemed to be pass-through term advances if:

                                        (a)    a Financing bullet term advance is not repaid in full on its scheduled repayment date;

                                        (b)    a trigger event occurs;

                                        (c)    the Financing security is enforced; or

                                        (d)    the Funding security is enforced

"bungalow"                              a one storeyed house

"business day"                          a day that is a London business day, a New York business day and a TARGET business day

"calendar year"                         a year from the beginning of 1st January to the end of 31st December

"capitalised"                           means, in respect of a fee or other amount, added to the principal balance of a loan

"capped rate loans"                     loans that are subject to a maximum rate of interest and charge interest at the lesser of the SVR (or, as the case may be, the tracker rate) or the specified capped rate

"cash accumulation ledger"              a ledger maintained by the cash manager for Funding, which records the amounts accumulated by Funding to be set aside as a series 1 term AAA cash amount on the relevant interest payment date in the cash accumulation sub-ledger for the relevant issuing entity and/or to pay the amounts due on the bullet term advances and/or, as applicable, the scheduled amortisation term advances

"cash accumulation period"              the period of time estimated to be the number of months prior to the relevant interest payment date of a bullet amount and a series 1 term AAA cash amount, in each case necessary for Funding to accumulate sufficient principal receipts so that ultimately the relevant class of notes will be redeemed in full in the amount of the relevant bullet amount or the series 1 term AAA cash amounts set aside, as the case may be, as described further in
                                        "The mortgages trust - Cash management of trust property - Principal receipts"

"cash accumulation sub-ledger"          a sub-ledger of such name on the cash accumulation ledger in the name of the relevant issuing entity which will record any series 1 term AAA cash amounts in relation to such issuing entity on the relevant interest payment dates.

"cash management agreement"             the cash management agreement entered into on 26th July, 2000 (as amended on 29th November,
                                        2000 and to be further amended on the closing date) between the cash manager, the mortgages trustee, Funding and the security trustee, as described further in "Cash management for the mortgages trustee and Funding"

"cash manager"                          Abbey acting, pursuant to the cash management agreement, as agent for the mortgages trustee,
                                        Funding and the security trustee, inter alia, to manage all cash transactions and maintain certain ledgers on behalf of the mortgages trustee, Funding and the security trustee

"CCA"                                   the Consumer Credit Act 1974

"chalet"                                a house with overhanging eaves

"class A Financing notes"               the series 1 class A Financing notes, the series 2 class A Financing notes, the series 3 class A Financing notes and the series 4 class A Financing notes

"class A Financing note                 an enforcement notice served by the note trustee in relation to the of the class A Financing
enforcement notice                      notes following a class A Financing note event of default

"class A Financing note event of        an event of default under the provisions of number 9(A) of the Financing notes where the
default"                                issuing entity is the defaulting party

"class A offered Financing notes"       the series 1 class A Financing notes, the series 2 class A Financing notes and the series 3 class A Financing notes

"class A previous notes"                the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class
                                        A previous notes, the series 4 class A previous notes and the series 5 class A previous notes

"class A underwriters"                  Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc.,
                                        [o], [o], [o], [o] and [o]

"class B Financing notes"               the series 1 class B Financing notes, the series 2 class B Financing notes, the series 3 class B Financing notes and the series 4 class B Financing notes

"class B Financing note                 an enforcement notice served by the note trustee in relation to the enforcement of the class
enforcement notice"                     B Financing notes following a class B Financing note event of default

"class B Financing note event of        an event of default under the provisions of number 9(B) of the Financing notes where the
default"                                issuing entity is the defaulting party

"class B previous notes"                the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class
                                        B previous notes, the series 4 class B previous notes and the series 5 class B previous notes

"class B/C offered Financing notes"     the series 1 class B Financing notes, the series 1 class C Financing notes, the series 2 class B Financing notes, the series 2 class C Financing notes, the series 3 class B
                                        Financing notes and the series 3 class C Financing notes

"class B/C underwriters"                [o], [o] and [o]

"class C Financing note                 an enforcement notice served by the note trustee in relation to the enforcement of the class
enforcement notice"                     C Financing notes following a class C Financing note event of default

"class C Financing note event of        an event of default under the provisions of number 9(C) of the Financing notes
default"                                where the issuing entity is the defaulting party

"class C Financing notes"               the series 1 class C Financing notes, the series 2 class C Financing notes, the series 3 class C Financing notes and the series 4 class C Financing notes

"class C previous notes"                the series 1 class C previous notes, the series 2 class C previous notes, the series 3 class
                                        C previous notes, the series 4 class C previous notes and the series 5 class C previous notes

"class D previous notes"                the series 3 class D previous notes

"class M previous notes"                the series 1 class M previous notes, the series 2 class M previous notes, the series 3 class
                                        M previous notes and the series 4 class M previous notes

"clearing agency"                       an agency registered under the provisions of section 17A of the Exchange Act

"clearing corporation"                  a corporation within the meaning of the New York Uniform Commercial Code

"Clearstream, Luxembourg"               Clearstream Banking, societe anonyme

"closing date"                          on or about [o], 2006

"CML"                                   Council of Mortgage Lenders

"Code"                                  United States Internal Revenue Code of 1986, as amended

"common depositary"                     JPMorgan Chase Bank, N.A., London Branch

"completion cashback"                   an agreement by the seller to pay an amount to the relevant borrower on the completion of the relevant loan

"converted"                             a property converted into one or more residential dwellings that was either previously used for non-residential purposes or comprised a different number of residential dwellings

"core terms"                            the main subject matter of the contract

"corporate services agreement"          the agreement entered into on 26th July, 2000 between the corporate services provider,
                                        Holdings, Holmes Financing (No. 1) PLC, Funding, the mortgages trustee, the post enforcement call option holder, Abbey, the previous security trustee and the security trustee which governs the provision of corporate services by the corporate services provider to Holmes
                                        Financing (No. 1) PLC, Funding, the mortgages trustee, Holdings and the post enforcement call option holder

"corporate services provider"           Wilmington Trust SP Services (London) Limited

"CPR"                                   on any calculation date means the annualised principal repayment rate of all the loans comprised in the trust property during the previous calculation period calculated as follows:

                                        1 - ((1 - R) ^ (12))

                                        where "R" equals the result (expressed as a percentage) of the total principal receipts received during the period of one month (or, if shorter, from and including the closing date) ending on that calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the first day of that period

"crystallise"                           when a floating charge becomes a fixed charge

"current Funding share"                 the share of Funding in the trust property on the closing date, calculated in accordance with the formula described in "The mortgages trust - Funding share of the trust property"

"current Funding share percentage"      the percentage share of Funding in the trust property on the closing date, calculated in accordance with the formula described in "The mortgages trust - Funding share of the trust property"

"current intercompany loan agreements"  the previous intercompany loan agreements and the Financing intercompany loan agreement

"current intercompany loans"            the previous intercompany loans and the Financing intercompany loan

"current loans"                         loans contained in the current portfolio

"current mortgages"                     mortgages contained in the current portfolio

"current notes"                         the previous notes and the Financing notes


"current portfolio"                     the current loans, the current mortgages and the current related security, and any accrued interest on the current loans and other amounts derived from the current loans and other amounts, held on trust by the mortgages trustee on the closing date

"current related security"              the current mortgages and other security for the current loans contained in the current portfolio

"current seller share"                  the share of the seller in the trust property on the closing date, calculated in accordance with the formula described in "The mortgages trust - Seller share of the trust property"

"current seller share percentage"       the percentage share of the seller in the trust property on the closing date, calculated in accordance with the formula described in "The mortgages trust - Seller share of the trust property"

"current start-up loan agreements"      the first start-up loan agreement, the second start-up loan agreement, the third start-up loan agreement, the fourth start-up loan agreement, the fifth start-up loan agreement, the sixth start-up loan agreement, the seventh start-up loan agreement and the eighth start-up loan agreement

"current swap agreements"               the previous swap agreements and the Financing swap agreements

"current swap provider default"         the occurrence of an Event of Default (as defined in the relevant current swap agreement)
                                        where the relevant current swap provider is the Defaulting Party (as defined in the relevant current swap agreement)
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
"current swap provider                  the occurrence of an additional termination event (as defined in the relevant current swap
downgrade termination event"            agreement) following the failure by the relevant current swap provider to comply with the ratings downgrade provisions set out in the relevant current swap agreement

"current swap providers"                the previous swap providers and the Financing swap providers

"current term AAA advances"             the previous term AAA advances (to the extent outstanding) and the Financing term AAA advances

"current term AA advances"              the previous term AA advances (to the extent outstanding) and the Financing term AA advances

"current term A advances"               the previous term A advances (to the extent outstanding)

"current term advances"                 the previous term advances (to the extent outstanding) and the Financing term advances

"current term BBB advances"             the previous term BBB advances (to the extent outstanding) and the Financing term BBB advances

"DTC"                                   The Depository Trust Company

"DTI"                                   the Department of Trade and Industry

"deferred consideration"                the consideration payable to the seller in respect of the loans assigned to the mortgages trustee from time to time, which is payable out of Funding available revenue receipts after making payments of a higher order of priority as set out in the Funding pre-enforcement revenue priority of payments and the Funding post-enforcement priority of payments

"delayed cashback"                      an agreement by the seller to pay an amount to the relevant borrower at a specified date following completion of the relevant loan

"diligence"                             the process (under Scots Law) by which a creditor attaches the property of a debtor to implement or secure a court decree or judgment

"distribution date"                     the eighth day of each month or, if not a London business day, the next succeeding London business day and any other day on which Funding acquires a further interest in the trust property

"distribution period"                   the period from (and including) one distribution date, to (but excluding) the next distribution date and in respect of the first distribution date, the period from (and including) the closing date to (but excluding) the first distribution date

"distribution period funding amount"    the amount produced by applying a rate equal to the weighted average of:

                                        (i)    the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax
                                               Plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Woolwich plc
                                               (and where those banks have more than one standard variable rate, the highest of those rates);

                                        (ii)   the rates of interest payable on the tracker loans; and

                                        (iii)  the rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest), to the notional amount of the Funding swap

"distribution period swap               the amount produced by applying LIBOR for three-month sterling deposits (as determined in
provider amount"                        respect of the corresponding interest period under the intercompany loans) plus a spread for the relevant distribution period to the notional amount of the Funding swap
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
"dollar Financing notes"                the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes

"downgrade termination event"           the occurrence of an Additional Termination Event (as defined in the Funding swap agreement or Financing swap agreement) following the failure by Funding swap provider or the relevant
                                        Financing swap provider, as applicable, to comply with the ratings downgrade provisions set out in the Funding swap agreement or the relevant Financing swap agreement

"downgrade termination payment"         a termination payment due and payable to the Funding swap provider or the relevant Financing swap provider, as applicable, following the occurrence of a downgrade termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to Funding or the issuing entity following a downgrade termination event in respect of the relevant swap and applied in accordance with the relevant order of priority of payments

"early repayment fee"                   any fee which a borrower is required to pay in the event that he or she is in default or his or her loan becomes repayable for any other mandatory reason or he or she repays all or any part of the relevant loan before a specified date

"eighth start-up loan"                  the loan made by the start-up loan provider to Funding under the eighth start-up loan agreement

"eighth start-up loan agreement"        the agreement entered into on 1st April, 2004 between the start-up loan provider and Funding under which the eighth start-up loan was made by the start-up loan provider to Funding

"English loan"                          a loan secured by an English mortgage

"English mortgage"                      a mortgage over a property in England or Wales

"English mortgage conditions"           the mortgage conditions applicable to English loans

"ERISA"                                 the US Employee Retirement Income Security Act of 1974, as amended. See further
                                        "ERISA considerations"

"EURIBOR"                               EURIBOR will be determined by the agent bank on the following basis:

                                        (1)    on the interest determination date applicable to the series 4 class A2 Financing notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in euro for the relevant interest period (or, in the case of the first interest period, a linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month euro deposits (rounded upwards, if necessary, to five decimal places).

                                               This will be determined by reference to the display as quoted on the Moneyline
                                               Telerate Screen No. 248. If the Moneyline Telerate Screen No. 248 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuing entity with the approval of the note trustee will be used.

                                               In each of these cases, the determination will be made as at or about 11.00 a.m.,
                                               Brussels time, on that date. This is called the screen rate for the series 4 class A2
                                               Financing notes;

                                        (2)    if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

                                               o    request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to prime banks for euro deposits of the equivalent amount, and for the relevant period, in the Eurozone inter-bank market as at or about 11.00 a.m. (Brussels time); and
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
                                               o    calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                                        (3)    if, on any such interest determination date, the screen rate is unavailable and only two or three of the reference banks offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2);
                                               and

                                        (4)    if, on any such interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuing entity for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

"euro Financing notes"                  the series 4 class A2 Financing notes

"Euroclear"                             Euroclear Bank S.A./N.V., as operator of the Euroclear System

"excess swap collateral"                any amount of collateral provided to the issuing entity by any swap provider in respect of any swap which exceeds the termination payment due from such swap provider in respect of such swap

"Exchange Act"                          the United States Securities Exchange Act of 1934, as amended

"expected portfolio"                    The ensemble of (i) the portfolio of loans making up the trust property as at the reference date and (ii) the portfolio of new loans, again as a the reference date, from which the new loans to be assigned by the seller to the mortgages trustee by the closing date shall be drawn, in each case together with their related security, accrued interest and other amounts derived from such loans

"fifth start-up loan"                   the loan made by the start-up loan provider to Funding under the fifth start-up loan agreement

"fifth start-up loan agreement"         the agreement entered into on 8th November, 2001 between the start-up loan provider and
                                        Funding under which the fifth start-up loan was made by the start-up loan provider to
                                        Funding

"final maturity date"                   in respect of the series 1 class A Financing notes means the interest payment date falling in [o];

                                        in respect of the series 1 class B Financing notes means the interest payment date falling in [o];

                                        in respect of the series 1 class C Financing notes means the interest payment date falling in [o];

                                        in respect of the series 2 class A Financing notes means the interest payment date falling in [o];

                                        in respect of the series 2 class B Financing notes means the interest payment date falling in [o];

                                        in respect of the series 2 class C Financing notes means the interest payment date falling in [o];

                                        in respect of the series 3 class A Financing notes means the interest payment date falling in [o];

                                        in respect of the series 3 class B Financing notes means the interest payment date falling in [o];
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
                                        in respect of the series 3 class C Financing notes means the interest payment date falling in [o];

                                        in respect of the series 4 class A1 Financing notes means the interest payment date falling in [o];

                                        in respect of the series 4 class A2 Financing notes means the interest payment date falling in [o];

                                        in respect of the series 4 class A3 Financing notes means the interest payment date falling in [o];

                                        in respect of the series 4 class B Financing notes means the interest payment date falling in [o]; and

                                        in respect of the series 4 class C Financing notes means the interest payment date falling in [o]

"final repayment date"                  in respect of the Financing intercompany loan means the interest payment date falling in
                                        July 2040

"Financing account banks"               the sterling account bank and the non-sterling account bank

"Financing bank account agreement"      the agreement to be entered into on the closing date between the Financing account banks and the issuing entity which governs the operation of the Financing transaction accounts

"Financing bullet term advances"        the Financing series 1 term AAA advance, the Financing series 2 term AAA advance and the
                                        Financing series 4 term AAA advances

"Financing cash management agreement"   the Financing cash management agreement to be entered into on the closing date between the
                                        Financing cash manager, the issuing entity and the Financing security trustee, as described further in "Cash management for the issuing entity"

"Financing cash manager"                Abbey acting, pursuant to the Financing cash management agreement, as agent for the issuing entity and the Financing security trustee to manage all cash transactions and maintain certain ledgers on behalf of the issuing entity

"Financing collateral account"          the designated bank account of the issuing entity into which collateral posted by the relevant Financing swap provider will be deposited if required pursuant to the relevant
                                        Financing swap agreement

"Financing corporate                    an agreement to be entered into on the closing date between the issuing entity, the
services agreement"                     corporate services provider and the Financing security trustee, which governs the provision of corporate services by the corporate services provider to the issuing entity

"Financing deed of charge"              the deed of charge to be entered into on the closing date between, among others, the issuing entity and the Financing security trustee, under which the issuing entity charges the
                                        Financing security in favour of the Financing security trustee for the benefit of the
                                        Financing secured creditors, as described further in "Security for the issuing entity's obligations"

"Financing dollar                       the 1992 ISDA Master Agreements (Multicurrency-Cross Border), schedules and confirmations to
currency swap agreements"               be entered into on the closing date relating to the Financing dollar currency swaps entered into on or before the closing date between the issuing entity, the Financing dollar currency swap providers and the Financing security trustee

"Financing dollar currency              the occurrence of an Event of Default under a Financing dollar currency swap (as provider
swap default"                           defined in the relevant Financing dollar currency swap agreement) where a Financing dollar currency swap provider is the Defaulting Party (as defined in the relevant Financing dollar currency swap agreement)
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
"Financing dollar currency              [o] as the series 1 class A Financing dollar currency swap provider, the series 1 class B
swap providers"                         Financing dollar currency swap provider and the series 1 class C Financing dollar currency swap provider, [o] as the series 2 class A Financing dollar currency swap provider, the series 2 class B Financing dollar currency swap provider and the series 2 class C Financing dollar currency swap provider and [o] as the series 3 class A Financing dollar currency swap provider, the series 3 class B Financing dollar currency swap provider and the series 3 class C Financing dollar currency swap provider

"Financing dollar currency swap rate"   the rate at which dollars are converted to sterling or, as the case may be, sterling is converted to dollars under the relevant Financing dollar currency swap or, if there is no such Financing dollar currency swap rate in effect at such time, the "spot" rate at which dollars are converted into sterling or as the case may be, sterling is converted into dollars on the foreign exchange markets

"Financing dollar currency swaps"       the sterling-dollar currency swaps which enable the issuing entity to receive and pay amounts under the Financing intercompany loan in sterling and to receive and pay amounts under the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes in dollars as described further in "The swap agreements - The Financing dollar currency swaps"

"Financing euro currency                the ISDA master agreement, schedule and confirmation relating to the Financing euro currency
swap agreement"                         swap entered into on the closing date between the issuing entity, the Financing euro currency swap provider and the Financing security trustee

"Financing euro currency swap           [o] as the series 4 class A2 Financing euro currency swap provider provider"

"Financing euro currency                the occurrence of an Event of Default under the Financing euro currency swap (as defined in
swap provider default"                  the Financing euro currency swap agreement) where the Financing euro currency swap provider is the Defaulting Party (as defined in the Financing euro currency swap agreement)

"Financing euro currency swap rate"     the rate at which euro is converted to sterling or, as the case may be, sterling is converted to euro under the Financing euro currency swap or, if there is no such Financing euro currency swap rate in effect at such time, the "spot" rate at which euros are converted into sterling or, as the case may be, sterling is converted into euros on the foreign exchange markets

"Financing euro currency swap"          the sterling-euro currency swap which enables the issuing entity to receive and pay amounts under the Financing intercompany loan in sterling and to receive and pay amounts under the series 4 class A2 Financing notes in euro, as described further in "The swap agreements -
                                        The Financing euro currency swap"

"Financing intercompany loan"           the loan of the Financing term advances made by the issuing entity to Funding on the closing date under the Financing intercompany loan agreement

"Financing intercompany loan            the Financing intercompany loan agreement to be entered into on the closing date between
agreement"                              Funding, the issuing entity and the security trustee

"Financing intercompany loan            an enforcement notice served by the security trustee in relation to the enforcement of the
enforcement notice"                     Funding security following a Financing intercompany loan event of default under the
                                        Financing intercompany loan

"Financing intercompany loan            an event of default under the Financing intercompany loan agreement event of default"
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
"Financing interest rate swap"          the interest rate swap which enables the issuing entity to receive amounts calculated by reference to a floating rate based on LIBOR for three-month deposits and pay a fixed amount of interest on the series 4 class A3 Financing notes

"Financing interest rate swap           the ISDA master agreement, schedule and confirmation relating to the Financing interest rate
agreement"                              swap entered into on the closing date between the issuing entity, the Financing interest rate swap provider and the Financing security trustee

"Financing interest rate swap           [o] as the series 4 class A3 Financing interest rate swap provider provider"

"Financing interest rate swap           the occurrence of an event of default under the Financing interest rate swap (as defined in
provider default"                       the Financing interest rate swap agreement) where the Financing interest rate swap provider is the defaulting party (as defined in the Financing interest rate swap agreement)

"Financing interest rate swap rate"     the rate at which the proceeds received by the issuing entity from Funding in respect of the
                                        Financing series 4A3 term AAA advance and calculated by reference to a floating rate of interest are converted to enable the issuing entity to pay interest amounts on the series 4 class A3 Financing notes with reference to a fixed rate of interest

"Financing note enforcement notice"     an enforcement notice served by the note trustee or the Financing security trustee in relation to the enforcement of the Financing security following a Financing note event of default under the Financing notes

"Financing note event of default"       an event of default under number 9 of the Financing notes where the issuing entity is the defaulting party

"Financing notes"                       includes all of the class A Financing notes, the class B Financing notes and the class C
                                        Financing notes

"Financing paying agent and             the agreement to be entered into on the closing date which sets out the appointment of the
agent bank agreement"                   paying agents, the registrar, the transfer agent and the agent bank for the Financing notes

"Financing post-enforcement             the agreement to be entered into on the closing date under which the note trustee agrees on
call option agreement"                  behalf of the holders of the class B Financing notes and the class C Financing notes that following enforcement of the Financing security, the post-enforcement call option holder may call for the class B Financing notes and the class C Financing notes

"Financing post-enforcement             the order in which, following enforcement of the Financing security, the Financing security
priority of payments"                   trustee will apply the amounts received following enforcement of the Financing security, as set out in "Cashflows - Distribution of Financing principal receipts and Financing revenue receipts following enforcement of the Financing securities and enforcement of the
                                        Funding Security"

"Financing pre-enforcement              the order in which, prior to enforcement of the Financing security, the Financing cash
revenue priority of payments"           manager will apply the Financing revenue receipts on each interest payment date, as set out in "Cashflows - Distribution of Financing revenue receipts"

"Financing principal receipts"          an amount equal to the sum of all principal amounts repaid by Funding to the issuing entity under the Financing intercompany loan

"Financing revenue receipts"            an amount equal to the sum of:

                                        (a)    interest paid by Funding on the relevant interest payment date in respect of the
                                               Financing term advances under the Financing intercompany loan;

                                        (b)    fees to be paid by Funding on the relevant date under the terms of the Financing intercompany loan agreement;
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
                                        (c)    interest payable on Financing bank accounts (but excluding any interest in respect of collateral provided by a Financing swap provider to the issuing entity) and any authorised investments which will be received on or before the relevant interest payment date in respect of the Financing notes; and

                                        (d)    other net income of the issuing entity including amounts received or to be received under the Financing swap agreements on or before the relevant date (without double counting) (other than any early termination amount received by the issuing entity under the Financing swap agreement and any amount standing to the credit of the relevant Financing collateral account, including interest thereon, subject to the circumstances described in "Cashflows - Collateral in the Financing post-enforcement priority of payments")

"Financing secured creditor"            the Financing security trustee, the Financing dollar currency swap providers, the
                                        Financing euro currency swap provider, the note trustee, the noteholders, the Financing account banks, the paying agents, the registrar, the transfer agent, the agent bank, the corporate services provider and the Financing cash manager

"Financing security"                    security created by the issuing entity pursuant to the Financing deed of charge in favour of the Financing secured creditors

"Financing security trustee"            The Bank of New York, London Branch at One Canada Square, London, E14 5AL

"Financing series 1 term AAA advance"   the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 1 class A Financing notes

"Financing series 1 term AA advance"    the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 1 class B Financing notes

"Financing series 1 term BBB advance"   the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 1 class C Financing notes

"Financing series 2 term AAA advance"   the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 2 class A Financing notes

"Financing series 2 term AA advance"    the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 2 class B Financing notes

"Financing series 2 term BBB advance"   the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 2 class C Financing notes

"Financing series 3 term AAA advance"   the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 3 class A Financing notes

"Financing series 3 term AA advance"    the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 3 class B Financing notes

"Financing series 3 term BBB advance"   the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 3 class C Financing notes

"Financing series 4 term AAA advances"  the Financing series 4A1 term AAA advance, the Financing series 4A2 term AAA advance and the
                                        Financing series 4A3 term AAA advance
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
"Financing series 4A1 term              the advance made by the issuing entity to Funding under the Financing intercompany loan
AAA advance"                            agreement from the proceeds of issue of the series 4 class A1 Financing notes

"Financing series 4A2 term              the advance made by the issuing entity to Funding under the Financing intercompany loan
AAA advance"                            agreement from the proceeds of issue of the series 4 class A2 Financing notes

"Financing series 4A3 term              the advance made by the issuing entity to Funding under the Financing intercompany loan
AAA advance"                            agreement from the proceeds of issue of the series 4 class A3 Financing notes

"Financing series 4 term AA advance"    the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 4 class B Financing notes

"Financing series 4 term BBB advance"   the advance made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 4 class C Financing notes

"Financing subscription agreement"      the agreements to be entered into on the date of this prospectus between the managers and the issuing entity relating to the sale of the series 4 Financing notes

"Financing swap agreements"             the Financing dollar currency swap agreements, the Financing euro currency swap agreement and the Financing interest rate swap agreement

"Financing swap provider default"       a Financing dollar currency swap provider default, a Financing euro currency swap provider default and a Financing interest rate swap provider default, as the context requires

"Financing swap providers"              the Financing dollar currency swap providers, the Financing euro currency swap provider and the Financing interest rate swap provider or any of them, as the context requires

"Financing swaps"                       the Financing dollar currency swaps, the Financing euro currency swap and the Financing interest rate swap

"Financing term AA advances"            the advances made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 1 class B Financing notes, the series 2 class B Financing notes, the series 3 class B Financing notes and the series 4 class B
                                        Financing notes

"Financing term AAA advances"           the advances made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 1 class A Financing notes, the series 2 class A Financing notes, the series 3 class A Financing notes and the series 4 class A
                                        Financing notes

"Financing term BBB advances"           the advances made by the issuing entity to Funding under the Financing intercompany loan agreement from the proceeds of issue of the series 1 class C Financing notes, the series 2 class C Financing notes, the series 3 class C Financing notes and the series 4 class C
                                        Financing notes

"Financing term advances"               the divisions into which the advance to Funding under the Financing intercompany loan will be split, being the Financing series 1 term AAA advance, the Financing series 2 term AAA advance, the Financing series 3 term AAA advance, the
                                        Financing series 4 term AAA advances, the Financing series 1 term AA advance, the Financing series 2 term AA advance, the Financing series 3 term AA advance, the Financing series 4 term AA advance, the Financing series 1 term BBB advance, the Financing series 2 term BBB advance, the Financing series 3 term BBB advance and the Financing series 4 term BBB advance

"Financing transaction documents"       the documents listed in paragraph (D) in "Listing and general information"
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
"Financing trust deed"                  the principal agreement to be entered into on the closing date governing the Financing notes, as further described in "Description of the Financing trust deed"

"Financing underwriting agreement"      the agreement to be entered into on the date of this prospectus between the underwriters and the issuing entity relating to the sale of the series 1 Financing notes, the series 2
                                        Financing notes and the series 3 Financing notes

"first reserve fund"                    an amount provided from part of the proceeds of the first start-up loan, the second start-up loan, the third start-up loan, the previous Financing term BB advance by Holmes Financing
                                        (No. 4) PLC, the eighth start-up loan and the Funding reserve fund, as withdrawn and credited from time to time, which may be used by Funding to meet any deficit in revenue or to repay amounts of principal, as described further in "Credit structure - First reserve fund"

"first reserve fund additional          an amount equal to the sum of the first reserve fund required amount and (a) if an arrears
required amount"                        trigger event has occurred under item (i) only of the arrears trigger event definition,
                                        (pound)[o] million, (b) if an arrears trigger event has occurred under item (ii) only of the arrears trigger event definition, (pound)[o] million, or (c) if an arrears trigger event has occurred under both items (i) and (ii) of the arrears trigger event definition, (pound)[o]
                                        million

"first reserve fund required amount"    (pound)[o] million, but if the previous notes (other than the series 1 class A previous notes and the series 2 class A previous notes) issued by Holmes Financing (No. 5) PLC are redeemed in full in October 2006, then the first reserve fund required amount shall reduce
                                        (subject to rating agency approval of the amount) by an additional amount of approximately
                                        (pound)17,000,000. If, on the interest payment date falling in April 2008, Holmes Financing
                                        (No. 6) PLC exercises its option to redeem the previous Financing notes issued by it (other than the series 1 class A previous notes and the series 2 class A previous notes), then the first reserve fund required amount will decrease (subject to rating agency approval) by an additional amount of approximately (pound)37,000,000. If, on the interest payment date falling in April 2008, Holmes Financing (No. 7) PLC exercises its option to redeem the previous Financing notes issued by it (other than the series 1 class A previous notes and the series 2 class A previous notes), then the first reserve fund required amount will decrease (subject to rating agency approval) by an additional amount of approximately
                                        (pound)19,000,000. If, on the interest payment date falling in January 2009, Holmes
                                        Financing (No. 8) PLC exercises its option to redeem the previous notes issued by it (other than the series 1 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will decrease (subject to rating agency approval) by an additional amount of approximately (pound)52,000,000.  If, on the interest payment date falling in [o], the issuing entity exercises its option to redeem the Financing notes issued by it (other than the series 1 class A Financing notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately
                                        (pound)[o]

"first reserve fund term advances"      (i) on the applicable scheduled repayment date of each bullet term advance, that bullet term advance, (ii) on the final maturity date of each note, previous note or new note in respect of which a corresponding scheduled amortisation term advance (which is a current term AAA advance) has been made, that scheduled amortisation term advance, and (iii) on the final repayment date of each pass-through term advance which is a AAA term advance, that pass-through term advance
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
"first reserve ledger"                  a ledger maintained by the cash manager to record the amount credited to the first reserve fund from the current start-up loans, and subsequent withdrawals and deposits in respect of the first reserve fund

"first start-up loan"                   the loan made by the start-up loan provider to Funding under the first start-up loan agreement which was used in part to fund the first reserve fund

"first start-up loan agreement"         the agreement entered into on 26th July, 2000 between the start-up loan provider and Funding under which the first start-up loan was made by the start-up loan provider to Funding

"Fitch"                                 Fitch Ratings Ltd.

"fixed security"                        a form of security which means that the chargor is not allowed to deal with the assets subject to the charge without the consent of the chargee

"flat"                                  a set of rooms, usually on one floor, forming a complete residence which is equivalent to an apartment

"flexible loan"                         a type of loan product that typically incorporates features that give the borrower options to, among other things, make further drawings on the loan account and/or to overpay or underpay interest and principal in a given month and, for the avoidance of doubt, includes flexible plus loans

"flexible plus loan"                    a flexible loan documented under the flexible plus mortgage conditions 2003 and described in
                                        "The loans - Characteristics of the loans - Flexible loans"

"floating charge"                       a form of charge which is not attached to specific assets but which "floats" over a class of them and which allows the chargor to deal with those assets in the everyday course of its business, up until the point that the floating security is enforced, at which point it crystallises into a fixed security

"fourth start-up loan"                  the loan made by the start-up loan provider to Funding under the fourth start-up loan agreement

"fourth start-up loan agreement"        the agreement entered into on 5th July, 2001 between the start-up loan provider and Funding under which the fourth start-up loan was made by the start-up loan provider to Funding

"FSA"                                   the Financial Services Authority

"FSMA"                                  the Financial Services and Markets Act 2000

"Funding"                               Holmes Funding Limited

"Funding 2"                             a new entity, being a wholly owned subsidiary of Holdings, which may be established by
                                        Holdings, from time to time to issue new notes and (with the agreement of the seller and
                                        Funding) to acquire an interest in the trust property

"Funding available principal receipts"  an amount equal to the sum of:

                                        (a)    all Funding principal receipts;

                                        (b)    all Funding principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance and for the avoidance of doubt, all series 1 term AAA cash amounts standing to the credit of the cash accumulation sub-ledger of the relevant issuing entity which are to be applied on the next interest payment date to repay the bullet term advance in respect of the
                                               Financing series 1 term AAA advance and/or any previous term AAA advance, as applicable;
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
                                        (c)    the amount (if any) credited to the principal deficiency ledger pursuant to items
                                               (F), (H), (J) and (L) in the Funding pre-enforcement revenue priority of payments;

                                        (d)    prior to the enforcement of the Funding security, and to be applied only in respect of the first reserve fund term advances, the amount standing to the credit of the first reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (M)
                                               (inclusive) of the Funding pre-enforcement revenue priority of payments); and

                                        (e)    prior to enforcement of the Funding security or the occurrence of an asset trigger event, and to be applied only in respect of Funding liquidity reserve fund term advances, the amount then standing to the credit of the Funding liquidity reserve ledger but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (M) (inclusive) of the Funding pre- enforcement revenue priority of payments), less

                                        (f)    the amount of Funding principal receipts to be applied on the next interest payment date to pay items (A) to (E) (inclusive), (G), (I) and (K) of the Funding pre-
                                               enforcement revenue priority of payments

"Funding available revenue receipts"    an amount equal to the sum of:

                                        (a)    all mortgages trust available revenue receipts distributed to Funding during the interest period ending on the immediately following interest payment date;

                                        (b)    other net income of Funding including all amounts of interest received on amounts standing to the credit of the Funding GIC account and/or the Funding transaction account and/or authorised investments and/or amounts received by Funding under the
                                               Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement and any amount standing to the credit of the Funding collateral account including interest thereon, subject to the circumstances described in "Collateral in the Funding post-enforcement priority of payment"), in each case to be received on or prior to the immediately following interest payment date; and

                                        (c)    the amount standing to the credit of the reserve ledgers

"Funding collateral account"            the designated bank account of Funding into which collateral posted by the Funding swap provider will be deposited if required pursuant to the Funding swap agreement

"Funding deed of charge"                the deed of charge entered into on 26th July, 2000 between Funding, Holmes Financing (No. 1)
                                        PLC, the corporate services provider, the account bank, the Funding GIC provider, the security trustee, the seller, the start-up loan providers, the cash manager and the Funding swap provider and acceded to on 29th November, 2000 by Holmes Financing (No. 2) PLC, on 23rd
                                        May, 2001 by Holmes Financing (No. 3) PLC, on 5th July, 2001 by Holmes Financing (No. 4)
                                        PLC, on 8th November, 2001 by Holmes Financing (No. 5) PLC, amended and restated and acceded to by Holmes Financing (No. 6) PLC on 7th November, 2002, acceded to on 26th March, 2003 by
                                        Holmes Financing (No. 7) PLC, on 1st April, 2004 by Holmes Financing (No. 8) PLC, on 8th
                                        December, 2005 by Holmes Financing (No. 9) PLC and to be acceded to by the issuing entity on the closing date
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
"Funding GIC account"                   the account of Funding held with Abbey at its branch at 21 Prescot Street, London E1 8AD.
                                        Amounts deposited to the credit of the Funding GIC account will receive a rate of interest determined in accordance with the Funding guaranteed investment contract

"Funding GIC provider"                  Abbey

"Funding guaranteed investment          the guaranteed investment contract entered into on 26th July, 2000 between Funding and the
contract"                               Funding GIC provider under which the Funding GIC provider agrees to pay Funding a guaranteed rate of interest on the balance of the Funding GIC account, as described further in "Credit structure - Mortgages trustee GIC account/ Funding GIC account"

"Funding liquidity reserve fund"        reserve fund established on downgrade of the long-term rating of the seller assigned by
                                        Fitch or Moody's to meet interest and principal (in limited circumstances) on all the \
                                        outstanding notes

"Funding liquidity reserve              means (i) on the applicable scheduled repayment date of each bullet term advance, that
fund term advances"                     bullet term advance, (ii) on the final scheduled repayment date of each scheduled amortisation term advance which is a current term AAA advance, that scheduled amortisation term advance, and (iii) on the final repayment date of each pass-through term advance which is a current term AAA advance, that pass-through term advance

"Funding liquidity reserve ledger"      a ledger maintained by the cash manager to record the amounts credited to the Funding liquidity reserve fund from Funding available revenue receipts and from Funding available principal receipts up to the Funding liquidity reserve required amount and drawings made under the Funding liquidity reserve fund

"Funding liquidity reserve              an amount calculated in accordance with the formula set out in the "Credit Structure -
required amount"                        Funding liquidity reserve fund"

"Funding post-enforcement               the order in which, following the enforcement of the Funding security, the security trustee
priority of  payments"                  will apply the amounts received following enforcement of the Funding security, as set out in
                                        "Security for Funding's obligations"

"Funding pre-enforcement                the order in which, prior to enforcement of the Funding security, the cash manager will
principal priority of payments"         apply the Funding available principal receipts on each interest payment date, as set out in
                                        "Security for Funding's obligations"

"Funding pre-enforcement                the order in which, prior to enforcement of the Funding security, the cash manager will
revenue priority of payments"           apply the Funding available revenue receipts on each interest payment date, as set out in
                                        "Security for Funding's obligations"

"Funding principal ledger"              a ledger maintained by the cash manager to record the amount of principal receipts received by Funding from the mortgages trustee on each distribution date

"Funding principal receipts"            the principal receipts paid by the mortgages trustee to Funding on each distribution date

"Funding reserve fund"                  the amount credited to the Funding reserve fund from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (S) of the Funding pre- enforcement revenue priority of payments on each interest ayment date as described further in "Credit structure - Funding reserve fund"

"Funding reserve ledger"                a ledger maintained by the cash manager to record the amount credited to the Funding reserve fund from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (S) of the Funding pre-enforcement revenue priority of payments on each interest payment date, and any subsequent withdrawals in respect of the Funding reserve fund

"Funding reserve fund required amount" (pound)[o], or such other amount as Abbey may specify from time to time
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
"Funding revenue ledger"                a ledger maintained by the cash manager to record all amounts received by Funding from the mortgages trustee on each distribution date other than principal receipts, together with interest received by Funding on its authorised investments or pursuant to the bank account agreement

"Funding secured creditors"             the security trustee, the previous security trustee, the Funding swap provider, the cash manager, the account bank, the previous issuing entities, the seller, the corporate services provider, the start-up loan provider, the issuing entity and any other entity that accedes to the terms of the Funding deed of charge from time to time

"Funding security"                      security created by Funding pursuant to the Funding deed of charge in favour of the Funding secured creditors

"Funding share"                         the Funding share of the trust property from time to time, as calculated on each distribution date

"Funding share percentage"              the Funding share percentage of the trust property from time to time as calculated on each distribution date

"Funding share/seller share ledger"     the ledger of such name maintained by the cash manager pursuant to the cash management agreement to record the Funding share, the Funding share percentage, the seller share and seller share percentage of the trust property

"Funding swap"                          the swap documented under the Funding swap agreement which enables Funding to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the fixed rates of interest payable on the fixed rate loans and the rates of interest payable on the tracker loans and a sterling LIBOR based rate for three-month sterling deposits, as described further in "The swap agreements - The Funding swap"

"Funding swap agreement"                the 1992 ISDA Master Agreement (Multicurrency-Cross Border) and schedule thereto entered into on 26th July, 2000 (as amended and restated on 29th November, 2000, as further amended by a side letter dated 6th December, 2000 and as further amended by deed on 23rd May, 2001)
                                        between Funding, the Funding swap provider and the security trustee and any confirmation documented thereunder from time to time between Funding, the Funding swap provider and the security trustee (as each of the same may be amended, restated, varied or supplemented from time to time)

"Funding swap provider"                 Abbey Financial Markets

"Funding swap provider default"         the occurrence of an Event of Default under the Funding swap agreement where the Funding swap provider is the Defaulting Party (as defined in the Funding swap agreement)

"Funding transaction account"           the account in the name of Funding maintained with the account bank pursuant to the bank account agreement or such additional or replacement account as may for the time being be in place

"further advance"                       an advance made following a request from an existing borrower for a further amount to be lent to him or her under his or her mortgage, where Abbey has a discretion as to whether to accept that request

"global Financing notes"                the Financing notes in global form

"group"                                 the seller and its subsidiaries

"high loan-to-value fee"                a fee incurred by a borrower as a result of taking out a loan with an LTV ratio in excess of a certain percentage specified in the offer

"higher variable rate loans"            variable rate loans subject to an interest rate at a margin above the Abbey SVR or the mortgages trustee SVR, as applicable

"Holdings"                              Holmes Holdings Limited
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
"Holmes Financing (No. 10) PLC cash     each and/or any cash amount to be accumulated and set aside by Funding in relation to the
amount"                                 Financing series 1 term AAA advance in the amounts of (pound)[o] and (pound)[o] on the interest payment dates falling in [o] and [o] respectively, and which are recorded in the cash accumulation sub-ledger for the issuing entity

"house"                                 a building for human habitation

"ICTA"                                  Income and Corporation Taxes Act 1988

"in arrears"                            in respect of a mortgage account, occurs when one or more monthly payments in respect of a mortgage account have become due and unpaid by a borrower

"insolvency event"                      in respect of the seller, the servicer or the cash manager or the Financing cash manager
                                        (each, for the purposes of this definition, a "relevant entity") means:

                                        (a)    an order is made or an effective resolution passed or documents filed contemplating the winding up of or administration of the relevant entity;

                                        (b)    the relevant entity ceases or threatens to cease to carry on its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(a), (b), (c) or (d) of the Insolvency Act
                                               1986 (as amended) or becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amounts of its liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent; and

                                        (c)    proceedings (including, but not limited to, presentation of an application for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator)
                                               are initiated against the relevant entity under any applicable liquidation, administration, reorganisation (other than a reorganisation where the relevant entity is solvent) or other similar laws, save where such proceedings are being contested in good faith; or an administrative or other receiver, administrator or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the relevant entity or the appointment of an administrator takes effect; or a distress, execution or diligence or other process is enforced upon the whole or any substantial part of the undertaking or assets of the relevant entity and in any of the foregoing cases it is not discharged within 15 London business days; or if the relevant entity initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness

"intercompany loan agreements"          the current intercompany loan agreements and all new intercompany loan agreements

"intercompany loan ledger"              a ledger maintained by the cash manager to record payments of interest and repayments of principal made on each of the current term advances and any new term advances under any intercompany loans

"interest determination date"           (a)    in respect of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes means the date which is two London business days before the first day of the interest period for which the rate will apply;
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
                                        (b)    in respect of the series 4 class A2 Financing notes means the date which is two
                                               TARGET business days before the first day of the interest period for which the rate will apply;

                                        (c)    in respect of the series 4 class A1 Financing notes, the series 4 class B Financing notes and the series 4 class C Financing notes (and following the earlier of (i) the interest payment date falling in [o], (ii) the occurrence of a trigger event or (iii)
                                               the enforcement of the Financing security, in respect of the series 4 class A3
                                               Financing notes) means, in respect of the first interest period, the closing date and, in respect of subsequent interest periods, the first day of the interest period for which the rate will apply;

                                        (d)    in respect of the Financing term advances relating to the non-sterling Financing notes, means, in respect of the first interest period, the closing date and, in respect of subsequent interest periods, the fifteenth day of each consecutive calendar month; and

                                        (e)    in respect of the Financing term advances relating to the sterling Financing notes, means, in respect of the first interest period, the closing date and, in respect of subsequent interest periods, the first day of the interest period for which the rate will apply

"interest payment date"                 (a)    in relation to the series 1 class A Financing notes, the 15th day of each consecutive month, from [o], 2006 which shall be the first interest payment date for the series 1 class A Financing notes, in each year up to and including the interest payment date in [o] or if earlier, until the occurrence of a trigger event or enforcement of the
                                               Financing security (each a "series 1 class A interest event") and thereafter the 15th day of January, April, July and October in each year (a "series 1 class A interest payment date");

                                        (b)    in respect of the series 4 class A3 Financing notes, the 15th day of January and July in each year up to and including the interest payment date falling in [o] or if earlier, until the occurrence of a trigger event or the enforcement of the Financing security (each a "series 4 class A3 interest event") and thereafter the 15th day of
                                               January, April, July and October in each year (a "series 4 class A3 interest payment date"); and

                                        (c)    in all other cases, the 15th day of January, April, July and October in each year (a
                                               "quarterly interest payment date"), or, in each of the preceding cases, if such day is not a business day, the next succeeding business day

"interest period"                       (a)    in respect of interest payments made in respect of the  Financing notes (other than the series 1 class A  Financing notes and the series 4 class A3 Financing notes), the period from (and including) a quarterly interest payment date (or in respect of the first interest period, the closing date) to (but excluding) the next following (or first) quarterly interest payment date;
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
                                        (b)    in respect of the series 1 class A  Financing notes, the monthly period from (and including) a series 1 class A interest payment date (or in respect of the first interest period, the closing date) to (but excluding) the next following (or in respect of the first interest period, [o], 2006) monthly series 1 class A interest payment date, except that following the occurrence of a series 1 class A interest event, the interest period for the series 1 class A  Financing notes will be the quarterly period from (and including) the 15th day of the then next to occur of
                                               January, April, July and October to (but excluding) the next following quarterly series 1 class A interest payment date, and thereafter will be the quarterly period from (and including) a series 1 class A interest payment date to (but excluding) the next following quarterly series 1 class A interest payment date; and

                                        (c)    subject to paragraph (d) below, in respect of the series 4 class A3 Financing notes:

                                               (1)    the period from (and including) the closing date to (but excluding) the [o]th day of [o], 2006;

                                               (2)    on and after the [o]th day of [o], 2006 the semi-annual period from (and including) a series 4 class A3 interest payment date to (but excluding) the next series 4 class A3 interest payment date; and

                                               (3)    on and from the series 4 class A3 interest payment date falling in [o], the interest period for the series 4 class A3 Financing notes will be the period from (and including) the immediately preceding quarterly interest payment date
                                                      (or in respect of the first such interest period, such interest payment date falling in [o]) to (but excluding) the next following quarterly interest payment date;

                                        (d)    in relation to the series 4 class A3 Financing notes, where a series 4 class A3 interest event occurs prior to the interest payment date falling in [o]:

                                               (1)    the then current interest period for the series 4 class A3 Financing notes shall be the period from (and including) the immediately preceding series 4 class A3 interest payment date (or, if applicable, the closing date) to (but excluding) if a trigger event has occurred, the next quarterly interest payment date, or, if the Financing security has been enforced, the date of such enforcement; and

                                               (2)    thereafter, the interest period for the series 4 class A3 Financing notes shall be the period from (and including) the latest excluded date (as referred to above) to (but excluding) the next following quarterly interest payment date and, thereafter, each quarterly period calculated in accordance with paragraph (a) above

                                        (e)    in relation to the Financing term advances relating to the non-sterling Financing notes, the period from (and including) the first interest determination date to (but excluding) the next following applicable interest determination date; and

                                        (f)    in relation to the Financing term advances relating to the sterling Financing notes, the period from (and including) the applicable interest payment date to (but excluding) the next following applicable interest payment date

"Investment Company Act"                the United States Investment Company Act of 1940, as amended
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
"investment plan"                       in respect of an interest only loan, a repayment mechanism selected by the borrower and intended to provide sufficient funds to redeem the full principal of a mortgage loan at maturity

"ISA"                                   means an individual savings account within the Individual Savings Account Regulations 1998
                                        (as amended) and which shelters investments in the account from income tax and capital gains tax

"lending criteria"                      the criteria applicable to the granting of an offer of a mortgage to a borrower, as may be amended from time to time and as further described in "The loans - Lending criteria"

"LIBOR"                                 or "sterling LIBOR" the London Interbank Offer Rate for sterling deposits, as determined by the agent bank on the following basis:

                                        (1)    on the interest determination date applicable to the series 4 class A1 Financing notes, the series 4 class A3 Financing notes, the series 4 class B Financing notes and the series 4 class C Financing notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in sterling for the relevant interest period (or, in the case of the first interest period, the linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month sterling deposits (rounded upwards, if necessary, to five decimal places));

                                        (2)    on the interest determination date applicable to the Financing term advances relating to the non-sterling Financing notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for the relevant interest period (or in the case of the first interest period, the linear interpolation of the arithmetic mean of such offered quotations for two-
                                               weeks and one-month sterling deposits (rounded upwards, if necessary, to five decimal places));

                                        (3)    on the interest determination date applicable to the Financing term advances relating to the sterling Financing notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for the relevant interest period (or in the case of the first interest period, the linear interpolation of the arithmetic mean of such offered quotations for three-
                                               month and four-month sterling deposits (rounded upwards, if necessary, to five decimal places));
                                               This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750
                                               stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuing entity with the approval of the note trustee will be used.
                                               In each of these cases, the determination will be
                                               made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 4 class A1 Financing notes, the series 4 class A3 interest rates, the series 4 class B Financing notes and the series 4 class C Financing notes and/or for the Financing term advances relating to the non-sterling Financing notes and/or for the Financing term advances relating to the sterling Financing notes, as the case may be;

                                        (4)    if, on any such interest determination date, the screen rate is unavailable, the agent bank will:
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

                                               o    request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for sterling deposits of the equivalent amount, and for a time equal to the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

                                               o    calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                                        (5)    if on any such interest determination date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in
                                               (4); and

                                        (6)    if fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuing entity for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (4). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1), (2), (3) or (4) was applicable

                                        See also the definitions of EURIBOR and USD-LIBOR

"link-detached"                         a house joined to another house or houses typically by way of an attached garage

"loan"                                  each loan referenced by its loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"London business day"                   a day (other than a Saturday or Sunday) on which banks are generally open for business in
                                        London

"London Stock Exchange"                 London Stock Exchange plc

"losses"                                the realised losses experienced on the loans in the portfolio

"losses ledger"                         the ledger of such name created and maintained by the cash manager pursuant to the cash management agreement to record the losses on the portfolio

"LTV ratio" or "loan-to-value ratio"    the ratio of the outstanding balance of a loan to the value of the mortgaged property securing that loan

"LTV test"                              a test which assigns a credit enhancement value to each loan in the portfolio based on its current loan-to-value ratio and the amount of mortgage indemnity cover on that loan. The weighted average credit enhancement value for the portfolio is then determined

"maisonette"                            a flat on more than one floor used as a residence

"master definitions and                 together, the amended and restated master definitions and construction schedule and the
construction schedule"                  Financing master definitions and construction schedule, which are schedules of definitions used in the Financing transaction documents

"MIG policies"                          mortgage indemnity guarantee policies

"minimum rate loans"                    loans subject to a minimum rate of interest

"minimum seller share"                  an amount included in the current seller share which is calculated in accordance with the mortgages trust deed and which, as at the closing date, will be approximately (pound)[o]
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
"Moody's"                               Moody's Investors Service Limited

"mortgage"                              the legal charge or standard security securing a loan

"mortgage account"                      all loans secured on the same property will be incorporated in the same mortgage account

"mortgage conditions"                   the terms and conditions applicable to the loans as contained in the seller's "Mortgage
                                        Conditions" booklet for England and Wales or Scotland applicable from time to time

"mortgagee"                             the party in whose favour a mortgage is granted

"mortgage related securities"           as defined in the US Secondary Mortgage Markets Enhancement Act 1984, as amended

"mortgage sale agreement"               the mortgage sale agreement entered into on 26th July, 2000 as amended on 29th November,
                                        2000 and as amended and restated on 23rd May, 2001, 5th July, 2001, 8th November, 2001, 7th
                                        November, 2002, 26th March, 2003, 1st April, 2004, 8th December, 2005 and on the closing date and made between the seller, the mortgages trustee, Funding and the security trustee in relation to the assignment of the portfolio to the mortgages trustee, as further described in "Assignment of the loans and their related security"

"mortgage terms"                        all the terms and conditions applicable to a loan, including without limitation the applicable mortgage conditions and offer conditions

"mortgages trust"                       the bare trust of the trust property held by the mortgages trustee as to both capital and income on trust absolutely for Funding (as to the Funding share) and the seller (as to the seller share), so that each has an undivided beneficial interest in the trust property

"mortgages trust available revenue      an amount equal to the sum of:
receipts"
                                        (a)    revenue receipts on the loans (but excluding principal receipts); and

                                        (b)    interest payable to the mortgages trustee on the mortgages trustee GIC account and the alternative accounts, less

                                        (c)    third party amounts

"mortgages trust deed"                  the mortgages trust deed made by the mortgages trustee, Funding and the seller prior to the closing date of the previous issue by Holmes Financing (No. 1) PLC (as amended on 29th
                                        November, 2000 and 23rd May, 2001 and as amended and restated on 5th July, 2001, 8th
                                        November, 2001, 7th November, 2002, 26th March, 2003, 1st April, 2004, 8th December, 2005
                                        and on the closing date), as further described in "The mortgages trust"

"mortgages trustee"                     Holmes Trustees Limited

"mortgages trustee accounts"            the mortgages trustee GIC account and the alternative accounts

"mortgages trustee GIC account"         the account in the name of the mortgages trustee maintained with the account bank pursuant to the terms of the bank account agreement and the mortgages trustee guaranteed investment contract or such additional or replacement account as may for the time being be in place

"mortgages trustee GIC provider"        Abbey
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
"mortgages trustee                      the guaranteed investment contract entered into between the mortgages trustee and the
guaranteed investment contract"         mortgages trustee GIC provider under which the mortgages trustee GIC provider agrees to pay the mortgages trustee a guaranteed rate of interest on the balance of the mortgages trustee
                                        GIC account, as described further in "Credit structure - Mortgages trustee GIC account/Funding GIC account"

"mortgages trustee principal            the order in which the cash manager applies principal receipts on the loans on each
priority of payments"                   distribution date to each of Funding and the seller, depending on whether a trigger event has occurred, as set out in "The mortgages trust"

"mortgages trustee revenue              the order in which the cash manager applies the mortgages trust available revenue receipts
priority of payments"                   on each distribution date, as set out in "The mortgages trust"

"mortgages trustee SVR"                 the standard variable rate which applies to certain variable rate loans in the portfolio as set by the servicer, as described further in "The servicing agreement"

"N(M)"                                  the date on which the FSMA rules relating to the regulation of mortgages came into effect, namely, 31st October, 2004

"national mortgage lending policy"      the lending policy of the seller as varied from time to time

"new intercompany loan" and "new        a loan of a new Financing term advance made by a new issuing entity to Funding under a new
intercompany loan agreement"            intercompany loan agreement entered into by Funding with a new issuing entity

"new issue"                             the issue of new notes to investors by a new issuing entity to fund a new intercompany loan

"new issuing entity"                    a new wholly owned subsidiary of Holdings that is not established as at the closing date and which, if established, will make a new intercompany loan to Funding

"new loans"                             loans, other than the current loans, which the seller may assign, from time to time, to the mortgages trustee pursuant to the terms of the mortgage sale agreement

"new notes"                             an issue of notes by a new issuing entity

"new related security"                  the security for the new loans which the seller may assign to the mortgages trustee pursuant to the mortgage sale agreement

"new start-up loan" and "new            a new start-up loan to be made available to Funding by a new start-up loan provider when
start-up loan provider"                 Funding enters into a new intercompany loan agreement

"new start-up loan agreement"           a new start-up loan agreement to be entered into by a new start-up loan provider, Funding and the security trustee

"new swap agreement" and "new swap      a swap agreement to be entered into by a new issuing entity, a new swap provider and the
provider"                               Financing security trustee

"new term A advances"                   term advances to be advanced to Funding by new issuing entities under new intercompany loan agreements from the proceeds of issues of new notes with a rating of A

"new term AA advances"                  term advances to be advanced to Funding by new issuing entities under new intercompany loan agreements from the proceeds of issues of new notes with a rating of AA

"new term AAA advances"                 term advances to be advanced to Funding by new issuing entities under new intercompany loan agreements from the proceeds of issues of new notes with a rating of AAA
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
"new term advances"                     term advances to be advanced to Funding by new issuing entities under a new intercompany loan agreement

"new term BBB advances"                 term advances to be advanced to Funding by new issuing entities under new intercompany loan agreements from the proceeds of issues of new notes with a rating of BBB

"New York business day"                 means a day (other than a Saturday or a Sunday) on which banks are generally open in the city of New York

"non-asset trigger event"               this will occur if:

                                        (a) an insolvency event occurs in relation to the seller;

                                        (b) the seller is terminated as servicer and a new servicer is not appointed within 60 days;

                                        (c) on the distribution date immediately succeeding a seller share event distribution date, the seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "- Mortgages trust allocation and distribution of principal receipts prior to the occurrence of a trigger event"); or

                                        (d) on the distribution date immediately succeeding a seller share event distribution date, the outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date in [o] is less than (pound)25 billion or, during the period from and including the interest payment date in [o] to but excluding the interest payment date in [o]
                                        is less than (pound)2.5 billion

"non-offered Financing notes"           the series 4 class A1 Financing notes, the series 4 class A2 Financing notes, the series 4 class A3 Financing notes, the series 4 class B Financing notes and the series 4 class C
                                        Financing notes

"non-sterling account bank"             Citibank, N.A., London Branch situated at Citigroup Centre, Canada Square, London E14 5LB

"non-sterling Financing notes"          the dollar Financing notes and the euro Financing notes

"noteholders"                           the holders of Financing notes, or any of them as the context requires

"note principal payment"                the amount of each principal payment payable on each note

"note trustee"                          The Bank of New York, London Branch at One Canada Square, London, E14 5AL

"offer conditions"                      the terms and conditions applicable to a specific loan as set out in the relevant offer letter to the borrower

"offered Financing notes"               the class A offered Financing notes and class B/C offered Financing notes

"OFT"                                   the Office of Fair Trading

"outstanding amount"                    following enforcement of a loan, the amount outstanding on the payment of that loan after deducting money received under the applicable mortgage indemnity guarantee policy
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
"pass-through term advance"             means a term advance which has no scheduled repayment date other than the final repayment date. On the closing date, the pass-through term advances are the
                                        Financing term AA advances, the Financing term BBB advances, all previous term
                                        AA advances, all previous term A advances, all previous term BBB advances, all previous term BB advances together with the previous series 4 term AAA advances made by Holmes Financing (No. 8) PLC, the previous series 4 term AAA advances made by Holmes Financing (No. 7) PLC, the previous series 5 term AAA advance and the previous term BBB advances made by Holmes Financing (No. 6) PLC, the previous series 3A2 term AAA advance made by Holmes Financing (No. 5) PLC and the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC. If a bullet term advance is not repaid in full on its scheduled repayment date or if a scheduled amortisation term advance is not repaid by its final scheduled repayment date, then it will be deemed to be a pass-through term advance. If a trigger event occurs or the Funding security is enforced, then the bullet term advances and the scheduled amortisation term advances will be deemed to be pass-through term advances. If the Financing security is enforced, then the
                                        Financing term advances which are bullet term advances or scheduled amortisation term advances will be deemed to be pass-through term advances

"paying agents"                         the principal paying agent and the US paying agent

"payment holiday"                       a period during which a borrower may suspend payments under a mortgage loan where the borrower is permitted under the mortgage terms to do so and will therefore not be in breach of the mortgage terms

"payment rate date"                     the eighth day (or, if not a London business day, the next succeeding London business day)
                                        of each month

"payment rate period"                   the period from and including a payment rate date to but excluding the next payment rate date

"pension plan"                          a financial plan arranged by a borrower to provide for such borrower's expenses during retirement

"portfolio"                             at any time the loans and their related security assigned to the mortgages trustee and held by the mortgages trustee on trust for the beneficiaries

"post-enforcement call option"          means the call option granted to PECOH in respect of the class B Financing notes, the class
                                        M Financing notes and the class C Financing notes under the Financing post-enforcement call option agreement

"post enforcement call option holder"   PECOH Limited
or "PECOH"

"previous closing dates"                in respect of Holmes Financing (No. 1) PLC, 26th July, 2000, in respect of Holmes Financing
                                        (No. 2) PLC, 29th November, 2000, in respect of Holmes Financing (No. 3) PLC, 23rd May,
                                        2001, in respect of Holmes Financing (No. 4) PLC, 5th July, 2001, in respect of Holmes
                                        Financing (No. 5) PLC, 8th November, 2001, in respect of Holmes Financing (No. 6) PLC, 7th
                                        November, 2002, in respect of Holmes Financing (No. 7) PLC, 26th March, 2003, in respect of
                                        Holmes Financing (No. 8) PLC, 1st April, 2004 and, in respect of Holmes Financing (No. 9)
                                        PLC, 8th December, 2005

"previous intercompany loan             the intercompany loan agreements made between the previous issuing entities and Funding agreements"

"previous intercompany loans"           the loan of the previous term advances made by the previous issuing entities to Funding under the previous intercompany loan agreements

"previous Financing account banks"      Abbey acting through its branch at 21 Prescot Street, London E1 8AD and Citibank, N.A.,
                                        London Branch situated at Citigroup Centre, Canada Square, London E14 5LB

"previous issues"                       the issue of the previous notes by the previous issuing entities

"previous issuing entities"             Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC,
                                        Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC,
                                        Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC and Holmes Financing (No. 9) PLC
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
"previous Financing security trustee"   The Bank of New York, London Branch at One Canada Square, London, E14 5AL and JPMorgan Chase
                                        Bank, N.A., London Branch at Trinity Tower, 9 Thomas More Street, London E1W 1YT

"previous noteholders"                  the holders of previous notes, or any of them as the context requires

"previous notes"                        includes all of the class A previous notes, the class B previous notes, the class C previous notes, the class D previous notes and the class M previous notes

"previous note trustee"                 The Bank of New York, London Branch at One Canada Square, London, E14 5AL and JPMorgan Chase
                                        Bank, N.A., London Branch at Trinity Tower, 9 Thomas More Street, London E1W 1YT

"previous security trustee"             JPMorgan Chase Bank, N.A., London Branch at Trinity Tower, 9 Thomas More Street, London E1W
                                        1YT

"previous swap agreements"              the swap agreements entered into between the previous issuing entities and the previous swap providers in relation to the previous swaps

"previous swap providers"               Barclays Bank PLC, UBS AG (acting through its business group UBS Warburg), General Re
                                        Financial Securities Limited, Westdeutsche Landesbank Girozentrale, Credit Suisse First
                                        Boston International, Citibank, N.A., London Branch, Banque AIG, London branch, Swiss Re
                                        Financial Products Corporation or any of them as the context requires

"previous swaps"                        the dollar currency swaps, the euro currency swaps and the fixed-floating interest swap entered into by Holmes Financing (No. 1) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 2) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 3) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes
                                        Financing (No. 4) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 5) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing
                                        (No. 6) PLC, the dollar currency swaps and euro currency swaps entered into by Holmes
                                        Financing (No. 7) PLC, the dollar currency swaps and the euro currency swaps entered into by
                                        Holmes Financing (No. 8) PLC and the dollar currency swaps and the euro currency swap entered into by Holmes Financing (No. 9) PLC, each under the previous swap agreements

"previous term A advances"              the advances made by the previous issuing entities to Funding under the previous intercompany loan agreements from the proceeds of the issue of the series 1 class M previous notes, the series 2 class M previous notes, the series 3 class M previous notes and the series 4 class M previous notes

"previous term AA advances"             the advances made by the previous issuing entities to Funding under the previous intercompany loan agreements from the proceeds of issue of the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes, the series
                                        4 class B previous notes and the series 5 class B previous notes

"previous term AAA advances"            the advances made by the previous issuing entities to Funding under the previous intercompany loan agreements from the proceeds of issue of the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes, the series
                                        4 class A previous notes and the series 5 class A previous notes

"previous term advances"                the term advances made under the previous intercompany loans, funded from the proceeds of the previous notes, as described in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"
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
"previous term BB advance"              the advance made by Holmes Financing (No. 4) PLC to Funding under the previous intercompany loan agreement from the proceeds of issue of its series 3 class D previous notes

"previous term BBB advances"            the advances made by the previous issuing entities to Funding under the previous intercompany loan agreements from the proceeds of issue of the series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes, the series
                                        4 class C previous notes and the series 5 class C previous notes

"principal deficiency ledger"           the ledger of such name maintained by the cash manager, comprising on the closing date four sub-ledgers, the AAA principal deficiency sub-ledger, the AA principal deficiency sub-ledger, the A principal deficiency sub-ledger and the BBB principal deficiency sub-ledger and which records any deficiency of principal (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding available revenue receipts) in respect of payments due under the current intercompany loans

"principal ledger"                      the ledger of such name maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record any retained principal receipts plus principal receipts on the loans and payments of principal from the mortgages trustee GIC account to Funding and the seller on each distribution date. Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

"principal paying agent"                JPMorgan Chase Bank, N.A., London Branch acting through its specified office at Trinity
                                        Tower, 9 Thomas More Street, London E1W 1YT

"principal payment rate"                the average monthly rolling principal payment rate on the loans for the 12 months immediately preceding the relevant distribution date, calculated on each payment rate date

"principal receipts"                    all principal amounts received from borrowers in respect of the loans or otherwise paid or recovered in respect of the loans and their related security representing monthly repayments of principal, prepayments of principal, redemption proceeds and amounts recovered on enforcement representing principal (but excluding principal received or treated as received in respect of a loan subsequent to the completion of enforcement procedures and certain early repayment fees)

"product switch"                        a variation to the financial terms and conditions of a loan other than:

                                        (a)    any variation agreed with a borrower to control or manage arrears on the loan;

                                        (b)    any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

                                        (c)    any variation imposed by statute;

                                        (d)    any variation of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans comprised in the trust property in any interest period; or

                                        (e)    any variation in the frequency with which the interest payable in respect of the loan is charged

"purpose-built"                         in respect of a residential dwelling, built or made for such a residential purpose (as opposed to converted)
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
"quarterly cash amount"                 the cash amount to be accumulated and set aside by Funding in relation to the Financing series 1 term AAA advance in the amounts of (pound)[o], (pound)[o], (pound)[o] and
                                        (pound)[o] on the interest payment dates falling in [o], [o], [o] and [o], respectively, and which are recorded in the cash accumulation sub-ledger

"rating"                                rating assigned by the rating agencies to the current notes or new notes

"rating agencies"                       each of Moody's, Standard & Poor's and Fitch

"reasonable, prudent mortgage lender"   includes a lender acting within the policy applied by the seller from time to time to the originating, underwriting and servicing of loans beneficially owned by the seller outside the mortgages trust

"receiver"                              a receiver appointed by the Financing security trustee and/or the security trustee, respectively pursuant to the Financing deed of charge and/or the Funding deed of charge

"reference banks"                       at the closing date, the London office of each of the following banks: ABN AMRO Bank N.V.,
                                        Barclays Bank PLC, Citibank, N.A. and The Royal Bank of Scotland PLC

"reference date"                        [o], 2006.

"Registers of Scotland"                 the Land Register of Scotland and/or the General Register of Sasines

"registrar"                             J.P. Morgan Bank Luxembourg S.A. at 5, rue Plaetis, L-2338 Luxembourg, Grand Duchy of
                                        Luxembourg

"Reg S"                                 Regulation S under the Securities Act

"Reg S notes"                           the series 4 Financing notes

"regulated mortgage contract"           as currently defined under FSMA (with effect from N(M), a credit agreement is a regulated mortgage contract if, at the time it is entered into: (i) the contract is one under which the lender provides credit to an individual or to a trustee; (ii) the contract provides that the obligation of the individual/ trustee to repay is to be secured by a first legal mortgage on land (other than timeshare accommodation) in the UK; and (iii) at least 40 per cent. of that land is used, or is intended to be used, as or in connection with a dwelling by the individual or (in the case of credit provided to the trustee) by an individual who is a beneficiary of the trust, or by a related person (and, for the avoidance of doubt, where a contract provides for such repayment obligation to be secured by, in Scotland, a first standard security, that contract can amount to a "regulated mortgage contract" if the other elements of the definition are satisfied)

"Regulations"                           means the Unfair Terms in Consumer Contract Regulations 1994 and 1999

"reinstatement"                         means in relation to a property that has been damaged, repairing or rebuilding that property to the condition that it was in prior to the occurrence of the damage

"related security"                      in relation to a loan, the security for the repayment of that loan including the relevant mortgage and all other matters applicable thereto acquired as part of the portfolio assigned to the mortgages trustee

"relevant bullet amount"                the meaning given to it under "The mortgages trust - Cash management and allocation of trust property - principal receipts"

"relevant issuing entities"             the previous issuing entities, the issuing entity and any new issuing entities, as applicable

"relevant deposit amount"               means the sum of the following:

                                        (a)    either:

                                               (i)  prior to any optional redemption date in respect of the Financing notes, any new notes or any previous notes (pursuant to the terms and conditions thereof) or if an optional redemption date has occurred in respect of the Financing notes, any new notes or any previous notes (pursuant to the terms and conditions thereof)
                                                    and the option has been exercised by the issuing entity, any new issuing entity or, as the case may be, any previous issuing entity, an amount equal to:

                                                    [the Funding share of the trust property (as most recently calculated)/ the
                                                    Funding share of the trust property on the closing date] x the first reserve fund required amount; or
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
                                               (ii) if the issuing entity, any new issuing entity or any previous issuing entity does not exercise its option to redeem the Financing notes, any new notes or any previous notes issued by it on any optional redemption date pursuant to the terms and conditions thereof, an amount equal to:
                                                    the Funding share of the trust property (as most recently calculated)/ the
                                                    Funding share of the trust property on the closing date x the first reserve fund required amount x 2;

                                        (b)    any amounts standing to the credit of the Funding GIC account which will be applied on the next following interest payment date to pay term advances which in turn will result in any notes, any new notes or any previous notes having ratings of AAA, AA,
                                               A-1+ or A-1 from Standard & Poor's to be redeemed in whole or in part;

                                        (c)    any amounts standing to the credit of the mortgages trustee GIC account which will be distributed to Funding on the next following distribution date and which will be applied by Funding on the next following interest payment date to pay term advances which in turn will result in any notes, any new notes or any previous notes having ratings of AAA, AA, A-1+ or A-1 from Standard & Poor's to be redeemed in whole or in part; and

                                        (d)    any other amounts standing to the credit of accounts maintained by the mortgages trustee, Funding or the issuing entity, new issuing entity or previous issuing entity with any Financing account bank and which would otherwise be required by Standard &
                                               Poor's to be rated A-1+;
                                               less any amounts invested in authorised investments or maintained in accounts at a bank rated at least A-1+ by Standard & Poor's

"reserve funds"                         the first reserve fund, the second reserve fund, the Funding reserve fund and the Funding liquidity reserve fund

"reserve ledgers"                       the first reserve ledger, the second reserve ledger, the Funding reserve ledger and Funding liquidity reserve ledger

"retained principal receipts"           the meaning given to it under "The mortgage trust - Cash management and allocation of trust property - principal receipts"

"revenue ledger"                        the ledger(s) of such name created and maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record revenue receipts on the loans and interest from alternative accounts and the mortgages trustee GIC account and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller on each distribution date. The revenue ledger and the principal ledger together reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee
                                        GIC account and the alternative accounts

"revenue receipts"                      amounts received by the mortgages trustee in respect of the loans other than principal receipts and third party amounts and whether received in the mortgages trustee GIC account or any alternative account
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
"reward cashback"                       an amount that the seller has agreed to pay to a borrower under a reward loan at periodic intervals whilst such reward loan is outstanding

"reward loan"                           a loan which includes a reward cashback

"scheduled amortisation amount"         (a)    in respect of the Financing series 3 term AAA advance, the sum of (pound)[o] due on each of the three scheduled repayment dates of the Financing series 3 term AAA advance;

                                        (b)    in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No.
                                               9) PLC, the sum of (pound)253,265,000 due on each of the two scheduled repayment dates of the previous series 3 term AAA advance;

                                        (c)    in respect of the previous series 3A2 term AAA advance made by Holmes Financing (No.
                                               9) PLC, the sum of (pound)200,000,000 due on each of the two scheduled repayment dates of the previous series 3A2 term AAA advance;

                                        (d)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 8)
                                               PLC, the sum of (pound)221,199,000 due on each of the three scheduled repayment dates of the previous series 3 term AAA advance;

                                        (e)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 7)
                                               PLC, the sum of (pound)160,500,000 due on each scheduled repayment date of the previous series 3 term AAA advance; and

                                        (f)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2)
                                               PLC, the sum of (pound)125,000,000 due on each scheduled repayment date of the previous series 3 term AAA advance;

"scheduled amortisation period"         the period commencing on the distribution date falling three months prior to the scheduled repayment date of a scheduled amortisation amount and which ends on the date that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding

"scheduled amortisation term
advances"                               the Financing series 3 term AAA advance, the previous series 3 term AAA advance made by
                                        Holmes Financing (No. 9) PLC, the previous series 3 term AAA advance made by Holmes
                                        Financing (No. 8) PLC, the previous series 3 term AAA advance made by Holmes Financing (No.
                                        7) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC and any new term advance that is payable in scheduled amounts on more than one scheduled repayment date

"scheduled redemption dates"            (a)    in respect of the series 1 class A Financing notes, the interest payment date in [o];

                                        (b)    in respect of the series 2 class A Financing notes, the interest payment date in [o];

                                        (c)    in respect of the series 3 class A Financing notes, the interest payment dates in
                                               [o], [o] and [o]; and

                                        (d)    in respect of the series 4 class A Financing notes, the interest payment date in [o]

"scheduled repayment"                   the principal amount due to be paid on the scheduled repayment date of the relevant term advances

"scheduled repayment dates"             (a)    in respect of the Financing series 1 term AAA advance, the interest payment date in
                                               [o];

                                        (b)    in respect of the Financing series 2 term AAA advance, the interest payment date in
                                               [o];
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
                                        (c)    in respect of the Financing series 3 term AAA advance, the interest payment dates in
                                               [o], [o] and [o];

                                        (d)    in respect of the Financing series 4 term AAA advances, the interest payment date in
                                               [o];

                                        (e)    in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 9)
                                               PLC, the interest payment date in December 2006;

                                        (f)    in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 9)
                                               PLC, the interest payment date in October 2008;

                                        (g)    in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No.
                                               9) PLC, the interest payment dates in January 2010 and April 2010;

                                        (h)    in respect of the previous series 3A2 term AAA advance made by Holmes Financing (No.
                                               9) PLC, the interest payment dates in January 2010 and April 2010;

                                        (i)    in respect of the previous series 4 term AAA advance made by Holmes January 2007;

                                        (j)    in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 8)
                                               PLC, the interest payment date in January 2007;

                                        (k)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 8)
                                               PLC, the interest payment dates in April 2008, July 2008 and October 2008;

                                        (l)    in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 8)
                                               PLC, the interest payment date in January 2009;

                                        (m)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 7)
                                               PLC, the interest payment dates in January 2007 and April 2007;

                                        (n)    in respect of the Financing series 4 term AAA advance made by Holmes Financing (No.
                                               7) PLC, the interest payment date on or after the interest payment date on which the previous series 3 term A advance made by Holmes Financing (No. 7) PLC has been fully repaid;

                                        (o)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 6)
                                               PLC, the interest payment date in April 2007;

                                        (p)    in respect of the previous series 4A1 term AAA advance made by Holmes Financing (No.
                                               6) PLC, the interest payment date in October 2007;

                                        (q)    in respect of the previous series 4A2 term AAA advance made by Holmes Financing (No.
                                               6) PLC, the interest payment date in October 2007;

                                        (r)    in respect of the previous series 5 term AAA advance made by Holmes Financing (No. 6)
                                               PLC, the interest payment date in April 2008;

                                        (s)    in respect of the previous series 3 term AAA advances made by Holmes Financing (No.
                                               5) PLC, the interest payment date in October 2006;
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
                                        (t)    in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4)
                                               PLC, the interest payment date in October 2006;

                                        (u)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 3)
                                               PLC, the interest payment date in July 2006;

                                        (v)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2)
                                               PLC, the interest payment date in July 2006;

                                        (w)    in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 2)
                                               PLC, the interest payment date falling in October 2007;

                                        (x)    in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1)
                                               PLC, the interest payment date in July 2007;

                                        (y)    in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1)
                                               PLC, the interest payment date in July 2010;

                                        (z)    in respect of any new term advance which is intended to be a bullet term advance, the scheduled repayment date of that bullet term advance; and

                                        (aa)   in respect of any new term advance which is intended to be a scheduled amortisation term advance, the scheduled repayment dates for those scheduled amortisation term advances

"Scottish loan"                         a loan secured by a Scottish mortgage

"Scottish mortgage"                     a mortgage over a property in Scotland

"Scottish mortgage conditions"          the mortgage conditions applicable to Scottish loans

"SEC"                                   The United States Securities and Exchange Commission

"second reserve fund"                   reserve fund established on 29th November, 2000 and funded from excess Funding available revenue receipts, as described further in "Credit structure - Second reserve fund", and further funded on 5th July, 2001 from part of the proceeds of the previous term BB advance

"second reserve fund required amount"   an amount calculated in accordance with the formula set out in "Credit structure - Second reserve fund"

"second reserve ledger"                 a ledger maintained by the cash manager to record the amount credited to the second reserve fund, and subsequent withdrawals and deposits in respect of the second reserve fund

"second start-up loan"                  the loan made by the start-up loan provider to Funding under the second start-up loan agreement which was used in part to fund the first reserve fund

"second start-up loan agreement"        the agreement entered into on 29th November, 2000 between the start-up loan provider and
                                        Funding under which the second start-up loan was made by the start-up loan provider to
                                        Funding

"Securities Act"                        the United States Securities Act of 1933, as amended

"security trustee"                      JPMorgan Chase Bank, N.A., London Branch at Trinity Tower, 9 Thomas More Street, London E1W
                                        1YT

"seller"                                Abbey
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
"seller's policy"                       the originating, underwriting, administration, arrears and enforcement policy applied by the seller from time to time to loans and their related security owned solely by the seller

"seller share"                          the seller share of the trust property from time to time as calculated on each distribution date

"seller share event"                    the meaning given to it under "The mortgages trust - Cash management and allocation of trust property - principal receipts"

"seller share event distribution date"  a distribution date on which a seller share event occurs

"seller share percentage"               the seller share percentage of the trust property from time to time as calculated on each distribution date

"semi-detached"                         a house joined to another house on one side only

"senior expenses"                       amounts ranking in priority to interest due on the term advances

"series 1 class A Financing notes"      the $[o] series 1 class A floating rate Financing notes due [o]

"series 1 class B Financing notes"      the $[o] series 1 class B floating rate Financing notes due [o]

"series 1 class C Financing notes"      the $[o] series 1 class C floating rate Financing notes due [o]

"series 2 class A Financing notes"      the $[o] series 2 class A floating rate Financing notes due [o]

"series 2 class B Financing notes"      the $[o] series 2 class B floating rate Financing notes due [o]

"series 2 class C Financing notes"      the $[o] series 2 class C floating rate Financing notes due [o]

"series 3 class A Financing notes"      the $[o] series 3 class A floating rate Financing notes due [o]

"series 3 class B Financing notes"      the $[o] series 3 class B floating rate Financing notes due [o]

"series 3 class C Financing notes"      the $ [o] series 3 class C floating rate Financing notes due [o]

"series 4 class A Financing notes"      the series 4 class A1 Financing notes, the series 4 class A2 Financing notes and the series
                                        4 class A3 Financing notes

"series 4 class A1 Financing notes"     the (pound)[o] series 4 class A1 floating rate Financing notes due [o]

"series 4 class A2 Financing notes"     the (euro)[o] series 4 class A2 floating rate Financing notes due [o]

"series 4 class A3 Financing notes"     the (pound)[o] series 4 class A3 fixed-floating rate Financing notes due [o]

"series 4 class B Financing notes"      the (pound)[o] series 4 class B floating rate Financing notes due [o]

"series 4 class C Financing notes"      the (pound)[o] series 4 class C floating rate Financing notes due [o]

"series 1 class A Financing dollar      the Financing dollar currency swap entered into in relation to the series 1
currency swap"                          class A Financing notes

"series 1 class B Financing dollar      the Financing dollar currency swap entered into in relation to the series 1
currency swap"                          class B Financing notes
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
"series 1 class C Financing dollar      the Financing dollar currency swap entered into in relation to the series 1
currency swap"                          class C Financing notes

"series 2 class A Financing dollar      the Financing dollar currency swap entered into in relation to the series 2
currency swap"                          class A Financing notes

"series 2 class B Financing dollar      the Financing dollar currency swap entered into in relation to the series 2
currency swap"                          class B Financing notes

"series 2 class C Financing dollar      the Financing dollar currency swap entered into in relation to the series 2
currency swap"                          class C Financing notes

"series 3 class A Financing dollar      the Financing dollar currency swap entered into in relation to the series 3
currency swap"                          class A Financing notes

"series 3 class B Financing dollar      the Financing dollar currency swap entered into in relation to the series 3
currency swap"                          class B Financing notes

"series 3 class C Financing dollar      the Financing dollar currency swap entered into in relation to the series 3
currency swap"                          class C Financing notes

"series 4 class A2 Financing euro       the Financing euro currency swap entered into in relation to the series 4 class
currency swap"                          A2 Financing notes

"series 4 class A3 Financing interest   the Financing interest rate swap entered into in relation to the series 4 class
rate swap"                              A3 Financing notes

"series 1 class A Financing dollar      the series 1 Financing swap provider
currency swap provider"

"series 1 class B Financing dollar      the series 1 Financing swap provider
currency swap provider"

"series 1 class C Financing dollar      the series 1 Financing swap provider
currency swap provider"

"series 2 class A Financing dollar      the series 2 Financing swap provider
currency swap provider"

"series 2 class B Financing dollar      the series 2 Financing swap provider
currency swap provider"

"series 2 class C Financing dollar      the series 2 Financing swap provider
currency swap provider"

"series 3 class A Financing dollar      the series 3 Financing swap provider
currency swap provider"

"series 3 class B Financing dollar      the series 3 Financing swap provider
currency swap provider"

"series 3 class C Financing dollar      the series 3 Financing swap provider
currency swap provider"

"series 4 class A2 Financing dollar     the Financing euro currency swap provider
currency swap provider"

"series 4 class A3 Financing interest   [o], or such other swap provider appointed from time to time in relation to the
rate swap provider"                     series 4 class A3 Financing notes
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
"series 1 class A previous notes"       the series 1 class A previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 1 class B previous notes"       the series 1 class B previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 1 class C previous notes"       the series 1 class C previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 1 class M previous notes"       the series 1 class M previous notes issued by Holmes Financing (No. 7) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 2 class A previous notes"       the series 2 class A previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 2 class A1 previous notes"      the series 2 class A1 previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 2 class A2 previous notes"      the series 2 class A2 previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 2 class B previous notes"       the series 2 class B previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 2 class C previous notes"       the series 2 class C previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 2 class M previous notes"       the series 2 class M previous notes issued by Holmes Financing (No. 7) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 3 class A previous notes"       the series 3 class A previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 3 class A1 previous notes"      the series 3 class A1 previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 3 class A2 previous notes"      the series 3 class A2 previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 3 class B previous notes"       the series 3 class B previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 3 class C previous notes"       the series 3 class C previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 3 class D previous notes"       the series 3 class D1 previous notes, the series 3 class D2 previous notes and the series 3 class D3 previous notes

"series 3 class D1 previous notes"      the series 3 class D1 previous notes issued by Holmes Financing (No. 4) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"
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

"series 3 class D2 previous notes"      the series 3 class D2 previous notes issued by Holmes Financing (No. 4) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 3 class D3 previous notes"      the series 3 class D3 previous notes issued by Holmes Financing (No. 4) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 3 class M previous notes"       the series 3 class M previous notes issued by Holmes Financing (No. 7) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 4 class A previous notes"       the series 4 class A previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 4 class B previous notes"       the series 4 class B previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 4 class A1 previous notes"      the series 4 class A1 previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 4 class A2 previous notes"      the series 4 class A2 previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 4 class C previous notes"       the series 4 class C previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 4 class M previous notes"       the series 4 class M previous notes issued by the previous issuing entities, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 5 class A previous notes"       the series 5 class A previous notes issued by Holmes Financing (No. 6) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 5 class B previous notes"       the series 5 class B previous notes issued by Holmes Financing (No. 6) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 5 class C previous notes"       the series 5 class C previous notes issued by Holmes Financing (No. 6) PLC, as described further in "Description of the previous issuing entities, the previous notes and the previous intercompany loans"

"series 1 Financing notes"              the series 1 class A Financing notes, the series 1 class B Financing notes and the series 1 class C Financing notes

"series 2 Financing notes"              the series 2 class A Financing notes, the series 2 class B Financing notes and the series 2 class C Financing notes

"series 3 Financing notes"              the series 3 class A Financing notes, the series 3 class B Financing notes and the series 3 class C Financing notes

"series 4 Financing notes"              the series 4 class A Financing notes, the series 4 class B Financing notes and the series 4 class C Financing notes

"series 1 Financing swap provider"      [o], or such other swap provider appointed from time to time in relation to the series 1 Financing notes

"series 2 Financing swap provider"      [o], or such other swap provider appointed from time to time in relation to the series 2 Financing notes

"series 3 Financing swap provider"      [o], or such other swap provider appointed from time to time in relation to the series 3 Financing notes
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

"series 1 term AAA cash amount"         the cash amount to be accumulated and set aside by Funding in relation to the
                                        Financing series 1 term AAA advance in relation to the series 1 class A
                                        Financing notes or any previous term AAA advance in relation to series 1 class A previous notes, which is recorded in the cash accumulation sub-ledger of the relevant issuing entity and which as at the date of this prospectus comprises the Holmes Financing (No. 8) PLC cash amount, the Holmes Financing (No. 9) PLC cash amount and the Holmes Financing (No. 10) PLC cash amount

"servicer"                              Abbey or such other person as may from time to time be appointed as servicer of the portfolio pursuant to the servicing agreement

"servicing agreement"                   the agreement between the mortgages trustee, the security trustee and Funding under which the servicer agrees to administer the loans and their related security comprised in the portfolio, as described further in "The servicing agreement"

"seventh start-up loan"                 the loan made by the start-up loan provider to Funding under the seventh start-up loan agreement

"seventh start-up loan agreement"       the agreement entered into on 26th March, 2003 between the start-up loan provider and Funding under which the seventh start-up loan was made by the start-up loan provider to Funding

"shortfall"                             the deficiency of Funding available income receipts on an interest payment date over the amounts due by Funding under the Funding pre- enforcement revenue priority of payments

"sixth start-up loan"                   the loan made by the start-up loan provider to Funding under the sixth start-up loan agreement

"sixth start-up loan agreement"         the agreement entered into on 7th November, 2002 between the start-up loan provider and Funding under which the sixth start-up loan was made by the start-up loan provider to Funding

"specified minimum rate"                the rate specified in the offer conditions

"stabilised rate"                       the rate to which any loan reverts after the expiration of any period during which any alternative method(s) of calculating the interest rate specified in the offer conditions are used

"Standard & Poor's"                     Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

"start-up loan agreements"              the current start-up loan agreements and all new start-up loan agreements

"start-up loan provider"                Abbey, in its capacity as provider of the first start-up loan, the second start-up loan, the third start-up loan, the fourth start-up loan, the fifth start-up loan, the sixth start-up loan, the seventh start-up loan and the eighth start-up loan

"sterling Financing notes"              the series 4 class A1 Financing notes, the series 4 class A3 Financing notes, the series 4 class B Financing notes and the series 4 class C Financing notes

"SVR"                                   the Abbey SVR or the mortgages trustee SVR, as applicable

"SVR loan"                              a loan which is subject to the mortgages trustee SVR or, as applicable, the
                                        Abbey SVR

"swap agreements"                       the Funding swap agreement and the Financing swap agreements

"swap early termination event"          a circumstance in which a swap agreement can be terminated prior to its scheduled termination date

"swap providers"                        the Funding swap provider and/or any of the Financing swap providers
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
"swap replacement payment"              any payment received by the issuing entity from a replacement swap counterparty as consideration for the entry into by the issuing entity of a replacement swap

"TARGET business day"                   a day on which the Trans-European Automated Real-time Gross settlement Express
                                        Transfer (TARGET) System is open

"tenth start-up loan"                   the loan made by the start-up loan provider to Funding under the tenth start-up loan agreement

"tenth start-up loan agreement"         the agreement entered into on [o], 2006 between the start-up loan provider and
                                        Funding under which the tenth start-up loan was made by the start-up loan provider to Funding

"term A advances"                       the previous term A advances and any new term A advance made by a new issuing entity to Funding that has a term advance rating of "A" or its equivalent

"term AA advances"                      the previous term AA advances, the Financing term AA advances and any new term
                                        AA advance made by a new issuing entity to Funding that has a term advance rating of "AA" or its equivalent

"term AAA advances"                     the previous term AAA advances, the Financing term AAA advances and any new term
                                        AAA advance made by a new issuing entity to Funding that has a term advance rating of "AAA" or its equivalent

"term BB advances"                      the previous term BB advance and any new term BB advance made by a new issuing entity to Funding that has a term advance rating of "BB" or its equivalent

"term BBB advances"                     the previous term BBB advances, the Financing term BBB advances and any new term
                                        BBB advance made by a new issuing entity to Funding that has a term advance rating of "BBB" or its equivalent

"term advances"                         the term AAA advances, the term AA advances, the term A advances, the term BBB advances and the term BB advances outstanding from time to time

"term advance rating"                   the designated rating assigned to a term advance which corresponds to the rating of the class of notes when first issued to provide funds for that term advance so that, for example, any term AAA advance has a term advance rating of "AAA" to reflect the ratings of AAA/Aaa/AAA then assigned to the corresponding notes
                                        (other than the Financing series 1 class A Financing notes)

"terraced"                              a house in a row of houses built in one block in a uniform style

"third party amounts"                   includes:

                                        (a)   payments of high loan-to-value fees due to the seller;

                                        (b)   amounts under a direct debit which are repaid to the bank making the payment if such bank is unable to recoup that amount itself from its customer's account; or

                                        (c)   payments by borrowers of early repayment fees and product charges which are due to the seller

"third start-up loan"                   the loan made by the start-up loan provider to Funding under the third start-up loan agreement which was used in part to fund the first reserve fund

"third start-up loan agreement"         the agreement entered into on 23rd May, 2001 between the start-up loan provider and Funding under which the third start- up loan was made by the start-up loan provider to Funding
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                                      311
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
"tracker loan"                          a loan where interest is linked to a variable interest rate other than the SVR.
                                        For example, the rate on a tracker loan may be set at a fixed or variable margin above or below sterling LIBOR or above or below rates set from time to time by the Bank of England

"tracker rate"                          the rate of interest applicable to a tracker loan (before applying any cap or minimum rate)

"transaction documents"                 the Financing transaction documents, the previous intercompany loan agreements, the current start-up loan agreements, the previous swap agreements, other documents relating to the issue of previous notes by the previous issuing entities and any new intercompany loan agreements, new start-up loan agreements, new swap agreements, other documents relating to issues of new notes by new issuing entities, the mortgages trustee guaranteed investment contract and all other agreements referred to therein

"transfer agent"                        J.P. Morgan Bank Luxembourg S.A. at 5 rue Plaetis, L-2238, Luxembourg

"trigger event"                         an asset trigger event and/or a non-asset trigger event

"trust property"                        includes:

                                        (a)   the sum of (pound)100 settled by the corporate services provider on trust on the date of the mortgage trust deed;

                                        (b)   the current portfolio of loans and their related security assigned to the mortgages trustee by the seller;

                                        (c)   any new loans and their related security assigned to the mortgages trustee by the seller after the closing date;

                                        (d)   any drawings under flexible loans;

                                        (e)   any interest and principal paid by borrowers on their loans;

                                        (f)   any other amounts received under the loans and related security (excluding third party amounts); and

                                        (g)   amounts on deposit and interest earned on such amounts in the mortgages trustee GIC account and in the alternative accounts

"UK Listing Authority"                  the FSA in its capacity as competent authority under FSMA

"underpayment"                          a reduced payment by the borrower under a flexible loan and where such reduced payment is in place of the monthly payment set out in the mortgage offer (or any changed monthly payment subsequently notified by the lender to the borrower), where there are sufficient available funds to fund the difference between the monthly payment and this reduced payment and where the borrower is not in breach of the mortgage terms for making such payment

"underwriters"                          Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities
                                        (USA) Inc. in respect of the series 1 Financing notes, the series 2 Financing notes and the series 3 Financing notes

"United States holder"                  a beneficial owner of Financing notes who is a "United States person"

"United States person"                  (a)   a citizen or resident of the United States;

                                        (b)   a domestic partnership;

                                        (c)   a domestic corporation;

                                        (d)   any estate (other than a foreign estate); and

                                        (e)   any trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust; and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust
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
"US paying agent"                       JPMorgan Chase Bank, N.A., New York Branch at 450 West 33rd Street, New York, NY
                                        10001-2697

"US tax counsel"                        Cleary Gottlieb Steen & Hamilton LLP

"USD-LIBOR"                             the London Interbank Offer Rate for dollar deposits, as determined by the agent bank on the following basis:

                                        (1)    on the interest determination date applicable to the series 1 class A
                                               Financing notes, the series 1 class B Financing notes, the series 1 class
                                               C Financing notes, the series 2 class A Financing notes, the series 2 class B Financing notes, the series 2 class C Financing notes, the series
                                               3 class A Financing notes, the series 3 class B Financing notes and the series 3 class C Financing notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in dollars for the relevant interest period. The USD-LIBOR for the first interest period shall be (in the case of the series 1 class A Financing notes) linear interpolation of the arithmetic mean of such offered quotations for two-weeks and one-month US dollar deposits and in all other cases the linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month US dollar deposits (rounded upwards, if necessary, to five decimal places).

                                               This will be determined by reference to the display as quoted on the
                                               Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No.
                                               3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuing entity with the approval of the note trustee will be used.

                                               In each of these cases, the determination will be made as at or about
                                               11.00 a.m., London time, on that date. This is called the screen rate for the series 1 class A Financing notes, the series 1 class B Financing notes, the series 1 class C Financing notes, the series 2 class A
                                               Financing notes, the series 2 class B Financing notes, the series 2 class
                                               C Financing notes, the series 3 class A Financing notes, the series 3 class B Financing notes and the series 3 class C Financing notes;

                                        (2)    if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

                                               o    request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for dollar deposits of the equivalent amount and for a time equal to the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

                                               o    calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                                        (3)    if on any such interest determination date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

                                        (4)    if fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuing entity for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

"valuation"                             a methodology for determining the value of a property which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "The servicer and the servicing agreement - The servicing agreement - Undertakings by the servicer") and which has been approved by the Director of Group Property and
                                        Survey of the seller

"valuation fee"                         a fee incurred by borrowers as a result of the seller or servicer obtaining a valuation of the property

"variable mortgage rate"                the rate of interest which determines the amount of interest payable each month on a variable rate loan

"variable rate loan"                    a loan where the interest rate payable by the borrower varies in accordance with a specified variable rate

"VAT"                                   value added tax

"WAFF"                                  weighted average repossession frequency

"WALS"                                  weighted average loss severity

"withholding tax"                       a tax levied under UK law, as further described in "United Kingdom taxation -
                                        Withholding tax"

                                     Annex A

           Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC,
           Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC
                        and Holmes Financing (No. 9) PLC
      Periodic Report re Holmes Trustees Limited and Holmes Funding Limited
                  For Period 11th April, 2006 to 8th May, 2006

All values are in thousands of pounds sterling unless otherwise stated

Mortgage Asset Analysis

Analysis of Mortgage Trust Movements

                             -------------------------------------
                                        Current Period
                             -------------------------------------
                               Number                (pound)000's
                             -------------------------------------
Brought Forward                    389,880            29,627,943
Replenishment                       15,414             1,587,474
Repurchased                         (5,333)             (465,189)
Redemptions                         (8,574)             (739,280)
Losses                                 (34)                 (185)
Capitalised Interest                     0                 3,486(*see below )
Other Movements                          0                     0
                             -------------------------------------
Carried Forward                    391,353            30,014,249
                             =====================================


* Capitalised interest refers to interest due met from amounts standing to the credit of overpayment facilities on flexible loans

                             -------------------------------------
                                      Cumulative
                             -------------------------------------
                               Number                (pound)000's
                             -------------------------------------
Brought Forward                    115,191             6,399,214
Replenishment                    1,186,035            94,125,258
Repurchased                       (376,359)          (28,463,203)
Redemptions                       (532,531)          (42,193,811)
Losses                                (983)               (2,238)
Capitalised Interest                     0               149,029(*see above)
Other Movements                          0                     0
                             -------------------------------------
Carried Forward                    391,353            30,014,249
                             =====================================

                        Trust Payment Rate     Annualised Trust
                              (CPR)           Payment Rate (CPR)
                        ----------------------------------------
  1 Month                           4.07%                 39.23% (including
                        ----------------------------------------
  3 Month                          13.78%                 44.74% redemptions and
                        ----------------------------------------
12 Month                           47.47%                 47.47% repurchases)
                        ----------------------------------------

Asset Profiles
--------------

Weighted Average Seasoning                  37.58   months
                                 ----------------
Weighted Average Loan size       (pound)76,693.55
                                 ----------------
Weighted Average LTV                        66.28%  *** (see below)
                                 ----------------
Weighted Average Indexed LTV                54.13%  using Halifax House Price Index
                                 ----------------
Weighted Average Indexed LTV                52.71%  using Nationwide House Price Index
                                 ----------------
Weighted Average Remaining Term             17.83   Years
                                 ----------------

Product Type Analysis                              (pound)000's                 %
---------------------                              ------------             -------
Variable Rate                                       10,321,900               34.39%
Fixed Rate                                           6,756,207               22.51%
Tracker Rate                                        12,936,141               43.10%
                                                   ------------             -------
                                                    30,014,249              100.00%
                                                   ============             =======


As at 08 May 2006 approximately 12.84% of the loans were flexible loans

Repayment Method Analysis                           (pound)000's                %
-------------------------                           ------------            -------
Endowment                                             4,850,303              16.16%
Interest Only                                         5,987,843              19.95%
Repayment                                            19,176,104              63.89%
                                                    ------------            -------
                                                     30,014,249             100.00%
                                                    ============            =======


As at 08 May 2006 approximately 15.44% of the loans were written under Abbey's policy of non-income verification

Loan Purpose Analysis                              (pound)000's                 %
---------------------                              ------------             -------
Purchase                                            20,961,952               69.84%
Remortgage                                           9,052,297               30.16%
                                                   ------------             -------
                                                    30,014,249              100.00%
                                                   ============             =======

Mortgage Standard Variable Rate
-------------------------------
                           Effective Date                      Rate
                           --------------                      ----
                        01 September 2005                     6.50%
                        01 September 2004                     6.75%
                             01 July 2004                     6.50%
                             01 June 2004                     6.25%

Geographic Analysis
-------------------
Region                        Number    (pound)000's      %
------------------------  ------------  ------------  -------
East Anglia                     15,835     1,132,249    3.77%
East Midlands                   21,069     1,413,094    4.71%
Greater London                  67,600     6,584,710   21.94%
North                           16,636       942,804    3.14%
North West                      43,996     2,712,139    9.04%
Scotland                        25,631     1,475,365    4.92%
South East                     101,864     9,206,986   30.68%
South West                      30,500     2,329,168    7.76%
Wales                           18,013     1,072,215    3.57%
West Midlands                   25,827     1,701,380    5.67%
Yorkshire and Humberside        24,066     1,427,521    4.76%
Unknown                            316        16,618    0.06%
------------------------  ------------  ------------  -------
Total                          391,353    30,014,249  100.00%
------------------------  ============  ============  =======

Original LTV Bands
------------------
Range               Number   (pound)000's     %      Average Seasoning
                    -------  ------------  -------   -----------------
0.00 - 25.00         22,535       945,449     3.15%              29.66

25.01 - 50.00        94,974     5,903,803    19.67%              31.62

50.01 - 75.00       150,983    12,816,084    42.70%              33.64

75.01 - 80.00        18,055     1,611,765     5.37%              40.14

80.01 - 85.00        22,160     2,107,000     7.02%              39.10

85.01 - 90.00        38,201     3,673,744    12.24%              39.06

90.01 - 95.00        44,445     2,956,404     9.85%              58.60
                    -------  ------------  -------   -----------------
Total               391,353    30,014,249   100.00%              36.97
                    -------  ------------  -------   -----------------

*** The balance is the current outstanding balance on the account including accrued interest. The LTV is that at origination and excludes any capitalised high loan to value fees, valuation fees or booking fees.

Arrears
-------
Band                      Number   Principal   Overdue      %
                          -------  ----------  -------   -------
Current                   380,480  29,105,921   (3,068)    97.02%
1.00 - 1.99 months          5,590     484,298    4,006      1.61%
2.00 - 2.99 months          2,314     181,545    2,830      0.61%
3.00 - 3.99 months          1,076      83,465    1,857      0.28%
4.00 - 4.99 months            530      39,811    1,115      0.13%
5.00 - 5.99 months            368      29,444    1,011      0.10%
6.00 -11.99 months            709      55,627    2,870      0.19%
12 months and over             77       6,089      644      0.02%
Properties in Possession      209      15,154    1,630      0.05%
                          -------  ----------  -------   -------
Total                     391,353  30,001,354   12,895    100.00%
                          =======  ==========  =======   =======

Definition of Arrears
---------------------
This arrears multiplier is calculated as the arrears amount ( which is the difference between the expected monthly repayments and the amount that has actually been paid, i.e. a total of under and/or over payments ) divided by the monthly amount repayable. It is recalculated every time the arrears amount changes, i.e. on the date when a payment is due.

Movement in Shares of Trust
---------------------------
                                      Funding          Seller
                                    (pound)000's    (pound)000's
                                    ------------    ------------
Balance Brought Forward               13,523,035      16,104,908
Replenishment of Assets                        0       1,587,474
Acquisition by Funding                         0               0
Distribution of Principal Receipts      (179,866)     (1,024,603)
Allocation of Losses                         (84)           (101)
Share of Capitalised Interest              1,591           1,895
Payment Re Capitalised Interest           (1,591)          1,591
                                    ------------    ------------
Balance Carried Forward               13,343,085      16,671,164
                                    ============    ============

Carried Forward Percentage              44.45584%       55.54416%
                                    ============    ============

Minimum Seller Share                   1,513,977            5.04%
                                    ------------    ------------

Cash Accumulation Ledger
------------------------
                                                   (pound)000's
                                                   ------------
Brought Forward                                       1,188,777
                                                   ------------
Additional Amounts Accumulated                          180,337
Payment of Notes                                       (190,070)
                                                   ------------
Carried Forward                                       1,179,044
                                                   ============

Target Balance
                                                        669,859  payable on 17th July 2006

                                                        508,714  payable on 15th December 2006
                                                   ------------
                                                      1,178,573
                                                   ============


Excess Spread *
---------------
Quarter to 15/04/06                                     0.2602%
                                                   ------------
Quarter to 15/01/06                                     0.5407%
                                                   ------------
Quarter to 15/10/05                                     0.4882%
                                                   ------------
Quarter to 15/07/05                                     0.2536%
                                                   ------------

*Excess spread is calculated by reference to deferred consideration (determined according to relevant accounting policies) for the period, adjusted for non-cash related items and items relating to amounts falling due after transfers to the first and second reserve funds in the Funding Revenue Priority of Payments, expressed as a percentage of the average note balance over that period.

Reserve Funds                           First Reserve       Second Reserve    Funding Reserve
-------------                       ---------------------   ---------------   ---------------
Balance as at 18/04/2006            (pound)264,000,000.00       (pound)0.00       (pound)0.00
                                    ---------------------   ---------------   ---------------
Required Amount as at 18/04/2006    (pound)264,000,000.00       (pound)0.00       (pound)0.00
                                    ---------------------   ---------------   ---------------
Percentage of Notes                                  1.82%             0.00%             0.00%
                                    ---------------------   ---------------   ---------------

Properties in Possession

Stock
-----
                                        Current Period
                                        --------------
                                     Number      (pound)000's
                                  ------------   ------------
Brought Forward                            209         16,039
                                  ------------   ------------
Repossessed in Period                       46          7,999
                                  ------------   ------------
Sold in Period                             (35)        (7,254)
                                  ------------   ------------
Carried Forward                            220         16,784
                                  ============   ============

                                          Cumulative
                                          ----------
                                     Number      (pound)000's
                                  ------------   ------------
Repossessed to date                      1,197        130,728
Sold to date                              (977)      (113,944)
                                  ------------   ------------
Carried Forward                            220         16,784
                                  ============   ============

Repossession Sales Information
------------------------------
Average time Possession to Sale             97 Days
                                  ------------
Average arrears at time of Sale   (pound)4,819
                                  ------------

MIG Claim Status **
-------------------
                                     Number      (pound)000's
                                  ------------   ------------
MIG Claims made                            199          1,396
                                  ------------   ------------

**On the 14th October 2005, Abbey exercised its right to cancel all relevant MIG policies and therefore, none of the mortgage loans in the portfolio are currently covered by a MIG policy.


Trigger Events
--------------
There has been no debit to the AAA Principal Deficiency Ledger The Seller has not suffered an Insolvency Event The Seller is still the Servicer The Outstanding Principal balance is in excess of (pound)25 billion


Contact Details
---------------

If you have any queries regarding this report please contact the Securitisation Team via

Telephone : +44 (1908) 343232 / 344602 / 343836
Facsimilie :  +44 (1908) 343019
Email :          Securitisation@Abbey.com

Notes              Deal                    Rating (S&P/Moody's/Fitch      Outstanding       Reference Rate   Margin
-----              ----                    -------------------------      -----------       --------------   ------
Series 3 Class A1  Holmes Financing No.1   AAA/Aaa/AAA                 (pound)375,000,000         4.62688%    0.26%
Series 3 Class A2  Holmes Financing No.1   AAA/Aaa/AAA                 (euro) 320,000,000         2.76400%    0.26%
Series 3 Class B   Holmes Financing No.1   AA/Aa3/AA                    (pound)24,000,000         4.62688%    0.45%
Series 3 Class C   Holmes Financing No.1   BBB/Baa2/BBB                 (pound)30,000,000         4.62688%    1.60%
Series 4 Class A   Holmes Financing No.1   AAA/Aaa/AAA                 (pound)250,000,000                     6.62%
Series 4 Class B   Holmes Financing No.1   AA/Aa3/AA                    (pound)11,000,000         4.62688%    0.62%
Series 4 Class C   Holmes Financing No.1   BBB/Baa2/BBB                 (pound)14,000,000         4.62688%    1.75%
Series 3 Class A   Holmes Financing No.2   AAA/Aaa/AAA                 (pound)250,000,000         4.62688%    0.24%
Series 3 Class B   Holmes Financing No.2   AA/Aa3/AA                    (pound)19,000,000         4.62688%    0.45%
Series 3 Class C   Holmes Financing No.2   BBB/Baa2/BBB                 (pound)25,000,000         4.62688%    1.50%
Series 4 Class A   Holmes Financing No.2   AAA/Aaa/AAA                 (euro) 500,000,000         2.76400%    0.27%
Series 4 Class B   Holmes Financing No.2   AA/Aa3/AA                    (euro) 21,000,000         2.76400%    0.50%
Series 4 Class C   Holmes Financing No.2   BBB/Baa2/BBB                 (euro) 35,000,000         2.76400%    1.60%
Series 3 Class A   Holmes Financing No.3   AAA/Aaa/AAA                 (euro) 805,000,000         2.76400%    0.24%
Series 3 Class B   Holmes Financing No.3   AA/Aa3/AA                    (euro) 24,000,000         2.76400%    0.40%
Series 3 Class C   Holmes Financing No.3   BBB/Baa2/BBB                 (euro) 50,000,000         2.76400%    1.50%
Series 2 Class A   Holmes Financing No.4   AAA/Aaa/AAA                 (euro) 800,000,000                     5.05%
Series 2 Class B   Holmes Financing No.4   AA/Aa3/AA                    (euro) 35,800,000         2.76400%    0.40%
Series 2 Class C   Holmes Financing No.4   BBB/Baa2/BBB                 (euro) 53,800,000         2.76400%    1.45%
Series 3 Class A1  Holmes Financing No.4   AAA/Aaa/AAA                 (pound)550,000,000         4.62688%    0.23%
Series 3 Class A2  Holmes Financing No.4   AAA/Aaa/AAA                $       410,000,000         5.06825%    0.23%
Series 3 Class B   Holmes Financing No.4   AA/Aa3/AA                  $        34,500,000         5.06825%    0.44%
Series 3 Class C   Holmes Financing No.4   BBB/Baa2/BBB               $        49,500,000         5.06825%    1.30%
Series 4 Class A   Holmes Financing No.4   AAA/Aaa/AAA                    CHF 850,000,000                     3.50%
Series 4 Class B   Holmes Financing No.4   AA/Aa3/AA                    (pound)11,000,000         4.62688%    0.43%
Series 4 Class C   Holmes Financing No.4   BBB/Baa2/BBB                 (pound)19,000,000         4.62688%    1.50%
Series 3 Class A1  Holmes Financing No.5   AAA/Aaa/AAA                 (euro) 600,000,000                     4.25%
Series 3 Class A2  Holmes Financing No.5   AAA/Aaa/AAA                 (pound)500,000,000         4.62688%    0.23%
Series 3 Class B   Holmes Financing No.5   AA/Aa3/AA                    (euro) 53,000,000         2.76400%    0.40%
Series 3 Class C   Holmes Financing No.5   BBB/Baa2/BBB                 (euro) 76,000,000         2.76400%    1.47%
Series 3 Class A   Holmes Financing No.6   AAA/Aaa/AAA                (euro)1,000,000,000         2.76400%    0.24%
Series 3 Class B   Holmes Financing No.6   AA/Aa3/AA                    (euro) 34,000,000         2.76400%    0.50%
Series 3 Class C   Holmes Financing No.6   BBB/Baa2/BBB                 (euro) 57,000,000         2.76400%    1.50%
Series 4 Class A1  Holmes Financing No.6   AAA/Aaa/AAA                $     1,000,000,000         5.06825%    0.24%
Series 4 Class A2  Holmes Financing No.6   AAA/Aaa/AAA                    CHF 300,000,000                     2.50%
Series 4 Class B   Holmes Financing No.6   AA/Aa3/AA                  $        40,000,000         5.06825%    0.52%
Series 4 Class C   Holmes Financing No.6   BBB/Baa2/BBB               $        69,000,000         5.06825%    1.55%
Series 5 Class A   Holmes Financing No.6   AAA/Aaa/AAA                 (pound)500,000,000         4.62688%    0.24%
Series 5 Class B   Holmes Financing No.6   AA/Aa3/AA                    (pound)17,000,000         4.62688%    0.52%
Series 5 Class C   Holmes Financing No.6   BBB/Baa2/BBB                 (pound)29,000,000         4.62688%    1.55%

Series 3 Class A   Holmes Financing No.7   AAA/Aaa/AAA                $       500,000,000         5.06825%    0.23%
Series 3 Class B   Holmes Financing No.7   AA/Aa3/AA                    (pound)15,000,000         4.62688%    0.50%
Series 3 Class C   Holmes Financing No.7   A/A2/A                       (pound)20,000,000         4.62688%    0.80%
Series 4 Class A1  Holmes Financing No.7   AAA/Aaa/AAA                 (euro) 500,000,000         2.76400%    0.26%
Series 4 Class A2  Holmes Financing No.7   AAA/Aaa/AAA                 (pound)250,000,000         4.62688%    0.26%
Series 4 Class B   Holmes Financing No.7   AA/Aa3/AA                    (euro) 41,000,000         2.76400%    0.53%
Series 4 Class M   Holmes Financing No.7   A/A2/A                       (euro) 56,000,000         2.76400%    0.80%
Series 2 Class A   Holmes Financing No.8   AAA/Aaa/AAA                $     1,500,000,000         5.06825%    0.08%
Series 2 Class B   Holmes Financing No.8   AA/Aa3/AA                  $        51,000,000         5.06825%    0.17%
Series 2 Class C   Holmes Financing No.8   BBB/Baa2/BBB               $        87,000,000         5.06825%    0.72%
Series 3 Class A   Holmes Financing No.8   AAA/Aaa/AAA                 (euro) 990,000,000         2.76400%    0.15%
Series 3 Class B   Holmes Financing No.8   AA/Aa3/AA                    (euro) 34,000,000         2.76400%    0.27%
Series 3 Class C   Holmes Financing No.8   BBB/Baa2/BBB                 (euro) 57,500,000         2.76400%    0.85%
Series 4 Class A1  Holmes Financing No.8   AAA/Aaa/AAA                 (pound)900,000,000         4.62688%    0.15%
Series 4 Class A2  Holmes Financing No.8   AAA/Aaa/AAA                $       500,000,000         5.06825%    0.14%
Series 4 Class B   Holmes Financing No.8   AA/Aa3/AA                    (pound)39,900,000         4.62688%    0.30%
Series 4 Class C   Holmes Financing No.8   BBB/Baa2/BBB                 (pound)68,000,000         4.62688%    0.90%
Series 1 Class A   Holmes Financing No.9   AAA/Aaa/AAA                $     1,740,000,000         5.06825%   -0.03%
Series 2 Class A   Holmes Financing No.9   AAA/Aaa/AAA                $     2,175,000,000         5.06825%    0.06%
Series 3 Class A1  Holmes Financing No.9   AAA/Aaa/AAA                 (euro) 740,000,000         2.76400%    0.10%
Series 3 Class A2  Holmes Financing No.9   AAA/Aaa/AAA                 (pound)400,000,000         4.62688%    0.09%
Series 4 Class A   Holmes Financing No.9   AAA/Aaa/AAA                 (pound)600,000,000         4.62688%    0.09%

Retired Class A Notes
---------------------
Date Retired         Holmes 1  Holmes 2  Holmes 3   Holmes4  Holmes 5  Holmes 6  Holmes 7  Holmes 8Holmes 9
-------------------  --------  --------  --------   -------  --------  --------  --------  ----------------
02Q3                       --       703        --        --       352        --        --                --
02Q4                       --        --        --        --       352        --        --                --
03Q1                       --        --       750        --        --        --        --                --
03Q2                       --        --        --        --        --        --        --                --
03Q3                      600        --        --        --        --       481        --                --
03Q4                       --       176        --       191        --       481        --                --
04Q1                       --       176        --       191        --        --       241                --
04Q2                       --       176        --       191        --        --       241                --
04Q3                       --       176        --       191        --        --        --                --
04Q4                       --        --        --        --       698        --        --                --
05Q1                       --        --       750        --        --        --        --                --
05Q2                       --        --        --        --        --       801        --             1,001
05Q3                      650        --        --        --        --        --        --                --
05Q4                       --       125        --        --        --        --        --                --


Outstanding Class A Notes
-------------------------
Expected Redemption  Holmes 1  Holmes 2  Holmes 3   Holmes4  Holmes 5  Holmes 6  Holmes 7  Holmes 8Holmes 9
-------------------  --------  --------  --------   -------  --------  --------  --------  ----------------
05Q4                       --        --        --        --        --        --        --                --
06Q1                       --       125        --        --        --        --       803                --
06Q2                       --       125        --        --        --        --        --                --
06Q3                       --       125       500     1,340        --        --        --                --
06Q4                       --        --        --       350       875        --        --                --
07Q1                       --        --        --        --        --        --       161               812
07Q2                       --        --        --        --        --       634       161                --
07Q3                      575        --        --        --        --        --        --                --
07Q4                       --       300        --        --        --       770        --                --
08Q1                       --        --        --        --        --        --        --                --
08Q2                       --        --        --        --        --       500       592               221
08Q3                       --        --        --        --        --        --        --               221
08Q4                       --        --        --        --        --        --        --               221
09Q1                       --        --        --        --        --        --        --             1,171
09Q2                       --        --        --        --        --        --        --                --
09Q3                       --        --        --        --        --        --        --                --
09Q4                       --        --        --        --        --        --        --                --
10Q1                       --        --        --        --        --        --        --                --
10Q2                       --        --        --        --        --        --        --                --
10Q3                      250        --        --        --        --        --        --                --
10Q4                       --        --        --        --        --        --        --                --

[bar graph]
DATA REQUIRED

                                    Annex B

                                Static pool data

       The tables below set out, to the extent material, certain static pool information with respect to the loans in the mortgages trust.

       Static pool information on prepayments has not been included because changes in prepayment and payment rates historically have not affected repayment of the Financing notes, and are not anticipated to have a significant effect on future payments on the Financing notes for a number of reasons. The mechanics of the mortgages trust require an extended cash accumulation period when prepayment rates fall below certain minima required by the rating agencies, serving to limit the extent to which slow prepayments would cause the average lives of the Financing notes to extend. Conversely, rapid prepayments should not cause the average lives of the Financing notes to shorten so long as the seller maintains the minimum required mortgages trust size. Furthermore, only a limited amount of Financing note principal in relation to the very large mortgages trust size is actually due to be repaid on any particular interest payment date.

      One of the characteristics of the mortgages trust is that the seller is able to sell more loans to the mortgages trustee over time, whether in connection with an issuance of notes by an issuing entity or in order to maintain the minimum seller share. To aid in understanding changes to the mortgages trust over time, the following table sets out information relating to each sale of loans by the seller to the mortgages trustee pursuant to the mortgage sale agreement.

                                            Number
           Balance of loans substituted     of loans substituted     In connection with
Date       or sold                          or sold                  previous issue by
[o]        [o]                              [o]                      Holmes Financing (No. 1)
                                                                     PLC
[o]        [o]                              [o]                      Holmes Financing (No. 2)
                                                                     PLC
[o]        [o]                              [o]                      Holmes Financing (No. 3)
                                                                     PLC
[o]        [o]                              [o]                      Holmes Financing (No. 4)
                                                                     PLC
[o]        [o]                              [o]                      Holmes Financing (No. 5)
                                                                     PLC
[o]        [o]                              [o]                      Holmes Financing (No. 6)
                                                                     PLC
[o]        [o]                              [o]                      Holmes Financing (No. 7)
                                                                     PLC
[o]        [o]                              [o]                      Holmes Financing (No. 8)
                                                                     PLC
[o]        [o]                              [o]                      Holmes Financing (No. 9)
                                                                     PLC


       The sale of new loans by the seller to the mortgages trustee is subject to conditions, including ones required by the rating agencies, designed to maintain certain credit-related and other characteristics of the mortgages trust. These include limits on loans in arrears in the mortgages trust at the time of sale, limits on the aggregate balance of loans sold, limits on changes in the weighted average repossession frequency and the weighted average loss severity, minimum yield for the loans in the mortgages trust after the sale and maximum loan-to-value ratio for the loans in the mortgages trust after the sale. See a description of these conditions in "Assignment of the loans and their related security" in this prospectus.


Portfolio Arrears by Year of Origination
       The following tables show, for each of the last five years of origination, the distribution of loans in the mortgages trust originated in that year by delinquency category as at each year-end starting in 2001. The tables include loans that are secured by mortgaged properties subject to foreclosure proceedings and in possession.

       Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to loans originated by Abbey before 1st January, 2006.

                            Loans originated in 2001
                            as at each specified date

                   31 December 2001               31 December 2002            31 December 2003
                            % by  % by                      % by   % by                     % by   % by
            Num- Principal  Num-  Bal-     Num- Principal   Num-   Bal-   Num-  Principal   Num-   Bal-
            ber   Balance   ber   ance     ber   Balance    ber    ance   ber    Balance    ber    ance
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                   31 December 2004               31 December 2005
                                % by  % by                     % by  % by
              Num-  Principal   Num-  Bal-   Num-  Principal   Num-  Bal-
              ber    Balance    ber   ance   ber    Balance    ber   ance
----------    ----  ----------  ----  -----  ----  ----------  ----  -----
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                            Loans originated in 2002
                            as at each specified date

                   31 December 2001               31 December 2002            31 December 2003
                            % by  % by                      % by   % by                     % by   % by
            Num- Principal  Num-  Bal-     Num- Principal   Num-   Bal-   Num-  Principal   Num-   Bal-
            ber   Balance   ber   ance     ber   Balance    ber    ance   ber    Balance    ber    ance
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                   31 December 2004               31 December 2005
                                % by  % by                     % by  % by
              Num-  Principal   Num-  Bal-   Num-  Principal   Num-  Bal-
              ber    Balance    ber   ance   ber    Balance    ber   ance
----------    ----  ----------  ----  -----  ----  ----------  ----  -----
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                            Loans originated in 2003
                            as at each specified date

                   31 December 2001               31 December 2002            31 December 2003
                            % by  % by                      % by   % by                     % by   % by
            Num- Principal  Num-  Bal-     Num- Principal   Num-   Bal-   Num-  Principal   Num-   Bal-
            ber   Balance   ber   ance     ber   Balance    ber    ance   ber    Balance    ber    ance
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                   31 December 2004               31 December 2005
                                % by  % by                     % by  % by
              Num-  Principal   Num-  Bal-   Num-  Principal   Num-  Bal-
              ber    Balance    ber   ance   ber    Balance    ber   ance
----------    ----  ----------  ----  -----  ----  ----------  ----  -----
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========


                            Loans originated in 2004
                            as at each specified date

                   31 December 2001               31 December 2002            31 December 2003
                            % by  % by                      % by   % by                     % by   % by
            Num- Principal  Num-  Bal-     Num- Principal   Num-   Bal-   Num-  Principal   Num-   Bal-
            ber   Balance   ber   ance     ber   Balance    ber    ance   ber    Balance    ber    ance
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                   31 December 2004               31 December 2005
                                % by  % by                     % by  % by
              Num-  Principal   Num-  Bal-   Num-  Principal   Num-  Bal-
              ber    Balance    ber   ance   ber    Balance    ber   ance
----------    ----  ----------  ----  -----  ----  ----------  ----  -----
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                            Loans originated in 2005
                           as at each specified date

                   31 December 2001               31 December 2002            31 December 2003
                            % by  % by                      % by   % by                     % by   % by
            Num- Principal  Num-  Bal-     Num- Principal   Num-   Bal-   Num-  Principal   Num-   Bal-
            ber   Balance   ber   ance     ber   Balance    ber    ance   ber    Balance    ber    ance
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                   31 December 2004               31 December 2005
                                % by  % by                     % by  % by
              Num-  Principal   Num-  Bal-   Num-  Principal   Num-  Bal-
              ber    Balance    ber   ance   ber    Balance    ber   ance
----------    ----  ----------  ----  -----  ----  ----------  ----  -----
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========


                        All Loans in the Mortgages Trust
                            as at each specified date

                   31 December 2001               31 December 2002            31 December 2003
                            % by  % by                      % by   % by                     % by   % by
            Num- Principal  Num-  Bal-     Num- Principal   Num-   Bal-   Num-  Principal   Num-   Bal-
            ber   Balance   ber   ance     ber   Balance    ber    ance   ber    Balance    ber    ance
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                   31 December 2004               31 December 2005
                                % by  % by                     % by  % by
              Num-  Principal   Num-  Bal-   Num-  Principal   Num-  Bal-
              ber    Balance    ber   ance   ber    Balance    ber   ance
----------    ----  ----------  ----  -----  ----  ----------  ----  -----
<1 month..
----------
1 - < 2
months....
----------
2 - < 3
months....
----------
3 - < 6
months....
----------
6 - < 12
months....
----------
12+ months
----------
Total.....
==========

                                 ISSUING ENTITY
                          Holmes Financing (No. 10) PLC
                              Abbey National House
                                 2 Triton Square
                                 Regent's Place
                                 London NW1 3AN


                                    SERVICER
                               Abbey National plc
                              Abbey National House
                                 2 Triton Square
                                 Regent's Place
                                 London NW1 3AN


  REGISTRAR AND TRANSFER AGENT                              US PAYING AGENT
J.P. Morgan Bank Luxembourg S.A.                       JPMorgan Chase Bank, N.A.
         5 rue Plaetis                                      New York Branch
       L-2238 Luxembourg                                One State Street Plaza
   Grand Duchy of Luxembourg                                    New York
                                                                NY 10004

    SECURITY TRUSTEE, AGENT BANK AND         NOTE TRUSTEE AND FINANCING SECURITY
        PRINCIPAL PAYING AGENT                             TRUSTEE
JPMorgan Chase Bank, N.A., London Branch     The Bank of New York, London Branch
             Trinity Tower                            One Canada Square
         9 Thomas More Street                           London E14 5AL
            London E1W 1YT

       LEGAL ADVISERS TO THE UNDERWRITERS, THE MANAGERS, THE NOTE TRUSTEE,
             THE FINANCING SECURITY TRUSTEE AND THE SECURITY TRUSTEE
as to English law and US law                              as to Scots law
      Allen & Overy LLP                                   Tods Murray LLP
       40 Bank Street                                     Edinburgh Quay
       London E14 5NR                                   133 Fountainbridge
                                                         Edinburgh EH3 9AG

              LEGAL ADVISERS TO THE ISSUING ENTITY AND THE SERVICER
 as to English law                                     as to US law
 Slaughter and May                          Cleary Gottlieb Steen & Hamilton LLP
  One Bunhill Row                                   One Liberty Plaza
  London EC1Y 8YY                                        New York
                                                      New York 10006
                                 as to Scots law
                                 Tods Murray LLP
                                 Edinburgh Quay
                               133 Fountainbridge
                                Edinburgh EH3 9AG

      Through and including [o], 2006, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                         Holmes Financing (No. 10) PLC

      $[o] series 1 class A floating rate callable Financing notes due [o]

      $[o] series 1 class B floating rate callable Financing notes due [o]

      $[o] series 1 class C floating rate callable Financing notes due [o]

      $[o] series 2 class A floating rate callable Financing notes due [o]

      $[o] series 2 class B floating rate callable Financing notes due [o]

      $[o] series 2 class C floating rate callable Financing notes due [o]

      $[o] series 3 class A floating rate callable Financing notes due [o]

      $[o] series 3 class B floating rate callable Financing notes due [o]

      $[o] series 3 class C floating rate callable Financing notes due [o]

                              -------------------
                                   PROSPECTUS
                              -------------------


                                  Underwriters

                     CITIGROUP DEUTSCHE BANK SECURITIES HSBC

              Underwriters for the class A offered Financing notes

                  [o]                 [o]                                    [o]
                      [o]                            [o]

[o] 2006

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 13.    Other Expenses of Issuance and Distribution

      Following are the estimated expenses(1) (expressed in US dollars based on an exchange rate of US$1.00=GB(pound)o), other than underwriting discounts and commissions, to be incurred in connection with the offering and distribution of the securities being registered under this registration statement:

Securities and Exchange Commission registration fee.................   $  *
Fees and expenses of qualification under state securities
  laws (including legal fees).......................................   $  *
Printing and engraving expenses.....................................   $  *
Legal fees and expenses.............................................   $  *
Accounting fees and expenses........................................   $  *
Trustee's fees and expenses.........................................   $  *
Rating agency fees..................................................   $  *
Miscellaneous.......................................................   $  *
Software costs......................................................   $  *
                                                                       -------
Total...............................................................   $  *
                                                                       =======


-------------------------

(1)   All amounts except the SEC registration fee are estimates.

*     To be filed by amendment.

Item 14.    Indemnification of Directors and Officers

Holmes Funding Limited ("Funding")

      Subject to the provisions of the United Kingdom Companies Act 1985, the laws which govern the organization of Funding provide for every director or other officer or auditor of Funding to be indemnified out of the assets of Funding against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding.


Item 15.    Recent Sales of Unregistered Securities

      Not applicable.

Item 16.    Exhibits


(a)  Exhibits:

                                                                    Sequential
Exhibit No.       Description of Exhibit                           Page Number
----------------  --------------------------------------------------------------

      1.1   Form of Underwriting Agreement(10)

      3.1.1 Memorandum and Articles of Association of Holmes Financing (No. 10) PLC

      3.1.2 Memorandum and Articles of Association of Holmes Funding Limited(1)

      3.1.3 Memorandum and Articles of Association of Holmes Trustee Limited(1)

      4.1 Form of Intercompany Loan Terms and Conditions((1)), Form of Amendement Agreement to Intercompany Loan Terms Agreement and Conditions(2) and Form of Loan Confirmation(10)

      4.2   Form of Amended and Restated Mortgages Trust Deed(10)

      4.3   Form of Amended and Restated Mortgage Sale Agreement(10)

      4.4   Form of Deed of Charge of Holmes Financing (No. 10) PLC(10)

      4.5 Form of Deed of Charge of Holmes Funding Limited(1), Form of Deed of Accession in relation to Funding Deed of Charge(2), Form of Second Deed of Accession in relation to Funding Deed of Charge(3), Form of Third Deed of Accession in relation to Funding Deed of Charge(4), Form of Fourth Deed of Accession in relation to Funding Deed of Charge(5), Form of Amended and Restated Funding Deed of Charge(6), Form of First Deed of Accession in relation to the Amended and Restated Funding Deed of Charge(7), Form of Second Deed of Accession in relation to the Amended and Restated Funding Deed of Charge(8), Form of Third Deed of Accession in relation to the Amended and Restated Funding Deed of Charge(9) and Form of Fourth Deed of Accession in relation to the Amended and Restated Funding Deed of Charge(10)

      4.6   Form of Issuer Trust Deed(10)

      4.7   Form of Issuer Paying Agent and Agent Bank Agreement(10)

      4.8 Form of Cash Management Agreement(1) and Form of Amendment Agreement to Cash Management Agreement(2), Form of Second Amendment Agreement to Cash Management Agreement(7) and Form of Third Amendment Agreement to Cash Management Agreement((8))

      4.9   Form of Issuer Cash Management Agreement(10)

      4.10  Form of Amended and Restated Servicing Agreement(6)

      4.11  Form of Post-Enforcement Call Option Agreement(10)

      5.1   Opinion of Slaughter and May as to validity(10)

      8.1 Opinion of Cleary Gottlieb Steen & Hamilton LLP as to US tax matters(10)

      8.2   Opinion of Slaughter and May as to UK tax matters(10)

      10.1 Form of Funding Liquidity Facility Agreement(1) and Form of Amendment to Funding Liquidity Facility Agreement(5) 10.2.1 Form of series 1 Class A Dollar Currency Swap Agreement(10)

     10.2.2 Form of series 1 Class B Dollar Currency Swap Agreement(10)

     10.2.3 Form of series 1 Class C Dollar Currency Swap Agreement(10)

     10.2.4 Form of series 2 Class A Dollar Currency Swap Agreement(10)

     10.2.5 Form of series 2 Class B Dollar Currency Swap Agreement(10)

     10.2.6 Form of series 2 Class C Dollar Currency Swap Agreement(10)

      10.3 Form of Amended and Restated Funding Swap Agreement(2) and Deed of Amendment to Funding Swap Agreement(5) 10.4 Form of First Start-up Loan Agreement(1), Form of Second Start-Up Loan Agreement(2), Form of Third Start-Up Loan Agreement(3), Form of Fourth Start-Up Loan Agreement(4), Form of Fifth Start-Up Loan Agreement(5), Form of Sixth Start-Up Loan Agreement(6), Form of Seventh Start-Up Loan Agreement(7), Form of Eighth Start-Up Loan Agreement(8) and Form of Tenth Start-Up Loan Agreement(10)

     10.5.1 Form of Amended and Restated Master Definitions and Construction Schedule(10)

     10.5.2 Form of Issuer Master Definitions and Construction Schedule(10)

     10.6.1 Form of Corporate Services Agreement(2)

     10.6.2 Form of Issuer Corporate Services Agreement(10)

     10.6.3 Form of Holmes Funding Limited Corporate Services Agreement(2)

      23.1  Consent of Slaughter & May (included in Exhibits 5.1 and 8.2)(10)

      23.2 Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 8.1)(10)

      23.3  Consent of auditors(10)

      25.1  Statement of Eligibility of Trustee (Form T-1)(10)

(1) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 1) PLC (File No. 333-12250) which became effective on July 24, 2000.

(2) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 2) PLC (File No. 333-12834) which became effective on November 17, 2000.

(3) Incorporated by reference from the Form S-11 filed by Holmes Financing (No.3) PLC (File No. 333-13444) which became effective on May 14, 2000.

(4) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 4) PLC (File No. 333-13576) which became effective on June 27, 2001.


(5) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 5) PLC (File No. 333-14002) which became effective on October 30, 2001.

(6) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 6) PLC (File No. 333-99349) which became effective on October 30, 2002.

(7) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 7) PLC (File No. 333-103179) which became effective on March 19, 2003.

(8) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 8) PLC (File No. 333-112028) which became effective on March 23, 2004.

(9) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 9) PLC (File No. 333-117381) which became effective on November 22, 2005.

(10)  To be filed by amendment.

Item 17.    Undertakings

      A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      B.    The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      SIGNATURES OF HOLMES FUNDING LIMITED

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on June 9, 2006.

HOLMES FUNDING LIMITED

By: /s/Martin McDermott
    -----------------------------------------
Name:          Wilmington Trust SP Services
               (London) Limited
               by its authorized person
               Martin McDermott for
               and on its behalf

Title:         Director

       Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated below.

HOLMES FUNDING LIMITED

Signature                                               Title                                       Date
------------------------------------------------------  ------------------------------------------  ------------
By: /s/ David Green
    --------------------------------------------------
Name: David Green                                       Director                                    June 9, 2006

By: /s/ Martin McDermott
    --------------------------------------------------
Name:   Wilmington Trust SP Services (London)           Director                                    June 9, 2006
        Limited by its authorized person
        Martin McDermott for and on its behalf

    /s/ Martin McDermott
By:
    --------------------------------------------------
Name:    Martin McDermott                               Director                                    June 9, 2006

                                                        (Principal financial officer, Principal
                                                        executive officer and Principal
                                                        accounting officer)

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

                    SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                             HOLMES FUNDING LIMITED

      Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Funding Limited, has signed this registration statement or amendment thereto in New York, New York on June 9, 2006.


By:  /s/ Juan Grajeda
     ----------------------------------------------------

Name:   Juan Grajeda
        -------------------------------------------------

Office: Authorized Representative in the United States
        -------------------------------------------------

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